Exhibit 10.14

OFFICE LEASE

699 EIGHTH STREET

SAN FRANCISCO, CALIFORNIA

LANDLORD:

650 TOWNSEND ASSOCIATES LLC

TENANT:

ZYNGA GAME NETWORK INC.

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	7.6 Sustainable Building Operations	43
	7.7 Recycling and Waste Management	44
	7.8 Landlord Covenants	44
	7.9 No Third Party Beneficiary	44
	7.10 Generators	44

8.	Building Services	46
	8.1 Building-Standard Services	46
	8.2 No Representation	46
	8.3 Building Security Services and Access	46
	8.4 Interruption or Unavailability of Services	47
	8.5 Tenant’s Use of Excess Electricity and Water; Premises Occupancy Load	48
	8.6 Provision of Additional Services; After-Hours HVAC Services	48
	8.7 Tenant’s Supplemental Air Conditioning	49
	8.8 Janitorial Service	49
	8.9 Tenant to Provide Security Services	49
	8.10 Controls	50
	8.11 Service Providers	50
	8.12 Property Management	50

9.	Maintenance and Repair	50
	9.1 Landlord’s Maintenance Obligations	50
	9.2 Operable Building Systems upon Lease Commencement	51
	9.3 Tenant’s Obligations	51

10.	Alterations to Premises	51
	10.1 Landlord Consent; Procedure	51
	10.2 General Requirements	52
	10.3 Landlord’s Right to Inspect	53
	10.4 Tenant’s Obligations Upon Completion	53
	10.5 Ownership and Removal of Alterations	53
	10.6 Minor Alterations	54
	10.7 Landlord’s Fee	54

11.	Liens	54

12.	Damage or Destruction	55
	12.1 Repair Obligations	55
	12.2 Termination Rights	55
	12.3 Completion of Repairs	56
	12.4 Rent Abatement	56
	12.5 Waiver of Statutory Provisions	56
	12.6 Casualty Following Exercise of Purchase Option	57

13.	Eminent Domain	57
	13.1 Lease Termination	57
	13.2 Partial Taking	57
	13.3 Landlord’s Termination Right	57
	13.4 Compensation	57
	13.5 Waiver	58

14.	Insurance	58
	14.1 Liability Insurance	58
	14.2 Form of Policies	58
	14.3 Landlord’s Insurance	59

15.	Waiver of Subrogation Rights	59

16.	Waiver of Liability and Indemnification	59
	16.1 Indemnification	60
	16.2 Duty to Defend	60
	16.3 Survival	60

17.	Assignment and Subletting	60
	17.1 Restriction on Transfers	61
	17.2 Notice of Proposed Transfer	61
	17.3 Reasonable Conditions	62
	17.4 Transfer Premium	62
	17.5 Terms of Consent	63
	17.6 Subsequent Consents	63
	17.7 Permitted Transfers	63
	17.8 Permitted Occupancy by Certain Business Affiliates	64
	17.9 Arbitration	64

18.	Rules and Regulations	64

19.	Entry of Premises by Landlord; Modification to Common Areas	65
	19.1 Entry of Premises	65
	19.2 Modifications to Common Areas	65
	19.3 Waiver of Claims	66

20.	Default and Remedies	66
	20.1 Events of Default	66
	20.2 Landlord’s Remedies Upon Occurrence of Event of Default	67
	20.3 Damages Upon Termination	67
	20.4 Computation of Certain Rent for Purposes of Default	68
	20.5 Landlord’s Right to Cure Defaults	68
	20.6 Remedies Cumulative	68
	20.7 Landlord’s Default	68

21.	Subordination, Attornment and Nondisturbance	69
	21.1 Subordination and Attornment	69
	21.2 Mortgage Subordination	70
	21.3 Notice to Encumbrancer	70
	21.4 Rent Payment Direction	70
	21.5 SNDA	70

22.	Sale or Transfer by Landlord; Lease Non-Recourse	71
	22.1 Release of Landlord on Transfer	71
	22.2 Lease Nonrecourse to Landlord; Limitation of Liability	71

23.	Estoppel Certificate	71

	23.1 Tenant Estoppel	71
	23.2 Landlord Estoppel	71

24.	No Light, Air, or View Easement	72

25.	Holding Over	72

26.	Letter Of Credit	72
	26.1 Delivery of Letter of Credit	72
	26.2 Transfer of Letter of Credit	73
	26.3 In General	73
	26.4 Application of Letter of Credit	74
	26.5 Security Deposit	75
	26.6 Increase in Letter of Credit Amount	75
	26.7 Reduction in Letter of Credit	77

27.	Waiver	77

28.	Notices; Tenant’s Agent for Service	77

29.	Authority	78

30.	Parking; Transportation	78
	30.1 Lease of Parking Spaces	78
	30.2 Tenant’s Right to Secure Parking	79
	30.3 Use of the Parking Spaces	79
	30.4 Management of Parking Garage	80
	30.5 Abatement	80
	30.6 Shuttle Service	80

31.	Communications and Computer Lines	80
	31.1 Tenant’s Rights	80
	31.2 Landlord’s Rights	81
	31.3 Removal; Line Problems	81

32.	Miscellaneous	82
	32.1 No Joint Venture	82
	32.2 Successors and Assigns	82
	32.3 Construction and Interpretation	82
	32.4 Severability	82
	32.5 Entire Agreement	82
	32.6 Governing Law	83
	32.7 Costs and Expenses	83
	32.8 Standards of Performance and Approvals	83
	32.9 Brokers	83
	32.10 Memorandum of Lease	84
	32.11 Quiet Enjoyment	84
	32.12 Force Majeure	84
	32.13 Surrender of Premises	84
	32.14 Exhibits	85
	32.15 Survival of Obligations	85

	32.16 Time of the Essence	85
	32.17 Waiver of Trial By Jury; Waiver of Counterclaim	85
	32.18 Consent to Venue	86
	32.19 Financial Statements	86
	32.20 Subdivision; Future Ownership	86
	32.21 Modification of Lease	87
	32.22 No Option	87
	32.23 Reserved	87
	32.24 Compliance with Anti-Terrorism Law	87
	32.25 First Source Hiring Program	87
	32.26 Landlord Lien Waiver	88
	32.27 Rent Not Based on Income	88
	32.28 Counterparts	88

33.	Expansion Options	88
	33.1 Expansion Option at Lease Terms	88
	33.2 Expansion Option at Modified Lease Terms	90
	33.3 Expansion Option at Market Terms	92
	33.4 Conditions of Exercise	94
	33.5 Expansion Premises Tenant Improvement Allowance	94
	33.6 Letter of Credit Amendment; Commissions	94
	33.7 Amendment to Lease	95
	33.8 Expansion Rent Adjustment	95
	33.9 Rights Personal to Original Tenant	95

34.	Right of First Refusal	95
	34.1 First Refusal Space	95
	34.2 First Refusal Notice	95
	34.3 Lease of First Refusal Space	96
	34.4 Conditions of Exercise	96
	34.5 Letter of Credit Amendment; Commissions	96
	34.6 Amendment to Lease	97
	34.7 Suite 500 Premises Limited Rights	97
	34.8 Rights Personal to Original Tenant	97

35.	Right of First Offer	97
	35.1 First Offer Space	97
	35.2 Offering Notice	97
	35.3 Lease of First Offer Space	98
	35.4 Conditions of Exercise	98
	35.5 Letter of Credit Amendment	99
	35.6 Amendment to Lease	99
	35.7 Rights Personal to Original Tenant	99

36.	Purchase Option	99
	36.1 Grant of Purchase Option	99
	36.2 Offer Procedure	99
	36.3 Purchase Agreement	100
	36.4 Rejection of Offer	100
	36.5 Excluded Transfers	101
	36.6 Condition of Title	101

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	36.7 Right to Effect a Like Kind Exchange	101
	36.8 Broker’s Commission	102
	36.9 No Implied Obligation	102
	36.10 Personal to Original Tenant	102
	36.11 Time of Essence	102

37.	Rooftop Parking Area; Terrace and Dog Run	102
	37.1 Use	102
	37.2 Improvements to Parking Garage Roof Space	102
	37.3 Protection of Project	102
	37.4 Use and Maintenance	103
	37.5 Costs	103
	37.6 Conditions to Continued Use	103
	37.7 Lease Provisions	104

38.	Tenant’s Rooftop and Other Equipment	104
	38.1 Grant of License	104
	38.2 Interference	104
	38.3 Roof Repairs	105
	38.4 Rules and Regulations	105
	38.5 Transfer of Rights	105

39.	Sidewalk Areas	105

40.	Cafeteria	106
	40.1 Construction and Use	106
	40.2 Operation	106
	40.3 Costs	107

41.	Tenant Competitors	107

42.	Dogs	108
	42.1 General Conditions	108
	42.2 Costs and Expenses	108
	42.3 Insurance; Indemnity	108
	42.4 Rights Personal to Original Tenant	109

43.	Storage Premises	109

44.	Signs	109
	44.1 Building Directory	109
	44.2 Interior Signage	109
	44.3 Exterior Signs	110
	44.4 Approvals	111
	44.5 Maintenance and Removal	111
	44.6 Restriction on Competitor Signage	112
	44.7 Assignment and Subleasing	112

45.	JAMS ARBITRATION	112
	45.1 General Submittals to Arbitration	112
	45.2 JAMS	112

	45.3 Provisional Remedies	113
	45.4 Waiver of Rights to Litigate in a Court or Jury Trial	113

46.	Representations and Warranties. Landlord warrants and represents that:	113
	46.1 No Other Third-Party Rights	113
	46.2 Encumbrances	114

Exhibits
Exhibit A-1:	Floor Plans of Premises and Storage Space
Exhibit A-2:	Floor Plans of Temporary Premises
Exhibit A-3:	Floor Plans of Expansion Premises
Exhibit A-4:	Floor Plans Depicting Relocation Tenants
Exhibit A-5:	Reserved
Exhibit A-6:	Plan Depicting Location of Sidewalk Area
Exhibit B-1:	Rules and Regulations
Exhibit B-2:	Rooftop Rules
Exhibit C:	Work Letter
Exhibit D:	Confirmation of Lease Term
Exhibit E:	Janitorial Specifications
Exhibit F:	Form of Subordination, Non-Disturbance and Attornment
Exhibit G:	Form of Letter of Credit
Exhibit H:	Example of Calculation of Weighted Average Abatement Period
Exhibit I:	Location of Existing Generators
Exhibit J:	Landlord Security Program
Exhibit K:	Location of Parking Spaces
Exhibit L:	Memorandum of Lease
Exhibit M:	Tenant Competitors
Exhibit N:	Reserved
Exhibit O:	Reserved
Exhibit P:	Existing Encumbrances
Exhibit Q:	Form of Estoppel Certificate
Exhibit R:	Form of Confidentiality Agreement
Exhibit S:	Early Termination Example Calculations

OFFICE LEASE

699 EIGHTH STREET

San Francisco, California

BASIC LEASE INFORMATION

Lease Date:	September 24, 2010

Landlord:	650 Townsend Associates LLC,

a Delaware limited liability company

Tenant:	Zynga Game Network Inc.,

a Delaware corporation

Premises:	A total of approximately 267,866 Adjusted Rentable Square Feet (as defined in Section 1.1.1 below) at the Building comprised of the following:

(i)	Suites 120 and 140 located on the concourse level containing approximately 75,000 Adjusted Rentable Square Feet (the “Concourse Premises”);

(ii)	Suites 50, 60 and 70 and the lobby located on the first floor containing approximately 20,425 Adjusted Rentable Square Feet (the “First Floor Premises”);

(iii)	Suites 250, 252, 260, 270, 271, 275, 280, 285 and 290 located on the second floor containing approximately 24,066 Adjusted Rentable Square Feet and certain corridor space adjacent thereto containing approximately 8,000 Adjusted Rentable Square Feet (“Second Floor Corridor Space”), totaling approximately 32,066 Adjusted Rentable Square Feet on the second floor (the “Second Floor Premises”);

(iv)	Suites 350, 352, 360, 365 and 375 located on the third floor containing approximately 36,492 Adjusted Rentable Square Feet (“Third Floor Premises”);

(v)	Suites 550 and 575 located on the fifth floor containing approximately 52,071 Adjusted Rentable Square Feet (the “Fifth Floor Premises”); and

(vi)	Suites 650, 675 and 680 located on the sixth floor containing approximately 51,812 Adjusted Rentable Square Feet (the “Sixth Floor Premises”).

Floor plans of the Premises are attached hereto as Exhibit A 1.

Term:	Commencing on the Lease Date and expiring on the day preceding the seventh (7th) year anniversary of the first full month following the Commencement Date, except as may be extended pursuant to Section 3.4 below.

Commencement Date:	The earlier to occur of (a) the date which is thirty (30) days after the Phase 1 Substantial Completion Date (as defined in the Work Letter) and (b) the date Tenant commences business operations in at least one hundred nineteen thousand (119,000) Adjusted Rentable Square Feet of the Phase 1 Premises. The Commencement Date shall occur before (and shall be a precondition to) the occurrence of the Phase 2 Substantial Completion Date (as defined in the Work Letter).

Target Phase 1 Completion Date:	April 1, 2011

Target Phase 2 Completion Date:	June 1, 2011

Phase 1 Rent Commencement Date:	The Commencement Date, subject to abatement as provided in Section 4.5 below.

Phase 2 Rent Commencement Date:	The earlier to occur of (a) the date which is thirty (30) days after the Phase 2 Substantial Completion Date or (b) with respect to each Suite comprising the Phase 2 Premises, the date Tenant commences business operations in such Suite, subject to abatement as provided in Section 4.5 below.

Expiration Date:	The day preceding the seventh (7th) year anniversary of the first full month following the Commencement Date.

Base Rent (Net of Electrical):

Time Period	Annual Base Rent/ARSF	Annual Base Rent	Monthly Base Rent
Phase 1 Rent Commencement Date until the Phase 2 Rent Commencement Date	$24.50 (except for the Concourse Premises which is $15.00)	$4,717,606.50	$393,133.88

Phase 2 Rent Commencement Date to the first anniversary of the Phase 1 Rent Commencement Date	$24.50 (except for the Concourse Premises which is $15.00)	$5,850,217.00	$487,518.08

First anniversary of the Phase 1 Rent Commencement Date to the second anniversary of the Phase 1 Rent Commencement Date	$25.50 (except for the Concourse Premises which is $16.00)	$6,118,083.00	$509,840.25

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Second anniversary of the Phase 1 Rent Commencement Date to the third anniversary of the Phase 1 Rent Commencement Date	$26.50 (except for the Concourse Premises which is $17.00)	$6,385,949.00	$532,162.42

Third anniversary of the Phase 1 Rent Commencement Date to the fourth anniversary of the Phase 1 Rent Commencement Date	$27.50 (except for the Concourse Premises which is $18.00)	$6,653,815.00	$554,484.58

Fourth anniversary of the Phase 1 Rent Commencement Date to the fifth anniversary of the Phase 1 Rent Commencement Date	$28.50 (except for the Concourse Premises which is $19.00)	$6,921,681.00	$576,806.75

Fifth anniversary of the Phase 1 Rent Commencement Date to the sixth anniversary of the Phase 1 Rent Commencement Date	$29.50 (except for the Concourse Premises which is $20.00)	$7,189,547.00	$599,128.92

Sixth anniversary of the Phase 1 Rent Commencement Date to the Expiration Date	$30.50 (except for the Concourse Premises which is $21.00)	$7,457,413.00	$621,451.08

Extension Terms	See Section 3.4 below

Base Year:	Calendar year 2011

Tenant’s Percentage Share:	33.12% as of the Phase 1 Commencement Date (initially being the quotient of 221,637 Adjusted Rentable Square Feet of the Phase 1 Premises divided by 669,166 Adjusted Rentable Square Feet multiplied by 100); and

40.03% as of the Phase 2 Commencement Date (initially being the quotient of 267,866 Adjusted Rentable Square Feet of the Premises divided by 669,166 Adjusted Rentable Square Feet multiplied by 100).

Letter of Credit/Security Deposit:	As described in Article 26

Number of Parking Spaces:	One (1) parking space for each 1,800 Adjusted Rentable Square Feet in the Premises

Tenant’s Address:	Prior to Commencement Date:

Zynga Game Network Inc.

365 Vermont Street

San Francisco, CA 94103

Attention: Director of Real Estate

with a copy to:	Zynga Game Network Inc.

365 Vermont Street

San Francisco, CA 94103

Attention: General Counsel

and a copy to:	Paul, Hastings, Janofsky & Walker LLP

55 Second Street, 24th Floor

San Francisco, CA 94105

Attention: Stephen I. Berkman, Esq.

On and after Commencement Date:

Zynga Game Network Inc.

699 Eighth Street

San Francisco, California 94103

Attention: Director of Real Estate

with a copy to:	Zynga Game Network Inc.

699 Eighth Street

San Francisco, California 94103

Attention: General Counsel

and a copy to:	Paul, Hastings, Janofsky & Walker LLP

55 Second Street, 24th Floor

San Francisco, CA 94105

Attention: Stephen I. Berkman, Esq.

Landlord’s Address for Notices:	650 Townsend Associates LLC

c/o TMG Partners

100 Bush Street, 26th Floor

San Francisco, California 94104

Attn: Lynn Tolin

Landlord’s Address for Payments:	650 Townsend Associates LLC

P.O. Box 49034

San Jose, California 95161-9034

Brokers:

Landlord’s Broker:	The CAC Group (Bruce A. Wilson and Steve Anderson)

Tenant’s Broker:	Colliers International (Jay Sternberg and Philip Arnautou)

Exhibits

Exhibit A-1:         Floor Plans of Premises and Storage Space

Exhibit A-2:         Floor Plans of Temporary Premises

Exhibit A-3:         Floor Plans of Expansion Premises

Exhibit A-4:         Floor Plans Depicting Relocation Tenants

Exhibit A-5:         Reserved

Exhibit A-6:         Plan Depicting Location of Sidewalk Area

Exhibit B-1:	Rules and Regulations
Exhibit B-2:	Rooftop Rules
Exhibit C:	Work Letter
Exhibit D:	Confirmation of Lease Term
Exhibit E:	Janitorial Specifications
Exhibit F:	Form of Subordination, Non-Disturbance and Attornment
Exhibit G:	Form of Letter of Credit
Exhibit H:	Example of Calculation of Weighted Average Abatement Period
Exhibit I:	Location of Existing Generators
Exhibit J:	Landlord Security Program
Exhibit K:	Location of Parking Spaces
Exhibit L:	Memorandum of Lease
Exhibit M:	Tenant Competitors
Exhibit N:	Reserved
Exhibit O:	Reserved
Exhibit P:	Existing Encumbrances
Exhibit Q:	Form of Estoppel Certificate
Exhibit R:	Form of Confidentiality Agreement
Exhibit S:	Early Termination Example Calculations

OFFICE LEASE

THIS LEASE is made and entered into by and between Landlord and Tenant as of the Lease Date.

Landlord and Tenant hereby agree as follows:

1. Definitions.

1.1 Terms Defined. The following terms have the meanings set forth below. Certain other terms have the meanings set forth elsewhere in this Lease.

1.1.1 8th Street Signage. The term “8th Street Signage” shall have the meaning set forth in Section 44.3.3 below.

1.1.2 AAA. The term “AAA” shall have the meaning set forth in Section 45.2 below.

1.1.3 Abatement Event. The term “Abatement Event” shall have the meaning set forth in Section 8.4 below.

1.1.4 Acceptance Notice. The term “Acceptance Notice” shall have the meaning set forth in Section 36.2.2 below.

1.1.5 Acceptance Period. The term “Acceptance Period” shall have the meaning set forth in Section 36.2.2 below.

1.1.6 Additional Generator. The term “Additional Generator” shall have the meaning set forth in Section 7.10.2 below.

1.1.7 Adjusted Rentable Square Feet. The term “Adjusted Rentable Square Feet” means the rentable square footage of the Premises or the Building, as the case may be, determined in accordance the Building Owners and Managers Association standard method of measurement (ANSI Z65/1-1996) and adjusted based on a load factor determined by Landlord’s architect and approved by Tenant’s architect.

1.1.8 Alterations. The term “Alterations” means alterations, additions or other improvements to the Premises made by or on behalf of Tenant, other than the Tenant Improvements and Ancillary Tenant Improvements.

1.1.9 Amortization Rate. The term “Amortization Rate” means the applicable Interest Rate at the time a capital improvement or capital asset is installed, constructed or acquired (whichever is earliest), but not more than the maximum rate permitted by Applicable Laws at the time such capital improvements or capital assets are installed, constructed or acquired (whichever is earliest).

1.1.10 Ancillary Tenant Improvements. The term “Ancillary Tenant Improvements” shall have the meaning set forth in the Work Letter.

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1.1.11 Ancillary Uses. The term “Ancillary Uses” means fitness/health facility (including showers for users of such facility), ATM facility, travel agency, concessions and franchises related specifically to office services functions that may be outsourced by a tenant (such as food service, reproduction services, mail room services, cleaning, security, IT services, MEP services and/or engineering services), childcare facility, auditorium, board rooms, libraries, training rooms and facilities, audiovisual and closed circuit television facilities, messenger and mailroom facilities, reproduction and copying facilities, word processing centers, computer and communications facilities, pantries (including vending machines), file rooms (including condensed file rooms with reinforced flooring if required), meeting and conference centers and rooms, storage space and kitchens, serveries, cafeterias and dining rooms, in all cases as a use ancillary to Tenant’s use of the Premises for general office and administrative use.

1.1.12 Annual Statement. The term “Annual Statement” shall have the meaning set forth in Section 5.2 below.

1.1.13 Anti-Terrorism Law. The term “Anti-Terrorism Law” means any Applicable Laws relating to terrorism, anti-terrorism, money-laundering or anti-money laundering activities, including without limitation the United States Bank Secrecy Act, the United States Money Laundering Control Act of 1986, Executive Order No. 13224, and Title 3 of the USA Patriot Act, and any regulations promulgated under any of them.

1.1.14 Anticipated Delivery Date. The term “Anticipated Delivery Date” shall have the meaning set forth in Section 33.1.1 below.

1.1.15 Applicable Laws. The term “Applicable Laws” means all applicable laws, statutes, ordinances, orders, judgments, decrees, regulations, permit conditions, and requirements of all courts and all federal, state, county, municipal or other governmental or quasi-governmental authorities, departments, commissions, agencies and boards now or hereafter in effect, including, but not limited to, the Americans With Disabilities Act (42 U.S.C. § 12101 et seq.) and Title 24 of the California Code of Regulations and all regulations and guidelines promulgated thereunder.

1.1.16 Approval. The term “approval” shall have the meaning set forth in Section 32.8 below.

1.1.17 Arbitration of Disputes. The term “Arbitration of Disputes” shall have the meaning set forth in Section 45.1 below.

1.1.18 Arbitration Notice. The term “Arbitration Notice” shall have the meaning set forth in Section 45.2 below.

1.1.19 Arbitration Panel. The term “Arbitration Panel” shall have the meaning set forth in Section 3.4.6 (d) below.

1.1.20 Arbitration Rules. The term “Arbitration Rules” shall have the meaning set forth in Section 45.2 below.

1.1.21 Arbitrator. The term “Arbitrator” shall have the meaning set forth in Section 45.2 below.

1.1.22 Available Expansion Premises. The term “Available Expansion Premises” shall mean (a) those portions of the Expansion Premises comprised of Suite 460 (as defined

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herein), Suite 500 (as defined herein), and Suite 600 (as defined herein), each as depicted on the floor plans attached hereto as Exhibit A-3, all of which are Available for Lease (as defined herein) as of the Lease Date and to the extent such portions remain Available for Lease during any applicable period in which an Expansion Option may be exercised and (b) the remaining portions of the Expansion Premises that first become and remain Available for Lease during any applicable period in which an Expansion Option may be exercised.

1.1.23 Available for Lease: The term “Available for Lease” shall mean an applicable space is vacant or, if occupied, when Landlord has reasonably determined that it will place the applicable space on the market for lease.

1.1.24 Bank. The term “Bank” shall have the meaning set forth in Section 26.1 below.

1.1.25 Bankruptcy Code. The term “Bankruptcy Code” means the United States Bankruptcy Code or any state bankruptcy code.

1.1.26 Base Rent. The term “Base Rent” shall have the meaning set forth in Section 4.1 below.

1.1.27 Base Year. The term “Base Year” shall have the meaning set forth in the Basic Lease Information.

1.1.28 Base Real Property Taxes. The term “Base Real Property Taxes” means the Real Property Taxes allocable to the Base Year, including any reduction in Base Real Property Taxes obtained by Landlord after the date hereof as a result of a commonly called Proposition 8 application; provided, however, that the Base Real Property Taxes shall hereafter be increased by (a) the amount of any increase in Real Property Taxes due solely to the expiration or reversal of such Proposition 8 application or (b) the positive difference between a reduction to the Real Property Taxes obtained by Landlord as a result of a Proposition 8 application applicable to the Base Year and a reduction to the Real Property Taxes obtained by Landlord as a result of a Proposition 8 application applicable to any year subsequent to the Base Year.

1.1.29 Bona Fide Offer. The term “Bona Fide Offer” shall have the meaning set forth in Section 34.2 below.

1.1.30 Building. The term “Building” means the six-story office building located within the Project, including related Common Areas and the Parking Garage.

1.1.31 Building Fuel Tank. The term “Building Fuel Tank” shall have the meaning set forth in Section 7.10.1 below.

1.1.32 Building Holidays. The term “Building Holidays” means New Year’s Day, Martin Luther King, Jr. Day, President’s Day, Memorial Day, Independence Day, Labor Day, Thanksgiving Day, the day after Thanksgiving and Christmas Day.

1.1.33 Building Rules. The term “Building Rules” shall have the meaning set forth in Section 18 below.

1.1.34 Building Standard Hours. The term “Building Standard Hours” means 8:00 a.m. to 6:00 p.m. on weekdays (except Building Holidays).

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1.1.35 Building Systems. The term “Building Systems” means all systems serving the Building in general, including, but not limited to, the fire/life safety, electrical, plumbing, HVAC, security and telecommunications systems, including all components thereof and related equipment, but excluding any equipment that is separately installed by or on behalf of Tenant and any distribution systems or equipment existing within the Premises as of the Lease Date.

1.1.36 Business Affiliates. The term “Business Affiliates” shall have the meaning set forth in Section 17.8 below.

1.1.37 Cable Path. The term “Cable Path” shall have the meaning set forth in Section 38.1 below.

1.1.38 Cafeteria. The term “Cafeteria” shall have the meaning set forth in Section 40.1 below.

1.1.39 Casualty. The term “Casualty” means fire, earthquake, or other event of a sudden, unexpected, or unusual nature.

1.1.40 Change of Ownership Transaction. The term “Change of Ownership Transaction” shall have the meaning set forth in Section 17.1 below.

1.1.41 Claims. The term “Claims” means any and all obligations, losses, claims, actions (including remedial or enforcement actions of any kind and administrative or judicial proceedings, suits, orders or judgments), causes of action, liabilities, penalties, damages (excluding, except with respect to third-party claims, foreseeable and unforeseeable consequential damages and punitive damages), costs and expenses (including reasonable attorneys’ and consultants’ fees and expenses).

1.1.42 Common Areas. The term “Common Areas” means all areas of the Project designated by Landlord from time to time for the common use or benefit of occupants of the Building, and their employees and invitees, or the public.

1.1.43 Comparable Buildings. The term “Comparable Buildings” means the other office buildings located in the South of Market and Showplace Square sub-market areas of San Francisco, California, that are comparable in terms of age, size, location, quality of construction and quality of common area improvements to the Building.

1.1.44 Comparison Leases. The term “Comparison Leases” shall have the meaning set forth in Section 3.4.4 below.

1.1.45 Complete Termination. The term “Complete Termination” shall have the meaning set forth in Section 2.4.1 below.

1.1.46 Confirmation. The term “Confirmation” shall have the meaning set forth in Section 3.1 below.

1.1.47 Connections. The term “Connections” shall have the meaning set forth in Section 38.1 below.

1.1.48 Construction Completion Date. The term “Construction Completion Date” shall have the meaning set forth in Section 2.8 (b) below.

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1.1.49 Control. The term “Control” means the ownership, directly or indirectly, of more than fifty percent (50%) of the voting securities of, or possession of the right to vote, in the ordinary direction of its affairs, of more than fifty percent (50%) of the voting interest in, any person or entity.

1.1.50 Current Assets. The term “Current Assets” shall have the meaning set forth in Section 26.6.3 below.

1.1.51 Current Liabilities. The term “Current Liabilities” shall have the meaning set forth in Section 26.6.4 below.

1.1.52 Deed. The term “Deed” shall have the meaning set forth in Section 36.6 below.

1.1.53 Delay Rent Credits. The term “Delay Rent Credits” shall have the meaning set forth in Section 2.3 below.

1.1.54 Delayed Delivery Premises. The term “Delayed Delivery Premises” shall have the meaning set forth in Section 2.6.1 below.

1.1.55 Deposit. The term “Deposit” shall have the meaning set forth in Section 26.5 below.

1.1.56 Determination. The term “Determination” shall have the meaning set forth in Section 3.4.6 (a) below.

1.1.57 Early Phase 2 Occupancy. The term “Early Phase 2 Occupancy” shall have the meaning set forth in Section 2.2.2 below.

1.1.58 Early Phase 2 Occupancy Space. The term “Early Phase 2 Occupancy Space” shall have the meaning set forth in Section 2.2.2 below.

1.1.59 Early Termination Date. The term “Early Termination Date” shall have the meaning set forth in Section 3.3.1 below.

1.1.60 Early Termination Option. The term “Early Termination Option” shall have the meaning set forth in Section 3.3.1 below.

1.1.61 Eligibility Period. The term “Eligibility Period” shall have the meaning set forth in Section 8.4 below.

1.1.62 Encumbrance. The term “Encumbrance” means any ground lease or underlying lease, or the lien of any mortgage, deed of trust, and other encumbrances now or hereafter placed on or against the Building or the Project, or both, and all renewals, extensions, modifications, consolidations and replacements thereof.

1.1.63 Encumbrancer. The term “Encumbrancer” means the holder of the beneficial interest under an Encumbrance.

1.1.64 Environmental Laws. The term “Environmental Laws” means all Applicable Laws in any way relating to or regulating human health or safety, industrial hygiene, or the

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use, generation, handling, emission, release, discharge, storage or disposal of Hazardous Materials, now or hereafter in force, as amended from time to time.

1.1.65 Equipment. The term “Equipment” shall have the meaning set forth in Section 38.1 below.

1.1.66 Escalation Rent. The term “Escalation Rent” means the Tenant’s Percentage Share of the total dollar increase, if any, in Operating Expenses allocable to each calendar year, or part thereof, after the Base Year, over the amount of Base Operating Expenses, and Tenant’s Percentage Share of the total dollar increase, if any, in Real Property Taxes allocable to the tax year or years occurring in each such calendar year over the Base Real Property Taxes for the tax year or years occurring in the Base Year.

1.1.67 Estimated Restoration Period. The term “Estimated Restoration Period” shall have the meaning set forth in Section 12.1 below.

1.1.68 Estoppel Reminder Notice. The term “Estoppel Reminder Notice” shall have the meaning set forth in Section 23.1 below.

1.1.69 Event of Default. The term “Event of Default” shall have the meaning set forth in Section 20.1 below.

1.1.70 Excess Cooling Problem. The term “Excess Cooling Problem” shall have the meaning set forth in Section 8.5 below.

1.1.71 Executive Order No. 13224. The term “Executive Order No. 13224” means Executive Order No. 13224 on Terrorist Financing effective September 24, 2001, and relating to “Blocking Property and Prohibiting Transactions With Persons Who Commit, Threaten to Commit, or Support Terrorism,” as may be amended from time to time.

1.1.72 Existing Generators. The term “Existing Generators” shall have the meaning set forth in Section 7.10.1 below.

1.1.73 Existing Security Holder. The term “Existing Security Holders” shall have the meaning set forth in Section 21.5 below.

1.1.74 Existing Tenants. The term “Existing Tenants” shall have the meaning set forth in Section 2.6.1 below.

1.1.75 Expansion at Lease Terms Period. The term “Expansion at Lease Terms Period” shall have the meaning set forth in Section 33.1.1 below.

1.1.76 Expansion at Market Terms Period. The term “Expansion at Market Terms Period” shall have the meaning set forth in Section 33.3.1 below.

1.1.77 Expansion at Modified Lease Terms Period. The term “Expansion at Modified Lease Terms Period” shall have the meaning set forth in Section 33.2.1 below.

1.1.78 Expansion Delays. The term “Expansion Delays” shall have the meaning set forth in Section 33.1.3 below.

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1.1.79 Expansion Notice. The term “Expansion Notice” shall have the meaning set forth in Section 33.4 below.

1.1.80 Expansion Option. The term “Expansion Option” shall have the meaning set forth in Section 33.3.1 below.

1.1.81 Expansion Premises. The term “Expansion Premises” means (a) Suite 265 located on the second floor containing approximately 2,557 Adjusted Rentable Square Feet (“Suite 265”), (b) Suite 380 located on the third floor containing approximately 11,064 Adjusted Rentable Square Feet (“Suite 380”), (c) Suite 450 located on the fourth floor containing approximately 12,549 Adjusted Rentable Square Feet (“Suite 450”), (d) Suite 460 located on the fourth floor containing approximately 14,279 Adjusted Rentable Square Feet (“Suite 460”), (e) Suite 475 located on the fourth floor containing approximately 20,531 Adjusted Rentable Square (“Suite 475”), (f) Suite 480 located on the fourth floor containing approximately 4,703 Adjusted Rentable Square Feet (“Suite 480”), (g) the Suite 500 Premises, and (h) Suite 600 located on the sixth floor containing approximately 59,056 Adjusted Rentable Square Feet (“Suite 600”), as depicted on the floor plans attached hereto as Exhibit A-3.

1.1.82 Expense Claim. The term “Expense Claim” shall have the meaning set forth in Section 5.2 below.

1.1.83 Expense Resolution Period. The term “Expense Resolution Period” shall have the meaning set forth in Section 5.2 below.

1.1.84 Extension Option. The term “Extension Option” shall have the meaning set forth in Section 3.4.1 below.

1.1.85 Extension Term. The term “Extension Term” shall have the meaning set forth in Section 3.4.1 below.

1.1.86 Fair Market Rent. The term “Fair Market Rent” shall have the meaning set forth in Section 3.4.4 below.

1.1.87 Fee Transfer. The term “Fee Transfer” shall have the meaning set forth in Section 36.2.1 below.

1.1.88 First Offer Space. The term “First Office Space” shall have the meaning set forth in Section 35.1 below.

1.1.89 First Refusal Election Period. The term “First Refusal Election Period” shall have the meaning set forth in Section 34.2 below.

1.1.90 First Refusal Exercise Notice. The term “First Refusal Exercise Notice” shall have the meaning set forth in Section 34.2 below.

1.1.91 First Refusal Notice. The term “First Refusal Notice” shall have the meaning set forth in Section 34.2 below.

1.1.92 First Refusal Space. The term “First Refusal Space” shall have the meaning set forth in Section 34.1 below.

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1.1.93 Force Majeure Event. The term “Force Majeure Event” shall have the meaning set forth in Section 32.12 below.

1.1.94 FSHP. The term “FSHP” shall have the meaning set forth in Section 32.25 below.

1.1.95 Green Rating Systems. The term “Green Rating Systems” means the U.S. EPA’s Energy Star® rating system, the U.S. Green Building Council’s Leadership in Energy and Environmental Design (LEED) rating system and other third party rating systems.

1.1.96 Hazardous Materials. The term “Hazardous Materials” means any substance or material that is described as a toxic, hazardous, corrosive, ignitable, flammable or reactive substance, waste or material or a pollutant or contaminant, or words of similar import, in any Environmental Laws, and includes asbestos, petroleum, petroleum products, polychlorinated biphenyls, radon gas, radioactive matter, and chemicals that may cause cancer or reproductive toxicity.

1.1.97 HVAC. The term “HVAC” means the heating, ventilation and air conditioning system serving the Building in general.

1.1.98 Impasse Date. The term “Impasse Date” shall have the meaning set forth in Section 3.4.6 (a) below.

1.1.99 Impositions. The term “Impositions” means any and all taxes, excluding Real Property Taxes, payable by Landlord (other than net income taxes) whether or not now customary or within the contemplation of the parties hereto imposed upon, measured by or reasonably attributable to the cost or value of Tenant’s equipment, furniture, fixtures and other personal property located in the Premises or by the cost or value of any leasehold improvements made in or to the Premises by or for Tenant (other than (i) the Tenant Improvements excluding the Cafeteria improvements and (ii) standard office improvements), regardless of whether title to such improvements shall be in Tenant or Landlord. Impositions do not include income, franchise, transfer, inheritance or capital stock taxes, unless any such taxes are levied or assessed against Landlord as a substitute for, in whole or in part, any Imposition.

1.1.100 Indemnitees. The term “Indemnitees” shall have the meaning set forth in Section 16.1.1 below.

1.1.101 Independent Arbitrator. The term “Independent Arbitrator” shall have the meaning set forth in Section 3.4.6 (c) below.

1.1.102 Independent CPA. The term “Independent CPA” shall have the meaning set forth in Section 5.8.2 below.

1.1.103 Initial Deposit. The term “Initial Deposit” shall have the meaning set forth in Section 36.2.2 below.

1.1.104 Interest Rate. The term “Interest Rate” means the greater of (a) six percent (6%) per annum and (b) the Prime Rate plus four percent (4%); provided, however, that if such rate of interest shall exceed the maximum rate allowed by law, the Interest Rate shall be automatically reduced to the maximum rate of interest permitted by applicable law.

1.1.105 Janitorial Credit. The term “Janitorial Credit” shall have the meaning set forth in Section 8.8 below.

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1.1.106 Land. The term “Land” means the parcel of land shown as Lot 9, Assessor’s Block 3783, on that certain map entitled “Parcel Map of a Portion of 100 VARA Block No. 412, Also Being a Portion of Assessor’s Block 3783,” which map was filed November 29, 1988, at Page 36, in Book 38, of Parcel Maps, of the Official Records of the City and County of San Francisco, California.

1.1.107 Landlord Affiliate. The term “Landlord Affiliate” means (a) any corporation, limited liability company, limited partnership or other entity which Controls, is Controlled by or is under common Control with Landlord and (b) TMG Partners, a California corporation.

1.1.108 Landlord Delays. The term “Landlord Delays” shall have the meaning set forth in the Work Letter.

1.1.109 Landlord Parties. The term “Landlord Parties” means Landlord and its employees, agents, contractors, licensees, invitees, representatives, officers, directors, partners, and members and each of the foregoing is a “Landlord Party.”

1.1.110 Landlord’s Casualty Notice. The term “Landlord’s Casualty Notice” shall have the meaning set forth in Section 12.1 below.

1.1.111 Landlord’s Dispute Period. The term “Landlord’s Dispute Period” shall have the meaning set forth in Section 5.8.2 below.

1.1.112 Landlord’s Initial Proposal. The term “Landlord’s Initial Proposal” shall have the meaning set forth in Section 3.4.5 (a) below.

1.1.113 Landlord’s Lease Expenses. The term “Landlord’s Lease Expenses” shall have the meaning set forth in Section 3.3.1 below.

1.1.114 Landlord’s Market Rate Proposal. The term “Landlord’s Market Rate Proposal” shall have the meaning set forth in Section 3.4.5 (b) below.

1.1.115 Landlord’s Records. The term “Landlord’s Records” shall have the meaning set forth in Section 5.8.1 below.

1.1.116 LC Expiration Date. The term “LC Expiration Date” shall have the meaning set forth in Section 26.1 below.

1.1.117 Lease Terms Expansion Date. The term “Lease Terms Expansion Date” shall have the meaning set forth in Section 33.1.2 below.

1.1.118 Lease Terms Expansion Notice. The term “Lease Terms Expansion Notice” shall have the meaning set forth in Section 33.1.2 below.

1.1.119 Lease Terms Expansion Option. The term “Lease Terms Expansion Option” shall have the meaning set forth in Section 33.1.1 below.

1.1.120 Lease Year. The term “Lease Year” means each consecutive twelve (12) month period during the Term, commencing on the first day of the first full month following the Commencement Date, except that the first Lease Year shall include any partial month between the Commencement Date and the first day of the following month. For example, if the Commencement Date

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occurs on January 15, the first Lease Year will commence on January 15 and end on January 31 of the immediately succeeding calendar year, and each subsequent Lease Year shall commence on February 1 and end on January 31 of the immediately succeeding calendar year.

1.1.121 LED Signs. The term “LED Signs” shall have the meaning set forth in Section 44.3.1 below.

1.1.122 Letter of Credit. The term “Letter of Credit” shall have the meaning set forth in Section 26.1 below.

1.1.123 Letter of Credit Amount. The term “Letter of Credit Amount” shall have the meaning set forth in Section 26.1 below.

1.1.124 License. The term “License” shall have the meaning set forth in Section 38.1 below.

1.1.125 License Area. The term “License Area” shall have the meaning set forth in Section 38.1 below.

1.1.126 Line Problems. The term “Line Problems” shall have the meaning set forth in Section 31.3 below.

1.1.127 Lines. The term “Lines” shall have the meaning set forth in Section 31.1 below.

1.1.128 Mandatory Controls. The term “Mandatory Controls” shall have the meaning set forth in Section 8.10 below.

1.1.129 Market Terms Expansion Date. The term “Market Terms Expansion Date” shall have the meaning set forth in Section 33.3.2 below.

1.1.130 Market Terms Expansion Notice. The term “Market Terms Expansion Notice” shall have the meaning set forth in Section 33.3.2 below.

1.1.131 Market Terms Expansion Option. The term “Market Terms Expansion Option” shall have the meaning set forth in Section 33.3.1 below.

1.1.132 Material First Refusal Economic Terms. The term “Material First Refusal Economic Terms” shall have the meaning set forth in Section 34.2 below.

1.1.133 Material ROFO Economic Terms. The term “Material ROFO Economic Terms” shall have the meaning set forth in Section 35.2 below.

1.1.134 Minimum Credit Test. The term “Minimum Credit Test” shall have the meaning set forth in Section 26.6.1 below.

1.1.135 Minor Alterations. The term “Minor Alterations” means Alterations that are not visible from the exterior of the Premises and do not (i) affect the roof, walls, structural portions of the Building, Building Systems, or any Common Area or (ii) cost in excess of Two Hundred Fifty Thousand Dollars ($250,000.00) with respect to any one project.

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1.1.136 Modified Lease Terms Expansion Date. The term “Modified Lease Terms Expansion Date” shall have the meaning set forth in Section 33.2.2 below.

1.1.137 Modified Lease Terms Expansion Notice. The term “Modified Lease Terms Expansion Notice” shall have the meaning set forth in Section 33.2.2 below.

1.1.138 Modified Lease Terms Expansion Option. The term “Modified Lease Terms Expansion Option” shall have the meaning set forth in Section 33.2.1 below.

1.1.139 Modified Tenant Allowance. The term “Modified Tenant Allowance” shall have the meaning set forth in Section 33.2.3 below.

1.1.140 Net Worth. The term “Net Worth” means the excess of total assets over total liabilities, determined in accordance with generally accepted accounting principles, excluding, however, from the determination of total assets, goodwill and other intangibles and deferred revenue (i.e. revenue for which a party has received cash not yet recognized for accounting purposes).

1.1.141 Notice of Proposed Transfer. The term “Notice of Proposed Transfer” shall have the meaning set forth in Section 17.2 below.

1.1.142 Occupancy Agreement. The term “Occupancy Agreement” shall have the meaning set forth in Section 41 below.

1.1.143 Offering Notice. The term “Offering Notice” shall have the meaning set forth in Section 35.2 below.

1.1.144 Operating Expenses.

(a) The term “Operating Expenses” means the total costs and expenses that are, subject to the provisions of Section 1.1.144(c) below, actually incurred by Landlord in connection with the ownership, management, operation, maintenance and repair of the Project, including, without limitation, the following costs: (1) salaries, wages, bonuses and other compensation (including hospitalization, medical, surgical, retirement plan, pension plan, union dues, parking privileges, life insurance, including group life insurance, welfare and other fringe benefits, and vacation, holidays and other paid absence benefits) relating to employees of Landlord or its agents engaged in the management, operation, repair, or maintenance of the Project and costs of training such employees; (2) payroll, social security, workers’ compensation, unemployment and similar taxes with respect to such employees of Landlord or its agents, and the cost of providing disability or other benefits imposed by law or otherwise, with respect to such employees; (3) uniforms (including the cleaning, replacement and pressing thereof) provided to such employees; (4) except as expressly excluded below, premiums and other charges incurred by Landlord with respect to fire, other casualty, boiler and machinery, theft, rent interruption and liability insurance, and any other insurance (including earthquake insurance) as may be deemed necessary or advisable in the reasonable judgment of Landlord, or as may be required by any Encumbrancer, all in such amounts as Landlord determines to be appropriate, and, after the Base Year, costs of repairing an insured casualty solely to the extent of the deductible amount under the applicable insurance policy; (5) water charges and sewer rents or fees; (6) license, permit and inspection fees and charges, the cost of contesting any governmental enactments that may affect Operating Expenses, and the costs incurred in connection with any transportation system management program or similar program, including the costs of operating any shuttle bus or similar program; (7) sales, use and excise taxes on goods and services purchased by Landlord in connection with the operation, maintenance or repair of the Project and Building Systems; (8) telephone, facsimile, postage, courier, stationery supplies and other expenses

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incurred in connection with the operation, maintenance, or repair of the Project; (9) management fees and expenses (including fees and expenses for accounting, financial management, data processing and information services) and costs of tenant service programs; provided, however, that Tenant’s Percentage Share of the amounts set forth in this clause (9) for any calendar year shall not include any property management fees (A) payable to Landlord or an affiliate of Landlord to the extent that such amount exceeds the arms-length competitive price at Comparable Buildings for similar services and (B) in any case to the extent greater than three percent (3%) of the Building’s revenues plus expenses; (10) repairs to and physical maintenance of the Project (excluding any capital repairs or replacements, except as expressly provided below), including Building Systems and appurtenances thereto, and repair and replacement of worn out equipment, facilities and installations (excluding any capital repairs or replacements, except as expressly provided below); (11) janitorial, window cleaning, security services, extermination, water treatment, rubbish removal, plumbing, riser management and other services, and inspection or service contracts for elevator, electrical, mechanical, sanitary, HVAC, and other building equipment and systems; (12) supplies, tools, materials and equipment used in connection with the operation, maintenance or repair of the Project; (13) painting the exterior of the Building or the Common Areas and the cost of maintaining and repairing or replacing the sidewalks, landscaping and other Common Areas; (14) all costs and expenses for electricity, chilled or condenser water, air conditioning, water for heating, gas, fuel, steam, heat, lights, sewer service, communications service, power and other energy related utilities required in connection with the operation, maintenance and repair of the Project; (15) the cost of any capital improvements, repairs or replacements (as defined by the generally accepted accounting principals) made by Landlord to the Project after the Base Year or capital assets (as defined by the generally accepted accounting principals) acquired by Landlord after the Base Year, in each case only as required to comply with any Applicable Laws first enacted after the Commencement Date, such cost or allocable portion to be amortized over the useful life thereof as reasonably determined by Landlord in accordance with industry standard practices (commencing upon the completion of such capital improvement, repair or replacement), together with interest on the unamortized balance at the Amortization Rate; (16) the cost of any capital improvements made by Landlord to the Project or capital assets acquired by Landlord after the Base Year (each as defined by the generally accepted accounting principals) that are reasonably anticipated by Landlord to reduce other Operating Expenses, and only to the extent of such reasonably anticipated savings, such cost or allocable portion thereof to be amortized over the useful life thereof as reasonably determined by Landlord in accordance with industry standard practices (commencing upon the completion of such capital improvement), together with interest on the unamortized balance at the Amortization Rate; (17) the cost of furniture, window coverings, carpeting, decorations, landscaping and other customary and ordinary items of personal property provided by Landlord for use in the Common Areas or in the Building office (to the extent that such Building office is dedicated to the operation and management of the Building); (18) property management office rent or rental value (which rent or rental shall be subject to increases after the Base Year not to exceed $1.00 per Adjusted Rentable Square Foot per year); (19) payments under any Recorded Documents pertaining to the sharing of costs by the Building; and (20) the cost of operation, repair, maintenance and other expenses relating to the Parking Garage, including resurfacing, restriping and cleaning in excess of revenues payable to Landlord from the Parking Garage.

(b) To the extent costs and expenses described above relate to both the Project and other property or relate to the Common Areas, such costs and expenses shall, in determining the amount of Operating Expenses, be equitably allocated by Landlord in its reasonable discretion.

(c) Operating Expenses shall not include the following: (1) depreciation on the Building; (2) debt service, rental under any ground or underlying lease, or interest, principal, points and fees on any mortgage or other debt instrument encumbering the Building (except that, as provided in Section 1.1.144(a) above, Landlord may include interest in the amortization of certain

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capital expenditures); (3) Real Property Taxes; (4) attorneys’ fees and expenses, brokerage commissions, or other related expenses incurred in connection with leasing of the Project including lease concessions, rental abatements and construction allowances; (5) the cost of any improvements or equipment that would be properly classified as capital expenditures (except for any capital expenditures expressly included in Operating Expenses); (6) the cost of decorating, improving for tenant occupancy, painting or redecorating portions of the Building to be demised to tenants; (7) advertising expenses relating to vacant space; (8) real estate brokers’ or other leasing commissions; (9) rentals incurred in leasing HVAC systems, elevators or other equipment that if purchased rather than rented, would constitute a capital item that is excluded, except for (i) rental costs incurred in making repairs or in keeping Building Systems in operation while repairs are being made and (ii) rental costs of equipment not affixed to the Building that is used in providing janitorial or similar services; (10) costs for which Landlord is reimbursed by insurance carried by, or required to be carried by, Landlord or condemnation proceeds, other tenants or any other source, and Landlord shall use commercially reasonable efforts to pursue claims under insurance policies, existing warranties and/or guaranties or against other third parties, as applicable, to pay such costs; provided, that, the cost of pursuing such claims shall be included in Operating Expenses; (11) any bad debt loss, rent loss, or reserves for bad debt loss or rent loss; (12) costs incurred in connection with the operation of the business of the entity constituting Landlord, as distinguished from the costs of operating the Building, including accounting and legal matters, costs of defending any lawsuits with any mortgagee, costs of selling, syndicating, financing, mortgaging or hypothecating any of Landlord’s interest in the Building; (13) overhead and profit increment paid to Landlord or its affiliates for goods and/or services in the Building to the extent the same materially exceed the cost of such goods and/or services of comparable quality rendered by unaffiliated third parties of similar skill, competence and experience in Comparable Buildings; (14) costs for which Landlord has been compensated by a management fee to the extent that the inclusion of such costs in Operating Expenses would result in a double charge; (15) Landlord’s political or charitable contributions; (16) the cost of any “tenant relations” parties, events or promotions; (17) costs attributable to an increase in the size of the Project management office or rent attributable to any such increase; (18) insurance which is not customarily carried by institutional owners of Comparable Buildings; (19) costs to repair or replace the Project resulting from any casualty (except commercially reasonable deductibles under Landlord’s insurance policies may be included in Operating Expenses); (20) repairs, alterations, additions, improvements or replacements made to rectify or correct any defect in the design, materials or workmanship of the Project (as opposed to the cost of normal repair, maintenance and replacement expected in light of the specifications of the applicable construction materials and equipment) or to comply with any Applicable Laws in effect as of the Phase 1 Substantial Completion Date (based on the current interpretation thereof by applicable governmental entity(ies) as of the Phase 1 Substantial Completion Date); (21) repairs, alterations, additions, improvements or replacements made to rectify or correct damage caused by the negligence or willful misconduct of Landlord or any Landlord Party; (22) costs incurred in installing, operating and maintaining any specialty improvement not normally installed, operated and maintained in projects comparable to the Project, including, without limitation, an observatory, luncheon club, or athletic or recreational facilities, if not generally available to all office tenants of the Project, including Tenant; (23) salaries, wages, bonuses and other compensation (including hospitalization, medical, surgical, retirement plan, pension plan, union dues, parking privileges, life insurance, including group life insurance, welfare and other fringe benefits, and vacation, holidays and other paid absence benefits) relating to asset managers, leasing agents, promotional directors, officers, directors, or executives of Landlord that are above the rank of senior property manager or the Building chief engineer; (24) fines, penalties or interest incurred due to violation by Landlord of the terms and conditions of any lease or any Applicable Laws or due to violation by any other tenant in the Project of the terms and conditions of any lease or any Applicable Laws; (25) interest, penalties or other costs arising out of Landlord’s failure to make timely payment of its obligations; (26) property management fees in excess of the amount set forth in clause (9) of Section 1.1.144(a) above; (27) costs incurred to test, survey, cleanup, contain, abate, remove, or otherwise remedy Hazardous Materials or mold from the Project (except that Operating Expenses shall include costs incurred in

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connection with the prudent operation and maintenance of the Project, such as monitoring air quality); (28) costs incurred to correct defective equipment installed in the Project (as opposed to the cost of normal repair, maintenance and replacement expected in light of the specifications of the applicable equipment); (29) sale or financing costs incurred in connection with any sale, financing or refinancing of the Project; (30) any reserves; (31) costs of any artwork; (32) the cost of operation, repair, maintenance and other expenses relating to the portions of the Building used for retail and restaurant use, to the extent that, in Landlord’s reasonable judgment, such costs exceed the costs that which would have been incurred by Landlord if the entirety of the Building had been office space (rather than a mixture of office and retail and restaurant space); (33) costs and expenses of providing HVAC service to other tenant spaces in the Building outside of Building Standard Hours; (34) costs and expenses of providing electricity to areas of the Building outside of the Common Areas; (35) costs and expenses to provide water, gas, fuel, steam, lights, sewer service and other utilities to other tenants or occupants of the Building materially in excess of amounts typically used in connection with ordinary office use; (36) costs relating to the repair of structural portions of the roof, foundations, floors and exterior walls; (37) costs incurred in connection with re-certification pursuant to one or more Green Rating Systems or to support achieving any energy and carbon reduction targets (except costs incurred pursuant to Section 7.6.2 below); (38) the cost of labor and employees with respect to personnel not located at the Building on a full-time basis unless such costs are appropriately allocated between the Building and the other responsibilities of such personnel; (39) any of the amounts set forth in clause (1) or clause (2) of Section 1.1.144(a) above to the extent paid to asset managers, leasing agents, promotional directors, officers, directors, or executives of Landlord that are above the rank of senior property manager or the Building chief engineer; (40) costs for janitorial services for any rentable area in the Project to the extent Tenant continues to provide such services to the Premises as set forth herein; and (41) the amount of any taxes imposed on the use of the parking spaces in the Parking Garage by any governmental or quasi-governmental authority. In addition, Operating Expenses for the Base Expense Year shall not include market-wide cost increases due to Force Majeure Events, boycotts, strikes, conservation surcharges, embargoes or other shortages, or market-wide security or insurance cost increases due to extraordinary circumstances, such as an act of terrorism.

1.1.145 Outside Phase 1 Premises Delivery Date. The term “Outside Phase 1 Premises Delivery Date” shall have the meaning set forth in Section 2.4.1 below.

1.1.146 Outside Phase 2 Premises Delivery Date. The term “Outside Phase 2 Premises Delivery Date” shall have the meaning set forth in Section 2.4.1 below.

1.1.147 Parking Charge. The term “Parking Charge” shall have the meaning set forth in Section 30.1 below.

1.1.148 Parking Garage. The term “Parking Garage” means the parking structure within the Building and the parking spaces located on the roof of the Building.

1.1.149 Parking Garage Roof Space. The term “Parking Garage Roof Space” shall have the meaning set forth in Section 37.1 below.

1.1.150 Parking Spaces. The term “Parking Spaces” shall have the meaning set forth in Section 30.1 below.

1.1.151 Permitted Assignee. The term “Permitted Assignee” shall have the meaning set forth in Section 17.7.1 below.

1.1.152 Permitted Expansion TI Items. The term “Permitted Expansion TI Items” shall have the meaning set forth in Section 33.1.3 below.

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1.1.153 Permitted Transfer Costs. The term “Permitted Transfer Costs” shall have the meaning set forth in Section 17.4 below.

1.1.154 Permitted Transferee. The term “Permitted Transferee” shall have the meaning set forth in Section 17.7.1 below, and collectively as “Permitted Transferees.”

1.1.155 Permitted Use. The term “Permitted Use” means general office and administrative use and any Ancillary Uses.

1.1.156 Phase 1 Premises. The term “Phase 1 Premises” means the Concourse Premises, the First Floor Premises, the Third Floor Premises, the Fifth Floor Premises and the Sixth Floor Premises (as those terms are defined in the Basic Lease Information), excepting the Suite 375 Premises.

1.1.157 Phase 1 Substantial Completion. The term “Phase 1 Substantial Completion” shall have the meaning set forth in the Work Letter.

1.1.158 Phase 1 Tenant Completion Date. The term “Phase 1 Tenant Completion Date” shall have the meaning set forth in Section 2.8 (b) below.

1.1.159 Phase 2 Premises. The term “Phase 2 Premises” means the Second Floor Premises as defined in the Basic Lease Information and the Suite 375 Premises.

1.1.160 Phase 2 Substantial Completion. The term “Phase 2 Substantial Completion” shall have the meaning set forth in the Work Letter.

1.1.161 Phase 2 Tenant Completion Date. The term “Phase 2 Tenant Completion Date” shall have the meaning set forth in Section 2.8 (b) below.

1.1.162 Phase 2 Termination. The term “Phase 2 Termination” shall have the meaning set forth in Section 2.4.1 below.

1.1.163 Preexisting Hazardous Materials. The term “Preexisting Hazardous Materials” shall have the meaning set forth in Section 7.5.4 below.

1.1.164 Premises. The term “Premises” shall have the meaning set forth in the Basic Lease Information.

1.1.165 Prime Rate. The term “Prime Rate” means the latest U.S. prime rate reported in the Money Rates column of The Wall Street Journal on the first day on which The Wall Street Journal is published in the month in which the applicable sums are payable or incurred. If the Wall Street Journal is no longer published, the Prime Rate shall mean the publicly announced prime rate or reference rate charged by the San Francisco Main Office of Bank of America, N.A. (or any successor bank) on the first day of the month in which the applicable sums are payable or incurred (or if there is no such publicly announced rate, the rate quoted by such bank in pricing ninety (90) day commercial loans to substantial commercial borrowers on said date).

1.1.166 Prohibited Person. The term “Prohibited Person” means (a) a person or entity that is listed in the Annex to Executive Order No. 13224, or a person or entity owned or controlled by an entity that is listed in the Annex to Executive Order No. 13224; (b) a person or entity with whom Landlord is prohibited from dealing or otherwise engaging in any transaction by any Anti-Terrorism Law; or (c) a person or entity that is named as a “specially designated national and blocked person” on the most

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current list published by the U.S. Treasury Department Office of Foreign Assets Control at its official website, http://www.treas.gov/ofac/t11sdn.pdf or at any replacement website or other official publication of such list.

1.1.167 Project. The term “Project” means the Land, the Building and other improvements at any time located on the Land, and all appurtenances related thereto, including the loading dock area.

1.1.168 Protection Period. The term “Protection Period” shall have the meaning set forth in Section 5.7 below.

1.1.169 PSA Assignment Party. For purposes of this Lease, the term “PSA Assignment Party” shall mean (a) any Tenant Affiliate or (b) Mark Pincus or (c) any corporation, limited liability company, limited partnership or other entity which is Controlled by Mark Pincus.

1.1.170 PSA Negotiation Period. The term “PSA Negotiation Period” shall have the meaning set forth in Section 36.3 below.

1.1.171 Purchase Agreement. The term “Purchase Agreement” shall have the meaning set forth in Section 36.3 below.

1.1.172 Purchase Offer Notice. The term “Purchase Offer Notice” shall have the meaning set forth in Section 36.2.1 below.

1.1.173 Purchase Option. The term “Purchase Option” shall have the meaning set forth in Section 36.1 below.

1.1.174 Real Property Taxes. The term “Real Property Taxes” means all taxes, assessments (whether general or special), excises, transit charges, housing fund assessments or other housing charges, levies or fees, ordinary or extraordinary, unforeseen as well as foreseen, of any kind, which are assessed, levied, charged or imposed (1) on the Project or any part thereof, (2) on Landlord with respect to the Project, (3) on the act of entering into this Lease or any other lease of space in the Project, (4) on the use or occupancy of the Project or any part thereof, (5) with respect to services or utilities consumed in the use, occupancy or operation of the Project, (6) on or attributable to personal property used in connection with the Building, including the Common Areas, (7) related to any governmentally-mandated transportation plan, fund or system affecting the Building, and (8) relating to or on or measured by the rent payable under this Lease or in connection with the business of renting space in the Project, including, without limitation, any gross income tax, gross receipts tax or excise tax levied with respect to the receipt of such rent, by the United States of America, the State of California, the City and County of San Francisco, any political subdivision, public corporation, district or other political or public entity or public authority, and shall also include any other tax, fee or other excise, however described, which may be levied or assessed in lieu of, as a substitute (in whole or in part), for any other Real Property Taxes. Real Property Taxes shall include reasonable attorneys’, accountants’, and consultants’ fees, costs and disbursements incurred in connection with proceedings to contest, determine or reduce Real Property Taxes. Real Property Taxes shall not include (1) income, franchise, transfer, inheritance or capital stock taxes, unless levied or assessed in lieu of, as a substitute (in whole or in part), for any other Real Property Taxes; or (2) any taxes imposed on the use of the parking spaces in the Parking Garage by any governmental or quasi-governmental authority allocable to each calendar year that exceeds the amount of such taxes allocable to the Base Year.

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1.1.175 Reassessment. The term “Reassessment” shall have the meaning set forth in Section 5.7 below

1.1.176 Recorded Documents. The term “Recorded Documents” means all easement agreements, cost sharing agreements, covenants, conditions, and restrictions and all similar agreements affecting the Project, whether now or hereafter recorded against the Project.

1.1.177 Relocation. The term “Relocation” shall have the meaning set forth in Section 2.6.1 below.

1.1.178 Relocation Agreement. The term “Relocation Agreement” shall have the meaning set forth in Section 2.6.1 below.

1.1.179 Renewal Premises. The term “Renewal Premises” shall have the meaning set forth in Section 3.4.2 below.

1.1.180 Rent. The term “Rent” means the Base Rent, Escalation Rent, Parking Charges, and all other additional rent, additional charges and amounts payable by Tenant in accordance with this Lease.

1.1.181 Rent Abatement. The term “Rent Abatement” shall have the meaning set forth in Section 4.5 below.

1.1.182 Rent Abatement Period. The term “Rent Abatement Period” shall have the meaning set forth in Section 4.5 below.

1.1.183 Rent Payment Notice. The term “Rent Payment Notice” shall have the meaning set forth in Section 21.4 below.

1.1.184 Repairs to Generator Area. The term “Repairs to Generator Area” shall have the meaning set forth in Section 7.10.3 below.

1.1.185 Restore. The terms “Restore” or “Restoration” shall have the meaning set forth in Section 12.1 below.

1.1.186 Right of First Offer. The term “Right of First Offer” shall have the meaning set forth in Section 35.1 below.

1.1.187 Right of First Refusal. The term “Right of First Refusal” shall have the meaning set forth in Section 34.1 below.

1.1.188 ROFO Exercise Notice. The term “ROFO Exercise Notice” shall have the meaning set forth in Section 35.3.3 below.

1.1.189 ROFO Exercise Period. The term “ROFO Exercise Period” shall have the meaning set forth in Section 35.3.1 below.

1.1.190 ROFO Target Date. The term “ROFO Target Date” shall have the meaning set forth in Section 35.2 below.

1.1.191 ROFR Target Date. The term “ROFR Target Date” shall have the meaning set forth in Section 34.2 below.

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1.1.192 Roof Repairs. The term “Roof Repairs” shall have the meaning set forth in Section 38.3 below.

1.1.193 Rooftop Equipment. The term “Rooftop Equipment” shall have the meaning set forth in Section 38.1 below.

1.1.194 Sidewalk Area. The term “Sidewalk Area” shall have the meaning set forth in Section 39 below.

1.1.195 SNDA. The term “SNDA” shall have the meaning set forth in Section 21.5 below.

1.1.196 Standard Janitorial Services. The term “Standard Janitorial Services” shall have the meaning set forth in Section 8.8 below.

1.1.197 Storage Rent. The term “Storage Rent” shall have the meaning set forth in Section 43 below.

1.1.198 Storage Space. The term “Storage Space” shall have the meaning set forth in Section 43 below.

1.1.199 Subject Space. The term “Subject Space” shall have the meaning set forth in Section 17.2 below.

1.1.200 Suite 375 Premises. The term “Suite 375 Premises” means Suite 375 located on the third floor of the Building and containing approximately 14,163 Adjusted Rentable Square Feet, as shown on the floor plans attached hereto as Exhibit A-1.

1.1.201 Suite 375 Relocation Expenses. The term “Suite 375 Relocation Expenses” shall have the meaning set forth in Section 2.6.2 below.

1.1.202 Suite 375 Tenant’s New Premises. The term “Suite 375 Tenant’s New Premises” shall have the meaning set forth in Section 2.6.2 below.

1.1.203 Suite 460 Premises. The term “Suite 460 Premises” means Suite 460, located on the fourth floor of the Building and containing approximately 14,279 Adjusted Rentable Square Feet, as shown on the floor plans attached hereto as Exhibit A-2.

1.1.204 Suite 500 Premises. The term “Suite 500 Premises” means Suite 500 located on the fifth floor of the Building containing approximately 60,864 Adjusted Rentable Square Feet, as shown on the floor plans attached hereto as Exhibit A-3.

1.1.205 Suite 500/600 Parking Spaces. The term “Suite 500/600 Parking Spaces” shall have the meaning set forth in Section 30.1 below.

1.1.206 Superior Rights. The term “Superior Rights” means: (A) (i) the rights of the tenant under the existing lease of Suite 265, currently set to expire April 2, 2013; (ii) the rights of the tenant under the existing lease of Suite 380, currently set to expire April 30, 2012 with one (1) two (2)-year option to renew; (iii) the rights of the tenant under the existing lease of Suite 450, currently set to expire May 31, 2012 with two (2) three (3)-year options to renew; (iv) the rights of the tenant under the existing lease of Suite 475, currently set to expire September 30, 2015 with two (2) five (5)-year options

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to renew; (v) the right of the tenant under the existing lease of Suite 480, currently set to expire November 30, 2010; and (vi) the first refusal right of the tenant under the existing lease of Suite 450 with respect to Suite 460 (each such existing lease, an “Existing Expansion Premises Lease”) and (B) any renewal of an Existing Expansion Premises Lease, whether or not pursuant to an express written provision in such lease and without regard to whether such renewal is characterized by the parties thereto as a “renewal” or as a “new lease.”

1.1.207 Supplemental Cooling Equipment. The term “Supplemental Cooling Equipment” shall have the meaning set forth in Section 8.5 below.

1.1.208 Taken. The term “Taken” shall have the meaning set forth in Section 13.1 below.

1.1.209 Taking. The term “Taking” shall have the meaning set forth in Section 13.1 below.

1.1.210 Target Completion Date. The term “Target Completion Date” shall have the meaning set forth in Section 2.2.1 below.

1.1.211 Tax Increase. The term “Tax Increase” shall have the meaning set forth in Section 5.7 below.

1.1.212 Temporary OpEx Pass Through Payments. The term “Temporary OpEx Pass Through Payments” shall have the meaning set forth in Section 2.7.1 below.

1.1.213 Temporary Premises. The term “Temporary Premises” shall have the meaning set forth in Section 2.7.1 below.

1.1.214 Temporary Premises Expansion Notice. The term “Temporary Premises Expansion Notice” shall have the meaning set forth in Section 2.7.2 below.

1.1.215 Temporary Premises Expansion Option. The term “Temporary Premises Expansion Option” shall have the meaning set forth in Section 2.7.2 below.

1.1.216 Temporary Premises Term. The term “Temporary Premises Term” shall have the meaning set forth in Section 2.7.1 below.

1.1.217 Tenant Affiliate. The term “Tenant Affiliate” shall have the meaning set forth in Section 17.7.1 below.

1.1.218 Tenant Competitor. The term “Tenant Competitor” shall have the meaning set forth in Section 41 below.

1.1.219 Tenant Delay. The term “Tenant Delay” shall have the meaning set forth in the Work Letter.

1.1.220 Tenant Draw Package. The term “Tenant Draw Package” shall have the meaning set forth in Section 33.1.3 below.

1.1.221 Tenant Improvements. The term “Tenant Improvements” shall have the meaning set forth in the Work Letter.

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1.1.222 Tenant Parties. The term “Tenant Parties” means Tenant and Tenant’s Transferees and Business Affiliates, and their respective employees, agents, contractors, licensees, invitees, representatives, officers, directors, partners, members, and each of the foregoing is a “Tenant Party.”

1.1.223 Tenant Shuttle. The term “Tenant Shuttle” shall have the meaning set forth in Section 30.6 below.

1.1.224 Tenant Subsidiaries. The term “Tenant Subsidiaries” shall have the meaning set forth in Section 26.6.2 below.

1.1.225 Tenant’s Additional Signs. The term “Tenant’s Additional Signs” shall have the meaning set forth in Section 44.3.4 below.

1.1.226 Tenant’s Address Sign. The term “Tenant’s Address Sign” shall have the meaning set forth in Section 44.3.2 below.

1.1.227 Tenant’s Exterior Signs. The term “Tenant’s Exterior Signs” shall have the meaning set forth in Section 44.4 below

1.1.228 Tenant’s Construction Representative. The term “Tenant’s Construction Representative” shall have the meaning set forth in Section 3.2 below.

1.1.229 Tenant’s CPA. The term “Tenant’s CPA” shall have the meaning set forth in Section 5.8.1 below.

1.1.230 Tenant’s Expansion FF&E. The term “Tenant’s Expansion FF&E” shall have the meaning set forth in Section 33.1.3 below.

1.1.231 Tenant’s First Refusal Rejection. The term “Tenant’s First Refusal Rejection” shall have the meaning set forth in Section 34.2 below.

1.1.232 Tenant’s Fixturing Work. The term “Tenant’s Fixturing Work” shall have the meaning set forth in Section 3.2 below.

1.1.233 Tenant’s Percentage Share. The term “Tenant’s Percentage Share” means the percentage stated in the Basic Lease Information as Tenant’s Percentage Share, which may be adjusted pursuant to the terms of this Lease.

1.1.234 Tenant’s Review. The term “Tenant’s Review” shall have the meaning set forth in Section 5.8.1 below.

1.1.235 Tenant’s ROFO Rejection. The term “Tenant’s ROFO Rejection” shall have the meaning set forth in Section 35.3.3 below.

1.1.236 Tenant’s Security Equipment. The term “Tenant’s Security Equipment” shall have the meaning set forth in Section 8.9 below.

1.1.237 Termination Date. The term “Termination Date” shall have the meaning set forth in Section 3.3.1 below.

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1.1.238 Termination Fee. The term “Termination Fee” shall have the meaning set forth in Section 3.3.1 below.

1.1.239 Termination Notice. The term “Termination Notice” shall have the meaning set forth in Section 3.3.1 below.

1.1.240 Termination Space. The term “Termination Space” shall have the meaning set forth in Section 3.3.1 below.

1.1.241 Third Party Hazardous Materials. The term “Third Part Hazardous Materials” shall have the meaning set forth in Section 7.5.4 below.

1.1.242 Third Party Purchaser. The term “Third Party Purchaser” shall have the meaning set forth in Section 36.4 below.

1.1.243 Townsend Street Signage. The term “Townsend Street Signage” shall have the meaning set forth in Section 44.3.4 below.

1.1.244 Transfer. The term “Transfer” shall have the meaning set forth in Section 17.1 below.

1.1.245 Transfer Premium. The term “Transfer Premium” shall have the meaning set forth in Section 17.4 below.

1.1.246 Transferee. The term “Transferee” shall have the meaning set forth in Section 17.1 below.

1.1.247 Unused Parking Spaces. The term “Unused Parking Spaces” shall have the meaning set forth in Section 30.1 below.

1.1.248 USA Patriot Act. The term “USA Patriot Act” means the “Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001” (Public Law 107-56), as may be amended from time to time.

1.1.249 Wattage Allowance. The term “Wattage Allowance” for electricity (demand load for general office, light and convenience power and for office equipment and supplemental air conditioning) means the product obtained by multiplying the Adjusted Rentable Square Feet of the Premises by eight (8) watts.

1.1.250 Weighted Average Abatement Period. The term “Weighted Average Abatement Period” means the average number of days in each Abatement Period for each Phase of the Premises delivered to Tenant taking into account and giving proportional relevance to each Abatement Period for each Phase based on the Adjusted Rentable Square Feet delivered in such Phase. An example of the calculation of the Weighted Average Abatement Period is attached hereto as Exhibit H.

1.1.251 Work Letter. The term “Work Letter” means the agreement attached hereto as Exhibit C and incorporated herein by reference.

1.2 Basic Lease Information. The Basic Lease Information is incorporated into and made a part of this Lease. Each reference in this Lease to any Basic Lease Information shall mean the

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applicable information set forth in the Basic Lease Information, except that in the event of any conflict between an item in the Basic Lease Information and this Lease, this Lease shall control.

2. Premises.

2.1 Lease of Premises. Landlord hereby leases to Tenant, and Tenant hereby leases from Landlord, the premises described in the Basic Lease Information (the “Premises”). The parties acknowledge that Exhibit A-1 is intended only to show the approximate location of the Premises in the Building, and not to constitute an agreement, representation or warranty as to the construction or precise area of the Premises or as to the specific location or elements of the Common Areas or of the accessways to the Premises or the Project. The parties hereby stipulate that the Premises and the Project contain the number of Adjusted Rentable Square Feet set forth in the Basic Lease Information. The Adjusted Rentable Square Feet of the Building shall not be decreased at any time during the Term. If the Premises include an entire floor, all elevator lobbies, corridors and restroom facilities located on such floor shall be considered part of the Premises. All the outside walls and windows of the Premises and any space in the Premises used for shafts, stacks, pipes, conduits, ducts, electric or other utilities, or other Building facilities or equipment, and the use thereof and, subject to the restrictions set forth in Section 19.1 below, access thereto through the Premises for the purposes of operation, maintenance, improvements and repairs, are reserved to Landlord.

2.2 Delivery of Premises.

2.2.1 Delivery. Landlord shall deliver the Premises in two phases (each a “Phase”). Landlord shall use commercially reasonable efforts to cause (a) the Phase 1 Substantial Completion to occur on or before the Target Phase 1 Completion Date and (b) the Phase 2 Substantial Completion to occur on or before the Target Phase 2 Completion Date (each of the Target Phase 1 Completion Date and the Target Phase 2 Completion Date being referred to herein as a “Target Completion Date”); provided, however, that (i) a Target Completion Date shall be extended by the number of days that the Phase 1 Substantial Completion Date or the Phase 2 Substantial Completion Date, as applicable, is delayed due to Force Majeure Events and (ii) notwithstanding anything to the contrary set forth in this Lease or in the Work Letter and regardless of the actual Phase 1 Substantial Completion Date or the actual Phase 2 Substantial Completion Date hereunder, the Phase 1 Substantial Completion Date or the Phase 2 Substantial Completion Date, as applicable, shall be deemed to be the date the Phase 1 Substantial Completion Date or Phase 2 Substantial Completion Date would have occurred but for any Tenant Delay as determined in accordance with the Work Letter.

2.2.2 Phasing of Occupancy. Subject to the provisions of this Section 2.2.2, Tenant may elect (each such election, an “Early Phase 2 Occupancy”), in its sole and absolute discretion, prior to Phase 2 Substantial Completion with respect to the Phase 2 Premises only to occupy any portion of the Phase 2 Premises (each occupied portion of the Phase 2 Premises being an “Early Phase 2 Occupancy Space”) for which Landlord and its construction manager, in consultation with Tenant and Tenant’s Architect, mutually agree that the Tenant Improvement Work in such Early Phase 2 Occupancy Space has been completed in accordance with the Approved Working Drawings and any Change Orders, except for Punch-List Items (as such terms are defined in the Work Letter) and for which Tenant is legally permitted to occupy (as evidenced by a temporary or final certificate of occupancy, or final inspection and sign-off on the job card for the Tenant Improvement Work, or reasonable equivalent), provided that no Early Phase 2 Occupancy Space shall consist of less than an entire suite as shown on Exhibit A-1. Tenant shall provide Landlord reasonable prior notice before commencing any Early Phase 2 Occupancy. Tenant’s Early Phase 2 Occupancy shall be conditioned upon Landlord’s reasonable determination that such Early Phase 2 Occupancy is not likely to interfere with or delay the construction of the Ancillary Tenant Improvements, the Tenant Improvements or any other work in the Building. Any

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Early Phase 2 Occupancy shall be subject to all of the terms, covenants and conditions of this Lease, including, but not limited to, Tenant’s insurance obligations contained in Article 14 below and Tenant’s indemnity obligations contained in Section 16.1.1 below. Tenant shall pay Base Rent applicable to any Early Phase 2 Occupancy Space at the rate of $19.60 per Adjusted Rentable Square Foot per year from the period commencing on the date Tenant commences business operations in the applicable Early Phase 2 Occupancy Space until the Phase 2 Rent Commencement Date.

2.3 Delay Rent Credits. If the Phase 1 Substantial Completion Date has not occurred (or is not deemed to have occurred pursuant to Section 2.2 above due to any Tenant Delay) on or before the date that is forty five (45) days after the Target Phase 1 Completion Date (as such date may be extended pursuant to Section 2.2 above for any Force Majeure Event), then Tenant shall be entitled to a credit against Base Rent hereunder in addition to the Rent Abatement (as defined in Section 4.5 below) in the amount of one and one-half (1.5) days of Base Rent for every day that the Phase 1 Substantial Completion Date is actually delayed beyond the date that is forty-five (45) days after the Target Phase 1 Completion Date (the “Delay Rent Credits”). If the Phase 1 Substantial Completion Date does not occur (or is not deemed to have occurred) within one hundred fifty (150) days after the Target Phase 1 Completion Date, Tenant shall be entitled to no additional Delay Rent Credits with respect to the Phase 1 Premises, provided that the foregoing shall not limit Tenant’s rights or remedies pursuant to Sections 2.4 or 2.8 hereof. The parties agree that the actual damages to be suffered by Tenant in the event of a delay in the Phase 1 Substantial Completion Date would be extremely difficult if not impossible to ascertain and that the amount of Delay Rent Credits set forth in this Section 2.3 is a reasonable estimate of the actual damages to be suffered by Tenant if Tenant does not exercise its termination rights under Section 2.4 hereof and that such sum represents liquidated damages and not a penalty. By executing this provision where indicated below, each party specifically confirms the accuracy of the statements made above and the fact that each party fully understood the consequences of these liquidated damages provisions at the time this Lease was made.

Landlord’s Initials: MAC                         Tenant’s Initials: MV

2.4 Termination for Delay in Completion.

2.4.1 In the event that (a) the Phase 1 Substantial Completion Date has not occurred (or is not deemed to have occurred) on or before the date that is one hundred fifty (150) days after the Target Phase 1 Completion Date (the “Outside Phase 1 Premises Delivery Date”) or (b) the Phase 2 Substantial Completion Date has not occurred (or is not deemed to have occurred) on or before the date that is one hundred fifty (150) days after the Target Phase 2 Completion Date (the “Outside Phase 2 Premises Delivery Date”), then Tenant shall have the right to terminate this Lease either (i) in its entirety if the Phase 1 Substantial Completion Date has not occurred (or is not deemed to have occurred) on or before the Outside Phase 1 Premises Delivery Date (a “Complete Termination”) or (ii) with respect to the Phase 2 Premises only if the Phase 2 Substantial Completion Date has not occurred (or be deemed to have occurred) on or before the Outside Phase 2 Premises Delivery Date (a “Phase 2 Termination”), in each case by giving written notice of such termination to Landlord at any time (A) after the Outside Phase 1 Premises Delivery Date and prior to delivery of the Phase 1 Premises or (B) after the Outside Phase 2 Premises Delivery Date and prior to delivery of the Phase 2 Premises, as applicable; provided, however, that (x) the Outside Phase 1 Premises Delivery Date and the Outside Phase 2 Premises Delivery Date shall each be extended by the number of days that the Phase 1 Substantial Completion Date or the Phase 2 Substantial Completion Date, as applicable, is delayed due to Force Majeure Events and (y) notwithstanding anything to the contrary set forth in this Lease or in the Work Letter and regardless of the actual Phase 1 Substantial Completion Date or the actual Phase 2 Substantial Completion Date hereunder, the Phase 1 Substantial Completion Date or the Phase 2 Substantial Completion Date, as applicable, shall be deemed to be the date the Phase 1 Substantial Completion Date

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or Phase 2 Substantial Completion Date would have occurred but for any Tenant Delay as determined in accordance with the Work Letter. Tenant’s right to terminate this Lease with respect to the Phase 2 Premises pursuant to clause (ii) above shall automatically terminate and be of no further force or effect upon Tenant’s election under Section 2.2.2 to occupy any Early Phase 2 Occupancy.

2.4.2 In the event of a Complete Termination or a Phase 2 Termination, Tenant shall be entitled to seek payment from Landlord of such losses, costs, expenses or damages incurred by Tenant as a result of the termination of the Lease and exercise any other rights or remedies available to Tenant under Applicable Laws, in each case subject to the provisions set forth in Section 22.2 of the Lease.

2.5 Acceptance of the Premises. Tenant agrees to accept possession of (i) the Phase 1 Premises upon the Phase 1 Substantial Completion Date and (ii) the Phase 2 Premises on the Phase 2 Substantial Completion Date, without representation or warranty by Landlord, except as expressly provided herein, and with no obligation of Landlord to repaint, remodel, repair, improve or alter the Premises, or to perform any construction, remodeling or other work of improvement upon the Premises, or contribute to the cost of any of the foregoing, except as expressly set forth in this Lease (including the Work Letter). Without limiting the generality of the foregoing, Tenant acknowledges that neither Landlord nor any agent of Landlord has made any representation or warranty regarding the condition of the Premises, the Building, or the Project, the suitability of the Premises for Tenant’s use, the condition, capacity or performance of the Tenant Improvements or the Ancillary Tenant Improvements or Building Systems, or the identity of other tenants or potential tenants of the Project, except as expressly set forth in this Lease.

2.6 Conditions of Delivery of Certain Premises.

2.6.1 Relocation of Existing Tenants. Portions of the Premises as depicted on the floor plans attached hereto as Exhibit A-4 are currently leased to other tenants (“Existing Tenants”). Landlord has executed agreements prior to or concurrent with the date hereof (each a “Relocation Agreement”) to (a) relocate Existing Tenants to other premises in the Building or (b) terminate the leases with such Existing Tenants (each a “Relocation”). Each Relocation shall be at the sole cost and expense of Landlord, except as otherwise provided in Section 2.6.2 below. If Landlord is unable to cause the Relocation of any Existing Tenant on or before the date set forth in the Construction Schedule, except due to a default by Landlord under any applicable Relocation Agreement, then the Target Phase 2 Completion Date with respect solely to the Phase 2 Premises leased by such Existing Tenant (the “Delayed Delivery Premises”) shall be extended by the number of days that the Phase 2 Substantial Completion Date with respect to the Delayed Delivery Premises is actually delayed due to the lease or occupancy by the applicable Existing Tenant. If any portion of the Second Floor Premises becomes Delayed Delivery Premises, Landlord, at Tenant’s option, shall substantially complete (in accordance with the Work Letter) and deliver possession of those portions of the Second Floor Premises that are not Delayed Delivery Premises, but Tenant’s obligation to pay Base Rent with respect to any portion of the Second Floor Premises shall not commence until the Phase 2 Substantial Completion Date (as defined in the Work Letter). In no event shall Landlord be in default or liable to Tenant for any loss or damage resulting solely from any Existing Tenant’s default under any Relocation Agreement, provided that Landlord shall use commercially reasonable efforts to enforce the terms of such Relocation Agreements and shall use commercially reasonable efforts to cause the Phase 2 Substantial Completion Date to occur on or before the Target Phase 2 Commencement Date for those portions of the Second Floor Premises which are not Delayed Delivery Premises.

2.6.2 Suite 375 Premises. With respect to the Suite 375 Premises and notwithstanding anything to the contrary contained in Section 2.6.1 above, Tenant shall pay the Suite 375

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Relocation Expenses to Landlord as set forth in this Section 2.6.2. As used herein, the term “Suite 375 Relocation Expenses” means the difference between (i) the base rent payable by the Existing Tenant under the current lease for the Suite 375 Premises for the remaining term of such lease less (ii) the base rent payable by the Existing Tenant under a new lease or amended lease for the premises within the Building to which the Existing Tenant is relocated (the “Suite 375 Tenant’s New Premises”) for the equivalent term. The calculation of Suite 375 Relocation Expenses is subject to the following: (1) the annual base rent payable by Existing Tenant under the current lease is $33.70 (net of electrical) multiplied by 14,163 Adjusted Rentable Square Feet for the period from the Lease Date until February 3, 2011, $34.70 (net of electrical) multiplied by 14,163 Adjusted Rentable Square Feet for the period from February 4, 2011 to February 3, 2012, and $35.70 (net of electrical) multiplied by 14,163 Adjusted Rentable Square Feet for the period from February 4, 2012 to February 3, 2013; (2) the remaining term and the equivalent term shall mean the period from the effective date of the Relocation to February 3, 2013; (3) notwithstanding the actual base rent payable by the Existing Tenant under the new or amended lease, the base rent for purposes of calculating the Suite 375 Relocation Expenses shall not be less than $20.91 (net of electrical) multiplied by the Adjusted Rentable Square Feet of the Suite 375 Tenant’s New Premises; and (4) if Suite 375 Tenant’s New Premises is less than 14,163, the Suite 375 Relocation Expenses shall be calculated assuming that the Adjusted Rentable Square Feet of the Suite 375 Tenant’s New Premises is 14,163. Landlord shall provide to Tenant the amount of the Suite 375 Relocation Expenses on or prior to the effective date of the Relocation (along with reasonable supporting backup documentation). Subject to the application of any Delay Rent Credits or other offset rights of Tenant hereunder, Tenant shall pay the Suite 375 Relocation Expenses as the same accrue, in advance, on or before the first day of each successive calendar month during the Term and otherwise in accordance with Article 4 hereof; provided, however, that Tenant may elect at any time to pay the net present value of the Suite 375 Relocation Expenses, discounted at the Interest Rate.

2.7 Lease of Temporary Premises.

2.7.1 Temporary Lease of Suite 225 Premises. During the period commencing on the date which is ten (10) days after this Lease is executed and delivered by Landlord and Tenant and ending on the Phase 2 Rent Commencement Date (the “Temporary Premises Term”), Tenant shall lease from Landlord certain temporary premises commonly referred to as Suite 225, located on the second floor of the Building, containing approximately 16,257 Adjusted Rentable Square Feet and shown on the floor plans attached hereto as Exhibit A-2 (the “Temporary Premises”). Tenant’s lease of the Temporary Premises shall be on all of the terms and conditions of this Lease, except as modified by this Section 2.7. Landlord shall deliver the Temporary Premises broom-clean, free of furniture and equipment. Except as set forth in the immediately preceding sentence, Tenant acknowledges and agrees that Tenant accepts the Temporary Premises in its “as-is” condition, without any representations or warranties by Landlord, and with no obligation of Landlord to make any alterations or improvements to the Temporary Premises or to provide any tenant improvement allowance. Notwithstanding anything to the contrary contained herein, Tenant’s occupancy of the Temporary Premises during the Temporary Premises Term shall be subject to all of the terms, covenants and conditions of this Lease, including Tenant’s insurance obligations contained in Article 14 and Tenant’s indemnity obligations contained in Article 16; provided, however, that (a) Tenant shall not be obligated to pay Base Rent or Escalation Rent for the Temporary Premises during the Temporary Premises Term, (b) Tenant shall be obligated to pay the pro rata share (which is a fraction, the numerator of which is the Adjusted Rentable Square Feet of the Temporary Premises and the denominator of which is the Adjusted Rentable Square Feet of the Building) of all Operating Expenses and Real Property Taxes allocable to the pro rata portion of the calendar year and tax year, as applicable, during the Temporary Premises Term (the “Temporary OpEx Pass Through Payment”), (c) Tenant shall pay all costs of electrical consumption that is separately metered to the Temporary Premises, (d) Tenant shall have the right but not the obligation to perform the obligations set forth in Section 9.3 below with respect to the Temporary Premises, provided, that, Tenant shall repair any damage to the Temporary

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Premises resulting from the acts or omissions of Tenant, (e) at the end of the Temporary Premises Term, Tenant shall surrender the Temporary Premises broom-clean and free from furniture and equipment but shall have no other restoration obligations, (f) Tenant shall have the right to terminate the lease of the Temporary Premises with notice thereof after any casualty or condemnation materially affecting the Temporary Premises and (g) Landlord shall provide janitorial service to the Temporary Premises in accordance with the Standard Janitorial Services (as defined in Section 8.8). Landlord shall cause the entity providing janitorial services to the Temporary Premises to execute a confidentiality agreement in connection with the provision of such services in the form attached hereto as Exhibit R, but the individual employees of such service provider shall not be obligated to sign any confidentiality agreement. As of the date hereof, the Temporary OpEx Pass Through Payment is Eight Dollars and 81/100 ($8.81) per Adjusted Rentable Square Foot. On the first day of each month of the Temporary Premises Term, Tenant shall pay to Landlord the monthly estimate of Tenant’s pro rata share of Operating Expenses and Real Property Taxes as provided by Landlord. Within ninety (90) days after the termination of the Temporary Premises Term, Landlord shall provide Tenant a statement of the actual pro rata share of Operating Expenses and Real Property Taxes and adjustments with respect to the estimated pro rata share of Operating Expenses and Real Property Taxes paid by Tenant under this Section and appropriate credits and payments shall be made in the same manner as provided in Section 5.2 above. Notwithstanding anything to the contrary contained herein, beginning on the date that is three (3) months after the Phase 1 Rent Commencement Date, Tenant’s obligation to make the Temporary OpEx Pass Through Payments shall cease, but such cessation shall not prevent Tenant’s continued use and occupancy of the Temporary Premises for the duration of the Temporary Premises Term. Tenant shall bear all costs related to furnishing, equipping, and moving into and out of the Temporary Premises, including, without limitation, the installation of Lines. During the Temporary Premises Term, Tenant shall have the right, but not the obligation, to lease seventeen (17) Parking Spaces (as hereinafter defined) at the initial Parking Charge and otherwise in accordance with Article 30 hereof. Except as expressly provided above with respect to repair, restoration and maintenance obligations, on or before the expiration or earlier termination of the Temporary Premises Term, Tenant shall surrender the Temporary Premises in accordance with Section 32.13 of this Lease. If Tenant remains in possession of the Temporary Premises after the expiration of the Temporary Premises Term, Article 25 hereof shall apply. For purposes of calculating Base Rent payable with respect to the Temporary Premises after the Temporary Premises Term under Article 25, Tenant shall be deemed to have paid Base Rent during the Temporary Premises Term at the rate of $19.60 per Adjusted Rentable Square Foot. Notwithstanding the rights granted under Article 42, Tenant shall not be permitted to have dogs in the Temporary Premises.

2.7.2 Option to Temporarily Lease the Suite 460 Premises. Subject to the Superior Rights and the terms and conditions of this Section 2.7.2, Tenant shall have the right, in its sole discretion, to expand the Temporary Premises by leasing the Suite 460 Premises (“Temporary Premises Expansion Option”). Tenant may exercise the Temporary Expansion Option, if at all, by giving Landlord an unconditional, irrevocable written notice of such election (the “Temporary Premises Expansion Notice”) on or before December 31, 2010, the time of such exercise being of the essence. The Temporary Expansion Notice shall specify the date upon which Landlord shall deliver the Suite 460 Premises, which date shall be not less than fifteen (15) days and not more than forty five (45) days after the date of Tenant’s delivery of the Temporary Premises Expansion Notice. If Tenant delivers the Temporary Premises Expansion Notice, Landlord shall deliver the Suite 460 Premises on such date specified in the Temporary Premises Expansion Notice and Tenant shall lease the Suite 460 Premises on the same terms and conditions as set forth in Section 2.7.1 effective as of the delivery of the Suite 460 Premises until the expiration of the Temporary Premises Term, provided, however, that there shall be no cessation of the obligation to pay the Temporary OpEx Pass Through Payments at any time.

2.8 Tenant Construction.

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(a) Change in Terms. If Tenant elects to manage construction of the Ancillary Tenant Improvements and/or Tenant Improvements pursuant to Section 7.4.3 of the Work Letter, then the following shall apply: (i) all of Tenant’s termination rights as set forth in Section 2.4 above shall lapse and be of no further force and effect, (ii) notwithstanding that either the Phase 1 Substantial Completion Date or the Phase 2 Substantial Completion Date has not occurred (or is not deemed to have occurred), Landlord shall be deemed without further action to have immediately delivered possession of the Premises to Tenant as of the occurrence of such election, (iii) the Phase 1 Tenant Completion Date and the Phase 2 Tenant Completion Date (as defined in Section 2.8(b) below) shall each be determined in accordance with Section 2.8(b) below, (iv) the “Expiration Date” shall mean the last day of the eighty-fourth (84th) month after the Phase 1 Tenant Completion Date (or, if the Phase 1 Tenant Completion Date occurs on a date other than the first day of a calendar month, after the first day of the first full month occurring after the Phase 1 Tenant Completion Date), (v) all references to “Commencement Date” shall mean the Phase 1 Tenant Completion Date, (vi) subject to Sections 2.2.2, 4.1 and 4.5, Tenant shall commence paying Base Rent for the Phase 1 Premises as of the Phase 1 Tenant Completion Date and for the Phase 2 Premises as of the Phase 2 Tenant Completion Date, and (vii) Delay Rent Credits shall remain in effect and shall be determined assuming the Phase 1 Substantial Completion Date or the Phase 2 Substantial Completion Date occurred on the applicable Construction Completion Date (hereinafter defined).

(b) Tenant Completion Date; Delay Days. If Tenant elects to manage construction of the Ancillary Tenant Improvements and/or Tenant Improvements pursuant to Section 7.4.3 of the Work Letter, then within thirty (30) days thereafter, Tenant’s Architect, the General Contractor and Landlord’s construction manager shall reasonably determine the date construction of the Ancillary Tenant Improvements and/or Tenant Improvements with respect to each of the Phase 1 Premises and the Phase 2 Premises, as applicable, would likely be completed by Tenant using commercially reasonable efforts (without payment of overtime or premium time wages) as of the date Tenant elects the remedy set forth in Section 7.4.3 of the Work Letter (as applicable to either the Phase 1 Premises or the Phase 2 Premises, the “Construction Completion Date”). The “Phase 1 Tenant Completion Date” shall mean the earlier to occur of (i) the date which is thirty (30) days after the applicable Construction Completion Date for the Phase 1 Premises and (ii) the date Tenant commences business operations in at least one hundred nineteen thousand (119,000) Adjusted Rentable Square Feet of the Phase 1 Premises (provided, however, that the Phase 1 Tenant Completion Date shall be extended for delays resulting from Force Majeure Events and Landlord Delays). The “Phase 2 Tenant Completion Date” shall mean the earlier to occur of (A) the date which is thirty (30) days after the applicable Construction Completion Date for the Phase 2 Premises and (B) the date Tenant commences business operations in the entire Phase 2 Premises (provided, however, that the Phase 2 Tenant Completion Date shall be extended for delays resulting from Force Majeure Events and Landlord Delays). Any dispute between Landlord and Tenant regarding any Construction Completion Date shall be submitted to binding arbitration in accordance with Article 45 below; provided that, (x) until such arbitration is concluded, the “Construction Completion Date” as reasonably determined by Tenant’s Architect shall be deemed to be the Construction Completion Date for purposes of this Lease and (y) following the completion of such arbitration, the “Construction Completion Date” shall be the date determined by the Arbitrator. Except for any Landlord Delay resulting from Landlord’s failure to take any action prior to any deadline for taking such action, no Landlord Delay shall be deemed to have occurred unless Tenant gives Landlord prior written notice or written notice within five (5) business days of the occurrence, as may be reasonable under the circumstances, specifying the claimed reasons for such Landlord Delay, and Landlord shall fail to correct or cure such Landlord Delay within one (1) business day. There shall be excluded from the number of days of any Landlord Delay any days of delay which are primarily caused by Force Majeure Events. If any Construction Completion Date is actually delayed due to Landlord Delay, then Tenant and Tenant’s Architect shall reasonably determine in consultation with Landlord and Landlord’s construction

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manager the date on which the Tenant Improvements would have been completed but for such Landlord Delay and such certified date shall be the Construction Completion Date.

3. Term.

3.1 Term of Lease. The Term of this Lease shall commence as of the Lease Date and shall expire on the Expiration Date, unless sooner terminated or extended pursuant to the provisions of this Lease. After the Commencement Date and Expiration Date have been established, then within ten (10) business days following request by either party, the other party agrees to execute and deliver to the requesting party a Confirmation of Lease Term (“Confirmation”) in the form of Exhibit D attached hereto. This Lease shall be a binding contractual obligation effective upon execution and delivery hereof by Landlord and Tenant.

3.2 Early Access. Subject to the provisions of this Section 3.2, Landlord shall allow Tenant access to the Premises prior to the Commencement Date for purposes of installing Tenant’s furniture, fixtures, equipment, millwork and telephone/data cabling (“Tenant’s Fixturing Work”). Tenant and Tenant’s employees, agents, contractors, subcontractors, suppliers or any other person requiring access to the Premises in connection with the performance of Tenant Fixturing Work (each, “Tenant’s Construction Representative” and collectively, “Tenant’s Construction Representatives”) shall be subject to reasonable approval by Landlord prior to the commencement of their work, and Tenant shall cause Tenant’s Construction Representatives to engage only labor that is harmonious and compatible with other labor working in the Building. Tenant and Tenant’s Construction Representatives shall work cooperatively with Landlord to coordinate the scheduling and performance of Tenant’s Fixturing Work so as not to delay the Phase 1 Substantial Completion Date or the Phase 2 Substantial Completion Date. As a condition to entering the Building, each of Tenant’s Construction Representatives shall provide Landlord with satisfactory evidence of such commercially reasonable insurance as Landlord may reasonably require. Tenant’s Construction Representatives shall comply with Landlord’s current contractor rules and regulations, while in the Premises or elsewhere in the Project. Tenant’s Construction Representatives shall not interfere with or delay the construction of the Tenant Improvements or any other work in the Building. If at any time any of Tenant’s Construction Representatives hinders or delays construction of the Tenant Improvements or any other work in the Building or performs any work that impairs the quality, integrity or performance of the Tenant Improvements or other work in any portion of the Building, upon written notice from Landlord, Tenant shall promptly cause such Tenant’s Construction Representative to leave the Building and remove all of its tools, equipment and materials. Tenant shall reimburse Landlord for the cost of any repairs to the Premises or other portions of the Building or Common Areas to the extent necessitated by the acts or omissions of Tenant’s Construction Representatives. All entries into the Premises by Tenant or Tenant’s Construction Representatives prior to the Commencement Date shall be subject to all of the terms, covenants and conditions of this Lease, including, but not limited to, Tenant’s insurance obligations contained in Article 14 and Tenant’s indemnity obligations contained in Article 16, but excluding the obligation to pay Base Rent. In addition, Tenant shall not be charged for utilities or HVAC services, the use of freight elevators or loading docks, or security services during the periods of time that Tenant has access to the Premises solely for purposes of performing Tenant’s Fixturing Work or in connection with Tenant’s move into the Premises.

3.3 Tenant’s Early Termination Options.

3.3.1 Options; Exercise. Subject to the terms and conditions contained herein, Tenant shall have a one (1) time option to terminate the Lease as to each of the following portions of the Premises on the following dates: (a) the Sixth Floor Premises as of the last day of the sixtieth (60th) full calendar month after the Commencement Date, (b) the Fifth Floor Premises as of the last day of the seventy-second (72nd) full calendar month after the Commencement Date, and (c) the Third Floor

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Premises as of the last day of the seventy-second (72nd) full calendar month after the Commencement Date (each such option, a “Early Termination Option,” each such portion of the Premises, a “Termination Space,” and each such date a “Early Termination Date”). Each Termination Option shall be exercisable only by giving Landlord unconditional and irrevocable written notice (“Termination Notice”) thereof no earlier than three hundred sixty (360) days prior to, and no later than two hundred seventy (270) days prior to, the applicable Early Termination Date, time being of the essence. If Tenant elects to so terminate this Lease as to any Termination Space, Tenant shall pay to Landlord, concurrently with Tenant’s delivery to Landlord of any Termination Notice, a termination fee (the “Termination Fee”) equal to the unamortized amount, as of the applicable Early Termination Date, of Landlord’s Lease Expenses (as defined below) (such unamortized amount to be computed by amortizing such amounts over the initial Term, with interest at the rate of six percent (6%) per annum on a straight line basis from the Commencement Date) allocated to the applicable Termination Space. As used herein, “Landlord’s Lease Expenses” means the following: (A) all brokerage commissions paid by Landlord in connection with this Lease, plus (B) the amount of the Tenant Improvement Allowance paid by Landlord pursuant to the Work Letter, plus (C) the cost of the Ancillary Tenant Improvements plus (D) the amount of the Rent Abatement for the Weighted Average Abatement Period minus (E) the sum of the portions of the costs of the Ancillary Tenant Improvements funded by Tenant and the portions of the costs of improvements to restrooms that are funded by Tenant. An example of the calculation of the Termination Fee is set forth on Exhibit S attached hereto. For purposes of calculating the Termination Fee, Landlord’s Lease Expenses shall be allocated to a Termination Space by multiplying the Landlord’s Lease Expense by a fraction, the numerator of which is the Adjusted Rentable Square Feet of such Termination Space and the denominator of which is the Adjusted Rentable Square Feet of the Premises. Landlord shall provide to Tenant the total amount of Landlord’s Lease Expenses (along with reasonable supporting backup documentation) within thirty (30) days following Tenant’s request therefor; and if Landlord has not provided such amount and documentation prior to Tenant’s delivery of a Termination Notice hereunder, then, notwithstanding the foregoing, the Termination Fee shall be payable to Landlord within thirty (30) days following Tenant’s receipt of such amount and documentation. Effective on an Early Termination Date, this Lease shall terminate as though the Term of the Lease had expired as to the applicable Termination Space and all provisions herein applicable to the expiration of the Term of the Lease and the surrender of the Premises shall be applicable to such Termination Space. If Tenant fails to timely exercise the Termination Option, or fails to pay the Termination Fee as required herein, then, at Landlord’s sole option, Tenant’s exercise of the Termination Option shall be null and void and this Lease shall continue in full force and effect as to the entirety of the Premises.

3.3.2 Conditions. The following provisions apply to Tenant’s Termination Option:

(a) Surrender of Termination Space. If Tenant exercises a Termination Option and pays the applicable Termination Fee as provided above, Tenant shall surrender the applicable Termination Space to Landlord as required pursuant to Section 32.13 below on or before the applicable Early Termination Date. If Tenant fails to so vacate and surrender possession of the Termination Space on the Early Termination Date, then the provisions of Article 25 hereof shall apply to Tenant’s continued occupancy.

(b) Amendment. Within thirty (30) days after the date of a Termination Notice, Landlord and Tenant shall enter into modifications to this Lease which are necessary to (i) amend the schedule of Base Rent set forth in the Basic Lease Information to reduce the Base Rent applicable to the Termination Space, (ii) cause the separation and securing of the Termination Space from the remaining Premises and (iii) amend other provisions of the Lease (such as Tenant’s Percentage Share and the Letter of Credit Amount) to account for the reduced Adjusted Rentable Square Footage of the remaining Premises. The Letter of Credit Amount shall be reduced by multiplying the then current Letter

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of Credit Amount (as may have been previously increased in accordance with Articles 33, 34 and/or 35) by a fraction, the numerator of which shall be the Adjusted Rentable Square Feet of the applicable Termination Space and the denominator of which shall be the Adjusted Rentable Square Feet of the Premises immediately prior to the applicable Early Termination Date.

(c) No Subtenant Exercise. No subtenant shall have any right to exercise the Early Termination Option on behalf of Tenant.

3.4 Option to Extend.

3.4.1 Option to Extend Term. Landlord hereby grants to Tenant two (2) successive options (each a “Extension Option” and collectively, the “Extension Options” ) to extend the initial Term for additional periods of five (5) years each (each an “Extension Term” and collectively, the “Extension Terms”) commencing on the first day following the Expiration Date on the terms and subject to the conditions set forth in this Section 3.4; provided, however, that (a) Tenant may exercise each Extension Option with respect to all or a portion of the Premises then leased by Tenant hereunder, provided that (i) in the event Tenant exercises an Extension Option as to any of the Concourse Premises, the First Floor Premises or the Second Floor Premises, Tenant must exercise such Extension Option as to all of the Concourse Premises, the First Floor Premises and the Second Floor Premises and (ii) in all events Tenant must exercise an Extension Option with respect to a minimum of 100,000 Adjusted Rentable Square Feet that is contiguous and, if located on more than one floor, on adjacent floors and (b) the second Extension Option may be exercised only if the first Extension Option has been duly exercised.

3.4.2 Exercise. Tenant shall exercise an Extension Option, if at all, by giving Landlord unconditional, irrevocable written notice of such election no earlier than twelve (12) months and no later than nine (9) months prior to the scheduled Expiration Date, the time of such exercise being of the essence. Tenant’s notice shall specify the portions of the Premises which Tenant intends to exercise the Extension Option (the “Renewal Premises”). Subject to the provisions of this Section 3.4, upon the giving of such notice (which must specify the portion of the Premises to which the Extension Option shall apply), this Lease and the Term shall be extended without execution or delivery of any other or further documents, with the same force and effect as if the applicable Extension Term had originally been included in the initial Term.

3.4.3 Conditions. If Tenant exercises an Extension Option pursuant to Section 3.4.2 above, all of the terms, covenants and conditions of this Lease shall continue in full force and effect during the applicable Extension Term, except that: (a) the Base Rent during the applicable Extension Term shall be determined as set forth below; (b) the Base Year during the applicable Extension Term shall be the calendar year during which such Extension Term commences, provided that Tenant shall have no obligation to pay any Escalation Rent whatsoever during the first (1st) twelve (12) months of the applicable Extension Term; (c) Tenant shall continue to possess and occupy the Renewal Premises in their existing condition, “as is”, as of the commencement of the applicable Extension Term, and Landlord shall have no obligation to repair, remodel, improve or alter the Renewal Premises, to perform any other construction or other work of improvement upon the Renewal Premises, or to provide Tenant with any construction or refurbishing allowance whatsoever; (d) Tenant shall have no further rights to extend the Lease Term after the expiration of the second Extension Term; (e) the Parking Charge per the Parking Space shall be determined as provided in Section 3.4.4 below; (f) the term “Premises” as used in this Lease shall refer to the Renewal Premises; (g) the term “Tenant’s Percentage Share” shall mean the ratio of the Adjusted Rentable Square Feet of the Renewal Premises to the Adjusted Rentable Square Feet of the Project.

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3.4.4 Fair Market Rent. The Base Rent payable by Tenant for the Renewal Premises during the first Extension Term shall be ninety-five percent (95%) of the Fair Market Rent (as defined below) for the Renewal Premises, valued as of the commencement of the first Extension Term, determined in the manner set forth below. The Base Rent payable by Tenant for the Renewal Premises during the second Extension Term shall be ninety-five percent (95%) of the Fair Market Rent for the Renewal Premises, valued as of the commencement of the second Extension Term, determined in the manner set forth below. The Parking Charge payable by Tenant for the Parking Spaces during the first Extension Term shall be the lesser of Two Hundred Dollars ($200.00) per Parking Space per month and one hundred percent (100%) of the Fair Market Rent for the Parking Spaces, valued as of the commencement of the first Extension Term, determined in the manner set forth below. The Parking Charges payable by Tenant for the Parking Spaces during the second Extension Term shall be the lesser of Two Hundred Fifty Dollars ($250.00) per Parking Space per month and one hundred percent (100%) of the Fair Market Rent for the Parking Spaces, valued as of the commencement of the second Extension Term, determined in the manner set forth below. As used herein, the term “Fair Market Rent” means the annual Base Rent and Parking Charges that a willing tenant would pay, and that a willing landlord would accept, at arm’s length, as of the commencement of the applicable Extension Term, for space comparable to the Renewal Premises in Comparable Buildings and parking comparable to the Parking Spaces in Comparable Buildings, respectively, based upon binding lease transactions for tenants in the Building and Comparable Buildings that, where possible, commence or are to commence within six (6) months prior to or within six (6) months after the commencement of the applicable Extension Term (“Comparison Leases”) excluding the rental value attributable to any Alterations (but not the Tenant Improvements or Ancillary Tenant Improvements) paid for by Tenant. Comparison Leases shall include renewal and new non-renewal tenancies, but shall exclude subleases and leases of space subject to another tenant’s expansion rights. Rent rates payable under Comparison Leases shall be adjusted to account for variations between this Lease and the Comparison Leases with respect to, among other things: (a) the length of the applicable Extension Term compared to the lease term of the Comparison Leases; (b) rental structure, including, without limitation, rental rates per rentable square foot (including type, gross or net, and if gross, adjusting for the base year or expense stop), and escalation provisions, (c) the size of the Renewal Premises compared to the size of the premises of the Comparison Leases; (d) location, floor levels, efficiencies and outlook of the floor(s) of the Renewal Premises compared to the premises of the Comparison Leases; (e) free rent, moving allowances and other cash payments affecting the rental rate; (f) the age and quality of construction of the Building (including compliance with applicable codes on the applicable floors) compared to the Comparable Buildings; (g) leasehold improvements and/or allowances, including the amounts thereof in renewal leases, and taking into account, in the case of renewal leases (including this Lease), the value of existing leasehold improvements to the renewal tenant; (h) access to public transit and the availability of parking; (i) the amenities available to tenants in the Building compared to amenities available to tenants in Comparable Buildings; (j) the energy efficiencies and environmental elements of the Building compared to Comparable Buildings, including current LEED certification; (k) the uses of the Comparison Leases as compared to the use of the Renewal Premises; (l) the type and quality of any base building work in the Comparable Buildings compared to the Building; (m) the type and quality of tenant improvements in the Renewal Premises as compared to Comparable Buildings; and (n) the fact that landlords are or are not paying real estate brokerage commissions in connection with such Comparison Leases. In determining the Market Rate, the most weight shall be given to Comparison Leases in the Building. The Fair Market Rent may include annual or other periodic increases and may be less or may be more than the Base Rent existing as of the exercise of the applicable Extension Option. The Fair Market Rent for (i) the Renewal Premises and (ii) for the Parking Charge per Parking Space (as defined below) shall be determined separately.

3.4.5 Determination of Base Rent and Parking Charges.

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(a) Without limiting any provision of Section 3.4.2 above, within thirty (30) days following Tenant’s written request, which may be given no earlier than thirteen (13) months and no later than ten (10) months prior to the scheduled Expiration Date, Landlord shall provide Tenant in writing with a good faith written proposal of the Fair Market Rent for the Renewal Premises and the Parking Spaces for the applicable Extension Term (“Landlord’s Initial Proposal”). Provided that Tenant subsequently give valid notice of exercise of the applicable Extension Option, Landlord agrees that neither Landlord’s Market Rent Proposal given pursuant to Section 3.4.5(b) below or Landlord’s Determination of the Fair Market Rent for the applicable Extension Term pursuant to Section 3.4.6(a) below shall be higher than Landlord’s Initial Proposal.

(b) Not later than six (6) months prior to the commencement of the applicable Extension Term, provided Tenant has given valid notice of exercise of the Extension Option, Landlord shall deliver to Tenant a good faith written proposal of the Fair Market Rent for the Renewal Premises and for the Parking Spaces for the applicable Extension Term (“Landlord’s Market Rate Proposal”), provided that in no event shall Landlord’s Market Rate Proposal be higher than Landlord’s Initial Proposal given pursuant to Section 3.4.5(a) above. Within thirty (30) days after receipt of Landlord’s Market Rate Proposal, Tenant shall notify Landlord in writing that Tenant accepts Landlord’s Market Rate Proposal or disputes Landlord’s Market Rate Proposal. If Tenant does not give Landlord a timely notice in response to Landlord’s proposal, Landlord’s Market Rate Proposal shall be binding upon Tenant.

3.4.6 Arbitration.

(a) If Tenant timely disputes Landlord’s Market Rate Proposal, the parties shall first negotiate in good faith to reach agreement upon the Fair Market Rent for the applicable Extension Term. If Landlord and Tenant are able to agree upon the Fair Market Rent within thirty (30) days after Tenant’s notice to Landlord disputing Landlord’s Market Rate Proposal (“Impasse Date”), then such agreement shall constitute a final determination of Fair Market Rent. If Landlord and Tenant are unable to agree upon the Fair Market Rent prior to the Impasse Date, then within fifteen (15) days after the Impasse Date, the parties shall meet and concurrently deliver to each other their respective written estimates of the Fair Market Rent for the applicable Extension Term, supported by the reasons therefor (each, a “Determination”). Landlord’s Determination may be more or less than Landlord’s Market Rent Proposal (but may be no more than Landlord’s Initial Proposal). If either party fails to deliver its Determination in a timely manner, then the Fair Market Rent shall be the Determination by the other party. If the higher Determination is no more than one hundred five percent (105%) of the lower Determination, then the Fair Market Rent shall be the average of the two. In every other case, the Fair Market Rent shall be determined as set forth below.

(b) Within ten (10) days after the parties exchange their respective Determinations, the parties shall each appoint an arbitrator who shall be a licensed California real estate broker with at least ten (10) years’ experience in leasing commercial office space similar to the Building in the San Francisco market immediately prior to his or her appointment, and be familiar with the rentals then being charged in the Building and in the Comparable Buildings. The parties may appoint the real estate brokers who assisted them in making their Determinations as their respective arbitrators. If either Landlord or Tenant fails to timely appoint an arbitrator, then the Fair Market Rent for the applicable Extension Term shall be the Determination of the other party.

(c) Within twenty (20) days following appointment of the second arbitrator to be appointed, the two arbitrators appointed by the parties shall appoint a third, similarly qualified, independent arbitrator (the “Independent Arbitrator”), and notify Landlord and Tenant of the identity of the Independent Arbitrator. If an Independent Arbitrator has not been so appointed by the end

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of such twenty (20) day period, then either party, on behalf of both, may request such appointment by the San Francisco office of the American Arbitration Association (or any successor thereto), or in the absence, failure, refusal or inability of such entity to act, then either party may apply to the presiding judge of the San Francisco Superior Court, for the appointment of such an Independent Arbitrator, and the other party shall not raise any question as to the court’s full power and jurisdiction to make the appointment.

(d) Within five (5) days following notification of the identity of the Independent Arbitrator, Landlord and Tenant shall submit copies of Landlord’s Determination and Tenant’s Determination to the three arbitrators (the “Arbitration Panel”). The Arbitration Panel, by majority vote, shall select either Landlord’s Determination or Tenant’s Determination as the Base Rent for the Extension Term, and shall have no right to propose a middle ground or to modify either of the two Determinations or the provisions of this Lease. The Arbitration Panel shall attempt to render a decision within thirty (30) days after appointment of the Independent Arbitrator. In any case, the Arbitration Panel shall render a decision within forty five (45) days after appointment of the Independent Arbitrator.

(e) The decision of the Arbitration Panel shall be final and binding upon the parties, and may be enforced in accordance with the provisions of California law. In the event of the failure, refusal or inability of any member of the Arbitration Panel to act, a successor shall be appointed in the manner that applied to the selection of the member being replaced. Each party shall pay the fees and expenses of the arbitrator designated by such party, and one half of the fees and expenses of the Independent Arbitrator and the expenses incident to the proceedings (excluding attorneys’ fees and similar expenses of the parties which shall be borne separately by each of the parties).

(f) Each party may submit any written materials to the Arbitration Panel within five (5) business days of selection of the Independent Arbitrator. No witnesses or oral testimony (i.e. no hearing) shall be permitted in connection with the Arbitration Panel’s decision unless agreed to by both parties. No ex parte communications shall be permitted between any member of the Arbitration Panel and either Landlord or Tenant following appointment of the Arbitrator Panel until conclusion of the arbitration process. The members of the Arbitration Panel are authorized to walk both the Renewal Premises and any comparable space (to the extent access is made available).

3.4.7 Rent Payment Pending Resolution. Until the matter is resolved by agreement between the parties or a decision is rendered in any arbitration commenced pursuant to this Section 3.4, Tenant’s monthly payments of Base Rent for the Renewal Premises and the Parking Charge for the Parking Spaces as of the commencement of the Extension Term shall be in an amount equal to one hundred five percent (105%) of the monthly Base Rent and Parking Charge payable by Tenant immediately prior to the scheduled expiration of the Term on a per Adjusted Rentable Square Foot basis. Within thirty (30) business days following determination of the Fair Market Rent by agreement by the parties or the decision of the arbitrators, as applicable, Tenant shall pay to Landlord, or Landlord shall pay to Tenant, the amount of any deficiency or excess, as the case may be, in the Base Rent and Parking Charges previously paid.

3.4.8 General Provisions. The following general provisions shall apply to each Extension Option:

(a) Assignment. Tenant’s right to exercise each Extension Option is personal to, and may be exercised only by, the original named Tenant under this Lease (or a Permitted Assignee). If Tenant shall assign this Lease (other than to a Permitted Assignee), then immediately upon such assignment, Tenant’s right to exercise the Extension Option shall automatically terminate and be of

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no further force or effect. No assignee (other than to a Permitted Assignee) or subtenant shall have any right to exercise the Extension Option granted herein.

(b) Amendment to Lease. After the Base Rent payable during the applicable Extension Term is determined, the parties shall promptly execute an amendment to this Lease in a form reasonably acceptable to both parties extending the Term and stating the amount of the Base Rent payable during the applicable Extension Term. The Letter of Credit Amount shall be reduced by multiplying the then current Letter of Credit Amount (as may have been previously increased in accordance with Articles 33, 34 and/or 35) by a fraction, the numerator of which shall equal (i) the Adjusted Rentable Square Feet of the Premises immediately prior to the commencement of the applicable Extension Term minus (ii) the Adjusted Rentable Square Feet of the Renewal Premises and the denominator of which shall be the Adjusted Rentable Square Feet of the Premises immediately prior to the commencement of the applicable Extension Term.

(c) References to Term. Subject to the provisions of this Section 3.4, after exercise of an Extension Option, all references in this Lease to the Term shall be deemed to refer to the Term as extended, unless the context clearly provides to the contrary.

(d) Additional Condition. Notwithstanding anything to the contrary contained herein, Tenant’s exercise of an Extension Option shall, at Landlord’s election, be null and void if an Event of Default exists at the time of exercise of the applicable Extension Option.

(e) Impact of Lease Termination. If Tenant shall fail to properly exercise an Extension Option, the Extension Option shall terminate and be of no further force and effect. If this Lease shall terminate for any reason, then immediately upon such termination, the Extension Options shall automatically terminate and become null and void.

4. Rent.

4.1 Obligation to Pay Base Rent. Tenant agrees to pay to Landlord as “Base Rent” for the Premises, the sums specified in the Basic Lease Information. Base Rent shall be paid to Landlord, in advance, on or before the first day of each and every successive calendar month during the Term after the Phase 1 Rent Commencement Date; provided, however, that upon signing this Lease, Tenant shall pay to Landlord an amount equal to the Base Rent for the first full month of the Term, which amount shall be applied to the Base Rent owing for the first month of the Term after the Rent Abatement Period. If the Phase 1 Rent Commencement Date is other than the first day of a calendar month, the installment of prepaid Base Rent for the first month of the Term for which Base Rent is payable shall be prorated on the basis of a 360-day year consisting of twelve 30-day months, and the balance shall be credited to Base Rent owing for the following month of the Term. If the Expiration Date is other than the last day of a calendar month, or if this Lease shall be terminated as of a day other than the last day of a calendar month, the installment of Base Rent for the last fractional month of the Term shall be prorated on the basis of a 360-day year consisting of twelve 30-day months.

4.2 Manner of Rent Payment. All Rent shall be paid by Tenant without notice, demand, abatement, deduction or offset (except as expressly set forth in the Lease), in lawful money of the United States of America, that at the time of payment shall be legal tender for the payment of all obligations, in immediately available funds or by good check as described below, and if payable to Landlord, at Landlord’s Address for Payments in the Basic Lease Information, or to such other person or at such other place as Landlord may from time to time designate by notice to Tenant.

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4.3 Additional Rent. All Rent not characterized as Base Rent, Escalation Rent or Parking Charges shall constitute additional rent, and if payable to Landlord shall, unless otherwise specified in this Lease, be due and payable thirty (30) days after Tenant’s receipt of Landlord’s invoice therefor.

4.4 Late Payment of Rent; Interest. All amounts of Rent, if not paid within five (5) business days after the due date, shall bear interest from the due date until paid at the Interest Rate. In addition, Tenant acknowledges that late payment by Tenant to Landlord of Rent will cause Landlord to incur costs not contemplated by this Lease, the exact amount of such costs being extremely difficult to fix. Such costs include, without limitation, processing and accounting charges, and late charges that may be imposed on Landlord under the terms of its loan documents. Therefore, if any installment of Rent is not received within five (5) business days after the due date, Tenant shall pay to Landlord an additional one-time sum of two percent (2%) of the delinquent Rent as a late charge. A late charge shall not be imposed more than once with respect to any particular payment not paid by Tenant when due. The parties agree that this late charge represents a fair and reasonable estimate of the costs that Landlord will incur by reason of late payment of Rent by Tenant. Acceptance of any late charge shall not constitute a waiver of Tenant’s default with respect to the overdue amount, or prevent Landlord from exercising any of the other rights and remedies available to Landlord. Notwithstanding anything to the contrary set forth herein, Tenant shall not be liable for the late charge set forth in this Section 4.4 with respect to the first delinquency by Tenant in any calendar year, provided that Tenant shall pay any such delinquent amount within five (5) business days after receipt of notice of such delinquency from Landlord.

4.5 Abatement of Base Rent. Notwithstanding the provisions of the Basic Lease Information and Tenant’s obligation to pay monthly Base Rent pursuant to Section 4.1 above, Tenant shall be entitled to an abatement of Base Rent (the “Rent Abatement”) for the following periods after the Commencement Date (each a “Rent Abatement Period”) with respect to the following portions of the Premises: (a) from the Commencement Date to the date which is nine (9) months after the Commencement Date with respect to the Concourse Premises, (b) from the Commencement Date to the date which is fifteen (15) months after the Commencement Date with respect to the Sixth Floor Premises, (c) from the Commencement Date to the date which is twenty one (21) months after the Commencement Date with respect to the Fifth Floor Premises, (d) from the Commencement Date to the date which is twenty five (25) months after the Commencement Date with respect to the Second Floor Corridor Space; (e) from the Commencement Date to the date which is twenty seven (27) months after the Commencement Date with respect to the First Floor Premises and Third Floor Premises (other than the Suite 375 Premises), (f) from the Commencement Date to the date which is twenty nine (29) months after the Commencement Date with respect to the Second Floor Premises (other than the Second Floor Corridor Space), and (g) from the Commencement Date to the date which is twenty nine (29) months after the Commencement Date with respect to the Suite 375 Premises.

5. Calculation and Payments of Escalation Rent. Tenant shall pay to Landlord Escalation Rent in accordance with the following procedures:

5.1 Payment of Estimated Escalation Rent. During December of each calendar year, Landlord shall give Tenant notice of its commercially reasonable estimate of Escalation Rent due for the succeeding calendar year. On or before the first day of each month during the succeeding calendar year, Tenant shall pay to Landlord, as additional rent, one twelfth (1/12) of such estimated amounts. If Landlord fails to deliver such notice to Tenant in December, Tenant shall continue to pay Escalation Rent on the basis of the prior year’s estimate until the first day of the next calendar month after such notice is given, provided that within thirty (30) days after receipt of Landlord’s estimate, Tenant shall pay to Landlord the amount of such estimated adjustment payable to Landlord for prior months during the year in question, less any portion thereof previously paid by Tenant. If it reasonably appears to Landlord that

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the amounts payable under this Section 5.1 for the current calendar year will vary from Landlord’s estimate, Landlord may, by giving written notice to Tenant, but not more than two (2) times in any calendar year, revise Landlord’s estimate for such year, and subsequent payments by Tenant for such year shall be based on such revised estimate. Landlord’s failure or delay in providing Tenant with Landlord’s estimate of Escalation Rent for any calendar year shall not constitute a default by Landlord hereunder, or a waiver by Landlord of Tenant’s obligation to pay Escalation Rent for such calendar year or of Landlord’s right to send such an estimate to Tenant on a later date. Notwithstanding anything to the contrary set forth in this Lease (i) Tenant shall have no obligation to pay any Escalation Rent or portion thereof until the date that is twelve (12) months after the Commencement Date as to the Phase 1 Premises and until the date that is twelve (12) months after the Phase 2 Rent Commencement Date as to the Phase 2 Premises and (ii) Landlord shall operate the Building in a cost-conscious manner and shall use reasonable efforts to minimize increases in the Operating Expenses on an ongoing basis.

5.2 Escalation Rent Statement and Adjustment. On or before March 31 of each calendar year, Landlord shall deliver to Tenant a statement of the actual Escalation Rent for such calendar year, showing in reasonable detail (a) the Operating Expenses and the Real Property Taxes comprising the actual Escalation Rent, and (b) payments made by Tenant on account of Operating Expenses and Real Property Taxes for such calendar year (an “Annual Statement”). Landlord’s failure or delay in providing Tenant with an Annual Statement for any calendar year shall not constitute a default by Landlord hereunder, or a waiver by Landlord of Tenant’s obligation to pay Escalation Rent for such calendar year or of Landlord’s right to send such Annual Statement on a later date. If Landlord fails to deliver the Annual Statement on or before March 31 of a given calendar year and Tenant has paid to Landlord an amount in excess of the Escalation Rent paid for the preceding calendar year, then Tenant shall be entitled to interest on such overpayment at the Interest Rate after March 31 until such amount is refunded or credited in accordance with this Section 5.2. In addition, on or before March 31, 2012, Landlord shall deliver an Annual Statement listing the Operating Expenses and Real Property Taxes allocable to the Base Year, including any adjustments made pursuant to Section 5.3 below. If the Annual Statement shows that Tenant owes an amount that is more than the payments previously made by Tenant for such calendar year, Tenant shall pay the difference to Landlord within thirty (30) days after delivery of the Annual Statement. If the Annual Statement shows that Tenant owes an amount that is less than the payments previously made by Tenant for such calendar year, and Tenant is not in monetary default in the performance of any of its obligations under this Lease, Landlord shall credit the difference first against any sums then owed by Tenant to Landlord and then against the next payment or payments of Rent due Landlord, except that if a credit amount is due Tenant after the termination of this Lease, Landlord shall pay to Tenant any excess remaining after Landlord credits such amount against any sums owed by Tenant to Landlord. Tax refunds shall be credited against Real Property Taxes or refunded to Tenant regardless of when received, based on the calendar year to which the refund is applicable. If, after Landlord’s delivery of any Annual Statement, an increase or decrease in Real Property Taxes allocable to any calendar year (including the Base Year) occurs, whether by reason of reassessment, error, or otherwise, Real Property Taxes for such calendar year or the Base Year, as the case may be, shall be retroactively adjusted. If, as a result of such adjustment, Tenant has underpaid Escalation Rent, Tenant shall pay Landlord the amount of such underpayment within thirty (30) days after demand. If, as a result of such adjustment, Tenant has overpaid Escalation Rent, Landlord, at its election, shall either credit such overpayment against the Rent next due hereunder or refund the amount of the overpayment to Tenant within thirty (30) days after such adjustment is made; provided, however, that if this Lease has expired or terminated and Tenant has vacated the Premises, Landlord shall pay Tenant the amount of such overpayment (less any Rent due), within thirty (30) days after such adjustment is made. Tenant shall have two hundred seventy (270) days after receipt of an Annual Statement to notify Landlord in writing that Tenant disputes the correctness of the Annual Statement (“Expense Claim”). If Tenant does not object in writing to an Annual Statement within said two hundred seventy (270) day period, such Annual Statement shall be final and binding upon Tenant. If Tenant delivers an Expense Claim to Landlord

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within said two hundred seventy (270) day period, the parties shall promptly meet and attempt in good faith to resolve the matters set forth in the Expense Claim. If the parties are unable to resolve the matters set forth in the Expense Claim within thirty (30) days after Landlord’s receipt of the Expense Claim (“Expense Resolution Period”), then Tenant shall have the right to examine Landlord’s records, subject to the terms and conditions set forth in Section 5.8 below. This Section 5.2 shall survive the expiration or earlier termination of this Lease.

5.3 Adjustments to Operating Expenses.

5.3.1 If the Building is less than 100% occupied during any calendar year of the Term, including the Base Year, Operating Expenses for such calendar year shall be adjusted to the amount of Operating Expenses that would have been incurred if the Building had been 100% occupied. Notwithstanding anything to the contrary set forth in this Lease, if in any calendar year subsequent to the Base Year, the amount of Operating Expenses decreases below the amount of Operating Expenses allocable to the Base Year, Tenant shall not be entitled to receive any refund or credit. In no event shall any adjustments to Operating Expenses in any calendar year result in Landlord receiving from Tenant and other tenants more than one hundred percent (100%) of the cost of the actual Operating Expenses incurred by Landlord in any such calendar year.

5.3.2 In addition, the Operating Expenses for the Base Year shall be adjusted to include, when Building Systems are under warranty during the Base Year, an adjustment for the cost of service contracts that would have been incurred in the absence of such warranties. The purpose of the adjustments set forth in this Section 5.3 is to include in Operating Expenses for the Base Year all reasonable cost components that occur or are likely to occur in later years. If a new category of expense is incurred after the Base Year (including, without limitation, costs and expenses incurred in complying with or administering Landlord’s transportation demand management program), the first full year’s expense for such item shall be added to Operating Expenses for the Base Year, so that Tenant shall only be required to pay subsequent increases in such expense. Conversely, if, subsequent to the Base Year, Landlord no longer incurs a category of expense, then the Operating Expenses for the Base Year shall be deemed reduced by the amounts Landlord incurred during the Base Expense Year for such category of expense. Notwithstanding the preceding sentence, if Landlord fails to carry earthquake, flood or terrorism insurance, then there shall be no reduction of expenses for the Base Year resulting therefrom. If a new category of Real Property Taxes is incurred after the Base Year, the first full year’s expense for such item shall be added to Real Property Taxes for the Base Year, so that Tenant shall only be required to pay subsequent increases in such expense.

5.3.3 Landlord represents and warrants, to Landlord’s knowledge (as defined below) that there are no special assessments other than Real Property Taxes presently assessed, levied, charged or imposed on the Project or any part thereof. The phrase “to Landlord’s knowledge” shall mean, and be limited to, the current, actual knowledge (as distinguished from implied, imputed or constructive knowledge) of Michael A. Covarrubias, Brian Fleming and Sean Donnelly and without said person having any obligation to make independent inquiry or investigation. Landlord shall pay, without being entitled to reimbursement from Tenant under this or any other Section of this Lease, any and all one-time assessments, impositions, costs of mitigation, impact fees, connection fees, tap-in fees and similar one-time charges imposed as a condition of or in connection with development of the initial Project or any expansion thereof. Landlord shall pay when due all assessments for municipal improvements levied against the Project during the Term, which shall be paid in the maximum number of installments permitted by Applicable Law and shall be included in Real Property Taxes. Landlord shall pay subsequent special assessments for which it is entitled to obtain reimbursement from Tenant in the maximum number of installments permitted by Applicable Law.

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5.3.4 Landlord may revise the Annual Statement for any calendar year if Landlord first receives invoices from third parties, tax bills or other information relating to adjustments to Operating Expenses or Real Property Taxes allocable to such calendar year after the initial issuance of such Annual Statement. Notwithstanding the foregoing, in no event shall Tenant be obligated to pay for any Operating Expenses or Real Property Taxes that are not billed by Landlord within one (1) year of the date on which such Operating Expense or Real Property Taxes were incurred by Landlord and the recovery thereof shall be deemed waived by Landlord; provided that, the foregoing one (1) year limitation shall not apply to any Operating Expenses or Real Property Taxes as to which Landlord, operating in a commercially reasonable manner with respect to its management of the Project: (i) did not receive an invoice, bill or other notice thereof (except to the extent such Operating Expense or Real Property Tax amount was available to Landlord on an “on-line” electronic basis unless the Operation Expense or Real Property Tax was not posted thereon); and (ii) had no knowledge thereof, in each case prior to expiration of said one (1)-year period, as reasonably demonstrated to Tenant’s satisfaction, including by provision of invoices, bills or notices evidencing the date upon which such Operating Expense or Real Property Tax was first billed (or notice thereof provided) to Landlord.

5.4 Adjustments to Tenant’s Percentage Share. Landlord shall reasonably adjust Tenant’s Percentage Share to account for changes in the physical size of the Premises or the Project. Notwithstanding anything to the contrary contained in this Lease, Landlord shall equitably allocate Operating Expenses among the office and retail/restaurant portions or occupants of the Building, in Landlord’s reasonable discretion, if and to the extent such Operating Expenses are incurred exclusively for the benefit of the office or retail/restaurant portions or occupants of the Building. With respect to any Operating Expense item that Landlord allocates to only a portion of the Building, Tenant’s Percentage Share (assuming Tenant benefits from such Operating Expense item) shall be a percentage, the numerator of which is the Adjusted Rentable Square Feet of the Premises, and the denominator of which is the total Adjusted Rentable Square Feet of the space in the Building that benefits from the particular Operating Expense item, as determined by Landlord in its reasonable discretion.

5.5 Payment of Real Property Taxes in Installments. If, by law, any Real Property Taxes may be paid in installments (whether or not interest accrues on the unpaid balance), then, for any calendar year (including the Base Year), Landlord shall include in the calculation of such Real Property Taxes only the amount of the installments (with any interest) due and payable during such year had Landlord selected the longest permissible period of payment, provided that following the retirement or completed payment of any such Real Property Taxes, the amount of Real Property Taxes allocable to the Base Year shall be adjusted to eliminate that portion included therein, if any, that related to such retired or paid Real Property Taxes.

5.6 Proration for Partial Year. If this Lease terminates on a day other than the last day of a calendar year, the amounts of Escalation Rent payable by Tenant with respect to the calendar year in which such termination occurs shall be prorated on the basis of a 360-day year consisting of twelve 30-day months.

5.7 Certain Real Property Taxes Limited. Notwithstanding any other provision of this Lease to the contrary, if during the period commencing upon the Lease Date and ending on the fifth (5th) anniversary of the Commencement Date (the “Protection Period”), (a) there is any sale of all or a portion of the Project or of interests in Landlord, a refinancing or securitization of any interest in the Project, any ground or master lease of the Project or a “change of ownership” (as defined in California Revenue and Taxation Code Sections 60-62 or any amendments or successors to those sections) of the Project and/or (b) there are capital improvements made to the Project and, as a result, the Project is reassessed (“Reassessment”) for real estate tax purposes by the appropriate government authority higher than the previous amount of Real Property Taxes, the terms of this Section 5.7 shall apply to such

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Reassessment of the Project. For the purposes of this Section 5.7, the term Tax Increase (“Tax Increase”) shall mean that portion of the Real Property Taxes allocable to the Project that is attributable solely to the Reassessment. Accordingly, a Tax Increase shall not include any portion of the Taxes that is or would be (i) attributable to the initial assessment of the value of the Project or any portion thereof; (ii) attributable to assessments pending immediately before the Reassessment that were conducted during, and included in, that Reassessment or that were otherwise rendered unnecessary following the Reassessment; (iii) attributable to the annual inflationary increase in real estate taxes actually permitted under Proposition 13 (as adopted by the voters of the State of California in the June 1978 election); or (iv) attributable to any statutory increase in real estate taxes or other reassessment by any other Applicable Laws permitted for reasons other than those described hereinabove. If a Reassessment results from any change of ownership or a capital improvement that occurs during the Protection Period, the Tax Increase shall not be included in Real Property Taxes. The Tax Increase shall be paid by Landlord and not recouped from Tenant in any manner.

5.8 Inspection of Landlord’s Records.

5.8.1 Tenant’s Review. Provided that Tenant has timely delivered an Expense Claim to Landlord, Tenant or a certified public accountant engaged by Tenant (“Tenant’s CPA”) shall have the right, at Tenant’s cost and expense, to examine, inspect, and copy the records of Landlord concerning the components of Operating Expenses and/or Real Property Taxes (“Landlord’s Records”) for the calendar year in question that are disputed in the Expense Claim (“Tenant’s Review”). Any examination of Landlord’s Records shall take place upon reasonable prior written notice, at the offices of Landlord or Landlord’s property manager, during normal business hours. Tenant agrees to keep, and to cause Tenant’s CPA to keep, all information obtained by Tenant or Tenant’s CPA confidential, (except as required under Applicable Laws or disclosure to persons or entities who, because of their involvement with Tenant’s Review, need to know such information; provided, that, such parties shall be informed by Tenant of the confidential nature of such information and shall be directed by Tenant to keep all such information confidential), and Landlord may require all persons inspecting Landlord’s records to sign a commercially reasonable confidentiality agreement prior to making Landlord’s Records available to them. In no event shall Tenant be permitted to examine Landlord’s Records or dispute any Annual Statement unless Tenant has paid and continues to pay all Rent (excluding the amount disputed in the Expense Claim).

5.8.2 Landlord’s Dispute. If Landlord disputes the results of any Tenant’s Review, Landlord shall provide written notice of such dispute and Landlord and Tenant shall promptly thereafter work in good faith in an attempt to address Landlord’s dispute for a period of thirty (30) days after completion of Tenant’s Review (the “Landlord’s Dispute Period”). If Landlord and Tenant are unable to resolve Landlord’s dispute within Landlord’s Dispute Period, Landlord may provide Tenant written notice within fifteen (15) days after the Landlord’s Dispute Period of its election to seek resolution of the dispute by an Independent CPA (as defined below) together with a list of five (5) independent, certified public accounting firms that are not currently providing, and have not within the three (3) previous years provided, services to Landlord or Tenant or any entity Controlling, Controlled by or under common Control of Landlord or Tenant. All of the firms shall be nationally or regionally recognized firms with annual revenues in excess of Twenty Million Dollars ($20,000,000.00) during the preceding two (2) fiscal years and have experience in accounting related to commercial office buildings. In order to accommodate the foregoing, Tenant shall provide Landlord, within ten (10) business days after request, a complete list of all certified public accounting firms that are currently providing, or have within the three (3) previous years provided, services to Tenant or any entity Controlling, Controlled by or under common Control of Tenant. Landlord’s failure to deliver a notice of dispute and such list of accounting firms within thirty (30) days after Landlord’s Dispute Period shall be deemed to be Landlord’s acceptance of the results of Tenant’s Review. Within thirty (30) days after receipt of the list of accounting firms

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from Landlord, Tenant shall choose one of the five (5) firms by written notice to Landlord, which firm is referred to herein as the “Independent CPA.” The Independent CPA shall examine and inspect the records of Landlord concerning the components of Operating Expenses and/or Real Property Taxes for the calendar year in question and the results of Tenant’s Review and make a determination regarding the accuracy of Tenant’s Review. If the Independent CPA’s determination shows that Tenant has overpaid with respect to Escalation Rent, by more than three percent (3%), then Landlord shall pay all costs associated with the Independent CPA’s review and if less than three percent (3%) the costs shall be borne by Tenant. The determination of the Independent CPA shall be final and binding upon Landlord and Tenant.

5.8.3 Adjustments. If the Independent CPA (or, if Landlord does not dispute Tenant’s Review as provided in Section 5.8.2 above, Tenant’s Review) shows that the payments actually made by Tenant with respect to Escalation Rent for the calendar year in question exceeded Tenant’s Percentage Share of Operating Expenses or Real Property Taxes for such calendar year, Landlord shall at Landlord’s option either (a) credit the excess amount to the next succeeding installments of estimated Escalation Rent or (b) pay the excess to Tenant within thirty (30) days after delivery of the determination of the Independent CPA (or, if Landlord does not dispute Tenant Review, after delivery of Tenant’s Review), except that after the expiration or earlier termination of this Lease, Landlord shall pay the excess to Tenant. If the Independent CPA (or, if Landlord does not dispute Tenant’s Review as provided in Section 5.8.2 above, Tenant’s Review) shows that Tenant’s payment of Escalation Rent was less than Tenant’s Percentage Share of Operating Expenses or Real Property Taxes for such calendar year, Tenant shall pay the deficiency to Landlord within thirty (30) days after delivery of the determination of the Independent CPA (or, if Landlord does not dispute Tenant Review, after delivery of Tenant’s Review). If the Independent CPA (or, if Landlord does not dispute Tenant’s Review as provided in Section 5.8.2 above, Tenant’s Review) shows that Tenant has overpaid with respect to Operating Expenses and Real Property Taxes, in the aggregate, by more than three percent (3%), then Landlord shall reimburse Tenant for all costs incurred by Tenant for Tenant’s Review.

5.8.4 Records. Landlord shall retain Landlord Records for the greater of (x) two (2) years after the expiration of the applicable calendar year to which such Landlord Records relate and (y) the resolution of any dispute between Landlord and Tenant regarding Operating Expenses for the applicable calendar year. Tenant shall have a one-time right to perform Tenant’s Review of Landlord’s Records relating to the Base Year. Landlord shall retain Landlord Records related to the Base Year until Tenant has completed Tenant’s Review of Landlord’s Records relating to the Base Year. This Section 5.8 shall survive the expiration or earlier termination of this Lease.

6. Payments by Tenant.

6.1 Impositions. Tenant shall pay all Impositions prior to delinquency. If billed directly, Tenant shall pay such Impositions and concurrently present to Landlord satisfactory evidence of such payments. If any Impositions are billed to Landlord or included in bills to Landlord for Real Property Taxes, then Tenant shall pay to Landlord all such amounts within thirty (30) days after receipt of Landlord’s invoice therefor. If Applicable Law prohibits Tenant from reimbursing Landlord for an Imposition, but Landlord may lawfully increase the Base Rent to account for Landlord’s payment of such Imposition, the Base Rent payable to Landlord shall be increased to net to Landlord the same return without reimbursement of such Imposition as would have been received by Landlord with reimbursement of such Imposition.

6.2 Net of Electricity. Tenant acknowledges that in addition to the Base Rent and Escalation Rent, and other charges payable under this Lease, commencing on the Commencement Date, Tenant is responsible for paying for all electricity supplied to the Premises during the Term. Prior to the

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Commencement Date, Landlord, at Landlord’s expense, shall submeter the Premises in a manner satisfactory to Tenant. Landlord at Landlord’s expense shall submeter any Expansion Premises or First Refusal Space or First Offer Space in a manner satisfactory to Tenant, prior to the respective date any such space is added to the Premises. Tenant shall pay Landlord for all electricity supplied to the Premises, as additional rent, on a monthly basis, within thirty (30) days after delivering an invoice and reasonable supporting documentation to Tenant. Landlord shall not impose any administrative fee or other similar mark-up on such costs. Landlord acknowledges that certain of Tenant’s Permitted Uses shall utilize more than eight (8) watts per Adjusted Rentable Square Feet of electrical capacity and agrees that Tenant shall be permitted to install additional bus duct switches and other electrical systems in the Premises in order to allocate electricity among the various portions of the Premises in a fashion reasonably determined by Tenant; provided that this right of Tenant shall not expand Landlord’s obligation to provide electricity hereunder in an amount not less than the Wattage Allowance.

7. Use of Premises.

7.1 Permitted Use. The Premises shall be used solely for the Permitted Use, subject to Tenant’s compliance with the terms and conditions set forth in this Article 7 and in Article 40. Tenant shall not do anything in or about the Premises or the Building that (i) violates any Applicable Laws, any provision of the Recorded Documents, or any of the Building Rules; (ii) is prohibited by a standard form of fire insurance policy or that materially increases the rate of fire or other insurance on the Building or any of its contents (provided that this clause (ii) shall not prohibit the operation of the Cafeteria); or (iii) constitutes waste or a nuisance. Without limiting the generality of the foregoing, the Premises shall not be used for a call center, school, or medical or dental office. The provisions of this Section 7.1 are for the benefit of Landlord only and shall not be construed to be for the benefit of any tenant or occupant of the Building. Landlord shall use commercially reasonable efforts to ensure that other occupants of the Project do not create any nuisance.

7.2 Ancillary Uses. Tenant’s obligations under this Lease shall not be contingent on Tenant’s ability to obtain all or any of the governmental approvals or permits that may be required for use of the Premises for any Ancillary Use and the failure of Tenant to obtain such permits and approvals shall not delay the Commencement Date or release Tenant from any obligations under this Lease. In no event shall any approval or permit obtained by Tenant for any Ancillary Uses impose any conditions or restrictions on the Premises, the Building or the Project without Landlord’s consent, which may be withheld in its reasonable discretion. Tenant agrees that neither Landlord nor any agent or consultant of Landlord shall be responsible for obtaining any approvals or permits for or on behalf of Tenant with respect to the use of the Premises for the Ancillary Uses. Tenant also acknowledges that neither Landlord nor any agent or consultant of Landlord has made any representation or warranty regarding the ability to use the Premises for any of the Ancillary Uses, the likelihood of obtaining the required approvals or permits for any of the Ancillary Uses or the condition or suitability of the Premises for any Ancillary Uses.

7.3 Landlord Cooperation. Landlord, in its capacity as the owner of the Project, shall use diligent efforts to assist and cooperate with Tenant in Tenant’s efforts to apply for, receive and implement any permits, licenses or other approvals required by any governmental or quasi-governmental authority, department, agency, commission or board in order for Tenant to use the Premises and other areas of the Project as described in this Lease and in accordance with this Lease, including, without limitation, to (i) use of the Premises for the Permitted Uses, (ii) installation of signage as set forth in Article 44, (iii) bringing of dogs onto the Premises as set forth in Article 42, (iv) constructing (or causing to be constructed) and using the Premises for a Cafeteria as set forth in the Work Letter and Article 40, (v) utilizing the Sidewalk Area as set forth in Article 39, (vi) constructing improvements on and using the

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Parking Garage Roof Space as set forth in Article 37 and (vii) segregating the Parking Spaces and/or using a valet service as set forth in Article 30.

7.4 Compliance with Requirements.

7.4.1 Tenant’s Obligations. Tenant, at its expense, shall comply with all Applicable Laws, the occupancy certificate issued for the Premises, and the provisions of all Recorded Documents relating to (a) the operation of its business at the Project, or (b) the use, condition, configuration or occupancy of the Premises. In addition, if a change to the structural portions of the Building, the Building Systems or the Common Areas becomes required under any Applicable Laws as a result of any Alteration or use of the Premises other than for general office use, Tenant, at Landlord’s option, shall either (i) make such change pursuant to the provisions of Article 10 at Tenant’s cost or (ii) reimburse Landlord for the reasonable, out-of-pocket costs incurred by Landlord in making such change plus a supervision fee equal to five percent (5%) of the first $100,000 in costs of performing such work and one percent (1%) of costs in excess of $100,000. The judgment of any court of competent jurisdiction or the admission of Tenant in any judicial action, regardless of whether Landlord is a party thereto, that Tenant has violated any of such Applicable Laws shall be conclusive of that fact as between Landlord and Tenant. Tenant shall have the right to contest any alleged violation in good faith, including, without limitation, the right to apply for and obtain a waiver or deferment of compliance, the right to assert any and all defenses allowed by Applicable Laws, and the right to appeal any decisions, judgments or rulings to the fullest extent permitted by Applicable Laws.

7.4.2 Landlord’s Obligation. Subject to reimbursement as an Operating Expense to the extent permitted pursuant to Article 5 and Tenant’s obligations under the Work Letter and Section 7.4.1 above, Landlord shall be responsible for (a) operating the Building in accordance with all Applicable Laws, the occupancy certificate issued for the Project, and the provisions of all Recorded Documents relating to (1) the operation of its business at the Project, or (2) the use, condition, configuration or occupancy of the Project and (b) causing the structure of the Building, the Building Systems, and the Common Areas to comply with all Applicable Laws. Landlord shall have the right to contest any alleged violation in good faith, including, without limitation, the right to apply for and obtain a waiver or deferment of compliance, the right to assert any and all defenses allowed by Applicable Laws, and the right to appeal any decisions, judgments or rulings to the fullest extent permitted by Applicable Laws.

7.5 Compliance With Environmental Laws; Use of Hazardous Materials.

7.5.1 Tenant shall not: (i) bring or keep, or permit to be brought or kept, in the Premises or in or on the Project any Hazardous Materials; (ii) manufacture, generate, treat, handle, store or dispose of any Hazardous Materials in the Premises or in or on the Project; or (iii) emit, release or discharge any Hazardous Materials into any air, soil, surface water or groundwater comprising the Premises or the Project, or permit any person using or occupying the Premises to do any of the foregoing; provided, however, that Tenant shall have the right, without providing notice to or obtaining the consent of Landlord, to store reasonable quantities of and use standard cleaning solvents and chemicals commonly found in offices, provided that Tenant complies with all Applicable Laws and prudent industry practice in connection with such use. In no event shall Landlord be designated as the “generator” on, nor shall Landlord be responsible for preparing, any manifest relating to Hazardous Materials generated or used by Tenant or any other Tenant Parties.

7.5.2 Tenant shall comply, and shall cause all persons using or occupying the Premises to comply, with all Environmental Laws applicable to the Premises, the use or occupancy of the Premises or any operation or activity therein. Tenant shall promptly furnish Landlord with any (i) notices

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received from any insurance company or governmental authority or inspection bureau regarding any unsafe or unlawful conditions within the Premises, and (ii) notices or other communications sent by or on behalf of Tenant to any person relating to Environmental Laws or Hazardous Materials. If, as a result of Tenant’s use, handling, storage, treatment, transportation, discharge or disposal of Hazardous Materials, any governmental agency shall require testing for Hazardous Materials in the Premises, Tenant shall pay for such testing. Tenant shall indemnify, defend and hold Landlord harmless from and against any Claims (including, but not limited to, diminution in the value of the Premises or the Project, damages for the loss of or restriction on use of rentable space or of any amenity of the Premises or the Project, remedial work, and sums paid in settlement of Claims), which result from or arise out of the use, storage, treatment, transportation, release, or disposal of any Hazardous Materials on or about the Project by Tenant or any other Tenant Parties. Tenant’s obligations under this Section shall survive the expiration or earlier termination of this Lease until all Claims within the scope of this Section are fully, finally, and absolutely barred by the applicable statutes of limitations.

7.5.3 If any remedial work is required under any Environmental Laws as a result of any act or omission of Tenant or any other Tenant Parties at the Project, then Tenant shall perform or cause the remedial work to be performed in compliance with Environmental Laws. All remedial work performed by Tenant shall be performed by one or more contractors, selected by Tenant and approved in advance in writing by Landlord, and under the supervision of a consulting engineer selected by Tenant and approved in advance in writing by Landlord. All costs and expenses of such remedial work shall be paid by Tenant, including, but not limited to, the charges of such contractor(s), the consulting engineer and Landlord’s reasonable attorneys’ and experts’ fees and costs incurred in connection with the monitoring or review of such remedial work. Notwithstanding the foregoing, Landlord may, at its option, perform any such remedial work and Tenant shall reimburse Landlord for Landlord’s reasonable, out-of-pocket expenses incurred in performing such work plus a supervision fee equal to five percent (5%) of the first $100,000 of such work, and one percent (1%) of amounts in excess of $100,000, within thirty (30) days after demand therefor.

7.5.4 If any Hazardous Materials are discovered to have been present in the Premises as of the Lease Date in violation of Environmental Laws (“Preexisting Hazardous Materials”), then, Landlord, at Landlord’s expense (without pass through as an Operating Expense), shall diligently remove or otherwise remediate such condition, as required by Environmental Laws. Further, in no event shall Tenant be required to abate, remediate and/or clean up any Hazardous Materials in, on, or about the Premises, that were not brought upon, produced, treated, stored, used, discharged or disposed of by Tenant or Tenant Parties (collectively, “Third Party Hazardous Materials”), except to the extent that any hazard posed by such Third Party Hazardous Materials is exacerbated by the negligent acts or omissions or willful misconduct of Tenant or Tenant Parties. For purposes hereof, Third Party Hazardous Materials shall include Hazardous Materials in, on, or about the Premises that were brought upon, produced, treated, stored, used, discharged or disposed of by Landlord. Landlord, at Landlord’s expense (without pass through as an Operating Expense), shall remove or otherwise remediate any Third Party Hazardous Materials, as required by Environmental Laws.

7.6 Sustainable Building Operations.

7.6.1 Operation of Building. The Building is or may in the future become certified under any one or more Green Rating Systems or operated pursuant to Landlord’s sustainable building practices. Landlord’s sustainability practices address whole-building operations and maintenance issues, including, but not limited to, chemical use, indoor air quality, energy efficiency, water efficiency, recycling programs, exterior maintenance programs, and systems upgrades to meet green building energy, water, indoor air quality, and lighting performance standards. All construction and maintenance methods and procedures, material purchases, and disposal of waste must be in compliance

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with minimum standards and specifications so as to conform with all Applicable Laws. Tenant shall cooperate, at no cost to Tenant (except as permitted pursuant to Section 7.5.2 above), with Landlord in causing recertification of the Building from time to time under one or more Green Rating Systems.

7.6.2 Rating of Premises. Upon Tenant’s request but not more often than once every twelve (12) months, Landlord shall use commercially reasonable efforts to provide to Tenant the data required to calculate benchmarks for the energy efficiency of the Premises using the ENERGY STAR® Portfolio Manager and, at Tenant’s cost and expense, cause a professional engineer to analyze the energy efficiency of the Premises and issue a Statement of Energy Performance as required by the ENERGY STAR® Portfolio Manager.

7.7 Recycling and Waste Management. Tenant agrees, at its sole cost and expense: (a) to comply with all Applicable Laws regarding the collection, sorting, separation, and recycling of garbage, trash, rubbish and other refuse; (b) endeavor to comply with Landlord’s recycling policy as part of Landlord’s sustainability practices where it may be more stringent than Applicable Laws, at no additional cost to Tenant; and (c) to sort and separate its trash and recycling into such categories as are required by Applicable Laws and to place each separately sorted category of trash and recycling in separate receptacles as directed by Landlord. Landlord reserves the right to refuse to collect or accept from Tenant any trash that is not separated and sorted as required by clause (c) above, and to require Tenant to arrange for such collection at Tenant’s sole cost and expense, utilizing a contractor reasonably satisfactory to Landlord. In addition, Tenant shall pay all costs, expenses, fines, penalties or damages that may be imposed on Landlord or Tenant by reason of Tenant’s failure to comply with the provisions of clause (c) above.

7.8 Landlord Covenants. Landlord will not use, generate, manufacture, produce, store, release, discharge or dispose of on, under or about the Premises and/or Project (or off-site of the Premises and/or Project that might affect the Premises and/or Project), or transport to or from the Premises, any Hazardous Material, except in compliance with Environmental Laws. Landlord will give prompt written notice to Tenant of:

(a) Any proceeding or inquiry by any governmental authority known to Landlord with respect to the presence of any Hazardous Material on the Premises or Project (or off-site of the Premises and/or the Project that might affect the Premises and/or the Project) or relating to any loss or injury resulting from any Hazardous Material not caused by Tenant; and

(b) All Claims made or threatened by any third party against Landlord or the Project relating to any loss or injury resulting from any Hazardous Material; and

(c) Landlord’s discovery of any occurrence or condition on the Premises and/or Project (or off-site of the Premises and/or the Project that might affect the Premises and/or the Project) that could cause the Premises and/or the Project or any part thereof to be subject to any restrictions on occupancy or use of the Premises and/or the Project under any Environmental Laws.

7.9 No Third Party Beneficiary. The provisions of this Article 7 are for the benefit of Landlord only and shall not be construed to be for the benefit of any tenant or occupant of the Building.

7.10 Generators.

7.10.1 Existing Generators. Tenant shall, at no additional cost to Tenant, have the sole and exclusive right to use, operate, maintain, repair and connect the Building’s two (2) existing generators (collectively, the “Existing Generators”) to the electrical power distribution system within the

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Premises for the benefit of equipment located within the Premises (as the same may be expanded or modified); provided, that all installation of any lines or equipment for purposes of connecting the Existing Generators to the Premises shall be governed by Article 10 hereof. Tenant may from time to time, at its sole cost and expense and for any reason, replace either of the Existing Generators, which replacement generator shall thereafter be deemed an “Existing Generator”. The location and specifications of the Existing Generators are set forth on Exhibit I attached hereto. The fuel tank which is part of the Existing Generator identified as Generator 1 on Exhibit I is connected to a separate fuel tank located at the Project (the “Building Fuel Tank”) and Tenant shall be permitted to use up to 500 gallons of fuel per fill of the Building Fuel Tank provided that Tenant shall reimburse Landlord for the cost of any such fuel used by Tenant and Tenant’s Percentage Share of Landlord’s costs for repairing and maintaining the Building Fuel Tank. The Existing Generator identified as Generator 2 on Exhibit I is not connected to the Building Fuel Tank and Tenant, at Tenant’s sole cost and expense, shall be responsible for supplying such Existing Generator with any required fuel. Tenant acknowledges that Landlord makes no representation or warranty regarding the condition, suitability, capacity or cost to operate, supply, maintain or repair the Existing Generators or of the condition of the Building Fuel Tank. Landlord shall maintain any and all permits, licenses or other approvals required by any governmental or quasi-governmental authority, department, agency, commission or board required for use of the Existing Generators, the Building Fuel Tank and any other fuel tank at the Building necessary for the operation of the Existing Generators. Tenant may at any time elect to terminate its use of an Existing Generator hereunder, following which Landlord shall be permitted to use such Existing Generator at its election.

7.10.2 Right to Install New Generator. Tenant shall, at no additional cost to Landlord, have the right but not the obligation to install, use, operate, maintain, and repair, at Tenant’s sole cost and expense, one (1) back-up generator of up to 500 KWH and required conduit and related equipment, including without limitation, uninterruptible power supply batteries, fuel tank and fuel lines (collectively, the “Additional Generator” and together with the Existing Generators, the “Generators”)), at a mutually agreeable location, and shall be permitted to connect such Additional Generator to the electrical power distribution system within the Premises (as described below) for the benefit of equipment located within the Premises (as the same may be expanded or modified), and subject to the terms and conditions of this Section 7.10 and provided that such Additional Generator shall comply with Applicable Laws and shall be installed subject to and in accordance with Article 10 (and, if the Additional Generator is also Rooftop Equipment, subject to and in accordance with Article 38). If the Additional Generator is also Rooftop Equipment located on the rooftop parking area of the Building and, as a result of such location any parking spaces are eliminated, Tenant shall pay all Parking Charges attributable to any such eliminated parking spaces, such Parking Charges shall constitute Rent hereunder and such Parking Charges shall be payable in advance, at the same time and in the same manner as provided in Section 30.1. The Additional Generator, if installed, shall be connected to electrical power distribution system within the Premises, and shall not be connected to the main electrical room of the Building or Building Systems. Tenant shall be permitted, but shall not be required, to remove the Additional Generator from time to time at its own expense, for any reason or no reason, including, without limitation, for purposes of replacing or upgrading such Additional Generator. Tenant shall repair any damage caused by such removal, including the patching of any holes to match, as closely as reasonably possible, the color surrounding the area where the equipment and appurtenances were attached. If Tenant does not remove the Additional Generator at the expiration of the Term, such Additional Generator shall become the personal property of Landlord.

7.10.3 Generally. Tenant, at Tenant’s sole cost and expense, shall maintain and repair the Generators in accordance with the requirements and recommendations prescribed by the manufacturer of each Generator. Tenant shall cause the Generators to be periodically inspected in accordance with the requirements and recommendations prescribed by the manufacturers of each Generator and Applicable Laws, and promptly following each inspection, Tenant shall provide to

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Landlord copies of all inspection reports. If Tenant fails to perform such periodic inspections, Landlord, at Tenant’s cost, shall have the right, but not the obligation, to conduct any such inspections but only at such times and in such a manner as to reasonably minimize the impact on Tenant. Tenant may utilize such security protocols, cameras, onsite surveillance and security patrolling as it deems reasonably necessary to monitor and secure the Generators. If Landlord desires to perform repairs, maintenance or other work in or about the space occupied by the Generators (the “Repairs to Generator Area”), Landlord shall give Tenant at least ten (10) business days’ prior written notice of the date Landlord intends to commence such Repairs to Generator Area (except in the case of emergency or an imminent threat to the health or safety of persons or damage to property), along with a description of the work scheduled to be performed and an estimate of the time frame required for that performance. Any of Tenant’s maintenance obligations in connection with the Generator identified as Generator 1 shall not include the obligation to maintain and repair the Building Fuel Tank to which the fuel lines supplying such Generator is connected.

8. Building Services.

8.1 Building-Standard Services. Subject to the terms of this Article 8, Applicable Laws and Force Majeure Events, Landlord shall furnish (or cause to be furnished) the following services to the Premises (twenty-four (24) hours a day, seven (7) days a week, unless indicated otherwise): (a) tepid and cold water; (b) electricity up to the Wattage Allowance; (c) HVAC in sufficient amounts to cause the portions of the Premises used for ordinary business office purposes (excluding, by way of example, the Cafeteria, computer server rooms or other “hot spots” resulting from the use of machines or equipment) to be heated and/or cooled to a temperature between 68 and 72 degrees Fahrenheit during Building Standard Hours, subject to temporary interruptions due to repairs and maintenance and provided that (i) the occupancy of the Premises shall not exceed one person per 150 square feet of Adjusted Rentable Square Feet and (ii) Tenant shall make proper use of window coverings to reduce solar load; (d) passenger elevator service; (e) freight elevator service, subject to the Building Rules; (f) lighting replacement, as necessary, for lights, fluorescent tubes, bulbs and ballasts, excluding any art or other specialty lighting; (g) window washing as reasonably determined by Landlord consistent with Comparable Buildings; (i) garbage removal from the Project on a weekly basis; and (j) fuel for the Building Fuel Tank (provided that Tenant shall reimburse Landlord for (i) Landlord’s charges for Tenant’s usage of any fuel contained in the Building Fuel Tank, and (ii) Tenant’s Percentage Share of Landlord’s charges for maintaining the Building Fuel Tank, each as set forth in Section 7.10.1 and within thirty (30) days after Tenant’s receipt of Landlord’s invoice). Tenant’s failure to make proper use of window coverings as provided in clause (c) above shall not constitute an Event of Default on behalf of Tenant hereunder; rather, such failure shall excuse Landlord’s obligation to furnish HVAC in an amount sufficient to cause the Premises to be heated or cooled within the temperature range provided in clause (c). In addition, Landlord shall furnish to the Common Areas (twenty-four (24) hours a day, seven (7) days a week, unless indicated otherwise): (1) tepid and cold water to restrooms; (2) lighting; (3) HVAC during Building Standard Hours; (4) security service; (5) restroom supplies on a daily basis Monday through Friday; and (6) janitorial service Monday through Friday (excluding Building Holidays) for the Common Areas only (and not for the Premises, the Parking Garage Roof Space or the Sidewalk Area) in a manner consistent with Comparable Buildings.

8.2 No Representation. Except as expressly set forth herein, Landlord makes no representation to Tenant regarding the adequacy or fitness of Building Systems for the Permitted Use.

8.3 Building Security Services and Access.

8.3.1 Security. Landlord shall have the right from time to time to adopt such reasonable policies, procedures and programs as Landlord shall, in its reasonable discretion, deem

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necessary or appropriate for the security of the Building, and Tenant shall cooperate with Landlord in the enforcement of, and shall comply with, the policies, procedures and programs adopted by Landlord. Landlord shall provide security services for the Project (but not individually for Tenant or the Premises, the Parking Garage Roof Space or the Sidewalk Area) in a manner consistent with Comparable Buildings and as more particularly described on Exhibit J. Tenant acknowledges that the safety and security devices, services and programs provided by Landlord from time to time, if any, may not prevent theft or other criminal acts, or insure the safety of persons or property, and Tenant expressly assumes the risk that any safety device, service or program may not be effective or may malfunction or be circumvented. In all events and notwithstanding any provision of this Lease to the contrary, Landlord and the other Landlord Parties shall not be liable to Tenant, and to the maximum extent permitted by law, Tenant hereby waives any claim against the Landlord Parties for any unauthorized or criminal entry of third parties into the Premises or the Building, any injury to or death of persons, or any loss of property in and about the Premises or the Building caused by or resulting from any unauthorized or criminal acts of third parties, regardless of any action, inaction, failure, breakdown, malfunction and/or insufficiency of the security services provided by Landlord, except to the extent caused by the negligence or willful misconduct of Landlord and/or any Landlord Parties. Tenant shall obtain insurance coverage to the extent Tenant desires protection against criminal acts and other losses. Upon learning of any material incident of Casualty, crime, theft, burglary, robbery, assault, trespass, unauthorized entry or vandalism occurring in the Premises or the Building and after notifying the police, fire department and/or emergency service providers, as appropriate, Landlord shall endeavor to provide notice to Tenant via telephone call and email to the following: (a) via telephone to (650) 303-1500 and (b) via email to Guard@Zynga.com, or such other number(s) and/or email address(es) as Tenant shall from time to time notify Landlord in writing. Tenant shall obtain insurance coverage to the extent Tenant desires protection against criminal acts and other losses.

8.3.2 Access Control. In the case of invasion, mob, riot, public demonstration or other circumstances rendering such action advisable in Landlord’s reasonable opinion, Landlord reserves the right to temporarily prevent access to the Building during the continuance of the same by such action as Landlord may reasonably deem appropriate.

8.3.3 Tenant’s Access. After the Commencement Date, subject to the provisions of Sections 8.3.1 and 8.3.2 above, Tenant shall have access to the Premises and the Common Areas twenty-four (24) hours per day, seven (7) days a week. The Building currently has a card key system for access to the Building. Elevators of the Building (other than the bank of elevators located on the westerly side of the Building’s atrium) may be programmed to require use of a card key to cause the elevators to stop on those floors of the Building in which the Premises are located, and Landlord and Tenant shall reasonably cooperate to coordinate such programming.

8.3.4 Non-Disturbance. In the event any threat to the security of the Building is attributable solely to Tenant, Tenant shall reimburse Landlord for any costs reasonably incurred by Landlord in connection therewith.

8.4 Interruption or Unavailability of Services. Notwithstanding anything to the contrary set forth herein, if Tenant is prevented from using, and does not use, the Premises or any portion thereof as a result of any failure of Landlord to provide utilities and services in accordance with this Article 8, then Tenant shall give Landlord written notice of such failure. If such failure continues for three (3) consecutive days after Landlord’s receipt of any such notice (the “Eligibility Period”) and is due to Landlord’s or any Landlord Party’s acts or omissions (an “Abatement Event”), then Base Rent and Escalation Rent shall be abated or reduced, as the case may be, beginning on the first day the Abatement Event commenced, for such time that such Abatement Event continues (the “Abatement Period”), either (i) in the proportion that the Adjusted Rentable Square Feet of the portion of the Premises

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that Tenant is prevented from using, and does not use, bears to the total Adjusted Rentable Square Feet of the Premises or (ii) if Tenant is prevented from using a material portion of the Premises and if Tenant ceases using the entire Premises, then Base Rent and Escalation Rent shall be abated in its entirety. Landlord shall use its diligent efforts to promptly restore utilities and services to the extent the cause of such interruption or the means to restore same is within the reasonable control of Landlord. To the extent Tenant is entitled to abatement without regard to the Eligibility Period, because of an event covered by Article 12 or Article 13 of this Lease, then the Eligibility Period shall not be applicable.

8.5 Tenant’s Use of Excess Electricity and Water; Premises Occupancy Load. Tenant shall not, without Landlord’s prior consent: (a) install in the Premises (i) equipment, and/or machines which requires a voltage other than 110 volts single-phase (provided that Tenant may install copiers, Cafeteria equipment, supplemental HVAC equipment and other typical office machines which require a voltage in excess of 110 volts-single phase), or (ii) heat-generating or heat-sensitive lighting other than Building-standard lights. If Tenant permits occupancy levels in excess of one person per 150 Adjusted Rentable Square Feet in the Premises, and such occupancy levels cause Landlord to be unable to cause the portions of the Premises used for ordinary business office purposes (excluding, by way of example, the Cafeteria, computer server rooms or other “hot spots” resulting from the use of machines or equipment) to be cooled to a temperature between 68 and 72 degrees Fahrenheit (an “Excess Cooling Problem”), then Landlord shall notify Tenant. Upon receipt of such notice, Tenant may elect, in its sole and absolute discretion, to either (A) reduce occupancy levels in the Premises to one person per 150 Adjusted Rentable Square Feet in the Premises (or such lesser density as Tenant may elect) or (B) install supplementary air conditioning facilities in the Premises (“Supplemental Cooling Equipment”), or otherwise modify the HVAC system serving the Premises in order to remedy the Excess Cooling Problem to Landlord’s reasonable satisfaction. Tenant shall pay the cost of any transformers, additional risers, panel boards, and all other facilities if required to furnish power for any Supplemental Cooling Equipment, and all costs of supplying and maintaining, any Supplemental Cooling Equipment. The capital, maintenance and service costs of installing, supplying, and maintaining any Supplemental Cooling Equipment and modifications shall be paid by Tenant as additional rent. Landlord, at its election and at Landlord’s expense, may also install and maintain a water meter to measure water usage.

8.6 Provision of Additional Services; After-Hours HVAC Services. If Tenant desires services in amounts additional to or at times different from those set forth in Section 8.1 above, or any other services that are not provided for in this Lease, Tenant shall make a request for such services to Landlord with such advance notice as Landlord may reasonably require. Landlord shall use commercially reasonable efforts to accommodate Tenant’s request for such services. If Landlord provides such services to Tenant, Tenant shall pay Landlord’s actual costs and expense incurred in providing such services within thirty (30) days after Tenant’s receipt of Landlord’s invoice. Notwithstanding the foregoing, upon Tenant’s giving reasonable advance notice in making any request for air circulation, cooling and/or heating required outside of Building Standard Hours, Landlord shall provide the same. Tenant agrees to pay, as additional rent, within thirty (30) days after demand therefor, Landlord’s then standard charge for providing after-hours HVAC and fans, which charge shall be based on Landlord’s actual direct and indirect costs of providing such services (including utility costs, taxes, engineers’ costs, and a reasonable charge for wear and tear on the applicable Building System), provided that in no event shall Landlord impose any administrative fee or other similar mark-up on such costs. As of the date hereof, Landlord’s standard charge for providing after-hours (i) HVAC is $149.39 per hour for the first quadrant of the Building and $13.87 per hour for each additional quadrant of the Building for which after hours HVAC service is requested and (ii) air circulation is $20.94 per hour for the first quadrant of the Building and $13.87 per hour for each additional quadrant of the Building for which after hours air circulation is requested.

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8.7 Tenant’s Supplemental Air Conditioning. Notwithstanding anything to the contrary contained in this Lease, at any time during the Term, Tenant shall have the right but not the obligation to install in the Premises, at Tenant’s sole cost and expense, subject to the application of the Tenant Improvement Allowance, as applicable and to the extent available, Supplemental Cooling Equipment in order to provide Tenant’s computer rooms, data center and/or other area(s) in the Premises with additional heating and cooling capacity. The manner of Tenant’s installation of any such Supplemental Cooling Equipment shall be governed by Article 10 hereof. Tenant shall have access to and use of the Building’s condenser water up to and not to exceed fifty (50) tons for such Supplemental Cooling Equipment. Landlord shall have the right to install, at Landlord’s cost and expense, meters to measure Tenant’s usage hereunder for purposes of calculating the charges payable by Tenant for such condenser water. At the end of the Term, at Tenant’s option, Tenant shall either: (1) remove, at Tenant’s sole cost and expense, any Supplemental Cooling Equipment and restore all portions of the Premises and the Building affected by such removal to their condition immediately prior to the installation of such equipment, ordinary wear and tear excepted; or (2) leave any such Supplemental Cooling Equipment in place, in which event the Supplemental Cooling Equipment shall be owned by Landlord.

8.8 Janitorial Service. Tenant shall provide janitorial service to the Premises, which at minimum shall meet the standards set forth on Exhibit E attached hereto (“Standard Janitorial Services”). Landlord shall have no obligation to provide janitorial services to the Premises. Provided that Tenant performs the Standard Janitorial Services, (a) Base Rent shall be reduced by $0.08422 per Adjusted Rentable Square Feet of the Premises per month (the “Janitorial Credit”), (b) Operating Expenses shall exclude the cost of providing Standard Janitorial Services to portions of the Building intended for lease by tenants or occupants and (c) Operating Expenses allocable to the Base Year shall be adjusted to exclude the cost of providing Standard Janitorial Services to portions of the Building intended for lease by tenants or occupants. Tenant shall, at its option, use a janitorial contractor selected by Tenant (or its own employees) or shall contract directly with Landlord’s janitorial contractor for the Standard Janitorial Services to be provided to the Premises. Tenant may elect, from time to time upon thirty (30) days prior written notice to Landlord, to cease providing the Standard Janitorial Services to the Premises, in which case (i) Landlord shall be obligated to provide such services in accordance with the standards set forth on Exhibit E, (ii) Tenant shall have no further right to the Janitorial Credit, (iii) Operating Costs allocable to the Base Year shall be adjusted to include the annualized amount of the Janitorial Credit (iv) Operating Expenses shall include the increased cost over the Base Year amount to provide such janitorial services to the Building and (v) notwithstanding the requirements of Section 19.1 below, Landlord’s janitorial staff or janitorial contractor may enter the Premises without prior notice to perform janitorial services to the Premises. In no event shall Landlord be obligated to provide (A) any janitorial services required as a result of Tenant’s Ancillary Uses, including any services required for compliance with Article 40 relating to the Cafeteria and any services required in connection with the bringing of dogs onto the Premises pursuant to Article 42 and (B) any janitorial services in excess of the Standard Janitorial Services.

8.9 Tenant to Provide Security Services. Tenant shall have the right to (a) institute such security measures entirely within the Premises as it may determine in its sole discretion, at Tenant’s sole cost and expense and at no cost to Landlord, including, without limitation, the installation of key-card systems, access gates, security lighting and video monitoring equipment and (b) install video monitoring equipment in the ceilings and on the walls of the Common Areas adjacent to the Premises subject to Landlord’s reasonable approval of the locations of such monitoring equipment (collectively, “Tenant’s Security Equipment”); provided, that, Landlord approves, the installation of video monitoring equipment in the ceilings and on the walls (1) adjacent to the external doors of the Premises (as the same may be expanded or modified), (2) adjacent to the exterior Building entrances on 8th Street, (3) at the corners of the Building as necessary to view the exterior Building entrances on Townsend and Brannan and (4) adjacent to the areas in the Parking Garage designated for Tenant’s use. At Tenant’s sole

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cost, Tenant shall be permitted to tie Tenant’s Security Equipment into the Building Systems if requested by Tenant provided that (i) Tenant’s Security Equipment is compatible with the Building Systems and (ii) Tenant’s Security System does not materially and adversely interfere with the Building Systems. In addition, Tenant shall have the right to contract directly with Landlord’s security contractor as well as utilize its own employees or third parties to perform security services within the Premises. In no event shall Tenant be entitled to any credit against Rent (including Escalation Rent) or to any exclusions from Operating Expenses in the determination of Escalation Rent as a result of Tenant’s election to provide security services to its Premises.

8.10 Controls. In the event any governmental authority having jurisdiction over the Project or the Building promulgates or revises any law, ordinance or regulation or building, fire or other code or imposes mandatory controls or guidelines on Landlord or the Project or the Building relating to the use or conservation of energy or utilities or the reduction of automobile or other emissions (collectively “Mandatory Controls”) or in the event Landlord is required to make alterations to the Project or the Building in order to comply with such Mandatory Controls, Landlord may, in its sole discretion, comply with such Mandatory Controls or make such alterations to the Project or the Building related thereto. Such compliance and the making of such alterations shall not constitute an eviction of Tenant, constructive or otherwise, or impose upon Landlord any liability whatsoever, including, but not limited to, liability for consequential damages or loss of business by Tenant.

8.11 Service Providers. Tenant acknowledges that Landlord may, at Landlord’s sole option, to the extent permitted by Applicable Laws, elect to change, from time to time, the company or companies which provide services (including electrical service, gas service, water, telephone and technical services) to the Building, the Premises and/or its occupants, including, but not limited to, the right to purchase green or renewable energy. Further, Tenant acknowledges that Landlord has not and does not make any representations or warranties concerning the identity or identities of the company or companies which provide services to the Project and the Premises or its occupants, and that the choice of service providers and matters concerning the engagement and termination thereof shall be in Landlord’s sole discretion. The foregoing provision is not intended to modify, amend, change or otherwise derogate any provision of this Lease concerning the nature or type of service to be provided or any specific information concerning the amount thereof to be provided. Tenant agrees to cooperate, at no cost to Tenant, with Landlord and each of its service providers in connection with any change in service or service provider.

8.12 Property Management. Landlord shall provide on-site building management services during the Building Hours. During hours outside the Building Hours, Tenant may alert Landlord of any emergencies by contacting Landlord’s designated representative by calling the telephone number provided by Landlord for such purpose.

9. Maintenance and Repair.

9.1 Landlord’s Maintenance Obligations. Landlord shall be responsible for repairs to and maintenance of: (a) the Common Areas, (b) all exterior landscaping, (c) the exterior doors, walls and windows in the Building, (d) the windows within those walls demising the Premises from any Common Areas, (e) the Building Systems, including, but not limited to (i) the HVAC system, including the main distribution loop and portions of the system located throughout the Premises, (ii) the electrical systems until the point of connection with electrical panels exclusively serving the Premises and (iii) all plumbing systems (except any specialized plumbing for the Cafeteria, kitchens and fitness/health facilities), (f) the structural elements of the Building (including the structural elements located in the Premises), (g) the foundation and roof (except for improvements to the surface of the Parking Garage Roof Space made by or for Tenant) of the Building and (h) the elevators serving the Building, in a manner consistent with

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Comparable Buildings, except for ordinary wear and tear, damage by Casualty or condemnation. The cost of performing such repairs and maintenance shall be included in Operating Expenses, to the extent permitted pursuant to Article 5. Notwithstanding the foregoing, if any such repair or maintenance is necessary due to the act or omission of Tenant or any Tenant Party, Tenant shall pay the cost of such work.

9.2 Operable Building Systems upon Lease Commencement. Landlord shall deliver the Premises with the Building Systems in operable and good working condition. If it is determined that any of the Building Systems were not in the required condition as of the Commencement Date, then Landlord shall not be liable to Tenant for any damages, but as Tenant’s sole remedy, Landlord, at no cost to Tenant (including as Operating Expenses), shall perform such work or take such other action as may be necessary to place the applicable Building System in the operable and good working condition; provided, however, that if Tenant does not give Landlord written notice of any deficiency of any of the Building Systems within three (3) months after the Commencement Date, Landlord shall not be responsible for correcting such condition pursuant to this Section 9.2 but rather such condition shall be corrected as otherwise provided in the Lease and the cost of performing such correction shall be included in Operating Expenses, to the extent permitted pursuant to Article 5.

9.3 Tenant’s Obligations. Tenant shall, at Tenant’s cost and expense, perform all maintenance and repairs (including replacement) to the Premises that are not Landlord’s express responsibility hereunder, and shall keep the Premises in good condition and repair, reasonable wear and tear excepted. Tenant’s repair and maintenance obligations shall include, but not be limited to, repairs to and replacement of: (a) supplemental HVAC equipment installed in any server room or other specialty HVAC installations; (b) the electrical systems from the point of interconnection with those electrical panels exclusively serving the Premises; (c) plumbing for the Cafeteria, kitchens and fitness/health facilities; (d) raised flooring and floor coverings; (e) ceiling tiles; (f) interior partitions; (g) interior doors; (h) the interior side of demising walls; and (i) Tenant Improvements and Alterations (except to the extent such Tenant Improvements and Alterations are Landlord’s responsibility under Section 9.1 above). Except as specifically set forth in this Lease, Landlord (i) has no obligation to alter, remodel, improve, repair, decorate or paint the Premises, or any part thereof, and (ii) has no obligation respecting the condition, maintenance and repair of the Premises or any other portion of the Project. Except as expressly set forth in Sections 20.7.2 and 20.7.3 hereof or in the Work Letter, Tenant hereby waives all rights, including under Sections 1941 and 1942 of the California Civil Code and under any similar law now or hereafter in effect, to make repairs which are Landlord’s obligation under this Lease at the expense of Landlord or to receive any setoff or abatement of Rent.

10. Alterations to Premises.

10.1 Landlord Consent; Procedure.

10.1.1 Except to the extent set forth herein, Tenant shall not make any Alterations, without Landlord’s written consent. The term “Alterations” as used in this Lease shall not include the Tenant Improvements or Ancillary Tenant Improvements. Tenant shall submit complete and detailed architectural, mechanical and engineering plans and specifications for the proposed Alterations (to the extent that such plans and specifications would customarily be prepared given the nature of the proposed Alterations) to Landlord at least twenty (20) days prior to the commencement of the work. Landlord shall not unreasonably withhold or delay its consent to the proposed Alterations, provided that by way of example and without limitation, it shall be reasonable for Landlord to withhold its consent to any proposed Alteration that (i) would adversely affect the structural portions of the Building or Building Systems, (ii) require work to be performed in portions of the Building outside the Premises in order to comply with Applicable Laws (unless Tenant agrees to pay for such work) or (iii) would materially

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adversely affect the cooling of the Premises. Landlord shall grant or withhold its approval of any Alterations within eight (8) business days from receipt of Tenant’s request accompanied by all documentation reasonably necessary to evaluate the proposed Alterations, provided that Landlord must notify Tenant of any additional information Landlord deems reasonably necessary to evaluate the proposed Alterations within five (5) business days after receipt of Tenant’s submittal, or the information submitted by Tenant shall be deemed sufficient. If Landlord fails to respond to Tenant’s request within such eight (8) business day period, Tenant may provide a second request for approval to Landlord, and if Landlord fails to respond within two (2) business days after receipt of Tenant’s second request, then Landlord’s approval shall be deemed given. If Landlord reasonably disapproves of proposed Alterations, or requests additional information regarding such Alterations, Tenant shall revise the plans and specifications for those Alterations reasonably disapproved by Landlord and resubmit such plans to Landlord or otherwise provide such additional information to Landlord. Landlord shall, within five (5) business days after receipt of Tenant’s revised plans and specifications for proposed Alterations, approve or reasonably disapprove such Alterations, and if reasonably disapproved, Landlord shall advise Tenant of any additional changes which may be required to obtain Landlord’s approval. If Landlord fails to respond within such five (5) business day period, then such revised plans and specifications shall be deemed approved. This process shall continue until Landlord has approved (or been deemed to have approved) the applicable Alterations or Tenant has withdrawn its request for Landlord’s approval. Notwithstanding the preceding, Landlord may not subsequently disapprove of proposed Alterations or any portion thereof that it has previously approved. No review or approval by Landlord of such plans and specifications shall be deemed to create any liability of any kind on the part of Landlord or to constitute a representation on the part of Landlord or any professional consulted by Landlord in connection with such review and approval, that such plans and specifications are correct or accurate, or comply with Applicable Laws.

10.1.2 Subject to the terms and conditions of this Article 10, Tenant shall have the right to install supplemental HVAC units within the Premises. Landlord hereby consents to the installation of supplemental HVAC units within the Premises by Tenant (provided, that, Landlord shall have the right to reasonably approve plans and specifications and the manner in which such supplemental HVAC units will be installed in the Premises in accordance with Section 10.1.1 above).

10.2 General Requirements.

(a) All Alterations shall be constructed or installed by Tenant, at Tenant’s expense (including all expenses incurred in complying with Applicable Laws).

(b) All Alterations shall be designed and performed by Tenant at Tenant’s cost and expense. All Alterations shall be performed only by contractors or mechanics approved by Landlord, which approval shall not be unreasonably withheld, conditioned or delayed; provided that: (i) Landlord may, in its sole discretion, specify engineers, general contractors, subcontractors, and architects to perform work affecting the Building Systems; and (ii) if Landlord consents to any Alteration that requires work to be performed outside the Premises, Landlord may elect to perform such work at Tenant’s expense.

(c) All contractors, subcontractors, and materialmen of Tenant shall, while in the Premises or elsewhere in the Project, be subject to and under the control and direction of the Building manager (but not as an agent of the Building manager or Landlord) and shall comply with Landlord’s then current construction rules and regulations.

(d) Tenant shall carry “Builder’s All Risk” insurance in a commercially reasonable amount reasonably approved by Landlord covering the construction of any Alteration, and

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require its general contractor and subcontractors to carry such insurance as Landlord may reasonably require.

(e) Prior to commencement of any Alteration, Tenant shall deliver to Landlord: (i) any building or other permit required by Applicable Laws in connection with the Alteration, (ii) a construction schedule, which shall be delivered for informational purposes only, and (iii) satisfactory evidence of required insurance.

(f) All Alterations shall be diligently constructed in a good and workmanlike manner and in compliance with the plans and specifications approved by Landlord, all Applicable Laws, and the Building’s reasonable construction rules and regulations, as revised from time to time. Tenant shall cause all Alterations to be made in such a manner and at such times so that any such work shall not unreasonably disrupt or interfere with the use or occupancy of other tenants or occupants of the Building. All trash that may accumulate in connection with Tenant’s construction activities shall be stored within the Premises and removed by Tenant, at its expense, from the Premises and the Building. If any part of the Building Systems or Common Areas shall be damaged during the performance of any Alteration, Tenant shall promptly notify Landlord, and Landlord may elect either to repair such damage at Tenant’s expense or to require Tenant to repair such damage at Tenant’s expense, using contractors approved by Landlord.

(g) Tenant acknowledges that the San Francisco Green Building Ordinance applies to certain Alterations involving significant upgrades to structural and mechanical, electrical and/or plumbing systems. Landlord makes no representation or warranty as to the interpretation or application of the San Francisco Green Building Ordinance, and Tenant shall be responsible for determining and satisfying all requirements that may be imposed by the San Francisco Green Building Ordinance in connection with Alterations undertaken by Tenant.

10.3 Landlord’s Right to Inspect. Subject to the restrictions set forth in Section 19.1 below, Landlord may, at its election, inspect the Alteration during construction, and require corrections of faulty construction or any material deviation from the plans and specifications approved by Landlord, provided that no such inspection shall be deemed to create any liability on the part of Landlord, or constitute a representation by Landlord or any person hired to perform such inspection that the work so inspected conforms with such plans and specifications or complies with any Applicable Laws, and no such inspection shall give rise to a waiver of, or estoppel with respect to, Landlord’s continuing right at any time or from time to time to require the correction of any faulty work or any material deviation from such plans and specifications.

10.4 Tenant’s Obligations Upon Completion. Upon completion of any Alteration, Tenant shall (a) cause a timely notice of completion to be recorded in the Office of the Recorder of the City and County of San Francisco in accordance with Civil Code Section 3093 or any successor statute and (b) deliver to Landlord the following documentation relating to such Alteration: (i) evidence of full payment and unconditional final waivers of all liens for labor, services, or materials; (ii) all governmental permits and approvals; and (iii) if plans were initially prepared for such Alteration, “as built” plans prepared on an AutoCAD Computer Assisted Drafting and Design System.

10.5 Ownership and Removal of Alterations.

10.5.1 Alterations made by Tenant, including without limitation, any partitions (movable or otherwise) or carpeting, shall become a part of the Building and belong to Landlord (subject to Tenant’s right to use the Alteration during the Term); provided, however, that equipment, trade fixtures and movable furniture shall remain the property of Tenant.

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10.5.2 Tenant, prior to the expiration or earlier termination of this Lease, shall, at Tenant’s sole cost and expense: (i) remove any or all Alterations (except any Alterations that are customary for general office use, provided that Landlord may require Tenant to remove any demising walls and corridors that are not constructed as part of the Tenant Improvements), (ii) restore the Premises to the condition existing prior to the installation of such Alterations, and (iii) repair all damage to the Premises, the Building, or the Project caused by the removal of such Alterations. Tenant shall use a contractor reasonably approved by Landlord for such removal and repair. Notwithstanding the foregoing, Landlord may elect to waive all or any portion of such removal and restoration requirements by giving written notice of such waiver to Tenant at least one hundred eighty (180) days prior to the Expiration Date or within ten (10) business days after any earlier termination of this Lease. If Tenant fails to remove such Alterations and perform such restoration and repair, then Landlord may perform such work, and Tenant shall reimburse Landlord for costs and expenses incurred by Landlord in performing such removal, restoration and repair.

10.5.3 Notwithstanding Section 10.5.2 above, if Tenant’s request for Landlord’s approval of any Alteration contains a request that Landlord identify whether Landlord intends to require Tenant to remove all or any portion of such Alteration on the expiration or earlier termination of this Lease, then Landlord agrees to identify, at the time it approves such Alteration, whether Landlord intends to require Tenant to remove all or any portion of such Alteration on the expiration or earlier termination of this Lease. Tenant shall have no obligation to remove any Alteration on the expiration or earlier termination of this Lease not so identified by Landlord to be removed or any Alterations that are customary for general office use, except that Landlord may require Tenant to remove any demising walls and corridors that are not constructed as part of the Tenant Improvements; provided, that, Landlord gives notice to Tenant requiring such removal at least one hundred eighty (180) days prior to the Expiration Date or within ten (10) business days after any earlier termination of this Lease.

10.6 Minor Alterations. Notwithstanding any provision in the foregoing to the contrary, Tenant may construct Minor Alterations in the Premises without Landlord’s prior written consent, but with prior notification to Landlord. Tenant shall provide Landlord with at least ten (10) business days’ notice prior to commencing any Minor Alterations, which notice shall include a general description of the nature and estimated cost of the proposed Minor Alteration, and the anticipated completion dates for such work. The provisions of this Article 10 shall apply to the performance of Minor Alterations, except for the requirement to obtain Landlord’s prior written consent. All references in this Lease to “Alterations” shall mean and include Minor Alterations, unless specified to the contrary.

10.7 Landlord’s Fee. Tenant shall pay Landlord, within thirty (30) days after receipt of invoice and reasonable supporting documentation, Landlord’s reasonable, actual out-of-pocket expenses incurred in reviewing the plans and specifications for the proposed Alteration, and a fee equal to five percent (5%) of the first $100,000 in hard costs of the Alteration and one percent (1%) of hard costs of the Alteration in excess of $100,000, for Landlord’s coordination of such work.

11. Liens. Tenant agrees to keep the Premises and the Project free from any liens or encumbrances arising out of any work performed, materials furnished or obligations incurred by Tenant. Tenant shall remove any such lien or encumbrance by bond or otherwise within thirty (30) days after notice by Landlord (or within ten (10) business days if required in connection with any pending financing or sale of the Project), and if Tenant fails to do so, Landlord may cause the lien to be released by any means it deems proper, including by payment of the amount necessary to remove such lien or encumbrance, without responsibility for investigating the validity thereof. All sums paid by Landlord for such purpose, and all expenses incurred by it in connection therewith, shall be payable to Landlord by Tenant, as additional rent, within thirty (30) days after receipt of invoice.

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12. Damage or Destruction.

12.1 Repair Obligations. If the Premises or any portions of the Project affecting Tenant’s use and enjoyment of the Premises are damaged by Casualty following the Lease Date, then (a) Landlord shall notify Tenant in writing (a “Landlord’s Casualty Notice”) within sixty (60) days after discovery of such damage as to the amount of time (the “Estimated Restoration Period”) Landlord reasonably estimates it will take to restore the Project and/or the Premises and (b) Landlord shall, subject to the provisions of Sections 12.2 and 12.3 below, proceed with reasonable promptness to repair such damage and restore the Premises (including Tenant Improvements and Alterations (to the extent Landlord receives insurance proceeds pursuant to Section 12.3 below to repair and restore such Alterations)) and such portions of the Project to substantially the same condition as existed before the Casualty (collectively, “Restore” or “Restoration”); provided, however, that any such Restoration shall be subject to (i) modifications required by zoning or building codes and other Applicable Laws and, in the case of Restoration to the Common Areas, to modifications then considered desirable by Landlord; and (ii) delays resulting from a failure to promptly receive insurance proceeds or Force Majeure Events. Notwithstanding the foregoing, Landlord shall have no obligation with respect to, and if Landlord elects or is required to perform any Restoration hereunder, Tenant shall be responsible for and shall, repair and replace at its sole cost all of Tenant’s equipment, furniture, fixtures and other personal property in the Premises, including, without limitation, any telecommunication cables and related devices located in or serving the Premises.

12.2 Termination Rights.

12.2.1 Landlord’s Termination Rights. In any of the following circumstances, Landlord may elect to terminate this Lease:

(a) The Estimated Restoration Period set forth in Landlord’s Casualty Notice exceeds two hundred seventy (270) days following the date of the Casualty (when such Restoration is made without the payment of overtime or other premiums); or

(b) If the Casualty occurs during the last twelve (12) months of the Term, and the Estimated Restoration Period set forth in Landlord’s Casualty Notice exceeds two (2) months following the date of the Casualty; or

(c) If the uninsured portion of costs to Restore the Project (excluding deductibles) exceeds One Million Dollars ($1,000,000.00) and Landlord does not actually proceed to Restore the Building; or

(d) If insurance proceeds sufficient to complete the Restoration in excess of One Million Dollars ($1,000,000.00) are not available due to the exercise of rights of any Encumbrancer to collect such proceeds, provided that Landlord does not actually proceed to Restore the Building.

Any election by Landlord to terminate this Lease shall be given to Tenant concurrently with Landlord’s Casualty Notice.

Notwithstanding the foregoing, if Landlord elects to terminate this Lease pursuant to Sections 12.2.1(a) or 12.2.1(b) and Tenant has one or more unexercised Extension Options remaining, then Tenant may elect within thirty (30) after Landlord terminates this Lease, to immediately exercise its next available Extension Option, in which case Landlord’s termination of this Lease pursuant to Section 12.2.1(a) or 12.2.1(b) shall be rendered null and void and of no further force and effect and

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Landlord shall proceed to Restore the Premises and/or the Project, subject to the other provisions of Section 12.2.1.

12.2.2 Tenant’s Termination Rights. In any of the following circumstances, Tenant may elect to terminate this Lease by delivering written notice to Landlord within thirty (30) days after receipt of Landlord’s Casualty Notice:

(a) The Estimated Restoration Period set forth in Landlord’s Casualty Notice exceeds two hundred seventy (270) days following the date of the Casualty (when such Restoration is made without the payment of overtime or other premiums); or

(b) If the Casualty occurs during the last twelve (12) months of the Term and the Estimated Restoration Period set forth in Landlord’s Casualty Notice exceeds two (2) months following the date of the Casualty.

12.2.3 Late Delivery. If Restoration of the Premises and/or the Project is not substantially complete as of the end of the later of (i) two hundred seventy (270) days following the date of the Casualty or (ii) the Estimated Restoration Period as extended for delays resulting from a failure to promptly receive insurance proceeds or Force Majeure Events or Tenant Delays (as defined in the Work Letter), then Tenant may deliver written notice to Landlord that Landlord has thirty (30) days to complete the Restoration of the Premises and/or the Project. If after the expiration of such thirty (30) day period Landlord has not completed Restoration of the Premises and/or the Project, then Tenant may, in its sole and absolute discretion, elect to terminate this Lease by delivering written notice to Landlord at any time thereafter until repair or restoration of the Premises is substantially completed.

12.2.4 Consequences of Termination. If Landlord or Tenant elects to terminate this Lease as provided above, this Lease and all interest of Tenant in the Premises shall terminate thirty (30) days after (i) delivery of Landlord’s termination notice given concurrently with Landlord’s Casualty Notice or (ii) delivery of Tenant’s termination notice given pursuant to Section 12.2.2 above, and the Base Rent and Escalation Rent (reduced to the extent set forth in Section 12.4 below) shall be paid up to the date of such termination.

12.3 Completion of Repairs. If neither party elects to terminate this Lease, then Landlord shall diligently complete the Restoration. If Landlord is required to or elects to perform the Restoration, Tenant shall assign or otherwise make available to Landlord all proceeds of insurance carried by Tenant with respect to the Alterations to the extent actually received by Tenant. Landlord shall have no liability to Tenant, if the Restoration is not in fact completed within the Estimated Restoration Period set forth in Landlord’s Casualty Notice, so long as Landlord proceeds with reasonable diligence to complete the Restoration.

12.4 Rent Abatement. If neither party elects to terminate this Lease under Section 12.2 above, this Lease shall remain in full force and effect, provided that Tenant shall be entitled to a reduction of Base Rent and Escalation Rent in the proportion that the area of the Premises rendered untenantable (and not occupied by Tenant) by such damage bears to the total area of the Premises. Tenant shall be entitled to such rent abatement from the date of the Casualty for as long as any portion of the Premises remains untenantable (and not occupied by Tenant) due to the Casualty.

12.5 Waiver of Statutory Provisions. The provisions of this Lease, including this Article 12, constitute an express agreement between Landlord and Tenant with respect to any and all damage to, or destruction of, all or any part of the Premises or the Building resulting from a Casualty, and any common law or statute of the State of California, including, without limitation, subsection 2 of

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Section 1932, subsection 4 of Section 1933, and Sections 1941 and 1942 of the California Civil Code, with respect to any rights or obligations concerning damage or destruction resulting from a Casualty in the absence of an express agreement between the parties, and common law or any other statute, now or hereafter in effect, shall have no application to this Lease or any damage or destruction to all or any part of the Premises or the Building resulting from a Casualty.

12.6 Casualty Following Exercise of Purchase Option. The provisions of Article 12 shall be unaffected by any Tenant exercise of the Purchase Option under Article 36.

13. Eminent Domain.

13.1 Lease Termination. If all or part of the Premises shall be taken by any public or quasi public authority under the power of eminent domain or conveyance in lieu thereof (“Taken” or “Taking”), this Lease shall terminate as to any portion of the Premises so Taken or conveyed on the date when title or the right to possession vests in the condemnor.

13.2 Partial Taking. If (a) a part of the Premises or the Project shall be Taken and (b) in Tenant’s reasonable business judgment such Taking would neither prevent nor materially interfere with Tenant’s use of the Premises, then subject to Landlord’s termination right pursuant to Section 13.3 below, this Lease shall remain in effect as to said portion of the Premises remaining, with Landlord, at Landlord’s cost, restoring the Building to an architectural whole and the Base Rent payable from the date of the Taking shall be reduced in the same proportion as the area of the Premises Taken bears to the total area of the Premises. If, in Tenant’s reasonable business judgment, such Taking would prevent or materially interfere with Tenant’s use of the Premises, this Lease may be terminated by Tenant by giving written notice to Landlord within thirty (30) days of the date of the Taking. Such notice shall specify the date of termination which shall be not more than sixty (60) days after the date of said notice.

13.3 Landlord’s Termination Right. If twenty percent (20%) or more of the Building is Taken, whether or not any portion of the Premises is Taken, and in Landlord’s reasonable business judgment it is not economically feasible to continue operating the portion of the Building remaining, then Landlord shall have the option for a period of thirty (30) days after such determination to terminate this Lease. If in Landlord’s reasonable business judgment it is economically feasible to continue operating the portion of the Building remaining after such Taking, then this Lease shall remain in effect, with Landlord, at Landlord’s cost, restoring the Building to an architectural whole, and the Base Rent payable from the date of the Taking shall be reduced in the same proportion as the area of the Premises Taken bears to the total area of the Premises.

13.4 Compensation. All compensation awarded or received in connection with a Taking or conveyance described in this Article 13 shall be the property of Landlord, and Tenant hereby assigns to Landlord any and all elements of said compensation which Tenant would, in the absence of said assignment, have been entitled to receive. Specifically, and without limiting the generality of the foregoing, said assignment is intended to include: (a) the “bonus value” represented by the difference, if any, between Rent under this Lease and market rent for the unexpired Term, (b) the value of improvements to the Premises, (c) the value of any trade fixtures paid for by Landlord, and (d) the value of any and all other items and categories of property for which payment of compensation may be made in any such proceeding. Notwithstanding the foregoing, Tenant shall be entitled to receive any award of compensation for loss of or damage to the goodwill of Tenant’s business (but only to the extent the same does not constitute “bonus value”), Tenant’s trade fixtures, the value of improvements to the Premises paid for by Tenant, and for any moving or relocation expenses which Tenant is entitled under Applicable Laws to recover directly from the public agency which acquires the Premises.

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13.5 Waiver. Tenant hereby waives Sections 1265.110 through 1265.160 of the California Code of Civil Procedure.

14. Insurance.

14.1 Liability Insurance. Tenant, at its cost and expense, shall procure and maintain, from the Lease Date and throughout the Term, the following insurance:

(a) Commercial General Liability Insurance. Tenant shall maintain a policy(ies) of commercial general liability insurance written on an “occurrence” basis, with limits of liability, in the aggregate, of not less than Five Million Dollars ($5,000,000.00). Such policy(ies) shall cover bodily injury, property damage arising out of or relating directly to Tenant’s business operations, conduct, assumed liabilities, or use or occupancy of the Premises or the Project, and shall include all the coverages typically provided by the Commercial General Liability Endorsement CG0001 (10/04), including property damage coverage and completed operations. Tenant’s liability coverage shall further include premises-operations coverage, products liability coverage (if applicable), and products-completed operations coverage.

(b) Tenant’s Workers’ Compensation and Employer Liability Coverage. Tenant shall maintain workers’ compensation insurance as required by law and employer’s liability insurance with limits of no less than One Million Dollars ($1,000,000.00) per occurrence.

(c) Tenant’s Property Insurance. Tenant shall maintain property insurance coverage, extended coverage and special extended coverage insurance for all office furniture, trade fixtures, office equipment, merchandise, and all other items of Tenant’s personal property in, on, at, or about the Premises and the Project. Such policy shall (i) be written on the broadest available (special-causes-of-loss) policy form or an equivalent form acceptable to Landlord, (ii) be for no less than the full replacement cost (new without deduction for depreciation) of the covered items and property, and (iii) include vandalism and malicious mischief coverage.

(d) Business Interruption, Loss of Income, and Extra Expense Coverage. Tenant shall maintain business interruption, loss of income, and extra expense insurance covering all direct loss of income and charges and costs incurred arising out of all perils, failures, or interruptions, including any failure or interruption of Tenant’s business equipment (including, without limitation, telecommunications equipment), and the prevention of, or denial of use of or access to, all or part of the Premises or the Project, as a result of those perils, failures, or interruptions. The business interruption, loss of income, and extra expense coverage shall provide coverage for no less than twelve (12) months and shall be carried in amounts necessary to avoid any coinsurance penalty that could apply. The business interruption, loss of income and extra expense coverage shall be issued by the insurer that issues Tenant’s property insurance under Section 14.1(c) above.

14.2 Form of Policies. The minimum limits of policies and Tenant’s procurement and maintenance of such policies described in Section 14.1 above shall in no event limit the liability of Tenant under this Lease. All insurance required by this Article 14 shall be issued on an occurrence basis by solvent companies qualified to do business in the State of California, and with a Best & Company rating of A-:VIII or better. Any insurance policy under this Article 14 may be maintained under a “blanket policy,” insuring other parties and other locations, so long as the amount and coverage required to be provided hereunder is not thereby diminished. No policy maintained by Tenant under this Article 14 shall contain a deductible which is not commercially reasonable. Tenant shall provide Landlord a certificate of each policy of insurance required hereunder evidencing that the policies contain the provisions required. Tenant shall deliver such certificates to Landlord within thirty (30) days after the Lease Date, but in no

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event later than the date that Tenant or any other Tenant Parties first enter the Premises and, upon renewal, not fewer than ten (10) days prior to the expiration of such coverage. All Tenant’s liability insurance shall provide (i) that Landlord, Landlord’s managing agent and any Encumbrancer is designated as an additional insured as to coverage afforded under such policy pursuant to an endorsement providing coverage at least as broad as ISO form CG 20 37 10 01 or its equivalent; (ii) for severability of interests or that acts or omissions of one of the insureds or additional insureds shall not reduce or affect coverage available to any other insured or additional insured (if available); and (iii) that Tenant’s insurance is primary and noncontributory with any insurance carried by Landlord. Tenant shall endeavor to cause all Tenant’s insurance to provide that the insurer agrees not to cancel the policy without at least thirty (30) days’ prior written notice to all additional insureds (except in the event of a cancellation as a result of nonpayment, in which event the insurer shall give all additional insureds at least ten (10) days’ prior notice). Tenant shall notify Landlord within ten (10) days after any material modification of any policy of insurance required under this Article. Any self insurance or self insured retention provisions under, or with respect to, any insurance policies maintained by Tenant hereunder shall be subject to Landlord’s prior written approval, which Landlord may give or withhold in its reasonable discretion.

14.3 Landlord’s Insurance. Landlord shall procure and maintain in effect throughout the Term, property insurance at least as broad as the most commonly available ISO Special Form Causes of Loss (“all risk”) policy form CP 1030 with an agreed amount endorsement, and including coverage for vandalism and malicious mischief, in an amount equal to one hundred percent (100%) of the replacement cost of the Building (including the Tenant Improvements, but excluding any Alterations), which shall include loss of rent coverage. Landlord shall maintain a policy(ies) of commercial general liability insurance written on an “occurrence” basis, with limits of liability, in the aggregate, of not less than Five Million Dollars ($5,000,000.00). Such policy(ies) shall cover bodily injury, property damage arising out of or relating directly to Landlord’s business operations, conduct, assumed liabilities, or use or occupancy of the Premises or the Project, and shall include all the coverages typically provided by the Commercial General Liability Endorsement CG0001 (10/04), including property damage coverage and completed operations. Landlord’s liability coverage shall further include premises-operations coverage, products liability coverage (if applicable), and products-completed operations coverage. Notwithstanding the foregoing provisions of this Section 14.3, the coverage and amounts of insurance carried by Landlord in connection with the Project shall, at a minimum, be comparable to the coverage and amounts of insurance which are carried by reasonably prudent landlords of buildings comparable to and in the vicinity of the Project. The premiums for all such insurance shall be included as an Operating Expense. If such insurance policies cover other assets owned by Landlord or its affiliate in addition to the Project, the cost of such insurance shall be equitably allocated. Upon request, Landlord shall deliver to Tenant certificates of insurance evidencing compliance with the insurance requirements hereunder.

15. Waiver of Subrogation Rights. Each party, for itself and, without affecting any insurance maintained by such party, on behalf of its insurer, releases and waives any right to recover against the other party, including officers, employees, agents and authorized representatives (whether in contract or tort) of such other party, that arise or result from any and all loss of or damage to any property of the waiving party located within or constituting part of the Project, including the Premises, to the extent of amounts payable under a standard ISO Commercial Property insurance policy, or such additional property coverage as the waiving party may carry (with a commercially reasonable deductible), whether or not the party suffering the loss or damage actually carries any insurance, recovers under any insurance or self-insures the loss or damage. Each party shall have their property insurance policies issued in such form as to waive any right of subrogation as might otherwise exist. This mutual waiver is in addition to any other waiver or release contained in this Lease.

16. Waiver of Liability and Indemnification.

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16.1 Indemnification.

16.1.1 By Tenant. Subject to Article 15, Tenant agrees to indemnify and hold Landlord, any Encumbrancers, and the Landlord Parties (together, the “Indemnitees”) harmless from and to protect and defend the Indemnitees against any and all Claims, incurred in connection with or arising from any of the following: (i) the use or occupancy or manner of use or occupancy of the Premises (including the Parking Garage Roof Space) and the Sidewalk Area by Tenant or any Tenant Party; or (ii) any injury or death of any person or damage to or destruction of property occurring in the Premises (including the Parking Garage Roof Space), from any cause whatsoever; or (iii) any injury or death of any person or damage to or destruction of property occurring in, on or about any Common Areas, or elsewhere in or about the Project or in the vicinity of the Project, including the Parking Garage, to the extent such injury, death or damage is caused by the negligence or willful misconduct of Tenant or any Tenant Parties; or (iv) Tenant’s use of the roof of the Building pursuant to Article 37; or (v) the presence of dogs brought into the Project by Tenant or Tenant Parties, including, but not limited to, any Claims arising in or about the Parking Garage. Tenant’s obligations under this Section 16.1.1 shall be inapplicable to the extent such Claims arise from the negligence or willful misconduct of any Indemnitee or to the extent such obligations are limited or prohibited by Applicable Laws. If any action or proceeding is brought against any Indemnitee by reason of any such claim or liability, Tenant, upon notice from Landlord, covenants to resist and defend at Tenant’s sole expense such action or proceeding by counsel reasonably satisfactory to Landlord or the applicable Landlord Party or Encumbrancer. Tenant’s obligations under this Article 16 shall not be construed as in any way restricting, limiting, or modifying Tenant’s insurance or other obligations under this Lease. Further, Tenant’s compliance with the insurance requirements and other obligations of this Lease shall not in any way restrict, limit or modify Tenant’s obligations under this Article 16.

16.1.2 By Landlord. Subject to Article 15, Landlord agrees to indemnify and hold Tenant and the Tenant Parties harmless from and to protect and defend Tenant and the Tenant Parties against any and all Claims incurred by Tenant and the Tenant Parties (i) to the extent caused by the negligence or willful misconduct of Landlord or a Landlord Party or (ii) in connection with any injury or death of any person or damage to or destruction of property occurring in, on or about any Common Areas, the Parking Garage or elsewhere in or about the Project or in the vicinity of the Project, except to the extent such Claims arise from the negligence or willful misconduct of Tenant or any Tenant Party. If any action or proceeding is brought against Tenant or any of the Tenant Parties by reason of any such claim or liability, Landlord, upon notice from Tenant, covenants to resist and defend at Landlord’s sole expense such action or proceeding by counsel reasonably satisfactory to Tenant. Landlord’s obligations under this Article 16 shall not be construed as in any way restricting, limiting, or modifying Landlord’s insurance or other obligations under this Lease. Further, Landlord’s compliance with the insurance requirements and other obligations of this Lease shall not in any way restrict, limit or modify Landlord’s obligations under this Article 16.

16.2 Duty to Defend. Each party’s duty to defend as set forth in this Article 16 is separate and independent of such party’s duty to indemnify. The duty to defend applies immediately, regardless of whether the applicable party has paid any sums or incurred any detriment arising out of or relating (directly or indirectly) to any Claims.

16.3 Survival. The provisions of this Article 16 shall survive the expiration or earlier termination of this Lease.

17. Assignment and Subletting.

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17.1 Restriction on Transfers. Tenant shall not, without the prior written consent of Landlord, which consent shall not be unreasonably withheld: (a) assign, mortgage, pledge, hypothecate, encumber, or permit any lien to attach to, or otherwise transfer, this Lease or any interest hereunder, by operation of law or otherwise; (b) sublet the Premises or any part thereof; or (c) permit the use of the Premises by any persons other than Tenant and its employees (each of the foregoing is referred to herein as a Transfer and are collectively referred to as “Transfers” and any person to whom any Transfer is made or sought to be made is referred to as a “Transferee”). Any Transfer made without complying with this Article 17 shall, at Landlord’s option, be null, void and of no effect. For purposes of this Lease, the term “Transfer” shall include: (a) if Tenant is a partnership, the withdrawal or change, voluntary, involuntary or by operation of law, of a general partner or a majority of the partners, or a transfer of a majority of partnership interests, or the dissolution of the partnership; (b) if Tenant is a limited liability company, the withdrawal or change, voluntary, involuntary, or by operation of law, of a majority of members, or a transfer of a majority of the membership interests, or the dissolution of the limited liability company; (c) if Tenant is a corporation, the dissolution, merger, consolidation or other reorganization of Tenant, or the sale or other transfer of more than an aggregate of fifty percent (50%) of the voting shares of Tenant (other than transfers to immediate family members by reason of gift or death), and (d) the sale, mortgage, hypothecation or pledge of more than an aggregate of fifty percent (50%) of Tenant’s assets (each of (a) through (d), a “Change of Ownership Transaction”). No issuing of stock of Tenant or a Tenant Affiliate (hereinafter defined) in a public offering or sale on a public stock exchange of Tenant’s stock shall be deemed to be a “Transfer” for purposes of this Lease or subject to the terms and conditions of this Article 17.

17.2 Notice of Proposed Transfer. If Tenant shall desire Landlord’s consent to any Transfer, Tenant shall notify Landlord in writing (“Notice of Proposed Transfer”). Any such Notice of Proposed Transfer shall include: (a) the proposed effective date (which shall not be less than thirty (30) nor more than two hundred seventy (270) days after the date of Tenant’s Notice of Proposed Transfer); (b) the portion of the Premises to be Transferred (the “Subject Space”); and (c) the name and address of the proposed Transferee, a description of the nature of such Transferee’s business and proposed use of the Subject Space, a copy of the assignment or sublease pertaining to the proposed Transfer, and an estimated calculation of the “Transfer Premium” (as defined in Section 17.4 below) in connection with such Transfer. Whether or not Landlord shall grant consent, Tenant shall pay, within thirty (30) days after written request by Landlord, all reasonable, actual out-of-pocket legal fees incurred by Landlord in connection with any proposed Transfer, not to exceed Three Thousand Dollars ($3,000.00) in connection with any proposed Transfer. Within fifteen (15) days after receipt of a Notice of Proposed Transfer (with all required information), Landlord shall approve or disapprove a proposed Transfer. If Landlord fails to respond to a Notice of Proposed Transfer within such fifteen (15) day period, then Landlord shall be deemed to have approved the proposed Transfer. Landlord’s consent or refusal of consent shall be in writing and, if Landlord refuses consent, the reasons for refusal shall be stated with reasonable particularity. Landlord’s consent to a Transfer of this Lease shall, if requested by Tenant in writing, be accompanied by a statement addressed to Tenant and the Transferee, upon which statement Tenant and the Transferee may conclusively rely, stating that Landlord has not delivered any notice of default to Tenant under the Lease, which default remains uncured (or setting forth in what respects Tenant is in default), that this Lease has not been amended or modified (or setting forth such amendments or modifications), the expiration date of this Lease, and the date to which Base Rent and Escalation Rent have been paid. Furthermore, for Permitted Transfers of all of Tenant’s right, title and interest in this Lease and for all assignments to which Landlord has given its consent under this Article 17, Landlord agrees, upon request by Tenant, (a) to amend the notice address for Tenant to add the assignee, and (b) to deliver to Tenant or its successor concurrently with the delivery thereof to such assignee, copies of any notices of default delivered pursuant to the terms of this Lease.

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17.3 Reasonable Conditions. By way of example and without limitation, the parties hereby agree that it shall be deemed to be reasonable under this Lease and under any Applicable Laws for Landlord to withhold consent to any proposed Transfer if, in the good faith judgment of Landlord, one or more of the following apply:

(a) The proposed use of or operation in the Premises by the proposed Transferee (i) would be unlawful; or (ii) would likely cause an increase in insurance premiums for insurance policies applicable to the Building (unless Tenant agrees to pay such increased costs); or

(b) The proposed Transferee is a governmental entity, or is entitled, directly or indirectly, to diplomatic or sovereign immunity, or is not subject to the service of process in, or the jurisdiction of the courts of, the State of California, or holds any exemption from the payment of ad valorem or other taxes which would prohibit Landlord from collecting from such Transferee any amounts otherwise payable under this Lease.

By way of example and without limitation, the parties hereby agree that it shall be deemed to be unreasonable under this Lease and under any Applicable Laws for Landlord to withhold consent to any proposed Transfer based on one or more of the following:

(A) Either the proposed Transferee, or any person or entity that directly or indirectly, Controls, is Controlled by, or is under common Control with, the proposed Transferee: (i) occupies space in the Building at the time of the request for consent, (ii) is negotiating with Landlord to lease space in the Building at such time, or (iii) has negotiated with Landlord during the six (6) month period immediately preceding Tenant’s request for consent; or

(B) The effective rent charged by Tenant to such proposed Transferee during the term of such Transfer, calculated using a present value analysis, is less than the effective rent being quoted by Landlord at the time of such Transfer for comparable space in the Building for a comparable term, calculated using a present value analysis; or

(C) If the effective rent charged by Tenant to such proposed Transferee is less than the fair market rental value of the Subject Space as of the date of the proposed Transfer.

17.4 Transfer Premium. If Landlord consents to a Transfer, Tenant shall pay Landlord fifty percent (50%) of any Transfer Premium to the extent actually received by Tenant from such Transfer. No Transfer Premium shall be owed in connection with any Permitted Transfer or occupancy by any Business Affiliate. The term “Transfer Premium” means all rent, additional rent or other consideration paid by such Transferee (including, but not limited to, payments in excess of fair market value for Tenant’s assets, trade fixtures, equipment and other personal property), in excess of the Rent payable by Tenant under this Lease (on a monthly basis during the Term, and on a per Adjusted Rentable Square Foot basis, if less than all of the Premises is Transferred), after deducting Permitted Transfer Costs. As used herein, “Permitted Transfer Costs” means the actual costs incurred and paid by Tenant for (a) any leasing commissions, (b) reasonable legal fees and expenses in connection with the Transfer, (c) any Alterations to the Subject Space made by Tenant in connection with the Transfer, (d) marketing expenses, and (e) improvement allowances, moving allowances, out-of-pocket leasing concessions, and any other reasonable out-of-pocket expenses reasonably incurred by Tenant in connection with the Transfer, provided that Tenant shall furnish Landlord with copies of bills or other documentation reasonably substantiating such costs. If Tenant shall enter into multiple Transfers, the Transfer Premium payable to Landlord shall be calculated independently with respect to each Transfer. The Transfer Premium due Landlord hereunder shall be paid within thirty (30) days after Tenant receives any Transfer Premium from the Transferee. Landlord or its authorized representatives shall have the right at all

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reasonable times to audit the books and records of Tenant relating to any Transfer, and shall have the right to make copies thereof. If the Transfer Premium respecting any Transfer shall be found to be understated, Tenant shall pay the deficiency within thirty (30) days after demand, and if understated by more than three percent (3%), Tenant shall pay the costs of Landlord’s audit.

17.5 Terms of Consent. If Landlord consents to a Transfer: (a) the terms and conditions of this Lease, including among other things, Tenant’s liability for the Subject Space, and Rent with respect thereto, shall in no way be deemed to have been released, waived or modified; (b) such consent shall not be deemed consent to any further Transfer by either Tenant or the Transferee; (c) no Transferee (other than a Permitted Assignee) shall succeed to any rights provided in this Lease or any amendment hereto to extend the Term, expand the Premises, or lease additional space, any such rights being deemed personal to Tenant (other than a Permitted Assignee); (d) Tenant shall deliver to Landlord promptly after execution, an original executed copy of all documentation pertaining to the Transfer in form reasonably acceptable to Landlord; and (e) Tenant shall furnish upon Landlord’s request, a complete statement, setting forth in detail the computation of any Transfer Premium Tenant has derived and will derive from such Transfer. In addition, if Landlord consents to a Transfer, but applicable sublease and assignment documents are not executed within one hundred eighty (180) days after Tenant’s Notice of Proposed Transfer, or if the terms of the proposed Transfer materially change from those set forth in Tenant’s Notice of Proposed Transfer, Tenant shall submit a new Notice of Proposed Transfer, requesting Landlord’s consent. Each Transferee under an assignment of this Lease, other than Landlord, must expressly assume all of the provisions, covenants and conditions of this Lease on the part of Tenant to be kept and performed. If an Event of Default occurs under this Lease, Tenant hereby authorizes Landlord to direct any Transferee to make all payments under or in connection with the Transfer directly to Landlord (which Landlord shall apply towards Tenant’s obligations under this Lease) until such Event of Default is cured. Notwithstanding anything to the contrary contained herein and without limiting the rights of Tenant that may be transferred to any Transferee, Tenant’s rights to use the Parking Spaces under Article 30 and Tenant’s signage rights under Article 44 may be Transferred to an assignee or sublessee of the Premises. Each Transferee under a sublease may be permitted to use the 650 Townsend address for its subleased premises.

17.6 Subsequent Consents. Consent by Landlord to any Transfer made pursuant to this Lease shall not operate to relieve Tenant from any covenant or obligation hereunder or be deemed to be a consent to or relieve Tenant from obtaining Landlord’s consent to any subsequent Transfer by Tenant or anyone claiming by, through or under Tenant. No subtenant shall have the right to further Transfer its interest in the Subject Space without complying with this Article 17.

17.7 Permitted Transfers.

17.7.1 Notwithstanding anything to the contrary contained in this Article 17, Tenant shall have the right, without the prior written consent of Landlord, but subject to the other provisions of this Section 17.7, to assign this Lease or to sublease all or any portion of the Premises to the following (each, a “Permitted Transferee” and, collectively, “Permitted Transferees”): (a) an entity which is Controlled by, Controls, or is under common Control with, Tenant (a “Tenant Affiliate”), (b) any successor entity to Tenant by way of merger, consolidation or other non bankruptcy corporate reorganization, (c) an entity which acquires all or substantially all (i.e., at least eighty-five percent (85%)) of Tenant’s assets or stock, (d) an entity acquiring and continuing Tenant’s business operations at or from the Premises, or (e) in connection with any Change in Ownership Transaction (collectively, “Permitted Transferees,” and, individually, a “Permitted Transferee”). In the case of a transaction pursuant to clauses (b), (c), (d) or (e) above, if the surviving entity or transferee shall have a Net Worth less than the lesser of (A) the Net Worth of Tenant immediately prior to the proposed transaction and (B) Fifty Million Dollars ($50,000,000), then within ten (10) business days after the consummation of such transaction,

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Tenant shall cause the Letter of Credit to be increased to an amount equal to twenty five percent (25%) of Base Rent due for the remainder of the Term as of the consummation of such transaction (if higher than the amount of the Letter of Credit as of such date). For purposes of this Lease, the term “Permitted Assignee” shall mean a Permitted Transferee to whom Tenant assigns all of its right, title and interest in and to this Lease, and which assumes all of Tenant’s obligations under this Lease.

17.7.2 Any Transfer pursuant to Section 17.7.1 above must comply with each of the following additional conditions: (i) Tenant shall not be in default (beyond applicable notice and cure periods) in the performance of any of its obligations under this Lease at the time of the Transfer; (ii) within ten (10) days after the Transfer, Tenant shall give Landlord written notice of the Transfer, which notice shall be accompanied by such documents or information as is reasonably necessary to substantiate that the proposed Transfer falls within the parameters of Section 17.7.1 above, including financial statements of the proposed Transferee; (iii) Landlord receives no later than the tenth (10th) business day after effective date of the Transfer a fully executed duplicate original assignment or sublease (if applicable), in a commercially reasonable form; (iv) any such Transfers shall not, whether in a single transaction or in a series of transactions, be entered into as a subterfuge to evade the obligations and restrictions relating to Transfers set forth in this Article 17; (v) no Transfer to a Permitted Transferee shall release Tenant from its obligations under this Lease; and (vi) Tenant shall pay Landlord’s reasonable out-of-pocket attorneys’ fees and costs incurred in connection with any Transfer to a Permitted Transferee not to exceed Two Thousand Dollars ($2,000.00) in connection with any proposed Transfer to a Permitted Transferee.

17.8 Permitted Occupancy by Certain Business Affiliates. Tenant shall have the right, from time to time, to allow one or more persons or entities with whom Tenant has a previously existing and continuing business relationship (“Business Affiliates”) to occupy with Tenant up to 15,000 Adjusted Rentable Square Feet on a shared basis with Tenant, subject to the following terms and conditions: (a) at least ten (10) business days before a Business Affiliate takes occupancy, Tenant shall provide Landlord with the name and address of such Business Affiliate; (b) Tenant shall exercise a reasonable degree of supervision over all activity occurring in the Premises; (c) the Business Affiliate’s use and occupancy of the Premises shall be subject to the terms, covenants and conditions of this Lease, including, without limitation, the Building Rules, and Tenant shall cause such Business Affiliate to observe or perform each of the provisions of this Lease which the Business Affiliate is obligated to observe or perform, including, without limitation, the Building Rules; (d) The Business Affiliate shall direct to Tenant (and not Landlord) any and all requests, concerns, complaints and other communications regarding the Premises; (e) Tenant’s occupancy arrangements with the Business Affiliates shall not, whether in a single transaction or in a series of transactions, be entered into as a subterfuge to avoid the obligations and restrictions relating to Transfers set forth in this Article 17. Nothing set forth in this Section 17.8 is intended to or shall relieve Tenant of any obligation to be performed by Tenant under this Lease, including the obligation to obtain Landlord’s consent to any other Transfer.

17.9 Arbitration. If Landlord has the right pursuant to this Article 17 to reasonably disapprove a particular proposed Transfer and Landlord disapproves such proposed Transfer and Tenant disputes Landlord’s failure to approve such Transfer, then the dispute shall be submitted to arbitration in accordance with Article 45 below.

18. Rules and Regulations. Tenant agrees to diligently observe and comply with, and to cause all Tenant Parties to diligently observe and comply with, the Building Rules and Regulations (“Building Rules”) set forth in Exhibit B-1 attached hereto, and all modifications of and additions thereto adopted from time to time by Landlord; provided, that, such modifications and additions do not have a material adverse effect on the operation of Tenant’s business at or access to the Premises. No modifications of or additions to the Building Rules shall be effective until thirty (30) days after delivery

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to Tenant. The Building Rules are in addition to, and shall not be construed in any way to modify, in whole or in part, any of the provisions of this Lease. If any of the Building Rules conflict with any express provisions of this Lease, the provisions of this Lease shall govern. Landlord shall enforce the Building Rules in a nondiscriminatory manner. Landlord shall use commercially reasonable efforts (but not requiring the initiation of any legal action) to enforce the Building Rules against other occupants of the Project in order to ensure that the Project is operated in manner consistent with Comparable Buildings.

19. Entry of Premises by Landlord; Modification to Common Areas.

19.1 Entry of Premises. Landlord reserves the right, during Building Standard Hours and upon at least twenty-four (24) hours notice to Tenant (except in the case of an emergency), to enter the Premises to (a) inspect the Premises; (b) show the Premises to governmental or utility representatives, prospective purchasers, to current or prospective Encumbrancers or insurers, or, during the last nine (9) months of the Term, to prospective tenants; (c) post notices of nonresponsibility; (d) perform maintenance, repairs or alterations. Landlord shall at all times have a key with which to unlock all the doors in the Premises. In an emergency, Landlord shall have the right to use any means Landlord may reasonably deem proper to open the doors in and to the Premises and such entry shall not be deemed to be a forcible entry or unlawful entry into or detainer of the Premises, or any portion thereof. Access by Landlord shall be in accordance with the security, safety and confidentiality requirements that Tenant may reasonably adopt from time to time, including, without limitation, a requirement that persons (including Landlord and Landlord Parties) having access to the Premises shall sign and deliver to Tenant a confidentiality agreement in form attached hereto as Exhibit R. Tenant may reasonably restrict access by any visitor whom Landlord intends to bring onto the Premises who is, or may reasonably be suspected by Tenant to be or represent a competitor of Tenant. Landlord’s entry shall cause the least interference to Tenant’s business as commercially reasonable. Landlord shall use commercially reasonable efforts to promptly finish any work for which it entered. Tenant shall at all times, except in the case of emergencies, have the right to escort Landlord or its agents, representatives, contractors or guests while the same are in the Premises.

19.2 Modifications to Common Areas. Landlord shall have the right, in its sole discretion, from time to time, to: (a) make changes to the Common Areas and/or the Project, including, without limitation, changes in the location, size, shape and number of any Common Area amenity, installation or improvement, such as the driveways, entrances, parking spaces, parking areas, ingress, direction of driveways, hallways, corridors, lobby areas and walkways; provided, that, such changes do not have a material adverse effect on the operation of Tenant’s business at or access to the Premises; (b) add additional improvements to the Common Areas and/or the Project or remove existing improvements therefrom; provided, that, such changes do not have a material adverse effect on the operation of Tenant’s business at or access to the Premises; (c) close temporarily any of the Common Areas and/or the Project while engaged in making additional improvements, repairs or alterations to the Project or any portion thereof; and (d) do and perform any other acts, alter or expand, or make any other changes in, to or with respect to the Common Areas and/or the Project as Landlord may, in its sole discretion, deem to be appropriate; provided, that, the same do not have a material adverse effect on the operation of Tenant’s business at or access to the Premises. Without limiting the foregoing, such changes may include, without limitation, (i) installing monitoring, repairing, relocating and replacing pipes, ducts, conduits, wires, meters and equipment, including those located above the ceiling surfaces, below the floor surfaces, and within the walls of the Premises, (ii) modifying the Common Areas to comply with Applicable Laws, including regulations relating to the physically disabled, seismic conditions, and building safety and security, and (iii) installing new floor covering, lighting, and wall coverings in the Common Areas; provided, that, in each such case, such changes do not have a material adverse effect on the operation of Tenant’s business at or access to the Premises or (y) the continued exercise by Tenant of its rights with

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respect to the Parking Garage Roof Space, the License Area, the Sidewalk Area, the Cafeteria, having dogs in the Building or Building or Premises signage, each as set forth herein. Landlord shall have the right to utilize the atrium portion of the Common Areas located near the 650 Townsend entrance to the Building for entertainment or events not more than two (2) times per year. Landlord shall have the right to utilize the atrium portion of the Common Areas located near the 650 Townsend entrance to the Building for displays, leasing of food and beverage kiosks or other such similar uses; provided, however, that Landlord shall not be permitted to locate (and shall not allow to be located) within such Common Area any advertisement.

19.3 Waiver of Claims. Tenant acknowledges that Landlord, in connection with Landlord’s activities under this Article 19, may, among other things, erect scaffolding or other necessary structures in the Premises and/or the Project, limit or eliminate access to portions of the Project, including portions of the Common Areas, or perform work in the Premises and/or the Project, which work may create noise, dust, vibration, odors or leave debris in the Premises and/or the Project. Landlord shall exercise commercially reasonable efforts to minimize interference with the conduct of Tenant’s business in the Premises in performing activities under this Article 19, but Tenant hereby agrees that such activities shall not: constitute an actual or constructive eviction of Tenant; entitle Tenant to any abatement of Rent; make Landlord liable to Tenant for any direct or indirect injury to or interference with Tenant’s business; or entitle Tenant to any compensation or damages for loss of the use of the whole or any part of the Premises or of Tenant’s personal property or improvements, or for any inconvenience or annoyance resulting from such activities.

20. Default and Remedies.

20.1 Events of Default. The occurrence of any one or more of the following events (each, an “Event of Default”) shall constitute a breach of this Lease by Tenant:

20.1.1 Tenant fails to pay any Rent when due, and such failure continues for more than five (5) business days after written notice; or

20.1.2 Tenant fails to obtain Landlord’s prior written consent to any Transfer in violation of Article 17, and such failure continues for more than thirty (30) days after written notice; or

20.1.3 Tenant fails to deliver evidence of insurance, an estoppel certificate, or financial statements to Landlord within the time periods required by Article 14 and Sections 23.1 and 32.19, respectively; or

20.1.4 Tenant fails to remove any lien or encumbrance arising out of any work performed, materials furnished or obligations incurred by Tenant within the time period required by Article 11; or

20.1.5 Tenant fails to increase the Letter of Credit as required pursuant to Section 26.6 below or elsewhere in this Lease, and such failure continues for more than ten (10) business days after written notice; or

20.1.6 Tenant fails to observe or perform any other agreement or covenant of this Lease, and such failure continues for more than thirty (30) days after written notice from Landlord; provided that if such failure cannot reasonably be cured within a thirty (30) day period, an Event of Default shall not be deemed to have occurred if Tenant promptly commences such cure within said period of thirty (30) days, thereafter diligently pursues and completes such cure; or

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20.1.7 Tenant (i) files, or consents by answer or otherwise to the filing against it of, a petition for relief or reorganization or arrangement or any other petition in bankruptcy or for liquidation or to take advantage of any bankruptcy, insolvency or other debtors’ relief law of any jurisdiction, (ii) makes an assignment for the benefit of its creditors, or (iii) consents to the appointment of a custodian, receiver, trustee or other officer with similar powers with respect to such person or entity or with respect to any substantial part of their respective property; or

20.1.8 Without consent by Tenant, a court or government authority enters an order, and such order is not vacated within ninety (90) days, (i) appointing a custodian, receiver, trustee or other officer with similar powers with respect to such person or entity or with respect to any substantial part of their respective property, or (ii) constituting an order for relief or approving a petition for relief or reorganization or arrangement or any other petition in bankruptcy or for liquidation or to take advantage of any bankruptcy, insolvency or other debtors’ relief law of any jurisdiction, or (iii) ordering the dissolution, winding-up or liquidation of such person or entity; or

20.1.9 This Lease or any estate of Tenant hereunder is levied upon under any attachment or execution and such attachment or execution is not vacated within thirty (30) days.

20.2 Landlord’s Remedies Upon Occurrence of Event of Default. Even though Tenant has breached this Lease and abandoned the Premises, this Lease shall continue in effect for so long as Landlord does not terminate Tenant’s right to possession, and Landlord, in addition to all other rights and remedies, shall have the right described in California Civil Code Section 1951.4 (Landlord may continue this Lease in effect after Tenant’s breach and abandonment and recover Rent as it becomes due, if Tenant has the right to sublet or assign, subject only to reasonable limitations). Acts of maintenance or preservation or efforts to relet the Premises or the appointment of a receiver upon initiative of Landlord to protect Landlord’s interest under this Lease shall not constitute a termination of Tenant’s right to possession unless written notice of termination is given by Landlord to Tenant.

20.3 Damages Upon Termination. If an Event of Default occurs, Landlord shall have the right at any time to give a written termination notice to Tenant and, on the date specified in such notice, Tenant’s right to possession shall terminate and this Lease shall terminate. Upon such termination, Landlord shall have the right to recover from Tenant:

20.3.1 The worth at the time of award of all unpaid Rent which had been earned at the time of termination;

20.3.2 The worth at the time of award of the amount by which all unpaid Rent which would have been earned after termination until the time of award exceeds the amount of such Rent loss that Tenant proves could have been reasonably avoided;

20.3.3 The worth at the time of award of the amount by which all unpaid Rent for the balance of the Term after the time of award exceeds the amount of such Rent loss that Tenant proves could be reasonably avoided; and

20.3.4 All other amounts necessary to compensate Landlord for all the detriment proximately caused by Tenant’s failure to perform all of Tenant’s obligations under this Lease or which in the ordinary course of things would be likely to result therefrom.

The “worth at the time of award” of the amounts referred to in Sections 20.3.1 and 20.3.2 above shall be computed by allowing interest at the Interest Rate. The “worth at the time of award” of the amount

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referred to in Section 20.3.3 above shall be computed by discounting such amount at the discount rate of the Federal Reserve Bank of San Francisco at the time of award plus one percent (1%).

20.4 Computation of Certain Rent for Purposes of Default. For the purpose of determining unpaid Rent under Sections 20.3.1, 20.3.2 and 20.3.3 above, the Rent reserved in this Lease shall be deemed to be the total Rent payable by Tenant under Articles 4 and 5 above, including the benefit to Tenant of the Rent Abatement Periods. For purposes of computing the amount of Rent hereunder that would have accrued after the time of award, the amount of increases in Escalation Rent shall be projected based upon the average rate of increase, if any, in Escalation Rent from the Commencement Date through the time of award.

20.5 Landlord’s Right to Cure Defaults. Upon the occurrence of an Event of Default, Landlord may, at its option, take any reasonable action to cure the Event of Default, without waiving its rights and remedies against Tenant or releasing Tenant from any of its obligations hereunder. Notwithstanding the preceding sentence, in the event of an emergency or other circumstance in which Tenant’s failure to take immediate action may result in injury to persons or damage to property, Landlord may, at its option, take any reasonable action to perform any obligation of Tenant, after first giving such prior notice to Tenant as may be reasonable under the circumstances. All reasonable out-of-pocket costs actually paid by Landlord in performing Tenant’s obligations as set forth in this Section 20.5 plus a supervision fee equal to five percent (5%) of the first $100,000 in costs of performing the obligation and one percent (1%) of costs in excess of $100,000, shall be paid by Tenant to Landlord within thirty (30) days after demand.

20.6 Remedies Cumulative. The remedies provided for in this Lease are in addition to all other remedies available to Landlord at law or in equity by statute or otherwise.

20.7 Landlord’s Default.

20.7.1 General. Notwithstanding anything to the contrary set forth in this Lease, Landlord shall not be in default in the performance of any obligation required to be performed by Landlord pursuant to this Lease unless Landlord fails to perform such obligation within thirty (30) days after the receipt by Landlord of written notice from Tenant specifying in detail Landlord’s alleged failure to perform; provided, however, if the nature of Landlord’s obligation is such that more than thirty (30) days are required for its performance, then Landlord shall not be in default under this Lease if it commences such performance within such thirty (30) day period and thereafter diligently pursues the same to completion. Nothing contained in this Section 20.7.1 shall affect Tenant’s rights to self-help set forth in Section 20.7.2 below.

20.7.2 Tenant’s Cure Right. If Landlord fails to comply with any of Landlord’s obligations set forth in this Lease, including, without limitation, the failure to pay monetary sums owing to any party, which failure adversely affects Tenant’s ability to conduct business in the Premises, and such failure continues for eight (8) business days (or such lesser period of time as is reasonable under the circumstances), following written notice from Tenant to Landlord and any Encumbrancer, then, following an additional two (2) business days’ notice to Landlord and any Encumbrancer specifying that Tenant intends to exercise its self-help rights pursuant to this Section (provided, however, that such additional notice shall not be required in the event of an emergency), Tenant may, but shall not be obligated to, proceed to take the required action on behalf of, and for the account of, Landlord (including payment of monetary sums), and Landlord shall promptly reimburse Tenant for all reasonable costs and expenses paid or incurred on behalf of Landlord in connection with performing the obligations set forth herein plus a supervision fee equal to five percent (5%) of the first $100,000 in costs of performing or payment of the obligation and one percent (1%) of costs in excess of $100,000. Any work performed by Tenant pursuant

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to the foregoing shall be conducted in accordance with the terms of Article 10 below (excluding any requirement to obtain Landlord’s consent as provided in Article 10). Notwithstanding the foregoing, Landlord may deliver to Tenant a good faith written objection before the expiration of the required notice periods above, (i) setting forth with reasonable particularity Landlord’s reasons for its claim that Tenant is not entitled to exercise its rights pursuant to this Section and (ii) submitting the dispute to binding arbitration in accordance with Article 45 below. If and to the extent Landlord properly objects and submits the dispute to arbitration in accordance with the preceding sentence, then Tenant shall not exercise its rights pursuant to this Section unless and until the Arbitrator determines Tenant is entitled to exercise its rights pursuant to this Section.

20.7.3 Tenant’s Off-Set Rights. Subject to any express limitations set forth herein to the contrary, the remedies provided for in this Lease are in addition to all other remedies available to Tenant at law or in equity by statute or otherwise. Without limiting the generality of the foregoing, if Landlord fails to pay or reimburse Tenant when due any amount owed to Tenant under this Lease, including, without limitation: (i) Tenant fails to receive any Tenant Improvement Allowance (as defined in the Work Letter) or other amounts owed to Tenant in connection with construction of the Tenant Improvements or Ancillary Tenant Improvements after submission of all required documents and information as required by this Lease, either in connection with the initial Premises demised hereunder and/or any Expansion Premises and/or First Refusal Space and/or First Offer Space; (ii) Landlord fails to reimburse Tenant in connection with the exercise of Tenant’s rights pursuant to Section 20.7.2 above; (iii) Landlord fails to pay when due any brokerage commissions payable to Tenant’s Broker in connection with this Lease pursuant to that certain Commission Agreement dated September 15, 2010 by and between Landlord and Tenant’s Broker; or (iv) monetary damages awarded to Tenant in any arbitration proceeding or by a court in any legal proceeding, then Tenant shall have the right, in addition to all other remedies available to Tenant at law or in equity by statute or otherwise, to either off-set against Rent due under this Lease or otherwise abate payments of Base Rent, Escalation Rent or other Rent an amount equal to (a) the applicable amounts owed to Tenant plus (b) interest on the amounts owed to Tenant from the date incurred until such off-set occurs at the Interest Rate plus (c) a supervision fee equal to five percent (5%) of the first $100,000 off-set and one percent (1%) of amounts in excess of $100,000. Notwithstanding the foregoing, Tenant shall deliver notice to Landlord of Tenant’s intent to off-set against Rent under clauses (i) and (iii) of this Section 20.7.3 at least ten (10) business days prior to exercising its right of off-set. If Landlord delivers to Tenant a written good faith objection to Tenant’s right of off-set before the expiration of such notice period, (A) setting forth with reasonable particularity Landlord’s reasons for its claim that Tenant is not entitled to exercise its rights pursuant to this Section and (B) submitting the dispute to binding arbitration in accordance with Article 45 below, then Tenant shall not then be entitled to such off-set unless and until the Arbitrator determines that Tenant has the right to exercise such set-off rights (but Tenant may exercise such set-off rights as to any amount not in dispute). If Tenant prevails in the arbitration, the amount of the award (which shall include interest at the Interest Rate from the time of delivery of Tenant’s notice of its intent to off-set Rent until the date Tenant is entitled to off-set and attorneys’ fees and related costs) may be deducted by Tenant from the Rent next due and owing under this Lease. The foregoing two (2) sentences shall not apply with respect to a set-off following Tenant’s rightful exercise of its self-help rights pursuant to the terms of Section 20.7.2 above. Notwithstanding anything to the contrary contained above in this Section 20.7.3, Tenant shall have no right under this Section 20.7.3 to off-set from Rent payable by Tenant under this Lease, nor to proceed to arbitration as provided above in this Section 20.7.3, so long as an Event of Default of Tenant under this Lease has occurred and remains uncured.

21. Subordination, Attornment and Nondisturbance.

21.1 Subordination and Attornment. Landlord’s interest herein may be assigned as security at any time to any Encumbrancer. This Lease and all of Tenant’s rights hereunder shall be

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subject and subordinate to any and all Encumbrances, and to any and all advances made or hereafter made on the security thereof or Landlord’s interest therein, all without the necessity of any further instrument executed or delivered by or on the part of Tenant for the purpose of effectuating such subordination, unless an Encumbrancer requires in writing that this Lease be superior to its Encumbrance. Upon any termination or foreclosure (or any delivery of a deed in lieu of foreclosure) of any Encumbrance, Tenant, upon request, shall attorn to the Encumbrancer or purchaser or any successor thereto and shall recognize such party as Landlord hereunder; provided, however that Landlord shall have obtained for the benefit of Tenant from any Encumbrancer of a future Encumbrance a commercially reasonable non-disturbance agreement which provides, among other things, that so long as there is no Event of Default hereunder, this Lease shall not be terminated and Tenant shall be entitled to the benefit of each of the agreements, terms, covenants and conditions set forth herein. Notwithstanding the foregoing, Tenant covenants and agrees to execute and deliver, upon demand, such further commercially reasonable instruments evidencing such subordination or superiority of this Lease to any such Encumbrance, and such attornment, as may be required by Landlord or by the Encumbrancer of such Encumbrance. Landlord shall pay all costs and expenses charged by any Encumbrancer in connection with obtaining any subordination, non-disturbance and attornment agreement required to be delivered pursuant to this Section 21.1.

21.2 Mortgage Subordination. Notwithstanding anything to the contrary in this Article 21 or otherwise in this Lease, any Encumbrancer may at any time subordinate such mortgage or deed of trust to this Lease in whole or in part, without any need to obtain Tenant’s consent, by execution of a written document subordinating such mortgage or deed of trust to this Lease to the extent set forth in such document and thereupon this Lease shall be deemed prior to such mortgage or deed of trust to the extent set forth in such document without regard to this Lease, such mortgage or deed of trust, or their respective dates of execution, delivery and/or recording.

21.3 Notice to Encumbrancer. Tenant agrees to give any Encumbrancer, by certified mail, a copy of any notice of default served upon Landlord by Tenant, including pursuant to the Work Letter, provided that prior to such notice Tenant has received notice (by way of service on Tenant of a copy of an assignment of rents and leases, or otherwise) of the address of such Encumbrancer.

21.4 Rent Payment Direction. From and after Tenant’s receipt of written notice from a Encumbrancer or from a receiver appointed pursuant to the terms of such Encumbrancer’s Encumbrance (a “Rent Payment Notice”), Tenant shall pay all Rent under this Lease to such Encumbrancer or as such Encumbrancer shall direct in writing. Tenant shall comply with any Rent Payment Notice notwithstanding any contrary instruction, direction or assertion from Landlord. An Encumbrancer’s delivery to Tenant of a Rent Payment Notice, or Tenant’s compliance therewith, shall not be deemed to: (a) cause such Encumbrancer to succeed to or to assume any obligations or responsibilities of Landlord under this Lease, all of which shall continue to be performed and discharged solely by Landlord unless and until such Encumbrancer or a foreclosure sale purchaser succeeds to Landlord’s interest hereunder, or (b) relieve Landlord of any obligations under this Lease. Landlord irrevocably directs Tenant to comply with any Rent Payment Notice, notwithstanding any contrary direction, instruction, or assertion by Landlord. Tenant shall be entitled to rely on any Rent Payment Notice.

21.5 SNDA. Concurrently with its execution of this Lease, Tenant shall execute and deliver to Landlord the subordination, nondisturbance and attornment agreement (“SNDA”) in the form attached hereto as Exhibit F, and concurrently with its execution of this Lease, Landlord shall deliver such SNDA, executed by Landlord and Wells Fargo Bank, N.A. (“Existing Security Holder”). Landlord shall pay all costs and expenses charged by any Existing Security Holder in connection with obtaining any subordination, non-disturbance and attornment agreement required to be delivered pursuant to this Section 21.5.

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22. Sale or Transfer by Landlord; Lease Non-Recourse.

22.1 Release of Landlord on Transfer. Landlord may at any time transfer, in whole or in part, its right, title and interest under this Lease and in the Project, or any portion thereof. Landlord shall not transfer its interest in the Project without also transferring its interest in this Lease. Upon such a transfer, Landlord shall automatically be released from all further liability accruing under this Lease from and after such transfer, and, provided the transferee assumes Landlord’s obligations under this Lease, Tenant agrees to attorn to the transferee and to look solely to the transferee for the performance of Landlord’s obligations under this Lease after the date of transfer; provided, however, that if Tenant provides Landlord with a Letter of Credit or other security for Tenant’s performance of its obligations hereunder, and Landlord does not transfer, or provide a credit with respect to, such security to the grantee or transferee of Landlord’s interest in the Building, Landlord shall remain liable to Tenant for such security, and Tenant shall not be obligated to deliver additional security or a new Letter of Credit to the grantee or transferee of Landlord’s interest in the Project in substitution for the Letter of Credit not so transferred by Landlord.

22.2 Lease Nonrecourse to Landlord; Limitation of Liability. Any liability of Landlord (including, without limitation, Landlord’s direct or indirect partners, shareholders, members, affiliates, or agents, and the officers, directors, members and employees of Landlord or any such other person) (collectively, “Landlord Parties”) to Tenant under this Lease shall be limited to the equity interest of Landlord in the Project, and Tenant agrees to look solely to such interest for the recovery of any judgment, it being intended that Landlord and such other persons shall not be personally liable for any deficiency or judgment. In no event shall any of Landlord, Landlord Parties, Tenant or Tenant Parties be liable under any circumstances for any consequential damages or for injury or damage to, or interference with the other party’s business, including but not limited to, loss of profits, loss of rents or other revenues, loss of business opportunity, loss of goodwill, or loss of use, however occurring.

23. Estoppel Certificate.

23.1 Tenant Estoppel. Tenant shall, from time to time, within fifteen (15) business days following request from Landlord, execute, acknowledge and deliver to Landlord an estoppel certificate, which shall be substantially in the form of Exhibit Q attached hereto, indicating therein any exceptions thereto that may exist at that time, and shall also contain any other factual information reasonably requested by Landlord or Landlord’s prospective lender or mortgagee. Any such certificate may be relied upon by, and shall upon Landlord’s request be addressed to, any such prospective lender or purchaser. If Tenant fails to execute, acknowledge and deliver any such estoppel certificate within such fifteen (15) business day period, Landlord may deliver a written notice (the “Estoppel Reminder Notice”) to Tenant stating that Tenant has failed to deliver such estoppel certificate within the required time period. Failure of Tenant to execute, acknowledge and deliver an estoppel certificate to Landlord within five (5) business days after delivery of an Estoppel Reminder Notice, shall, at Landlord’s option, constitute (i) an acknowledgment by Tenant that statements included in good faith by Landlord in the estoppel certificate are true and correct or (ii) an Event of Default.

23.2 Landlord Estoppel. Landlord shall, from time to time, within fifteen (15) business days following request from Tenant, execute, acknowledge and deliver to Tenant an estoppel certificate, (a) certifying that this Lease is unmodified and in full force and effect (or, if modified, stating the nature of such modification and certifying that this Lease as so modified is in full force and effect) and the dates to which the rental and other charges are paid in advance, if any, (b) acknowledging that to Landlord’s actual knowledge without duty of investigation there are not any uncured defaults on the part of Tenant or Landlord hereunder, or specifying such defaults if any are claimed, and (c) setting forth such further factual information with respect to the status of this Lease or the Premises as may reasonably be

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requested thereon. Any such certificate may be relied upon by, and shall upon Tenant’s request be addressed to, any parties reasonably requested by Tenant. If Landlord fails to execute, acknowledge and deliver any such estoppel certificate within such fifteen (15) business day period, Tenant may deliver an Estoppel Reminder Notice to Landlord stating that Landlord has failed to deliver such estoppel certificate within the required time period. Failure of Landlord to execute, acknowledge and deliver an estoppel certificate to Tenant within five (5) business days after delivery of an Estoppel Reminder Notice, shall, at Tenant’s option, constitute (i) an acknowledgment by Landlord that statements included in good faith by Tenant in the estoppel certificate are true and correct and (ii) a default by Landlord under this Lease without additional cure periods.

24. No Light, Air, or View Easement. Tenant agrees that no diminution or shutting off of light, air or view by any structure which may be erected (whether or not by Landlord) on property adjacent to the Building shall in any way affect this Lease, entitle Tenant to any reduction of Rent hereunder or result in any liability of Landlord to Tenant.

25. Holding Over. Any holding over after the expiration or earlier termination of this Lease with the written consent of Landlord shall be a tenancy from month to month on the terms set forth herein. Any holding over after the expiration or earlier termination of this Lease without the written consent of Landlord shall be a tenancy at sufferance on all the terms set forth herein, except that the Base Rent for the first three (3) months of such holdover shall be an amount equal to one hundred twenty-five percent (125%) of the Base Rent payable by Tenant immediately prior to such holding over, and thereafter an amount equal to one hundred fifty percent (150%) of the Base Rent payable by Tenant immediately prior to such holding over. Acceptance by Landlord of Rent after the expiration or termination of this Lease shall not constitute a consent by Landlord to any such tenancy from month to month or result in any other tenancy or any renewal of the term hereof. The provisions of this Article 25 are in addition to, and do not affect, Landlord’s right of re entry or other rights hereunder or provided by Applicable Laws.

26. Letter Of Credit.

26.1 Delivery of Letter of Credit. Within five (5) business days after the execution and delivery of this Lease, Tenant shall deliver to Landlord, as protection for the full and faithful performance by Tenant of all of its obligations under this Lease and for all losses and damages Landlord may suffer as a result of any breach or default by Tenant under this Lease, an irrevocable and unconditional negotiable standby letter of credit (the “Letter of Credit”) in the form attached hereto as Exhibit G and containing the terms required herein, payable upon presentation to an operating retail branch located in San Francisco, California, running in favor of Landlord and issued by a bank with a long term rating from Standard and Poor’s Professional Rating Service of A or a comparable rating from Moody’s Professional Rating Service or higher, under the supervision of the Superintendent of Banks of the State of California, or a national banking association, in an amount equal to Two Million Five Hundred Thousand Dollars ($2,500,000,00) (the “Letter of Credit Amount”). Landlord agrees that Wells Fargo Bank, N.A. meets all the requirements set forth in this Lease for the bank issuing the Letter of Credit as of the Lease Date and if selected by Tenant is deemed approved by Landlord to issue the Letter of Credit. The Letter of Credit shall (a) be “callable” at sight, irrevocable and unconditional, (b) be maintained in effect, whether through renewal or extension, for the period from the Lease Date and continuing until the date (the “LC Expiration Date”) that is sixty (60) days after the expiration of the Term (provided, however, that, if Landlord terminates this Lease as a result of an Event of Default by Tenant pursuant to Section 20.3 above, and thereafter proceeds to bring an action or proceeding for damages pursuant to Section 1951.2 of the California Civil Code, then the LC Expiration Date shall be extended to the date that is sixty (60) days after the final adjudication of such action or proceeding (after all appeals and the expiration of time to appeal) of a court of competent jurisdiction), and Tenant shall

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deliver a new Letter of Credit, or certificate of renewal or extension amendment to Landlord at least sixty (60) days prior to the expiration of the Letter of Credit then held by Landlord, without any action whatsoever on the part of Landlord, (c) be fully assignable by Landlord, its successors and assigns, upon delivery of any assignment documents required by the issuing bank and payment by Landlord of any charge, fee or premium charged by the issuing bank in connection with such assignment, (d) permit partial draws and multiple presentations and drawings, and (e) be otherwise subject to the Uniform Customs and Practices for Documentary Credits (2007-Rev), International Chamber of Commerce Publication #600, or the International Standby Practices-ISP 98, International Chamber of Commerce Publication #590. In addition to the foregoing, the bank issuing the Letter of Credit (the “Bank”) shall be acceptable to Landlord, in Landlord’s reasonable discretion. If Landlord notifies Tenant in writing that the Bank (w) no longer maintains an operating retail branch located in San Francisco, California, (x) no longer has a long term rating from Standard and Poor’s Professional Rating Service of A or a comparable rating from Moody’s Professional Rating Service or higher, (y) is no longer under the supervision of the Superintendent of Banks of the State of California or a national banking association, or (z) has filed bankruptcy or reorganization proceedings or is placed into a receivership or conservatorship, then Tenant shall have thirty (30) days to provide Landlord with a substitute Letter of Credit complying with all of the requirements of this Article 26. If Tenant does not so provide Landlord with a substitute Letter of Credit within such thirty (30) day period, then Landlord, or its then managing agent, shall have the right to draw upon the then current Letter of Credit. In addition to Landlord’s rights to draw upon the Letter of Credit in Section 26.4 below and as otherwise described in this Article 26, Landlord, or its then managing agent, shall have the right to draw down an amount up to the face amount of the Letter of Credit if any of the following shall have occurred or be applicable: (A) Tenant has filed a voluntary petition under any Bankruptcy Code, (B) an involuntary petition has been filed against Tenant under any Bankruptcy Code, or (C) the Bank has notified Landlord that the Letter of Credit will not be renewed or extended through the LC Expiration Date, and Tenant fails to deliver a new Letter of Credit or certificate of renewal or extension to Landlord at least thirty (30) days prior to the expiration of the Letter of Credit then held by Landlord. The Letter of Credit will be honored by the Bank regardless of whether Tenant disputes Landlord’s right to draw upon the Letter of Credit.

26.2 Transfer of Letter of Credit. The Letter of Credit shall provide that Landlord, its successors and assigns, may, at any time and without first obtaining Tenant’s consent thereto, transfer (one or more times) all or any portion of its interest in and to the Letter of Credit to another party, person or entity; provided, that, in each case, Landlord provides Tenant written notice of such transfer. In the event of a transfer of Landlord’s interest in the Building, Landlord shall transfer the Letter of Credit, in whole or in part, to the transferee and provide written notice of such transfer to Tenant and upon such transfer and notice Landlord shall, without any further agreement between the parties, be released by Tenant from all liability therefor arising after such transfer, and it is agreed that the provisions hereof shall apply to every transfer or assignment of the whole or any portion of said Letter of Credit to a new landlord. In connection with any such transfer of the Letter of Credit, Landlord shall execute and submit to the Bank such applications, documents and instruments, each in commercially reasonable form, as may be necessary to effectuate such transfer, and Landlord shall be responsible for paying the Bank’s transfer and processing fees in connection therewith.

26.3 In General. If, (a) as a result of any drawing by Landlord on the Letter of Credit in which the proceeds are applied towards a default or breach of Tenant in accordance with this Article 26, the amount of the Letter of Credit shall be less than the Letter of Credit Amount or (b) the Letter of Credit Amount is required to be increased due to an increase in the Adjusted Rentable Square Feet of the Premises or (c) the Letter of Credit Amount is required to be increased as otherwise required under Section 26.6, Tenant shall, within ten (10) business days following notice that Landlord has drawn down the Letter of Credit with respect to clause (a) or within the applicable time frame provided elsewhere in this Lease with respect to clauses (b) and (c), either provide Landlord with a cash security deposit equal to

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such difference or provide Landlord with additional letter(s) of credit in an amount equal to the deficiency (or a replacement letter of credit in the total Letter of Credit Amount), and any such additional (or replacement) letter of credit shall comply with all of the provisions of this Article 26. If Tenant fails to comply with the foregoing, then, notwithstanding anything to the contrary contained in Section 20.1 above, the same shall constitute an incurable default by Tenant under this Lease (without the need for any additional notice and/or cure period). Tenant further covenants and warrants that it will neither assign nor encumber the Letter of Credit or any part thereof and that neither Landlord nor its successors or assigns will be bound by any such assignment, encumbrance, attempted assignment or attempted encumbrance. Without limiting the generality of the foregoing, if the Letter of Credit expires earlier than the LC Expiration Date, Landlord will accept a renewal thereof (such renewal letter of credit to be in effect and delivered to Landlord, as applicable, not later than thirty (30) days prior to the expiration of the Letter of Credit), which shall be irrevocable and automatically renewable as above provided through the LC Expiration Date upon the same terms as the expiring Letter of Credit or such other terms as may be acceptable to Landlord in its reasonable discretion. However, if the Letter of Credit is not timely renewed, or if Tenant fails to maintain the Letter of Credit in the amount and in accordance with the terms set forth in this Article 26, Landlord shall have the right to present the Letter of Credit to the Bank in accordance with the terms of this Article 26, and the proceeds of the Letter of Credit may be applied by Landlord against any Rent payable by Tenant under this Lease that is not paid when due (subject to applicable notice and cure periods) and/or to pay for all losses and damages that Landlord has suffered as a result of any breach or default by Tenant under this Lease (subject to applicable notice and cure periods), including, but not limited to, all damages or rent due upon termination of this Lease pursuant to Section 1951.2 of the California Civil Code. Any unused proceeds need not be segregated from Landlord’s other assets. Landlord agrees to pay to Tenant within thirty (30) days after the LC Expiration Date the amount of any proceeds of the Letter of Credit received by Landlord and not applied against any Rent payable by Tenant under this Lease that was not paid when due or used to pay for any losses and/or damages suffered by Landlord (or reasonably estimated by Landlord that it will suffer) as a result of any breach or default by Tenant under this Lease (including, but not limited to, all damages or rent due upon termination of this Lease pursuant to Section 1951.2 of the California Civil Code); provided, however, that if prior to the LC Expiration Date a voluntary petition is filed by Tenant, or an involuntary petition is filed against Tenant by any of Tenant’s creditors, under the Bankruptcy Code, then Landlord shall not be obligated to make such payment in the amount of the unused Letter of Credit proceeds until either all preference issues relating to payments under this Lease have been resolved in such bankruptcy or reorganization case or such bankruptcy or reorganization case has been dismissed.

26.4 Application of Letter of Credit. Tenant hereby acknowledges and agrees that Landlord is entering into this Lease in material reliance upon the ability of Landlord to draw upon the Letter of Credit upon the occurrence of any breach or default on the part of Tenant under this Lease. If Tenant shall breach any provision of this Lease or otherwise be in default hereunder, in each case beyond applicable notice and cure periods, Landlord may, but without obligation to do so, and without notice to Tenant, draw upon the Letter of Credit, in part or in whole, to cure any breach or default of Tenant and/or to compensate Landlord for any and all damages of any kind or nature sustained resulting from Tenant’s breach or default, including, but not limited to, all damages or rent due upon termination of this Lease pursuant to Section 1951.2 of the California Civil Code. The use, application or retention of the Letter of Credit, or any portion thereof, by Landlord shall not prevent Landlord from exercising any other right or remedy provided by this Lease or by any Applicable Laws, it being intended that Landlord shall not first be required to proceed against the Letter of Credit, and the use, application or retention of the Letter of Credit shall not operate as a limitation on any recovery to which Landlord may otherwise be entitled. Tenant agrees not to interfere in any way with payment to Landlord of the proceeds of the Letter of Credit, either prior to or following a “draw” by Landlord of any portion of the Letter of Credit, regardless of whether any dispute exists between Tenant and Landlord as to Landlord’s right to draw upon the Letter of Credit; provided, however, that nothing contained herein shall be deemed to prohibit Tenant from

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challenging the validity or amount of such draw following the occurrence thereof. No condition or term of this Lease shall be deemed to render the Letter of Credit conditional to justify the issuer of the Letter of Credit in failing to honor a drawing upon such Letter of Credit in a timely manner. Tenant agrees and acknowledges that (i) the Letter of Credit constitutes a separate and independent contract between Landlord and the Bank, (ii) Tenant is not a third party beneficiary of such contract, (iii) Tenant has no property interest whatsoever in the Letter of Credit, and (iv) in the event Tenant becomes a debtor under any chapter of the Bankruptcy Code, neither Tenant, any trustee, nor Tenant’s bankruptcy estate shall have any right to restrict or limit Landlord’s claim and/or rights to the Letter of Credit and/or the proceeds thereof by application of Section 502(b)(6) of the U.S. Bankruptcy Code or otherwise.

26.5 Security Deposit. Any proceeds drawn under the Letter of Credit and not applied as set forth above shall be held by Landlord as a security deposit (the “Deposit”). No trust relationship is created herein between Landlord and Tenant with respect to the Deposit, and Landlord shall not be required to keep the Deposit separate from its general accounts. The Deposit shall be held by Landlord as security for the faithful performance by Tenant of all of the provisions of this Lease to be performed or observed by Tenant. If Tenant fails to pay any Rent, or otherwise defaults with respect to any provision of this Lease, Landlord may (but shall not be obligated to), and without prejudice to any other remedy available to Landlord, use, apply or retain all or any portion of the Deposit for the payment of any Rent in default or for the payment of any other sum to which Landlord may become obligated by reason of Tenant’s default, or to compensate Landlord for any loss or damage which Landlord may suffer thereby, including, without limitation, prospective damages and damages recoverable pursuant to California Civil Code Section 1951.2. Tenant waives the provisions of California Civil Code Section 1950.7, or any similar or successor laws now or hereinafter in effect, that restrict Landlord’s use or application of the Deposit, or that provide specific time periods for return of the Deposit. Without limiting the generality of the foregoing, Tenant expressly agrees that if Landlord terminates this Lease due to an Event of Default or if Tenant terminates this Lease in a bankruptcy proceeding, Landlord shall be entitled to hold the Deposit until the amount of damages recoverable pursuant to California Civil Code Section 1951.2 is finally determined. If Landlord uses or applies all or any portion of the Deposit as provided above, Tenant shall within ten (10) days after demand therefor, deposit cash with Landlord in an amount sufficient to restore the Deposit to the full amount thereof, and Tenant’s failure to do so shall, at Landlord’s option, be an Event of Default under this Lease. At any time that Landlord is holding proceeds of the Letter of Credit pursuant to this Section 26.5, Tenant may deposit a Letter of Credit that complies with all requirements of this Article 26, in which event Landlord shall return the Deposit to Tenant within ten (10) days after receipt of the Letter of Credit. If Tenant performs all of Tenant’s obligations hereunder, the Deposit, or so much thereof as has not previously been applied by Landlord, shall be returned, without payment of interest or other increment for its use, to Tenant (or, at Landlord’s option, to the last assignee, if any, of Tenant’s interest hereunder) within sixty (60) days following the later of the expiration of the Term or Tenant’s vacation and surrender of the Premises in accordance with the requirements of this Lease. Landlord’s return of the Deposit or any part thereof shall not be construed as an admission that Tenant has performed all of its obligations under this Lease. Upon termination of Landlord’s interest in this Lease, if Landlord transfers the Deposit (or the amount of the Deposit remaining after any permitted deductions) to Landlord’s successor in interest, and thereafter notifies Tenant of such transfer and the name and address of the transferee, then Landlord shall be relieved of any further liability with respect to the Deposit.

26.6 Increase in Letter of Credit Amount. The Letter of Credit Amount shall be increased as provided in this Section 26.6. On or before the thirtieth (30th) day following the end of each calendar quarter, commencing with the first full calendar quarter following the Commencement Date and continuing until the earlier of (A) last full calendar quarter preceding the fifth (5th) anniversary of the Commencement Date and (B) the issuance of stock of Tenant or any Tenant Subsidiary in a public offering or sale on a public stock exchange of Tenant’s or any Tenant Subsidiary’s stock, Tenant shall

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provide a certification that it has satisfied the Minimum Credit Test (defined below) for the preceding calendar quarter. Such quarterly certification shall be accompanied by Tenant’s financial statements for the immediately preceding calendar quarter certified as accurate, complete and correct in all material respects by the President or Chief Financial Officer of Tenant. If, in any quarter, Tenant has not satisfied the Minimum Credit Test, the Letter of Credit Amount shall be increased by Two Million Dollars ($2,000,000.00). Within twenty (20) business days from Tenant’s failure to satisfy the Minimum Credit Test, Tenant shall deliver to Landlord a new Letter of Credit (or amendment to the existing Letter of Credit) to increase the stated amount of the Letter of Credit to the increased Letter of Credit Amount as required by the preceding sentence and in compliance with Section 26.3 above. Notwithstanding the foregoing, if Tenant delivers a certification (accompanied by Tenant’s financial statements and twelve-month operating statement projections certified as accurate, complete and correct in all material respects by the President or Chief Financial Officer of Tenant) certifying that it has met the Minimum Credit Test for any two (2) consecutive calendar quarters after any calendar quarter in which Tenant fails to satisfy the Minimum Credit Test, (i) the Letter of Credit Amount shall be reduced by Two Million Dollars ($2,000,000.00), (ii) Tenant may deliver to Landlord a new Letter of Credit (or amendment to the existing Letter of Credit) to decrease the amount thereof to equal such new Letter of Credit Amount, and (iii) if Tenant delivers to Landlord a new Letter of Credit in accordance with the preceding clause (ii), then within ten (10) days after receipt of such new Letter of Credit, Landlord shall return to Tenant the existing Letter of Credit. Thereafter, if Tenant again fails to satisfy the Minimum Credit Test, the Letter of Credit shall again be increased in accordance with this Section 26.6.

For purposes hereof, the following terms shall have the meanings specified:

26.6.1 “Minimum Credit Test” shall mean at any date of determination (a) Tenant’s and Tenant Subsidiaries’ cash and cash equivalent investments shall equal at least Four Hundred Million Dollars ($400,000,000.00) and (b) the ratio of the Current Assets of Tenant to the Current Liabilities of Tenant shall be no less than 3 to 1.

26.6.2 “Tenant Subsidiaries” shall mean any subsidiary of Tenant for which the business and activities of such subsidiary are carried on the books of Tenant and reported on Tenant’s consolidated financial statements and presented on a United States generally accepted accounting principles basis.

26.6.3 “Current Assets” shall mean at any date of determination (a) cash available for current operations and items that are cash equivalents, (b) inventories of merchandise, raw materials, goods in progress, finished goods, operating supplies and ordinary maintenance material and parts; (c) trade accounts and notes; (d) receivables from officers, employees, affiliates and others, if collectible in the ordinary course of business within one year, (e) installments of deferred accounts and notes if they conform generally to normal trade practices and terms within Tenant’s business; (f) marketable securities representing the investment of cash available for current operations, including investments in debt and equity securities classified as trading securities; and (g) prepaid insurance, interest, rents, and taxes, unused royalties, paid advertising services not yet received, and operating supplies, and as otherwise determined in accordance with FASB Codification of Accounting Standards Sections 210-10-45-1 to 210-10-45-4.

26.6.4 “Current Liabilities” shall mean at any date of determination the estimated or accrued amounts that are expected to be required to cover expenditures within the ensuing twelve (12) months for known obligations, including notes payable, dividends and interest payable, deposits, accounts payable, accrued royalties, accrued salaries and wages, accrued employee benefits, and sales and income taxes payable, and as otherwise determined in accordance with FASB Codification of

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Accounting Standards Sections 210-10-45-5 to 210-10-45-12, but excluding deferred revenues (namely, collections received in advance of the delivery of goods or performance of services).

26.7 Reduction in Letter of Credit. If, on the fifth (5th) anniversary of the Commencement Date, (a) the stock of Tenant or any Tenant Subsidiary has been issued in a public offering and is sold on a public stock exchange, (b) the Minimum Credit Test is satisfied as of such date and (c) no Event of Default of Tenant under this Lease has occurred and is continuing, then (i) the Letter of Credit Amount (as may have been previously increased in accordance with Articles 33, 34 and/or 35) shall be reduced by fifty percent (50%) of the then current Letter of Credit Amount for the remaining term of the Lease, subject to subsequent increases in accordance with Articles 33, 34 and/or 35, (ii) the term “Letter of Credit Amount” shall be deemed to be such reduced amount for all purposes of this Lease, (iii) Tenant may deliver to Landlord a new Letter of Credit (or amendment to the existing Letter of Credit) to decrease the stated amount thereof to equal such new Letter of Credit Amount, (iv) if Tenant delivers to Landlord a new Letter of Credit in accordance with the preceding clause (iii), then within ten (10) days after receipt of such new Letter of Credit, Landlord shall return to Tenant the existing Letter of Credit and (v) the requirements set forth in Section 26.6 above shall no longer be applicable.

27. Waiver. The failure of either party to object to or to assert any remedy by reason of the other party’s failure to perform or observe any covenant or term hereof or its failure to assert any rights by reason of the happening or non happening of any condition hereof shall not be deemed a waiver of its right to assert and enforce any remedy it may have by reason of such failure on the part of the other party or the happening or non happening of such condition or a waiver of its rights to enforce any of its rights by reason of any subsequent failure of the other party to perform or observe the same or any other term or covenant or by reason of the subsequent happening or non happening of the same or any other condition. No custom or practice which may develop between the parties hereto during the Term shall be deemed a waiver of, or in any way affect, the right of either party to insist upon performance and observance by the other party in strict accordance with the terms hereof. The acceptance of Rent hereunder by Landlord shall not be deemed to be a waiver of any preceding failure of Tenant to perform or observe any term or covenant of this Lease, other than the failure of Tenant to pay the particular Rent so accepted, irrespective of any knowledge on the part of Landlord of such preceding failure at the time of acceptance of such Rent, and no endorsement or statement on any check or any letter accompanying any check or payment of Rent shall be deemed an accord and satisfaction, and Landlord may accept such check or payment without prejudice to Landlord’s right to recover the balance of such installment or payment of Rent or pursue any other remedies available to Landlord. No receipt of money by Landlord from Tenant after the termination of this Lease or Tenant’s right of possession of the Premises shall reinstate, continue or extend the Term. Receipt or acceptance of payment from anyone other than Tenant, including a Transferee, is not a waiver of any breach of Article 17, and Landlord may accept such payment on account of the amount due without prejudice to Landlord’s right to pursue any remedies available to Landlord.

28. Notices; Tenant’s Agent for Service. Except in circumstances in which oral notice is expressly permitted in this Lease, all notices, demands, requests or other communications that may be or are required to be given by either party to the other hereunder shall be in writing. All notices by Landlord to Tenant shall be sufficiently given, made or delivered if hand delivered (which may be by messenger service) to the address for notices set forth in the Basic Lease Information, or if sent by United States certified return receipt requested, postage prepaid, or by a reputable overnight courier service addressed to Tenant at Tenant’s address for notices set forth in the Basic Lease Information. All notices by Tenant to Landlord shall be sufficiently given, made or delivered if hand delivered (which may be by messenger service) to Landlord, or sent by United States certified mail, return receipt requested, postage prepaid, or by a reputable overnight courier service addressed to Landlord at Landlord’s addresses for notices specified in the Basic Lease Information. Each notice shall be deemed received upon the earlier of receipt

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or three (3) days after the date it was mailed as provided in this Article 28, if sent by certified mail, or, one (1) business day after delivery to the overnight courier specifying “next business day” delivery, or upon the date delivery is made; provided, however, that any refusal to accept delivery shall be deemed to constitute receipt. Any approval, consent or other notice under this Lease may be given on behalf of a party by the attorney for such party.

29. Authority.

29.1.1 If Tenant is a corporation (or other business organization), Tenant and each person executing this Lease on behalf of Tenant represents and warrants to Landlord that (i) Tenant is duly incorporated (or organized) and validly existing under the laws of its state of incorporation (or organization), (ii) Tenant is qualified to do business in California, (iii) Tenant has full right, power and authority to enter into this Lease and to perform all of Tenant’s obligations hereunder, and (iv) the execution, delivery and performance of this Lease has been duly authorized by Tenant and each person signing this Lease on behalf of the Tenant is duly and validly authorized to do so.

29.1.2 If Landlord is a corporation (or other business organization), Landlord and each person executing this Lease on behalf of Landlord represents and warrants to Tenant that (i) Landlord is duly incorporated (or organized) and validly existing under the laws of its state of incorporation (or organization), (ii) Landlord is qualified to do business in California, (iii) Landlord has full right, power and authority to enter into this Lease and to perform all of Landlord’s obligations hereunder, and (iv) the execution, delivery and performance of this Lease has been duly authorized by Landlord and each person signing this Lease on behalf of the Landlord is duly and validly authorized to do so.

30. Parking; Transportation.

30.1 Lease of Parking Spaces. Tenant shall be obligated to lease the number of reserved parking spaces in the Parking Garage as specified in the Basic Lease Information as generally shown on Exhibit K and as may be increased as provided below in this Section 30.1 (“Parking Spaces”) throughout the Term and any extension thereof, subject, however, to the provisions of this Article 30. Landlord and Tenant shall agree upon a site plan depicting the exact number and location of the Parking Spaces to be leased by Tenant and such site plan shall be attached to the Confirmation of Lease Term. The parking charges for such Parking Spaces (a) shall be One Hundred Twenty Dollars ($120.00) per parking space per month during the initial Term, and (b) shall be determined as provided in Section 3.4 during the Extension Term (the “Parking Charge”). The Parking Charge shall be subject to increase from time to time solely as set forth above and by the amount that any taxes imposed on the use of the parking spaces in the Parking Garage by any governmental or quasi-governmental authority allocable to each calendar year exceeds the amount of such taxes allocable to the Base Year. The increase in the Parking Charge per Parking Space shall be calculated by dividing such increase by the total number of parking spaces within the Parking Garage. Parking Charges shall constitute Rent hereunder and shall be payable in advance, at the same time and in the same manner as Base Rent (but shall not be subject to abatement as provided in Section 4.5 above). From time to time throughout the Term, upon thirty (30) days prior written notice, Tenant may reduce the number of Parking Spaces leased by Tenant, in whole or in part. As a condition to the right to reduce the number of Parking Spaces leased by Tenant, Tenant, at its sole costs, shall within such thirty-day period relocate any gate and/or security fence installed by Tenant pursuant to Section 30.2 to a location and in a configuration acceptable to Landlord. Any Parking Spaces which Tenant had the right to lease (i.e. a total number of Parking Spaces calculated by dividing the Adjusted Rentable Square Feet of the Premises by One Thousand Eight Hundred (1,800)), but which Tenant elects not to lease, shall be referred to herein as “Unused Parking Spaces.” Landlord shall have the right to lease any Unused Parking Spaces to any third party. Upon Tenant’s request, from time to

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time, Landlord shall inform Tenant how many Unused Parking Spaces have not been currently leased to third parties. Tenant shall have the right, by delivering written notice(s) to Landlord from time to time, to lease any Unused Parking Spaces which Landlord has not leased to third parties at the then current Parking Charge. Subject to availability, Tenant shall also have the right to rent on a month-to-month basis additional unreserved parking spaces in the Parking Garage at the rate of the then current Parking Charge. The Parking Spaces shall be available to Tenant twenty-four (24) hours a day, seven (7) days a week. Upon exercise of any right to expand the Premises pursuant to Articles 33, 34 and/or 35 with respect to the Suite 500 Premises or Suite 600, Tenant shall be obligated to rent a number of parking spaces within the area of the Parking Garage located on the fifth or sixth floor thereof, as applicable, and adjacent to such Expansion Premises calculated by multiplying the total number of parking spaces located in such area of the Parking Garage by a ratio, the numerator of which is the Adjusted Rentable Square Feet of the applicable Expansion Premises, and the denominator of which is the total Adjusted Rentable Square Feet of the Suite 500 Premises or Suite 600, as applicable (the “Suite 500/600 Parking Spaces”). The Suite 500/600 Parking Spaces shall be leased on a reserved basis and at the rate of the Parking Charge. Upon Tenant’s exercise of either Extension Option, Tenant shall have the right, but not the obligation, to lease the maximum number of Parking Spaces as specified in the Basic Lease Information regardless of whether or not Tenant elected prior to such exercise of an Extension Option to lease fewer than such maximum number of Parking Spaces (or to reduce the number of Parking Spaces leased by Tenant) but provided that any additional number of parking spaces required by Tenant have not been previously leased to third parties. Tenant shall make such election in Tenant’s notice to Landlord exercising the applicable Extension Option. After making such election, Tenant shall again have the same rights as set forth in this Section 30.1 to either reduce the number of Parking Spaces Tenant leases or to lease any Unused Parking Spaces. At no time shall the total number of Parking Spaces leased by Tenant pursuant to this Section 30.1 together with the total number of parking spaces that are eliminated by the use of the Parking Garage Roof Space pursuant to Article 37 exceed the maximum number of Parking Spaces as provided in the Basic Lease Information (i.e. a total number of Parking Spaces calculated by dividing the Adjusted Rentable Square Feet of the Premises by One Thousand Eight Hundred (1,800)).

30.2 Tenant’s Right to Secure Parking. Subject to compliance with Applicable Law and obtaining any necessary approvals and permits, Tenant, at its sole cost and expense, shall have the right to install a gate and security fence to secure a portion of the Parking Spaces located on the roof of the Parking Garage in the area along the Eighth Street side of the Building. Tenant shall obtain Landlord’s prior written consent to the design and installation of the gate and fence and comply with all of the other provisions of Article 10 with respect to the construction and installation of the same. Tenant shall pay all Parking Charges attributable to any parking spaces that are eliminated to accommodate installation of the gate and fence on the same terms and in the same manner as provided in Section 30.1 above. If such gate and fence are installed pursuant to the terms of this Section 30.2, at Tenant’s sole cost and expense and without affecting Tenant’s obligations to pay Parking Charges, Tenant shall be permitted to contract for valet service from the Eighth Street entrance to the Premises for parking within such gated area subject to Landlord’s reasonable approval of the terms and conditions of such services, including weight, safety and maintenance concerns.

30.3 Use of the Parking Spaces. The use of the Parking Spaces shall be for the parking of motor vehicles used by Tenant or Tenant Parties, and shall be subject to Applicable Laws. Parking Spaces may not be assigned or transferred separate and apart from this Lease but may be assigned, sublet or licensed in connection with any Transfer permitted hereunder and fifty percent (50%) of the parking fees, rent or other consideration paid by any Transferee for such Parking Space in excess of the Parking Charge for such Parking Spaces shall be paid by Tenant to Landlord. Upon the expiration or earlier termination of this Lease, Tenant’s rights with respect to all leased Parking Spaces shall immediately terminate. If Tenant’s rights to Parking Spaces terminate, or if Tenant relinquishes its rights

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to any parking, Tenant shall not have any right to any such terminated or relinquished parking for the remainder of the Term, except as expressly set forth herein, and Landlord shall have no obligation to procure substitute parking for Tenant.

30.4 Management of Parking Garage. The Parking Garage shall be subject to the reasonable control and management of Landlord, which may, from time to time, establish, modify and enforce reasonable rules and regulations with respect thereto not in conflict with the express terms of this Lease. If parking spaces are not assigned pursuant to the terms of this Lease, Landlord reserves the right at any time to assign parking spaces, and Tenant shall thereafter be responsible to insure that Tenant Parties park in the designated areas. Landlord reserves the right to change, reconfigure, or rearrange any portion of the Parking Garage (other than the Suite 500/600 Parking Spaces if Tenant has expanded into the applicable Expansion Premises and that portion of the Parking Garage controlled by Tenant pursuant to Section 30.2 above) to reconstruct or repair any portion of the Parking Garage, and to restrict or eliminate the use of any portion of the Parking Garage (other than the Suite 500/600 Parking Spaces if Tenant has expanded into the applicable Expansion Premises and that portion of the Parking Garage controlled by Tenant pursuant to Section 30.2 above) and do such other acts in and to such areas as Landlord deems necessary or desirable, without such actions being deemed an eviction of Tenant or a disturbance of Tenant’s use of the Premises, and without Landlord being deemed in default hereunder, provided that Landlord shall use commercially reasonable efforts (without any obligation to engage overtime labor or commence any litigation) to minimize the extent and duration of any resulting interference with Tenant’s parking. Landlord may, in its sole discretion, convert the Parking Garage to a reserved and/or controlled parking facility, or operate the Parking Garage (or a portion thereof) as a tandem, attendant assisted and/or valet parking facility. Landlord may delegate its responsibilities with respect to the Parking Garage to a parking operator, in which case such parking operator shall have all the rights of control and management granted to Landlord. In such event, Landlord may direct Tenant, in writing, to enter into a parking agreement directly with the operator of the Parking Garage, which parking agreement shall be subject to the reasonable approval of Tenant, and to pay some or all of the Parking Charges directly to such operator.

30.5 Abatement. Notwithstanding anything to the contrary set forth herein, if Tenant is prevented from using all or any parking stall(s) in the Parking Garage for any reason whatsoever, then the Parking Charge shall be proportionately abated based upon the number of parking stalls Tenant is prevented from using and the length of time Tenant is prevented for using such stalls. If Tenant is prevented from using all or any parking stalls in the Parking Garage for any reason whatsoever, then Landlord shall use commercially reasonable efforts to assist Tenant in locating alternate parking.

30.6 Shuttle Service. Landlord, as part of Operating Expenses, shall provide shuttle service to and from BART and Caltrain from 7:00 a.m. to 7:00 p.m. Monday through Friday (excluding Building Holidays). Two (2) buses shall operate during the hours of 7:00 a.m. and 9:00 a.m. and during the hours of 4:00 p.m. and 6:00 p.m. If Tenant requires additional shuttle service continuing until 12:00 a.m. on Monday through Friday (excluding Business Holidays), Tenant shall pay for such extra service, which is currently Sixty Dollars ($60.00) per hour for a 21 passenger shuttle bus. Landlord shall not be entitled to any mark up costs on such additional charges to Tenant. To the extent Tenant elects to operate its own shuttle service (“Tenant Shuttle”), the same shall have no impact on Tenant’s obligation to pay Escalation Rent hereunder.

31. Communications and Computer Lines.

31.1 Tenant’s Rights. Subject to the terms and conditions of this Article 31, and at no additional cost or expense to Tenant, Tenant and/or Tenant’s telecommunications provider shall be permitted access to the Building’s riser system or alternative space in the Building (which alternative

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space shall be reasonably acceptable to Tenant and its telecommunications provider) for the installation of telecommunications cabling and other equipment, and, in order to install, maintain, operate and remove telecommunications cabling or other equipment to the Premises. AT&T has installed telecommunications service to the Building terminating in the Building’s MPOE room. Landlord shall allow access to the Building (including the Building’s riser system and MPOE room) to all other telecommunications carriers requested by Tenant (including ATT, MFS (Verizon), Time Warner, Above Net Comm, and Wi Line) for the installation of telecommunications service, at no additional cost to Tenant. Tenant may install, maintain, replace, remove or use any communications or computer wires, cables and related devices (collectively the “Lines”) at the Building in or serving the Premises, provided: (a) Tenant shall obtain Landlord’s prior written consent, such consent not to be unreasonably withheld, conditioned or delayed, and use an experienced and qualified contractor approved in writing by Landlord, which approval shall not be unreasonably withheld, conditioned or delayed, and comply with all of the other provisions of Article 10, (b) any such installation, maintenance, replacement, removal or use shall be coordinated with any riser management company designated by Landlord and shall comply with all Applicable Laws and good work practices, and shall not interfere with the use of any then existing Lines at the Building, (c) an acceptable number of spare Lines and space for additional Lines shall be maintained for existing and future occupants of the Building, as determined in Landlord’s reasonable discretion, (d) if Tenant at any time uses any equipment that may create an electromagnetic field exceeding the normal insulation ratings of ordinary twisted pair riser cable or cause radiation higher than normal background radiation, the Lines therefor (including riser cables) shall be appropriately insulated to prevent such excessive electromagnetic fields or radiation, (e) as a condition to permitting the installation of new Lines, Landlord may require that Tenant remove existing Lines located in or serving the Premises and installed by or on behalf of Tenant or any Tenant Party, (f) Tenant’s rights shall be subject to the rights of any regulated telephone company, and (g) Tenant shall pay all costs in connection therewith. Landlord reserves the right to require that Tenant remove any Lines located in or serving the Premises which are installed in violation of these provisions, or which are at any time in violation of any Applicable Laws, within thirty (30) days after notice.

31.2 Landlord’s Rights. Landlord may (but shall not have the obligation to): (a) install new Lines at the Building, (b) create additional space for Lines at the Building, and (c) reasonably direct, monitor and/or supervise the installation, maintenance, replacement and removal of, the allocation and periodic re-allocation of available space (if any) for, and the allocation of excess capacity (if any) on, any Lines now or hereafter installed at the Building by Landlord, Tenant or any other party (but Landlord shall have no right to monitor or control the information transmitted through such Lines); provided, that, in each case, such actions shall not have a material adverse effect on Tenant’s existing use of Lines or business at the Premises. Such rights shall not be in limitation of other rights that may be available to Landlord pursuant to this Lease or by law or otherwise.

31.3 Removal; Line Problems. Notwithstanding anything to the contrary contained in Article 10, Tenant shall remove all Lines installed by or for Tenant within or serving the Premises upon expiration or sooner termination of this Lease, unless Landlord notifies Tenant at least thirty (30) days prior to expiration of this Lease or within ten (10) days after the earlier termination of this Lease that Tenant may leave all or any portion of the Lines in place. Any Lines not required to be removed pursuant to this Section 31.3 shall, at Landlord’s option, become the property of Landlord (without payment by Landlord). If Tenant fails to remove such Lines as required hereunder, Landlord may, after five (5) days’ written notice to Tenant, remove such Lines or remedy such other violation, at Tenant’s expense (without limiting Landlord’s other remedies available under this Lease or Applicable Laws). Landlord shall have no liability for damages arising from, and Landlord does not warrant that the Tenant’s use of any Lines will be free from the following (collectively called “Line Problems”): (a) any eavesdropping or wire tapping by unauthorized parties, (b) any failure of any Lines to satisfy Tenant’s requirements, or (c) any shortages, failures, variations, interruptions, disconnections, loss or damage caused by the installation,

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maintenance, replacement, use or removal of Lines, by any failure of the environmental conditions or the power supply for the Building to conform to any requirements for the Lines. Under no circumstances shall any Line Problems be deemed an actual or constructive eviction of Tenant, render Landlord liable to Tenant for abatement of Rent, or relieve Tenant from performance of Tenant’s obligations under this Lease. In addition, in no event shall Landlord be liable for damages by reason of loss of profits, business interruption or other consequential damage arising from any Line Problems.

32. Miscellaneous.

32.1 No Joint Venture. This Lease does not create any partnership or joint venture or similar relationship between Landlord and Tenant.

32.2 Successors and Assigns. Subject to the provisions of Article 17 regarding assignment, all of the provisions, terms, covenants and conditions contained in this Lease shall bind, and inure to the benefit of, the parties and their respective successors and assigns.

32.3 Construction and Interpretation. The words “Landlord” and “Tenant” include the plural as well as the singular. If there is more than one person comprising Tenant, the obligations under this Lease imposed on Tenant are joint and several. References to a party or parties refer to Landlord or Tenant, or both, as the context may require. The captions preceding the Articles, Sections and subsections of this Lease are inserted solely for convenience of reference and shall have no effect upon, and shall be disregarded in connection with, the construction and interpretation of this Lease. Use in this Lease of the words “including,” “such as,” or words of similar import, when following a general matter, shall not be construed to limit such matter to the enumerated items or matters whether or not language of nonlimitation (such as “without limitation”) is used with reference thereto. The term “person” includes the plural as well as the singular and individuals, firms, associations, partnerships and corporations. The term “Lease” means this Lease, and the exhibits and any addenda attached hereto, as the same may from time to time be supplemented, amended or modified. The term “business days” means Monday through Friday, excluding legal holidays in the State of California. Words used in any gender include other genders. All provisions of this Lease have been negotiated at arm’s length between the parties and after advice by counsel and other representatives chosen by each party and the parties are fully informed with respect thereto. Therefore, this Lease shall not be construed for or against either party by reason of the authorship or alleged authorship of any provision hereof, or by reason of the status of the parties as Landlord or Tenant, and the provisions of this Lease and the Exhibits hereto shall be construed as a whole according to their common meaning in order to effectuate the intent of the parties under the terms of this Lease. The language in all parts of this Lease shall be construed according to its normal and usual meaning and not strictly for or against either Landlord or Tenant.

32.4 Severability. If any provision of this Lease, or the application thereof to any person or circumstance, is determined to be illegal, invalid or unenforceable, the remainder of this Lease, or its application to persons or circumstances other than those as to which it is illegal, invalid or unenforceable, shall not be affected thereby and shall remain in full force and effect.

32.5 Entire Agreement. This Lease is the entire and integrated agreement between Landlord and Tenant with respect to the subject matter of this Lease, the Premises, the Building, and the Project. There are no oral agreements between Landlord and Tenant affecting this Lease, and this Lease supersedes and cancels any and all previous negotiations, arrangements, brochures, offers, agreements and understandings, oral or written, if any, between Landlord and Tenant or displayed by Landlord to Tenant with respect to the subject matter of this Lease, the Premises or the Building. There are no representations between Landlord and Tenant or between any real estate broker and Tenant other than

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those expressly set forth in this Lease and all reliance with respect to any representations is solely upon representations expressly set forth in this Lease.

32.6 Governing Law. This Lease shall be governed by and construed pursuant to the laws of the State of California.

32.7 Costs and Expenses. In any lawsuit, action, arbitration, quasi-judicial proceeding, administrative proceeding, or any other proceeding brought by either party to enforce any of such party’s rights or remedies under this Lease, including, without limitation, any action or proceeding for declaratory relief, the prevailing party shall be entitled to reasonable attorneys’ fees and all costs, expenses and disbursements in connection with such action or proceeding, including, but not limited to, all costs of reasonable investigation, and all costs associated with expert witnesses and consultants, which sums may be included in any judgment or decree entered in such action in favor of the prevailing party. The non-prevailing party shall also be obligated to pay attorneys’ fees and costs incurred in any post-judgment proceedings to enforce and collect the judgment, which obligation shall survive the merger of this Lease into any judgment on this Lease. In addition, if either party utilizes the services of an attorney for the purpose of collecting any delinquent amounts owed to such party or in connection with any other breach of this Lease, the other party agrees to pay the reasonable attorneys’ fees and costs incurred by such party in enforcing this Lease, irrespective of whether an action is filed. Each party also shall pay all attorneys’ fees and other fees and costs, including but not limited to, investigative costs and expert witness and consultant fees and costs, that the other party incurs in enforcing, defending, or interpreting this Lease, or otherwise protecting such party’s rights under this Lease, in any voluntary or involuntary bankruptcy case, assignment for the benefit of creditors, or other insolvency, liquidation, or reorganization proceeding involving the other party or this Lease, including, but not limited to, all motions and proceedings related to relief from the automatic stay, lease assumption or rejection and/or extensions of time related thereto, lease designation, use of cash collateral, claim objections, and disclosure statements and plans of reorganization.

32.8 Standards of Performance and Approvals. Unless otherwise provided in this Lease, whenever approval, consent or satisfaction (collectively, an “approval”) is required of a party pursuant to this Lease or an Exhibit hereto, such approval shall not be unreasonably withheld or delayed. Unless provision is made for a specific time period, approval (or disapproval) shall be given within thirty (30) days after receipt of the request for approval. Nothing contained in this Lease shall limit the right of a party to act or exercise its business judgment in a subjective manner with respect to any matter as to which it has been (i) specifically granted such right, (ii) granted the right to act in its sole discretion or sole judgment, or (iii) granted the right to make a subjective judgment hereunder, whether “objectively” reasonable under the circumstances, and any such exercise shall not be deemed inconsistent with any covenant of good faith and fair dealing implied by law to be part of this Lease. The parties have set forth in this Lease their entire understanding with respect to the terms, covenants, conditions and standards pursuant to which their obligations are to be judged and their performance measured, including the provisions of Article 17 with respect to assignments and sublettings.

32.9 Brokers. Landlord shall pay to each of Landlord’s Broker and Tenant’s Broker a commission in connection with such Broker’s negotiation of this Lease with respect to the initial Premises pursuant to a separate written agreement. Other than such Brokers, Landlord and Tenant each represent and warrant to the other that no broker, agent, or finder has procured, or was involved in the negotiation of, this Lease and no such broker, agent or finder is or may be entitled to a fee, commission or other compensation in connection with this Lease. Landlord and Tenant shall each indemnify, defend, protect and hold the other harmless from and against Claims that may be asserted against the indemnified party in breach of the foregoing warranty and representation. Landlord shall also pay a market standard brokerage commission in regard to Tenant’s leasing of any Expansion Space, First Refusal Space or First Offer

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Space to Tenant’s broker at the time of Tenant’s leasing of such Expansion Space, First Refusal Space or First Offer Space as evidenced by written notice of Tenant to Landlord.

32.10 Memorandum of Lease. This Lease shall not be recorded except as permitted in this Section 32.10. Concurrently with the execution and delivery of this Lease, the parties shall promptly execute and Landlord shall record, at its sole cost and expense, a short form memorandum in substantially the form attached hereto as Exhibit L. Within ten (10) business days after Landlord’s written request following the expiration or earlier termination of this Lease, Tenant shall execute and deliver to Landlord in recordable form, a quitclaim deed designating Landlord as the transferee.

32.11 Quiet Enjoyment. Landlord covenants, in lieu of any implied covenant of quiet possession or quiet enjoyment, that so long as Tenant is in compliance with the covenants and conditions set forth in this Lease, Tenant shall have the right to quiet enjoyment of the Premises, the Storage Space, Parking Garage Roof Space, Sidewalk Area and the Parking Garage without hindrance or interference from Landlord or those claiming through Landlord, subject to the covenants and conditions set forth in this Lease and the Recorded Documents.

32.12 Force Majeure. Notwithstanding anything contained in this Lease to the contrary, if either party is unable to perform or delayed in performing any of its obligations under this Lease on account of strikes, lockouts, inclement weather, labor disputes, inability to obtain labor, materials, fuels, energy or reasonable substitutes therefor, governmental restrictions, regulations, controls, actions or inaction, civil commotion, fire or other acts of God, national emergency, acts of war or terrorism or any other similar cause of any kind beyond the reasonable control of such party (except financial inability) (each a “Force Majeure Event”), such party shall not be in default under this Lease.

32.13 Surrender of Premises.

32.13.1 Condition of Premises. Subject to Tenant’s removal, restoration and repair obligations under Section 32.13.2 below, upon the expiration or sooner termination of this Lease, Tenant shall surrender the Premises to Landlord in the same condition as existed upon delivery thereof to Tenant (or, in the case of Alterations, in the same condition as existed when first constructed), ordinary wear and tear and damage thereto by fire or other casualty excepted. Tenant expressly agrees that ordinary wear and tear does not include damage caused by the presence of dogs in the Premises, including, but not limited to, carpet stains or odors, chewing or clawing of doors or other improvements, or infestation by fleas or other pests, and Landlord shall be entitled to draw under the Letter of Credit to remedy any such conditions at the expiration or earlier termination of this Lease.

32.13.2 Restoration Obligations.

(a) Rooftop Equipment. Prior to the expiration or upon earlier termination of this Lease, Tenant, at Tenant’s expense, shall remove all Rooftop Equipment and restore the roof to the condition existing prior to the installation of such equipment, or, at Landlord’s option, Landlord shall perform all or any portion of such removal and restoration, at Tenant’s reasonable expense. Notwithstanding the foregoing, Landlord may elect to waive all or any portion of such removal and restoration requirements with respect to Rooftop Equipment by giving written notice of such waiver to Tenant at least one hundred eighty (180) days prior to the Expiration Date or within ten (10) business days after any earlier termination of this Lease.

(b) Parking Garage Roof Space Improvements. Prior to the expiration or upon earlier termination of this Lease, Tenant, at Tenant’s expense, shall remove all improvements to the Parking Garage Roof Space installed by Tenant pursuant to Article 37 and restore

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the roof to the condition existing prior to the installation of such improvements, or, at Landlord’s option, Landlord shall perform all or any portion of such removal and restoration, at Tenant’s reasonable expense.

(c) General Restoration Obligations. Tenant shall not be required to remove any of the Tenant Improvements or Ancillary Tenant Improvements constructed pursuant to the Work Letter or any other initial improvements to the Premises, including, without limitation, the Cafeteria, except as set forth in Sections 32.13.2(a) and 32.13.2(b) above or elsewhere in this Lease. Landlord reserves the right, however, to require removal of Alterations pursuant to the provisions of Article 10, and Tenant may be required to remove all Lines in accordance with Section 31.3 above. Tenant shall be deemed to be in holdover in the Premises without Landlord’s consent until Tenant’s removal and restoration obligation are complete.

32.13.3 Abandoned Property. After the Expiration Date or earlier termination of this Lease, any movable furniture, equipment, trade fixtures, or other personal property left on the Premises shall, at the option of Landlord, be deemed to be abandoned and, whether or not the property is deemed abandoned, Landlord shall have the right to remove such property from the Premises and charge Tenant for the removal and any restoration of the Premises. Landlord may charge Tenant for the storage of Tenant’s property left on the Premises at such rates as Landlord may from time to time reasonably determine (not to exceed the cost of storing Tenant’s property in a public warehouse), or, Landlord may, at its option, store Tenant’s property in a public warehouse at Tenant’s expense. Notwithstanding the foregoing, neither the provisions of this Section 32.13.3 nor any other provision of this Lease shall impose upon Landlord any obligation to care for or preserve any of Tenant’s property left upon the Premises, and Tenant hereby waives and releases Landlord from any claim or liability in connection with the removal of such property from the Premises and the storage thereof and specifically waives the provisions of California Civil Code Section 1542 with respect to such release. Landlord’s action or inaction with regard to the provisions of this Section 32.13.3 shall not be construed as a waiver of Landlord’s right to require Tenant to remove its property, restore any damage to the Building caused by such removal, and make any restoration required pursuant to this Lease.

32.14 Exhibits. The Exhibits referenced in the Basic Lease Information are a part of this Lease and are incorporated herein by this reference. Unless the applicable Exhibit expressly provides to the contrary, in the event of any discrepancy between this Lease and any such Exhibit, the provisions of this Lease shall control.

32.15 Survival of Obligations. The waivers of claims or rights, the releases, and the obligations of either party under this Lease to pay any sums to the other party and to indemnify, protect, defend and hold harmless the other party (and/or Landlord Parties or Tenant Parties, as applicable), shall survive the expiration or termination of this Lease, and so shall all other obligations or agreements of Landlord or Tenant which by their terms survive expiration or termination of this Lease.

32.16 Time of the Essence. Time is of the essence of this Lease and of the performance of each of the provisions contained in this Lease.

32.17 Waiver of Trial By Jury; Waiver of Counterclaim. IN GRAFTON PARTNERS L.P. v. SUPERIOR COURT, 36 CAL.4TH 944 (2005), THE CALIFORNIA SUPREME COURT RULED THAT CONTRACTUAL, PRE-DISPUTE JURY TRIAL WAIVERS ARE UNENFORCEABLE. THE PARTIES, HOWEVER, ANTICIPATE THAT THE CALIFORNIA LEGISLATURE WILL ENACT LEGISLATION TO PERMIT SUCH WAIVERS IN CERTAIN CASES. IN ANTICIPATION OF SUCH LEGISLATION, LANDLORD AND TENANT HEREBY WAIVE, AS OF THE EFFECTIVE DATE OF SUCH LEGISLATION AND TO THE EXTENT

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PERMITTED BY APPLICABLE REQUIREMENTS, TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM BROUGHT BY EITHER OF THE PARTIES HERETO AGAINST THE OTHER OR THEIR SUCCESSORS IN RESPECT OF ANY MATTER ARISING OUT OF OR IN CONNECTION WITH THIS LEASE, THE RELATIONSHIP OF LANDLORD AND TENANT, TENANT’S USE OR OCCUPANCY OF THE PREMISES, AND/OR ANY CLAIM FOR INJURY OR DAMAGE OR ANY EMERGENCY OR STATUTORY REMEDY.

32.18 Consent to Venue. Each party stipulates and agrees that the State and Federal courts of the State of California shall have personal jurisdiction over each of them for the purpose of litigating any action or proceeding arising out of or in any way connected with this Lease. Each party further stipulates that any action or proceeding arising out of or in any way connected with this Lease shall be filed and litigated exclusively in the State and Federal courts located in the City and County of San Francisco. Each party hereby waives its right to assert the doctrine of forum non conveniens or to object to venue in the State and Federal courts of the City and County of San Francisco in any action or proceeding arising out of or in any way connected with this Lease, the relationship of Landlord and Tenant, Tenant’s use or occupancy of the Premises, or any claim of injury or damage, or the enforcement of any remedy under any statute, emergency or otherwise, whether any of the foregoing is based on this Lease or on tort law. The provisions of this Section 32.18 shall survive the expiration or earlier termination of this Lease.

32.19 Financial Statements. Within fifteen (15) business days after Landlord’s written request, but not more often than once in any given Lease Year (except in connection with a bona fide sale, financing or other similar transaction involving the Building, in which case, Landlord may make one additional request in a given Lease Year), Tenant shall deliver to Landlord the financial statements of Tenant (including a balance sheet and profit and loss statement) for the most recent prior fiscal year and for interim periods following the end of the last fiscal year for which financial statements are available. Such statements shall be certified by Tenant’s chief financial officer (if unaudited financial statements are not available); provided, however, that Tenant shall submit financial statements that are audited by a certified public accountant if such statements are available. If Tenant fails to respond to Landlord’s request within such fifteen (15) business day period, then Landlord may deliver a second written request to Tenant. If Tenant fails to respond within five (5) business days after receipt of such second written request, then such failure shall be an Event of Default. Landlord shall keep the content of Tenant’s financial statements confidential, provided that Landlord may disclose such financial statements to Landlord’s accountants, attorneys, advisors, lenders and prospective lenders and prospective buyers, provided that Landlord advises such persons of the confidential nature of such financial statements. Landlord agrees to keep Tenant’s financial statements strictly confidential (except as required under Applicable Laws or disclosure to persons or entities who, because of their involvement with a proposed sale or loan transaction involving the Building, need to know such information; provided, that, such parties shall be informed by Landlord of the confidential nature of such information and shall be directed by Landlord to keep all such information confidential), and Tenant may require Landlord and all other persons receiving Tenant’s financial statements to sign a commercially reasonable confidentiality agreement prior to making Tenant’s financial statements available to them. Tenant shall have no obligation to deliver financial statements of Tenant pursuant to this Section 32.19 following the issuance of stock of Tenant or any Tenant Subsidiary in a public offering or sale on a public stock exchange of Tenant’s or any Tenant Subsidiary’s stock.

32.20 Subdivision; Future Ownership. Landlord reserves the right to (A) subdivide all or a portion of the Project and (B) if the Building or the Parking Garage, or other portions of the Project are at any time owned by an entity other than Landlord, enter into agreements with such other owners to provide for (i) reciprocal rights of access and/or use, including in connection with repairs, maintenance, construction and/or excavation (ii) common management, operation, maintenance, improvement and/or

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repairs, and (iii) the allocation of operating expenses and taxes; provided in each case that the same shall not materially adversely affect Tenant’s business at or access to the Premises or result in any increase to Operating Expenses or Real Property Taxes. Subject to Section 22.1 and Articles 36 and 41, nothing contained herein shall be deemed or construed to limit or otherwise affect Landlord’s right to sell all or any portion of the Building or any other of Landlord’s rights described in this Lease.

32.21 Modification of Lease. This Lease may be modified or amended only by an agreement in writing signed by both parties.

32.22 No Option. The submission of this Lease to Tenant for review or execution does not create an option or constitute an offer to Tenant to lease the Premises on the terms and conditions contained herein, and this Lease shall not become effective unless and until it has been executed and delivered by both Landlord and Tenant.

32.23 Reserved.

32.24 Compliance with Anti-Terrorism Law.

32.24.1 Tenant represents, warrants and covenants to Landlord that: (a) Tenant is, nor at any time during the Term will be, (1) in violation of any Anti Terrorism Law (defined below); (2) conducting any business or engaging in any transaction or dealing with any Prohibited Person (defined below), including the making or receiving of any contribution of funds, goods or services to or for the benefit of any Prohibited Person; (3) dealing in, or otherwise engaging in any transaction relating to, any property or interests in property blocked pursuant to Executive Order No. 13224 (defined below); or (4) engaging in or conspiring to engage in any transaction that evades or avoids, or has the purpose of evading or avoiding, or attempts to violate any of the prohibitions set forth in, any Anti-Terrorism Law; and (b) Tenant is not, nor at any time during the Term will be, a Prohibited Person.

32.24.2 Landlord represents, warrants and covenants to Tenant that: (a) Landlord is, nor at any time during the Term will be, (1) in violation of any Anti Terrorism Law; (2) conducting any business or engaging in any transaction or dealing with any Prohibited Person, including the making or receiving of any contribution of funds, goods or services to or for the benefit of any Prohibited Person; (3) dealing in, or otherwise engaging in any transaction relating to, any property or interests in property blocked pursuant to Executive Order No. 13224; or (4) engaging in or conspiring to engage in any transaction that evades or avoids, or has the purpose of evading or avoiding, or attempts to violate any of the prohibitions set forth in, any Anti-Terrorism Law; and (b) Landlord is not, nor at any time during the Term will be, a Prohibited Person.

32.25 First Source Hiring Program. The City and County of San Francisco adopted a City-wide “First Source Hiring Program” on August 3, 1998 by Ordinance No. 264-98, codified at San Francisco Administrative Code Sections 83.1-83.18. The First Source Hiring Program (“FSHP”) is designed to identify entry level positions associated with commercial activities and provide first interview opportunities to graduates of City-sponsored training programs. Tenant acknowledges that its activities on the Premises is or may be subject to FSHP. Although Landlord makes no representation or warranty as to the interpretation or application of FSHP to the Premises, or to Tenant’s activities thereon, Tenant acknowledges that (i) FSHP may impose obligations on Tenant, including good faith efforts to meet requirements and goals regarding interviewing, recruiting, hiring and retention of individuals for entry level positions; (ii) FSHP requirements could also apply to certain contracts and subcontracts entered into by Tenant regarding the Premises, including construction contracts; and (iii) FSHP requirements, if applicable, may be imposed as a condition of permits, including building permits, issued for construction or occupancy of the Premises.

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32.26 Landlord Lien Waiver. Within fifteen (15) business days after request therefor by Tenant, Landlord shall execute and deliver a commercially reasonable agreement in favor of Tenant’s lender(s) waiving Landlord’s security interest in Tenant’s equipment and other personal property and providing such lender(s) limited access to the Premises following the occurrence of an uncured default under the applicable loan documents for the sole purpose of removing such equipment and other personal property.

32.27 Rent Not Based on Income. No Rent or other payment in respect of the Premises shall be based in any way upon net income or profits from the Premises.

32.28 Counterparts. This Lease may be executed in counterpart. All such executed counterparts shall constitute the same agreement, and the signature of any party to any counterpart shall be deemed a signature to, and may be appended to, any other counterpart.

33. Expansion Options.

33.1 Expansion Option at Lease Terms.

33.1.1 Expansion Premises. Subject to the Superior Rights and the terms and conditions of this Article 33, during the period from the Lease Date to and including the date which is six (6) months following the Commencement Date (“Expansion at Lease Terms Period”), Tenant shall have an ongoing, continuous right, in its sole discretion, to expand the Premises by leasing any portion of the Available Expansion Premises comprising one or more entire suite for which Tenant has not received a First Refusal Notice pursuant to Section 34.2 below (“Lease Terms Expansion Option”). If any portion of the Expansion Premises is not Available Expansion Premises at the commencement of the Expansion at Lease Terms Period, Landlord shall notify Tenant in writing within seven (7) business days after Landlord determines to make any such Expansion Premises Available for Lease during the Expansion at Lease Terms Period, specifying the availability date for such Expansion Premises and the date by which Landlord anticipates Landlord could deliver such Expansion Premises to Tenant (the “Anticipated Delivery Date”). In no event shall Tenant be entitled to exercise the Lease Terms Expansion Option as to a partial suite within any applicable Available Expansion Premises.

33.1.2 Expansion Notice. Tenant shall exercise the Lease Terms Expansion Option, if at all, by giving Landlord one or more unconditional, irrevocable written notices of such election (each, a “Lease Terms Expansion Notice”) no later than the final day of the Expansion at Lease Terms Period, the time of such exercise being of the essence. Each Lease Terms Expansion Notice shall specify the (i) Available Expansion Premises that Tenant desires to lease pursuant to this Section 33.1 and (ii) the date (the “Lease Terms Expansion Date”) upon which Landlord shall deliver and Tenant shall take possession of such space, which date shall be the later of (A) the applicable Anticipated Delivery Date and (B) a date selected by Tenant that is not less than fifteen (15) and not more than forty five (45) days after the date of Tenant’s delivery of the Lease Terms Expansion Notice.

33.1.3 Lease of Available Expansion Premises. If Tenant delivers a Lease Terms Expansion Notice to Landlord as to any then Available Expansion Premises during Tenant’s Expansion at Lease Terms Period, then, subject to Section 33.4 below, Landlord shall lease the applicable Available Expansion Premises to Tenant on the terms and conditions set forth in this Lease including the same Expiration Date, provided, however, that (a) the Base Rent (per Adjusted Rentable Square Foot) for the applicable Available Expansion Premises shall be the same as the Base Rent (per Adjusted Rentable Square Foot) payable with respect to the Premises (other than the Concourse Premises), (b) Tenant shall receive a tenant improvement allowance not to exceed $35.00 per Adjusted Rentable Square Foot of the applicable Available Expansion Premises, (c) Tenant shall receive a period of rent abatement for the

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applicable Available Expansion Premises equal to the Weighted Average Abatement Period, (d) the required Letter of Credit Amount pursuant to Article 26 shall increase by the amount, if any, necessary to cause the amount of such Letter of Credit to equal seven percent (7%) of Tenant’s total obligation to pay Base Rent for the period between Landlord’s delivery of the applicable Available Expansion Premises and the end of the initial Term and in no event shall the Letter of Credit Amount be less than Two Million Five Hundred Thousand Dollars ($2,500,000) (or twelve and sixty three one-hundredths percent (12.63%) of such total Base Rent if Tenant has failed a Minimum Credit Test and in no event shall the Letter of Credit Amount in such event be less than Four Million Five Hundred Thousand Dollars ($4,500,000) unless Tenant subsequently satisfies the requirements set forth in Section 26.6 to reduce the Letter of Credit Amount after a failure of the Minimum Credit Test), (e) Tenant shall construct the tenant improvements for the applicable Available Expansion Premises, which tenant improvements shall be considered an Alteration subject to the terms and conditions of Article 10 above (but shall be considered “Tenant Improvements” for purposes of Articles 12 and 14 above), (f) Landlord shall deliver possession of the applicable Available Expansion Premises to Tenant on the applicable Lease Terms Expansion Date, (g) Tenant shall use commercially reasonable efforts to diligently prosecute construction of the tenant improvements in the applicable Available Expansion Premises (provided that Tenant shall not be required to pay for overtime or premium time labor in connection therewith unless Tenant elects to do so in its sole and absolute discretion), (h) Tenant shall commence paying Base Rent with respect to the applicable Available Expansion Premises on the earlier to occur of (i) the date which is four (4) months after Landlord delivers possession of the applicable Available Expansion Premises to Tenant (provided, however, that such date shall be extended for delays in constructing improvements to be constructed by Tenant pursuant to this Section 33.1.3 resulting from (A) Force Majeure Events or (B) subject to the provisions below, any actual delay in the construction of the tenant improvements caused by or attributable to (1) Landlord’s failure to take any action prior to any deadline for taking such action (including the failure to timely pay any amounts owed to Tenant), (2) Landlord’s failure to act reasonably where Landlord is required to act reasonably under the terms of this Lease or (3) any other act or omission of Landlord or any Landlord Parties which materially interferes with Tenant’s ability to perform such tenant improvements (collectively “Expansion Delays”)) and (ii) the date Tenant commences business operations in the entire applicable Available Expansion Premises, (i) during the course of design and construction of the tenant improvements in the applicable Available Expansion Premises, Landlord shall reimburse Tenant for the costs of preparing the construction documents, the cost of obtaining permits, and the cost of performing the tenant improvement work (excluding all costs of furnishings, fixtures, equipment, signage and other personal property, including switches, servers, routers and similar data and telecommunications equipment, except as provided below) (“Permitted Expansion TI Items”) in an amount not to exceed the tenant improvement allowance upon delivery of an Application and Certificate for Payment (AIA Document G702) signed by Tenant’s architect, invoices from all of Tenant’s contractors and suppliers for labor rendered and materials delivered to the Premises. and executed mechanic’s lien releases from all of Tenant’s contractors and suppliers (each, a “Tenant Draw Package”), (j) if Tenant desires periodic disbursements of the tenant improvement allowance and delivers all items required in the Tenant Draw Package to Landlord on or before the fifteenth (15th) day of a calendar month, Landlord shall disburse on or before the fifteenth (15) day of the month following Landlord’s receipt of the Tenant Draw Package the lesser of (i) the amount requested for reimbursement by Tenant in Tenant’s Draw Package multiplied by a fraction, the numerator of which is the total tenant improvement allowance and the denominator of which is the aggregate cost of Permitted Expansion TI Items and (ii) the balance of any remaining available tenant improvement allowance, (k) if Landlord fails to timely pay Tenant the amounts set forth in a properly submitted Tenant Draw Package, then, in addition to all other remedies set forth in this Lease or available at law or in equity, Tenant shall have the remedy set forth in Section 20.7.3 above and (l) if Landlord fails to deliver possession of the applicable Available Expansion Premises on the applicable Lease Terms Expansion Date, Sections 2.3 and 2.4 above shall apply only with respect to the applicable Available Expansion Premises. As to clause (h)(i)(B) above regarding Expansion Delays, (x) no Expansion Delay (except for any Expansion Delay resulting

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from Landlord’s failure to take any action prior to any deadline for taking such action) shall be deemed to have occurred unless Tenant gives Landlord prior written notice or written notice within five (5) business days of the occurrence, as may be reasonable under the circumstances, specifying the claimed reasons for such Expansion Delay, and Landlord shall fail to correct or cure such Expansion Delay within one (1) business day and (x) there shall be excluded from the number of days of any Expansion Delay any days of delay which are primarily caused by Force Majeure. If the construction of the tenant improvements is actually delayed due to any Expansion Delay, then Tenant and Tenant’s architect shall reasonably determine in consultation with Landlord the date on which the tenant improvements would have been completed but for such Expansion Delay. If the amounts reimbursed to (or paid out on behalf of) Tenant in connection with the construction of tenant improvements in any applicable Available Expansion Premises under this Section 33.1.3 do not exceed the tenant improvement allowance given or made available to Tenant therefor, a portion of such unused tenant improvement allowance, in an amount not to exceed Seven and 50/100 Dollars ($7.50) per Adjusted Rentable Square Feet in the applicable Available Expansion Premises, may be disbursed to Tenant and applied to the cost of Tenant’s furnishings, fixtures, equipment and other personal property, including switches, servers, routers and similar data and telecommunications equipment, and/or Tenant’s moving expenses related to the applicable Available Expansion Premises (“Tenant’s Expansion FF&E”). Disbursements of such unused tenant improvement allowance shall be made on or before the fifteenth (15th) day of a calendar month following the month in which Tenant submits a written request therefor, provided such request is accompanied by reasonable supporting evidence setting forth costs and expenses incurred by Tenant and such request is made on or before the fifteenth (15th) day of the preceding calendar month.

33.2 Expansion Option at Modified Lease Terms.

33.2.1 Expansion Premises. Subject to the Superior Rights and the terms and conditions of this Article 33, during the period from the date which is the day after the expiration of the Expansion at Lease Terms Period to and including the date which is twelve (12) months following the Commencement Date (“Expansion at Modified Lease Terms Period”), Tenant shall have an ongoing, continuous right, in its sole discretion, to expand the Premises by leasing any portion of the Available Expansion Premises comprising one or more entire suite for which Tenant has not received a First Refusal Notice pursuant to Section 34.2 (“Modified Lease Terms Expansion Option”). If any portion of the Expansion Premises is not Available Expansion Premises at the commencement of the Expansion at Modified Lease Terms Period, Landlord shall notify Tenant in writing within seven (7) business days after Landlord determines to make any such Expansion Premises Available for Lease during the Expansion at Modified Lease Terms Period, specifying the Anticipated Delivery Date. In no event shall Tenant be entitled to exercise the Modified Lease Terms Expansion Option as to a partial suite within the Expansion Premises.

33.2.2 Expansion Notice. Tenant shall exercise the Modified Lease Terms Expansion Option, if at all, by giving Landlord one or more unconditional, irrevocable written notices of such election (each, a “Modified Lease Terms Expansion Notice”) no later than the final day of the Expansion at Modified Lease Terms Period, the time of such exercise being of the essence. Each Modified Lease Terms Expansion Notice shall specify (i) Available Expansion Premises that Tenant desires to lease pursuant to this Section 33.2 and (ii) the date (the “Modified Lease Terms Expansion Date”) upon which Landlord shall deliver and Tenant shall take possession of such space, which date shall be the later of (A) the applicable Anticipated Delivery Date and (B) a date selected by Tenant that is not less than fifteen (15) and not more than forty five (45) days after the date of Tenant’s delivery of the Modified Lease Terms Expansion Notice.

33.2.3 Lease of Available Expansion Premises. If Tenant delivers a Modified Lease Terms Expansion Notice to Landlord as to any then Available Expansion Premises during Tenant’s

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Expansion at Modified Lease Terms Period, then, subject to Section 33.4 below, Landlord shall lease the applicable Available Expansion Premises to Tenant on the terms and conditions set forth in this Lease including the same Expiration Date, provided, however, that (a) the Base Rent (per Adjusted Rentable Square Foot) for the applicable Available Expansion Premises shall be the same as the Base Rent (per Adjusted Rentable Square Foot) payable with respect to the Premises (other than the Concourse Premises), (b) Tenant shall receive a tenant improvement allowance not to exceed $35.00 per Adjusted Rentable Square Foot of the applicable Available Expansion Premises adjusted as provided below, (c) Tenant shall receive a period of rent abatement for the applicable Available Expansion Premises equal to the Weighted Average Abatement Period adjusted as provided below, (d) the required Letter of Credit Amount pursuant to Article 26 shall increase by the amount, if any, necessary to cause the amount of such Letter of Credit to equal seven percent (7%) of Tenant’s total obligation to pay Base Rent for the period between Landlord’s delivery of the applicable Available Expansion Premises and the end of the initial Term but in no event shall the Letter of Credit Amount be less than Two Million Five Hundred Thousand Dollars ($2,500,000) (or twelve and sixty three one-hundredths percent (12.63%) of such total Base Rent if Tenant has failed a Minimum Credit Test and in no event shall the Letter of Credit Amount in such event be less than Four Million Five Hundred Thousand Dollars ($4,500,000) unless Tenant subsequently satisfies the requirements set forth in Section 26.6 to reduce the Letter of Credit Amount after a failure of the Minimum Credit Test), (e) Tenant shall construct the tenant improvements for the applicable Available Expansion Premises, which tenant improvements shall be considered an Alteration subject to the terms and conditions of Article 10 above (but shall be considered “Tenant Improvements” for purposes of Articles 12 and 14 above), (f) Landlord shall deliver possession of the applicable Available Expansion Premises to Tenant on the applicable Modified Lease Terms Expansion Date, (g) Tenant shall use commercially reasonable efforts to diligently prosecute construction of the tenant improvements in the applicable Available Expansion Premises (provided that Tenant shall not be required to pay for overtime or premium time labor in connection therewith unless Tenant elects to do so in its sole and absolute discretion), (h) Tenant shall commence paying Base Rent with respect to the applicable Available Expansion Premises on the earlier to occur of (i) the date which is four (4) months after Landlord delivers possession of the applicable Available Expansion Premises to Tenant (provided, however, that such date shall be extended for delays in constructing improvements to be constructed by Tenant pursuant to this Section 33.2.3 resulting from any Expansion Delays) and (ii) the date Tenant commences business operations in the entire applicable Available Expansion Premises, (i) during the course of design and construction of the tenant improvements in the applicable Available Expansion Premises, Landlord shall reimburse Tenant for Permitted Expansion TI Items in an amount not to exceed the Modified Tenant Allowance (as defined below) upon delivery of a Tenant Draw Package, (j) if Tenant desires periodic disbursements of the Modified Tenant Allowance and delivers all items required in the Tenant Draw Package to Landlord on or before the fifteenth (15th) day of a calendar month, Landlord shall disburse on or before the fifteenth (15) day of the month following Landlord’s receipt of the Tenant Draw Package the lesser of (i) the amount requested for reimbursement by Tenant in Tenant’s Draw Package multiplied by a fraction, the numerator of which is the Modified Tenant Allowance and the denominator of which is the aggregate cost of Permitted Expansion TI Items and (ii) the balance of any remaining available Modified Tenant Allowance, (k) if Landlord fails to timely pay Tenant the amounts set forth in a properly submitted Tenant Draw Package, then, in addition to all other remedies set forth in this Lease or available at law or in equity, Tenant shall have the remedy set forth in Section 20.7.3 above and (l) if Landlord fails to deliver possession of the applicable Available Expansion Premises on the applicable Modified Lease Terms Expansion Date, Sections 2.3 and 2.4 above shall apply only with respect to the applicable Available Expansion Premises; provided, however, that the amount of the tenant improvement allowance payable under this Section 33.2 and the period of rent abatement equal to the Weighted Average Abatement Period shall each be prorated to reflect the shorter term of the Lease for the applicable Available Expansion Premises leased pursuant to this Section 33.2. For the sake of clarity, the tenant improvement allowance per Adjusted Rentable Square Foot of the Expansion Premises shall be Thirty Five Dollars ($35.00) multiplied by a fraction, the numerator of which is the number of months in

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the term of the Lease for the Expansion Premises (beginning with the date upon which Tenant commences paying Base Rent) and the denominator of which is eighty-four (84). The prorated amount of the tenant improvement allowance shall be referred to in this Section 33.2 as the “Modified Tenant Allowance.” As to clause (h)(i) above regarding Expansion Delay, (x) no Expansion Delay (except for any Expansion Delay resulting from Landlord’s failure to take any action prior to any deadline for taking such action) shall be deemed to have occurred unless Tenant gives Landlord prior written notice or written notice within five (5) business days of the occurrence, as may be reasonable under the circumstances, specifying the claimed reasons for such Expansion Delay, and Landlord shall fail to correct or cure such Expansion Delay within one (1) business day and (x) there shall be excluded from the number of days of any Expansion Delay any days of delay which are primarily caused by Force Majeure. If the construction of the tenant improvements is actually delayed due to any Expansion Delay, then Tenant and Tenant’s architect shall reasonably determine in consultation with Landlord the date on which the tenant improvements would have been completed but for such Expansion Delay. If the amounts reimbursed to (or paid out on behalf of) Tenant in connection with the construction of tenant improvements in any applicable Available Expansion Premises under this Section 33.2.3 do not exceed the tenant improvement allowance given or made available to Tenant therefor, a portion of such unused tenant improvement allowance, in an amount not to exceed Seven and 50/100 Dollars ($7.50) per Adjusted Rentable Square Feet in the applicable Available Expansion Premises, may be disbursed to Tenant and applied to the cost of Tenant’s Expansion FF&E. Disbursements of such unused tenant improvement allowance shall be made on or before the fifteenth (15th) day of a calendar month following the month in which Tenant submits a written request therefor, provided such request is accompanied by reasonable supporting evidence setting forth costs and expenses incurred by Tenant and such request is made on or before the fifteenth (15th) day of the preceding calendar month.

33.3 Expansion Option at Market Terms.

33.3.1 Expansion Premises. Subject to the Superior Rights and the terms and conditions of this Article 33, during the period from the date which is the day after the expiration of the Expansion at Modified Lease Terms Period to and including the date which is thirty-six (36) months following the Commencement Date (“Expansion at Market Terms Period”), Tenant shall have an ongoing, continuous right, in its sole discretion, to expand the Premises by leasing any portion of the Available Expansion Premises (other than the Suite 500 Premises) comprising one or more suites for which Tenant has not received a First Refusal Notice pursuant to Section 34.2 (“Market Terms Expansion Option” and collectively with the Lease Terms Expansion Option and the Modified Lease Terms Expansion Option or, individually as applicable, “Expansion Options”). If any portion of the Expansion Premises is not Available Expansion Premises at the commencement of the Expansion at Market Terms Period, Landlord shall notify Tenant in writing within seven (7) business days after Landlord determines to make any such Expansion Premises Available for Lease during the Expansion at Market Terms Period, specifying the Anticipated Delivery Date. In no event shall Tenant be entitled to exercise the Market Terms Expansion Option as to a partial suite within the Expansion Premises.

33.3.2 Expansion Notice. Tenant shall exercise the Market Terms Expansion Option, if at all, by giving Landlord one or more unconditional, irrevocable written notices of such election (each, a “Market Terms Expansion Notice”) no later than the final day of the Expansion at Market Terms Period, the time of such exercise being of the essence. Each Market Terms Expansion Notice shall specify (i) Available Expansion Premises that Tenant desires to lease pursuant to this Section 33.3 and (ii) the date (the “Market Terms Expansion Date”) upon which Landlord shall deliver and Tenant shall take possession of such space, which date shall be the later of (A) the applicable Anticipated Delivery Date and (B) a date selected by Tenant that is not less than fifteen (15) and not more than forty five (45) days after the date of Tenant’s delivery of the Market Terms Expansion Notice.

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33.3.3 Lease of Available Expansion Premises. If Tenant delivers a Market Terms Expansion Notice to Landlord as to any then Available Expansion Premises during Tenant’s Expansion at Market Terms Period, then, subject to Section 33.4 below, Landlord shall lease the applicable Available Expansion Premises to Tenant on the terms and conditions set forth in this Lease including the same Expiration Date, provided, however, that (a) the Base Rent (per Adjusted Rentable Square Foot) shall be one hundred percent (100%) of the Fair Market Rent as determined in accordance with Sections 3.4.4 through 3.4.7 above, (b) any monetary concessions (including rent abatement, moving allowances and tenant improvement allowances) affecting the rental rate shall be determined in accordance with Sections 3.4.4 through 3.4.7 above, and adjusted to reflect the length of the term, (c) Tenant shall construct any tenant improvements for the applicable Available Expansion Premises, which tenant improvements shall be considered an Alteration subject to the terms and conditions of Article 10 above (but shall be considered “Tenant Improvements” for purposes of Articles 12 and 14 above), (d) the required Letter of Credit Amount pursuant to Article 26 shall increase by the amount, if any, necessary to cause the amount of such Letter of Credit to equal seven percent (7%) of Tenant’s total obligation to pay Base Rent for the period between Landlord’s delivery of the applicable Available Expansion Premises and the end of the initial Term and in no event shall the Letter of Credit Amount be less than Two Million Five Hundred Thousand Dollars ($2,500,000) (or twelve and sixty three one-hundredths percent (12.63%) of such total Base Rent if Tenant has failed a Minimum Credit Test and in no event shall the Letter of Credit Amount in such event be less than Four Million Five Hundred Thousand Dollars ($4,500,000) unless Tenant subsequently satisfies the requirements set forth in Section 26.6 to reduce the Letter of Credit Amount after a failure of the Minimum Credit Test), (e) Landlord shall deliver possession of the applicable Available Expansion Premises to Tenant on the applicable Market Terms Expansion Date, (f) Tenant shall use commercially reasonable efforts to diligently prosecute construction of any tenant improvements in the applicable Available Expansion Premises (provided that Tenant shall not be required to pay for overtime or premium time labor in connection therewith unless Tenant elects to do so in its sole and absolute discretion), (g) Tenant shall commence paying Base Rent with respect to the applicable Available Expansion Premises on the earlier to occur of (i) the date which is four (4) months after Landlord delivers possession of the applicable Available Expansion Premises to Tenant (provided, however, that such date shall be extended for delays in constructing improvements to be constructed by Tenant pursuant to this Section 33.3.3 resulting from any Expansion Delays) and (ii) the date Tenant commences business operations in the entire applicable Available Expansion Premises, (h) during the course of design and construction of any tenant improvements in the applicable Available Expansion Premises, Landlord shall reimburse Tenant for Permitted Expansion TI Items in an amount not to exceed any tenant improvement allowance upon delivery of a Tenant Draw Package, (i) if Tenant desires periodic disbursements of any tenant improvement allowance and delivers all items required in the Tenant Draw Package to Landlord on or before the fifteenth (15th) day of a calendar month, Landlord shall disburse on or before the fifteenth (15) day of the month following Landlord’s receipt of the Tenant Draw Package the lesser of (i) the amount requested for reimbursement by Tenant in Tenant’s Draw Package multiplied by a fraction, the numerator of which is the tenant improvement allowance and the denominator of which is the aggregate cost of Permitted Expansion TI Items and (ii) the balance of any remaining available tenant improvement allowance, (j) if Landlord fails to timely pay Tenant the amounts set forth in a properly submitted Tenant Draw Package, then, in addition to all other remedies set forth in this Lease or available at law or in equity, Tenant shall have the remedy set forth in Section 20.7.3 above and (k) if Landlord fails to deliver possession of the applicable Available Expansion Premises on the applicable Market Lease Terms Expansion Date, Sections 2.3 and 2.4 above shall apply only with respect to the applicable Available Expansion Premises. As to clause (g)(i) above regarding Expansion Delays, (x) no Expansion Delay (except for any Expansion Delay resulting from Landlord’s failure to take any action prior to any deadline for taking such action) shall be deemed to have occurred unless Tenant gives Landlord prior written notice or written notice within five (5) business days of the occurrence, as may be reasonable under the circumstances, specifying the claimed reasons for such Expansion Delay, and Landlord shall fail to correct or cure such Expansion Delay within one (1) business day and (x) there shall

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be excluded from the number of days of any Expansion Delay any days of delay which are primarily caused by Force Majeure. If the construction of the tenant improvements is actually delayed due to any Expansion Delay, then Tenant and Tenant’s architect shall reasonably determine in consultation with Landlord the date on which the tenant improvements would have been completed but for such Expansion Delay.

33.4 Conditions of Exercise. Notwithstanding any provision of this Article 33 to the contrary, if at the time a Lease Terms Expansion Notice, a Modified Lease Terms Expansion Notice or a Market Terms Expansion Notice (each an “Expansion Notice”) is received by Landlord Tenant is in default beyond applicable notice and cure periods under any of the terms, covenants or conditions of this Lease, Landlord shall have, in addition to all of Landlord’s other rights and remedies provided in this Lease, the right (but not the obligation) to terminate Tenant’s rights under this Article 33, and in such event Landlord shall not be required to deliver possession of any applicable Available Expansion Premises to Tenant. In addition, if at any time the Adjusted Rentable Square Feet of the Premises is less than one hundred nineteen thousand (119,000), Tenant’s rights under this Article 33 shall automatically terminate and be of no further force or effect. In addition, if (i) Landlord delivers a First Refusal Notice with respect to any Available Expansion Premises, (ii) Tenant does not timely elect to exercise its Right of First Refusal pursuant to Article 34 with respect to such Available Expansion Premises and (iii) Landlord enters into a lease with respect to a third party tenant which made the applicable Bona Fide Offer with respect to such Available Expansion Premises within (A) five (5) months after the date of the applicable First Refusal Notice where such First Refusal Notice was delivered with respect to one hundred thousand (100,000) Adjusted Rentable Square Feet or more of Available Expansion Premises and (B) four (4) months after the date of the applicable First Refusal Notice where such First Refusal Notice was delivered with respect to less than one hundred thousand (100,000) Adjusted Rentable Square Feet of Available Expansion Premises, then the Expansion Options granted under this Article 33 shall automatically terminate and the Expansions Options shall be of no further force and effect with respect to such Available Expansion Premises.

33.5 Expansion Premises Tenant Improvement Allowance. If the amounts reimbursed to (or paid out on behalf of) Tenant in connection with the construction of tenant improvements in any applicable Available Expansion Premises do not exceed the tenant improvement allowance given or made available to Tenant in accordance with this Article 33, the following shall apply: (i) any such unused tenant improvement allowance may be disbursed to Tenant as a reimbursement of any Tenant’s Contribution (as defined in the Work Letter) previously paid to Landlord; or (ii) if there is any remaining unused tenant improvement allowance after the application of clause (i) above, such remaining unused tenant improvement allowance may be drawn upon by Tenant in connection with future Alterations within the Premises or future Tenant Improvements constructed in any Expansion Premises or First Refusal Space or First Offer Space. Disbursements of such unused tenant improvement allowance shall be made on or before the fifteenth (15th) day of a calendar month following the month in which Tenant submits a written request therefor, provided such request is accompanied by reasonable supporting evidence setting forth costs and expenses incurred by Tenant and such request is made on or before the fifteenth (15th) day of the preceding calendar month.

33.6 Letter of Credit Amendment; Commissions. Within ten (10) business days following delivery by Landlord of the applicable Available Expansion Premises, Tenant shall deliver a replacement or amended Letter of Credit to Landlord in the form required by Article 26 reflecting the increase required under this Article 33 and any commissions due any brokers in connection with the leasing of such Available Expansion Premises shall not be due or payable until receipt by Landlord of such amended or replacement Letter of Credit.

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33.7 Amendment to Lease. If at any time following the Lease Date Tenant leases any Available Expansion Premises pursuant to this Article 33, Landlord shall prepare, subject to Tenant’s reasonable approval thereof, and Tenant shall promptly execute an amendment to this Lease to add any applicable Available Expansion Premises to the Premises on the terms and conditions set forth in this Article 33.

33.8 Expansion Rent Adjustment. If the Adjusted Rentable Square Feet of the Premises exceeds 300,000 as a result of Tenant’s exercise of any Expansion Options (other than as a result of a Market Terms Expansion) or Rights of First Refusal, then, upon such increase to the Adjusted Rentable Square Feet and throughout the balance of the initial term, the annual Base Rent payable for that portion of the Premises that exceeds the 300,000 Adjusted Rentable Square Feet threshold (and for any subsequent expansions of the Premises pursuant to Article 33) shall be reduced by One Dollar ($1.00) per Adjusted Rentable Square Feet. There shall be no adjustment under this Section 33.8 to the Fair Market Rent (or the determination of Fair Market Rent) with respect to the Expansion Premises leased pursuant to the exercise of a Market Terms Expansion Option.

33.9 Rights Personal to Original Tenant. Tenant right to exercise any one of Tenant’s Expansion Options pursuant to this Article 33 is personal to, and may be exercised only by, the original named Tenant under this Lease (or any Permitted Assignee). If Tenant shall assign this Lease (other than to a Permitted Assignee), then immediately upon such assignment, Tenant’s Expansion Options pursuant to this Article 33 shall automatically terminate and be of no further force or effect. No assignee (other than a Permitted Assignee) or subtenant shall have any right to lease Available Expansion Premises pursuant to this Article 33.

34. Right of First Refusal.

34.1 First Refusal Space. Subject to the Superior Rights and the terms and conditions of this Article 34, Tenant shall have an ongoing, continuous right of first refusal (“Right of First Refusal”) during the Term (as the same may be extended) to lease the Available Expansion Premises (any such space is referred to as “First Refusal Space”).

34.2 First Refusal Notice. Upon Landlord’s receipt of a bona fide offer, whether or not in the form of a letter of intent, from a third party to lease the First Refusal Space that Landlord desires to accept (a “Bona Fide Offer”), Landlord shall provide notice (“First Refusal Notice”) to Tenant of such receipt together with the material terms and conditions of such Bona Fide Offer, including the following: (a) the location and approximate Adjusted Rentable Square Footage of the First Refusal Space to be leased, (b) the anticipated date upon which possession of the First Refusal Space shall be available (the “ROFR Target Date”); (c) the term for which Landlord shall lease the First Refusal Space, (d) the net effective base rent (expressed on a per Adjustable Rentable Square Footage basis), (e) the period of rent abatement, if any; (f) the tenant improvements, if any, that Landlord shall be obligated to install and/or any tenant improvement allowance, if any, that Landlord shall be obligated to pay, and (g) the type (gross or net) of operating expense charges and if gross, setting forth the base year. Tenant shall have seven (7) business days after Tenant’s receipt of First Refusal Notice (“First Refusal Election Period”) to exercise its Right of First Refusal to lease the First Refusal Space on the terms and conditions set forth in Landlord’s First Refusal Notice. If Tenant does not deliver its notice of exercise of its right to lease the First Refusal Space (“First Refusal Exercise Notice”) on or prior to the end of the First Refusal Election Period, then Tenant’s First Refusal Right will lapse with respect to the applicable First Refusal Space, Tenant shall be deemed to have rejected Landlord’s offer (“Tenant’s First Refusal Rejection”), and the First Refusal Right with respect to the applicable First Refusal Space will be of no further force and effect (unless and until again effective pursuant to this Section). Any qualified or conditional acceptance by Tenant of the Bona Fide Offer accompanying Landlord’s First Refusal Notice shall be

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deemed a Tenant First Refusal Rejection of the Bona Fide Offer. Upon Tenant’s First Refusal Rejection, Landlord shall have the right to lease the First Refusal Space to a third party on the same or any other terms and conditions to the third party tenant, as set forth in the Bona Fide Offer accompanying Landlord’s First Refusal Notice; provided, however, that if the base rent, tenant improvement allowance (or Landlord’s obligation to install any tenant improvements), rent abatement or other material economic term (collectively, the “Material First Refusal Economic Terms”) to be paid by or provided to such third party for the First Refusal Space are more favorable to the tenant than the corresponding Material First Refusal Economic Term initially offered in the Bona Fide Offer by seven and one-half percent (7 1/2%), or no lease is executed between Landlord and a third party within (A) five (5) months after the date of the applicable First Refusal Notice where such First Refusal Notice was delivered with respect to one hundred thousand (100,000) Adjusted Rentable Square Feet or more of Available Expansion Premises and (B) four (4) months after the date of the applicable First Refusal Notice where such First Refusal Notice was delivered with respect to less than one hundred thousand (100,000) Adjusted Rentable Square Feet of Available Expansion Premises, then Landlord shall reoffer the First Refusal Space to Tenant, at such varying Material First Refusal Economic Terms (as applicable) and in accordance with the procedure contained in this Section 34 before leasing the First Refusal Space to any such third party. Time is of the essence with respect to the provisions of this Section 34.2.

34.3 Lease of First Refusal Space. If Tenant delivers Tenant’s First Refusal Notice to Landlord on or prior to the end of the First Refusal Election Period, then, subject to Section 34.4, the First Refusal Spaces shall become a portion of the Premises on the terms set forth in the First Refusal Notice and otherwise on the terms and conditions set forth in this Lease. In addition, Tenant shall increase the required amount of the Letter of Credit as set forth in Section 34.5 below. The general manner of construction of the any tenant improvements in any First Refusal Space (e.g., Landlord-build or Tenant-build) shall be determined by the First Refusal Notice. If the First Refusal Notice specifies a Landlord-build, then the terms and conditions of the Work Letter shall generally apply with modifications as necessary to conform with (i) any differences between the initial Premises hereunder and the First Refusal Space (such modifications to be reasonably approved by Landlord and Tenant), and (ii) any differences in such terms and conditions as may be expressly set forth in the First Refusal Notice. If the First Refusal Notice specifies a Tenant-build, then the terms and conditions set forth in Section 33.1.3 above with regards to Available Expansion Premises shall apply with modifications as necessary to conform with the differences described in clauses (i) and (ii) of the preceding sentence.

34.4 Conditions of Exercise. Notwithstanding any provision of this Article 34 to the contrary, if at the time Landlord is required to deliver a First Refusal Notice, Tenant is in default beyond applicable notice and cure periods under any of the terms, covenants or conditions of this Lease, Landlord shall have, in addition to all of Landlord’s other rights and remedies provided in this Lease, the right (but not the obligation) to terminate Tenant’s rights under this Article 34, and in such event Landlord shall not be required to deliver possession of any First Refusal Space to Tenant. In addition, if at any time the Adjusted Rentable Square Feet of the Premises is less than one hundred nineteen thousand (119,000), Tenant’s rights under this Article 34 shall automatically terminate and be of no further force or effect. Nothing contained in this Article 34 shall be deemed to impose any obligation on Landlord to refrain from negotiating with the existing tenant(s) of the First Refusal Space, to withhold the First Refusal Space from the market, or to take any other action or omit to take any other action in order to make the First Refusal Space available to Tenant.

34.5 Letter of Credit Amendment; Commissions. Within ten (10) business days after (a) delivery by Landlord of the applicable First Refusal Space, if construction of the Tenant Improvements shall be a Tenant-build or (b) delivery of Tenant’s First Refusal Exercise Notice if construction of the tenant improvements shall be a Landlord-build, Tenant shall deliver a replacement or amendment Letter of Credit to Landlord in the form required by Article 26 reflecting an increase by the

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amount, if any, necessary to cause the amount of such Letter of Credit to equal seven percent (7%) of Tenant’s total obligation to pay Base Rent for the period between Landlord’s delivery of the applicable First Refusal Space and the end of the initial Term and in no event shall the Letter of Credit Amount be less than Two Million Five Hundred Thousand Dollars ($2,500,000) (or twelve and sixty three one-hundredths percent (12.63%) of such total Base Rent if Tenant has failed a Minimum Credit Test and in no event shall the Letter of Credit Amount in such event be less than Four Million Five Hundred Thousand Dollars ($4,500,000) unless Tenant subsequently satisfies the requirements set forth in Section 26.6 to reduce the Letter of Credit Amount after a failure of the Minimum Credit Test); provided, however, that the foregoing minimum Letter of Credit Amounts shall not apply if the Letter of Credit Amount has previously been reduced pursuant to Section 3.3.2(b) or Section 3.4.8(b) below such minimum Letter of Credit Amounts, in which case the terms of such Sections shall control. In no event shall any commission be due or payable to any brokers in connection with the leasing of the First Refusal Space until receipt by Landlord of such amended or replacement Letter of Credit.

34.6 Amendment to Lease. If Tenant leases any First Refusal Space pursuant to this Article 34, Landlord shall prepare, subject to Tenant’s reasonable approval thereof, and Tenant shall promptly execute an amendment to this Lease to add any applicable First Refusal Space to the Premises on the terms and conditions set forth in this Article 34.

34.7 Suite 500 Premises Limited Rights. Notwithstanding anything to the contrary contained in this Article 34, any obligation of Landlord to deliver a First Refusal Notice with respect to the Suite 500 Premises and any right of Tenant to deliver a First Refusal Exercise Notice to Landlord with respect to the Suite 500 Premises shall automatically terminate, and the Right of First Refusal with respect to the Suite 500 Premises shall be of no further force and effect, as of the first anniversary of the Commencement Date.

34.8 Rights Personal to Original Tenant. Tenant’s right to lease the First Refusal Space pursuant to this Article 34 is personal to, and may be exercised only by, the original named Tenant under this Lease (or any Permitted Assignee). If Tenant shall assign this Lease (other than to a Permitted Assignee), then immediately upon such assignment, Tenant’s right to lease the First Refusal Space pursuant to this Article 34 shall automatically terminate and be of no further force or effect. No assignee (other than a Permitted Assignee) or subtenant shall have any right to lease First Refusal Space pursuant to this Article 34.

35. Right of First Offer.

35.1 First Offer Space. If, at any time after the first anniversary of the Commencement Date, Landlord determines to make all or any portion of the Suite 500 Premises (“First Offer Space”) Available for Lease to third parties, Tenant shall have a right of first offer to lease such First Offer Space, subject to Superior Rights and the terms and conditions set forth in this Article 35 (the “Right of First Offer”).

35.2 Offering Notice. Prior to leasing any First Offer Space to a third party, Landlord shall give notice to Tenant (an “Offering Notice”) specifying Landlord’s reasonable good faith estimate of (a) the base rent (which may include periodic increases) that Landlord proposes to charge for the First Offer Space, based upon Landlord’s assessment of current market conditions, and which amount may be more or less than the Base Rent set forth in this Lease and shall be expressed on a per Adjusted Rentable Square Footage basis; (b) the tenant improvements, if any, Landlord proposes to install and/or any tenant improvement allowance, if any, that Landlord proposes to pay to a tenant in connection with a lease of the First Offer Space; (c) the anticipated date upon which possession of the First Offer Space will be available (the “ROFO Target Date”); (d) the period of rent abatement, if any; (e) the term for which

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Landlord proposes to lease the First Offer Space; (f) the location and approximate Adjusted Rentable Square Footage of the First Offer Space to be leased; and (g) any other material conditions or provisions relating to the leasing of the First Offer Space which vary from the provisions of this Lease (the terms in the foregoing clauses (a), (b), (c) and (d) being herein collectively referred to as “Material ROFO Economic Terms”).

35.3 Lease of First Offer Space.

35.3.1 Tenant’s Notice. If Tenant wishes to lease the First Offer Space on the terms specified by Landlord in the Offering Notice, Tenant shall so notify Landlord within seven (7) business days after receipt thereof (the “ROFO Exercise Period”), which notice shall be unconditional and irrevocable. Tenant may exercise its Right of First Offer only with respect to all of the First Offer Space identified in any Offering Notice.

35.3.2 Terms of Lease of First Offer Space. If Tenant timely exercises its Right of First Offer, then, subject to Section 35.4 below, the First Offer Space shall become a portion of the Premises on all of the terms and conditions set forth in the Offering Notice and otherwise on the terms and conditions of this Lease. The general manner of construction of any tenant improvements in any First Offer Space (e.g., Landlord-build or Tenant-build) shall be determined by the Offering Notice. If the Offering Notice specifies a Landlord-build, then the terms and conditions of the Work Letter shall generally apply with modifications as necessary to conform with (i) any differences between the initial Premises hereunder and the First Offer Space (such modifications to be reasonably approved by Landlord and Tenant), and (ii) any differences in such terms and conditions as may be expressly set forth in the Offering Notice. If the Offering Notice specifies a Tenant-build, then the terms and conditions set forth in Section 33.1.3 above with regards to Available Expansion Premises shall apply with modifications as necessary to conform with the differences described in clauses (i) and (ii) of the preceding sentence. If Landlord fails to deliver possession of the applicable First Offer Space on the applicable ROFO Target Date, Sections 2.3 and 2.4 above shall apply only with respect to the applicable First Offer Space.

35.3.3 Failure to Lease First Offer Space. If Tenant does not deliver its notice of exercise of its right to lease the First Offer Space (“ROFO Exercise Notice”) on or prior to the end of the ROFO Exercise Period, then Tenant’s Right of First Offer will lapse with respect to the applicable First Offer Space, Tenant shall be deemed to have rejected Landlord’s offer (“Tenant’s ROFO Rejection”), and the Right of First Offer will be of no further force and effect (unless and until again effective pursuant to this Section). Upon Tenant’s ROFO Rejection, Landlord shall have the right to lease the First Offer Space to any third party on the same or any other terms and conditions; provided, however, that if any of the Material ROFO Economic Terms to be paid by or provided to such third party for the First Offer Space are better from a tenant’s perspective than the corresponding Material ROFO Economic Terms initially offered to Tenant in the Offering Notice by seven and one-half percent (7 1/2%), or no lease is executed between Landlord and any third party within six (6) months after the date of the initial Tenant’s ROFO Rejection, Landlord shall reoffer the First Offer Space to Tenant, at such varying Material ROFO Economic Terms (as applicable) and in accordance with the procedure contained in this Article 35 before leasing the First Offer Space to any third party. Time is of the essence with respect to the provisions of this Section 35.3.

35.4 Conditions of Exercise. Notwithstanding any provision of this Article 35 to the contrary, if at the time Landlord intends to lease any First Offer Space, Tenant is in default beyond applicable notice and cure periods under any of the terms, covenants or conditions of this Lease, Landlord shall have, in addition to all of Landlord’s other rights and remedies provided in this Lease, the right (but not the obligation) to terminate Tenant’s rights under this Article 35, and in such event Landlord shall not be required to deliver possession of any First Offer Space to Tenant. In addition, if at any time the

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Adjusted Rentable Square Feet of the Premises is less than one hundred nineteen thousand (119,000), Tenant’s rights under this Article 35 shall automatically terminate and be of no further force or effect. Nothing contained in this Article 35 shall be deemed to impose any obligation on Landlord to refrain from negotiating with the existing tenant(s) of the First Offer Space, to withhold the First Offer Space from the market, or to take any other action or omit to take any other action in order to make the First Offer Space available to Tenant.

35.5 Letter of Credit Amendment; Commissions. Within ten (10) business days after (a) delivery by Landlord of the applicable First Offer Space, if construction of the Tenant Improvements shall b a Tenant-build or (b) delivery of Tenant’s ROFO Exercise Notice if construction of the tenant improvements shall be a Landlord-build, Tenant shall deliver a replacement or amendment Letter of Credit to Landlord in the form required by Article 26 reflecting an increase by the amount, if any, necessary to cause the amount of such Letter of Credit to equal seven percent (7%) of Tenant’s total obligation to pay Base Rent for the period between Landlord’s delivery of the applicable First Offer Space and the end of the initial Term and in no event shall the Letter of Credit Amount be less than Two Million Five Hundred Thousand Dollars ($2,500,000) (or twelve and sixty three one-hundredths percent (12.63%) of such total Base Rent if Tenant has failed a Minimum Credit Test and in no event shall the Letter of Credit Amount in such event be less than Four Million Five Hundred Thousand Dollars ($4,500,000) unless Tenant subsequently satisfies the requirements set forth in Section 26.6 to reduce the Letter of Credit Amount after a failure of the Minimum Credit Test); provided, however, that the foregoing minimum Letter of Credit Amounts shall not apply if the Letter of Credit Amount has previously been reduced pursuant to Section 3.3.2(b) or Section 3.4.8(b) below such minimum Letter of Credit Amounts, in which case the terms of such Sections shall control. In no event shall any commission be due or payable to any brokers in connection with the leasing of the First Offer Space until receipt by Landlord of such amended or replacement Letter of Credit

35.6 Amendment to Lease. If Tenant leases any First Offer Space pursuant to this Article 35, Landlord shall prepare, subject to Tenant’s reasonable approval thereof, and Tenant shall promptly execute an amendment to this Lease to add any applicable First Offer Space to the Premises on the terms and conditions set forth in this Article 35.

35.7 Rights Personal to Original Tenant. Tenant’s right to lease the First Offer Space pursuant to this Article 35 is personal to, and may be exercised only by, the original named Tenant under this Lease (or any Permitted Assignee). If Tenant shall assign this Lease (other than to a Permitted Assignee), then immediately upon such assignment, Tenant’s right to lease the First Offer Space pursuant to this Article 35 shall automatically terminate and be of no further force or effect. No assignee (other than a Permitted Assignee) or subtenant shall have any right to lease First Offer Space pursuant to this Article 35.

36. Purchase Option.

36.1 Grant of Purchase Option. Landlord hereby grants Tenant a one-time right to purchase (the “Purchase Option”) the Project in accordance with the terms and conditions of this Article 36.

36.2 Offer Procedure.

36.2.1 If at any time during the Term of this Lease (as the same may be extended), Landlord desires to sell, convey or otherwise transfer the Project or any part thereof or interest therein, including, without limitation, any ground lease of the Project or any sale, conveyance or other transfer of interests in the entity constituting Landlord (collectively, a “Fee Transfer”), Landlord shall

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first give written notice (the “Purchase Offer Notice”) to Tenant of such proposed Fee Transfer. The Purchase Offer Notice shall state (a) the purchase price, (b) the amount of any earnest money deposit (which shall not be greater than five percent (5%) of the purchase price), (c) the length of any due diligence period (which shall not be less than thirty (30) days), pursuant to which Tenant may terminate the Purchase Agreement (defined below) for any reason in its sole discretion and receive its earnest money deposit, (d) the date of closing (which shall not be earlier than fifteen (15) days after waiver or expiration of the due diligence period), (e) the place for close of escrow, (f) the allocation of the expenses of closing between Landlord and Tenant, (g) the responsibilities for examination of the title to the Project and for issuance of title insurance to Tenant, (h) the responsibility for delivery of a survey of the Project, and (i) other material terms and conditions of the proposed Fee Transfer.

36.2.2 Upon receipt of the Purchase Offer Notice, Tenant shall have the right, for a period of fifteen (15) days (the “Acceptance Period”) to exercise the Purchase Option by giving Landlord written notice (“Acceptance Notice”) that Tenant desires to purchase the Project upon the terms and conditions contained in the Offer Notice. Tenant shall pay to Landlord or Landlord’s escrow officer designated in the Purchase Offer Notice, concurrently with Tenant’s of the Acceptance Notice, a refundable initial deposit in the amount of Five Hundred Thousand and 00/100 Dollars ($500,000.00) (the “Initial Deposit”). Any qualified or conditional acceptance by Tenant of the offer set forth in the Purchase Offer Notice shall be deemed a rejection of the offer. If Tenant fails to timely exercise the Purchase Option, or fails to timely pay the Initial Deposit as required herein, then, at Landlord’s sole option, Tenant’s exercise of the Purchase Option shall be null and void.

36.2.3 Tenant shall have no Purchase Option and Landlord need not provide Tenant with a Purchase Offer Notice, if (a) an Event of Default by Tenant under this Lease exists at the time a Purchase Offer Notice would otherwise be required to be sent under this Article 36 or (b) Tenant (or a Permitted Assignee) is not occupying at least 400,000 Adjusted Rentable Square Feet within the Building at the time a Purchase Offer Notice would otherwise be required to be sent under this Article 36.

36.3 Purchase Agreement. If, within such fifteen (15) day period, Tenant gives the Acceptance Notice, then Landlord and Tenant shall enter into a purchase and sale agreement (“Purchase Agreement”) that incorporates the terms and conditions set forth in the Offer Notice, is mutually acceptable to the parties and that is otherwise in a commercially reasonable form consistent with custom and practice for the sale of commercial properties in the City of San Francisco, State of California. Landlord will deliver a proposed Purchase Agreement within ten (10) days after receipt of the Acceptance Notice. The Purchase Agreement shall permit termination by Tenant at any time following a Casualty affecting the Premises, and a reasonable extension of the closing date following a casualty so that Tenant may assess the length of time needed to repair the Project for Tenant’s Permitted Use. In addition, the Purchase Agreement shall provide that Tenant (or a Permitted Assignee, if applicable) may assign the Purchase Agreement to a PSA Assignment Party or nominate or designate a PSA Assignment Party to take title to the Project at closing without the approval or consent of Landlord. Landlord and Tenant will execute and deliver the Purchase Agreement within thirty (30) days after delivery by Landlord of the proposed Purchase Agreement (the “PSA Negotiation Period”), with each of them being obligated to negotiate in good faith and having no right to request or otherwise seek any change in the terms set forth in the Offer Notice.

36.4 Rejection of Offer. If, within the Acceptance Period, Tenant declines or fails to give the Acceptance Notice, or Landlord and Tenant fail within the PSA Negotiation Period to enter in the Purchase Agreement notwithstanding good faith negotiation of the same, Landlord shall then (i) return or cause to be returned to Tenant the Initial Deposit and (ii) have the right, at any time thereafter for a period of nine (9) months, to consummate a Fee Transfer of the Project to any third party, unrelated to and unaffiliated with Landlord (“Third Party Purchaser”), without regard to the restrictions in the Purchase

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Option set forth in this Article 36 and on whatever terms and conditions Landlord may decide in its sole discretion to be acceptable, with the exception that the purchase price may not be less than ninety percent (90%) of the purchase price specified in the Offer Notice. So long as the purchase price paid by the Third Party Purchaser is not less than ninety percent (90%) of the purchase price specified in the Offer Notice, nothing contained in this Article 36 will require Landlord to give any notice of any kind to Tenant if the terms of the sale to the Third Party Purchaser are not the same as the terms of the Offer Notice. If the purchase price to be paid by the Third Party Purchaser is less than ninety percent (90%) of the purchase price specified in the Offer Notice or nine (9) months shall have passed since the Offer Notice, then Landlord shall deliver to Tenant an updated Offer Notice before selling the Project to a Third Party Purchaser, provided that Tenant shall deliver its Acceptance Notice within seven (7) days after receipt of Landlord’s updated Offer Notice.

36.5 Excluded Transfers. The Purchase Option and the terms of this Article 36 shall not apply to (a) any sales, transfers, conveyances, or encumbrances of the Project, or any part thereof, in connection with the financing or refinancing thereof, by Landlord, including, without limitation, any sale by foreclosure or deed in lieu of foreclosure, (b) any sales, transfer, conveyances of the Project, or any part thereof, to or from Landlord and any Landlord Affiliate, (c) any sales, transfers, conveyances, assignments, financing, refinancing or restructuring of any direct or indirect interest in Landlord to or from any Landlord Affiliate or (d) any sales, transfers, conveyances or encumbrances of the Project, or any part thereof, in connection with a sale by Landlord of multiple properties of which the Project, or any part thereof, is only a portion; provided that any of the foregoing sales, transfers, conveyances, financings, refinancings, restructurings or encumbrances are made for a good faith business purpose and not, whether in a single transaction or in a series of transactions, entered into as a subterfuge to evade Landlord’s obligations set forth in this Article 36.

36.6 Condition of Title. If Tenant gives an Acceptance Notice, title to the Project shall be conveyed from Landlord to Tenant by grant deed (the “Deed”), in a form reasonably satisfactory to the parties, subject to: (i) a lien to secure payment of real estate taxes and assessments not delinquent; (ii) this Lease, if not terminated by the purchase of the Project by Tenant hereunder, and any sublease made pursuant thereto; and (iii) any exceptions, reservations, easements or encumbrances of record which are approved by Tenant in accordance with the Purchase Agreement. Notwithstanding anything to the contrary contained herein, in no event shall Landlord have any obligation to remove any title exceptions disapproved by Tenant other than (a) liens or encumbrances affecting the Project which secure an obligation to pay money (including any financing obtained by Landlord and any taxes or assessments due prior to the closing of the sale); and (b) any exceptions to title and survey created by Landlord on or after the date of the Purchase Agreement without the prior written consent of Tenant.

36.7 Right to Effect a Like Kind Exchange. At the option of either party, the electing party may elect to consummate the purchase and sale as a like-kind exchange pursuant to Section 1031 of the Internal Revenue Code of 1954, as amended. If a party so elects, the other party shall cooperate with the electing party, executing such documents and taking such action as may be reasonably necessary in order to effectuate this transaction as a like-kind exchange; provided, however, that (i) the other party’s cooperation hereunder shall be without cost or expense to such party; (ii) the electing party shall bear all costs and expenses in connection with any such exchange transaction in excess of the costs and expenses which would have otherwise been incurred in acquiring the Project by means of a straight purchase, so that the net effect to the other party shall be identical to that which would have resulted had the transaction closed on a purchase and sale basis; (iii) the other party shall not be required to acquire or take title to (or agree to acquire to take title to) any other property in connection with such exchange; and (iv) the electing party shall indemnify, defend and hold the other party harmless from any and all Claims which the other party may incur or sustain, directly or indirectly, related to or in connection with, or arising out of, the consummation of the transaction as a like-kind exchange as contemplated hereunder.

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36.8 Broker’s Commission. Each party warrants and represents that it has not engaged the services of or had contacts with any licensed real estate broker or finder in connection with the Purchase Option in a manner sufficient to provide any such real estate broker or finder with a basis for claiming to be the procuring cause of the transactions contemplated by this Article 36, and each party shall indemnify, defend and hold the other harmless of and from any obligation to pay a commission or finder’s fee to any such broker or finder based upon contacts between any such person and the indemnifying party, together with any other costs or expenses, including reasonable attorneys’ fees, incurred by the indemnified party in connection with such claim.

36.9 No Implied Obligation. Nothing contained in this Article 36 is intended to imply or create any obligation of Landlord to sell any portion of or all of the Project to any person at any time. The Purchase Option will be exercisable by Tenant if, and only if, Landlord elects in its discretion to sell all or any portion of the Project.

36.10 Personal to Original Tenant. Notwithstanding anything set forth in this Lease to the contrary, the Purchase Option shall be personal to the original named Tenant herein (or a Permitted Assignee) and may only be exercised by the Tenant (or a Permitted Assignee), and may not be exercised by any other assignee, sublessee or other transferee of the Original Tenant’s interest in this Lease.

36.11 Time of Essence. Time is of the essence with respect to the provisions of this Article 36.

37. Rooftop Parking Area; Terrace and Dog Run.

37.1 Use. Subject to the applicable terms and conditions contained in this Lease (including Article 10 and this Article 37), Tenant shall have the right to use a portion of the rooftop level of the Parking Garage for an outside terrace, including a dog run, within an area not to exceed Two Thousand (2,000) square feet and in a location mutually acceptable to Landlord and Tenant (the “Parking Garage Roof Space”), provided that the change in use of the Parking Garage Roof Space as an outside terrace or dog run does not impair or diminish (now or in the future) (a) the use of the Parking Garage (including the roof top level) for parking under Applicable Laws or governmental approvals or permits in effect as of the Lease Date or (b) the total number of parking spaces permitted within the Project as of the Lease Date. The Parking Garage Roof Space shall be used solely by Tenant and Tenant Parties, and in no event shall it be open to the public.

37.2 Improvements to Parking Garage Roof Space. Subject to obtaining all governmental approvals and permits and compliance with Applicable Laws, Tenant, at Tenant’s expense (with no right to apply the Tenant Improvement Allowance to such expense) may improve the Parking Garage Roof Space for Tenant’s intended use thereof as a terrace and dog run. The plans and specifications for improvements to the Parking Garage Roof Space shall be subject to the prior written approval of Landlord, not to be unreasonably withheld, conditioned or delayed, and Tenant shall comply with the provisions of Article 10 in designing and constructing such improvements. Tenant acknowledges that Landlord may withhold its approval of any proposed plans that, in Landlord’s reasonable discretion, would impair the structural elements of the Parking Garage. Landlord makes no representations or warranties regarding the suitability of the Parking for construction of the improvements, the likelihood of or conditions to obtaining permits therefor, or the estimated costs of construction or maintenance, and Tenant shall conduct its own investigation with respect to such matters.

37.3 Protection of Project. Tenant shall protect the Building from damage, and shall perform all installations, repairs and maintenance and use the Parking Garage Roof Space in a manner so as to keep in full force and effect any warranties concerning the Project. In all cases, Tenant shall use the

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contractor reasonably approved by Landlord to perform any penetration or other work that may affect the integrity of the Project. Tenant shall not at any time exceed the maximum load capacity of the Parking Garage Roof Space, and any damage to the Parking Garage Roof Space or any other portions of the Project resulting from Tenant’s installation, construction, maintenance, or use of the terrace and dog run on the Parking Garage Roof Space, shall be repaired by Tenant at Tenant’s expense. Landlord reserves the right to temporarily deny or restrict access to the Parking Garage Roof Space from time to time as is reasonably necessary or appropriate in connection with the repair, replacement, alteration or improvement of the Project.

37.4 Use and Maintenance.

37.4.1 Restrictions on Use. Tenant, at Tenant’s expense, shall comply with all Applicable Laws relating to the construction, installation, maintenance, operation and use of the Parking Garage Roof Space and the Building Rules. Tenant agrees not to (i) cause, maintain or permit any nuisance in, on, or about the Parking Garage Roof Space, (ii) create any safety hazard or (iii) permit music, noises, odors, lights, or other installations or activities that would unreasonably annoy or interfere with any other occupants of the Building or otherwise be inconsistent with Comparable Buildings. Without limiting the generality of the foregoing, Tenant expressly agrees not to permit any cooking on the Parking Garage Roof Space. Smoking shall be permitted within the Parking Garage Roof Space if and to the extent permitted by Applicable Laws.

37.4.2 Scope of Approvals. All furniture and other personal property shall be adequately attached or otherwise installed so as not to create a safety hazard.

37.4.3 Maintenance and Furnishings. Tenant, at Tenant’s expense, shall at all times maintain the Parking Garage Roof Space and all elements thereof in good, clean and sightly condition and repair. Tenant shall provide suitable receptacles for collecting trash on the Parking Garage Roof Space.

37.4.4 Performance of Other Obligations. In no event shall Tenant’s obligation to pay Rent or to perform any of its other obligations under this Lease unrelated to the Parking Garage Roof Space be affected by requirements imposed by governmental authorities or the Building Rules imposed by Landlord with respect to the Parking Garage Roof Space or Tenant’s inability to use or restricted use of the Parking Garage Roof Space for any reason.

37.5 Costs.

37.5.1 Charges for Parking Roof Space. Tenant shall pay all Parking Charges attributable to any parking spaces that are eliminated by use of the Parking Garage Roof Space pursuant to this Article 37. Such Parking Charges shall constitute Rent hereunder and shall be payable in advance, at the same time and in the same manner as provided in Section 30.1 above.

37.5.2 Reimbursement of Costs. In addition to other costs specified herein, Tenant shall reimburse Landlord within thirty (30) days after request (together with reasonable supporting documentation) for any incremental increase in trash removal costs incurred by Landlord above Landlord’s normal trash removal costs in connection with the remainder of the Premises as a result of or in connection with the Parking Garage Roof Space.

37.6 Conditions to Continued Use. Tenant’s right to use the Parking Garage Roof Space pursuant to this Article 37 shall not be separately assigned or subleased other than in connection with an assignment of the Lease or a sublease of all or any portion of the Premises. In addition, if at any

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time the Adjusted Rentable Square Feet of the Premises is less than one hundred nineteen thousand (119,000), Tenant’s rights under this Article 37 shall automatically terminate and be of no further force or effect.

37.7 Lease Provisions. The term “Premises” shall include the Parking Garage Roof Space for all purposes of this Lease (other than the payment of Base Rent and the calculation of percentages and figures based upon the Adjusted Rentable Square Footage of the Premises, including Tenant’s Percentage Share and the Tenant Improvement Allowance). Without limiting the generality of the foregoing, Tenant shall comply with Article 10 in designing and constructing any improvements to the Parking Garage Roof Space, Tenant shall cause the insurance required pursuant to Article 14 to cover its use of the Parking Garage Roof Space, and Tenant agrees that the waiver and indemnification contained in Articles 15 and 16 shall apply to the use, installation, repair and maintenance of the Parking Garage Roof Space. Tenant assumes all liability and risk related to its use of the Parking Garage Roof Space and damage to the Parking Garage Roof Space or personal property thereon from any cause whatsoever, including, but not limited to, theft, vandalism or damage by the elements, except to the extent caused by the negligence or willful misconduct of Landlord or any Landlord Parties (which liability shall be subject to Article 15).

38. Tenant’s Rooftop and Other Equipment.

38.1 Grant of License. Subject to the applicable terms and conditions contained in this Lease (including Article 10 above and this Article 38), Tenant shall have a license (the “License”), at no additional charge to Tenant, to install, operate, maintain and use, during the Term: (a) telecommunications antennae, microwave dishes, satellite dishes, cell phone boosters, an Additional Generator (in accordance with Section 7.10) and other communications equipment to serve Tenant’s business in the Premises (collectively, “Rooftop Equipment”) on the roof or other setback areas of the Building, in a location mutually agreeable to Landlord and Tenant in their reasonable discretion (the “License Area”); and (b) connections for the Rooftop Equipment for (i) electrical wiring to the Building’s existing electrical supply and (ii) cable or similar connection necessary to connect the Rooftop Equipment with Tenant’s related equipment located in the Premises. The routes or paths for such wiring and connections shall be through the Building’s existing risers, conduits and shafts, subject to reasonable space limitations and Landlord’s Building Rules for use of such areas, and in all events subject to Landlord’s reasonable approval of plans and installation pursuant to other provisions of this Lease, including Article 10 above (such routes or paths are collectively referred to as the “Cable Path” and all such electrical and other connections are referred to, collectively, as the “Connections”). The Rooftop Equipment and Connections are collectively referred to as the “Equipment”. All costs associated with the design, fabrication, engineering, permitting, installation, screening, maintenance, repair and removal of the Rooftop Equipment shall be borne solely by Tenant. Tenant shall not utilize the Equipment or the License Area as a direct means of generating revenue (as distinguished from utilizing the Equipment to generate revenue through the conduct of Tenant’s business, which shall be permitted).

38.2 Interference. Without limiting the generality of any other provision hereof, Tenant shall install, maintain and operate the Equipment in a manner so as to not cause any material adverse electrical, electromagnetic, radio frequency or other material adverse interference with the use and operation of any: (a) television or radio equipment in or about the Project; (b) transmitting, receiving or master television, telecommunications or microwave antennae equipment currently or hereafter located in any portion of the Project; or (c) radio communication system now or hereafter used or desired to be used by Landlord or any current licensee or tenant of Landlord (and, to the extent commercially reasonable, any future licensee or tenant of Landlord, but only provided that the same does not impair the

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functionality of Tenant’s Equipment). Upon notice of any such interference, Tenant shall promptly cooperate with Landlord to (i) promptly identify the source of the interference and (ii) promptly correct the interference to the reasonable satisfaction of Landlord. If any such interference caused by Tenant has not been corrected within thirty (30) days after notice to Tenant, or such longer period as may be reasonably necessary to correct the interference provided Tenant commences to cure such interference within such thirty (30) day period and thereafter diligently prosecutes such cure to completion, then Landlord may (A) require Tenant to remove the specific Equipment causing such interference, or (B) eliminate the interference at Tenant’s expense. If the equipment of any other party causes interference with the Equipment, Tenant shall reasonably cooperate with such other party to resolve such interference in a mutually acceptable manner.

38.3 Roof Repairs. If Landlord desires to perform roof repairs and/or roof replacements to the Building (the “Roof Repairs”), Landlord shall give Tenant at least ten (10) business days’ prior written notice of the date Landlord intends to commence such Roof Repairs (except in the event of an emergency, in which event Landlord shall furnish Tenant with reasonable notice in light of the circumstances), along with a description of the work scheduled to be performed, where it is scheduled to be performed on the roof, and an estimate of the time frame required for that performance. Tenant shall, within ten (10) business days following receipt of such notice, undertake such measures as it deems suitable to protect the Equipment from interference by Landlord, its agents, contractors or employees, in the course of any Roof Repairs.

38.4 Rules and Regulations. Without limiting the applicable provisions of this Lease, Tenant’s use of the roof or setback areas of the Building for the installation, operation, maintenance and use of the Equipment shall be subject to the terms and conditions contained in the Rooftop Work Rules and Regulations attached hereto as Exhibit B-2.

38.5 Transfer of Rights. Tenant’s rights under this Article 38 may be assigned or transferred to Permitted Transferees or other Transferees approved by Landlord pursuant to Article 17 in connection with an assignment or sublease so long as the total License Area used by Tenant, Permitted Transferees or such other approved Transferees does not exceed Tenant’s Percentage Share of the total roof area that may be used for Rooftop Equipment.

39. Sidewalk Areas. Subject to the applicable terms and conditions of this Article 39, Tenant shall be allowed to create an outdoor seating area for use by Tenant’s employees on the sidewalk contiguous to the Eighth Street side of the Building in the location depicted on Exhibit A-6 (the “Sidewalk Area”). Tenant’s use of the Sidewalk Area is subject to Tenant’s compliance, at its sole cost and expenses, with all Applicable Laws, at all times. Tenant shall not be obligated to pay Rent for the use of the Sidewalk Area. Tenant may, at Tenant’s option, make modifications to the Sidewalk Area (including, but not limited to, the addition of planters) and may place in the Sidewalk Area tables, chairs, umbrellas, and planters provided Tenant obtains the prior approval of Landlord and any governmental approvals and permits to such modifications. Landlord shall have reasonable rights of approval and control over all visual and esthetic elements of the Sidewalk Area. Without limiting the generality of the foregoing, the furniture used within the Sidewalk Area to the extent visible from the exterior of the Project, shall be subject to the prior approval of Landlord, which approval shall not be unreasonably withheld, conditioned or delayed. All furniture and other personal property shall be adequately attached or otherwise installed so as not to create a safety hazard. Tenant, at its cost and expense, shall keep the Sidewalk Area and the sidewalk area immediately surrounding it neat and clean of all trash, debris and food stains for a neat, clean and presentable appearance. In the event Tenant fails to so maintain the Sidewalk Area and the sidewalk area immediately surrounding it, then Landlord shall notify Tenant, and Tenant shall promptly remedy the issue without cost to the Landlord. Tenant’s failure to remedy the issue to Landlord’s reasonable satisfaction within five (5) days of notice thereof shall permit Landlord to

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thereafter remedy the issue at Tenant’s expense, which shall be payable to Landlord within thirty (30) days after Landlord’s demand for reimbursement for the reasonable cost thereof. Tenant shall cause the insurance required pursuant to Article 14 to cover its use of the Sidewalk Area, and Tenant and Landlord agree that the waiver and indemnification contained in Articles 15 and 16 shall apply to the use, installation, repair and maintenance of the Sidewalk Area. Tenant assumes all liability and risk related to its use of the Sidewalk Area and damage to personal property thereon from any cause whatsoever, including, but not limited to, theft, vandalism or damage by the elements.

40. Cafeteria.

40.1 Construction and Use. Subject to the terms and conditions of this Article 40 and the Work Letter as part of Tenant’s design of the initial Tenant Improvements, Tenant may include a cafeteria or kitchen with commercial grade equipment (“Cafeteria”) in the Premises; provided, however, that Tenant, at Tenant’s sole cost and expense (subject to application of the Tenant Improvement Allowance), shall pay for the purchase and installation of all fixtures in the Cafeteria that are not customary office fixtures, including stoves and ovens. The location of the Cafeteria shall be in the location set forth in the space plan attached as Schedule 2 to the Work Letter. Tenant, at Tenant’s expense, shall obtain and maintain all governmental permits and licenses necessary to operate the Cafeteria and shall comply with all Applicable Laws relating to the maintenance, operation and use thereof and the Building Rules.

40.2 Operation. Tenant acknowledges that, in the absence of adequate preventive measures, the Cafeteria could create objectionable fumes, vapors or odors, pests, unreasonable noise and other conditions that would cause annoyance to and disruption of the other tenants and occupants of the Project. Accordingly, as a material inducement to Landlord to enter into this Lease, Tenant agrees as follows:

40.2.1 Tenant shall: (i) furnish, install and maintain ventilation, exhaust and drainage systems serving the Cafeteria to the extent required by Applicable Laws and provide such other exhaust, cleaning or similar systems necessary to prevent any offensive smoke, fumes, vapors, offensive odors or other offensive substances from emanating from the Cafeteria as more fully set forth below; (ii) fireproof all window treatments in the Cafeteria, including, without limitation, draperies and curtains to the extent required by Applicable Laws, and submit to Landlord, upon Landlord’s request, current certificates evidencing such fireproofing; and (iii) operate the Cafeteria in a clean and sanitary manner so as to prevent infestation by pests, and, in addition, whenever there shall be evidence of any infestation, employ contractors reasonably approved by Landlord to eliminate the infestation.

40.2.2 Tenant shall install grease traps/interceptors located within the Cafeteria as required by Applicable Laws for all food preparation areas having pot sinks or any grease-producing appliances that discharge into the waste system. Tenant shall be responsible for the proper care, cleaning and maintenance of the grease traps located within the Cafeteria and any piping required therefor in accordance with all Applicable Laws. Tenant shall follow all reasonable recommendations of Tenant’s grease trap maintenance provider regarding the maintenance of the grease traps, including any recommended chemical treatments and any recommended intervals for the emptying and/or hydrojetting of the grease traps and connecting pipes. Landlord shall have the right to oversee any work performed by such grease trap maintenance provider. Tenant, as additional rent, shall be liable for the cost of any maintenance to or repairs of any of the Building pumps and pipes reasonably documented by Landlord to the extent necessitated by Tenant’s failure to comply with the terms and conditions of this provision.

40.2.3 If, in the reasonable opinion of Landlord, offensive odors are escaping from the Cafeteria into the Project or Common Areas, Landlord shall promptly notify Tenant and Tenant

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shall use diligent efforts to cure such situation. If such objectionable odors continue to escape from the Cafeteria into the Project or Common Areas after notice from Landlord, then Tenant shall have thirty (30) days to commence to cure such situation and thereafter shall diligently prosecute such cure to completion.

40.2.4 Tenant shall install such filters and shafts as required by Applicable Laws. Tenant shall be responsible for the proper care, cleaning and maintenance of the filters and shafts located within the Cafeteria, or exclusively serving the Cafeteria, in accordance with all Applicable Laws, and shall procure a qualified maintenance contractor reasonably approved by Landlord under a commercially reasonable maintenance contract for regular maintenance of the shafts. Tenant shall, at its own expense, cause any such filters to be cleaned on a monthly basis and any such shafts on an annual basis. Tenant shall follow all reasonable recommendations of Tenant’s shaft maintenance provider regarding the maintenance of the shafts.

40.2.5 If Tenant shall at any time serve alcoholic beverages in the Cafeteria, Tenant shall, at its sole cost and expense, provide and maintain all licenses and/or permits required by Applicable Laws and shall at all times comply with Applicable Law related to the service of alcoholic beverages. At all times during the Lease Term during which Tenant serves alcoholic beverages of any kind, Tenant, at its expense, shall maintain an insurance policy or endorsement covering liability related to the serving of alcoholic beverages, which policy or endorsement shall be in form and content reasonably acceptable to Landlord. All alcohol served at the Premises shall be consumed within the Premises only, and in no event may Tenant serve or permit the consumption of alcohol outside of the Premises.

40.2.6 Notwithstanding anything to the contrary set forth herein, Tenant may at any time, cease operating the Cafeteria, and subject to the provisions of Article 10, (i) remove the improvements in the Cafeteria and (ii) install improvements customary for general office use in the former Cafeteria.

40.3 Costs. In addition to other costs specified herein, Tenant shall reimburse Landlord within thirty (30) days after request (together with reasonable supporting documentation) for any incremental increase in trash removal costs incurred by Landlord above Landlord’s normal trash removal costs in connection with the remainder of the Premises as a result of or in connection with the Cafeteria.

41. Tenant Competitors. Without Tenant’s prior written consent, which consent Tenant may withhold in its sole and absolute discretion, during the Term, (i) Landlord shall not enter into a new lease, license or other agreement for space in the Project to any entity listed on Exhibit M attached hereto (each a “Tenant Competitor”), (ii) with respect to any lease entered into by Landlord on or before the Lease Date, permit any tenant or other occupant to assign its lease, license or other agreement for space in the Project or sublet any portion of its premises (an “Occupancy Agreement”) to any Tenant Competitor, if Landlord has the right under such lease to disapprove or withhold its consent to the same, or (iii) with respect to any lease entered into by Landlord following the Lease Date, permit any tenant or other occupant to enter into any Occupancy Agreement with any Tenant Competitor. The determination of whether any person or entity is a Tenant Competitor shall be made at the time Landlord proposes to enter into the applicable Occupancy Agreement. Landlord shall not be deemed to have violated this Section if any tenant, licensee or other occupant of the Project assigns its rights under any Occupancy Agreement to a Tenant Competitor by merger, acquisition or other similar corporate transaction over which Landlord has no approval rights. The restriction set forth in this Article 41 shall automatically terminate if the original named Tenant under this Lease shall assign this Lease other than to a Permitted Assignee. Once terminated, the restriction set forth in this Article 41 shall be of no force or effect for the balance of the Term, notwithstanding any subsequent change in circumstance with respect to Tenant or any Permitted

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Assignee, any Tenant Competitor, or otherwise. Once each Lease Year, during the thirty (30)-day period prior to the expiration of such Lease Year, Tenant shall be entitled to change up to two (2) of the entities listed on Exhibit M upon thirty (30) days’ prior written notice to Landlord, but the list shall in no event exceed a total of five (5) entities at any given time and all entities on the list shall be direct competitors of Tenant whose primary business involves online social gaming. Any change in the entities list on Exhibit M shall be effective only on a prospective basis and Landlord shall not be liable to Tenant for any Occupancy Agreement entered into by Landlord with respect to such new entity prior to receipt of Tenant’s notice adding such entity to Exhibit M. If at the time Landlord receives Tenant’s notice proposing that any new entity be added to Exhibit M Landlord is negotiating an Occupancy Agreement with any new entity who Tenant proposes to add to Exhibit M, then Landlord may nonetheless enter into such Occupancy Agreement without liability to Tenant. In addition to any other rights and remedies available at law or in equity, if Landlord defaults in the performance of its obligations set forth in this Section 41, then Tenant shall have the right to terminate this Lease upon written notice to Landlord.

42. Dogs.

42.1 General Conditions. Subject to the provisions of this Article 42, and the Building Rules, Tenant shall be permitted to have dogs in the Premises. Dogs may be brought into the Building only through (a) the entrance located at the Eighth Street entrance or (b) the elevator designated for Tenant’s exclusive use and shall immediately be taken to the Premises via the most westerly elevator. All dogs shall be under the physical control and supervision of Tenant’s employees at all times and must be on leashes while in any area of the Project outside of the Premises, including, but not limited to, interior and exterior Common Areas. All dogs brought into the Premises shall have been properly vaccinated, and Tenant shall provide Landlord with satisfactory evidence of such vaccinations within one (1) business day after request, or Tenant will not be permitted to bring the applicable dog for which Tenant cannot provide such evidence into the Premises. Tenant shall diligently endeavor to prevent any objectionable dog-related noises or odors to emanate from the Premises. Tenant shall diligently endeavor to prevent dogs from relieving themselves of bodily waste inside the Building or any landscaped area of the Project. Tenant shall immediately cause all bodily waste from dogs brought into the Project by Tenant Parties to be placed in plastic bags and disposed of in trash receptacles designated by Landlord. Tenant shall not allow any dog in the Premises or the Project if such dog has previously exhibited dangerously aggressive behavior. Tenant shall diligently endeavor to prevent any dogs to unreasonably interfere with other tenants or those having business in the Building.

42.2 Costs and Expenses. In addition to other costs specified herein, Tenant shall reimburse Landlord within thirty (30) days after request (together with reasonable supporting documentation) for any incremental increase in janitorial or trash removal costs incurred by Landlord above Landlord’s normal janitorial expenses in connection with the remainder of the Building as the result of allowing dogs into the Project.

42.3 Insurance; Indemnity. Tenant shall cause the insurance policies required to be maintained pursuant to Article 14 above to contain specific coverage for any Claims arising from or in connection with dogs brought into the Premises, the Project or the Parking Garage by Tenant Parties, and Tenant shall provide Landlord with satisfactory evidence of such coverage within one (1) business day after request. Without limiting the provisions of Article 16 above, Tenant hereby agrees to protect, defend, indemnify and hold Landlord and the other Indemnitees, and each of them, harmless from and against any and all Claims arising from or connected in any way with dogs brought into the Premises, the Project or the Parking Garage by Tenant Parties (except, with respect to any Indemnitee, to the extent caused by the gross negligence or willful misconduct of such Indemnitee and not covered by the insurance required to be carried by Tenant under this Lease or except to the extent such limitation on liability is prohibited by Applicable Laws), including (a) any violation of Applicable Laws, (b) any

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personal injuries or property damage and (c) any maintenance or repair costs. The foregoing indemnity shall survive the expiration or earlier termination of this Lease.

42.4 Rights Personal to Original Tenant. Tenant’s right to bring dogs into the Premises pursuant to this Article 42 is personal to the original named Tenant under this Lease (or any Permitted Assignee), and shall apply only to the portions of the Premises occupied by Tenant or a Permitted Assignee. If Tenant shall assign this Lease (other than to a Permitted Assignee) or sublet all or any portion of the Premises (other than to a Permitted Assignee), then immediately upon such assignment or subletting, the right to bring dogs into the Premises or such subleased space shall automatically terminate and be of no further force or effect.

43. Storage Premises. Tenant shall rent four hundred seventy-five (475) Adjusted Rentable Square Feet of storage space during the Term, as more particularly set forth on Exhibit A-1 (the “Storage Space”). The Storage Space shall be leased at a gross rental rate of $12.00 per Adjusted Rentable Square Feet per year (the “Storage Rent”). Tenant shall pay Storage Rent on a monthly basis at the same time and in the same manner as Base Rent, and shall constitute Rent under the Lease. All Storage Space leased by Tenant shall be leased in its existing, “as is” condition, and Tenant shall be fully responsible for repairing any damage to the Storage Space resulting from or relating to Tenant’s use thereof. Tenant acknowledges that Landlord shall have no obligation to provide security for the Storage Space beyond Landlord’s general security obligations set forth in Section 8.3 hereof. Tenant shall comply with such reasonable rules and regulations as promulgated by Landlord from time to time pertaining to the use of such Storage Space, provided they do not conflict with this Lease. Tenant’s insurance and indemnification obligations under the Lease shall also pertain to Tenant’s use of the Storage Space.

44. Signs.

44.1 Building Directory. Landlord shall, at no cost to Tenant, reserve a pro-rata share of space on the computerized Building directory displaying the name of tenants for purposes of identifying Tenant’s name. Tenant shall have the right, from time to time, to change the name or names set forth in such directories.

44.2 Interior Signage.

44.2.1 Landlord, at its cost, shall provide and install initial identifying signage for Tenant in the elevator lobby of each floor of the Building on which the Premises is located, which signage shall (at Tenant’s option) incorporate Tenant’s name, logo or other identifying marks and shall otherwise comply with the Building’s standard signage program. Any subsequent identifying signage shall be procured and installed by Landlord at Tenant’s expense. Tenant, at its sole cost, may provide and install signage at any entrance to the Premises, provided that: (a) Tenant shall obtain Landlord’s prior approval of the material, typeface, graphic format, proportions, precise location, size, design, and method of attachment of such signage, which shall not be unreasonably withheld, conditioned or delayed and (b) such signage shall comply with the Building’s standard signage program and all Applicable Laws.

44.2.2 Tenant shall not place on any portion of the Premises (excluding the door to any suite within the Premises) any sign, poster, placard, lettering, banner, displays, graphic, advertising, or other material that is visible from the exterior of the Premises without Landlord’s prior written approval, which approval may be withheld in Landlord’s sole and absolute discretion. If Tenant violates any provision of this Section 44.2.2, Landlord shall have the immediate right to remove any non-complying sign without notice to and at the expense of Tenant.

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44.3 Exterior Signs. Except as provided in this Section 44.3, Tenant shall not place on any portion of the exterior of the Building any sign, placard, lettering, banner, displays, graphic, decor or other advertising or communicative material without Landlord’s prior written approval, which approval may be withheld in Landlord’s sole and absolute discretion.

44.3.1 LED Signage. Beginning as of the Lease Date, Tenant shall have the exclusive right to use, control and display messages, graphics or other displays on the two (2) LED electronic message boards currently located on the exterior of the Building (“LED Signs”) to display advertisements and other non-offensive messages, graphics or other displays. Subject to the foregoing, Landlord shall have no prior approval rights with respect to the content, design or format of Tenant’s messages on the LED Signs. Tenant’s use of the LED Signs as provided in this Section 44.3.1 shall be at no cost to Tenant and shall at all times be in accordance with Applicable Laws. Landlord makes no representations or warranties as to the operation of the LED Signs or as to the quality of the electronic display of the LED Signs. Tenant shall have the right, at its cost, but not the obligation, to update or upgrade the LED Signs, including the software therefor, subject to Tenant’s compliance with Applicable Laws with respect to such updates and upgrades. Notwithstanding anything to the contrary contained herein (i) the LED Signs shall remain the property of Landlord for all purposes, (ii) Tenant shall maintain the LED Signs in good and sightly condition and repair throughout the Term, (iii) Landlord shall not remove the LED Signs from the Building or otherwise deactivate or reduce or eliminate any functionality of the LED Signs (except in the case of an emergency) and (iv) Landlord shall insure the LED Signs in accordance with Section 14.3 above and repair or replace the LED Signs after any Casualty. Landlord shall grant Tenant exclusive access to and use of all apparatus, devices and equipment necessary to program, operate, use and maintain the LED Signs and access to the portions of the Project wherein such apparatus, devices and equipment are or may be located. Subject to the requirements of Applicable Laws, Tenant shall not permit any third parties to post advertisements or other messages on the LED Signs except in connection with Tenant’s or any Tenant Affiliate’s business or the business of any direct or indirect subtenant of Tenant.

44.3.2 Building Address Signage. Subject to the terms and conditions set forth in this Article 44, beginning as of the date which is ninety (90) days prior to the Target Phase 1 Completion Date, Tenant shall have the right but not the obligation to replace the existing portion of the LED Signs bearing the address of 650 Townsend with a sign bearing the address of 699 Eighth Street and/or Tenant’s name, logo or other identifying marks (“Tenant’s Address Sign”) provided that any such change or replacement shall not result in any diminishment or impairment of the existing approvals and permits for the LED Signs. Tenant shall have the exclusive right to use the 699 Eighth Street address for its Premises so long as the Premises is comprised of at least one hundred nineteen thousand (119,000) Adjusted Rentable Square Feet.

44.3.3 8th Street Signage. Subject to the terms and conditions set forth in this Article 44, beginning as of the of the date which is ninety (90) days prior to the Target Phase 1 Completion Date and throughout the Term, Tenant shall have the exclusive right, at Tenant’s sole cost and expense, to install any additional signage (including monument signage) on the 8th Street side of the exterior of the Building to the extent permitted by Applicable Laws (“8th Street Signage”). For avoidance of doubt, Tenant’s right to install 8th Street Signage shall include, without limitation, the right to install new monument signage, utilize existing monument signage or install signage on any parapet on the 8th Street side of the Building to the extent permitted by Applicable Laws. Landlord shall have the right to approve the material, typeface, graphic format, proportions, precise location, size and design of any 8th Street Signage, such approval not to be unreasonably withheld, conditioned or delayed. Landlord shall have the right to reasonably approve the location of all penetrations and runs, cabling installations, and means of affixing or mounting the 8th Street Signage. Landlord shall grant or withhold any approval of the 8th Street Signage set forth in this Section 44.3.3 within eight (8) business days after receipt of

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request. If Landlord fails to respond to Tenant’s request within such eight (8) business day period, Tenant may provide a second request for approval to Landlord, and if Landlord fails to respond within two (2) business days after receipt of Tenant’s second request, then Landlord’s approval shall be deemed given. The exact location, size, design, material, graphic format, and proportions of the 8th Street Signage shall be subject to the limitations set forth under Applicable Laws and the permits and approvals obtained by Tenant for the 8th Street Signage. Subject to the terms and conditions set forth in this Section 44.3.3 and the limitations set forth under Applicable Laws and the permits and approvals obtained by Tenant for the 8th Street Signage, Tenant shall have the right from time to time to change the name, size, design, material, graphic formation and proportions of any 8th Street Signage.

44.3.4 Townsend Street Signage. Subject to the terms and conditions set forth in this Article 44, beginning as of the date which is ninety (90) days prior to the Target Phase 1 Completion Date and throughout the Term, Tenant shall have the exclusive right, at Tenant’s sole cost and expenses, to install any additional signage on the Townsend Street side of the exterior of the Building to the extent permitted by Applicable Laws (“Townsend Street Signage”). For avoidance of doubt, Tenant’s right to install Townsend Street Signage shall include, without limitation, the right to install signage on any parapet on the Townsend Street side of the Building to the extent permitted by Applicable Laws. Landlord shall have the right to approve the material, graphic format, proportions, precise location, size and design of any Townsend Street Signage, such approval not to be unreasonably withheld, conditioned or delayed. Landlord shall have the right to reasonably approve the location of all penetrations and runs, cabling installations, and means of affixing or mounting any Townsend Street Signage to the Building. Landlord shall grant or withhold any approval of any Townsend Street Signage set forth in this Section 44.3.4 within eight (8) business days after receipt of request. If Landlord fails to respond to Tenant’s request within such eight (8) business day period, Tenant may provide a second request for approval to Landlord, and if Landlord fails to respond within two (2) business days after receipt of Tenant’s second request, then Landlord’s approval shall be deemed given. The exact location, size, design, material, graphic format, and proportions of any Townsend Street Signage shall be subject to the limitations set forth under Applicable Laws and the permits and approvals obtained by Tenant for such Townsend Street Signage. Subject to the terms and conditions set forth in this Section 44.3.4 and the limitations set forth under Applicable Laws and the permits and approvals obtained by Tenant for any Townsend Street Signage, Tenant shall have the right from time to time to change the name, size, design, material, graphic formation and proportions of any Townsend Street Signage.

44.4 Approvals. Tenant, at Tenant’s expense, shall be responsible for obtaining all required permits and approvals for each of Tenant’s Address Sign, any 8th Street Signage and any Townsend Street Signage (collectively, “Tenant’s Exterior Signs”). Tenant’s Exterior Signs must comply with all Applicable Laws. Landlord, at not cost to Landlord, shall cooperate with Tenant to obtain all required permits and approvals for Tenant’s Exterior Signs and any updates, upgrades or permitted modifications of the LED Signs.

44.5 Maintenance and Removal. Any signs, once approved by Landlord in accordance with this Article 44, shall be installed and removed only in strict compliance with Landlord’s approval and Applicable Laws, at Tenant’s expense, using a contractor reasonably approved by Landlord. Tenant, at its sole expense, shall maintain such sign in good condition and repair during the Term. Landlord shall allow reasonable access to those portions of the Project outside the Premises, including the exterior of the Building, necessary or convenient to install, remove, repair and maintain Tenant’s Exterior Signs. Any electrical power required for Tenant’s Exterior Signs shall be charged to Tenant. Tenant shall pay all federal, state and local taxes applicable to Tenant’s Exterior Signs. Landlord may remove any signs (not first approved by Landlord in accordance with this Article 44), advertisements, banners, placards or pictures so placed by Tenant on or within the Building (excluding the interior of the Premises), the Common Areas or the Project and charge to Tenant the cost of such removal, together with

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any costs incurred by Landlord to repair any damage caused thereby (ordinary wear and tear excluded), including any cost incurred to restore the surface upon which such sign was so affixed to its original condition (ordinary wear and tear excluded). Tenant shall remove all of Tenant’s signs, including Tenant’s Exterior Signs but excluding the LED Signs, repair any damage caused thereby (ordinary wear and tear excluded), restore the surface upon which the sign was affixed to its original condition (ordinary wear and tear excluded), and restore the building address sign to 650 Townsend if changed by Tenant pursuant to Section 44.3.2 above, all to Landlord’s reasonable satisfaction, upon the expiration or earlier termination of this Lease. Landlord may request that Tenant surrender the Premises without removing the sign cabinets, hardware, mounting and/or electrical power source of or connected to the Tenant’s Exterior Signs (but not any elements of Tenant’s signage relating to Tenant’s trademarks or trade dress which Tenant shall be permitted to remove notwithstanding Landlord’s request to surrender the Premises with such signage intact).

44.6 Restriction on Competitor Signage.

Landlord agrees that it shall not place, or allow the placement of, signage upon or visible from the Building’s exterior which bears the name or logo or any other identifying marks of any of the Tenant Competitors.

44.7 Assignment and Subleasing. The right to install Tenant’s Exterior Signs granted in Section 44.3 above shall not be separately assigned or subleased other than in connection with an assignment of the Lease or a sublease of all or any portion of the Premises. In addition, if at any time the Adjusted Rentable Square Feet of the Premises is less than one hundred nineteen thousand (119,000), Tenant’s rights under Section 44.3 above shall automatically terminate.

45. JAMS ARBITRATION.

45.1 General Submittals to Arbitration. The submittal of all matters to binding arbitration in accordance with the terms of this Article 45 as expressly set forth in any Section of this Lease or the Work Letter (the “Arbitration of Disputes” provision) is the sole and exclusive method, means and procedure to resolve any and all claims, disputes or disagreements arising under those particular Sections of this Lease or the Work Letter. The parties hereby irrevocably waive any and all rights to the contrary and shall at all times conduct themselves in strict, full, complete and timely accordance with this Arbitration of Disputes provision and all attempts to circumvent the terms of the Arbitration of Disputes provision shall be absolutely null and void and of no force or effect whatsoever.

45.2 JAMS. All disputes to be arbitrated pursuant to the Arbitration of Disputes provision shall be determined by binding arbitration before a retired judge of the Superior Court of the State of California (the “Arbitrator”) under the auspices of JAMS in San Francisco, California. Such arbitration shall be initiated by the parties, or either of them, within ten (10) days after either party sends written notice (the “Arbitration Notice”) of a demand to arbitrate by registered or certified mail to the other party and to JAMS. In the event that JAMS no longer exists or if JAMS fails or refuses to accept submission of such dispute, then the dispute shall be resolved by binding arbitration before the American Arbitration Association (“AAA”) in San Francisco, California. Regardless of the alternative dispute resolution provider used (i.e., either JAMS or AAA), the arbitration shall be administered and conducted pursuant to the JAMS Streamlined Arbitration Rules & Procedures (the “Arbitration Rules”), effective March 26, 2007. Even if the Rules in effect on the date of the commencement of an arbitration have been amended, the version dated March 26, 2007 shall be used; provided, however, that the following modifications shall take precedence over the Rules:

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45.2.1 Unless the parties otherwise agree, the Arbitrator must be a retired judge of the Superior Court of the State of California.

45.2.2 The scope and duration of discovery will be determined by the Arbitrator based upon the reasonable need for the requested information, the availability of other discovery options and the burdensomeness of the request on the opposing parties and the witness; provided, however, that there shall be a presumption in favor of depositions of expected percipient witnesses (of approximately 3 1/2 hours each on the record) and expert witnesses (of no more than 6 hours each on the record).

45.2.3 The Arbitrator may grant any remedy or relief that is just and equitable and within the scope of the Parties’ agreement, including but not limited to specific performance, injunctive relief, damages, and interest (at such rate and from such date as the Arbitrator may deem appropriate).

45.2.4 The Arbitrator shall award reasonable attorney’s fees, expert’s fees, and costs to the prevailing Party, including without limitation the prevailing Party’s share of the Arbitrator’s and Arbitration provider’s fees and costs.

45.2.5 The Arbitrator shall be empowered to adjudicate whether the party submitting the dispute to the Arbitrator acted in good faith.

45.3 Provisional Remedies. This Section shall not preclude the Parties from seeking provisional remedies in aid of the Arbitration of Disputes from a court of appropriate jurisdiction.

45.4 Waiver of Rights to Litigate in a Court or Jury Trial. NOTICE: BY INITIALING IN THE SPACE BELOW YOU ARE AGREEING TO HAVE ANY DISPUTE ARISING OUT OF THE MATTERS INCLUDED IN THE “ARBITRATION OF DISPUTES” PROVISION DECIDED BY NEUTRAL ARBITRATION AS PROVIDED BY CALIFORNIA LAW AND YOU ARE GIVING UP ANY RIGHTS YOU MIGHT POSSESS TO HAVE THE DISPUTE LITIGATED IN A COURT OR JURY TRIAL. BY INITIALLY IN THE SPACE BELOW YOU ARE GIVING UP YOUR JUDICIAL RIGHTS TO DISCOVERY AND APPEAL, UNLESS THOSE RIGHTS ARE SPECIFICALLY INCLUDED IN THE “ARBITRATION OF DISPUTES” PROVISION. IF YOU REFUSE TO SUBMIT TO ARBITRATION AFTER AGREEING TO THIS PROVISION, YOU MAY BE COMPELLED TO ARBITRATE UNDER THE AUTHORITY OF THE CALIFORNIA CODE OF CIVIL PROCEDURE. YOUR AGREEMENT TO THIS ARBITRATION PROVISION IS VOLUNTARY.

WE HAVE READ AND UNDERSTAND THE FOREGOING AND AGREE TO SUBMIT DISPUTES ARISING OUT OF THE MATTERS INCLUDED IN THE “ARBITRATION OF DISPUTES” PROVISION TO NEUTRAL ARBITRATION.

/s/ MAC	/s/ MV
Landlord Initials	Tenant’s Initials

46. Representations and Warranties. Landlord warrants and represents that:

46.1 No Other Third-Party Rights. Other than the Existing Tenants and Tenant, as of the date hereof, Landlord has not leased the Premises to any third party or granted to any third party the right to occupy or possess the Premises or any portion thereof.

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46.2 Encumbrances.

To Landlord’s knowledge (i) Landlord’s title insurance policy (a copy of which is attached hereto as Exhibit P) is true, correct and complete as of the date hereof, and (ii) Landlord has good and marketable title to the Project, free and clear of liens, easements, restrictions or encumbrances thereupon or the income accruing therefrom, except those shown on Exhibit P. Landlord has not granted any liens, easements, restriction or encumbrances on the Project or the income accruing therefrom except as set forth on Exhibit P.

Signatures follow on next page.

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IN WITNESS WHEREOF, the parties have executed this Lease as of the Lease Date.

LANDLORD:

650 TOWNSEND ASSOCIATES LLC, a Delaware limited liability company

By:	Townsend Member LLC,
a Delaware limited liability company
Its: Sole Member

	By:	TMG 650 Townsend LLC,
a Delaware limited liability company
Its: Administrative Manager

		By:	TMG Partners,
a California corporation
Its: Managing Member

			By:	/s/ Michael Covarrubias
			Name:	Michael Covarrubias
			Its:	CEO

TENANT:

ZYNGA GAME NETWORK INC., a Delaware corporation

By:	/s/ Mark Vranesh
Name:	Mark Vranesh
Its:	CAO

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EXHIBIT A-1

FLOOR PLANS OF PREMISES AND STORAGE SPACE

[see attached]

Exhibit A-1, Page 1

STORAGE
ROOM
ELEVATOR

NORTH

BASEMENT KEYPLAN

TMG PARTNERS
650 TOWNSEND BASEMENT LEVEL
SAN FRANCSICO, CA 94103

EXHIBIT A-1
BASEMENT STORAGE
NOT TO SCALE,
FOR REFERENCE PURPOSES ONLY

FORM4 ARCHITECTURE, INC.
126 POST STREET, 3RD FLOOR
SAN FRANCISCO, CA 94108
415.775.8748

Form4

TMG PARTNERS

699 8TH STREET
SAN FRANCISCO, CA 94103

LEVEL CONCOURSE

EXHIBIT A-1

NOT TO SCALE. FOR REFERENCE ONLY

STUDIOS architecture

405 HOWARD STREET, SUITE 588 SAN FRANCISCO CA 94105

Date: 09/10/10

TMG PARTNERS
699 8TH STREET
SAN FRANCISCO, CA 94103

LEVEL 1 STREET

EXHIBIT A-1

NOT TO SCALE. FOR REFERENCE ONLY

STUDIOS architecture
435 HOWARD STREET, SUITE 588 SAN FRANCISCO, CA 94105

Date: 09/10/10

TMG PARTNERS

699 8TH STREET
SAN FRANCISCO, CA 94103

LEVEL 2 - ATRIUM

EXHIBIT A-1

NOT TO SCALE. FOR REFERENCE ONLY

STUDIOS architecture

435 HOWARD STREET. SUITE 500 SAN FRANCISCO, CA 94105

Date: 09/10/10

TMG PARTNERS

699 8TH STREET
SAN FRANCISCO, CA 94103

LEVEL 3

EXHIBIT A-1

NOT TO SCALE. FOR REFERENCE ONLY

STUDIOS architecture
405 HOWARD STREET, SUITE 588 SAN FRANCISCO, CA 94105

Date: 09/10/10

TMG PARTNERS

699 8TH STREET
SAN FRANCISCO, CA 94103

LEVEL 5

EXHIBIT A-1

NOT TO SCALE. FOR REFERENCE ONLY

STUDIOS *architecture*

405 HOWARD STREET, SUITE 588 SAN FRANCISCO, CA 94105

Date: 09/10/10

TMG PARTNERS

699 8TH STREET
SAN FRANCISCO, CA 94103

LEVEL 6

EXHIBIT A-1

NOT TO SCALE. FOR REFERENCE ONLY

STUDIOS architecture

405 HOWARD STREET, SUITE 588 SAN FRANCISCO, CA 94105

Date: 09/10/10

EXHIBIT A-2

FLOOR PLANS OF TEMPORARY PREMISES

[see attached]

Exhibit A-2, Page 1

TEMPORARY

TMG PARTNERS
650 TOWNSEND SUITE 225
SAN FRANCISCO, CA
09.02.10

EXHIBIT A-2
NOT TO SCALE
FOR REFERENCE PURPOSES ONLY

221 Main Street
Suite 525
San Francisco
California
94105

nicholsbooth ARCHITECTS
www.nicholsbooth.com

- TEMPORARY

TMG PARTNERS
650 TOWNSEND SUITE 460
SAN FRANCISCO, CA
09.02.10

EXHIBIT A-2
NOT TO SCALE
FOR REFERENCE PURPOSES ONLY

221 Main Street
Suite 525
San Francisco
California
94105

nicholsbooth
ARCHITECTS
www.nicholsbooth.com

EXHIBIT A-3

FLOOR PLANS OF EXPANSION PREMISES

[see attached]

Exhibit A-3, Page 1

TMG PARTNERS
650 TOWNSEND SUITE 265
SAN FRANCISCO, CA
09.02.10

EXHIBIT A-3
NOT TO SCALE
FOR REFERENCE PURPOSES ONLY

221 Main Street
Suite 525
San Francisco
California
94105

nicholsbooth
ARCHITECTS
www.nicholsbooth.com

SUITE 345
SUITE 325
SUITE 335
OPEN
SUITE 355
SUITE 317
SUITE 329
SUITE 315
SUITE 310
SUITE 365
EXPANSION

TMG PARTNERS
650 TOWNSEND SUITE 380
SAN FRANCISCO, CA
09.02.10

EXHIBIT A-3
NOT TO SCALE
FOR REFERENCE PURPOSES ONLY

221 Main Street
Suite 525
San Francisco
California
94105

nicholsbooth ARCHITECTS
www.nicholsbooth.com

EXPANSION

TMG PARTNERS
650 TOWNSEND SUITES 450, 460, 475, & 480
SAN FRANCISCO, CA
09.02.10

EXHIBIT A-3
NOT TO SCALE
FOR REFERENCE PURPOSES ONLY

221 Main Street
Suite 525
San Francisco
California
94105

nicholsbooth ARCHITECTS
www.nicholsbooth.com

EXPANSION

TMG PARTNERS
650 TOWNSEND SUITES 500
SAN FRANCISCO, CA
09.02.10

EXHIBIT A-3
NOT TO SCALE
FOR REFERENCE PURPOSES ONLY

221 Main Street
Suite 525
San Francisco
California
94105

nicholsbooth ARCHITECTS

www.nicholsbooth.com

OPEN
EXPANSION

TMG PARTNERS
650 TOWNSEND SUITE 600
SAN FRANCISCO, CA
09.02.10

EXHIBIT A-3
NOT TO SCALE
FOR REFERENCE PURPOSES ONLY

221 Main Street
Suite 525
San Francisco
California
94105

nicholsbooth ARCHITECTS
www.nicholsbooth.com

EXHIBIT A-4

FLOOR PLANS DEPICTING RELOCATION TENANTS

[see attached]

Exhibit A-4, Page 1

= RELOCATION

TMG PARTNERS
650 TOWNSEND SUITE 250, 270, 275, 280, & 285
SAN FRANCISCO, CA
09.02.10

EXHIBIT A-4
NOT TO SCALE
FOR REFERENCE PURPOSES ONLY

221 Main Street
Suite 525
San Francisco
California
94105

nicholsbooth
ARCHITECTS
www.nicholsbooth.com

SUITE 345
SUITE 325
SUITE 335
SUITE 355
SUITE 320
SUITE 357
SUITE 315
SUITE 310
SUITE 305
OPEN
- RELOCATION

TMG PARTNERS
650 TOWNSEND SUITE 375
SAN FRANCISCO, CA
09.02.10

EXHIBIT A-4
NOT TO SCALE
FOR REFERENCE PURPOSES ONLY

221 Main Street
Suite 525
San Francisco
California
94105

nicholsbooth ARCHITECTS

EXHIBIT A-5

RESERVED

Exhibit A-5, Page 1

EXHIBIT A-6

PLAN DEPICTING LOCATION OF SIDEWALK AREA

[see attached]

Exhibit A-6, Page 1

(E) F
DRINKS

PLAN NORTH
TRUE NORTH

EXHIBIT "A–6" (DRAFT)
699 8TH STREET
GROUND FLOOR

scale: 1/16" = 1'–0"

date: 08.25.10

EXHIBIT B-1

RULES AND REGULATIONS

BUILDING RULES AND REGULATIONS

1.	SIGNS: No movable or fixed sign, placard, banner, picture, advertisement, name or notice visible from the exterior of the Premises shall be inscribed, displayed, printed, painted, affixed or otherwise displayed by Tenant in or on the Premises or any part of the Building, without the prior written consent of Landlord. Landlord shall have the right to remove any objectionable sign, placard, banner, picture, advertisement, name or notice, without notice to, and at the expense of Tenant. Landlord reserves the right to impose uniform signage for all Common Areas and to change said signage standards from time to time.

2.	DIRECTORY: The directory of the Building will be provided for display of the name and location of tenants and subtenants only, and Landlord reserves the right to exclude any other names therefrom. The initial charge to include Tenant (and the names designated by Tenant) in the building directory shall be paid by Landlord. Thereafter, Landlord may charge Tenant for each name, in addition to the name of Tenant, listed in such directory.

3.	LOCKS: Tenant shall not alter any lock or install a new or additional lock on any door of the Premises, without providing a copy of keys to Landlord.

4.	WIRING: When wiring of any kind is introduced, it must be connected as directed by Landlord, and no boring or cutting for wires will be allowed, except with the prior written consent of Landlord, not to be unreasonably withheld, conditioned or delayed.

5.	WINDOWS: No curtains, draperies, blinds, shutters, shades, screens or other coverings, hangings or decorations shall be attached to, hung or placed in, or used in connection with, any window in the Premises, without the prior written consent of Landlord. If Landlord consents, all such items shall be installed inside of Landlord’s standard draperies or blinds and shall in no way be visible from the exterior of the Building. Neither the interior nor exterior of any windows shall be coated or otherwise sunscreened without the prior written consent of Landlord, which consent shall not be unreasonably withheld, conditioned or delayed. No article shall be placed on window sills.

7.	HALLS AND STAIRWAYS: Tenant shall keep the doors to the Building corridors closed at all times, except when in actual use for ingress or egress. Sidewalks, halls, passages, exits, entrances, elevators and stairways shall not be obstructed by Tenant, or used for any purpose other than for ingress to and egress from the Premises. The halls, passages, exits, entrances, elevators and stairways are not for the use of the general public and Landlord shall in all cases retain the right to control and prevent access thereto by all persons whose presence, in the reasonable judgment of Landlord, would be prejudicial to the safety of the Building and its tenants.

8.	PLUMBING: The toilet rooms, toilets, urinals, wash bowls and other fixtures shall not be used for any purpose other than that for which they were constructed, and no foreign substance of any kind whatsoever shall be thrown therein. The expense of any breakage, stoppage or damage resulting from the violation of this rule by Tenant or any Tenant Party, shall be borne by Tenant.

Exhibit B-1, Page 1

9.	ELECTRICITY: Tenant may operate a reasonable number of typical small office machines, including adding machines, calculators, clocks, coffee machines, facsimile machines, personal computers and small copy machines. All electrical ceiling fixtures, bulbs and tubes must be of a type, quality, design and color approved in advance in writing by Landlord, not to be unreasonably withheld, conditioned or delayed. All electrical appliances must be grounded and must meet Underwriters’ Laboratory standards.

11.	HEATING: Tenant shall not permit space heaters or use any method of heating other than that supplied or approved by Landlord.

12.	FLOOR COVERINGS AND WALLS: Tenant shall not lay linoleum, tile, carpet or any other floor covering so that the same shall be affixed to the floor of the Premises in any manner except as approved in writing by Landlord, which approval shall not be unreasonably withheld, conditioned or delayed. The expense of repairing any damage resulting from a violation of this rule or the removal of any floor covering shall be borne by Tenant.

13.	MOVING FURNITURE, SAFES, ETC.: No furniture, freight or equipment of any kind shall be brought into or removed from the Building without the consent of Landlord, and all moving of same, into or out of the Building, by Tenant, shall be done at such times and such manner as Landlord shall reasonably designate. Landlord shall have the right to prescribe the weight, size and position of all safes and other heavy property brought into the Building, as well as the times and manner of moving the same into and out of the Building. All damage done to the Building by moving or maintaining any such safe, furniture, freight, equipment or property shall be repaired at the expense of Tenant.

14.	FREIGHT ELEVATOR: The Building freight elevator must be used for all deliveries of supplies, packages, equipment, furniture and other deliveries.

17.	TRASH: Tenant shall store all its trash within the interior of the Premises. No material shall be placed in the trash boxes or receptacles if such material is of such nature that it may not be disposed of in the ordinary and customary manner of removing and disposing of trash in the City of San Francisco without violation of any law or ordinance governing such disposal. All trash disposal shall be made only through entryways and elevators provided for such purposes.

20.	VENDING MACHINES: No vending machine of any kind shall be installed, maintained or operated in the Premises without the written permission of Landlord, except vending machines exclusively serving the Premises.

21.	NO ANIMALS OR VEHICLES: Except as expressly provided in the Lease, Tenant shall not bring into or keep within the Building or the Premises any animal (except for seeing eye dogs), bird, or aquarium. Tenant shall not permit any skateboards, rollerblades or scooters to be used on the Property. So long as Landlord maintains sufficient bike rakes and bike lockers for the Building, Tenant shall not bring into or keep within the Building or the Premises any bicycles or other vehicles, except that bicycles may be parked at the risk of the owner in the areas, if any, designated for such purpose by Landlord.

22.	COMMON AREAS: Areas used in common by tenants, including mall areas, elevators, restrooms, corridors and exterior plazas shall be subject to these Rules and Regulations, to the extent applicable, and to any special regulations posted therein, including any “no smoking” regulations.

Exhibit B-1, Page 2

23.	CLOSING PRECAUTIONS: Tenant shall diligently endeavor to cause (i) the doors of the Premises to be closed and securely locked before leaving the Building, and (ii) all water faucets or water apparatus and electricity to be shut off before Tenant or its employees leave the Building, so as to prevent waste or damage.

24.	SAFETY PROCEDURES: Tenant shall comply with all safety, fire protection and evacuation procedures and regulations reasonably established by Landlord or any governmental agency.

25.	NO SOLICITATION: Solicitations or promotions to other tenants in the Building are prohibited, except with the prior written approval of Landlord. If so approved, solicitations and promotions shall only be done by and through Landlord, at Tenant’s sole cost.

26.	ACCESS: Landlord reserves the right to exclude from the Building during the hours which are not Building Standard Hours, all persons who do not present a pass to the Building. Tenant shall be responsible for all persons for whom it requests passes and shall be liable to Landlord for all acts of such persons. Landlord also reserves the right to exclude or expel from the Building any person who, in Landlord’s good faith opinion, is intoxicated or under the influence of alcohol or drugs or poses a danger to persons or property.

Exhibit B-1, Page 3

EXHIBIT B-2

ROOFTOP RULES

This Exhibit is attached to and forms a part of the Office Lease dated September 24, 2010 (the “Lease”), by and between 650 Townsend Associates LLC, a Delaware limited liability company (“Landlord”), and Zynga Game Network Inc., a Delaware corporation (“Tenant”), pertaining to certain premises located at 699 Eighth Street, San Francisco, California. The capitalized terms used without being defined in this Exhibit B-2 shall have the meanings given them in the Lease. The provisions of this Exhibit shall prevail over any inconsistent or conflicting provisions of the Lease.

1. Roof Area. Tenant shall accept the License Area and Cable Path in their condition and “as-built” configuration existing on the date of Lease. Landlord has made no representations or promise as to the suitability or effectiveness of any part of the roof for Tenant’s proposed use, or as to any Applicable Laws relating to Tenant’s proposed use, or as to the condition of (or alteration or improvement of) the License Area or the Cable Path.

2. Rooftop Installation Work. Installation of the Equipment (“Rooftop Installation Work”) must be performed in a good and workmanlike manner and in accordance with all Applicable Laws, and shall be subject to: (a) obtaining Landlord’s prior written approval of plans and specifications, which approval shall not be unreasonably withheld, conditioned or delayed, and Tenant acknowledges and agrees that, without limiting the generality of the foregoing, it shall be reasonable for Landlord to disapprove any Equipment if it exceeds roof load limitations; (b) obtaining Landlord’s prior written approval of Tenant’s contractor for the Rooftop Installation Work, which approval shall not be unreasonably withheld, conditioned or delayed, and such contractor must provide evidence of commercially reasonable insurance reasonably satisfactory to Landlord prior to commencing work in or about the Building; and (c) all additional requirements under the Lease that apply to Alterations by Tenant. In addition, Landlord may impose reasonable screening or other reasonable requirements to minimize the visibility of the Equipment. The plans and specifications for the Equipment shall include the design, size and features thereof and mounting structure, floor and power load requirements, cabling installations, the means of affixing or mounting the Equipment, and the means of connecting the Equipment to the Building’s electrical system and to the interior of the Premises. The giving of any approval by Landlord shall not eliminate any of Tenant’s obligations under the Lease, including Tenant’s obligation to obtain all required permits and to comply with all Applicable Laws. The failure of Tenant to obtain such permits or any other governmental approvals relating to the Equipment shall not release Tenant from any of its obligations under the Lease. Tenant shall pay to Landlord all of Landlord’s actual out-of-pocket costs incurred in connection with the review and approval of the plans and specifications within thirty (30) days after receipt of an invoice therefor.

3. General Requirements. In addition to the applicable provisions of the Lease, Tenant’s use of the roof of the Building is subject to the following general requirements:

(a) Tenant shall provide Landlord with reasonable advance notice prior to commencing installation of the Equipment or other work on or to the Equipment from time to time, and agrees to afford Landlord the opportunity to be present for all such work, provided that only subsequent notice within a reasonable time shall be required in the case of an emergency that presents an immediate danger.

(b) After the initial installation of any Equipment, Tenant shall not make any material alteration, addition or improvement thereto, without first obtaining Landlord’s prior written

Exhibit B-2, Page 1

approval; and any such material alterations, additions or improvements shall be subject to all the conditions and restrictions that apply to the original Equipment, including the requirement that Tenant furnish Landlord with detailed plans and specifications relating to the proposed alterations, additions or improvements.

(c) Landlord shall allow Tenant full access to the roof for the purposes of installation, maintenance and repair of the Equipment twenty-four (24) hours a day, seven (7) days a week, subject to reasonable rules and restrictions of Landlord.

(d) Tenant, at its expense, shall at all times keep the Equipment in good order, condition and repair, and the Equipment location and the areas immediately surrounding same neat and clean. With respect to all operations relating to the Equipment, Tenant shall conduct its business and control other Tenant Parties in such manner as not to create any nuisance.

4. Services. Tenant shall be responsible for the cost of supplying electricity to the Equipment, including electricity usage, installation, maintenance and repair of any Connections and of any separate meter required by Landlord. Electric usage shall be determined by meter installed by Landlord at Landlord’s sole cost and expense. Tenant shall pay Landlord monthly, within thirty (30) days after being billed therefor, for all electricity used by Tenant or any Tenant Parties in connection with the operation of the Equipment.

5. Roof Damage. Tenant shall, at Tenant’s sole cost and expense, protect the roof from damage, and shall perform all installations, repairs and maintenance and use the roof in a manner so as to keep in full force and effect any warranty concerning the roof. In all cases, Tenant shall use a roofing contractor reasonably approved by Landlord to perform any roof penetration or other work that may affect the integrity of the roof or the roof warranty. Any damage to the roof or any other portion of the Building resulting from Tenant’s installation, operation, use, maintenance or removal of the Equipment, including leakage, water damage or damage to the roof membrane shall be repaired by Tenant at Tenant’s sole cost and expense.

6. Compliance With Applicable Requirements. Tenant, at its sole cost and expense, shall comply with all Applicable Laws relating to the installation, maintenance, operation, use and removal of the Equipment. Without limiting the generality of the foregoing, Tenant, at its sole cost and expense, shall be responsible for obtaining, if required, any building permits, and any licenses or permits which may be required by the Federal Communications Commission (FCC), the Federal Aviation Administration (FAA) or any other governmental authority having jurisdiction over the Equipment or the Building and shall provide copies of the same to Landlord. If necessary, Landlord agrees reasonably to cooperate with Tenant, at no out-of-pocket expense to Landlord, to obtain any appropriate licenses or permits.

7. Radio Frequency Emitting Equipment. To the extent Tenant is operating radio frequency (RF) emitting equipment on the roof of or inside the Building, Tenant shall cooperate generally with Landlord and other carriers such that the Building’s rooftop shall be and remain in compliance with all rules and regulations of the U.S. Occupational Safety and Health Administration (“OSHA”) and the FCC relating to guidelines for human exposure to radio frequency or electromagnetic emission levels, as may be issued from time to time, including the rules and regulations adopted in FCC document OET 65 (which rules and regulations have also been adopted by OSHA).

8. Temporary Removal; Relocation. Tenant, at its sole expense, shall remove or relocate the Equipment on a temporary basis and upon thirty (30) days’ written notice from Landlord at any time Landlord reasonably determines such removal or relocation is reasonably necessary or appropriate for the

Exhibit B-2, Page 2

expeditious repair or replacement to or of the roof or any area of the Cable Path, or to access any such areas for Project needs.

9. Termination; Equipment As Property of Tenant. Upon the expiration or earlier termination of the Lease, Tenant shall immediately cease using the License Area and Cable Path and shall, at its own cost and expense, remove the Equipment and restore the License Area and areas affected by the cabling installations to the condition in which they were found prior to the installation of the Equipment, reasonable wear and tear excepted. The Equipment shall be considered personal property of Tenant; provided, however, if Tenant fails to remove the Equipment within thirty (30) days following the expiration or earlier termination of the Lease, it shall be deemed abandoned and may be claimed by Landlord or removed and disposed of by Landlord at Tenant’s expense.

10. Landlord Exculpation. Tenant assumes full responsibility for protecting from theft or damage the Equipment and any other tools or equipment that Tenant may use in connection with the installation, operation, use, repair, maintenance or removal of the Equipment, assumes all risk of theft, loss or damage, and waives all Claims with respect thereto against Landlord and the other Landlord Parties, including any Claims caused by any active or passive act, omission or neglect of any Landlord Party or by any act or omission for which liability without fault or strict liability may be imposed, except to the extent such injury, death or damage is caused by the gross negligence or willful misconduct of Landlord or any Landlord Party. Further, in no event shall Landlord or any Landlord Parties be liable under any circumstances for any consequential damages or for injury or damage to, or interference with, Tenant’s business, including loss of profits, loss of rents or other revenues, loss of business opportunity, loss of goodwill or loss of use, resulting from damage to or any failure or interruption of use of the Equipment, however occurring.

11. Insurance. Tenant shall cause the insurance policies required to be maintained pursuant to Article 14 of the Lease to cover the Equipment and any Claims arising in connection with the presence, use, operation, installation, repair, maintenance, or removal of the Equipment.

Exhibit B-2, Page 3

EXHIBIT C

WORK LETTER

Exhibit C, Page 1

EXHIBIT C

WORK LETTER

This Work Letter is attached to and forms a part of the Office Lease dated as of September     , 2010 (the “Lease”), by and between 650 TOWNSEND ASSOCIATES LLC, a Delaware limited liability company (“Landlord”), and ZYNGA GAME NETWORK INC., a Delaware corporation (“Tenant”), pertaining to certain premises located at 699 Eighth Street, San Francisco, California. Except where clearly inconsistent or inapplicable, the provisions of the Lease are incorporated into this Work Letter, and capitalized terms used without being defined in this Work Letter shall have the meanings given them in the Lease.

The purpose of this Work Letter is to set forth the respective responsibilities of Landlord and Tenant with respect to the design and construction of (i) all alterations, additions and improvements that Tenant may deem necessary or appropriate to prepare the Premises for initial occupancy by Tenant under the Lease and (ii) the Ancillary Tenant Improvements (as hereinafter defined). Such alterations, additions and improvements to the Premises (other than the Ancillary Tenant Improvements) are referred to in this Work Letter as the “Tenant Improvements” and the work of constructing the Tenant Improvements is referred to as the “Tenant Improvement Work.”

Landlord and Tenant agree as follows:

1. Ancillary Tenant Improvements.

1.1 Construction of Ancillary Tenant Improvements. Prior to or concurrently with the construction of the Tenant Improvements, Landlord shall perform or caused to be performed the improvements (the “Ancillary Tenant Improvements”) described in the plans and specifications entitled 699 Eighth Street Ancillary Tenant Improvements, dated September 15, 2010, prepared by Studios Architecture (“Landlord’s Architect”) and attached hereto as Schedule 1 (the “Ancillary Tenant Improvement Plans”). The estimated cost of the Ancillary Tenant Improvements is Five Million Two Hundred Sixty Thousand Seven Hundred Fifty and 00/100 Dollars ($5,260,750.00) (the “Estimated ATI Costs”) based on the budget attached as Schedule 2 (the “Ancillary TI Budget”). Landlord shall pay the costs of such Ancillary Tenant Improvements, subject to Tenant’s contributions as provided in Section 1.3. Landlord shall cause the Ancillary Tenant Improvements to be constructed in accordance with the Ancillary Tenant Improvement Plans and in compliance in all material respects with all Applicable Laws. The Ancillary Tenant Improvements shall not be deemed to be Tenant Improvements nor shall the design and construction of the Ancillary Tenant Improvements be deemed to be Tenant Improvement Work. Tenant shall have the right to reasonably monitor and confirm Landlord’s completion of the Ancillary Tenant Improvements in accordance with the Ancillary Tenant Improvement Plans, and if any Ancillary Tenant Improvements have not been completed as required herein, Landlord shall promptly remedy the same, at its sole cost. With respect to the requirement that the Ancillary Tenant Improvements comply in all material respects with all Applicable Laws, the following shall apply: if Landlord or Tenant receives written notice from any governmental or quasi-governmental authority that the Ancillary Tenant Improvements violated any Applicable Laws as of the Commencement Date, then Landlord shall not be liable to Tenant for any damages, but Landlord, at no cost to Tenant, shall, as Tenant’s sole remedy, promptly and diligently perform such work or take such other action as may be necessary to cure such violation. Notwithstanding the foregoing, Landlord shall have the right to contest any alleged violation in good faith, including, without limitation, the right to apply for and obtain a waiver or deferment of compliance, the right to assert any and all defenses allowed by Applicable Laws, and the right to appeal any decisions, judgments or rulings to the fullest extent permitted by Applicable Laws, provided, that, in each case, such contest or appeal does not impose any imminent and material liability on Tenant or

Exhibit C, Page 1

materially interfere with Tenant’s ability to access or conduct its business in any portion of the Premises. Landlord’s obligation to perform work or take such other action to cure a violation under this Section 1.1 shall apply after the exhaustion of any and all rights to appeal or contest, provided, that, Landlord shall perform such work or take such action to cure the violation prior to the exhaustion of any right to appeal or contest if the failure to perform such work or take such action would impose any imminent and material liability on Tenant or materially interfere with Tenant’s ability to access or conduct its business in any portion of the Premises.

1.2 Modifications to Ancillary Tenant Improvements.

1.2.1 ATI Change Orders. No changes or modifications to the Ancillary Tenant Improvement Plans or the Ancillary Tenant Improvements (individually or collectively, “ATI Change Orders”) shall be made unless by written ATI Change Orders signed by Landlord and Tenant; provided, however, that Tenant’s approval shall not be required for, and Landlord may make, any ATI Change Order that may be necessary to obtain any Permits (as defined in Section 3.2.5), or that may be required by city officials or inspectors to comply with code rulings or interpretations, and ATI Change Orders relating to minor variations in the Ancillary Tenant Improvement Plans (namely, variations which are not inconsistent with the intent of the Ancillary Tenant Improvement Plans).

1.2.2 Tenant’s Proposed ATI Change Orders. Tenant may notify Landlord in writing of any ATI Change Orders which Tenant desires to make to the Ancillary Tenant Improvement Plans or the Ancillary Tenant Improvements provided that such proposed ATI Change Orders (a) do not materially, adversely affect the structural portions of the Building and (b) do not materially, adversely affect or materially, adversely interfere with the Building’s roof, elevators or bridges or the Building Systems. Tenant’s notice must be sufficiently detailed to permit Landlord to determine the impact on the Ancillary TI Budget (whether cost or savings) of making the proposed ATI Change Order. Landlord shall provide Tenant with a notice and description (“Landlord’s ATI Change Notice”) of any changes arising from Tenant’s proposed ATI Change Orders to (i) the Ancillary TI Budget and (ii) the Construction Schedule (as defined in Section 3.2.6); provided, however, that prior to any inquiry into the impact on the Ancillary TI Budget or Construction Schedule of the proposed ATI Change Order, and within two (2) business days after Tenant’s notice of a proposed ATI Change Order, Landlord shall provide Tenant with a preliminary estimate of the time required to investigate the proposed ATI Change Order and a request to expend funds required to undertake such investigation (an “ATI Investigation Notice”) whereupon Tenant may elect to withdraw the applicable proposed ATI Change Order and Landlord shall have no further obligation to process or consider Tenant’s proposed ATI Change Order until Tenant affirmatively elects in writing to continue. Landlord shall not unreasonably withhold or delay its approval of the proposed ATI Change Order and shall approve or reasonably disapprove any proposed ATI Change Order submitted by Tenant in a reasonable time period given the nature of such ATI Change Order and the circumstances under which such ATI Change Order is proposed, which time period shall in no event exceed five (5) business days (or such longer time as provided in an ATI Investigation Notice if Landlord has delivered an ATI Investigation Notice and Tenant has authorized Landlord to investigate the proposed ATI Change Order). If Landlord disapproves any ATI Change Order, Landlord shall return the ATI Change Order to Tenant with a statement of Landlord’s reasons for disapproval and/or specifying in reasonable detail any required corrections or revisions. Landlord shall approve or disapprove of any such revisions or corrections to an ATI Change Order made by Tenant within three (3) business days after receipt of such revisions or corrections. Upon receipt of the applicable Landlord’s ATI Change Notice and Landlord’s approval of the proposed ATI Change Order, Tenant may authorize Landlord in writing to proceed with such ATI Change Order and, upon such written authorization, Landlord shall proceed with construction of the Ancillary Tenant Improvements as so modified, and, subject to Section 1.3, any additional design and construction costs to be incurred by Landlord as a result of such ATI Change Order shall be paid by Tenant as part of Tenant’s ATI Contribution (hereinafter defined). If Tenant fails to

Exhibit C, Page 2

authorize Landlord to proceed with the ATI Change Order within three (3) business days after receipt of Landlord’s approval of the proposed ATI Change Order, Tenant shall be deemed to have withdrawn its request to so modify the Ancillary Tenant Improvements, and Landlord shall proceed with the construction of the Ancillary Tenant Improvements as provided in Section 1.1 without any ATI Change Order.

1.3 Landlord’s and Tenant’s Contributions to ATI Costs. Landlord will contribute to the costs of designing and constructing the Ancillary Tenant Improvements, as depicted on the Ancillary Tenant Improvement Plans and any approved ATI Change Order to the extent of Four Million One Hundred Fifty Two Thousand Five Hundred and 00/100 Dollars ($4,152,500.00) (“Landlord’s ATI Contribution”). Tenant shall pay all costs (other than ATI Excluded Costs as hereinafter defined) in excess of the Landlord’s ATI Contribution for (a) the costs of designing and constructing the Ancillary Tenant Improvements, as depicted on the Ancillary Tenant Improvement Plans, (b) charges and expenses for ATI Change Orders requested and authorized by Tenant (other than the cost of preparing an ATI Investigation Notice) and approved by Landlord and (c) changes and expenses for ATI Change Orders requested by Tenant but not authorized by Tenant where Tenant approved the expenditure of funds by Landlord as set forth in an ATI Investigation Notice (but not the cost of preparing such ATI Investigation Notice) (such excess being referred to herein as the “Tenant’s ATI Contribution”). Notwithstanding anything to the contrary set forth herein, to the extent that the costs of designing and constructing the Ancillary Tenant Improvements after deducting any ATI Excluded Costs, is less than Landlord’s ATI Contribution as determined on the ATI Final Reconciliation Statement (hereinafter defined), then such amounts shall be added to the Tenant Improvement Allowance (hereinafter defined).

1.3.1 Monthly ATI Budget Package. Landlord shall submit to Tenant monthly, during the performance of the Ancillary Tenant Improvements, a report setting forth in reasonable detail with respect to the prior calendar month: (a) a computation of the total costs of designing and constructing the Ancillary Tenant Improvements incurred by Landlord during the prior month other than the ATI Excluded Costs (collectively, “ATI Design/Construction Costs”) compared with the Ancillary TI Budget, accompanied by reasonable supporting evidence of the amounts shown thereon and (b) the cumulative ATI Design/Construction Costs incurred through the end of such month compared with the Ancillary TI Budget (each such submittal, a “Monthly ATI Budget Package”). Such report shall be submitted by the twentieth (20th) day of each month (or as soon thereafter as is reasonably practicable) and shall be accompanied by invoices for costs incurred during the previous month for the Ancillary Tenant Improvements and unconditional lien releases demonstrating that all previously invoiced Ancillary Tenant Improvement costs as of such date have been duly paid or reasonable evidence that such costs are being disputed in accordance with the express terms of the applicable written agreement.

1.3.2 Funding Ancillary Tenant Improvement Costs. Landlord shall pay the Landlord’s ATI Contribution in its entirety to parties entitled thereto prior to Landlord invoicing Tenant for Tenant’s ATI Contribution. Subject to the foregoing requirement that Landlord first fund Landlord’s ATI Contribution and following funding of the entire Landlord’s ATI Contribution, Landlord shall submit to Tenant, along with the Monthly Budget Package, a written invoice setting forth Tenant’s ATI Contribution required to pay costs incurred during the previous month for the Ancillary Tenant Improvements, which invoice shall be accompanied by reasonable supporting evidence of the amounts shown thereon (collectively, an “ATI Payment Request”), and Tenant shall pay the amount of the ATI Payment Request within fifteen (15) business days. If at any time Tenant disputes the amount of any ATI Payment Request, then Tenant may make the required payment under protest, in which event Landlord and Tenant shall proceed in good faith to resolve such dispute; and, if the dispute has not been resolved within fifteen (15) business days thereafter, then the dispute shall be resolved pursuant to binding

Exhibit C, Page 3

arbitration in accordance with Article 45 of the Lease. In no event shall Tenant have the right to withhold timely payment of any ATI Payment Request.

1.3.3 ATI Letter of Credit.

(a) ATI Letter of Credit. Within five (5) business days after the execution and delivery of this Lease, Tenant shall deliver to Landlord, an irrevocable and unconditional negotiable standby letter of credit (the “ATI Letter of Credit”) in the form attached hereto as Schedule 5 and containing the terms required herein, payable upon presentation to an operating retail branch located in San Francisco, California, running in favor of Landlord and issued by a bank with a long term rating from Standard and Poor’s Professional Rating Service of A or a comparable rating from Moody’s Professional Rating Service or higher, in the amount of One Million One Hundred Eight Thousand Two Hundred Fifty and 00/100 Dollars ($1,108,250.00), which amount is equal to the estimated amount of Tenant’s ATI Contribution. Landlord agrees that Wells Fargo Bank, N.A. meets all requirements set forth in this Work Letter for the bank issuing the ATI Letter of Credit and if selected by Tenant is deemed approved by Landlord to issue the ATI Letter of Credit. The ATI Letter of Credit shall (i) be “callable” at sight, irrevocable and unconditional, (ii) be maintained in effect, whether through renewal or extension, for the period from the date of issuance and continuing until the earlier of (A) the first anniversary of the Lease Date and (B) the date of Tenant’s payment in full of Tenant’s ATI Contribution (the “ATI LC Expiration Date”), (iii) permit partial draws and multiple presentations and drawings, and (iv) be otherwise subject to the Uniform Customs and Practices for Documentary Credits (2007-Rev), International Chamber of Commerce Publication #600, or the International Standby Practices-ISP 98, International Chamber of Commerce Publication #590. In addition to the foregoing, the bank issuing the ATI Letter of Credit (the “ATI Bank”) shall be acceptable to Landlord, in Landlord’s reasonable discretion. If Landlord notifies Tenant in writing that the ATI Bank (w) no longer maintains an operating retail branch located in San Francisco, California, (x) no longer has a long term rating from Standard and Poor’s Professional Rating Service of A or a comparable rating from Moody’s Professional Rating Service or higher, (y) is no longer under the supervision of the Superintendent of Banks of the State of California or a national banking association, or (z) has filed bankruptcy or reorganization proceedings or is placed into a receivership or conservatorship, then Tenant shall have thirty (30) days to provide Landlord with a substitute ATI Letter of Credit complying with all of the requirements of this Section 1.3.3(a). If Tenant does not so provide Landlord with a substitute ATI Letter of Credit within such thirty (30) day period, then Landlord, or its then managing agent, shall have the right to draw upon the then current ATI Letter of Credit, and the proceeds of the ATI Letter of Credit shall be held by Landlord and may only be applied by Landlord in accordance with the terms of this Work Letter. If the final reconciliation of the Ancillary Tenant Improvements (as provided in Section 1.4 below) has not been completed (and Tenant has not terminated the Lease in compliance with Section 2.4 of the Lease or Section 7.4.2 of this Work Letter) prior to the first anniversary of the Lease Date and Tenant fails to deliver a new ATI Letter of Credit or certificate of renewal or extension to Landlord at least thirty (30) days prior to the expiration of the ATI Letter of Credit then held by Landlord, then Landlord, or its then managing agent, shall have the right to draw upon the then current ATI Letter of Credit, and the proceeds of the ATI Letter of Credit shall be held by Landlord and may be applied by Landlord in accordance with the terms of this Work Letter. The ATI Letter of Credit will be honored by the ATI Bank regardless of whether Tenant disputes Landlord’s right to draw upon the ATI Letter of Credit. No condition or term of the Lease shall be deemed to render the ATI Letter of Credit conditional to justify the issuer of the ATI Letter of Credit in failing to honor a drawing upon such ATI Letter of Credit in a timely manner. Tenant agrees and acknowledges that (x) the ATI Letter of Credit constitutes a separate and independent contract between Landlord and the ATI Bank, (y) Tenant is not a third party beneficiary of such contract, and (z) in the event Tenant becomes a debtor under any chapter of the Bankruptcy Code, neither Tenant, any trustee, nor Tenant’s bankruptcy estate shall have any right to restrict or limit Landlord’s claim and/or rights to the ATI Letter of Credit and/or the proceeds thereof by application of Section 502(b)(6) of the

Exhibit C, Page 4

U.S. Bankruptcy Code or otherwise; provided, however, that nothing contained herein shall be deemed to prohibit Tenant from challenging the validity or amount of any draw on the ATI Letter of Credit following the occurrence thereof. The ATI Letter of Credit shall provide that Landlord, its successors and assigns, may, at any time and without first obtaining Tenant’s consent thereto, transfer (one or more times) all or any portion of its interest in and to the ATI Letter of Credit to another party, person or entity; provided, that, in each case Landlord provides Tenant written notice of such transfer. In the event of a transfer of Landlord’s interest in the Building, Landlord shall transfer the ATI Letter of Credit, in whole or in part, to the transferee, shall provide written notice of such transfer to Tenant and, upon such transfer and notice, shall, without any further agreement between the parties, be released by Tenant from all liability therefor arising after such transfer, and it is agreed that the provisions hereof shall apply to every transfer or assignment of the whole or any portion of said ATI Letter of Credit to a new landlord. In connection with any such transfer of the ATI Letter of Credit by Landlord, Landlord shall, at Landlord’s sole cost and expense, execute and submit to the ATI Bank such applications, documents and instruments, each in commercially reasonable form, as may be necessary to effectuate such transfer, and Landlord shall be responsible for the ATI Bank’s transfer and processing fees in connection therewith.

(b) Increase in ATI Letter of Credit. In addition, if at any time prior to the ATI Substantial Completion (hereinafter defined), but not more often then once per month, Tenant’s ATI Contribution increases by greater than ten percent (10%) of the original amount thereof, and the remaining unpaid Tenant’s ATI Contribution amount following the increase as of such date is greater than the amount of the existing ATI Letter of Credit, then Tenant shall, within ten (10) business days following notice thereof, provide Landlord with additional letter(s) of credit in an amount equal to the deficiency (or amend the existing ATI Letter of Credit to increase the amount thereof to equal the deficiency), and any such additional letter(s) of credit shall comply with all of the provisions of Section 1.3.3(a).

(c) Draws on Letter of Credit. If Tenant fails to timely pay any portion of Tenant’s ATI Contribution required to be paid by Tenant pursuant to Section 1.3.2 above, then Landlord shall give Tenant notice thereof and five (5) business days after such notice to cure such failure. After the expiration of such cure period, Landlord may make a draw on the ATI Letter of Credit up to such unpaid amount, which shall be deemed a satisfaction of the ATI Payment Request to the extent of such draw on the ATI Letter of Credit. Within ten (10) business days following the earlier of (i) Tenant’s payment in full of Tenant’s ATI Contribution and (ii) Tenant’s termination of the Lease in compliance with Section 2.4 of the Lease or Section 7.4.2 of this Work Letter, Landlord shall deliver to Tenant any remaining ATI Letter of Credit in Landlord’s possession and any unapplied funds previously drawn on the ATI Letter of Credit in accordance with Section 1.3.3 (a) or (c).

(d) Letter of Credit. In lieu of delivering an ATI Letter of Credit as required by Section 1.3.3(a) or any increase pursuant to Section 1.3.3(b), Tenant may elect in its sole and absolute discretion to cause the amount of the Letter of Credit (as defined in the Lease) to be increased by the amount of Tenant’s ATI Contribution or by the amount of any increase required by Section 1.3.3(b). If Tenant elects to do so, then the following shall apply:

(i) If Tenant fails to timely pay any portion of Tenant’s ATI Contribution required to be paid by Tenant pursuant to Section 1.3.2 above, then Landlord shall give Tenant notice thereof and five (5) business days after such notice to cure such failure. After the expiration of such cure period, Landlord may make a draw on the Letter of Credit up to such unpaid amount.

Exhibit C, Page 5

(ii) Upon the ATI LC Expiration Date, Tenant may, subject to Tenant’s obligations under Section 3.1.6(d) below, cause the Letter of Credit to be decreased to equal the Letter of Credit Amount (as defined in the Lease).

(iii) Within ten (10) business days following the ATI LC Expiration Date, Landlord shall deliver to Tenant any unapplied funds previously drawn on the Letter of Credit in accordance with this Section 1.3.3(d).

1.3.4 ATI Excluded Costs. The following costs and expenses relating to the design and construction of the Ancillary Tenant Improvement shall be borne by Landlord at no cost to Tenant in addition to Landlord’s ATI Contribution (collectively, the “ATI Excluded Costs”): (a) charges and expenses for ATI Change Orders requested by Landlord, whether or not approved by Tenant, except for (i) ATI Change Orders that may be necessary to obtain any Permits or that may be required by city officials or inspectors to comply with code rulings or interpretations, and (ii) ATI Change Orders relating to minor variations in the Ancillary Tenant Improvement Plans (namely, variations which are not inconsistent with the intent of the Ancillary Tenant Improvement Plans); (b) costs for which Landlord receives reimbursement from others, including, without limitation, insurers, bonding companies or sureties (if any), and warrantors (Landlord shall use commercially reasonable efforts to maximize the amount of all such reimbursements to which it is entitled); (c) wages, labor and overhead for overtime or premium time (unless expressly approved by Tenant in the Ancillary TI Budget or in any ATI Change Order); (d) additional costs and expenses incurred by Landlord on account of any contractor’s or subcontractor’s construction defects, to the extent covered by any applicable warranties; (e) costs arising from or in connection with the presence of Hazardous Materials in, on or under the Project; (f) liens, penalties and late charges attributable to Landlord’s failure to pay any costs or fees required to be paid by Landlord pursuant to the Ancillary TI Construction Agreement (as hereinafter defined) or any other contract or agreement to which Landlord is a party, except to the extent the foregoing are attributable to Tenant’s failure to perform any of Tenant’s obligations pursuant to this Work Letter; (g) restoration costs in excess of insurance proceeds as a consequence of casualties; (h) costs associated with bonding any contractors, subcontractors or vendors; (i) costs of utilizing freight elevators, parking, access to loading docks, security, utilities and HVAC at the Building in connection with construction of the Ancillary Tenant Improvements or otherwise prior to the Commencement Date; (j) attorneys’, experts’ and other fees and costs in connection with disputes attributable to Landlord’s failure to timely perform its covenants, obligations and agreements pursuant to the Ancillary TI Construction Agreement or any other contract or agreement to which Landlord is a party, except to the extent the foregoing are attributable to Tenant’s failure to perform any of Tenant’s obligations pursuant to this Work Letter; (k) the cost of any changes necessary to cause the Building Systems to be operational and in good condition or repair or to correct violations of the base, shell or core of the Premises or the Building or the Ancillary Tenant Improvements with Applicable Laws, unless the same are necessitated by reason of the installation of any of Tenant’s specialized personal property in the Premises, or by Tenant’s particular use or proposed use of the Premises, other than customary general office use; (l) any cost or expense arising in connection with the removal of any Lines located in the Building; (m) any other management, engineering, outside consulting and construction fees incurred by or on behalf of Landlord for the coordination of the Ancillary Tenant Improvements or Ancillary Tenant Improvement Plans (as opposed to the fees for the design of the Ancillary Tenant Improvements or the preparation of the Ancillary Tenant Improvement Plans); and (n) the cost of preparing any ATI Investigation Notice.

1.4 ATI Cost Reconciliation. Within thirty (30) days following final completion of the Ancillary Tenant Improvements, or as soon thereafter as is reasonably practicable, Landlord shall prepare for Tenant’s review and approval a final reconciliation of the total costs of the Ancillary Tenant Improvements setting forth the application of (a) Landlord’s ATI Contribution, (b) ATI Payment Requests paid by Tenant, and (c) any prior draws on the ATI Letter of Credit or, if applicable, the Letter

Exhibit C, Page 6

of Credit, together with conditional lien releases from the General Contractor and all subcontractors who have filed a preliminary 20-day notice (the “ATI Final Reconciliation Statement”). The ATI Final Reconciliation Statement shall also set forth the remaining unpaid amount of Tenant’s ATI Contribution (if any) or any overpayment by Tenant in connection with construction of the Ancillary Tenant Improvements. If Tenant has overpaid, then within thirty (30) days after delivery of the ATI Final Reconciliation Statement, Landlord shall refund any overpayment to Tenant. If Tenant has underpaid, then, within thirty (30) days after delivery of the ATI Final Reconciliation Statement, Tenant shall (i) either pay to Landlord the remaining unpaid amount of Tenant’s ATI Contribution (if any) set forth in the ATI Final Reconciliation Statement or (ii) deliver written notice to Landlord that Tenant disputes in whole or in part the remaining unpaid amount of Tenant’s ATI Contribution set forth in the ATI Final Reconciliation Statement. Landlord and Tenant shall proceed in good faith to resolve any dispute regarding the remaining unpaid amount of Tenant’s ATI Contribution for a period of twenty (20) days, at which time, if the dispute has not been resolved (as evidenced in a writing signed by Landlord and Tenant), the dispute shall be submitted to binding arbitration in accordance with Article 45 of the Lease. Tenant shall not be required to pay Landlord any disputed amount until such dispute is so resolved (Tenant shall, however, timely pay all amounts not in dispute). Landlord shall deliver unconditional lien releases from the General Contractor and all subcontractors who have filed a preliminary 20-day notice promptly following final payment of the General Contractor and such subcontractors.

1.5 No Liability of Tenant. Tenant shall have no liability for the completeness or accuracy of the Ancillary Tenant Improvement Plans (as the same may be modified or supplemented), and Landlord (or Landlord’s Architect) shall be responsible for performing all necessary field measurements and confirming the completeness and accuracy of such drawings. Tenant’s sole interest in reviewing the Ancillary Tenant Improvement Plans and monitoring the construction of the Ancillary Tenant Improvements is to protect Tenant’s interests, and no such review or any approval by Tenant shall be deemed to (a) create any liability of any kind on the part of Tenant, including, but not limited to, liability for design, engineering or fitness for a particular purpose, or (b) constitute a representation on the part of Tenant or any person consulted by Tenant in connection with such review and approval that the Ancillary Tenant Improvement Plans are correct or accurate or are in compliance with any Applicable Laws or the requirements of this Work Letter.

2. Design of the Tenant Improvements.

2.1 Tenant’s Architect and Designated Consultants. Tenant shall retain Nichols Booth Architects (“Tenant’s Architect”) to design the Tenant Improvements and prepare and coordinate Final Working Drawings (as defined in Section 2.2.3 below). Tenant shall retain such other engineers and consultants (“Tenant’s Consultants”) to prepare all plans and engineering working drawings relating to structural work, code compliance work or other specialized work in connection with the Tenant Improvements (excluding the MEP Drawings (hereinafter defined) which shall be Landlord’s responsibility), which Tenant’s Consultants shall be subject to Landlord’s approval, which shall not be unreasonably withheld. Tenant shall pay directly to Tenant’s Architect and Tenant’s Consultants all fees and costs of Tenant’s Architect and Tenant’s Consultants, including, without limitation, the cost of preparing the Final Working Drawings (as defined in Section 2.2.3), provided that Landlord shall contribute the Space Plan Allowance to reimburse Tenant for architectural costs as provided in Section 3.1.1. Tenant shall pay as a portion of Tenant’s Contribution (as defined hereinafter) the cost of all Tenant Permits (as defined in Section 3.2.5(a)).

2.2 Design of the Tenant Improvements.

2.2.1 Space Plan. Tenant’s final space plan for the Premises as approved by Landlord (the “Space Plan”) is attached hereto as Schedule 3.

Exhibit C, Page 7

2.2.2 Design Parameters. Within the period set forth in the Construction Schedule, Tenant shall (or shall cause Tenant’s Consultants) to prepare and submit for Landlord’s approval detailed parameters with respect to Tenant’s occupancy, programming and equipment for the Premises (“Design Parameters”) in sufficient detail to permit the MEP Subcontractors (hereinafter defined) to prepare the MEP Drawings.

2.2.3 Final Working Drawings. Within the period set forth in the Construction Schedule, Tenant shall cause Tenant’s Architect and Tenant’s Consultants to prepare and submit for Landlord’s approval complete and detailed construction plans and specifications in a format reasonably acceptable to Landlord, including a fully coordinated set of architectural and structural drawings for the Tenant Improvement Work (excluding the MEP Drawings which will be prepared by the MEP Subcontractors as provided in Section 2.2.5), in a form that is, when taken together with the MEP Drawings, sufficiently complete to bid on the work, obtain all required Permits and commence construction (the “Final Working Drawings”). Tenant shall furnish Landlord with four (4) copies of the Final Working Drawings. Tenant shall be permitted to deliver to Landlord for review the Final Working Drawings for portions of the Premises as opposed to the entire Premises at once at Tenant’s election, and Landlord shall review such partial delivery in the same manner per portion as if the delivery was related to the entire Premises. Landlord shall approve or disapprove of the Final Working Drawings by giving written notice to Tenant within ten (10) business days after receipt thereof. Landlord shall not unreasonably withhold or delay its approval of the Final Working Drawings, provided that, without limiting the generality of the foregoing, Landlord shall be entitled to withhold its consent to the Final Working Drawings if, in Landlord’s good faith judgment, the Final Working Drawings are materially inconsistent with, or do not materially conform to, the Space Plan and/or the Design Parameters. If Landlord disapproves the Final Working Drawings, Landlord shall return the Final Working Drawings to Tenant with a statement of Landlord’s reasons for disapproval and/or specifying in reasonable detail any required corrections and/or revisions. Landlord shall approve or disapprove of any such revisions to the Final Working Drawings within five (5) business days after receipt of such revisions. Landlord may not disapprove of any matter set forth in the Final Working Drawings which has been previously approved by Landlord or that is logically consistent with the Space Plan or the Design Parameters. This procedure shall be repeated until Landlord approves the Final Working Drawings. The Final Working Drawings, as so approved, together with the MEP Drawings, are herein referred to as the “Approved Working Drawings.” If any dispute regarding the design of the Tenant Improvements arises, which is not settled within ten (10) business days after notice of such dispute is delivered by one party to the other, Tenant may make the final decision regarding the design of the Tenant Improvements, provided (a) Tenant acts reasonably, (b) Tenant’s decision will not adversely affect the Building’s structural components or Building Systems, (c) the applicable Tenant Improvements in dispute (i) are customary office improvements, (ii) comply with Applicable Laws and (iii) do not affect the exterior appearance of the Building and (d) Tenant’s decision will not delay either Phase 1 Substantial Completion or Phase 2 Substantial Completion. If the Final Working Drawings have not been approved by Landlord within forty (40) business days after the delivery of the Final Working Drawings to Landlord, then, unless such delay is caused by Landlord’s failure to timely approve or disapprove the Final Working Drawings (or revisions thereto) pursuant to this Section 2.2.3 or Landlord’s unreasonable withholding of approval of such Final Working Drawings (or revisions thereto), each day that the Phase 1 Substantial Completion Date (as hereinafter defined) or the Phase 2 Substantial Completion Date (as hereinafter defined), as applicable, is actually delayed by reason of such failure shall count as one (1) day of Tenant Delay.

2.2.4 No Liability of Landlord. Landlord shall have no liability for the completeness or accuracy of the set of drawings of the Building previously delivered by Landlord to Tenant, and Tenant’s Architect shall be responsible for performing all necessary field measurements and confirming the completeness and accuracy of such drawings. Landlord’s sole interest in reviewing and approving the Space Plan and the Final Working Drawings is to protect the Building and Landlord’s

Exhibit C, Page 8

interests, and no such review or approval by Landlord shall be deemed to (a) create any liability of any kind on the part of Landlord, including, but not limited to, liability for design, engineering or fitness for a particular purpose, or (b) constitute a representation on the part of Landlord or any person consulted by Landlord in connection with such review and approval that the Space Plan or the Final Working Drawings are correct or accurate, or are in compliance with any Applicable Laws or the requirements of this Work Letter. Without limiting the foregoing, Tenant shall be responsible for ensuring that (i) all elements of the Design Parameters and the design of the Approved Working Drawings (excluding the MEP Drawings which shall be Landlord’s responsibility) comply with Applicable Laws and are otherwise suitable for Tenant’s use of the Premises, and (ii) no element of the Design Parameters or the design of the Approved Working Drawings (excluding the MEP Drawings which shall be Landlord’s responsibility) materially impairs any Building Systems and Landlord’s approval of the Final Working Drawings shall not relieve Tenant from such responsibility. Further, if Landlord incurs any cost as a result of any failure of the Approved Working Drawings (excluding the MEP Drawings which shall be Landlord’s responsibility) or the Design Parameters to comply with Applicable Laws or as a result of any impairment of any Building Systems or resulting from any defect in the Approved Working Drawings (excluding the MEP Drawings which shall be Landlord’s responsibility), then Tenant, upon written notice and request from Landlord, shall, at Landlord’s option, either (A) assign to Landlord any right Tenant may have under the Design Professional Agreements (defined below) to recover such cost from Tenant’s Architect and/or Tenant’s Consultants, as the case may be, or (B) at Tenant’s expense, use reasonable efforts to enforce such right directly against Tenant’s Architect and/or Tenant’s Consultants, as the case may be, for Landlord’s benefit. As used herein, “Design Professional Agreements” means the agreements between Tenant and Tenant’s Architect and Tenant’s Consultants pursuant to which the Design Parameters and the Approved Working Drawings (excluding the MEP Drawings) have been or will be prepared.

2.2.5 MEP Drawings. Within the period set forth in the Construction Schedule, Landlord shall cause (or shall cause the General Contractor to cause) the MEP Subcontractors (as hereinafter defined) to prepare and submit for Tenant’s approval, in a format reasonably acceptable to Tenant, complete and detailed construction plans, specifications and engineering working drawings related to mechanical, electrical, plumbing, elevator, fire protection, and life safety work to be completed in connection with the Tenant Improvements (including any code compliance work with respect to such mechanical, electrical, plumbing, elevator, fire protection, and life safety work), in a form that is sufficiently complete to obtain all required Permits and commence construction (the “Draft MEP Drawings”). The Draft MEP Drawings shall be based on the Final Working Drawings and the Design Parameters. Landlord shall furnish Tenant with four (4) copies of the Draft MEP Drawings. Tenant shall approve or disapprove of the Draft MEP Drawings by giving written notice to Landlord within the period set forth in the Construction Schedule after receipt thereof. Tenant shall not unreasonably withhold or delay its approval of the Draft MEP Drawings, provided that, without limiting the generality of the foregoing, Tenant shall be entitled to withhold its consent to the Draft MEP Drawings if, in Tenant’s good faith judgment, the Draft MEP Drawings are materially inconsistent with, or do not materially conform to, the Final Working Drawings or the Design Parameters. If Tenant disapproves the Draft MEP Drawings, Tenant shall return the Draft MEP Drawings to Landlord with a statement of Tenant’s reasons for disapproval and/or specifying in reasonable detail any required corrections and/or revisions. Tenant shall approve or disapprove of any such revisions to the Draft MEP Drawings within the period set forth in the Construction Schedule after receipt of such revisions. Tenant may not disapprove of any matter set forth in the Draft MEP Drawings which has been previously approved by Tenant or that is logically consistent with the Final Working Drawings and the Design Parameters. This procedure shall be repeated until Tenant approves the Draft MEP Drawings (such approved drawings, shall be referred to herein as the “MEP Drawings”). If the Draft MEP Drawings have not been approved by Tenant within the period set forth in the Construction Schedule after delivery of the Draft MEP Drawings to Tenant, then, unless such delay is caused by (a) Landlord’s failure to timely submit to Tenant for approval the Draft MEP Drawings (or revisions thereto) pursuant to this Section 2.2.5 or (b) the Draft MEP Drawings being, in Tenant’s

Exhibit C, Page 9

good faith judgment, materially inconsistent with, or failing to materially conform to, the Final Working Drawings or the Design Parameters, each day that the Phase 1 Substantial Completion Date or the Phase 2 Substantial Completion Date, as applicable, is actually delayed by reason of such failure shall count as one (1) day of Tenant Delay.

2.2.6 No Liability of Tenant. Tenant shall have no liability for the completeness or accuracy of the Draft MEP Drawings (as the same may be modified or supplemented), and Landlord (or the MEP Subcontractors) shall be responsible for performing all necessary field measurements and confirming the completeness and accuracy of such drawings. Tenant’s sole interest in reviewing the Draft MEP Drawings is to protect Tenant’s interests, and no such review or any approval by Tenant shall be deemed to (a) create any liability of any kind on the part of Tenant, including, but not limited to, liability for design, engineering or fitness for a particular purpose, or (b) constitute a representation on the part of Tenant or any person consulted by Tenant in connection with such review and approval that the Draft MEP Drawings are correct or accurate, or are in compliance with any Applicable Laws or the requirements of this Work Letter. Without limiting the foregoing, Landlord shall be responsible for ensuring that all elements of the design of the Draft MEP Drawings comply with Applicable Laws and any Tenant approval of the Draft MEP Drawings shall not relieve Landlord from such responsibility.

3. Construction of Tenant Improvements.

3.1 Responsibility for Design and Construction Costs.

3.1.1 Space Plan Allowance. Landlord agrees to reimburse Tenant for architectural costs incurred in connection with preparation of the Space Plan in an amount not to exceed Forty Thousand One Hundred Seventy Nine and 90/100 Dollars ($40,179.90) (calculated at the rate of $0.15 per Adjusted Rentable Square Foot within the Premises) (the “Space Plan Allowance”). Tenant may submit invoices to Landlord for payment of the Space Plan Allowance to reimburse Tenant or to pay Tenant’s Architect directly (if so requested by Tenant) for the Space Plan prepared by Tenant’s Architect. Following Landlord’s receipt of such invoices, Landlord shall within thirty (30) days thereafter pay Tenant for the amount requested in such invoice; provided in no event shall Landlord be obligated to make disbursements for the Space Plan in an amount which exceeds the Space Plan Allowance. The Space Plan Allowance shall not be deducted from the Tenant Improvement Allowance.

3.1.2 Tenant Improvement Allowance.

(a) Allowance. Subject to the conditions set forth in Section 3.1.2(b), Landlord will contribute to the costs of preparing the MEP Drawings and performing the Tenant Improvement Work, as depicted on the Approved Working Drawings and any approved Change Orders (as defined in Section 4 hereof), to the extent of the lesser of (a) Nine Million Four Hundred Seventy One Thousand Three Hundred Ten and 00/100 Dollars ($9,471,310.00) (calculated at the rate of $35.00 per Adjusted Rentable Square Foot in the Premises plus a credit against the commission due Tenant’s Broker in the amount of Ninety Six Thousand and 00/100 Dollars ($96,000.00)) or (b) the actual cost for the Permitted Allowance Items (hereinafter defined) (the “Tenant Improvement Allowance”). Tenant shall not be entitled to a credit for any unused portion of the Tenant Improvement Allowance in form of rent credit, rent abatement or otherwise, except as provided in Section 3.1.2(b).

(b) Permitted Allowance Items. Except as otherwise specified in this Work Letter, the Tenant Improvement Allowance may be applied only to the payment or reimbursement of the following (“Permitted Allowance Items”): (i) the cost of preparing the MEP Drawings, (ii) the cost of obtaining Permits, (iii) the Construction Administration Costs (as defined in

Exhibit C, Page 10

Section 3.3), (iv) the cost of performing the Tenant Improvement Work, including insurance, bonds, testing and inspection costs, hoisting and trash removal costs, contractors’ fees and general conditions, and sales and use taxes; (v) all costs of data and telephone cabling, kitchen equipment and signage (excluding all costs of other furnishings, fixtures, equipment and other personal property, including switches, servers, routers and similar data and telecommunications equipment except as provided below in this Section 3.1.2(b)); (vi) the cost of any change to the base, shell or core of the Premises or Building, including changes to the Ancillary Tenant Improvements, required by the Approved Working Drawings or the Design Parameters, including all direct architectural and/or engineering fees and expenses incurred in connection therewith; (vii) the cost of any change to the Approved Working Drawings or Tenant Improvements required by Applicable Laws; and (viii) the costs of any extended warranties requested by Tenant and obtained by Landlord pursuant to Section 3.2.8 below. From time to time during the course of construction, Landlord may charge against the Tenant Improvement Allowance any and all Permitted Allowance Items incurred by Landlord (except any Excluded Costs) as set forth in the then-approved Budget, including, without limitation, any increased costs incurred by Landlord as a result of, or in connection with Change Orders (except if such costs are Excluded Costs) or any reasonable and actual third-party costs and expenses to the extent incurred by Landlord in connection with, or as a consequence of, any Tenant Delay, as well as any reasonable and actual increase in the cost of construction of the Tenant Improvements to the extent attributable to Tenant Delay. If the actual cost of the Permitted Allowance Items shall be less than the Tenant Improvement Allowance, such unused portion of the Tenant Improvement Allowance in an amount not to exceed Two Million Eight Thousand Nine Hundred Ninety Five and 00/100 Dollars ($2,008,995.00) (calculated at the rate of $7.50 per Adjusted Rentable Square Foot in the Premises) (the “Unused Allowance Amount”) may be disbursed to Tenant and applied to the cost of Tenant’s furnishings, fixtures, equipment, and other personal property, including switches, servers, routers and similar data and telecommunications equipment, and /or Tenant’s moving expenses. If Tenant fails to submit reasonably satisfactory documentation requesting disbursement of the Unused Allowance Amount on or before the second (2nd) anniversary of the Commencement Date, Landlord shall have no further obligation to provide the Unused Allowance Amount or any remaining balance thereof to Tenant, nor shall Tenant be entitled to any rent credit or rent abatement for any unused portion of the Unused Allowance Amount.

(c) Suite 375 Premises Reduction. Notwithstanding anything to the contrary set forth in Section 3.1.2(a) regarding the amount and the calculation of the Tenant Improvement Allowance, the Tenant Improvement Allowance allocable to the Suite 375 Premises shall be reduced in connection with the Relocation of the Existing Tenant thereof. The Tenant Improvement Allowance set forth in Section 3.1.2(a) shall be reduced by an amount resulting from the following calculation: (1) the multiplication of (A) the Adjusted Rentable Square Feet of the Suite 375 Premises by (B) the rate of $35.00 and (2) the further multiplication of the foregoing product by a fraction, the numerator of which is the number of days from the Commencement Date to and including February 3, 2013 and the denominator of which is the number of days in the initial Term (such amount the “Suite 375 Reduction”). Upon the occurrence of the Commencement Date, Landlord and Tenant shall reconcile the actual Suite 375 Reduction in connection with preparation of the Final Reconciliation Statement (as defined in Section 3.1.7).

3.1.3 Budget.

(a) Budget. Attached hereto as Schedule 6 is a detailed breakdown by trade of the costs incurred or that will be incurred in connection with the preparation of the MEP Drawings and the construction of the Tenant Improvements, which Landlord may update from time to time (including to reflect any increase in costs resulting from any approved Change Order) (the most recently approved such budget, the “Budget”). The estimated cost of the preparation of the MEP

Exhibit C, Page 11

Drawings and the construction of the Tenant Improvements as of the Lease Date based on the Budget attached as Schedule 6 is Sixteen Million Five Hundred Thousand and 00/100 Dollars ($16,500,000.00).

(b) Excluded Costs. Notwithstanding the provisions of Section 3.1.2, the following costs and expenses relating to the Tenant Improvement Work shall be borne by Landlord at no cost to Tenant (collectively, the “Excluded Costs”): (i) charges and expenses for Change Orders requested by Landlord, whether or not approved by Tenant, except for (A) Change Orders that may be necessary to obtain any Permits or that may be required by city officials or inspectors to comply with code rulings or interpretations, (B) any change to the base, shell or core of the Premises or Building, including the Ancillary Tenant Improvements, required by the Approved Working Drawings or Design Parameters, and (C) Change Orders relating to minor variations in the Approved Working Drawings (namely, variations which are not inconsistent with the intent of the Approved Working Drawings); (ii) costs for which Landlord receives reimbursement from others, including, without limitation, insurers, bonding companies or sureties (if any), and warrantors (Landlord shall use commercially reasonable efforts to maximize the amount of all such reimbursements to which it is entitled); (iii) wages, labor and overhead for overtime or premium time (unless expressly approved by Tenant in the Budget or in any Change Order); (iv) additional costs and expenses incurred by Landlord on account of any contractor’s or subcontractor’s construction defects, to the extent covered by any applicable warranties; (v) costs arising from or in connection with the presence of Hazardous Materials in, on or under the Project; (vi) liens, penalties and late charges attributable to Landlord’s failure to pay any costs or fees required to be paid by Landlord pursuant to the TI Agreements (as hereinafter defined) or any other contract or agreement to which Landlord is a party, except to the extent the foregoing are attributable to Tenant’s failure to perform any of Tenant’s obligations pursuant to this Work Letter; (vii) restoration costs in excess of insurance proceeds as a consequence of casualties; (viii) costs associated with bonding any contractors, subcontractors or vendors; (ix) costs of utilizing freight elevators, parking, access to loading docks, security, and utilities or HVAC at the Building in connection with construction of the Tenant Improvements or Ancillary Tenant Improvements or otherwise prior to the Commencement Date; (x) attorneys’, experts’ and other fees and costs in connection with disputes attributable to Landlord’s failure to timely perform its covenants, obligations and agreements pursuant to the TI Agreements or any other contract or agreement to which Landlord is a party, except to the extent the foregoing are attributable to Tenant’s failure to perform any of Tenant’s obligations pursuant to this Work Letter; (xi) the cost of any changes necessary to cause the Building Systems to be operational and in condition or repair or to correct violations of the base, shell or core of the Premises or the Building or the Ancillary Tenant Improvements with Applicable Laws, unless the same are necessitated by reason of the installation of any of Tenant’s specialized personal property in the Premises, or by Tenant’s particular use or proposed use of the Premises other than customary general office use; (xii) except as set forth in Section 2.6.2 of the Lease, any cost or expense arising in connection with a Relocation; (xiii) any cost or expense arising in connection with the removal of any Lines located in the Premises or connecting the Premises to the Building’s riser system or MPOE Room as of the Lease Date; (xiv) other than the Construction Administration Costs (as hereinafter defined), any other management, engineering, outside consulting and construction fees incurred by or on behalf of Landlord for the coordination of the Tenant Improvement Work (as opposed to the fees for the design of the Tenant Improvements or the preparation of the Space Plan or the Approved Working Drawings); and (xv) the cost of preparing any Investigation Notice (as defined in Section 4 below).

3.1.4 Tenant’s Contribution. Except for the Excluded Costs and subject to Landlord’s obligation to disburse the Space Plan Allowance and the Tenant Improvement Allowance in accordance with Section 3.1, Tenant shall pay all costs in excess of the Tenant Improvement Allowance as set forth in the approved Budget for the costs of preparing the MEP Drawings and performance of the Tenant Improvement Work (such difference being referred to herein as the “Tenant’s Contribution”).

Exhibit C, Page 12

Notwithstanding anything to the contrary set forth herein, to the extent that there exists any unused contingency amounts in the Budget, then such amounts shall be used to offset Tenant’s Contribution.

3.1.5 Budget Package; Funding of Tenant’s and Landlord’s Contributions.

(a) Monthly Budget Package. Landlord shall submit to Tenant monthly, during the performance of the Tenant Improvements, a report setting forth in reasonable detail with respect to the prior calendar month: (i) a computation of the total costs of preparing the MEP Drawings and performing the Tenant Improvement Work incurred by Landlord during the prior month other than the Excluded Costs(collectively, “MEP Design/TI Construction Costs”) compared with the Budget, accompanied by reasonable supporting evidence of the amounts shown thereon, and (ii) the cumulative MEP Design/TI Construction Costs incurred through the end of such month compared with the Budget (each such submittal, a “Monthly Budget Package”). Such report shall be submitted by the twentieth (20th) day of each month (or as soon thereafter as is reasonably practicable) and shall be accompanied by invoices for costs incurred during the previous month for Tenant Improvements and unconditional lien releases demonstrating that all previously invoiced Tenant Improvement costs as of such date have been duly paid or reasonable evidence that such costs are being disputed in accordance with the express terms of the applicable written agreement. Tenant shall pay directly all costs and expenses incurred by Tenant under agreements between Tenant and Tenant’s Architect, Tenant’s Consultants and other consultants hired by Tenant in connection with the Tenant Improvements and the cost and expenses of other Permitted Allowance Items incurred directly by Tenant.

(b) Funding Tenant Improvement Costs. Landlord shall pay the Space Plan Allowance for the Space Plan and the Tenant Improvement Allowance for the Permitted Allowance Items in their entirety to parties entitled thereto prior to Landlord invoicing Tenant for Tenant’s Contribution; provided, however, that, if any MEP Design/TI Construction Costs incurred prior to the funding of the entire Space Plan Allowance and the Tenant Improvement Allowance are not either Permitted Allowance Items or Excluded Costs, then, notwithstanding the foregoing, Tenant shall pay such amounts within fifteen (15) business days following receipt of a Payment Request (hereinafter defined). Subject to the foregoing requirement that Landlord first fund Landlord’s Contribution and following the funding of Landlord’s Contribution, Landlord shall submit to Tenant, along with the Monthly Budget Package, a written invoice setting forth Tenant’s Contribution required to pay costs incurred during the previous month for the Tenant Improvements which invoice shall be accompanied by reasonable supporting evidence of the amounts shown thereon (collectively, a “Payment Request”), and Tenant shall pay the amount of the Payment Request within fifteen (15) business days. If at any time Tenant disputes the amount of any Payment Request, then Tenant may make the required payment under protest, in which event Landlord and Tenant shall proceed in good faith to resolve such dispute; and, if the dispute has not been resolved within fifteen (15) days thereafter, then the dispute shall be resolved pursuant to binding arbitration in accordance with Article 45 of the Lease. In no event shall Tenant have the right to withhold timely payment of any Payment Request.

3.1.6 TI Letter of Credit.

(a) TI Letter of Credit. Within five (5) business days after the execution and delivery of this Lease, Tenant shall deliver to Landlord, an irrevocable and unconditional negotiable standby letter of credit (the “TI Letter of Credit”) in the form attached hereto as Schedule 7 and containing the terms required herein, payable upon presentation to an operating retail branch located in San Francisco, California, running in favor of Landlord and issued by a bank with a long term rating from Standard and Poor’s Professional Rating Service of A or a comparable rating from Moody’s Professional Rating Service or higher, in the amount of Seven Million Twenty Eight Thousand Six Hundred Ninety and 00/100 Dollars ($7,028,690.00) which amount is equal to the estimated amount of

Exhibit C, Page 13

Tenant’s Contribution. Landlord agrees that Wells Fargo Bank, N.A. meets all requirements set forth in this Work Letter for the bank issuing the TI Letter of Credit and if selected by Tenant is deemed approved by Landlord to issue the TI Letter of Credit. The TI Letter of Credit shall (i) be “callable” at sight, irrevocable and unconditional, (ii) be maintained in effect, whether through renewal or extension, for the period from the date of issuance and continuing until the earlier of (A) the first anniversary of the Lease Date and (B) the date of Tenant’s payment in full of Tenant’s ATI Contribution (the “TI LC Expiration Date”), (iii) permit partial draws and multiple presentations and drawings, and (iv) be otherwise subject to the Uniform Customs and Practices for Documentary Credits (2007-Rev), International Chamber of Commerce Publication #600, or the International Standby Practices-ISP 98, International Chamber of Commerce Publication #590. In addition to the foregoing, the bank issuing the TI Letter of Credit (the “TI Bank”) shall be acceptable to Landlord, in Landlord’s reasonable discretion. If Landlord notifies Tenant in writing that the TI Bank (w) no longer maintains an operating retail branch located in San Francisco, California, (x) no longer has a long term rating from Standard and Poor’s Professional Rating Service of A or a comparable rating from Moody’s Professional Rating Service or higher, (y) is no longer under the supervision of the Superintendent of Banks of the State of California or a national banking association, or (z) has filed bankruptcy or reorganization proceedings or is placed into a receivership or conservatorship, then Tenant shall have thirty (30) days to provide Landlord with a substitute TI Letter of Credit complying with all of the requirements of this Section 3.1.6. If Tenant does not so provide Landlord with a substitute TI Letter of Credit within such thirty (30) day period, then Landlord, or its then managing agent, shall have the right to draw upon the then current TI Letter of Credit, and the proceeds of the TI Letter of Credit shall be held by Landlord and may be applied by Landlord in accordance with the terms of this Work Letter. If the final reconciliation of the Tenant Improvements (as provided in Section 3.1.7 below) has not been completed (and Tenant has not terminated the Lease in compliance with Section 2.4 of the Lease or Section 7.4.2 of this Work Letter) prior to the first anniversary of the Lease Date and Tenant fails to deliver a new TI Letter of Credit or certificate of renewal or extension to Landlord at least thirty (30) days prior to the expiration of the TI Letter of Credit then held by Landlord, then Landlord, or its then managing agent, shall have the right to draw upon the then current TI Letter of Credit, and the proceeds of the TI Letter of Credit shall be held by Landlord and may be applied by Landlord in accordance with the terms of this Work Letter. The TI Letter of Credit will be honored by the TI Bank regardless of whether Tenant disputes Landlord’s right to draw upon the TI Letter of Credit. No condition or term of the Lease shall be deemed to render the TI Letter of Credit conditional to justify the issuer of the TI Letter of Credit in failing to honor a drawing upon such TI Letter of Credit in a timely manner. Tenant agrees and acknowledges that (x) the TI Letter of Credit constitutes a separate and independent contract between Landlord and the TI Bank, (y) Tenant is not a third party beneficiary of such contract, and (z) in the event Tenant becomes a debtor under any chapter of the Bankruptcy Code, neither Tenant, any trustee, nor Tenant’s bankruptcy estate shall have any right to restrict or limit Landlord’s claim and/or rights to the TI Letter of Credit and/or the proceeds thereof by application of Section 502(b)(6) of the U.S. Bankruptcy Code or otherwise provided, however, that nothing contained herein shall be deemed to prohibit Tenant from challenging the validity or amount of any draw on the TI Letter of Credit following the occurrence thereof. The TI Letter of Credit shall provide that Landlord, its successors and assigns, may, at any time and without first obtaining Tenant’s consent thereto, transfer (one or more times) all or any portion of its interest in and to the TI Letter of Credit to another party, person or entity; provided, that, in each case, Landlord provides Tenant written notice of such transfer. In the event of a transfer of Landlord’s interest in the Building, Landlord shall transfer the TI Letter of Credit, in whole or in part, to the transferee, shall provide written of such transfer to Tenant and, upon such transfer and notice, shall, without any further agreement between the parties, be released by Tenant from all liability therefor arising after such transfer, and it is agreed that the provisions hereof shall apply to every transfer or assignment of the whole or any portion of said TI Letter of Credit to a new landlord. In connection with any such transfer of the TI Letter of Credit by Landlord, Landlord shall, at Landlord’s sole cost and expense, execute and submit to the TI Bank such applications, documents and instruments,

Exhibit C, Page 14

each in commercially reasonable form, as may be necessary to effectuate such transfer, and Landlord shall be responsible for the TI Bank’s transfer and processing fees in connection therewith.

(b) Increases and Decreases in TI Letter of Credit.

(i) In addition, if at any time prior to the Phase 2 Substantial Completion Date, but not more often then once per month, Tenant’s Contribution increases by more than ten percent (10%) of the original amount thereof, and the remaining Tenant’s Contribution amount following the increase as of such date is greater than the amount of the existing TI Letter of Credit, as set forth in the then-approved Budget, then Tenant shall, within ten (10) business days following notice thereof, provide Landlord with additional letter(s) of credit in an amount equal to the deficiency (or amend the existing TI Letter of Credit to increase the amount thereof to equal the deficiency), if any, and any such additional letter(s) of credit shall comply with all of the provisions of this Section 3.1.6.

(ii) Notwithstanding anything to the contrary contained in this Section 3.1.6, at any time after the Phase 1 Substantial Completion Date, Tenant shall have the one-time right to provide a substitute or amended TI Letter of Credit in an amount equal to the remaining Tenant’s Contribution, as set forth in the then-approved Budget, and any such substitute or amended letter(s) of credit shall comply with all of the provisions of this Section 3.1.6. Within five (5) business days following Tenant’s delivery of such a substitute TI Letter of Credit, Landlord shall deliver to Tenant any TI Letter of Credit in Landlord’s possession, along with any unapplied funds previously drawn on such existing TI Letter of Credit in accordance with Section 3.1.6(a) or (c).

(c) Draws on Letter of Credit. If Tenant fails to timely pay any portion of Tenant’s Contribution required to be paid by Tenant pursuant to this Section 3.1.5(b), then Landlord shall give Tenant notice thereof and five (5) business days after such notice to cure such failure. After the expiration of such cure period, Landlord may make a draw on the TI Letter of Credit up to such unpaid amount, which shall be deemed a satisfaction of the Payment Request to the extent of such draw on the TI Letter of Credit. Within ten (10) business days following the earlier of (i) Tenant’s payment in full of Tenant’s Contribution and (ii) Tenant’s termination of the Lease in compliance with Section 2.4 of the Lease or Section 7.4.2 of this Work Letter, Landlord shall deliver any remaining TI Letter of Credits in Landlord’s possession and any unapplied funds previously drawn on the TI Letter of Credit in accordance with Section 3.1.6 (a) or (c).

(d) Letter of Credit. In lieu of delivering a TI Letter of Credit as required by this Section 3.1.6 (or any increase pursuant to Section 3.1.6(b) above), Tenant may elect in its sole and absolute discretion to cause the amount of the Letter of Credit (as defined in the Lease) to be increased by Tenant’s Contribution or by the amount of any increase pursuant to Section 3.1.6(b) above. If Tenant elects to do so, then the following shall apply:

(i) If Tenant fails to timely pay any portion of Tenant’s Contribution required to be paid by Tenant pursuant to Section 3.1.5(b) above, then Landlord shall give Tenant notice thereof and five (5) business days after such notice to cure such failure. After the expiration of such cure period, Landlord may make a draw on the Letter of Credit up to such unpaid amount.

(ii) Upon the TI LC Expiration Date, Tenant may, subject to Tenant’s obligations under Section 1.3.3(d) above, cause the Letter of Credit to be decreased to equal the Letter of Credit Amount (as defined in the Lease).

Exhibit C, Page 15

(iii) Within ten (10) business days following the TI LC Expiration Date, Landlord shall deliver to Tenant any unapplied funds previously drawn on the Letter of Credit in accordance with this Section 3.1.6(d).

3.1.7 TI Costs Reconciliation. Within thirty (30) days following final completion of the Tenant Improvement Work (including any Punch-List Items as hereinafter defined) for the Phase 1 Premises or the Phase 2 Premises, as applicable, and acceptance thereof by Tenant, or as soon thereafter as is reasonably practicable, Landlord shall prepare for Tenant’s review and approval a final reconciliation of the total costs of the Tenant Improvements setting forth the application of (a) the Tenant Improvement Allowance, (b) Payment Requests paid by Tenant, and (c) any prior draws on the TI Letter of Credit or, if applicable, the Letter of Credit, together with conditional lien releases from the General Contractor and all subcontractors who have filed a preliminary 20-day notice (the “Final Reconciliation Statement”). The Final Reconciliation Statement shall also set forth the remaining unpaid amount of Tenant’s Contribution (if any) or any overpayment by Tenant in connection with construction of the Tenant Improvements. If Tenant has overpaid, then within thirty (30) days after delivery of the Final Reconciliation Statement, Landlord shall refund any overpayment to Tenant. If Tenant has underpaid, then within thirty (30) days after delivery of the Final Reconciliation Statement, Tenant shall (i) either pay to Landlord the remaining unpaid amount of Tenant’s Contribution (if any) set forth in the Final Reconciliation Statement or (ii) deliver written notice to Landlord that Tenant disputes in whole or in part the remaining unpaid amount of Tenant’s Contribution set forth in the Final Reconciliation Statement. Landlord and Tenant shall proceed in good faith to resolve any dispute regarding the remaining unpaid amount of Tenant’s Contribution for a period of twenty (20) days, at which time, if the dispute has not been resolved (as evidenced in a writing signed by Landlord and Tenant), the dispute shall be submitted to binding arbitration in accordance with Article 45 of the Lease. Tenant shall not be required to pay Landlord any disputed amount until such dispute is so resolved (Tenant shall, however, timely pay all amounts not in dispute). Landlord shall deliver unconditional lien releases from the General Contractor and all subcontractors who have filed a preliminary 20-day notice promptly following final payment of the General Contractor and such subcontractors.

3.2 Construction.

3.2.1 General Contractor. Landlord has selected Plant Construction (“General Contractor”) to construct the Tenant Improvements and the Ancillary Tenant Improvements. General Contractor has delivered to Landlord and Tenant a final proposal setting forth key terms of the TI Construction Contract (as defined in Section 3.2.2) (the “Final Proposal”).

3.2.2 Construction Contracts.

(a) Tenant Improvements. Landlord shall, within five (5) business days after the Lease Date, enter into a construction contract with the General Contractor to perform the Tenant Improvement Work, as shown on the Approved Working Drawings, excepting only minor variations (namely, variations which are not inconsistent with the intent of the Approved Working Drawings) and any Change Orders made pursuant to Section 4 below (the “TI Construction Contract”). The TI Construction Contract shall include, without limitation, the Required Terms (hereinafter defined). Prior to entering into the TI Construction Contract, Landlord shall deliver the final form of TI Construction Contract to Tenant. Tenant shall have three (3) business days after receipt of the form of TI Construction Contract to confirm that the TI Construction Contract conforms to the terms set forth in the Final Proposal and includes the Required Terms. Landlord shall not execute and deliver the TI Construction Contract prior to the earlier of (a) the expiration of such three (3) business day period or (b) Tenant’s earlier approval of the form of TI Construction Contract. Tenant’s failure to respond within such three (3) business day period shall be deemed to be Tenant’s approval of the form of TI Construction

Exhibit C, Page 16

Contract. If the TI Construction Contract conforms in all material respects to the terms set forth in the Final Proposal and includes the Required Terms, then Tenant shall have no further right to approve the form of the TI Construction Contract. If the TI Construction Contract does not conform in all material respects to the terms set forth in the Final Proposal and include all of the Required Terms, then Tenant may disapprove the form of TI Construction Contract, in which case, Landlord may not execute and deliver the TI Construction Contract until such conditions are satisfied. After the TI Construction Contract is initially executed and delivered, Landlord may not amend, modify or supplement the TI Construction Contract in any way which would cause the TI Construction Contract not to conform in all material respects to the terms set forth in the Final Proposal or not to include the Required Terms without Tenant’s prior written consent, which consent Tenant may withhold in its sole and absolute discretion. For purposes of this Work Letter, the “Required Terms” shall mean the following terms: (i) for the sole purpose of enforcing Tenant’s remedy set forth in Section 7.4.3 below, Tenant shall be an express third-party beneficiary of the TI Agreements (and any subcontracts to which Landlord is a third-party beneficiary) and may enforce the covenants, conditions and agreements set forth therein directly against the General Contractor (or the applicable subcontractor) (subject to any defenses the General Contractor or any subcontractors may have in the event of any continuing default by the “Owner” thereunder), (ii) Tenant shall be made a third-party beneficiary of all warranties set forth in the TI Agreements, (iii) General Contractor shall comply with the terms and conditions set forth in Section 2.2.5, above and Sections 3.2.4, 3.2.6 and 7.4.3 below, (iv) General Contractor shall provide notices to Tenant of any default under either of the TI Agreements (or any subcontracts) simultaneously with delivery of such notices to Landlord and Tenant may cure any default under the TI Agreements by Landlord after exercising the remedy set forth in Section 7.4.3 below, (v) General Contractor shall warrant for a period of at least one (1) year that the Ancillary Tenant Improvements and the Tenant Improvements will be constructed in accordance with, as applicable, the Ancillary Tenant Improvements Plans (and any duly made ATI Change Orders) or the Approved Working Drawings (and duly made Change Orders) and free from defects in workmanship and materials, (vi) no costs or fees shall be included that are duplicative of costs and fees included in the other TI Agreement, (vii) as to the TI Construction Contract only, the General Contractor’s fee shall reflect a market fee not to exceed three percent (3%) of the total hard construction costs and MEP/FLSS design build costs and, as to the Ancillary TI Construction Agreement, the General Contractor’s fee shall reflect a market fee not to exceed three and seventy-five hundredths percent (3.75%) of the total hard construction costs and MEP/FLSS design build costs; (viii) include a representation of the General Contractor that (A) it has not colluded with any other contractor or subcontractor to refrain from bidding in connection with the TI Construction Contract or has in any manner, directly or indirectly sought by agreement or collusion with any other contractor or subcontractor to fix prices, overhead, profit or costs in connection with bidding relating to the Tenant Improvement Work and (B) it will properly apportion costs and expenses between the Tenant Improvements and the Ancillary Tenant Improvements; (ix) each payment to the General Contractor shall be subject to a ten percent (10%) retention, which retention shall be payable to the General Contractor upon the final completion, as applicable, of the Tenant Improvement Work for the Phase 2 Premises (including Punch-List Items) and the construction of the Ancillary Tenant Improvements (including Punch-List Items).

(b) Ancillary Tenant Improvements. Landlord shall, within five (5) business days after the Lease Date, enter into a separate construction contract with the General Contractor to construct the Ancillary Tenant Improvement Work, as shown on the Ancillary Tenant Improvement Plans, excepting only minor variations (namely, variations which are not inconsistent with the intent of the Ancillary Tenant Improvement Plans) (the “Ancillary TI Construction Agreement” and together with the TI Construction Contract, the “TI Agreements”). The Ancillary TI Construction Agreement shall include, without limitation, the Required Terms. Prior to entering into the Ancillary TI Construction Agreement, Landlord shall deliver the final form of Ancillary TI Construction Agreement to Tenant. Tenant shall have three (3) business days after receipt of the form of Ancillary TI Construction Agreement to confirm that the Ancillary TI Construction Agreement conforms to the terms set forth in the

Exhibit C, Page 17

Final Proposal and includes the Required Terms. Landlord shall not execute and deliver the Ancillary TI Construction Agreement prior to the earlier of (A) the expiration of such three (3) business day period or (B) Tenant’s earlier approval of the form of Ancillary TI Construction Agreement. Tenant’s failure to respond within such three (3) business day period shall be deemed to be Tenant’s approval of the form of Ancillary TI Construction Agreement. If the Ancillary TI Construction Agreement conforms in all material respects to the terms set forth in the Final Proposal and includes the Required Terms, then Tenant shall have no further right to approve the form of the Ancillary TI Construction Agreement. If the Ancillary TI Construction Agreement does not conform in all material respects to the terms set forth in the Final Proposal and the Required Terms, then Tenant may disapprove the form of Ancillary TI Construction Agreement, in which case, Landlord may not execute and deliver the Ancillary TI Construction Agreement until such conditions are satisfied. After the Ancillary TI Construction Agreement is initially executed and delivered, Landlord may not amend, modify or supplement the Ancillary TI Construction Agreement in any way which would cause the Ancillary TI Construction Agreement not to conform in all material respects to the terms set forth in the Final Proposal or not to include the Required Terms without Tenant’s prior written consent, which consent Tenant may withhold in its sole and absolute discretion.

3.2.3 Selection of MEP Subcontractors. Prior to the Lease Date, Landlord, Tenant and the General Contractor agreed upon the list of qualified, licensed and reputable subcontractors and have selected the subcontractors set forth in Schedule 9 based upon proposals previously submitted to Landlord, Tenant and the General Contractor for the preparation of the MEP Drawings and the performance of Tenant Improvement Work relating to the mechanical, electrical, plumbing, life safety, and sprinkler systems in accordance with the MEP Drawings (the “MEP Work”). The subcontractors jointly selected by Landlord, Tenant and the General Contractor to perform the MEP Work are collectively referred to herein as the “MEP Subcontractors.”

3.2.4 Selection of Other Subcontractors. All subcontractors performing the Ancillary Tenant Improvements and the Tenant Improvement Work other than the MEP Subcontractors shall be referred to herein as the “Other Subcontractors.” In regard to all work to be performed by Other Subcontractors, Landlord, Tenant and the General Contractor shall compile a list of three (3) to five (5) qualified, licensed and reputable subcontractors per trade to submit bids to Landlord and the General Contractor for such work (the “Pre-Approved Other Subcontractors”). Tenant shall be entitled to designate not less than one (1) Pre-Approved Other Subcontractors per trade on each such list. Thereafter, Landlord and the General Contractor shall solicit bids from Pre-Approved Other Subcontractors set forth on each list, reconcile the bids to adjust for incorrect or inconsistent assumptions so a like kind comparison can be made and deliver the bids and such reconciliation to Tenant. The lowest responsible bidder in each case that commits to complete the Tenant Improvements in accordance with the Construction Schedule shall be selected; provided, however, that (i) Landlord may elect to select a higher bidder, in which case the amount of such increase shall be an Excluded Cost and (ii) Tenant may elect to select a higher cost proposal, in which case the amount of such increase shall be a Permitted Allowance Item; provided further, however, that if a higher bidder is required to be selected by Landlord pursuant to Applicable Laws, then the incremental increase in costs shall not be an Excluded Cost, but rather shall be a Permitted Allowance Item.

3.2.5 Permits.

(a) Tenant Permits. Tenant shall cause Tenant’s Architect to coordinate with the General Contractor to promptly submit the Approved Working Drawings (exclusive of the MEP Drawings) to the appropriate authorities to obtain city, county and state permits (the “Tenant Permits”) necessary to allow the General Contractor to commence and fully complete the construction of the Tenant Improvements described in the Approved Working Drawings. Landlord, in its capacity as the

Exhibit C, Page 18

owner of the Project, shall use diligent efforts to assist and cooperate with Tenant, Tenant’s Architect and the General Contractor in Tenant’s, Tenant’s Architect’s and General Contractor’s efforts to apply for, receive and implement the Permits and any other permits, licenses or other approvals required by any governmental or quasi-governmental authority, department agency, commission or board in order to construct the Tenant Improvements, Ancillary Tenant Improvements and MEP Work, as set forth in the Space Plan, Approved Working Drawings, Ancillary Tenant Improvement Plans, Design Parameters and MEP Drawings, as applicable. The General Contractor shall pick up the Tenant Permits upon issuance of the same. Neither Landlord nor Landlord’s consultants shall be responsible for submitting the Approved Working Drawings (exclusive of the MEP Drawings) to the appropriate governmental authorities for plan check in order to obtain any Tenant Permits and that submission of code compliant Approved Working Drawings (exclusive of the MEP Drawings) shall be Tenant’s responsibility. Any amendments or revisions to the Approved Working Drawings that may be necessary to obtain any such Tenant Permits, or which may be required by governmental officials or inspectors to comply with code rulings or interpretations, shall be prepared by (i) with respect to the Final Working Drawings, Tenant’s Architect, at Tenant’s expense (provided that to the extent funds are available, such expense may be reimbursed from the Tenant Improvement Allowance), and submitted to Landlord for Landlord’s review and approval, which review and approval shall be given in accordance with Section 2.2.3 hereof, except that Landlord shall approve or disapprove as set forth therein within three (3) business days or (ii) with respect to the MEP Drawings, an MEP Subcontractor, and submitted to Tenant for Tenant’s review and approval, which review and approval shall be given in accordance with Section 2.2.5 hereof, except that Tenant shall approve or disapprove as set forth therein within three (3) business days. If the Tenant Permits have not been issued within the period set forth on the Construction Schedule for obtaining such Tenant Permits after submission of the Approved Working Drawings to the appropriate authorities as provided above, then, unless such delay is caused by the failure of the Approved Working Drawings (exclusive of the MEP Drawings) to comply with Applicable Laws, then (A) any actual delay in the Phase 1 Substantial Completion beyond the later of (1) the Target Phase 1 Completion Date and (2) the date set forth for Phase 1 Substantial Completion on the then current Construction Schedule, caused by or attributable to actual delays in obtaining such Tenant Permits within such period set forth in the Construction Schedule shall constitute a Force Majeure Event with respect to the Phase 1 Premises only and (B) any actual delay in Phase 2 Substantial Completion beyond the later of (y) the Target Phase 2 Completion Date and (z) the date set forth for Phase 2 Substantial Completion on the then current Construction Schedule, caused by or attributable to actual delays in obtaining such Tenant Permits within such period set forth in the Construction Schedule shall constitute a Force Majeure Event with respect to the Phase 2 Premises only.

(b) Landlord Permits. Landlord shall cause the MEP Subcontractors to promptly submit the MEP Drawings to the appropriate authorities to obtain the city, county and state permits (the “Landlord Permits” and, together with the Tenant Permits, the “Permits”) necessary to allow the General Contractor to commence and fully complete the Tenant Improvement Work relating to the mechanical, electrical, plumbing, elevator, life safety, and sprinkler systems. The General Contractor will pick up the Landlord Permits upon issuance of same. Landlord shall be responsible for causing the submission of the MEP Drawings to the appropriate municipal authorities for plan check in order to obtain any Landlord Permits.

3.2.6 Construction; Access and Meetings; Open Book Basis.

(a) Construction; Access and Meetings. Attached hereto as Schedule 4 is a schedule setting forth milestone dates for the performance of all key actions to design, permit and construct the Ancillary Tenant Improvements and the Tenant Improvements and to otherwise reach Phase 1 Substantial Completion and Phase 2 Substantial Completion (the “Construction Schedule”). Until the Phase 2 Substantial Completion Date, if Landlord reasonably estimates that the milestone dates set forth in the Construction Schedule last delivered to Tenant are inaccurate, then

Exhibit C, Page 19

Landlord shall promptly revise the Construction Schedule and promptly deliver such revised Construction Schedule to Tenant. Landlord shall commence and diligently prosecute to completion construction of the Tenant Improvements described in the Approved Working Drawings following receipt of the Permits. Landlord shall use commercially reasonable efforts to cause (a) Phase 1 Substantial Completion to occur on or before the Target Phase 1 Completion Date and (b) Phase 2 Substantial Completion to occur on or before the Target Phase 2 Completion Date. During construction of the Ancillary Tenant Improvements and Tenant Improvements, Landlord shall carry “Builder’s All Risk” insurance covering the full replacement cost of the Ancillary Tenant Improvements and Tenant Improvements. Landlord shall obtain and deliver to Tenant a temporary or final certificate of occupancy, or final inspection and sign-off on the job card for the Ancillary Tenant Improvements and the Tenant Improvements or reasonable equivalent. Tenant’s representatives shall be entitled to attend the regular weekly construction meetings. Landlord shall provide Tenant at least seventy-two (72) hours notice of the time and place of such weekly construction meetings. In addition, Tenant may request one additional one (1) hour meeting with Landlord and General Contractor per week to discuss the status of the Tenant Improvements and the Ancillary Tenant Improvements. Tenant shall not communicate directly with the General Contractor outside of the scheduled construction meetings without Landlord’s prior approval. Landlord shall keep Tenant informed as to all material governmental inspections and shall permit Tenant or its representatives to be present thereat. Landlord hereby agrees to permit Tenant reasonable access to the Building throughout the designing, permitting and construction of the Tenant Improvements and the Ancillary Tenant Improvements, to inspect and observe work in progress, at all reasonable times. Any entry by Tenant shall comply with all established safety practices of the General Contractor.
(b) Open Book Basis. Landlord and Tenant shall have access to each other’s records, books, correspondence, instructions, drawings, receipts, vouchers, memoranda and similar data relating to this Work Letter, the Tenant Improvements and the Ancillary Tenant Improvements (collectively, the “Records”), and General Contractor shall preserve all such Records in its custody or control, for a period of one (1) year following the Phase 2 Substantial Completion Date. Landlord shall keep (and cause the General Contractor to keep) the Records in a manner to reasonably segregate costs, expenses and other items related to the Ancillary Tenant Improvements from costs, expenses and other items related to the Tenant Improvements. All Records shall be available to Landlord and Tenant on an “open book” basis promptly upon request but in no event later than two (2) business days after such request.

3.2.7 Substantial Completion.

(a) For purposes of the Lease, “Phase 1 Substantial Completion” shall mean the satisfaction of all of the following: (i) Landlord and its construction manager, in consultation with Tenant and Tenant’s Architect, mutually agree that the Tenant Improvement Work (exclusive of any improvements for the Cafeteria or any other kitchen in the Premises, any improvements to the Sidewalk Area, any improvements to the Parking Garage Roof Space and the installation of the Cafeteria/kitchen elevators/lifts) in the Phase 1 Premises has been completed in accordance with the Approved Working Drawings and any Change Orders, except for (A) finishing details, decorative items, minor omissions, mechanical adjustments, and similar items of the type customarily found on an architectural punch-list, the correction or completion of which items collectively will not substantially interfere with Tenant’s occupancy and use of the Phase 1 Premises (such items generally, “Punch-List Items”), and (B) any trade fixtures, workstations, telecommunications or computer cabling or built-in furniture or equipment to be installed by Tenant; and (ii) Tenant is legally permitted to occupy the Phase 1 Premises (as evidenced by a temporary or final certificate of occupancy, or final inspection and sign-off on the job card for the Tenant Improvement Work, or reasonable equivalent), provided, that, Tenant acknowledges that such a certificate of occupancy will not necessarily permit Tenant to operate every portion of such Phase 1 Premises for its intended Ancillary Uses at such date; (iii) the ATI Substantial

Exhibit C, Page 20

Completion (hereinafter defined) has occurred; and (iv) all material components of the Building Systems serving the Phase 1 Premises that are required for Tenant’s operation of its business within the Premises are in good order and operating condition. The “ATI Substantial Completion” shall mean the satisfaction of all of the following: (1) Landlord and Landlord’s Architect, in consultation with Tenant and Tenant’s Architect, mutually agree that the construction of the Ancillary Tenant Improvements has been completed in accordance with the Ancillary Tenant Improvement Plans and any ATI Change Orders, except for Punch-List Items; and (2) Tenant is legally permitted to occupy the portion of the Building improved or otherwise modified by the Ancillary Tenant Improvements (as evidenced by a temporary or final certificate of occupancy, or final inspection and sign-off on the job card for the Ancillary Tenant Improvements, or reasonable equivalent).

(b) For purposes of the Lease, “Phase 2 Substantial Completion” shall mean the satisfaction of all of the following: (A) Landlord and its construction manager, in consultation with Tenant and Tenant’s Architect, mutually agree that the Tenant Improvement Work in the Phase 2 Premises has been completed in accordance with the Approved Working Drawings and any Change Orders, except for Punch-List Items; (B) Tenant is legally permitted to occupy the Phase 2 Premises (as evidenced by a temporary or final certificate of occupancy, or final inspection and sign-off on the job card for the Tenant Improvement Work, or reasonable equivalent); (C) the Commencement Date has occurred; and (D) the Building Systems serving the Phase 2 Premises are in good order and operating condition.

(c) The “Phase 1 Substantial Completion Date” shall mean the date when Phase 1 Substantial Completion has occurred, and the “Phase 2 Substantial Completion Date” shall mean the date when Phase 2 Substantial Completion has occurred. Landlord shall notify Tenant of its belief that either Phase 1 Substantial Completion or Phase 2 Substantial Completion has occurred and provide Tenant reasonable documents and information regarding the satisfaction of the requirements thereof, and, promptly thereafter, Landlord and Tenant shall set a mutually convenient time for Tenant, Tenant’s Architect, Landlord and the General Contractor to inspect the applicable portion of the Tenant Improvement Work (and the Ancillary Tenant Improvements if ATI Substantial Completion has not yet been agreed upon by Landlord and Tenant) during which they shall confirm the occurrence of Phase 1 Substantial Completion or Phase 2 Substantial Completion and develop a mutually agreeable list of Punch List Items to be completed by Landlord. Landlord shall use commercially reasonable efforts to complete the Punch-List Items within thirty (30) calendar days after the Phase 1 Substantial Completion Date or the Phase 2 Substantial Completion Date, as applicable. Tenant shall cooperate with Landlord to facilitate completion of any Punch-List Items as quickly as possible.

3.2.8 Contractor’s Warranties. Except as expressly provided in the Lease or in this Work Letter, Tenant waives all Claims against Landlord relating to any construction defects in the Tenant Improvement Work; provided, however, that (a) the foregoing shall not affect, nor shall Tenant’s taking possession and acceptance of the Premises constitute a waiver of (i) any warranty by the General Contractor with respect to workmanship (including installation of equipment) or material, or (ii) any non-compliance of the base, shell or core of the Premises or the Building or the Ancillary Tenant Improvements with Applicable Laws; and (b) Tenant shall be entitled to receive the benefit of all construction warranties and manufacturer’s equipment warranties relating to equipment installed in the Premises. If requested by Tenant, Landlord shall attempt to obtain extended warranties from manufacturers and suppliers of such equipment, and the cost of any such extended warranties shall be a Permitted Allowance Item.

3.3 Construction Administration Costs. Tenant shall pay to Landlord (a) a fee in the amount of Seventy Five Thousand and 00/100 Dollars ($75,000.00) to compensate Landlord for coordinating the Tenant Improvement Work, plus (b) fifty percent (50%) of all reasonable out of pocket

Exhibit C, Page 21

costs paid by Landlord to any third-party consultant to review and approve the Space Plan, the Final Working Drawings, the Design Parameters or any portion of the Tenant Improvement Work, each to the extent relating solely to the design or construction of specialty improvements in the Cafeteria (the other fifty percent (50%) of such costs shall be paid solely by Landlord and shall be Excluded Costs) (collectively, the “Construction Administration Costs”).

4. Change Orders. If (i) prior to the Phase 1 Substantial Completion Date Tenant shall request improvements or changes to the Phase 1 Premises in addition to, revision of or substitution for the Tenant Improvements identified on the Space Plan or the Approved Working Drawings or (ii) prior to the Phase 2 Substantial Completion Date Tenant shall request improvements or changes to the Phase 2 Premises in addition to, revision of or substitution for the Tenant Improvements identified on the Space Plan or the Approved Working Drawings (any such improvements or changes, individually or collectively, “Change Orders”), Tenant shall deliver to Landlord a request for such Change Order together with documents showing the applicable improvements or changes in reasonably sufficient detail given the circumstances and nature of the applicable improvements or changes for Landlord to evaluate the feasibility thereof and determine the impact on the Budget (whether cost or savings) of making the proposed Change Order. Landlord shall provide Tenant with a notice and description (“Landlord’s Change Notice”) of any changes arising from Tenant’s proposed Change Orders to (a) the Budget and (b) the Construction Schedule; provided, however, that prior to any inquiry into the impact on the Budget or Construction Schedule of the proposed Change Order, and within two (2) business days after Tenant’s notice of a proposed Change Order, Landlord may provide Tenant with a preliminary estimate of the time required to investigate the proposed Change Order and a request to expend funds required to undertake such investigation (an “Investigation Notice”), whereupon Tenant may elect to withdraw the applicable proposed Change Order and Landlord shall have no further obligation to process or consider Tenant’s proposed Change Order until Tenant affirmatively elects in writing to continue. Landlord shall not unreasonably withhold or delay its approval of the proposed Change Order and shall approve or reasonably disapprove any proposed Change Order submitted by Tenant in a reasonable time period given the nature of such Change Order and the circumstances under which such Change Order is proposed, which time period shall in no event exceed five (5) business days (or such longer time as provided in an Investigation Notice if Landlord has delivered an Investigation Notice and Tenant has authorized Landlord to investigate the proposed Change Order). If Landlord disapproves any Change Order, Landlord shall return the Change Order to Tenant with a statement of Landlord’s reasons for disapproval and/or specifying in reasonable detail any required corrections or revisions. Landlord shall approve or disapprove of any such revisions or corrections to a Change Order made by Tenant within three (3) business days after receipt of such revisions or corrections. No changes or modifications to the Approved Working Drawings shall be made unless by written Change Orders signed by Landlord and Tenant; provided, however, that Tenant’s approval shall not be required for, and Landlord may make, any Change Order that may be necessary to obtain any Permits, or that may be required by city officials or inspectors to comply with code rulings or interpretations, and Change Orders relating to minor variations in the Approved Working Drawings (namely, variations which are not inconsistent with the intent of the Approved Working Drawings. Upon receipt of the applicable Landlord’s Change Notice and Landlord’s approval of the proposed Change Order, Tenant may authorize Landlord in writing to proceed with such Change Order and, upon such written authorization, Landlord shall proceed with construction of the Tenant Improvements as so modified, and, subject to Section 3.1.4, any additional design and construction costs to be incurred by Landlord as a result of such Change Order shall be paid by Tenant as part of Tenant’s Contribution. If Tenant fails to authorize Landlord to proceed with the Change Order within three (3) business days after receipt of Landlord’s approval of the proposed Change Order, Tenant shall be deemed to have withdrawn its request to so modify the Tenant Improvements, and Landlord shall proceed with the construction of the Tenant Improvements without any Change Order.

Exhibit C, Page 22

5. Delays.

5.1 Tenant Delay. To the extent any actual delay in the Phase 1 Substantial Completion Date (including the ATI Substantial Completion) or the Phase 2 Substantial Completion Date is caused by or is attributable to: (a) any Change Order or ATI Change Order (y) requested and subsequently authorized by Tenant and approved by Landlord or (z) requested by Tenant but not authorized by Tenant where Tenant approved a period of delay set forth in a Landlord’s ATI Change Notice or Landlord’s Change Notice for the investigation by Landlord of a Change Order or ATI Change Order, as applicable, but excluding (1) in each case, any period of time taken to prepare an Investigation Notice or ATI Investigation Notice, as applicable and (2) with respect to delays described in clause (y), any period of delay (except due to other Tenant Delays) beyond the period described in the Landlord’s ATI Change Notice or Landlord’s Change Notice, as applicable; (b) Tenant’s requirement for materials, components, finishes or improvements that are not (i) readily available within industry-standard lead times (for instance, items which must be custom-made or specially ordered) to the extent such items require time to procure beyond that taken for standard items or (ii) available in a commercially reasonable time given the Target Phase 1 Completion Date and the Target Phase 2 Completion Date, provided, that Landlord delivered written notice to Tenant prior to Landlord’s approval of the Final Working Drawings if any such materials, components, finishes or improvements would be long lead time items; (c) Tenant’s failure to comply with the deadlines for delivery to Landlord of the Design Parameters or the Final Working Drawings, (d) Tenant’s failure to take any action prior to any deadlines set forth in the Construction Schedule or this Work Letter; (e) failure of the Approved Working Drawings (other than the MEP Drawings) to comply with Applicable Laws, including, but not limited to, actual delays in the issuance of Tenant Permits and/or delays in the issuance of a temporary or final certificate of occupancy or final inspection and sign-off on the job card for the Tenant Improvements solely as a result of such failure; (f) any other act or omission of Tenant or of any other Tenant Party which materially interferes with Landlord’s ability to perform the Tenant Improvement Work; (g) any required change to the base, shell or core of the Premises or the Building, including the Ancillary Tenant Improvements, required by the Approved Working Drawings (excluding any changes necessary to cause the Building Systems to be operational and in good condition and repair or to correct violations of the base, shell or core of the Premises or the Building, the Building Systems or the Ancillary Tenant Improvements with Applicable Laws), (h) Tenant’s failure to act reasonably where Tenant is required to act reasonably under the terms of this Work Letter, and (i) Tenant’s failure to timely pay any amounts owed to Tenant’s Architect, Tenant’s Consultant and other consultants hired by Tenant in connection with the Tenant Improvements, such delay shall constitute a “Tenant Delay;” and, notwithstanding anything to the contrary set forth in the Lease or in this Work Letter and regardless of the actual Phase 1 Substantial Completion Date (including actual ATI Substantial Completion) or Phase 2 Substantial Completion Date hereunder, the Phase 1 Substantial Completion Date or the Phase 2 Substantial Completion Date, as applicable, shall be deemed to be the date the Phase 1 Substantial Completion Date (and/or ATI Substantial Completion) or Phase 2 Substantial Completion Date that would have occurred but for Tenant Delay(s). Notwithstanding the foregoing, to the extent any Tenant Delay only delays Phase 2 Substantial Completion and/or ATI Substantial Completion (as opposed to the Phase 1 Substantial Completion Date or the Phase 2 Substantial Completion Date), then there shall be no deemed change to the Phase 1 Substantial Completion Date or the Phase 2 Substantial Completion Date, as applicable. For example, if a Tenant Delay occurs which causes the ATI Substantial Completion to be delayed by ten (10) days, but notwithstanding the Tenant Delay the ATI Substantial Completion still occurs prior to the Phase 1 Substantial Completion Date, then there shall be no deemed change in the Phase 1 Substantial Completion Date. Notwithstanding anything to the contrary contained herein, in no event shall either (A) failure by Tenant to timely pay any amounts owed to Landlord hereunder or (B) any delay of any kind in connection with improvements for the Cafeteria or any other kitchen in the Premises, any improvements to the Sidewalk Area, any improvements to the Parking Garage Roof Space or the installation of the Cafeteria/kitchen elevators/lifts, constitute a Tenant Delay; provided, however, that if

Exhibit C, Page 23

(i) Tenant fails to timely pay any amounts owed to Landlord hereunder, (ii) the amount of either the TI Letter of Credit or the ATI Letter of Credit, as applicable, is less than the amount Tenant fails to timely pay and (iii) an actual delay in the Phase 1 Substantial Completion Date (including the ATI Substantial Completion) or the Phase 2 Substantial Completion Date is caused by or is attributable to Tenant’s failure to timely pay, then such failure to timely pay shall constitute a Tenant Delay hereunder. Landlord may increase the Budget to pay any reasonable and actual third-party costs and expenses to the extent incurred by Landlord in connection with, or as a consequence of, any Tenant Delay, as well as any reasonable and actual increase in the cost of construction of the Tenant Improvements to the extent attributable to Tenant Delay. Except for any Tenant Delay resulting from Tenant’s failure to comply with the deadline for delivery of the Final Working Drawings, or failure to take any other action prior to any deadline specifically set forth in this Work Letter, no Tenant Delay shall be deemed to have occurred unless Landlord gives Tenant prior written notice or written notice within five (5) business days of the occurrence, as may be reasonable under the circumstances, specifying the claimed reasons for such Tenant Delay, and Tenant shall fail to correct or cure such Tenant Delay within one (1) business day. There shall be excluded from the number of days of any Tenant Delay any days of delay which are primarily caused by a Force Majeure Event. If either the Phase 1 Substantial Completion Date or the Phase 2 Substantial Completion Date is actually delayed due to Tenant Delay, then Landlord and Landlord’s construction manager shall reasonably determine in consultation with Tenant and the Tenant Architect the date on which the applicable Tenant Improvements would have been completed but for such Tenant Delay and such certified date shall be the Phase 1 Substantial Completion Date or Phase 2 Substantial Completion Date, as applicable.

5.2 Landlord Delay. To the extent any actual delay in the Phase 1 Substantial Completion Date, the Phase 2 Substantial Completion Date or any Construction Completion Date is caused by or is attributable to: (a) Landlord’s failure to take any action prior to any deadline for taking such action (including the failure to timely pay any amounts owed to Tenant), (b) failure of the MEP Drawings to comply with Applicable Laws, including, but not limited to, actual delays in the issuance of Tenant Permits and/or delays in the issuance of a temporary or final certificate of occupancy or final inspection and sign-off on the job card for the Tenant Improvements solely as a result of such failure; (c) any required change to correct violations of the base, shell or core of the Premises or the Building or the Building Systems or the Ancillary Tenant Improvements with Applicable Laws), and (d)Landlord’s failure to act reasonably where Landlord is required to act reasonably under the terms of this Lease, such delay shall constitute a “Landlord Delay.” Except for any Landlord Delay resulting from Landlord’s failure to take any action prior to any deadline for taking such action, no Landlord Delay shall be deemed to have occurred unless Tenant gives Landlord prior written notice or written notice within five (5) business days of the occurrence, as may be reasonable under the circumstances, specifying the claimed reasons for such Landlord Delay, and Landlord shall fail to correct or cure such Landlord Delay within one (1) business day. There shall be excluded from the number of days of any Landlord Delay any days of delay which are primarily caused by a Force Majeure Event. If any of the Phase 1 Substantial Completion Date, the Phase 2 Substantial Completion Date or any Construction Completion Date is actually delayed due to Landlord Delay, then Tenant and Tenant’s Architect shall reasonably determine in consultation with Landlord and Landlord’s construction manager the date on which the Tenant Improvements would have been completed but for such Landlord Delay and such certified date shall be the Phase 1 Substantial Completion Date or the Phase 2 Substantial Completion Date, as applicable.

6. Ownership of Tenant Improvements. The Tenant Improvements shall be deemed, effective upon installation, to be a part of the Premises and the Building and shall be deemed to be the property of Landlord (subject to Tenant’s right to use the same during the Lease Term), and shall be surrendered at the expiration or earlier termination of the Lease Term, except as provided in Section 32.13.2 of the Lease.

Exhibit C, Page 24

7. Miscellaneous.

7.1 Tenant’s Representative. Tenant has designated Peter Schaffer (“Tenant’s Representative”) as its sole representative with respect to the matters set forth in this Work Letter, who, until further notice to Landlord, shall have full authority and responsibility to act on behalf of the Tenant as required in this Work Letter. Tenant may change Tenant’s Representative at any time upon not less than five (5) business days advance written notice to Landlord.

7.2 Landlord’s Representative. Landlord has designated Sean Donnelly (“Landlord’s Representative”) as its sole representative with respect to the matters set forth in this Work Letter, who, until further notice to Tenant, shall have full authority and responsibility to act on behalf of the Landlord as required in this Work Letter. Landlord may change Landlord’s Representative at any time upon not less than five (5) business days advance written notice to Tenant.

7.3 Delinquent Payments. All amounts payable by Tenant under this Work Letter constitute Additional Rent, and if not paid when due, shall be subject to late charges, interest, and collection expenses as set forth in the Lease.

7.4 Tenant’s Remedies.

7.4.1 Default. The following shall be deemed to be a material default of Landlord if such failure continues for more than thirty (30) days after written notice from Tenant to Landlord and any Encumbrancer; provided that if such failure is not due to the default of Tenant hereunder (including Tenant’s failure to timely pay Tenant’s ATI Contribution or Tenant’s Contribution) or a Force Majeure Event and if such failure cannot reasonably be cured within a thirty (30) day period, a material default shall not be deemed to have occurred if Landlord (or any Encumbrancer or other successor to Landlord) promptly commences such cure within said period of thirty (30) days, and thereafter diligently pursues the same to completion: (a) Landlord’s failure to perform its material obligations under this Work Letter, (b) Landlord’s failure to respond to requests for approvals under this Work Letter, (c) Landlord’s failure to diligently prosecute the construction of the Ancillary Tenant Improvements and the Tenant Improvement Work, (d) Landlord’s failure to pay the General Contractor or other parties involved in the construction of the Ancillary Tenant Improvements and the Tenant Improvement Work in accordance with the applicable TI Agreements (or other contract applicable to such party) other than failure to pay due to a good faith protest to the extent permitted under the applicable TI Agreements, (e) Landlord’s material default under any of the TI Agreements or any other contracts in connection with construction of the Ancillary Tenant Improvements and the Tenant Improvement Work to which Landlord is a party which would allow the General Contractor to either terminate the applicable TI Agreement or cease work, or (f) the cessation of construction of the Ancillary Tenant Improvements and the Tenant Improvement Work after commencement thereof for reasons other than a Force Majeure Event or Tenant Delay (a “Cessation of Work”).

7.4.2 Termination following 45 Day Cessation. If any Cessation of Work continues for more than forty five (45) days after written notice from Tenant to Landlord and any Encumbrancer (the “Forty Five Day Period”), then Tenant shall have the right to terminate this Lease (“Cessation Termination Right”); provided that if such Cessation of Work cannot reasonably be cured before the expiration of the Forty Five Day Period, then Tenant may not exercise the Cessation Termination Right if Landlord (or any Encumbrancer or other successor to Landlord) promptly commences to cure such Cessation of Work before the expiration of the Forty Five Day Period, and thereafter diligently pursues the same to completion; provided, further, that if Encumbrancer cannot reasonably cure such Cessation of Work without obtaining possession of the Project or appointment of a receiver, then Tenant may not exercise the Cessation Termination Right, if before the expiration of the

Exhibit C, Page 25

Forty Five Day Period, Encumbrancer commences proceedings to obtain possession of the Project or appointment of a receiver and thereafter diligently prosecutes such proceedings to completion and promptly after obtaining possession of the Project or appointment of a receiver, Encumbrancer (or such receiver) promptly commences to cure such Cessation of Work, and thereafter diligently pursues the same to completion. Tenant shall have the right to terminate this Lease by giving written notice of such termination to Landlord at any time after such Cessation of Work and prior to the recommencement of the Tenant Improvement Work and the Ancillary Tenant Improvements. In the event of such termination, Tenant shall be entitled to seek payment from Landlord of such losses, costs, expenses or damages incurred by Tenant as a result of the termination of the Lease and exercise any other rights and remedies available to Tenant under Applicable Laws, subject to the provisions set forth in Section 22.2 of the Lease. If so terminated, (a) neither Landlord nor Tenant shall have any further rights, duties or obligations under the Lease, except with respect to provisions which expressly survive termination of the Lease, and (b) Landlord shall promptly return to Tenant the first month’s Base Rent payment delivered by Tenant to Landlord pursuant to Section 4.1 of the Lease, the TI Letter of Credit, the ATI Letter of Credit and the Letter of Credit.

7.4.3 Construction Management. If Landlord materially defaults in the performance of its obligations under this Work Letter as set forth in Section 7.4.1 above, then Tenant may, after notice to Landlord and any Encumbrancer (which notice must specify that Tenant intends to exercise its rights pursuant to this Section 7.4.3), elect to manage construction of the Ancillary Tenant Improvements and/or the Tenant Improvements by delivering written notice to Landlord and the General Contractor, in which case, without limiting the provisions of Section 2.8 of the Lease, the following shall apply: (a) Tenant shall be responsible for all aspects of the management of the construction of the Ancillary Tenant Improvements and/or the Tenant Improvements, (b) Tenant shall no longer be required to seek the approval of Landlord for any matters for which Landlord’s approval is required under this Work Letter, (c) Landlord shall not be entitled to the portion of the Construction Administration Costs set forth in clause (a) of Section 3.3, (d) the General Contractor shall reasonably cooperate with Tenant to transition management of construction of the Ancillary Tenant Improvements and/or Tenant Improvements to Tenant, (e) within thirty (30) days after receipt of a reasonably detailed invoice, Landlord shall reimburse Tenant for any reasonable costs and expenses incurred by Tenant associated with the design and construction of the Ancillary Tenant Improvements and/or Tenant Improvements which are Landlord’s responsibility under the terms and conditions set forth in this Work Letter, and (f) promptly upon request therefor from Tenant, Landlord will assign to Tenant the TI Agreements.

7.4.4 Remedies Cumulative. Except as otherwise expressly provided in the Lease or this Work Letter, the rights and remedies set forth in this Section 7.4 are cumulative and, in addition to the rights and remedies set forth herein, Tenant shall have other rights and remedies available at law or in equity.

7.5 Notices of Non-Responsibility. Tenant may post one or more written notices at the Project in conspicuous locations indicating that Tenant is not liable for payment of the General Contractor or any subcontractors.

7.6 Approvals. Unless otherwise provided in this Work Letter, whenever approval, consent or satisfaction (collectively, an “approval”) is required of a party pursuant to this Work Letter or a Schedule hereto, such approval shall not be unreasonably withheld, conditioned or delayed. Unless provision is made for a specific time period, approval (or disapproval) shall be given within five (5) business days after receipt of the request for approval. Nothing contained in this Work Letter shall limit the right of a party to act or exercise its business judgment in a subjective manner with respect to any matter as to which it has been (a) specifically granted such right, (b) granted the right to act in its sole discretion or sole judgment, or (c) granted the right to make a subjective judgment hereunder, whether

Exhibit C, Page 26

“objectively” reasonable under the circumstances, and any such exercise shall not be deemed inconsistent with any covenant of good faith and fair dealing implied by law to be part of this Work Letter or the Lease.

[no further text on this page]

Exhibit C, Page 27

SCHEDULE 1

ANCILLARY TENANT IMPROVEMENTS PLANS

[attached]

Exhibit C, Schedule 1

Exhibit C, Schedule 1
Ancillary Tenant Improvements PlansPage 1 of 34

STUDIOS architecture

699

ANCILLARY TENANT IMPROVEMENTS
699 8TH STREET, SAN FRANCISCO, CA

699 8TH STREET
ANCILLARY TENANT IMPROVEMENTS

SCHEMATIC DESIGN PRICING: SEPTEMBER 15, 2010

COVER SHEET, PROJECT DATA, SHEET INDEX

A0.01

Exhibit C, Schedule 1
Ancillary Tenant Improvements PlansPage 2 of 34

8TH STREET
TOWNSEND STREET
FUTURE TENANT AREA
(E) TENANT AREA
(E) TENANT AREA
1 LEVEL 1 - CONCOURSE - EGRESS AND SCOPE OF WORK
8TH STREET
FUTURE TENANT
FUTURE TENANT
TOWNSEND STREET
FLOOR 1 BELOW
2 LEVEL 1 - STREET LEVEL - EGRESS AND SCOPE OF WORK
STUDIOS architecture
699
ANCILLARY TENANT IMPROVEMENTS
699 8TH STREET, SAN FRANCISCO, CA
LEVEL 1 AND STREET LEVEL EGRESS AND SCOPE OF WORK
A0.10

Exhibit C, Schedule 1
Ancillary Tenant Improvements PlansPage 3 of 34

8TH STREET
FUTURE TENANT SPACE
FUTURE TENANT SPACE
TOWNSEND STREET
1 LEVEL 2 - ATRIUM - EGRESS AND SCOPE OF WORK
8TH STREET
FUTURE TENANT AREA
TOWNSEND STREET
2 LEVEL 3 - EGRESS AND SCOPE OF WORK
LEVEL 2 AND LEVEL 3 EGRESS AND SCOPE OF WORK
A0.11
STUDIOS architecture
699
ANCILLARY TENANT IMPROVEMENTS
699 8TH STREET, SAN FRANCISCO, CA

Exhibit C, Schedule 1
Ancillary Tenant Improvements PlansPage 4 of 34

8TH STREET
TOWNSEND STREET
1 LEVEL 4 - EGRESS AND SCOPE OF WORK
8TH STREET
FUTURE TENANT AREA
FUTURE TENANT AREA
TOWNSEND STREET
2 LEVEL 5 - EGRESS AND SCOPE OF WORK
STUDIOS architecture
699
ANCILLARY TENANT IMPROVEMENTS
699 8TH STREET, SAN FRANCISCO, CA
LEVEL 4 AND LEVEL 5 EGRESS AND SCOPE OF WORK
A0.12

Exhibit C, Schedule 1
Ancillary Tenant Improvements PlansPage 5 of 34

8TH STREET
TOWNSEND STREET
FUTURE TENANT AREA
1 LEVEL 6 - EGRESS AND SCOPE OF WORK
8TH STREET
TOWNSEND STREET
2 ROOF LEVEL EGRESS AND SCOPE OF WORK
STUDIOS architecture
699
ANCILLARY TENANT IMPROVEMENTS
699 8TH STREET, SAN FRANCISCO, CA
LEVEL 6 AND ROOF EGRESS AND SCOPE OF WORK
A0.13

Exhibit C, Schedule 1
Ancillary Tenant Improvements PlansPage 6 of 34

15 TYPICAL RESTROOMS SHEET NOTES
16 TYPICAL FIXTURES, ACCESSORIES & MOUNTING HEIGHTS
6 DOOR SECTION
4 MANEUVERING CLEARANCES
3 SEMI-AMBULATORY STALL
5 STAIRWAY AND EXIT SIGNAGE
1 RESTROOM SIGNAGE
STAIR # 2
NO ROOF ACCESS
2
C THROUGH R
EXIT
EXIT ROUTE
WOMEN
MEN
WALL SIGNS
DOOR SIGNS - NON TACTILE
STUDIOS
699
FOR REFERENCE ONLY
Typical Accessibility & Signage Details
A0.20

Exhibit C, Schedule 1
Ancillary Tenant Improvements PlansPage 7 of 34

1 EXISTING ENLARGED ROOF PARKING ACCESSIBILITY
2 EXISTING ENLARGED ROOF PARKING ACCESSIBILITY
3 EXISTING FLR 2 HELIX PARKING ACCESSIBILITY
4 EXISTING FLRS 3 THRU 5 HELIX PARKING ACCESSIBILITY
5 EXISTING FLR 6 HELIX PARKING ACCESSIBILITY
STUDIOS architecture
699
FOR REFERENCE ONLY
Enlarged Accessibility Plans
A0.21

Exhibit C, Schedule 1
Ancillary Tenant Improvements PlansPage 8 of 34

COPYRIGHT © 2013 by STUDIOS Architecture
STUDIOS architecture
699
699 8th Street Ancillary Improvements
699 8th Street, San Francisco, CA
NOTE: EXCERPTS FROM 2001 CALIFORNIA BUILDING CODE
5 ELEVATOR CODE INFORMATION
4 EXISTING ELEVATOR COMPLIANCE (STRETCHER COMPLIANT)
EXISTING ELEVATOR
3 CAR CONTROLS AND SIGNAGE
2 ELEVATOR ELEVS. FLRS 3 THRU 6
1 NEW ELEVATOR CABS (STRETCHER COMPLIANT)
ELEVATOR 10
ELEVATOR 9
RO
6O
5O
4O
3O
2O
CO
2
FOR REFERENCE ONLY
Elevator Plans and Elevations
A0.22

Exhibit C, Schedule 1
Ancillary Tenant Improvements PlansPage 9 of 34

3 ENLARGED RESTROOM FLOOR 4
4 ENLARGED RESTROOM FLOOR 5
1 ENLARGED RESTROOM FLOORS 2 THRU 5
2 ENLARGED RESTROOM FLOORS 4 AND 5
FOR REFERENCE ONLY
Restroom Accessibility Plans
A0.23
STUDIOS architecture
699

Exhibit C, Schedule 1
Ancillary Tenant Improvements PlansPage 10 of 34

1 LEVEL 1 - CONCOURSE - DEMOLITION PLAN
STUDIOS architecture
699
ANCILLARY TENANT IMPROVEMENTS
699 8TH STREET, SAN FRANCISCO, CA
LEVEL 1 - CONCOURSE DEMOLITION PLAN
A1.10

Exhibit C, Schedule 1
Ancillary Tenant Improvements PlansPage 11 of 34

2 LEVEL 1 - CONCOURSE PARTITION PLAN
1 LEVEL 1 - CONCOURSE CORRIDOR PLAN
STUDIOS architecture
699
ANCILLARY TENANT IMPROVEMENTS
699 8TH STREET, SAN FRANCISCO, CA
LEVEL 1 - CONCOURSE ENLARGED PLANS
A2.10

Exhibit C, Schedule 1
Ancillary Tenant Improvements PlansPage 12 of 34

3 LEVEL 1 - STREET LEVEL - ELEVATOR LIFT
1 LEVEL 1 - STREET LEVEL - DEMOLITION PLAN
2 LEVEL 1 - STREET LEVEL - PARTITION PLAN
STUDIOS architecture
699
ANCILLARY TENANT IMPROVEMENTS
699 8TH STREET, SAN FRANCISCO, CA
LEVEL 1 - STREET
ENLARGED PLANS
A2.11

Exhibit C, Schedule 1
Ancillary Tenant Improvements PlansPage 13 of 34

1 LEVEL 2 - ATRIUM - DEMOLITION PLAN
2 LEVEL 2 - ATRIUM - PARTITION PLAN
STUDIOS architecture
699
ANCILLARY TENANT IMPROVEMENTS
699 8TH STREET, SAN FRANCISCO, CA
LEVEL 2 - ATRIUM ENLARGED PLANS
A2.20

Exhibit C, Schedule 1
Ancillary Tenant Improvements PlansPage 14 of 34

1 LEVEL 3 - DEMOLITION PLAN
2 LEVEL 3 - PARTITION PLAN
STUDIOS architecture
699
ANCILLARY TENANT IMPROVEMENTS
699 8TH STREET, SAN FRANCISCO, CA
LEVEL 3 ENLARGED PLANS
A2.30

Exhibit C, Schedule 1
Ancillary Tenant Improvements PlansPage 15 of 34

1 LEVEL 4 DEMOLITION PLAN
2 LEVEL 4 - PARTITION PLAN
STUDIOS architecture
699
ANCILLARY TENANT IMPROVEMENTS
699 8TH STREET, SAN FRANCISCO, CA
LEVEL 4 ENLARGED PLANS
A2.40

Exhibit C, Schedule 1
Ancillary Tenant Improvements PlansPage 16 of 34

1 LEVEL 5 - DEMOLITION PLAN
2 LEVEL 5 - PARTITION PLAN
STUDIOS architecture
699
ANCILLARY TENANT IMPROVEMENTS
699 8TH STREET, SAN FRANCISCO, CA
LEVEL 5 ENLARGED PLANS
A2.50

Exhibit C, Schedule 1
Ancillary Tenant Improvements PlansPage 17 of 34

1 LEVEL 6 -DEMOLITION PLAN
2 LEVEL 6 - PARTITION PLAN
STUDIOS architecture
699
ANCILLARY TENANT IMPROVEMENTS
699 8TH STREET, SAN FRANCISCO, CA
LEVEL 6 ENLARGED PLANS
A2.60

Exhibit C, Schedule 1
Ancillary Tenant Improvements PlansPage 18 of 34

1 ROOF LEVEL-DEMOLITION PLAN
2 ROOF LEVEL- PLAN
STUDIOS architecture
699
ANCILLARY TENANT IMPROVEMENTS
699 8TH STREET, SAN FRANCISCO, CA
ENLARGED ROOF PLANS
A2.70

Exhibit C, Schedule 1
Ancillary Tenant Improvements PlansPage 19 of 34

ELEV.
1 EAST-WEST ATRIUM SECTION
STUDIOS architecture
699
ANCILLARY TENANT IMPROVEMENTS
699 8TH STREET, SAN FRANCISCO, CA
EAST-WEST BUILDING SECTION
A6.00

Exhibit C, Schedule 1
Ancillary Tenant Improvements PlansPage 20 of 34

2 SECTION AT ATRIUM STAIR
1 NORTH-SOUTH ATRIUM SECTION
STUDIOS architecture
699
ANCILLARY TENANT IMPROVEMENTS
699 8TH STREET, SAN FRANCISCO, CA
NORTH-WEST ATRIUM SECTION
A6.01

Exhibit C, Schedule 1
Ancillary Tenant Improvements Plans Page 21 of 34

STRUCTURAL ABBREVIATIONS

[illegible]

SPECIAL CHARACTERS

[illegible]

STRUCTURAL DRAWING SHEET INDEX	
S1.1	INDEX AND ABBREVIATIONS
S1.2	GENERAL NOTES
[illegible]	PARTIAL PLAN [illegible] LEVEL
[illegible]	PARTIAL PLAN STREET LEVEL
[illegible]	PARTIAL PLAN LEVEL 2
[illegible]	PARTIAL PLAN LEVEL 3
[illegible]	PARTIAL PLAN LEVEL 4
[illegible]	PARTIAL PLAN LEVEL 5
[illegible]	PARTIAL PLAN LEVEL 6
[illegible]	PARTIAL PLAN ROOF
[illegible]	ENLARGED PLAN
[illegible]	ENLARGED PLAN
[illegible]	ELEVATIONS
[illegible]	ELEVATIONS

STUDIOS architecture

699

Ancillary Tenant Improvements
699 8th Street San Francisco, CA

TIPPING | MAR
STRUCTURAL ENGINEERING

ISSUED FOR: SCHEMATIC DESIGN — DATE

SCALE: AS NOTED

PRELIMINARY
NOT FOR CONSTRUCTION

INDEX AND ABBREVIATIONS

S1.1

Exhibit C, Schedule 1
Ancillary Tenant Improvements PlansPage 22 of 34

STUDIOS architecture

699

Ancillary Tenant Improvements
699 8th Street San Francisco, CA

TIPPING | MAR
STRUCTURAL ENGINEERING

PRELIMINARY
NOT FOR CONSTRUCTION

GENERAL NOTES

S1.2

Exhibit C, Schedule 1
Ancillary Tenant Improvements PlansPage 23 of 34

PARTIAL FOUNDATION PLAN
CONCOURSE LEVEL
STUDIOS architecture
699
Ancillary Tenant Improvements
699 8th Street San Francisco, CA
TIPPING | MAR
PRELIMINARY
NOT FOR CONSTRUCTION
PARTIAL PLAN
CONCOURSE LEVEL
S2.0

Exhibit C, Schedule 1
Ancillary Tenant Improvements PlansPage 24 of 34

PARTIAL FRAMING PLAN
STREET LEVEL
STUDIOS
architecture
699
TIPPING | MAR
STRUCTURAL ENGINEERING
PRELIMINARY
NOT FOR CONSTRUCTION
PARTIAL PLAN
STREET LEVEL
S2.1

Exhibit C, Schedule 1
Ancillary Tenant Improvements PlansPage 25 of 34

PARTIAL FRAMING PLAN
ATRIUM - LEVEL 2
STUDIOS
699
TIPPING | MAR
PRELIMINARY
NOT FOR CONSTRUCTION
PARTIAL PLAN
LEVEL 2
S2.2

Exhibit C, Schedule 1
Ancillary Tenant Improvements PlansPage 26 of 34

PARTIAL FRAMING PLAN
LEVEL 3
STUDIOS
699
TIPPING | MAR
PRELIMINARY
NOT FOR CONSTRUCTION
PARTIAL PLAN
LEVEL 3
S2.3

Exhibit C, Schedule 1
Ancillary Tenant Improvements PlansPage 27 of 34

PARTIAL FRAMING PLAN
LEVEL 4
PRELIMINARY
NOT FOR CONSTRUCTION
PARTIAL PLAN
LEVEL 4
S2.4
699
STUDIOS
TIPPING | MAR

Exhibit C, Schedule 1
Ancillary Tenant Improvements PlansPage 28 of 34

PARTIAL FRAMING PLAN
LEVEL 5

STUDIOS architecture

699

TIPPING | MAR
STRUCTURAL ENGINEERING

PRELIMINARY
NOT FOR CONSTRUCTION

PARTIAL PLAN
LEVEL 5

S2.5

Exhibit C, Schedule 1
Ancillary Tenant Improvements PlansPage 29 of 34

PARTIAL FRAMING PLAN
LEVEL 6
STUDIOS
699
TIPPING | MAR
STRUCTURAL ENGINEERS
PRELIMINARY
NOT FOR CONSTRUCTION
PARTIAL PLAN
LEVEL 6
S2.6

Exhibit C, Schedule 1
Ancillary Tenant Improvements PlansPage 30 of 34

PARTIAL FRAMING PLAN
ROOF
PRELIMINARY
NOT FOR CONSTRUCTION
PARTIAL PLAN
ROOF
S2.7
STUDIOS
699
TIPPING | MAR
STRUCTURAL ENGINEERING

Exhibit C, Schedule 1
Ancillary Tenant Improvements PlansPage 31 of 34

STUDIOS
699
TIPPING | MAR
PRELIMINARY
NOT FOR CONSTRUCTION
ENLARGED PLAN
S2.8

Exhibit C, Schedule 1
Ancillary Tenant Improvements PlansPage 32 of 34

ENLARGED FLOOR FRAMING PLAN
STUDIOS
699
TIPPING | MAR
PRELIMINARY
NOT FOR CONSTRUCTION
ENLARGED PLAN
S2.9

Exhibit C, Schedule 1
Ancillary Tenant Improvements PlansPage 33 of 34

PARTIAL STAIR SECTION ADJACENT GRIDLINE 8
PRECAST TREAD CONNECTION
STUDIOS
699
TIPPING | MAR
PRELIMINARY
NOT FOR CONSTRUCTION
ELEVATIONS
S3.1

Exhibit C, Schedule 1
Ancillary Tenant Improvements PlansPage 34 of 34

PARTIAL BRIDGE SECTION AT LEVEL 5 & 6

STUDIOS

699

TIPPING | MAR

PRELIMINARY
NOT FOR CONSTRUCTION

ELEVATIONS

S3.2

SCHEDULE 2

ANCILLARY TI BUDGET

[attached]

Exhibit C, Schedule 2

Exhibit C, Schedule 2

Ancillary TI Budget, Page 1 of 26

699 Eighth St Ancillary TI Conceptual Estimate #8 Summary; 9-15-10

Plant Construction Conceptual Estimate #8 9/15/10 based on architectural drawings entitled “699 - 8th Street - Ancillary Tenant Improvements” 20 sheets dated 9/15/10 as prepared by Studios Architecture, structural drawings 14 sheets dated 9/15/10 as prepared by Tipping-Mar and Associates.

	Base Budget
Level	Line Item #	Title	Budget Amount*	General Notes
Concourse	I	Concourse Level Soft Demolition	65,000	Soft demolition of concourse area per plan to combine suites 120 and 140.
	II	Concourse Level - Exit Corridor	75,000	New code required concourse level exit corridor as necessitated by eliminating the existing corridor between suites 120 and 140.
	III	Concourse Level - Remove Escalators, Infill Opening, and New Stair	320,000	Demo escalators, infill floor opening between concourse and street level, new staircase going from street to concourse level.
Street	IV	Remove Escalators to Atrium Level	155,000	Demo escalators from street level to level 2, install railing.
	V	Street Level - Union Bank Modifications	—	Not required at this time pending the outcome of the Pre-App meeting with DBI and of the plan check results with DBI.
2	VI	Atrium Level - Demising Wall	150,000	Demise level 2 near the existing shuttle elevators including power operated doors tied into life safety for smoke control purposes.
3	VII	Level 3 - Demising Wall, Bridge, and Glass Rail	1,100,000	Demise per plan for existing level three tenant separation, construct new bridge and elevator stop, includes new elevator controls (allows for level 5 and 6 stops too).
	VII.A.1	Remove existing escalators Level 3 to Level 6	600,000

Remove existing escalators between level 3 and level 6 including post-tensioned concrete balconies, rails, drywall enclosures, fire sprinklers and lighting. Estimate assumes installation of new rails all levels will proceed concurrently.

4	VIII	Level 4 - Perimeter Glazing & Misc. Work	265,000

Installation of new full height obscure glazing at Level 4 west atrium. Demo existing east & west balconies and install one steel plate guardrail at west balcony location. Install elevator door and frame, cover with MDF for future use.

5	IX	Level 5 - Demising Wall, Bridge, and Glass Rail	575,000

Install new bridge landing and elevator stop (elevator controls included in level 3 bridge estimate). Demise level 5 near the existing four elevator set including power operated doors tied into life safety for smoke control purposes.

6	X	Level 6 - Demising Wall, Bridge, and Glass Rail	550,000

Install new bridge landing and elevator stop (elevator controls included in level 3 bridge estimate). Demise level 6 near the existing four elevator set including power operated doors tied into life safely for smoke control purposes.

	XI	New Operable Skylight Level 6	220,000	Demo existing glass block skylight and install fully operable skylight in lieu of fixed. Estimate includes perimeter safety railings, electrical power and controls.
Misc.	XII	Remove West Atrium Balcony	—	Included with applicable floor above.
	XIII	Modify West Atrium Ceiling	150,000	Demolition of existing ceiling area between balconies and construction of new sloped suspended drywall ceiling with cove and exposed concrete surface at perimeter of skylight.
	XIV	New Interior Tenant Stair	345,000	Construct new interior tenant communicating stair on east side of existing elevators from level 2 to level 6. Estimate includes steel columns to support future glazed wall.
	XV	Upgrade Bridge Rails	22,500	Upgrade bridge rails from building standard glass with stainless rail to steel lube and angle rails with glass infill panels. Included for floors 3, 5, and 6 ($7.5K Per Floor).
	XVIII	Elevator Shaft Cladding	190,000	Clad existing shuttle elevators with corrugated perforated metal panels full height on all exposed elevations.
	XIX	Kitchen Lift	TBD	Install a freight lift for moving food carts from concourse to street level.
Estimated Hard Cost Total:			4,782,500

Est. Soft Cost Total (10% of Hard Cost):			478,250

Estimated Ancillary TI Project Total:			5,260,750

*	All Plant Construction Budget Estimates include permit fees & 10% contingency but don’t included the costs of architectural and structural design special inspection & testing, or full smoke evacuation test.

Exhibit C, Schedule 2

Ancillary TI Budget, Page 2 of 26

ESTIMATE #8 PRELIMINARY BUDGET ESTIMATE	PLANT CONSTRUCTION COMPANY, L.P. 300 NEWHALL STREET SAN FRANCISCO, CA 94124-1426 TEL 415.285.0500 FAX 415.550.1357 LICENSE NUMBER 830764 www.plantconstructioncompany.com

Date:	September 15, 2010

To:	TMG Partners

100 Bush Street, 26th Floor

San Francisco, CA 94104

Attn:	Sean Donnelly

Via:	E-mail and Mail

Re:	Ancillary Tenant Improvements

699 Eighth Street

San Francisco, California

PCC Project #2010060

SCOPE OF WORK

Estimates based on architectural drawings entitled “699 - 8th Street - Ancillary Tenant Improvements” 20 sheets dated 9/15/10 as prepared by Studios Architecture, and structural drawings 14 sheets dated 9/15/10 as prepared by Tipping-Mar and Associates.

I.	Concourse Level - Soft Demolition

Demolition and removal of existing concourse level Suites #120 and #140 corridor demising walls to create one large tenant suite. Estimate includes removal of existing corridor ceilings, and includes allowance for demo scar repairs. Excludes demolition and removal of interior tenant finishes or floor covering in corridor area.

ESTIMATED COST: $65,000

II.	Concourse Level - Exit Corridor

Construct new exit corridor along column line “H” from existing common central corridor to existing north exit stair. Estimate assumes existing demising wall along column line “H” is fire rated, new full height fire rated wall to be constructed parallel and includes (2) new exit doors. Work includes fire taping new partition both sides, touch-up painting at main corridor walls and new door. Repairs to existing floor covering, fire sprinkler modifications including engineering fees, ventilation, lighting and life safety modifications and additions. Estimate assumes soft demolition work completed prior to new exit corridor construction.

ESTIMATED COST: $75,000

[ILLEGIBLE]

Exhibit C, Schedule 2

Ancillary TI Budget, Page 3 of 26

ESTIMATE #8	PCC Project #2010060
PRELIMINARY BUDGET ESTIMATE	Ancillary Tenant Improvements
TMG Partners	699 Eighth Street
Page 2	San Francisco, California

III.	Concourse Level - Remove Escalators, Infill Opening and New Stair

Demolition of existing step planter shelf structure, demolition and removal of existing concourse level escalators, infill floor opening to concourse level by approximately 420 square feet and install new “folded steel plate” stair to concourse level. Estimate includes infill of escalator pits, drywall enclosure with access doors under stair, new drywall fascia and ceiling infill, premium time allowance for noise producing operations, fire sprinkler and HVAC system modifications, electrical and life safety system modifications. Estimate excludes any work within existing toilet rooms below escalators on concourse level, new lighting, stair or stair opening rails, painting or floor finishes. Estimate also excludes temporary rails/walls shown for building permit purposes.

ESTIMATED COST: $320,000

IV.	Remove Escalators and Bridge to Atrium Level

Demolition of existing escalators from street level to atrium level. Estimate includes infill of escalator pits both levels, allowance for new slab edge building standard glass railing, drywall fascia/ceiling repairs, premium time allowance for noise producing operations, fire sprinkler system modifications, lighting and life safety system modifications. Estimate excludes painting or floor finishes.

ESTIMATED COST: $155,000

V.	Street Level - Union Bank Modifications

(Not required at this time)

VI.	Atrium Level - Demising Wall and Tenant Walls

Construct new demising walls adjacent to elevators column line “F” on atrium level to provide west tenant privacy, new demising wall to include (2) pair and (2) single power operated doors on life safety system control to assist in atrium smoke evacuation. Estimate includes finishing of atrium side of new demising wall and doors, new tenant area glazed demising walls with (2) pair entrance doors, fire sprinkler modifications and additions, lighting and life safety system modifications. Estimate excludes painting or finishes within the tenant areas, film on new glazing.

ESTIMATED COST: $150,000

VII.	Level 3 - Demising Wall Bridge and Glass Rail

Construct new demising wall adjacent to elevators level 3 to provide west tenant privacy, new demising wall to include (3) pair power operated doors on life safety system control to assist in atrium smoke evacuation. Estimate includes finishing of atrium side of new demising wall and doors, new building standard glass rail at perimeter of tenant (west) atrium, removal of east west balcony extensions, new bridge structure with building standard glass rails, steel plate guardrail, elevator entrances level 3 with elevator control modifications for all floors, reconstruction of balcony fascia, intumescent paint at bridge structure, premium time allowance

Exhibit C, Schedule 2

Ancillary TI Budget, Page 4 of 26

ESTIMATE #8	PCC Project #2010060
PRELIMINARY BUDGET ESTIMATE	Ancillary Tenant Improvements
TMG Partners	699 Eighth Street
Page 3	San Francisco, California

for noise producing operations, fire sprinkler modifications and additions, lighting and life safety system modifications. Estimate excludes painting, finishes or new lighting within tenant area.

ESTIMATED COST: $1,100,000

VII.A1	Remove Escalators

Remove existing escalators between level 3 and level 6 including post-tensioned concrete balconies, rails, drywall enclosures, fire sprinklers and lighting. Estimate assumes installation of new rails all levels will proceed concurrently.

ESTIMATED COST: $600,000

VIII.	Level 4 - Perimeter Glazing

Demolition and removal of existing atrium railing system and installation of new full height obscure glazing in clear finish anodized aluminum frames at level 4 west atrium. Estimate includes demolition and removal of existing non post-tensioned concrete balconies (2 locations), installation of unpainted steel plate guardrail (1 location), horizontal aluminum safety rail at interior of glazing, installation of new painted elevator doors and frames (2 each) with blank panel cover for future use. Estimate excludes new bridge on level 4.

ESTIMATED COST: $265,000

IX.	Level 5 - Demising Wall, Bridge, and Glass Rail

Construct new demising wall adjacent to elevators level 5 to provide west tenant privacy, new demising wall to include (2) pair and (2) single power operated doors on life safety system control to assist in atrium smoke evacuation. Estimate includes finishing of atrium side of new demising wall and doors, new building standard glass rail at perimeter of tenant (west) atrium, removal of east/west balcony extensions, new bridge structure with building standard glass rails, steel plate guardrail, elevator entrances, reconstruction of balcony fascia, intumescent paint at bridge structure, premium time allowance for noise producing operations, fire sprinkler modifications and additions, lighting and life safety system modifications. Estimate excludes painting or finishes within tenant area.

ESTIMATED COST: $575,000

X.	Level 6 - Demising Wall, Bridge, and Glass Rail

Construct new demising wall adjacent to elevators level 6 to provide west tenant privacy, new demising wall to include (2) pair and (2) single power operated doors on life safety system control to assist in atrium smoke evacuation. Estimate includes finishing of atrium side of new demising wall and doors, new building standard glass rail at perimeter of tenant (west) atrium, removal of east west balcony extensions, new bridge structure with building standard glass rails, steel plate guardrail, elevator entrances, reconstruction of balcony fascia, intumescent paint at bridge structure, premium time allowance for noise producing operations, fire sprinkler modifications and additions, lighting and life safety system modifications. Estimate excludes painting or finishes within tenant area.

ESTIMATED COST: $550,000

Exhibit C, Schedule 2

Ancillary TI Budget, Page 5 of 26

ESTIMATE #8	PCC Project #2010060
PRELIMINARY BUDGET ESTIMATE	Ancillary Tenant Improvements
TMG Partners	699 Eighth Street
Page 4	San Francisco, California

XI.	New Skylight Level 6

Remove existing glass block paving at roof parking level and install new fully operable skylight in existing opening. Estimate includes bollards and perimeter safety railings at roof level, exterior painting, scaffolding for access, and electrical power and controls, estimate excludes relocation of existing parking attendant booth on roof level.

ESTIMATED COST: $220,000

XII.	Remove West Atrium Balcony

(Included with applicable floor)

XIII.	Modify West Atrium Ceiling

Demolition of existing ceiling area between balconies and construction of new sloped suspended drywall ceiling with cove and exposed concrete surface at perimeter of skylight. Estimate includes allowance for cleaning of exposed ceiling surface, new fire sprinklers, electrical safe-offs and modifications. Estimate excludes painting or new lighting (assumed included with tenant improvements).

ESTIMATED COST: $150,000

XIV.	New Interior Tenant Stair

Construct new interior tenant communicating stair on east side of existing elevators from level 2 to level 6. Estimate includes allowance to reinforce 2nd floor structure to support new stair ($25,000) and (5) each steel columns “for glazed wall” ($75,000). Estimate excludes finish painting, temporary rails/walls shown for building department purposes, new rails or lighting.

ESTIMATED COST: $345,000

XV.	Upgrade Bridge Rails

Upgrade bridge rails from building standard glass with stainless rail to steel tube and angle rails with glass infill panels on levels 3. 5 and 6. Estimate excludes finish painting.

ESTIMATED COST: $22,500

XVI.	Perforated Metal Atrium Rails - DELETED

XVII.	Woven Fabric Atrium Rails - DELETED

Exhibit C, Schedule 2

Ancillary TI Budget, Page 6 of 26

ESTIMATE #8	PCC Project #2010060
PRELIMINARY BUDGET ESTIMATE	Ancillary Tenant Improvements
TMG Partners	699 Eighth Street
Page 5	San Francisco, California

XVIII.	Elevator Shaft Cladding

Clad existing shuttle elevators with corrugated perforated metal panels full height on all exposed elevations. Estimate includes custom cut corner plates, and elevator door trims, custom cut elevator appliance trim boxes, relocation of existing elevator controls on 3 levels.

ESTIMATED COST: $190,000

XIX.	Kitchen Lift

Insufficient information at this time.

ESTIMATED COST: To Be Determined

ESTIMATE INCLUDES

1.	Allowance for contractor’s general expenses, i.e. project management, jobsite supervision, layout of the work, field office, jobsite supplies, plans and printing costs, messenger services, estimating, purchasing, submittals, project administration, site security, traffic control, progressive clean up, debris boxes, tools and equipment, pick up and deliveries, parking fees, etc.

2.	Allowance for temporary construction i.e. pedestrian protection, temporary barricades, safety rails, temporary power/water/lighting, dust control, finish protection, interior scaffolding, weather protection, etc.

3.	Allowance for building permit fees.

4.	Contractor’s fee at 3.75%.

5.	Insurance at 1%.

6.	Contractor’s contingency at 10%.

ESTIMATE EXCLUDES

1.	Architectural, engineering or consultants’ fees other than design-build trades.

2	Cost of testing and inspections.

3	ADA upgrades to existing restrooms, path of travel, exitways, elevators, etc.

4.	Modification’s to existing fire sprinkler control zones

5.	Modifications to existing smoke evacuation system other than adding power operated doors at new atrium privacy walls

6	Building smoke evacuation testing or certification costs

Exhibit C, Schedule 2

Ancillary TI Budget, Page 7 of 26

ESTIMATE #8	PCC Project #2010060
PRELIMINARY BUDGET ESTIMATE	Ancillary Tenant Improvements
TMG Partners	699 Eighth Street
Page 6	San Francisco, California

7.	Building envelope Title 24 calculations if required.

8.	Tenant area improvements or finishes within new tenant areas at all levels.

9.	Soft demolition and removal of existing tenant improvements on upper floor levels.

10.	Relocation of existing fire control room at street level.

11.	Upgrade of existing shuttle elevator interiors.

12.	Sandblasting of existing painted concrete surfaces.

13.	Roof deck of parking area enclosure.

14.	Window coverings.

15.	Upgrade of finishes in existing restrooms.

16.	Cost of performance/completion or payment bonds on general contractor or subcontractors.

This is a conceptual estimate made in advance of plans, specifications, subcontractor’s bids, or review by the various city agencies. It is based on work proceeding at this time and is intended for preliminary budgeting purposes only.

DD:mbm

Enclosures

cc:	Mark Howard, Plant Construction Co.

Jeff Van DeWyngaerde, Plant Construction Co.

Plant Construction
Company, L.P.

Don Davella, As Agent

Exhibit C, Schedule 2

Ancillary TI Budget, Page 8 of 26

PLANT CONSTRUCTION COMPANY	7:03 PM	9/13/2010	PAGE 1
ESTIMATE SUMMARY

699 EIGHTH STREET SAN FRANCISCO	PCC JOB NO [ILLEGIBLE]
CONCOURSE LEVEL LIMITED SOFT DEMOLITION

	PHASE		QUANTITY/UNIT			MATERIAL		SUBCONTRACT		TOTAL
LINE		ITEM DESCRIPTION			UNIT COST		LABOR		OTHER
1.
2.	2100	WALL DEMOLITION	14,124	SF	1.50			21,186		21,186
3.	2100	CEILING DEMOLITION - GYP. BD.	1,510	SF	2.50			3,775		3,775
4.	2100	CEILING DEMOLITION - ACT	1,120	SF	1.00			1,120		1,120
5.	2100	DEMO CABINETRY/SINK/ETC.	40	MH	51.50			2,060		2,060
6.	2100	DEBRIS BOXES	12	EA	430.00				5,160	5,160
7.	2100	DEMO SCAR / FLOOR REPAIRS	1	ALW	2,500.00			2,500		2,500
8.	15400	PLUMBING SAFE OFF/MODIFY/RELOCATE	1	ALW	2,500.00			2,500		2,500
9.	15500	FIRE SPRINKLER SAFE OFF/MODIFY/RELOC.	1	ALW	3,500.00			3,500		3,500
10.	15800	HVAC DISCONNECT & DROP	1	ALW	2,500.00			2,500		2,500
11.	15800	DUCT WORK DISPOSAL	24	MH	51.50			1,236		1,236
12.	16100	ELECTRICAL & LIFE SAFETY SAFE OFF	1	ALW	3,500.00			3,500		3,500
13.
14.
15.
16.
17.
18.
19.
20.
21.
22.
23.		NOTES:
24.		1. ASSUMES NORMAL WORKING HOURS
25.		2. ASSUMES THIS WORK TO PROCEED CONCURRRENTLY WITH MAIN PROJECT
26.		3. ASSUMES EXISTING FLOOR FINISH TO REMAIN
27.
28.
29.
30.
31.

		SUBTOTAL						43,877	5,160	49,037
	20250	SALES TAX	9.50%	%
		GENERAL EXPENSES & TEMP. CONST.	12.50%	%						6,130

		TOTAL CONTRACTOR’S COST						43,877	5,160	55,167
	20100	CONTRACTOR’S FEE	3.75%	%						2,069
	1240	INSURANCE	1.00%	%						572
	20400	CONTINGENCY	10.00%	%						5,781
	1200	PERMIT FEES	1.00%	%						636
					TOTAL AMOUNT					64,224

Exhibit C, Schedule 2

Ancillary TI Budget, Page 9 of 26

PLANT CONSTRUCTION COMPANY	7:04 PM	9/13/2010	PAGE 1
ESTIMATE SUMMARY

699 EIGHTH STREET SAN FRANCISCO	PCC JOB NO [ILLEGIBLE]
CONCOURSE LEVEL NEW EXIT CORRIDOR

	PHASE		QUANTITY/UNIT			MATERIAL		SUBCONTRACT		TOTAL
LINE		ITEM DESCRIPTION			UNIT COST		LABOR		OTHER
1.
2.	9250	REPAIR EXISTING DRYWALL PARTITION	2,520	SF	0.50			1,260		1,260
3.	9250	NEW WEST WALL CONSTRUCTION	3,150	SF	10.00			31,500		31,500
4.	9900	TOUCH UP PAINT MAIN CORRIDOR ONLY	550	SF	1.25			688		688
5.	9680	REPAIR EXTG. CARPET	1	ALW	1,250.00			1,250		1,250
6.	9680	NEW BASE @ MAIN CORRIDOR ONLY	50	LF	3.50			175		175
7.	8010	EXIT DOORS	1	EA	1,250.00			1,250		1,250
8.	8010	EXIT DOORS	1	PR	1,750.00			1,750		1,750
9.	10370	FIRE EXTINGUISHERS	2	EA	350.00			700		700
10.	10430	EVACUATION SIGNAGE	1	ALW	500.00			500		500
11.	15500	FIRE SPRINKLERS	1	ALW	5,000.00			5,000		5,000
12.	15800	VENTILATION	1	ALW	5,000.00			5,000		5,000
13.	16100	LIGHTING - SURFACE MOUNTED STRIP LTS.	7	EA	500.00			3,500		3,500
14.	16100	POWER OUTLETS	2	EA	375.00			750		750
15.	16100	LIFE SAFETY	1	ALW	2,500.00			2,500		2,500
16.
17.
18.
19.
20.		NOTES:
21.		1. ASSUMES SOFT DEMOLITION COMPLETED
22.		2. NEW VINYL BASE & PAINT AT NEW MAIN CORRIDOR WALLS ONLY
23.		3. ASSUMES THIS WORK TO PROCEED CONCURRENTLY WITH MAIN PROJECT
24.		4. ASSUMES NORMAL WORKING HOURS
25.
26.
27.
28.
29.
30.

		SUBTOTAL						55,823		55,823
	20250	SALES TAX	9.50%	%
		GENERAL EXPENSES & TEMP. CONST	12.50%	%						6,976

		TOTAL CONTRACTOR’S COST						55,823		62,800
	20100	CONTRACTOR’S FEE	3.75%	%						2,355
	1240	INSURANCE	1.00%	%						652
	20400	CONTINGENCY	10.00%	%						6,581
	1200	PERMIT FEES	1.00%	%						724
					TOTAL AMOUNT					73,111

Exhibit C, Schedule 2

Ancillary TI Budget, Page 10 of 26

PLANT CONSTRUCTION COMPANY	7:06 PM	9/13/2010	PAGE 1
ESTIMATE SUMMARY

699 EIGHTH STREET SAN FRANCISCO	PCC JOB NO [ILLEGIBLE]
CONCOURSE LEVEL - DEMO ESCALATORS TO CONCOURSE LEVEL, INFILL OPENING & NEW STAIR

	PHASE		QUANTITY/UNIT			MATERIAL		SUBCONTRACT		TOTAL
LINE		ITEM DESCRIPTION			UNIT COST		LABOR		OTHER
1.
2.	2100	DEMO STEP PLANTER SHELF STRUCTURE	40	MH	51.50			2,060		2,060
3.	2100	DEMO OPENING FASCIA FOR ACCESS	1,250	SF	2.50			3,125		3,125
4.	2100	DEMO EXTG. GLASS RAILS @ STREET LEVEL	86	LF	20.00			1,720		1,720
5.	2100	DEMO ESCALATORS UP/DOWN	1	ALW	45,000.00			45,000		45,000
6.	2100	STRUCTURE FLR INFILL (420SF) - METALSET	1	BUD	23,000.00			23,000		23,000
7.	3030	CONCRETE DECK FILL	420	SF	15.00			6,300		6,300
8.	3030	INFILL ESCALATOR PITS CONCOURSE LVL.	150	SF	25.00			3,750		3,750
9.	3030	INFILL ESCALATOR PITS STREET LVL.	80	SF	75.00			6,000		6,000
10.	15500	FIRE SPRINKLER SAFE OFF	1	ALW	3,500.00			3,500		3,500
11.	16100	ELECTRICAL SAFE OFF	1	ALW	3,500.00			3,500		3,500
12.	3030	CONCRETE PADS PER S DWGS	1	ALW	2,500.00			2,500		2,500
13.	5100	RAIL SUPPORT ANGLE - METALSET BUD.	100	LF	125.00			12,500		12,500
14.	5100	NEW STAIR ST / C LVL - METALSET BUD.	1	BUD	88,000.00			88,000		88,000
15.	8010	ACCESS DOORS UNDER STAIR	3	EA	750.00			2,250		2,250
16.	9250	ENCLOSURE UNDER STAIR	400	SF	10.00			4,000		4,000
17.	9250	NEW PERIMETER FASCIA	240	SF	15.00			3,600		3,600
18.	9250	NEW CEILING AREA	640	SF	15.00			9,600		9,600
19.	13500	PREMIUM TIME ALLOWANCE	1	ALW	7,500.00			7,500		7,500
20.	15500	FIRE SPRINKLER MODIFICATIONS	1	ALW	5,000.00			5,000		5,000
21.	15800	HVAC RELOCATIONS	1	ALW	5,000.00			5,000		5,000
22.	16100	ELECTRICAL, LIFE SAFETY & LIGHTING RELOC.	1	ALW	5,000.00			5,000		5,000
23.
24.
25.
26.
27.		NOTES:
28.		1. ASSUMES 8TH STREET ENTRANCE WILL BE CLOSED
29.		2. ASSUMES PREMIUM TIME FOR EXCESSIVE NOISE PRODUCING OPERATIONS
30.		3. ASSUMES FLOOR STRUCTURE NOT POST TENSIONED CONCRETE

		SUBTOTAL						242,905		242,905
	20250	SALES TAX	9.50%	%
		GENERAL EXPENSES & TEMP. CONST.	12.50%	%						30,363

		TOTAL CONTRACTOR’S COST						242,905		273,268
	20100	CONTRACTOR’S FEE	3.75%	%						10,248
	1240	INSURANCE	1.00%	%						2,835
	20400	CONTINGENCY	10.00%	%						28,635
	1200	PERMIT FEES	1.00%	%						3,150
					TOTAL AMOUNT					318,136

Exhibit C, Schedule 2

Ancillary TI Budget, Page 11 of 26

PLANT CONSTRUCTION COMPANY	7:07 PM	9/13/2010	PAGE 1
ESTIMATE SUMMARY

699 EIGHTH STREET SAN FRANCISCO	PCC JOB NO [ILLEGIBLE]
STREET LEVEL - DEMO ESCALATORS TO ATRIUM LEVEL

	PHASE		QUANTITY/UNIT			MATERIAL		SUBCONTRACT		TOTAL
LINE		ITEM DESCRIPTION			UNIT COST		LABOR		OTHER
1.
2.	2100	DEMO EXTG GLASS RAILS	40	MH	51.50			2,060		2,060
3.	2100	DEMO FASCIA FOR NEW RAILS	460	SF	2.50			1,150		1,150
4.	2100	DEMO ESCALATORS UP/DOWN	1	ALW	45,000.00			45,000		45,000
5.	3030	INFILL ESCALATOR PITS STREET LVL.	80	SF	75.00			6,000		6,000
6.	3030	INFILL ESCALATOR PITS ATRIUM LVL.	80	SF	75.00			6,000		6,000
7.	5100	RAIL SUPPORT ANGLE - METALSET BUD.	60	LF	125.00			7,500		7,500
8.	9250	PERIMETER FASCIA REPAIRS	240	SF	15.00			3,600		3,600
9.	9250	CEILING REPAIRS	150	SF	15.00			2,250		2,250
10.	13500	NEW STAINLESS STEEL & GLASS RAIL	60	LF	525.00			31,500		31,500
11.	13500	PREMIUM TIME ALLOWANCE	1	ALW	3,500.00			3,500		3,500
12.	15500	FIRE SPRINKLER SAFE OFF/DISCONNECTS	1	ALW	2,500.00			2,500		2,500
13.	16100	ELECTRICAL SAFE OFF	1	ALW	2,500.00			2,500		2,500
14.								2,500		2,500
15.
16.
17.
18.
19.
20.
21.
22.		NOTES.
23.		1. ASSUMES 8TH STREET ENTRANCE WILL BE CLOSED
24.
25.
26.
27.
28.
29.
30.

		SUBTOTAL						116,060		116,060
	20250	SALES TAX	9.50%	%						14,508
		GENERAL EXPENSES & TEMP. CONST.	12.50%	%

		TOTAL CONTRACTOR’S COST						116,060		130,568
	20100	CONTRACTOR’S FEE	3.75%	%						4,896
	1240	INSURANCE	1.00%	%						1,355
	20400	CONTINGENCY	10.00%	%						13,682
	1200	PERMIT FEES	1.00%	%						1,505
					TOTAL AMOUNT					152,005

Exhibit C, Schedule 2

Ancillary TI Budget, Page 12 of 26

PLANT CONSTRUCTION COMPANY	7:07 PM	9/13/2010	PAGE 1
ESTIMATE SUMMARY

699 EIGHTH STREET SAN FRANCISCO	PCC JOB NO [ILLEGIBLE]
LEVEL 2 (ATRIUM) - DEMISING WALL

	PHASE		QUANTITY/UNIT			MATERIAL		SUBCONTRACT		TOTAL
LINE		ITEM DESCRIPTION			UNIT COST		LABOR		OTHER
1.
2.	2100	DEMO EXISTING DEMISING WALLS	1,500	SF	2.50			3,750		3,750
3.	2100	DEMO CEILING/CARPET	225	SF	5.00			1,125		1,125
4.	15500	FIRE SPRINKLER SAFE OFF	1	ALW	2,500.00			2,500		2,500
5.	16100	POWER/LIGHTING SAFE OFF & REMOVE	1	ALW	2,500.00			2,500		2,500
6.	8010	NEW TENANT AREA DOORS	2	PR	1,750.00			3,500		3,500
7.	8010	POWER OPERATED DOORS	6	EA	5,000.00			30,000		30,000
8.	8800	GLAZED TENANT PARTITION	840	SF	45.00			37,800		37,800
9.	8800	FILM AT GLAZED PARTITION - DELETED	450	SF	10.00			4,500		4,500
10.	9250	NEW TENANT DRYWALL DEMISING WALL
11.	9250	DRYWALL DEMISING WALL AT ATRIUM	320	SF	10.00			3,200		3,200
12.	9680	VINYL BASE ATRIUM SIDE	50	LF	3.50			175		175
13.	9900	PAINT ATRIUM SIDE ONLY	500	SF	1.25			625		625
14.
15.	15500	FIRE SPRINKLER MODIFICATIONS	1	ALW	5,000.00			5,000		5,000
16.	16100	MODIFY EXTG LT FIXTURES @ NEW WALL	2	ALW	2,500.00			5,000		5,000
17.	16100	LIGHTING RELOC. & LIFE SAFETY	1	ALW	5,000.00			5,000		5,000
18.	16100	LIFE SAFETY DOOR OPERATION	1	ALW	10,000.00			10,000		10,000
19.
20.
21.
22.
23.
24.
25.	NOTE:	1. ASSUMES CARD READER ACCESS UNDER TENANT IMPROVEMENTS
26.		2. EXCLUDES SMOKE EVACUATION TESTING OR REPORT
27.		3. ASSUMES NORMAL WORKING HOURS
28.		4. ASSUMES THIS WORK TO PROCEED CONCURRENTLY WITH MAIN PROJECT
29.		5. EXCLUDES FILM ON NEW GLAZING
30.

		SUBTOTAL						33,500		114,675
	20250	SALES TAX	9.50%	%
		GENERAL EXPENSES & TEMP. CONST.	12.50%	%						14,334

		TOTAL CONTRACTOR’S COST						33,500		129,009
	20100	CONTRACTOR’S FEE	3.75%	%						4,838
	1240	INSURANCE	1.00%	%						1,338
	20400	CONTINGENCY	10.00%	%						13,519
	1200	PERMIT FEES	1.00%	%						1,487
					TOTAL AMOUNT					150,191

Exhibit C, Schedule 2

Ancillary TI Budget, Page 13 of 26

PLANT CONSTRUCTION COMPANY	7:09 PM	9/13/2010	PAGE 1
ESTIMATE SUMMARY

699 EIGHTH STREET SAN FRANCISCO	PCC JOB NO [ILLEGIBLE]
LEVEL 3 MODIFICATIONS

	PHASE		QUANTITY/UNIT			MATERIAL		SUBCONTRACT		TOTAL
LINE		ITEM DESCRIPTION			UNIT COST		LABOR		OTHER
1.
2.	1860	SCAFFOLD TO 3RD FLOOR	3,600,00	SF	3.50			12,600		12,600
3.	2100	DEMO FASCIA FOR NEW RAILS	1,200.00	SF	2.50			3,000		3,000
4.	2100	DEMO EXISTING ATRIUM RAILS	320.00	LF	25.00			8,000		8,000
5.	2100	DEMO & REFRAME FOR ELEVATOR OPNGS.	2.00	LOC	1,250.00			2,500		2,500
6.	2100	DEMO SOFFIT & CARPET AT BALCONIES	150.00	SF	5.00			750		750
7.	2100	ELECTRICAL / LS SAFE OFF	1.00	ALW	3,500.00			3,500		3,500
8.	2300	SAWCUT AT BALCONY EXTENSION	24.00	LF	15.00			360		360
9.	2300	DEMO NON-POST TENSION BALCONIES	150.00	SF	50.00			7,500		7,500
10.	3030	CONCRETE AT BRIDGE DECK	260.00	SF	15.00			3,900		3,900
11.	5100	BRIDGE STRUCTURE - METALSET BUD.	1.00	BUD	50,000.00			50,000		50,000
12.	5100	PLATE GUARDRAIL - METALSET BUD.	1.00	EA	7,500.00			7,500		7,500
13.	5100	RAIL SUPPORT ANGLE - METALSET BUD.	255.00	LF	125.00			31,875		31,875
14.	8010	POWER OPERATED DOORS	6.00	EA	5,000.00			30,000		30,000
15.	8800	BLDG STD. GLASS RAIL	255.00	LF	525.00			133,875		133,875
16.	8800	ADD FOR (3) CURVED CORNERS	30.00	LF	350.00			10,500		10,500
17.	9250	ATRIUM DEMISING WALL	450.00	SF	10.00			4,500		4,500
18.	9250	REFRAME & DRYWALL AT FASCIA	1,200.00	SF	15.00			18,000		18,000
19.	9250	DRYWALL REPAIRS AT ELEV. OPNGS.	2.00	LOC	1,250.00			2,500		2,500
20.	9680	VINYL BASE ATRIUM SIDE	40.00	LF	3.50			140		140
21.	9900	PAINT ATRIUM SIDE DEMISE (NOT FASCIA)	450.00	SF	1.25			563		563
22	9900	INTUMESCENT PAINT AT BRIDGE	1.00	ALW	7,500.00			7,500		7,500
23.	13500	PREMIUM TIME ALLOWANCE	1.00	ALW	10,000.00			10,000		10,000
24.	14200	NEW ELEVATOR CONTROLS - GVK BUDGET	2.00	ALW	210,000.00			420,000		420,000
25.	14200	NEW ELEVATOR ENTRANCES - GVK BUDGET	2.00	ALW	25,000.00			50,000		50,000
26.	15500	FIRE SPKLER MODS AT BRIDGE & DEMISE	1.00	ALW	5,000.00			5,000		5,000
27.	16100	LTG MODS / LS AT BRIDGE & DEMISE	1.00	ALW	5,000.00			5,000		5,000
28.	16100	LIFE SAFETY DOOR OPERATION	1.00	ALW	10,000.00			10,000		10,000
29.
30.

		SUBTOTAL						746,953		839,063
		SALES TAX	9.50%	%
	20250	GENERAL EXPENSES & TEMP. CONST.	12.50%	%						104,883

		TOTAL CONTRACTOR’S COST						746,953		943,945
	20100	CONTRACTOR’S FEE	3.75%	%						35,398
	1240	INSURANCE	1.00%	%						9,793
	20400	CONTINGENCY	10.00%	%						98,914
	1200	PERMIT FEES	1.00%	%						10,881
					TOTAL AMOUNT					1,098,931

Exhibit C, Schedule 2

Ancillary TI Budget, Page 14 of 26

PLANT CONSTRUCTION COMPANY	7:09 PM	9/13/2010	PAGE 1
ESTIMATE SUMMARY

699 EIGHTH STREET SAN FRANCISCO	PCC JOB NO [ILLEGIBLE]
LEVEL 3 - DEMO ESCALATORS LEVEL 3 TO LEVEL 6

	PHASE		QUANTITY/UNIT			MATERIAL		SUBCONTRACT		TOTAL
LINE		ITEM DESCRIPTION			UNIT COST		LABOR		OTHER
1.
2.	1860	MODIFY SCAFFOLD LVLS. 2 THRU 6TH FLRS	8	ALW	3,500.00			28,000		28,000
3.	2100	DEMO EXISTING DRYWALL ENCLOSURES	360	MH	75.00			27,000		27,000
4.	2300	DEMO ESCALATORS	6	ALW	25,000.00			150,000		150,000
5.	2300	POST TENSION CABLE MODIFICATIONS	6	ALW	25,000.00			150,000		150,000
6.	2300	DEMO CONCRETE EXTENSIONS & RAILS	720	SF	50.00			36,000		36,000
7.	3030	RECAST EDGE FOR CABLES	12	LOC	1,500.00			18,000		18,000
8.	13500	PREMIUM TIME ALLOWANCE	1	ALW	15,000.00			15,000		15,000
9.	15500	FIRE SPRINKLER MODIFICATIONS	3	ALW	5,000.00			15,000		15,000
10.	16100	ELECTRICAL SAFE OFF & DEMO	3	ALW	3,500.00			10,500		10,500
11.
12.
13.
14.
15.
16.
17.
18.
19.
20.
21.
22.
23.
24.
25.
26.
27.
28.
29.
30.
31.

		SUBTOTAL						394,500		449,500
	20250	SALES TAX	9.50%	%
		GENERAL EXPENSES & TEMP. CONST.	12.50%	%						56,188

		TOTAL CONTRACTOR’S COST						394,500		505,688
	20100	CONTRACTOR’S FEE	3.75%	%						18,963
	1240	INSURANCE	1.00%	%						5,247
	20400	CONTINGENCY	10.00%	%						52,990
	1200	PERMIT FEES	1.00%	%						5,829
					TOTAL AMOUNT					588,716

Exhibit C, Schedule 2

Ancillary TI Budget, Page 15 of 26

PLANT CONSTRUCTION COMPANY	7:15 PM	9/13/2010	PAGE 1
ESTIMATE SUMMARY

699 EIGHTH STREET SAN FRANCISCO	PCC JOB NO [ILLEGIBLE]
LEVEL 4 - NEW PERIMETER GLAZING

	PHASE		QUANTITY/UNIT			MATERIAL		SUBCONTRACT		TOTAL
LINE		ITEM DESCRIPTION			UNIT COST		LABOR		OTHER
1.
2.	8800	BALCONY GLAZING	2,080	SF	50.00			104,000		104,000
3.	8800	NO FILM AT GLASS - ASSUMED OBSCURE GLASS
4.	9900	PAINT REPAIR ALLOWANCE (TENANT SIDE)	1	ALW	5,000.00			5,000		5,000
5.	9680	CUT / REPAIR CARPET AT GLAZING	1	ALW	5,000.00			5,000		5,000
6.
7.
8.
9.
10.
11
12.
13.
14.
15.
16.	NOTE.	1. ASSUMES LEAVE EXISTING RAIL IN PLACE AND INSTALL GLASS BEHIND
17.		2. ASSUMES NORMAL BUSINESS HOURS
18.		3. ASSUMES NO ADDITIONAL SUPPORT FOR GLAZING NEEDED AT CEILING LINE
19.		4. EXCLUDES SMOKE EVACUATION THIS LEVEL?
20.
21.
22.
23.
24.
25.
26.
27.
28.
29.
30.

		SUBTOTAL						5,000		114,000
	20250	SALES TAX	9.50%	%
		GENERAL EXPENSES & TEMP. CONST.	12.50%	%						14,250

		TOTAL CONTRACTOR’S COST						5,000		128,250
	20100	CONTRACTOR’S FEE	3.75%	%						4,809
	1240	INSURANCE	1.00%	%						1,331
	20400	CONTINGENCY	10.00%	%						13,439
	1200	PERMIT FEES	1.00%	%						1,478
					TOTAL AMOUNT					149,307

Exhibit C, Schedule 2

Ancillary TI Budget, Page 16 of 26

PLANT CONSTRUCTION COMPANY	7:11 PM	9/13/2010	PAGE 1
ESTIMATE SUMMARY

699 EIGHTH STREET SAN FRANCISCO	PCC JOB NO [ILLEGIBLE]
LEVEL 4 - REMOVE EXISTING RAILING AT NEW PERIMETER GLAZING

	PHASE		QUANTITY/UNIT			MATERIAL		SUBCONTRACT		TOTAL
LINE		ITEM DESCRIPTION			UNIT COST		LABOR		OTHER
1.
2.	2100	REMOVE EXISTING METAL ATRIUM RAILING	275	LF	20.00		5,500		450	5,950
3.	8800	ADD INTERIOR RAIL TO GLAZING SYSTEM	275	LF	15.00			4,125		4,125
4.
5.
6.
7.
8.
9.
10.
11.
12.
13.
14.
15.
16.
17.
18.
19.		NOTES:
20.		1. CUT VERTICALS AT FLOOR LINE ONLY, NO FASCIA REMOVAL FOR ACCESS.
21.		2. EXCLUDES CARPET PATCH.
22.
23.
24.
25.
26.
27.
28.
29.
30.

		SUBTOTAL								10,075
	20250	SALES TAX	9.50%	%
		GENERAL EXPENSES & TEMP. CONST.	12.50%	%						1,259

		TOTAL CONTRACTOR’S COST								11,334
	20100	CONTRACTOR’S FEE	3.75%	%						425
	1240	INSURANCE	1.00%	%						118
	20400	CONTINGENCY	10.00%	%						1,188
	1200	PERMIT FEES	1.00%	%						131
					TOTAL AMOUNT					13,195

Exhibit C, Schedule 2

Ancillary TI Budget, Page 17 of 26

PLANT CONSTRUCTION COMPANY	7:17 PM	9/13/2010	PAGE 1
ESTIMATE SUMMARY

699 EIGHTH STREET SAN FRANCISCO	PCC JOB NO [ILLEGIBLE]
LEVEL 4 - INSTALL ELEVATOR DOORS

	PHASE		QUANTITY/UNIT			MATERIAL		SUBCONTRACT		TOTAL
LINE		ITEM DESCRIPTION			UNIT COST		LABOR		OTHER
1.
2.	2100	DEMO & REFRAME FOR ELEV. OPNGS.	2	LOC	1,250.00			2,500		2,500
3.	9250	DRYWALL REPAIRS AT ELEV. OPNGS.	2	LOC	1,250.00			2,500		2,500
4.	9250	TEMP. MDF DOOR COVER PANELS	2	ALW	750.00			1,500		1,500
5.	14200	NEW ELEVATOR ENTRANCES - GVK BUDGET	2	ALW	25,000.00			50,000		50,000
6.
7.
8.
9.
10.
11.
12.
13.
14.
15.
16.
17.
18.
19.
20.
21.		NOTES
22.
23.
24.
25.
26.
27.
28.
29.
30.

		SUBTOTAL						51,500		56,500
	20250	SALES TAX	9.50%	%
		GENERAL EXPENSES & TEMP. CONST.	12.50%	%						7,063

		TOTAL CONTRACTOR’S COST						51,500		63,563
	20100	CONTRACTOR’S FEE	3.75%	%						2,384
	1240	INSURANCE	1.00%	%						659
	20400	CONTINGENCY	10.00%	%						6,661
	1200	PERMIT FEES	1.00%	%						733
					TOTAL AMOUNT					73,999

Exhibit C, Schedule 2

Ancillary TI Budget, Page 18 of 26

PLANT CONSTRUCTION COMPANY	7:25 PM	9/13/2010	PAGE 1
ESTIMATE SUMMARY

699 EIGHTH STREET SAN FRANCISCO	PCC JOB NO [ILLEGIBLE]
LEVEL 4 - REMOVE NON-POST TENSIONED BALCONIES(2) & INSTALL PLATE GUARD RAIL(1)

	PHASE		QUANTITY/UNIT			MATERIAL		SUBCONTRACT		TOTAL
LINE		ITEM DESCRIPTION			UNIT COST		LABOR		OTHER
1.
2.	2300	DEMO SOFFIT & CARPET AT BALCONIES	150	SF	5.00			750		750
3.	2300	SAWCUT AT BALCONY EXTENSIONS	24	LF	15.00			360		360
4.	2300	DEMO NON POST TENSION BALCONIES	150	SF	50.00			7,500		7,500
5.	5100	PLATE GUARDRAIL - METALSET BUDGET	1	BUD	7,500.00			7,500		7,500
6.	9250	REPAIR DRYWALL AT GUARDRAIL & TAPE	1	ALW	1,500.00			1,500		1,500
7.	13500	PREMIUM TIME ALLOWANCE	1	ALW	2,500.00			2,500		2,500
8.	16100	ELEC/LS SAFE OFF AT BALCONY EXT.	1	ALW	1,500.00			1,500		1,500
9.
10.
11.
12.
13.
14.
15.
16.
17.
18.
19.
20.
21.
22.
23.
24.
25.
26.
27.
28.
29.
30.

		SUBTOTAL						20,500		21,610
	20250	SALES TAX	9.50%	%
		GENERAL EXPENSES & TEMP. CONST.	12.50%	%						2,701

		TOTAL CONTRACTOR’S COST						20,500		24,311
	20100	CONTRACTOR’S FEE	3.75%	%						912
	1240	INSURANCE	1.00%	%						252
	20400	CONTINGENCY	10.00%	%						2,548
	1200	PERMIT FEES	1.00%	%						280
					TOTAL AMOUNT					28,303

Exhibit C, Schedule 2

Ancillary TI Budget, Page 19 of 26

PLANT CONSTRUCTION COMPANY	7:29 PM	9/13/2010	PAGE 1
ESTIMATE SUMMARY

699 EIGHTH STREET SAN FRANCISCO	PCC JOB NO [ILLEGIBLE]
LEVEL 5 MODIFICATIONS

	PHASE		QUANTITY/UNIT			MATERIAL		SUBCONTRACT		TOTAL
LINE		ITEM DESCRIPTION			UNIT COST		LABOR		OTHER
1.
2.	1860	SCAFFOLD TO 3RD TO 5TH FLOOR	7,200	SF	3.50			25,200		25,200
3.	2100	DEMO FASCIA FOR NEW RAILS	1,200	SF	2.50			3,000		3,000
4.	2100	DEMO EXISTING ATRIUM RAILS	320	LF	25.00			8,000		8,000
5.	2100	DEMO & REFRAME FOR ELEVATOR OPNGS.	2	LOC	1,250.00			2,500		2,500
6.	2100	DEMO SOFFIT & CARPET AT BALCONIES	150	SF	5.00			750		750
7.	16100	ELECTRICALS SAFE OFF	1	ALW	2,500.00			2,500		2,500
8.	2300	SAWCUT AT BALCONY EXTENSION	24	LF	15.00			360		360
9.	2300	DEMO NON-POST TENSION BALCONIES	150	SF	50.00			7,500		7,500
10.	3030	CONCRETE AT BRIDGE DECK	260	SF	15.00			3,900		3,900
11.	5100	BRIDGE STRUCTURE - METALSET BUD.	1	BUD	50,000.00			50,000		50,000
12.	5100	PLATE GUARDRAIL - METALSET BUD.	1	EA	7,500.00			7,500		7,500
13.	5100	RAIL SUPPORT ANGLE - METALSET BUD.	255	LF	125.00			31,875		31,875
14.	8010	POWER OPERATED DOORS	6	EA	5,000.00			30,000		30,000
15.	8800	BLDG STD. GLASS RAIL	255	LF	525.00			133,875		133,875
16.	8800	ADD FOR (4) CURVED CORNERS	40	LF	350.00			14,000		14,000
17.	9250	ATRIUM DEMISING WALL	350	SF	10.00			3,500		3,500
18.	9250	REFRAME & DRYWALL AT FASCIA	1,200	SF	15.00			18,000		18,000
19.	9250	DRYWALL REPAIRS AT ELEV. OPNGS.	2	LOC	1,250.00			2,500		2,500
20.	9680	VINYL BASE ATRIUM SIDE	50	LF	3.50			175		175
21.	9900	PAINT ATRIUM SIDE DEMISE (NOT FASCIA)	500	SF	1.25			625		625
22.	9900	INTUMESCENT PAINT AT BRIDGE	1	ALW	7,500.00			7,500		7,500
23.	13500	PREMIUM TIME ALLOWANCE	1	ALW	10,000.00			10,000		10,000
24.	14200	NEW ELEVATOR ENTRANCES - GVK BUDGET	2	ALW	25,000.00			50,000		50,000
25.	15500	FIRE SPKLER MODS AT BRIDGE & DEMISE	1	ALW	5,000.00			5,000		5,000
26.	16100	LTG MODS/LS AT BRIDGE & DEMISE	1	ALW	5,000.00			5,000		5,000
27.	16100	LIFE SAFETY DOOR OPERATION	1	ALW	10,000.00			10,000		10,000
28.
29.
30.

		SUBTOTAL						329,550		433,260
	20250	SALES TAX	9.50%	%
		GENERAL EXPENSES & TEMP. CONST.	12.50%	%						54,158

		TOTAL CONTRACTOR’S COST						329,550		487,418
	20100	CONTRACTOR’S FEE	3.75%	%						18,278
	1240	INSURANCE	1.00%	%						5,057
	20400	CONTINGENCY	10.00%	%						51,075
	1200	PERMIT FEES	1.00%	%						5,618
					TOTAL AMOUNT					567,446

Exhibit C, Schedule 2

Ancillary TI Budget, Page 20 of 26

PLANT CONSTRUCTION COMPANY	7:30 PM	9/13/2010	PAGE 1
ESTIMATE SUMMARY

699 EIGHTH STREET SAN FRANCISCO	PCC JOB NO [ILLEGIBLE]
LEVEL 6 MODIFICATIONS

	PHASE		QUANTITY/UNIT			MATERIAL		SUBCONTRACT		TOTAL
LINE		ITEM DESCRIPTION			UNIT COST		LABOR		OTHER
1.
2.	1860	SCAFFOLD TO 5TH TO 6TH FLOOR	3,600	SF	3.50			12,600		12,600
3.	2100	DEMO FASCIA FOR NEW RAILS	1,200	SF	2.50			3,000		3,000
4.	2100	DEMO EXISTING ATRIUM RAILS	320	LF	25.00			8,000		8,000
5.	2100	DEMO & REFRAME FOR ELEVATOR OPNGS.	2	LOC	1,250.00			2,500		2,500
6.	2100	DEMO SOFFIT & CARPET AT BALCONIES	150	SF	5.00			750		750
7.	16100	ELECTRIC/LIFE SAFETY SAFE OFF	1	ALW	2,500.00			2,500		2,500
8.	2300	SAWCUT AT BALCONY EXTENSION	24	LF	15.00			360		360
9.	2300	DEMO NON-POST TENSION BALCONIES	150	SF	50.00			7,500		7,500
10.	3030	CONCRETE AT BRIDGE DECK	260	SF	15.00			3,900		3,900
11.	5100	BRIDGE STRUCTURE - METALSET BUD.	1	BUD	50,000.00			50,000		50,000
12.	5100	PLATE GUARDRAIL - METALSET BUD.	1	EA	7,500.00			7,500		7,500
13.	5100	RAIL SUPPORT ANGLE - METALSET BUD.	255	LF	75.00			19,125		19,125
14.	8010	POWER OPERATED DOORS	6	EA	5,000.00			30,000		30,000
15.	8800	BLDG STD. GLASS RAIL	255	LF	575.00			146,625		146,625
16.	8800	ADD FOR (4) CURVED CORNERS	40	LF	350.00			14,000		14,000
17.	9250	ATRIUM DEMISING WALL	350	SF	10.00			3,500		3,500
18.	9250	REFRAME & DRYWALL AT FASCIA	1,200	SF	15.00			18,000		18,000
19.	9250	DRYWALL REPAIRS AT ELEV. OPNGS.	2	LOC	1,250.00			2,500		2,500
20.	9680	VINYL BASE ATRIUM SIDE	50	LF	3.50			175		175
21.	9900	PAINT ATRIUM SIDE DEMISE (NOT FASCIA)	500	SF	1.25			625		625
22.	9900	INTUMESCENT PAINT AT BRIDGE	1	ALW	7,500.00			7,500		7,500
23.	13500	PREMIUM TIME ALLOWANCE	1	ALW	10,000.00			10,000		10,000
24.	14200	NEW ELEVATOR ENTRANCES - GVK BUDGET	2	ALW	25,000.00			50,000		50,000
25.	15500	FIRE SPKLER MODS AT BRIDGE & DEMISE	1	ALW	5,000.00			5,000		5,000
26.	16100	LTG MODS / LS AT BRIDGE & DEMISE	1	ALW	5,000.00			5,000		5,000
27.	16100	LIFE SAFETY DOOR OPERATION	1	ALW	10,000.00			10,000		10,000
28.
29.
30.

		SUBTOTAL						329,550		420,660
	20250	SALES TAX	9.50%	%
		GENERAL EXPENSES & TEMP. CONST.	12.50%	%						52,583

		TOTAL CONTRACTOR’S COST						329,550		473,243
	20100	CONTRACTOR’S FEE	3.75%	%						17,747
	1240	INSURANCE	1.00%	%						4,910
	20400	CONTINGENCY	10.00%	%						49,590
	1200	PERMIT FEES	1.00%	%						5,455
					TOTAL AMOUNT					550,944

Exhibit C, Schedule 2

Ancillary TI Budget, Page 21 of 26

PLANT CONSTRUCTION COMPANY	7:31 PM	9/13/2010	PAGE 1
ESTIMATE SUMMARY

699 EIGHTH STREET SAN FRANCISCO	PCC JOB NO [ILLEGIBLE]
LEVEL 6 - NEW SKYLIGHT

	PHASE		QUANTITY/UNIT			MATERIAL		SUBCONTRACT		TOTAL
LINE		ITEM DESCRIPTION			UNIT COST		LABOR		OTHER
1.
2.	1860	SCAFFOLD TO ROOF AT SKYLIGHT	1	ALW	5,000.00			5,000		5,000
3.	2100	DEMO DRYWALL AT CEILING	40	MH	51.50			2,060		2,060
4.	2300	DEMO GLASS BLOCK & CONCRETE INSERT	300	SF	15.00			4,500		4,500
5.	3030	NEW CONCRETE RAISED CURB	75	LF	75.00			5,625		5,625
6.	3030	CLEAN/REPAIR EXPOSED CONCRETE EDGE	225	SF	5.00			1,125		1,125
7.	7500	WATERPROOFING AT SLAB	1	ALW	5,000.00			5,000		5,000
8.	7800	NEW SKYLIGHT	286	SF	175.00			50,050		50,050
9.	9900	EXTERIOR PAINTING	1	ALW	1,500.00			1,500		1,500
10	5500	STEEL BOLLARDS AT PERIMETER	20	EA	500.00			10,000		10,000
11.	9250	REPAIR INTERIOR DRYWALL	250	SF	15.00			3,750		3,750
12.	13500	PREMIUM TIME ALLOWANCE	1	ALW	2,500.00			2,500		2,500
13.
14.
15.
16.
17.
18.
19.
20.
21.
22.
23.
24.
25.
26.
27.
28.
29.
30.

		SUBTOTAL						84.050		91,110
	20250	SALES TAX	9.50%	%
		GENERAL EXPENSES & TEMP. CONST	12.50%	%						11,389

		TOTAL CONTRACTOR’S COST						84.050		102,499
	20100	CONTRACTOR’S FEE	3.75%	%						3,844
	1240	INSURANCE	1.00%	%						1,063
	20400	CONTINGENCY	10.00%	%						10,741
	1200	PERMIT FEES	1.00%	%						1,181
					TOTAL AMOUNT					119,328

Exhibit C, Schedule 2

Ancillary TI Budget, Page 22 of 26

PLANT CONSTRUCTION COMPANY	7:31 PM	9/13/2010	PAGE 1
ESTIMATE SUMMARY

699 EIGHTH STREET SAN FRANCISCO	PCC JOB NO [ILLEGIBLE]
LEVEL 6 - ADDITIONAL COST FOR OPERABLE SKYLIGHT IN LIEU OF FIXED

	PHASE		QUANTITY/UNIT			MATERIAL		SUBCONTRACT		TOTAL
LINE		ITEM DESCRIPTION			UNIT COST		LABOR		OTHER
1.
2.	7800	DELETE FIXED SKYLIGHT	-286	SF	175.00
3.	7800	OPERABLE SKYLIGHT - ROLLAMATIC ROOFS	1	BUD	78,000.00			78,000		78,000
4.	3030	EXTEND CONCRETE CURB FOR RAILS	50	LF	75.00			3,750		3,750
5.	5500	PERIMETER SAFETY RAILING	110	LF	350.00			38,500		38,500
6.	9900	PAINT NEW RAILS	1	ALW	800.00			800		800
7.	16100	ELECTRIC POWER & CONTROLS	1	ALW	5,000.00			5,000		5,000
8.
9.
10.
11.
12.
13.
14.
15.
16.
17.
18.
19.
20.
21.
22.
23.
24.
25.
26.
27.
28.
29.
30.

		SUBTOTAL								76,000
	20250	SALES TAX	9.50%	%
		GENERAL EXPENSES & TEMP. CONST.	12.50%	%						9,500

		TOTAL CONTRACTOR’S COST								85,500
	20100	CONTRACTOR’S FEE	3.75%	%						3,206
	1240	INSURANCE	1.00%	%						887
	20400	CONTINGENCY	10.00%	%						8,959
	1200	PERMIT FEES	1.00%	%						986
					TOTAL AMOUNT					99,538

Exhibit C, Schedule 2

Ancillary TI Budget, Page 23 of 26

PLANT CONSTRUCTION COMPANY	7:36 PM	9/13/2010	PAGE 1
ESTIMATE SUMMARY

699 EIGHTH STREET SAN FRANCISCO	PCC JOB NO [ILLEGIBLE]
LEVELS 6 - RAISE ATRIUM CEILING IN SKYLIGHT AREA - CENTER ONLY

	PHASE		QUANTITY/UNIT			MATERIAL		SUBCONTRACT		TOTAL
LINE		ITEM DESCRIPTION			UNIT COST		LABOR		OTHER
1.
2.	1850	EXTEND SCAFFOLD TO ATRIUM CLG	1	ALW	7,500.00			7,500		7,500
3.	2100	CUT & REMOVE EXISTING CEILING	4,500	SF	5.00			22,500		22,500
4.	2100	CLEAN EXPOSED CONCRETE AREA	2,580	SF	1.00			2,580		2,580
5.	9250	NEW SUSPENDED DRYWALL CEILING	2,480	SF	20.00			49,600		49,600
6.	15500	FIRE SPRINKLER MODIFICATIONS	5,500	SF	3.25			17,875		17,875
7.	16100	ELECTRICAL SAFE OFF / MODIFICATIONS	1	ALW	5,000.00			5,000		5,000
8.	16100	LIFE SAFETY MODIFICATIONS	1	ALW	2,500.00			2,500		2,500
9.	16100	LIFE SAFETY ALLOWANCE	1	ALW	5,000.00			5,000		5,000
10.
11.
12.
13.
14.
15.
16.
17.
18.
19.
20.
21.
22.
23.
24.
25.
26.
27.
28.
29.
30.

		SUBTOTAL								112,555
	20250	SALES TAX	9.50%	%
		GENERAL EXPENSES & TEMP. CONST.	12.50%	%						14,069

		TOTAL CONSTRACTOR’S COST								126,624
	20100	CONTRACTOR’S FEE	3.75%	%						4,748
	1240	INSURANCE	1.00%	%						1,314
	20400	CONTINGENCY	10.00%	%						13,269
	1200	PERMIT FEES	1.00%	%						1,460
					TOTAL AMOUNT					147,415

Exhibit C, Schedule 2

Ancillary TI Budget, Page 24 of 26

PLANT CONSTRUCTION COMPANY	7:48 PM	9/13/2010	PAGE 1
ESTIMATE SUMMARY

699 EIGHTH STREET SAN FRANCISCO	PCC JOB NO [ILLEGIBLE]
NEW TENANT STAIR LEVELS 2 THROUGH 6

	PHASE		QUANTITY/UNIT			MATERIAL		SUBCONTRACT		TOTAL
LINE		ITEM DESCRIPTION			UNIT COST		LABOR		OTHER
1.
2.	2100	CEILING DEMO/REFRM FOR COL. ATTACH	8	LOC	750.00			6,000		6,000
3.	5100	STRUCT. SUPPORT FOR NEW STAIR	1	ALW	25,000.00			25,000		25,000
4.	5510	NEW STAIR EXCL. RAILS - METALSET BUD.	1	BUD	60,000.00			60,000		60,000
5.	3030	PRECAST TREADS/RISERS - METALSET	80	EA	500.00			40,000		40,000
6.	3030	PRECAST LANDINGS - METALSET	900	SF	50.00			45,000		45,000
7.	9250	REPAIR CEILING	8	LOC	750.00			6,000		6,000
8.	15500	FIRE SPRINKLERS UNDER STAIR	8	LOC	750.00			6,000		6,000
9.
10.	5100	COLUMNS FOR FUTURE GLAZING WALL	15,000	LBS	5.00			75,000		75,000
11.
12.
13.
14.		NOTES:
15.		1. INCLUDES VERTICAL STEEL COLUMNS FOR GLAZING WALL (5 EACH)
16.		2. EXCLUDES TEMPORARY WALLS & RAILS FOR PERMIT APPROVAL
17.
18.
19.
20.
21.
22.
23.
24.
25.
26.
27.
28.
29.
30.

		SUBTOTAL						75,000		263,000
	20250	SALES TAX	9.50%	%
		GENERAL EXPENSES & TEMP. CONST.	12.50%	%						32,875

		TOTAL CONTRACTOR’S COST						75,000		295,875
	20100	CONTRACTOR’S FEE	3.75%	%						11,095
	1240	INSURANCE	1.00%	%						3,070
	20400	CONTINGENCY	10.00%	%						31,004
	1200	PERMIT FEES	1.00%	%						3,410
					TOTAL AMOUNT					344,454

Exhibit C, Schedule 2

Ancillary TI Budget, Page 25 of 26

PLANT CONSTRUCTION COMPANY	7:52 PM	9/13/2010	PAGE 1
ESTIMATE SUMMARY

699 EIGHTH STREET SAN FRANCISCO	PCC JOB NO [ILLEGIBLE]
UPGRADE BRIDGE RAILS FROM BLDG. STD. GLASS LEVELS 3, 5 & 6

	PHASE		QUANTITY/UNIT			MATERIAL		SUBCONTRACT		TOTAL
LINE		ITEM DESCRIPTION			UNIT COST		LABOR		OTHER
1.
2.	8800	DELETE BLDG. STD. GLASS RAIL	-132	LF	525.00			-69,300
3.	5100	METAL “X” RAILS - METALSET BUDGET	132	LF	450.00			59,400		59,400
4.	8800	GLASS INFILL PANELS	528	SF	50.00			26,400		26,400
5.
6.
7.
8.
9.
10.
11.
12.
13
14.
15.
16.
17.
18.
19.
20.
21.
22.
23.
24.
25.
26.
27.
28.
29.
30.

		SUBTOTAL								16,500
	20250	SALES TAX	9.50%	%
		GENERAL EXPENSES & TEMP. CONST.	12.50%	%						2,063

		TOTAL CONTRACTOR’S COST								18,563
	20100	CONTRACTOR’S FEE	3.75%	%						696
	1240	INSURANCE	1.00%	%						193
	20400	CONTINGENCY	10.00%	%						1,945
	1200	PERMIT FEES	1.00%	%						214
					TOTAL AMOUNT					21,610

Exhibit C, Schedule 2

Ancillary TI Budget, Page 26 of 26

PLANT CONSTRUCTION COMPANY	7:54 PM	9/13/2010	PAGE 1
ESTIMATE SUMMARY

699 EIGHTH STREET SAN FRANCISCO	PCC JOB NO [ILLEGIBLE]
ELEVATOR SHAFT PERFORATED METAL CLADDING

	PHASE		QUANTITY/UNIT			MATERIAL		SUBCONTRACT		TOTAL
LINE		ITEM DESCRIPTION			UNIT COST		LABOR		OTHER
1.
2.	5100	CORNER PLATES PER DETAIL “A2”	300	LF	35.00	10,500				10,500
3.	5100	INSTALLATION	300	LF	15.00		4,500			4,500
4.	5100	TRIM PLATES AT ELEV. DOORS	280	LF	35.00	9,800				9,800
5.	5100	INSTALLATION	280	LF	20.00		5,600			5,600
6.	5100	TRIM PLATES AT ELEV. CONTROLS & LTS.	28	ALW	175.00			4,900		4,900
7.	5100	PERFORATED METAL	3,740	SF	25.00			93,500		93,500
8.	5100	TRIM AT BASE & CEILING?	360	LF	15.00			5,400		5,400
9.	14200	RESET (E) ELEVATOR CONTROLS	9	LOC	1,250.00			11,250		11,250
10.
11.
12.
13.
14.
15.
16.
17.
18.
19.
20.
21.
22.
23.
24.
25.
26.
27.
28.
29.
30.

		SUBTOTAL								145,450
	20250	SALES TAX	9.50%	%
		GENERAL EXPENSES & TEMP. CONST	12.50%	%						18,181

		TOTAL CONTRACTOR’S COST								163,631
	20100	CONTRACTOR’S FEE	3.75%	%						6,136
	1240	INSURANCE	1.00%	%						1,698
	20400	CONTINGENCY	10.00%	%						17,147
	1200	PERMIT FEES	1.00%	%						1,886
					TOTAL AMOUNT					190,498

SCHEDULE 3

SPACE PLAN

[attached]

Exhibit C, Schedule 3

Exhibit C, Schedule 3
Space Plan, Page 1 of 7

kitchen
security (28)
net ops (34)
cust serv (58)

TOTALS:

269	(30x60) workstations
6	private offices
10	kitchen
285	

ROOMS:

1	e meeting
1	large conf rooms
3	med conf rooms
9	small conf rooms
2	observational and research
1	it ghosing
3	scrum
5	tin
3	theme
4	war
32	

1	server
2	storage
1	auditorium (110 person)
1	video game

HEALTH FACILITIES:

1	weight room
1	zen
1	yoga
1	dance
4	massage
2	steam rooms

BACK OF HOUSE:

1	shipping and receiving
1	secure storage
1	dry storage
1	cold storage
1	kitchen
1	storage

DEPARTMENTS:

cto

- security
- net ops

operations

- customer service
- it

nicholsbooth ARCHITECTS

ISSUE INFORMATION

zynga

ZYNGA
699 8TH STREET
San Francisco, CA

SHEET TITLE

CONCOURSE

JOB NUMBER

DRAWN BY

SCALE

FILE NAME

Exhibit C, Schedule 3
Space Plan, Page 2 of 7

8TH STREET
REF.
STORAGE
FREIGHT LIFT
PIZZA OVEN
DISH
EXISTING EXHAUST

TOTALS:

STAFF:
7 staff
7 kitchen
14

ROOMS:
4 interview rooms

699 8th Street TOTALS

total	252,561	RSF (subject to field verification)
total	1,355	staff count
	186	rsf/person
	163	conference room 07 large (15x30) 19 medium (16x18) 52 small (10x12) 85 other
	54	private offices/including gm

1355 staff / 218 rooms = 6.2 staff/room

Current 444 De Haro TOTALS

total	130,000	RSF
total	900	staff count
	144	rsf/person
	53	conference room
	20	private offices/small conference rooms (1/12)

Previous 500 Terry Francois TOTALS

total	137,740	RSF
total	825	staff count
	167	rsf/person
	93	conference room
	24	private offices /small conference rooms (1/7)

nicholsbooth ARCHITECTS

ISSUE INFORMATION

zynga

ZYNGA
699 8TH STREET
San Francisco, CA

SHEET TITLE

GROUND FLOOR

JOB NUMBER

DRAWN BY

SCALE
1/16" = 1'-0"

FILE NAME

Exhibit C, Schedule 3
Space Plan, Page 3 of 7

TOTALS:
185 STAFF:
2 (30x60) workstations
3 (6X6) workstations
4 private offices
174 (+ general manager)
ROOMS:
1 large conf
1 med conf
10 small conf
other rooms
2 - theme
3 - war
2 - fin
3 - scrum
2 - interview
22
DEPARTMENTS:
games
z-live
g+s
people ops
university
operations
facilities
cto
nicholsbooth
ARCHITECTS
zynga
ZYNGA
699 8TH STREET
San Francisco, CA
FLOOR 2
SECOND
FLOOR

Exhibit C, Schedule 3
Space Plan, Page 4 of 7

finance accounting
legal
revenue
marketing
payments and risk

TOTALS:

STAFF:

213	(30x60) workstations
3	(8x8) workstations
15	private offices
231	

ROOMS:

1	large conf rooms
10	med conf rooms
13	small conf rooms
24	

DEPARTMENTS:

- legal
- revenue
- payments & risk
- accounting/ finance
- all other biz ops
- coo
- marketing

nicholsbooth ARCHITECTS

ISSUE INFORMATION

ZYNGA
699 8TH STREET
San Francisco, CA
FLOOR 3

SHEET TITLE

THIRD FLOOR

JOB NUMBER

DRAWN BY

SCALE

FILE NAME

Exhibit C, Schedule 3
Space Plan, Page 5 of 7

game studio staff
tbd (24)
cityville (44)
treasure (48)
cafe (46)
farmville (104)
THEMED CAFE
OPEN TO ATRIUM

TOTALS:

STAFF:

268	(30x60) workstations
5	(8x8) admin workstations
15	private offices
5	(+5 gm)
293	

ROOMS:

2	large conf rooms
6	med conf rooms
2	small conf rooms
1	multi / board room
1	imaginarium
	other rooms
5	- scrum
5	- war
5	- tin
5	- themed
2	- crash pad
2	- game
36	

DEPARTMENTS:

- ceo

Games:

- cityville
- cafe
- farmville
- treasure
- game studio staff
- tbd

nicholsbooth ARCHITECTS

zynga

ZYNGA
699 8TH STREET
San Francisco, CA

SHEET TITLE

FIFTH FLOOR

JOB NUMBER

DRAWN BY

SCALE

FILE NAME

Exhibit C, Schedule 3
Space Plan, Page 6 of 7

TOTALS:

STAFF:

360	(30x60) workstations
2	(8X8) workstations
13	private offices
7	(+ general manager)
382	

ROOMS:

2	large conf rooms
1	medium conf rooms
9	small conf rooms
	other rooms
7	- fin room
7	- war room
7	- themed room
8	- scrum room
2	- crash pad
2	- game
45	

Games:

- mobility
- casino
- pets
- yoville
- mafia wars
- studio v
- fishville
- stats

221 Main Street
Suite 520
San Francisco
California
94105

nicholsbooth ARCHITECTS

ISSUE INFORMATION

zynga

ZYNGA
699 8TH STREET
San Francisco, CA
FLOOR 6

SHEET TITLE

SIXTH FLOOR

JOB NUMBER

DRAWN BY

SCALE

FILE NAME

EXHIBIT C

SCHEDULE 3

Page 7 has been intentionally deleted

by agreement of the parties

See also Exhibit K

SCHEDULE 4

CONSTRUCTION SCHEDULE

[attached]

Exhibit C, Schedule 4

Exhibit C, Schedule 4
Construction Schedule Page 1 of 6

699 Eighth Street - San Francisco
650 Townsend Associates, LLC

PRELIMINARY CONSTRUCTION SCHEDULE

Plant Construction Company, LP
Updated September 15, 2010
Project: 2010060

ID	Task Name	Duration	Start	Finish	Predecessors
1					
2	ANCILLARY TENANT IMPROVEMENTS	136 days	Mon 8/2/10	Thu 2/17/11	
3					
4	Pre Construction	78 days	Mon 8/2/10	Fri 11/19/10	
5	Schematic Design	10 days	Mon 8/16/10	Fri 8/27/10	172
6	Hold Pending Tenant Design Decisions	9 days	Mon 8/30/10	Mon 9/13/10	5
7	Architectural Drawings	25 days	Fri 9/17/10	Thu 10/21/10	172FS-2 days,6,176
8	Structural Drawings	25 days	Fri 9/17/10	Thu 10/21/10	7SS
9	Select Post Tension Cable Work Bids	10 days	Mon 9/20/10	Fri 10/1/10	
10	Bid Package for Stairs, Bridge, Floor Infill	20 days	Fri 9/17/10	Thu 10/14/10	7SS
11	Bid Package for Shuttle Elevator Scope	20 days	Fri 9/17/10	Thu 10/14/10	7SS
12	RFP & Select MEPFSLS Design Build Contractors	15 days	Mon 8/23/10	Tue 9/14/10	5SS+5 days
13	MEPFSLS Permit Drawings	28 days	Wed 9/15/10	Fri 10/22/10	12
14	Maximum Price Bid	15 days	Mon 10/25/10	Fri 11/12/10	13,7,8
15	Lease Approval	31 days	Mon 8/2/10	Wed 9/15/10	
16	Authorization to Proceed	5 days	Mon 11/15/10	Fri 11/19/10	14
17	Soft Demolition Permit Drawings	10 days	Thu 9/16/10	Wed 9/29/10	5,15
18	Demolition Maximum Price Bid	10 days	Thu 9/30/10	Wed 10/13/10	17
19	Authorization to Proceed w/ Demolition	3 days	Thu 10/14/10	Mon 10/18/10	18
20					
21	Permit Approvals	58 days	Mon 8/30/10	Fri 11/19/10	
22	Pre-Application Meetings (Ancillary & TI Scopes)	10 days	Mon 8/30/10	Tue 9/14/10	5
23	Soft Demolition Permit Approval	10 days	Thu 9/30/10	Wed 10/13/10	17
24	Ancillary Tenant Improvement Permit Approval	20 days	Mon 10/25/10	Fri 11/19/10	7,8,13,22
25					
26	Budget Estimate Updates	29 days	Mon 8/30/10	Mon 10/11/10	
27	Ancillary Estimate Update #01	5 days	Mon 8/30/10	Tue 9/7/10	5
28	Ancillary Estimate Update #02	6 days	Mon 10/4/10	Mon 10/11/10	
29					
30	Existing Tenant Structural Floor Infill	56 days	Mon 8/2/10	Wed 10/20/10	
31	Architectural (ADA) & Structural Permit Drawings	15 days	Mon 8/2/10	Fri 8/20/10	
32	Infill Maximum Price Bid & Approval	10 days	Mon 8/23/10	Tue 9/7/10	31
33	Infill Building Permit Approval	15 days	Mon 8/23/10	Tue 9/14/10	31
34	Floor Infill Construction	25 days	Thu 9/16/10	Wed 10/20/10	33,32,15
35	Floor Infill Complete	0 days	Wed 10/20/10	Wed 10/20/10	34
36					
37	Existing Tenant Relocations	136 days	Mon 8/2/10	Thu 2/17/11	
38	Second Floor	0 days	Thu 12/30/10	Thu 12/30/10	
39	Second Floor Tenant Space Vacated	0 days	Thu 12/30/10	Thu 12/30/10	
40	Third Floor South	136 days	Mon 8/2/10	Thu 2/17/11	
41	Schematic Design & Tenant Approvals	25 days	Mon 8/2/10	Tue 9/7/10	
42	Architectural & MEPFS Drawings	20 days	Thu 9/16/10	Wed 10/13/10	15,41
43	Tenant Work Permit Approval	10 days	Thu 10/14/10	Wed 10/27/10	42
44	Maximum Price Bid & Approval	10 days	Thu 10/14/10	Wed 10/27/10	42
45	Soft Demolition Existing Tenant Areas	10 days	Thu 10/28/10	Wed 11/10/10	44,43
46	Tenant Construction	50 days	Thu 11/11/10	Wed 1/26/11	35,45

August 2010
September 2010
October 2010
November 2010
December 2010
January 2011
February 2011
March 2011
April 2011
May 2011

Project: 699 Eighth Street
Date: Wed 9/15/10

Task | Milestone | Rolled Up Critical Task | Split | Group By Summary
Critical Task | Summary | Rolled Up Milestone | External Tasks
Progress | Rolled Up Task | Rolled Up Progress | Project Summary

Page 1

Exhibit C, Schedule 4
Construction Schedule Page 2 of 6

699 Eighth Street - San Francisco
650 Townsend Associates, LLC

PRELIMINARY CONSTRUCTION SCHEDULE

Plant Construction Company, LP
Updated September 15, 2010
Project 2010060

ID	Task Name	Duration	Start	Finish	Predecessors
47	Tenant Furniture Installation	10 days	Thu 1/20/11	Wed 2/2/11	46FS-5 days
48	Tenant Cabling Install & Test	10 days	Thu 1/27/11	Wed 2/9/11	47FS-5 days
49	Tenant Relocation	5 days	Thu 2/10/11	Thu 2/17/11	48
50	Tenant Relocation Complete	0 days	Thu 2/17/11	Thu 2/17/11	49
51					
52	ANCILLARY TENANT CONSTRUCTION	134 days	Mon 10/4/10	Fri 4/8/11	
53	Escalator Demolition	53 days	Tue 10/19/10	Wed 1/5/11	
54	Construct Barricades all Levels	20 days	Tue 10/19/10	Mon 11/15/10	10
55	Demo Escalator Street to Level 2 (Atrium)	7 days	Tue 10/26/10	Wed 11/3/10	54FS-15 days 23
56	Demo Escalator Street to Concourse Level	7 days	Thu 11/4/10	Fri 11/12/10	55,
57	Erect Scaffold to Roof	5 days	Fri 11/12/10	Thu 11/18/10	56FS-1 day
58	Remove Skylight for Smoke Evacuation & Hoisting	3 days	Fri 11/19/10	Tue 11/23/10	57
59	Demo Escalator Level 5 to 6	12 days	Fri 11/19/10	Wed 12/8/10	58FS-3 days
60	Demo Escalator Level 4 to 5	10 days	Thu 12/9/10	Wed 12/22/10	59
61	Demo Escalator Level 3 to 4	8 days	Thu 12/23/10	Wed 1/5/11	60
62					
63	Concourse & Street Level	80 days	Mon 10/18/10	Fri 2/11/11	
64	Soft Demolition & Safe Offs	15 days	Tue 10/26/10	Mon 11/15/10	54FS-15 days
65	Construct Concourse Level East Corridor	20 days	Mon 11/22/10	Tue 12/21/10	64FS-5 days 24
66	Infill Escalator Pits Concourse Level	4 days	Mon 11/15/10	Thu 11/18/10	56
67	Shop Drawings (15d), Approvals (10d) & Stair Fabrication (25d)	50 days	Mon 10/18/10	Wed 12/29/10	10 16FF+25 days
68	Shop Drawings (15d), Approvals (10d) & Floor Infill Fabrication (1	35 days	Mon 10/18/10	Tue 12/7/10	10 16FF+10 days
69	Floor Infill at Stair & Rail Support Angle at Opening?	15 days	Wed 12/8/10	Wed 12/29/10	68
70	"Folded Plate" Stair Installation	15 days	Thu 12/30/10	Fri 1/21/11	67
71	Drywall Repairs at Ceiling & Fascia	15 days	Thu 12/30/10	Fri 1/21/11	69
72	Drywall Enclosure Under Stair w/Access Doors	10 days	Mon 1/24/11	Fri 2/4/11	70
73	MEPFSLS Modifications	15 days	Mon 1/24/11	Fri 2/11/11	70
74	Concourse & Street Level Complete	0 days	Fri 2/11/11	Fri 2/11/11	65 73 71 69 66 72
75					
76	Level 2 (Atrium Level)	79 days	Mon 10/18/10	Thu 2/10/11	
77	Soft Demolition & Safe Offs Stage Area	10 days	Tue 11/16/10	Wed 12/1/10	54
78	Floor Infill Shop Drawings (15d), Approval (10d) & Fabrication (15	40 days	Mon 10/18/10	Tue 12/14/10	16FF+15 days
79	Infill Floor at Escalator Pits / Install New Rail Supports	15 days	Wed 12/15/10	Thu 1/6/11	24 77 78
80	Install Rail Support Angle & Rail Shoe	10 days	Fri 1/7/11	Fri 1/21/11	79
81	Install Glass & Rail System at Stage	10 days	Mon 1/24/11	Fri 2/4/11	80
82	Construct Atrium Demising Walls & Parting	15 days	Thu 12/30/10	Fri 1/21/11	39
83	Soft Demo Existing Demising Walls	10 days	Thu 12/30/10	Thu 1/13/11	39
84	Construct Perimeter Tenant Drywall & Glass Walls	15 days	Fri 1/14/11	Fri 2/4/11	83
85	Install Tenant Entrance Doors	4 days	Mon 2/7/11	Thu 2/10/11	84
86	Install Power Door Assemblies	5 days	Mon 1/24/11	Fri 1/28/11	82
87	MEPFSLS Modifications & Testing	20 days	Thu 12/30/10	Fri 1/28/11	82SS
88	Level 2 Complete	0 days	Thu 2/10/11	Thu 2/10/11	87 86 81 84 85
89					
90	Level 3	121 days	Mon 10/4/10	Tue 3/29/11	
91	Elevator Engineering (20d), Approvals (5d) & Fabrications (25d)	50 days	Mon 10/18/10	Wed 12/29/10	11 16FF+25 days
92	Post Tension Engineering (25d) & Permit Approval (15d) at Level	40 days	Mon 10/4/10	Tue 11/30/10	9

Project: 699 Eighth Street Date: Wed 9/15/10	Task	Milestone	Rolled Up Critical Task	Split	Group By Summary		
	Critical Task	Summary	Rolled Up Milestone	External Tasks			
	Progress	Rolled Up Task	Rolled Up Progress	Project Summary			

Page 2

Exhibit C, Schedule 4
Construction Schedule Page 3 of 6

699 Eighth Street - San Francisco
650 Townsend Associates, LLC

PRELIMINARY CONSTRUCTION SCHEDULE

Plant Construction Company LP
Updated September 15, 2010
Project 2010060

ID	Task Name	Duration	Start	Finish	Predecessors
93	Bridge Procurement - Shop Drawings(15d), Approvals(10d) & F.	45 days	Mon 10/18/10	Tue 12/21/10	15,16FF+20 days
94	Soft Demolition for Concrete Demo, Rail & Bridge Structure	15 days	Thu 1/6/11	Thu 1/27/11	61
95	Demo Non-Post Tensioned Balconies	6 days	Fri 1/28/11	Fri 2/4/11	94,92
96	Install Rail Support Angle & Rail Shoe	20 days	Fri 1/21/11	Fri 2/18/11	94FS-5 days
97	Install Glass & Rail System	10 days	Mon 2/21/11	Fri 3/4/11	96,95
98	Modify Post Tension & Demo Escalator Support Structures (2 lo	8 days	Fri 1/28/11	Tue 2/8/11	94,61
99	Cast New Edge & Re-Tension Cables (2 locations)	4 days	Wed 2/9/11	Tue 2/15/11	98
100	Elevator Shaft Modifications & New Door Frames	15 days	Thu 1/6/11	Thu 1/27/11	61,91
101	Modify Scaffold & Install New Bridge Structure	15 days	Wed 2/16/11	Tue 3/8/11	93,99
102	Construct Demising Walls, Drywall Repairs & Painting	15 days	Wed 3/2/11	Tue 3/22/11	101FS-5 days,99,96
103	Install Power Door Assemblies	5 days	Mon 3/21/11	Fri 3/25/11	102FS-2 days
104	Elevator Control Modifications	30 days	Thu 12/30/10	Fri 2/11/11	91
105	MEP/FS/LS Modifications & Testing	20 days	Wed 3/2/11	Tue 3/29/11	102SS
106	Level 3 Complete	0 days	Tue 3/29/11	Tue 3/29/11	105,104,102,103,97
107					
108	Level 4	65 days	Mon 11/22/10	Mon 3/28/11	
109	Soft Demolition for Concrete Demo	8 days	Thu 1/6/11	Tue 1/18/11	61
110	Demo Non-Post Tensioned Balconies	6 days	Wed 1/19/11	Wed 1/26/11	109
111	Modify Post Tension & Demo Escalator Support Structures (4 lo	10 days	Thu 1/13/11	Thu 1/27/11	109FS-3 days,92
112	Cast New Edge & Re-Tension Cables (4 locations)	6 days	Fri 1/28/11	Fri 2/4/11	111
113	Elevator Shaft Modifications & New Door Frames	15 days	Fri 1/28/11	Fri 2/18/11	100
114	Drywall Repairs & Painting	15 days	Mon 2/7/11	Mon 2/28/11	112,110
115	Shop Drawings(15d), Approvals(10d) & Glazing Fabrication(20d	45 days	Mon 11/22/10	Fri 1/28/11	16
116	Install Perimeter Glazing	20 days	Mon 1/31/11	Mon 2/28/11	115
117	MEP/FS/LS Modifications & Testing	10 days	Mon 2/7/11	Mon 2/21/11	114SS
118	Level 4 Complete	0 days	Mon 2/28/11	Mon 2/28/11	116,117,114
119					
120	Level 5	51 days	Wed 1/19/11	Thu 3/31/11	
121	Soft Demolition for Concrete Demo, Rail & Bridge Structure	12 days	Wed 1/19/11	Thu 2/3/11	109
122	Demo Non-Post Tensioned Balconies	6 days	Fri 2/4/11	Fri 2/11/11	121
123	Install Rail Support Angle & Rail Shoe	15 days	Tue 2/15/11	Mon 3/7/11	122
124	Install Glass & Rail System	10 days	Tue 3/8/11	Mon 3/21/11	123
125	Modify Post Tension & Demo Escalator Support Structures (4 lo	10 days	Fri 1/28/11	Thu 2/10/11	121FS-5 days
126	Cast New Edge & Re-Tension Cables (4 locations)	6 days	Fri 2/11/11	Mon 2/21/11	125
127	Elevator Shaft Modifications & New Door Frames	15 days	Mon 2/21/11	Fri 3/11/11	113
128	Modify Scaffold & Install New Bridge Structure	15 days	Fri 2/11/11	Fri 3/4/11	125
129	Construct Demising Walls, Drywall Repairs & Painting	15 days	Tue 3/8/11	Mon 3/28/11	123,126,128
130	Install Power Door Assemblies	5 days	Fri 3/25/11	Thu 3/31/11	129FS-2 days
131	MEP/FS/LS Modifications & Testing	18 days	Tue 3/8/11	Thu 3/31/11	129SS
132	Level 5 Complete	0 days	Thu 3/31/11	Thu 3/31/11	131,127,130,124
133					
134	Level 6	40 days	Fri 2/4/11	Fri 4/1/11	
135	Soft Demo for Concrete Demo, Rail, Ceiling, & Bridge Structure	12 days	Fri 2/4/11	Tue 2/22/11	121
136	Demo Non-Post Tensioned Balconies	6 days	Thu 2/17/11	Thu 2/24/11	135FS-4 days
137	Install Rail Support Angle & Rail Shoe	20 days	Fri 2/25/11	Thu 3/24/11	136
138	Install Glass & Rail System	10 days	Fri 3/18/11	Thu 3/31/11	137FS-5 days

Project: 699 Eighth Street
Date: Wed 9/15/10

Task; Critical Task; Progress; Milestone; Summary; Rolled Up Task; Rolled Up Critical Task; Rolled Up Milestone; Rolled Up Progress; Split; External Tasks; Project Summary; Group By Summary

Page 3

Exhibit C, Schedule 4
Construction Schedule, Page 4 of 6

699 Eighth Street - San Francisco
650 Townsend Associates, LLC

PRELIMINARY CONSTRUCTION SCHEDULE

Plant Construction Company, LP
Updated September 15, 2010
Project 2010000

ID	Task Name	Duration	Start	Finish	Predecessors
139	Modify Post Tension & Demo Escalator Support Structures (2 lo	8 days	Wed 2/23/11	Fri 3/4/11	136
140	Cast New Edge & Re-Tension Cables (2 locations)	4 days	Mon 3/7/11	Thu 3/10/11	139
141	Elevator Shaft Modifications & New Door Frames	15 days	Mon 3/14/11	Fri 4/1/11	137
142	Modify Scaffold & Install New Bridge Structure	15 days	Mon 3/7/11	Fri 3/25/11	138 139FS-5 days
143	Construct Demising Walls, Ceiling, Drywall Repairs & Painting	15 days	Mon 3/14/11	Fri 4/1/11	142FS-10 days 140 [illegible]
144	Install Power Door Assemblies	5 days	Mon 3/28/11	Fri 4/1/11	143FS-5 days
145	MEPF/SLS Modifications & Testing	15 days	Mon 3/14/11	Fri 4/1/11	143SS
146	Level 6 Complete	0 days	Fri 4/1/11	Fri 4/1/11	144 145 141 140,138
147					
148	New Skylight	78 days	Mon 11/22/10	Mon 3/14/11	
149	Shop Drawings(15d), Approvals(10d) & Skylight Fabrication(40d	60 days	Mon 11/22/10	Mon 2/21/11	16
150	Modify Skylight Opening (Start w/Approved Shop Drawings +25	10 days	Thu 12/30/10	Thu 1/13/11	149FS-35 days
151	Waterproofing Repairs	5 days	Fri 1/14/11	Fri 1/21/11	150
152	Construct new Raised Curb & Trucks	10 days	Mon 1/24/11	Fri 2/4/11	151
153	Install Skylight	10 days	Tue 2/22/11	Mon 3/7/11	149 152
154	Install Roof Level Guard Rail & Pans	5 days	Tue 3/1/11	Mon 3/7/11	153FS-5 days
155	Restripe Parking Area at Skylight & Removed Kiosk	2 days	Tue 3/8/11	Wed 3/9/11	154
156	Clean Exposed Concrete Ceiling	10 days	Tue 3/1/11	Mon 3/14/11	153FS-5 days
157	Electrical & Control Connections	5 days	Tue 3/8/11	Mon 3/14/11	153
158	Skylight Complete	0 days	Mon 3/14/11	Mon 3/14/11	155 156,157
159					
160	New Tenant Stair Second to 6th Level	111 days	Fri 10/15/10	Mon 3/28/11	
161	Shop Drawings(15d), Approvals(10d) & Stair Fabrication(25d)	50 days	Fri 10/15/10	Tue 12/28/10	10
162	Install New Stair	40 days	Thu 12/30/10	Mon 2/28/11	161 69
163	Install Precast Treads & Risers	10 days	Tue 3/1/11	Mon 3/14/11	162
164	Install Stair Rails/Walls? (Tenant Scope)	15 days	Tue 3/8/11	Mon 3/28/11	163FS-5 days
165	Tenant Stair Complete	0 days	Mon 3/28/11	Mon 3/28/11	164
166					
167	ANCILLARY TENANT CONSTRUCTION COMPLETE	0 days	Fri 4/1/11	Fri 4/1/11	165 158 146 132 118
168					
169	TENANT INTERIOR CONSTRUCTION	103 days	Mon 8/2/10	Wed 12/29/10	
170					
171	Pre Construction	71 days	Mon 8/2/10	Wed 11/10/10	
172	Stair, Railing & Bridge Design to Ancillary Architect	10 days	Mon 8/2/10	Fri 8/13/10	
173	Programming & Schematic Design	10 days	Mon 8/2/10	Fri 8/13/10	
174	Architectural Drawings	61 days	Mon 8/16/10	Wed 11/10/10	173
175	Background Drawings to MEPFS Contractors	0 days	Wed 9/15/10	Wed 9/15/10	
176	Final ATI Scope Drawings to Studios Architects	0 days	Fri 9/17/10	Fri 9/17/10	
177	Final ATI Scope Drawings to Topping Mar Assoc	0 days	Wed 9/22/10	Wed 9/22/10	
178	Structural Drawings	20 days	Wed 9/22/10	Tue 10/19/10	177
179	RFP & Interview MEPF/SLS Design Build Contractors	14 days	Mon 8/9/10	Thu 8/26/10	173SS+5 days
180	Hold Pending Decision to Retain DB Contractors	8 days	Fri 8/27/10	Thu 9/9/10	179
181	MEPF/SLS Permit Documents	30 days	Wed 9/15/10	Tue 10/26/10	180 175
182	RFP & Select Kitchen Design Firm	5 days	Mon 8/16/10	Fri 8/20/10	173
183	Kitchen Programming & Schematic Design	18 days	Mon 8/23/10	Fri 9/17/10	182
184	Kitchen Permit and Bid Documents (30d) & Client Approval (5d)	35 days	Mon 9/20/10	Fri 11/5/10	183

Project: 699 Eighth Street
Date: Wed 9/15/10

Task		Milestone	◆	Rolled Up Critical Task		Split	
Critical Task		Summary		Rolled Up Milestone		External Tasks	
Progress		Rolled Up Task		Rolled Up Progress		Project Summary	
						Group By Summary	

Page 4

Exhibit C, Schedule 4
Construction Schedule Page 5 of 6

699 Eighth Street - San Francisco
650 Townsend Associates, LLC

PRELIMINARY CONSTRUCTION SCHEDULE

Plant Construction Company, LP
Updated September 15, 2010
Project: 2010060

ID	Task Name	Duration	Start	Finish	Predecessors
185	Soft Demolition Permit Drawings	12 days	Mon 8/16/10	Tue 8/31/10	173
186					
187	Construction Estimates & Approvals	91 days	Mon 8/2/10	Fri 12/10/10	
188	Tenant Improvement Budget Estimate #01 (PBE #07)	6 days	Mon 8/2/10	Mon 8/9/10	
189	Tenant Improvement Budget Estimate #02	6 days	Mon 10/4/10	Mon 10/11/10	
190	Soft Demolition Maximum Price Bid	20 days	Wed 9/1/10	Thu 9/30/10	185
191	Authorization to Proceed w/ Soft Demolition	5 days	Fri 10/1/10	Thu 10/7/10	190
192	Tenant Improvements Maximum Price Bid	15 days	Thu 11/11/10	Fri 12/3/10	174
193	Authorization to Proceed w/ Tenant Improvements	5 days	Mon 12/6/10	Fri 12/10/10	192
194					
195	Permit Approvals	81 days	Wed 9/1/10	Wed 12/29/10	
196	Soft Demolition Permit Approval	5 days	Wed 9/1/10	Thu 9/9/10	185
197	Tenant Improvement Permit Approvals	25 days	Thu 11/11/10	Fri 12/17/10	174,176,181
198	Kitchen Area(s) Permit Approval	35 days	Mon 11/8/10	Wed 12/29/10	184
199					
200	Pre Order long Lead Items	0 days	Fri 9/24/10	Fri 9/24/10	
201	Place Kitchen Lift Order	0 days	Fri 9/24/10	Fri 9/24/10	
202					
203	TENANT CONSTRUCTION PHASE 1	171 days	Fri 9/24/10	Wed 6/1/11	
204	Concourse Level	129 days	Fri 9/24/10	Thu 3/31/11	
205	Soft Demolition	15 days	Fri 10/8/10	Thu 10/28/10	196,15,191
206	Hard Demolition for Kitchen Duct & Construct Lift Slab Recess	15 days	Mon 12/20/10	Tue 1/11/11	197
207	Tenant Improvements	55 days	Mon 12/20/10	Thu 3/10/11	197,205,193
208	Stair Shop Drawings(15d), Approvals(10d) & Fabrication(25d)	50 days	Mon 12/13/10	Thu 2/24/11	193
209	Install Kitchen Stairs	10 days	Fri 2/25/11	Thu 3/10/11	208
210	Lift Shop Drawings(15d), Approvals(10d) & Fabrication(50d)	75 days	Fri 9/24/10	Wed 1/12/11	201
211	Install Kitchen Lift	20 days	Thu 1/13/11	Thu 2/10/11	206,210
212	Kitchen Exhaust System & Duct to Roof	20 days	Wed 1/12/11	Wed 2/9/11	206
213	Kitchen Equipment Installation & Testing	25 days	Fri 2/25/11	Thu 3/31/11	207FS-10 days,212,11
214	Tenant Furniture installation	10 days	Fri 3/4/11	Thu 3/17/11	207FS-5 days
215	Tenant Cabling Install & Test	10 days	Fri 3/11/11	Thu 3/24/11	214FS-5 days
216	Concourse Level Complete	0 days	Thu 3/31/11	Thu 3/31/11	215,211,213,209
217					
218	Street Level	104 days	Fri 10/22/10	Thu 3/24/11	
219	Soft Demolition	15 days	Fri 10/22/10	Thu 11/11/10	205FS-5 days
220	Tenant Improvements & Exterior Modifications	50 days	Mon 12/20/10	Thu 3/3/11	219,197
221	Kitchen Exhaust Connection	10 days	Thu 2/10/11	Thu 2/24/11	212
222	Kitchen Equipment Installation & Testing	20 days	Fri 2/25/11	Thu 3/24/11	221,220FS-10 days,11
223	Tenant Furniture installation	10 days	Fri 2/25/11	Thu 3/10/11	220FS-5 days
224	Tenant Cabling Install & Test	10 days	Fri 3/4/11	Thu 3/17/11	223FS-5 days
225	Street Level Complete	0 days	Thu 3/24/11	Thu 3/24/11	224,222
226					
227	Level 3 – North Side	89 days	Fri 11/5/10	Thu 3/17/11	
228	Soft Demolition	12 days	Fri 11/5/10	Mon 11/22/10	219FS-5 days
229	Tenant Improvements	50 days	Mon 12/20/10	Thu 3/3/11	228FS-3 days,197
230	Tenant Furniture installation	10 days	Fri 2/25/11	Thu 3/10/11	229FS-5 days

Project: 699 Eighth Street
Date: Wed 9/15/10

Legend: Task; Critical Task; Progress; Milestone; Summary; Rolled Up Task; Rolled Up Critical Task; Rolled Up Milestone; Rolled Up Progress; Split; External Tasks; Project Summary; Group By Summary

Page 5

Exhibit C, Schedule 4
Construction Schedule Page 6 of 6

699 Eighth Street - San Francisco
650 Townsend Associates, LLC

PRELIMINARY CONSTRUCTION SCHEDULE

Plant Construction Company, LP
Updated September 15, 2010
Project 2010068

ID	Task Name	Duration	Start	Finish	Predecessors
231	Tenant Cabling Install & Test	10 days	Fri 3/4/11	Thu 3/17/11	230FS-5 days
232	Level 3 North Side Complete	0 days	Thu 3/17/11	Thu 3/17/11	231
233					
234	Level 5	65 days	Thu 11/18/10	Thu 3/24/11	
235	Soft Demolition	15 days	Thu 11/18/10	Fri 12/10/10	226FS-3 days
236	Tenant Improvements	55 days	Mon 12/20/10	Thu 3/10/11	235FS-6 days,197
237	Tenant Furniture Installation	10 days	Fri 3/4/11	Thu 3/17/11	236FS-5 days
238	Tenant Cabling Install & Test	10 days	Fri 3/11/11	Thu 3/24/11	237FS-5 days
239	Level 5 Complete	0 days	Thu 3/24/11	Thu 3/24/11	238
240					
241	Level 6	99 days	Fri 10/29/10	Thu 3/24/11	
242	Soft Demolition (Include Atrium Ceiling?)	15 days	Fri 10/29/10	Thu 11/18/10	205
243	Tenant Improvements	55 days	Mon 12/20/10	Thu 3/10/11	242FS-5 days,197
244	Tenant Furniture Installation	10 days	Fri 3/4/11	Thu 3/17/11	243FS-5 days
245	Tenant Cabling Install & Test	10 days	Fri 3/11/11	Thu 3/24/11	244FS-5 days
246	Level 6 Complete	0 days	Thu 3/24/11	Thu 3/24/11	245
247					
248	Roof Level	15 days	Tue 3/1/11	Mon 3/21/11	
249	Parking Area Security Fence & Gates	10 days	Tue 3/1/11	Mon 3/14/11	158FS-10 days
250	Restripe Parking Area	5 days	Tue 3/15/11	Mon 3/21/11	249
251	Roof Level Complete	0 days	Mon 3/21/11	Mon 3/21/11	250
252					
253	TENANT CONSTRUCTION PHASE 1 COMPLETE	0 days	Thu 3/31/11	Thu 3/31/11	251,246,239,232,225,...
254					
255	TENANT CONSTRUCTION PHASE 2	105 days	Thu 12/30/10	Wed 6/1/11	
256	Level 2 (Atrium Level)	70 days	Thu 12/30/10	Mon 4/11/11	
257	Soft Demolition	15 days	Thu 12/30/10	Fri 1/21/11	38
258	Tenant Improvements	50 days	Fri 1/14/11	Mon 3/28/11	257FS-5 days
259	Tenant Furniture Installation	10 days	Tue 3/22/11	Mon 4/4/11	258FS-5 days
260	Tenant Cabling Install & Test	10 days	Tue 3/29/11	Mon 4/11/11	259FS-5 days
261	Level 2 Complete	0 days	Mon 4/11/11	Mon 4/11/11	260
262					
263	Level 3 - South Side (Current CSM Tenant Area)	72 days	Fri 2/18/11	Wed 6/1/11	
264	Soft Demolition	12 days	Fri 2/18/11	Mon 3/7/11	50
265	Tenant Improvements	50 days	Tue 3/8/11	Mon 5/16/11	264
266	Tenant Furniture Installation	10 days	Tue 5/10/11	Mon 5/23/11	265FS-5 days
267	Tenant Cabling Install & Test	10 days	Tue 5/17/11	Wed 6/1/11	266FS-5 days
268	Level 3 South Side Complete	0 days	Wed 6/1/11	Wed 6/1/11	267
269					
270	TENANT CONSTRUCTION PHASE 2 COMPLETE	0 days	Wed 6/1/11	Wed 6/1/11	261,268
271					
272	PROJECT COMPLETE	0 days	Wed 6/1/11	Wed 6/1/11	270,253

Project: 699 Eighth Street
Date: Wed 9/15/10

Task | Critical Task | Progress | Milestone | Summary | Rolled Up Task | Rolled Up Critical Task | Rolled Up Milestone | Rolled Up Progress | Split | External Tasks | Project Summary | Group By Summary

Page 6

SCHEDULE 5

FORM OF ATI LETTER OF CREDIT

[attached]

Exhibit C, Schedule 5

**REVISED 9-20-10**

**REVISED 9-15-10**

Exhibit “A” to Standby Letter of Credit

Application dated September     , 2010

DRAFT COPY ONL- FOR REVIEW AND ACCEPTANCE BY ALL PARTIES

DRAFTED BY JAMES SINGH OF WELLS BANK N.A - (9/10/10)

WELLS FARGO BANK, N.A.

U.S. TRADE SERVICES - STANDBY LETTER OF CREDIT UNIT

One Front Street, 21st Floor, San Francisco, California 94111

Phone: (800) 798-2815 Option 1. E-Mail: sftrade@wellsfargo.com

IRREVOCABLE LETTER OF CREDIT

BENEFICIARY:
650 Townsend Associates LLC	Letter of Credit No.: NZS
c/o TMG Partners	Date: September , 2010
100 Bush Street, 26th Floor
San Francisco, CA 94104

Attn: Lynn Tolin

At the request and for the account of Zynga Game Network Inc., 444 De Haro Street, Ste 132, San Francisco, CA 94107, we hereby establish our irrevocable Letter of Credit in your favor in the amount of One Million One Hundred Eight Thousand Two Hundred Fifty and NO/100 United States Dollars (US $1,108,250.00). This Letter of Credit is available with us at our above office by payment of your draft(s) drawn on us at sight accompanied by your signed and dated statement worded as follows:

“The undersigned, an authorized representative of the beneficiary (the “Beneficiary”) of Wells Fargo Bank, N. A. Letter of Credit number                      (the “Letter of Credit”), hereby certifies that (1) Zynga Game Networks Inc. (the “Applicant”) failed beyond applicable notice and cure periods to timely pay a portion of Tenant’s ATI Contribution required to be paid by Tenant under the Work Letter attached as Exhibit C of that certain Office Lease dated September     , 2010 by and between the Applicant and the Beneficiary, as may be amended from time to time, and (2) the amount of the accompanying draft drawn under Wells Fargo Bank, N.A. Letter of Credit number                      represents the amount the Beneficiary is entitled to draw on the Letter of Credit as a result of the occurrence of such breach or default.”

Each draft must also be accompanied by the original of this Letter of Credit for our endorsement on this Letter of Credit of our payment of such draft.

Partial and multiple drawings are permitted under this Letter of Credit.

Each draft must be marked “DRAWN UNDER WELLS FARGO BANK, N. A. LETTER OF CREDIT NO. NZS             .”

This Letter of Credit expires at our above office on September 30, 2011 but shall be automatically extended, without written amendment to September 30, 2012 unless on or before August 31, 2011, we have sent written notice to you at your address above (or such other address as you may specify in writing) by registered mail or express courier that we elect not to renew this Letter of Credit beyond September 30, 2011

Upon our sending you such notice of the non-renewal of the expiration date of this Letter of Credit, you may also draw under this Letter of Credit by presentation to us at our above address, on or before the expiration date specified in such notice, of your draft drawn on us at sight accompanied by your signed and dated statement worded as follows:

“The undersigned, an authorized representative of the beneficiary (the “Beneficiary”) of Wells Fargo Bank, N.A. Letter of Credit number                      (the “Letter of Credit”) hereby certifies that (1) the

1

Beneficiary has received notice from Wells Fargo Bank, N.A. that the Letter of Credit will not be renewed beyond its current expiration date and (2) Zynga Game Networks Inc. (the “Applicant”) has failed to secure and deliver to the Beneficiary a replacement letter of credit in the form and substance required under the Work Letter attached as Exhibit C of that certain Office Lease dated September     , 2010 by and between the Applicant and the Beneficiary, as may be amended from time to time.”

This Letter of Credit is transferable one or more times, but in each instance to a single transferee and only in the full amount available to be drawn under this Letter of Credit at the time of each transfer. Any such transfer may be affected only through ourselves and only upon presentation to us at our above-specified office of a duly executed instrument of transfer in the format attached hereto as Exhibit A together with the original of this Letter of Credit. Any transfer of this Letter of Credit may not change the place of expiration of this Letter of Credit from our above-specified office. Each transfer shall be evidenced by our endorsement on the reverse of the original of this Letter of Credit, and we shall deliver the original of this Letter of Credit so endorsed to the transferee. Any transfer fee of 1/4 of 1 % of the transfer amount (minimum US$250.00) to be paid to us for a transfer will be payable solely by you, but the payment of any such transfer fee will not be a condition to the validity or effectiveness of such transfer or this Letter of Credit.

If any instructions accompanying a drawing under this Letter of Credit request that payment is to be made by transfer to an account with us or at another bank, we and/or such other bank may rely on an account number specified in such instructions even if the number identifies a person or entity different from the intended payee.

Documents may be delivered to us during regular business hours on a business day or forwarded to us by overnight delivery service to our above office. As used herein, the term “business day” means a day on which we are open at our above office to conduct our letter of credit business. Notwithstanding any provision to the contrary in the ISP98 (as hereinafter defined), if the expiration date or the final expiration date is not a business day then such date shall be automatically extended to the next succeeding date which is a business day.

CANCELLATION PRIOR TO EXPIRATION: You may return this Letter of Credit to us for cancellation prior to its expiration provided that this Letter of Credit is accompanied by your written agreement to its cancellation. Such written agreement to cancellation should specifically reference this Letter of Credit by number, clearly indicate that it is being returned for cancellation and be signed by an authorized representative of the beneficiary.

This Letter of Credit is subject to the International Standby Practices – ISP98, International Chamber of Commerce Publication No. 590 (“ISP98”)

We hereby engage with you that each draft drawn and presented to us in compliance with the terms and provisions of this Letter of Credit will be duly honored upon presentation by payment to you of the amount requested.

Very truly yours,

WELLS FARGO BANK, N. A.

By:
(Authorized Signature)

2

Annex A to Wells Fargo Bank, N.A.

Irrevocable Letter of Credit

No. NZS

TO:	WELLS FARGO BANK, N. A. Northern California Trade Services Division One Front Street, 21st Floor San Francisco, California 94111	Date:

LETTER OF CREDIT INFORMATION	Wells Fargo Bank, N. A. Letter of Credit No.: NZS

For value received, the undersigned beneficiary of the above described Letter of Credit (the “Transferor”) hereby irrevocably assigns and transfers all its rights under the Letter of Credit as heretofore and hereafter amended, extended or increased (the “Credit”) to the following transferee (the “Transferee”):

Name of Transferee

Address

By this transfer all of our rights in the Credit are transferred to the Transferee, and the Transferee shall have sole rights as beneficiary under the Credit, including, but not limited to, sole rights relating to any amendments, whether increases or extensions or other amendments, and whether such amendments are now existing or hereafter made.

ADVICE OF FUTURE AMENDMENTS: You are hereby irrevocably instructed to advise future amendment(s) of the Credit to the Transferee without the Transferor’s consent or notice to the Transferor.

Enclosed are the original of the Credit and the original of all amendments to this date. Please notify the Transferee of this transfer and of the terms and conditions of the Credit as transferred. This transfer will not become effective until the Transferee is so notified.

TRANSFEROR’S SIGNATURE GUARANTEED BY:

[Bank’s Name]	[Transferor’s Name]

By:	By:

Printed Name:	Printed Name:

Title:	Title:

We hereby agree with the format/language of the above drafted letter of credit, and we request Wells Fargo Bank, N.A. to issue the Letter of Credit as above drafted.

Zynga Game Network Inc.

By:
Name and Title:

1

SCHEDULE 6

BUDGET

[attached]

Exhibit C, Schedule 6

Exhibit 10.14

Exhibit C, Schedule 6 Tenant Improvement Budget, Page 1 of 18

ESTIMATE #7	PLANT CONSTRUCTION COMPANY L.P.
PRELIMINARY BUDGET ESTIMATE	300 NEWHALL STREET
SAN FRANCISCO, CA 94124-1426
TEL. 415.285.0500 FAX 415.550.1357
LICENSE NUMBER 830764
www.plantconstructioncompany.com

Date:	August 9, 2010

To:	TMG Partners
100 Bush Street, 26th Floor
San Francisco, CA 94104

Attn:	Sean Donnelly

Via:	E-mail and Mail

Re:	Tenant Improvements
699 Eighth Street
San Francisco, California
PCC Project #2010060

SCOPE OF WORK

Tenant improvements to 699 Eighth Street based on preliminary floor plans entitled “ZYNGA” 7 sheets dated 7/29/10 as prepared by Nichols Booth Architects.

ESTIMATED COST: $16,500,000

NOTES & QUALIFICATIONS

1.	Estimate assumes no reuse of existing interior tenant area partitions, finishes or lighting. Existing main duct runs and VAV boxes only to be reused with installation of new round unpainted distribution ductwork all areas.

2.	All work assumed to be performed during normal working hours.

3.	It is assumed on site parking for General Contractor staff will be provided on site at no cost.

4.	Estimate assumes existing doors at toilet rooms, exit stairs and base building common areas, etc. to remain and be repainted tenant side only.

ESTIMATE INCLUDES

1.	Contractors general expenses including project management, full time jobsite supervision, project administration and submittal processing, project accounting, jobsite supplies, temporary toilets, jobsite telephone and fax, jobsite safety, progressive clean up, debris boxes, miscellaneous small tools and equipment, pick up and deliveries, offsite parking fees, messenger services, plans and printing, etc.

Exhibit C, Schedule 6

Tenant Improvement Budget, Page 2 of 18

ESTIMATE #7	PCC Project #2010060
PRELIMINARY BUDGET ESTIMATE	Tenant Improvements
TMG Partners	699 Eighth Street
Page 2	San Francisco, California

2.	Preconstruction services allowance for planning and estimating. ($25,000)

3.	Cost of radar testing post tensioned concrete in advance of cutting or coring operations.

4.	Building permit application and permit fee allowance. ($185,500)

5.	Temporary construction including field office, finish protection, dust protection, barricades, hoisting and final clean up.

6.	All required soft demolition and removals.

7.	All required hard demolition and removals including slab demolition for new kitchen lift pit, cutting of concourse level floor for new plumbing and electrical, coring of post tensioned floor slabs for floor mounted electric/data outlets in conference rooms and large offices, coring of post tensioned floor slabs for new data risers serving IT closets, demolition and removal of existing street level floor tile.

8.	Allowance for parking striping and signage at roof level. ($2,500)

9.	Allowance for undefined privacy fencing at 8[t]h Street exterior seating area. ($35,000)

10.	Allowance for chain link security fence at roof level with (2) locally controlled power operated gates.

11.	Allowance for landscaping at 8th Street exterior seating and entrance area. ($10,000)

12.	Allowance for new gas service to building to support kitchens at concourse and street levels ($25,000). Allowance includes all cutting, excavation, patching and piping, etc.

13.	Allowance for modifications to existing under floor drainage system at new kitchen lift pit and underfloor plumbing lines.

14.	New recessed kitchen concrete lift pit and patching of concourse level floor slabs at new underfloor plumbing and electrical.

15.	Allowance to remove miscellaneous debris and patch existing concrete exposed ceiling surfaces.

16.	New steel stair from concourse kitchen to street level.

17.	New steel stair from concourse to raised auditorium floor level.

18.	Rough carpentry and backing for kitchen area wall mounted cabinets, raised auditorium stepped floor and wall mounted display monitors (190 locations assumed).

19.	Reception desk allowance. ($50,000)

Exhibit C, Schedule 6

Tenant Improvement Budget, Page 3 of 18

ESTIMATE #7	PCC Project #2010060
PRELIMINARY BUDGET ESTIMATE	Tenant Improvements
TMG Partners	699 Eighth Street
Page 3	San Francisco, California

20.	Finish carpentry allowance:

•	Plastic laminate base and overhead cabinetry with laminate top at concourse level small kitchen and kitchen/commons areas on levels 3, 5 and 6.

•	Plastic laminate base cabinetry at coffee/snack and tea free standing units levels 3, 5 and 6.

•	Wall mounted counter tops and free standing cabinetry units at concourse level sports cafe and small kitchen areas.

21.	Water proof membranes at street level kitchen, dishwashing and serving area floors.

22.	Water proof membranes at all walls and ceiling of steam rooms concourse level.

23.

New door and hardware assemblies, doors assumed to be 3’-0” x 8’-0” x 1  3/4” solid core prefinished maple with clear finish anodized aluminum frames and Schlage “L” series polished chrome mortise passage sets at all interior openings.

24.	Electric lock hardware at exterior bike storage door, reception door and north elevation exit doors.

25.	Glass and glazing:

•	All office area and small conference room doors assumed to have 2’-0” wide x 8”-0” high side light in clear finish anodized aluminum frame.

•	All medium and large conference rooms assumed to have 8’-0” high x 10’-0” wide 3/8” thick frameless glazing in concealed top track and exposed clear finish anodized aluminum bottom “U” track.

•	Concourse level observation rooms assumed to have 4’ high one way glass vision panels.

•	Concourse level glazed enclosures of elevators including frameless glass doors (1 pair).

•	Modifications to existing double door entrance to bike storage area and doors adjacent to fire control entrance.

•	Modifications to existing entrance glazing at new main building entrance and dining area entrance.

•	Allowance for new undefined entrance glazing to dining area at locations noted “roll up door” on street level plan. ($30,000)

•	Allowance for (4) each custom windows at Atrium level. ($10,000)

•	Allowance to remove and replace existing storefront glass film at glazing adjacent to Public Atrium.

Exhibit C, Schedule 6

Tenant Improvement Budget, Page 4 of 18

ESTIMATE #7	PCC Project #2010060
PRELIMINARY BUDGET ESTIMATE	Tenant Improvements
TMG Partners	699 Eighth Street
Page 4	San Francisco, California

•	Allowance to remove existing storefront glass film at glazing adjacent to ZYNGA Private Atrium.

•	Allowance for glass interior walls levels 5 and 6 including (2) pair and (1) single frameless glass door.

26.	New interior metal framed drywall partitions including full thick acoustic insulation/caulking and level 4 finish taping at all offices and conferences rooms etc. All partitions full height at levels 2, 3, 5 and 6, partitions at street level and concourse to be full height at face with 10’ high common walls between offices in acoustic ceiling areas.

27.	New full height double wall acoustic metal framed drywall partitions at auditorium and dance rooms.

28.	Allowance for repairs to existing base building drywall partitions to remain.

29.	Allowance for acoustic upgrade of existing common tenant demising wall concourse level.

30.	Allowance for construction of curved acoustic game room walls on concourse, level 5 and level 6 ($17.50/sf).

31.	Allowance for existing aluminum store front paint touch up and repairs.

32.	Allowance for upgrade of existing stairs to remain between street and Atrium level.

33.	Ceramic tile floor and wall surfaces (10’ high) at concourse level kitchen area.

34.	Ceramic tile floor and wall surfaces (10’ high) at street level kitchen, serving and dishwashing area.

35.	Ceramic tile floor at main entrance reception area and awards corridor.

36.	Suspended acoustic ceilings at concourse level offices, auditorium, and conference and meeting areas.

37.	Suspended washable ceiling system at concourse kitchen area, street level kitchen/serving and dishwashing area.

38.	Cushion wood flooring at Yoga, Dance and Zen areas.

39.	VCT flooring at concourse level kitchen office areas, and levels 2, 3, 5 and 6 IT rooms and kitchen areas.

40.	Anti static VCT flooring at concourse level server room.

41.	Linoleum floor covering at street level dining area including allowance for cut in color pattern.

42.	Carpet floor covering in office conference and common areas, carpet assumed to be cushion backed carpet tile ($35/sy installed allowance including 4” vinyl base).

Exhibit C, Schedule 6

Tenant Improvement Budget, Page 5 of 18

ESTIMATE #7	PCC Project #2010060
PRELIMINARY BUDGET ESTIMATE	Tenant Improvements
TMG Partners	699 Eighth Street
Page 5	San Francisco, California

43.	Rubber flooring at concourse level weight room.

44.	Clean and clear seal of utility and storage rooms concourse and street levels.

45.	Allowance for minor floor preparation and leveling.

46.	New painting of all new and existing wall surfaces including touch up/repainting of existing painted ceiling areas.

47.	Allowance for recessed walk off mat at main entrance.

48.	Allowance to furnish and install new white boards (115 each) and install owner furnished white boards (115 each).

49.	Code required signage.

50.	Plastic laminate 2 tier lockers in kitchen area, security office and concourse level locker rooms.

51.	Bicycle racks.

52.	Tenant area kitchen/cafe/snack bar appliance allowance. ($24,500)

53.	Allowance to repair existing exterior window coverings all levels.

54.	Allowance to furnish and install fixed seating in auditorium area.

55.	Allowance for new concourse level restrooms/steam rooms. ($200,000)

56.	Allowance for cosmetic and fixture up grade of existing restrooms all levels. ($50,000 each)

57.	Allowance for kitchen lift including equipment room. ($155,000)

58.	Plumbing system allowance:

•	Concourse and street level kitchen systems including above floor grease trap, ejector pumps, floor sinks, floor drains, water heating and equipment connections.

•

Stainless steel double sinks complete with all required fittings and connections including local water heater at concourse level small kitchen and cafe areas, kitchen/commons areas on levels 3, 5 and 6.

•	New ADA drinking fountains concourse level (2 each).

•	Condensate drain allowance for concourse level HVAC units.

59.	Fire sprinkler system modifications and additions including design build engineering and permit fees.

Exhibit C, Schedule 6

Tenant Improvement Budget, Page 6 of 18

ESTIMATE #7	PCC Project #2010060
PRELIMINARY BUDGET ESTIMATE	Tenant Improvements
TMG Partners	699 Eighth Street
Page 6	San Francisco, California

60.	Allowance for kitchen hood fire suppression systems. ($25,000)

61.	HVAC system allowance:

•	10 tons redundant 24 hour cooling for concourse level server room.

•	New exposed round unpainted distribution ductwork all areas.

•	Modifications, alterations and additions to existing VAV and fan powered HVAC boxes including repair allowance.

•	New HVAC system for concourse level weight room, Yoga, Auditorium and Dance areas.

•	New kitchen grease exhaust system to roof level.

•	Pizza oven exhaust system.

•	Roof platforms, curbs, weather proofing, etc.

•	Design build engineering fees.

62.	Electrical system allowance:

•	New interior pendant mounted lighting including title 24 control system at all open ceiling areas.

•	Electrical power outlets including connections for future workstations (power poles furnished by others).

•	Kitchen lift, plumbing and HVAC power and connections.

•	Life safety system modifications and additions including permit fees.

•	Security system, data and telephone rough in conduits.

•	Server room and conduit rough in to IT closets all levels.

•	Auditorium audio visual power, lighting and dimming system.

•	Kitchen area power and equipment connections.

•	Conference room audio visual rough in.

•	Floor mounted telephone/data outlets in medium and large conference rooms and large office areas.

Exhibit C, Schedule 6

Tenant Improvement Budget, Page 7 of 18

ESTIMATE #7	PCC Project #2010060
PRELIMINARY BUDGET ESTIMATE	Tenant Improvements
TMG Partners	699 Eighth Street
Page 7	San Francisco, California

•	Audio visual conduit for wall mounted display screens.

•	Exterior lighting.

•	Design build life safety system engineering fees.

•	Design build electrical and lighting system engineering fees.

•	Contractor’s fee @ 3.0%.

•	Contractor’s contingency @ 5%.

•	Insurance @ 1%.

ESTIMATE EXCLUDES

1.	Architectural, engineering or consultant fees other than design build plumbing, fire sprinkler, HVAC, electrical and life safety systems.

2.	Cost of special inspections.

3.	Security guard costs or building engineering department costs for normal or premium time construction operations.

4.	Security system equipment or wiring.

5.	Telephone, data or computer system equipment or wiring.

6.	Cable trays, server room or IT room equipment racks.

7.	Any work within the existing base building mechanical or stair areas.

8.	Sandblasting, sealing or special treatments on existing exposed concrete wall or ceiling surfaces.

9.	Wall coverings or special wall finishes.

10.	Cost of utilities during construction.

11.	Interior window coverings or films.

12.	Open area work stations, work surfaces or furniture.

13.	Privacy booths.

14.	Office area or conference room furniture.

15.	Exterior signage.

Exhibit C, Schedule 6

Tenant Improvement Budget, Page 8 of 18

ESTIMATE #7	PCC Project #2010060
PRELIMINARY BUDGET ESTIMATE	Tenant Improvements
TMG Partners	699 Eighth Street
Page 8	San Francisco, California

16.	Weight room exercise equipment.

17.	Kitchen equipment, hoods, walk-in coolers, refrigeration or appliances.

18.	Dining area furniture, dispensers, food service counters, refrigeration or appliances.

19.	Relocation, removal or new exterior building entrance canopy.

20.	Upgrade or existing Atrium railing system.

21.	Replacement of existing exterior sidewalk at new seating area.

22.	Roof decks.

23.	Accessibility modifications to existing restrooms, elevators, path of travel or exiting, etc.

24.	Projection screens or audio visual equipment.

25.	Relocation of parking booth, upgrade of skylight to operable, new interior stair level 2 to level 6, etc. These items are estimated as separate work scopes.

26.	Floor mounted electrical or data to open area work stations on upper floor levels.

This is a preliminary budget estimate made in advance of plans, specifications, subcontractor’s bids, or review by the various city agencies. It is based on work proceeding at this time and is intended for budgeting purposes only.

DD: smj

Enclosures

cc:	Peter Schaffer
Mark Howard, Plant Construction Co.
Jeff Van DeWyngaerde, Plant Construction Co.

PLANT CONSTRUCTION COMPANY, LP

By:
Don Davella, As Agent

PCC Job#
7-27-10 Tenant Plans.pee (vers 9.41)	Exhibit C, Schedule 6
3:21 PM on 8/9/2010	Tenant Improvement Budget, Page 9 of 18

Project name	7-27-10 Tenant Plans
699 Eighth Street
San Francisco
Ca

Estimator	D.Davella

Job size	259866 ARSF

Bid date	8/9/2010

Report format	Sorted by ‘Group phase/Phase’
‘Detail’ summary

PCC Job#
7-27-10 Tenant Plans.pee (vers 9.41)	Exhibit C, Schedule 6
3:21 PM on 8/9/2010	Tenant Improvement Budget, Page 10 of 18

description	quantity	unit cost	total

1001 General Requirements
Construction Manager (8mh/wk)	42.00 wks	1,056 00 /wks	44,352
Senior Project Manager (FT)	30.00 wks	4,400.00 /wks	132,000
Assistant Project Manager (FT x 2)	20.00 wks	7,600.00 /wks	152,000
Sile Superintendent (FT)	30.00 wks	3,800.00 /wks	114,000
Foreman Concourse, Street & Atrium Levels (FT)	18.00 wks	3,400.00 /wks	61,200
Foreman Levels 3,4 & 5 (FT)	14.00 wks	3,400.00 /wks	47,600
Project Administration & Submittals (12hr/wk)	28.00 wks	624.00 /wks	17,472
Project Accounting (8hr/wk)	28.00 wks	464.00 /wks	12,992
Jobsite Supplies	30.00 wks	2,500.00 /wks	75,000
Temporary Toilets	30.00 wks	250.00 /wks	7,500
Jobsite Telephone & Ffax	30.00 wks	150.00 /wks	4,500
Jobsite Safety	30.00 wks	500.00 /wks	15,000
Progressive Cleanup (80mh/wk)	30.00 wks	4,160.00 /wks	124,800
Debris Boxes (2/wk)	30.00 wks	900.00 /wks	27,000
Miscel. Small Tools	30.00 wks	1,500.00 /wks	45,000
Pickup & Deliveries (8mh/wk)	30.00 wks	440.00 /wks	13,200
Parking Fees (Offsite Meetings Only)	30.00 wks	50.00 /wks	1,500
Messenger/Overnight Services	30.00 wks	50.00 /wks	1,500
Plans & Printing	1.00 bud	5,000.00 /bud	5,000

General Requirements			901,616

1005 Pre-Construction Services
Preconstruction Planning & Estimating	1.00 bud	25,000.00 /bud	25,000

Pre-Construction Services			25,000

1150 Testing and Inspection
Radar Post Tension Slab at Cores	40.00 mh	175.00 /mh	7,000
Assist at Testing	40.00 mh	72.00 /mh	2,880

Testing and Inspection			9,880

1200 Permits and Licenses
Permit Fee Allowance	1.00 alw	175,000.00 /alw	175,000
Building Permit Application	80.00 mh	132.00 /mh	10,560

Permits and Licenses			185,560

1500 Temporary Construction
Field Office	30.00 wks	500.00 /wks	15,000
Finish Protection (40mh/wk)	30.00 wks	2,080.00 /wks	62,400
Dust Control (40mh/wk)	30.00 wks	2,080.00 Ms	62,400
Barricades at 8th Street Exterior	120.00 If	55.00 /If	6,600
Hoisting	1.00 alw	7,500.00 /alw	7,500
Remove Replace Glazing for Access Levels 3, 5 & 6	3.00 alw	2,500.00 /alw	7,500
Final Clean Up	210,000.00 sf	0.25 /sf	52,500

Temporary Construction			213,900

2100 Soft Demolition

PCC Job#
7-27-10 Tenant Plans.pee (vers 9.41)	Exhibit C, Schedule 6
3:21 PM on 8/9/2010	Tenant Improvement Budget, Page 11 of 18

description	quantity	unit cost	total

2100 Soft Demolition
Interior Demolition & Removals	210,000.00 sf	3.25 /sf	682,500

Soft Demolition			682,500

2300 Hard Demo and Sawcuttinq
Demo for Lift Pit	140.00 sf	15.00 /sf	2,100
Concourse - Cut floor for Electrical - Allow 500lf	500.00 sf	15.00 /sf	7,500
Concourse - Cut Floor for Plumbing - Allow 750lf	750.00 sf	15.00 /sf	11,250
Concourse - Demo Floor for New Restrooms	1,060.00 sf	15.00 /sf	15,900
Street Level - Core Floor for Elec/Data Assume 15 loc.	15.00 ea	150.00 /ea	2,250
Street Level - Core Floor for Plumbing Assume 20 loc.	20.00 ea	150.00 /ea	3,000
Atrium Level - Core Flr. for Elec/Data Assume 25 loc.	25.00 ea	150.00 /ea	3,750
Level 3 - Core Flr. for Elec/Data Assume 20 loc.	20.00 ea	150.00 /ea	3,000
Level 5 - Core Flr. for Elec/Data Assume 25 loc.	25.00 ea	150.00 /ea	3,750
Level 6 - Core Flr. for Elec/Data Assume 20 loc.	20.00 ea	150.00 /ea	3,000
Data Riser Cores - Assume 2/IDF Closet	20.00 loc	150.00 /loc	3,000
Demo Street Level Floor Tile	10,500.00 sf	5.00 /sf	52,500

Hard Demo and Sawcuttinq			111,000

2560 Paving
Modify Striping add Signage at Roof Level	1.00 alw	2,500.00 /alw	2,500

Paving			2,500

2610 Fencing
Fence at 8th Street Seating Area	140.00 If	250.00 /If	35,000
Chain Link Fence at Roof	200.00 If	25.00 /If	5,000
Operating Gates at Roof	2.00 loc	3,500.00 /loc	7,000

Fencing			47,000

2630 Landscaping and Irrigation
8th Street Elevation	1.00 alw	10,000.00 /alw	10,000

Landscaping and Irrigation			10,000

2800 Site Utilities
New Gas Service to Building	1.00 alw	25,000.00 /alw	25,000

Site Utilities			25,000

2850 Foundation Drainage
Sub Slab Drainage Modify at New Pit	1.00 alw	2,500.00 /alw	2,500
Sub Slab Drainage Modify at New Plumbing	1.00 alw	2,500.00 /alw	2,500

Foundation Drainage			5,000

3030 Concrete
Concourse Level - Kitchen Lift Pit	1.00 alw	7,500.00 /alw	7,500
Concourse Level Floor Slab Repairs from Trenching	2,450.00 sf	10.00 /sf	24,500

Concrete			32,000

3860 Concrete Patching and Repairs

PCC Job#
7-27-10 Tenant Plans.pee (vers 9.41)	Exhibit C, Schedule 6
3:21 PM on 8/9/2010	Tenant Improvement Budget, Page 12 of 18

description	quantity	unit cost	total

3860 Concrete Patching and Repairs
Clean & Repair Exposed Concrete Ceilings	117,000.00 sf	0.25 /sf	29,250

Concrete Patching and Repairs			29,250

5510 Metal Stairs
Kitchen to Street Level incl. Rails	20.00 rsr	750.00 /rsr	15,000
Auditorium Stairs incl. Rails	7.00 rsr	750.00 /rsr	5,250

Metal Stairs			20,250

6400 Rough Carpentry
Backing for Wall Cabinetry at Main Kitchens	425.00 If	12.50 /If	5,313
Backing for Wall Cabinetry Kitchen/Commons	250.00 If	12.50 /If	3,125
Backing for Wall Mounted Displays - Concourse Lvl	38.00 loc	150.00 /loc	5,700
Backing for Wall Mounted Displays - Street Lvl.	4.00 loc	150.00 /loc	600
Backing for Wall Mounted Displays - Atrium Lvl.	25.00 loc	150.00 /loc	3,750
Backing for Wall Mounted Displays - Level 3	32.00 loc	150.00 /loc	4,800
Backing for Wall Mounted Displays - Level 5	40.00 loc	150.00 /loc	6,000
Backing for Wall Mounted Displays - Level 6	50.00 loc	150.00 /loc	7,500
Raised Floor at Concourse Auditorium	960.00 sf	25.00 /sf	24,000

Rough Carpentry			60,788

6700 Finish Carpentry
Concourse Level - Plam Base w/Overhead Cabinets	25.00 If	500.00 /If	12,500
Concourse Level - Wall Mounted PlamCountertop	85.00 If	250.00 /If	21,250
Concourse Level - Freestanding Plam Countertop	52.00 If	350.00 /If	18,200
Street Level - Reception Desk	1.00 alw	50,000.00 /alw	50,000
Street Level - Conference Room Cabinet	12.00 If	1,500.00 /If	18,000
Atrium Level - Freestanding Plam Coffee/Snack	34.00 If	350.00 /If	11,900
Level 3 - Freestanding Plam Coffee/Snack	4.00 ea	350.00 /ea	1,400
Level 3 - Kitchen Plam Base w/Overhead Cabinets	15.00 If	500.00 /If	7,500
Level 5 - Freestanding Plam Coffee/Snack	65.00 If	350.00 /If	22,750
Level 5 - Kitchen Plam Base w/Overhead Cabinets	12.00 If	500.00 /If	6,000
Level 5 - Tea Room Freestanding Plam Cabinet	10.00 If	350.00 /If	3,500
Level 6 - Freestanding Plam Coffee/Snack	70.00 If	350.00 /If	24,500
Level 6 - Kitchen Plam Base w/Overhead Cabinets	12.00 If	500.00 /If	6,000

Finish Carpentry			203,500

7100 Waterproofing
Concourse - Steam Room Walls/Ceiling	800.00 sf	10.00 /sf	8,000
Street Level - Kitchen, DW & Serving Floors	2,675.00 sf	7.50 /sf	20,063

Waterproofing			28,063

PCC Job#
7-27-10 Tenant Plans.pee (vers 9.41)	Exhibit C, Schedule 6
3:21 PM on 8/9/2010	Tenant Improvement Budget, Page 13 of 18

description	quantity	unit cost	total

8010 Door Assemblies
Concourse - Office Door Assbly.	56.00 ea	1,250.00 /ea	70,000
Concourse - Rated Door w/Electric Lock	1.00 ea	1,750.00 /ea	1,750
Concourse - Double Door Assbly.	9.00 ea	1,750.00 /ea	15,750
Concourse - New Restroom Doors	2.00 ea	1,250.00 /ea	2,500
Street Lvl - Office Door Assbly.	9.00 ea	1,250 00 /ea	11,250
Street Lvl. - Door w/Electric Lock	3.00 ea	1,750.00 /ea	5,250
Street Lvl. - Double Door Assbly.	2.00 pr	1,750 00 /pr	3,500
Atrium Lvl. - Office Door Assbly.	35.00 ea	1,250.00 /ea	43,750
Atrium Lvl. - Double Door Assbly.	3.00 pr	1,750.00 /pr	5,250
Level 3 - Office Door Assbly.	48.00 ea	1,250.00 /ea	60,000
Level 3 - Double Door Assbly.	4.00 pr	1,750.00 /pr	7,000
Level 3 - Double Door W/HO	1.00 pr	2,750.00 /pr	2,750
Level 5 - Office Door Assbly.	60.00 ea	1,250.00 /ea	75,000
Level 5 - Double Door Assbly.	4.00 pr	1,750.00 /pr	7,000
Level 5 - Double Door W/HO	2.00 pr	2,750.00 /pr	5,500
Level 6 - Office Door Assbly.	68.00 ea	1,250.00 /ea	85,000
Level 6 - Double Door Assbly.	4.00 pr	1,750.00 /pr	7,000
Level 6 - Double Door w/HO	2.00 pr	2,750.00 /pr	5,500

Door Assemblies			413.750

8800 Glazing
Concourse - Glazing at Yoga x 8’h	160.00 sf	25.00 /sf	4,000
Concourse - Glazing at Elevators x 10’h	480.00 sf	45.00 /sf	21,600
Concourse - Glass doors at Elevators	1.00 pr	4,500,00 /pr	4,500
Concourse - Glazing at Observe x 4’h	104.00 sf	30.00 /sf	3,120
Concourse - Office Glazing - Assume 2’ Sidelight?	40.00 ea	500.00 /ea	20,000
Concourse - Conference Glazing - Assume 10’w	960.00 sf	25.00 /sf	24,000
Street Lvl. - Conference Glazing x 10’h	80.00 sf	25.00 /sf	2,000
Street Lvl. - Rework at Bike Storage x 1 loc.	1.00 alw	5,000.00 /alw	5,000
Street Lvl. - Rework adj. Fire Control x 1 loc.	1.00 alw	5,000.00 /alw	5,000
Street Lvl. - Rework at Main Entrance x 1 loc.	1.00 alw	10,000.00 /alw	10,000
Street Lvl. - Rework at Lunch Area x 1 loc.	1.00 alw	10,000.00 /alw	10,000
Street Lvl. - New to Exterior Seating	400.00 sf	75.00 /sf	30,000
Street Lvl. - Sidelight at Recept. & Security	3.00 ea	500,00 /ea	1,500
Atrium Lvl. - Special Windows	4.00 ea	2,500.00 /ea	10,000
Atrium Lvl. - New Storefront	640.00 sf	45.00 /sf	28,800
Atrium Lvl. - Remove Replace Film at Main Atrium	1,800.00 sf	10.00 /sf	18,000
Atrium Lvl. - Office Glazing - Assume 2’ Sidelight	20.00 ea	500.00 /ea	10,000
Atrium Lvl. - Conference Glazing x 10’w	960.00 sf	25.00 /sf	24,000
Level 3 - Remove Replace Film at Main Atrium	750.00 sf	10.00 /sf	7,500
Level 3 - Remove Film from Extg. Glazing	1,850.00 sf	3.50 /sf	6,475
Level 3 - Office Glazing - Assume 2 Sidelight	15.00 ea	500.00 /ea	7,500
Level 3 - Conference Glazing x 10’w	2,000.00 sf	25.00 /sf	50,000
Level 5 - Remove Replace Film al Main Atrium	1,610.00 sf	10.00 /sf	16,100
Level 5 - Remove Film from Extg. Glazing	1,995.00 sf	3.50 /sf	6,983
Level 5 - Office Glazing - Assume 2’ Sidelight	33.00 ea	500.00 /ea	16,500
Level 5 - Conference Glazing x 10’w	1,280.00 sf	25.00 /sf	32,000
Level 6 - Remove Replace Film at Main Atrium	1,610.00 sf	10.00 /st	16,100
Level 6 - Remove Film from extg. Glazing	1,995.00 sf	3.50 /sf	6,983
Level 6 - Office Glazing - Assume 2’ Sidelight	39.00 ea	500.00 /ea	19,500

PCC Job#
7-27-10 Tenant Plans.pee (vers 9.41)	Exhibit C, Schedule 6
3:21 PM on 8/9/2010	Tenant Improvement Budget, Page 14 of 18

description	quantity	unit cost	total

8800 Glazing
Level 6 - Conference Glazing x 10’w	880.00 sf	25.00 /sf	22,000
Level 5 - Glass Interior Wall	780.00 sf	25.00 /sf	19,500
Level 5 - Glass Interior Doors	1.00 pr	4,500.00 /pr	4,500
Level 6 - Glass Interior Wall	800.00 sf	25.00 /sf	20,000
Level 6 - Glass Interior Doors	1.00 pr	3,500.00 /pr	3,500
Level 6 - Glass Interior Door	1.00 ea	2,500 00 /ea	2,500

Glazing			489,160

9005 Miscellaneous Finishes
Concourse - Game Room Walls	1,200.00 sf	17.50 /sf	21,000
Level 5 - Game Room Walls - 2 loc.	1,425.00 sf	17.50 /sf	24,938
Level 6 - Game Room Walls - 2 loc.	1,425.00 sf	17.50 /sf	24,938
Alum. Storefront Touchup & Repairs Lvls. 2, 3,5 & 6	4.00 lvl	2,500.00 /lvl	10,000
Upgrade Street/Atrium Stair Finishes	28.00 rsr	500.00 /rsr	14,000

Miscellaneous Finishes			94.875

9250 Drywall
Concourse - Upgrade Acoustic to Adjacent tenant	1,800.00 sf	5.00 /sf	9,000
Concourse - Full Height Front Walls	39,000.00 sf	10.00 /sf	390,000
Concourse - Partial Hgt. Common Walls	9,880.00 sf	9,50 /sf	93,860
Concourse - FH Acoustic Dance Room Walls	1,500.00 sf	17.50 /sf	26,250
Concourse - FH Acoustic Auditorium Walls	3,200.00 sf	17.50 /sf	56,000
Street Lvl. - Full Height Front Walls	10,320.00 sf	9,50 /sf	98,040
Street Lvl. - Partial Hgt. Common Walls	1,150.00 sf	9.50 /sf	10,925
Street Lvl. - Repair Extg. walls to Remain	4,500.00 sf	1.50 /sf	6,750
Street Lvl. - Furring at Exterior Walls?	5,400.00 sf	5.00 /sf	27,000
Atrium Lvl. - Full Height Walls	13,800.00 sf	9.50 /sf	131,100
Atrium Lvl. - Repair Extg. Walls to Remain	3,780.00 sf	1.50 /sf	5,670
Level 3 - Full Height Walls	19,800.00 sf	9.50 /sf	188,100
Level 3 - Repair Extg. Walls to Remain	5,800.00 sf	1.50 /sf	8,700
Level 5 - Full Height Walls	27,300.00 sf	9.50 /sf	259,350
Level 5 - Repair Extg. Walls to Remain	6,600.00 sf	1.50 /sf	9,900
Level 6 - Full Height Walls	25,900.00 sf	9.50 /sf	246,050
Level 6 - Repair Extg. Walls to Remain	6,100.00 sf	1.50 /sf	9,150

Drywall			1.575.845

9300 Tile
Concourse Level - Kitchen Floor	1,450.00 sf	25.00 /sf	36,250
Concourse Level - Kitchen Walls x 10’h	1,800.00 sf	18.00 /sf	32,400
Street Level - Kitchen, DW & Serving Area Floor	2,675.00 sf	25.00 /sf	66,875
Street Level - Kitchen, DW & Serving Walls x 10’h	3,000.00 sf	18.00 /sf	54,000
Street Level - Reception & Awards	1,500.00 sf	20.00 /sf	30,000

Tile			219,525

9510 Acoustic Ceilings
Concourse - Office, Conf, Test, Meet Areas	10,500.00 sf	5.00 /sf	52,500
Concourse - Auditorium Ceiling	1,440.00 sf	5.00 /sf	7,200

PCC Job#
7-27-10 Tenant Plans.pee (vers 9.41)	Exhibit C, Schedule 6
3:21 PM on 8/9/2010	Tenant Improvement Budget, Page 15 of 18

description	quantity	unit cost	total

9510 Acoustic Ceilings
Concourse - Kitchen Ceiling	1,440.00 sf	7.50 /sf	10,800
Street Lvl - Security, Conf, Wait, INT Areas	1,500.00 sf	5.00 /sf	7,500
Street Lvl. - Kitchen/ Pizza Area Ceiling	2,000.00 sf	7.50 /sf	15,000

Acoustic Ceilings			93,000

9550 Wood Flooring
Concourse - Yoga, Zen & Dance Areas	3,625.00 sf	25.00 /sf	90,625

Wood Flooring			90,625

9680 Carpet and Resilient Floors
Concourse - VCT at Kitchen Office Areas	460.00 sf	4.00 /sf	1,840
Concourse - Anti Static VCT at Server	700.00 sf	9.50 /sf	6,650
Street Lvl. - Linoleum w/ Pattern at Dining Areas	9,200.00 sf	10.00 /sf	92,000
Atrium Lvl. - VCT Floor at IT Closets	450.00 sf	4.00 /sf	1,800
Level 3 - VCT Floor at IT Closets/Kitchen	1,045.00 sf	4.00 /sf	4,180
Level 5 - VCT Floor at IT Closets/Kitchen	800.00 sf	4.00 /sf	3,200
Level 6 - VCT Floor al IT Closets/Kitchen	800.00 sf	4.00 /sf	3,200
Concourse - Carpet Tile Flooring	3,000.00 sy	35.00 /sy	105,000
Street Lvl. - Carpet Tile Flooring	350.00 sy	35.00 /sy	12,250
Atrium Lvl. - Carpet Tile Flooring	2,100.00 sy	35.00 /sy	73,500
Level 3 - Carpet Tile Flooring	3,750.00 sy	35,00 /sy	131,250
Level 5 - Carpet Tile Flooring	5,050.00 sy	35.00 /sy	176,750
Level 6 - Carpet Tile Flooring	5,050.00 sy	35.00 /sy	176,750

Carpet and Resilient Floors			788,370

9700 Special Flooring
Concourse - Weight Room Rubber Floor	2,200.00 sf	17.50 /sf	38,500
Concourse - Clean & Seal Storage, Shipping, Cold Areas	7,325.00 sf	2.50 /sf	18,313
Street Lvl. - Clean & Seal Storage & Ref. Areas	775.00 sf	2.50 /sf	1,938
Street Lvl. - Clean & Seal Bike Area	430.00 sf	2.50 /sf	1,075

Special Flooring			59,825

9750 Floor Preparartion and Leveling
Concourse - Minor Floor Prep at Carpet/VCT	27,506.00 sf	0.25 /sf	6,877
Street Lvl. - Minor Floor Prep at Carpet/VCT	12,225.00 sf	0.25 /sf	3,056
Atrium Lvl. - Minor Floor Prep at Carpet/VCT	19,311.00 sf	0.25 /sf	4,828
Level 3 - Minor Floor Prep at Carpet/VCT	34,662.00 sf	0.25 /sf	8,666
Level 5 - Minor Floor Prep at Carpet/VCT	46,362.00 sf	0.25 /sf	11,591
Level 6 - Minor Floor Prep at Carpet/VCT	46,362.00 sf	0.25 /sf	11,591

Floor Preparartion and Leveling			46,607

9900 Paint and Wall Covering
Concourse - New Wall Surfaces	118,500.00 sf	1.25 /sf	148,125
Concourse - Existing Wall Surfaces	26,250.00 sf	1.25 /sf	32,813
Concourse - Exposed Ceilings	31,500.00 sf	1.50/sf	47,250
Street Lvl. - New Wall Surfaces	23,000.00 sf	1.25/sf	28,750
Street Lvl. - Existing Wall Surfaces	9,900.00 sf	1.25 /sf	12,375
Street Lvl. - Exposed Ceilings - Toilet Corridor/Storage	725.00 sf	1.00 /sf	725

PCC Job#
7-27-10 Tenant Plans.pee (vers 9.41)	Exhibit C, Schedule 6
3:21 PM on 8/9/2010	Tenant Improvement Budget, Page 16 of 18

description	quantity	unit cost	total

9900 Paint and Wall Covering
Atrium Lvl. - New Wall Surfaces	50,500.00 sf	1.25 /sf	63,125
Atrium Lvl. - Existing Wall Surfaces	10,80000 sf	1 25 /sf	13,500
Atrium Lvl. - Touch Up Exposed Ceilings	19,311.00 sf	1.00 /sf	19,311
Level 3 - New Wall Surfaces	39,600.00 sf	1.25 /sf	49,500
Level 3 - Existing Wall Surfaces	12,775.00 sf	1 25 /sf	15,969
Level 3 - Touch Up Exposed Ceilings	34,662.00 sf	1.00 /sf	34,662
Level 5 - New Wall Surfaces	54,600.00 sf	1.25 /sf	68,250
Level 5 - Existing Wall Surfaces	13,500.00 sf	1.25 /sf	16,875
Level 5 - Touch Up Exposed Ceiling	46,362.00 sf	1.00 /sf	46,362
Level 6 - New Wall Surfaces	51,800.00 sf	1.25 /sf	64,750
Level 6 - Existing Wall Surfaces	13,500.00 sf	1.25 /sf	16,875
Level 6 - Touch Up Exposed Ceilings	46,362.00 sf	1.00 /sf	46,362

Paint and Wall Covering			725,578

10010 Miscellaneous Specialties
Semi Recessed Fire Extinguishers - Allow 4/Lvl	24.00 ea	350.00 /ea	8,400
New White Boards - Allow 1/Office & 2/Lg. Confer, x 50%	115.00 ea	500.00 /ea	57,500
Resel Tenant White Bds. - Allow 1/Office & 2/Lg. Confer, x 50%	115.00 ea	175.00 /ea	20,125
Walk Off Mat at Entrance	1.00 alw	3,500.00 /alw	3,500

Miscellaneous Specialties			89,525

10430 Signage
Code Required Signage Allowance	6.00 lvl	750.00 /lvl	4,500

Signage			4,500

10500 Lockers
Concourse - New Locker Rooms	48.00 ea	275.00 /ea	13,200
Concourse - Kitchen Area	12.00 ea	275.00 /ea	3,300
Street Lvl. - Security Office	6.00 ea	275.00 /ea	1,650

Lockers			18.150

11005 Miscellaneous Equipment
Street Lvl. - Bike Racks	50.00 ea	75.00 /ea	3,750

Miscellaneous Equipment			3,750

11450 Appliances
Concourse - Small Kitchen	1.00 alw	3,500.00 /alw	3,500
Concourse - Sports Cafe	1.00 alw	1,500.00 /alw	1,500
Atrium Lvl. - Coffee/Snack	2.00 alw	500.00 /alw	1,000
Level 3 - Coffee/Snack	4.00 alw	500.00 /alw	2,000
Level 3 - Kitchen/Commons	1.00 alw	3,500.00 /alw	3,500
Level 5 - Tea Room	1.00 alw	1,500.00 /alw	1,500
Level 5 - Coffee/Snack	4.00 alw	500.00 /alw	2,000

PCC Job#
7-27-10 Tenant Plans.pee (vers 9.41)	Exhibit C, Schedule 6
3:21 PM on 8/9/2010	Tenant Improvement Budget, Page 17 of 18

description	quantity	unit cost	total

11450 Appliances
Level 5 - Kitchen/Commons	1.00 alw	3,500.00 /alw	3,500
Level 6 - Coffee/Snack	5.00 alw	500.00 /alw	2,500
Level 6 - Kitchen/Commons	1.00 alw	3,500.00 /alw	3,500

Appliances			24,500

12500 Window Coverings
Concourse - Repair/Replace Existing	1.00 alw	750.00 /alw	750
Atrium Lvl. - Repair/Replace Existing	1.00 alw	750.00 /alw	750
Level 3 - Repair/Replace Existing	1.00 alw	2,000.00 /alw	2,000
Level 5 - Repair/Replace Existing	1.00 alw	2,500.00 /alw	2,500
Level 6 - Repair/Replace Existing	1.00 alw	2,500.00 /alw	2,500

Window Coverings			8,500

12700 Multiple Seating
Auditorium Seating	110.00 ea	350.00 /ea	38,500

Multiple Seating			38,500

13005 Allowances
Concourse Level - New Restrooms w/Steam	1.00 alw	200,000.00 /alw	200,000
Concourse level - Upgrade Existing Restrooms	1.00 alw	50,000.00 /alw	50,000
Street Level - Upgrade Existing Restrooms	1.00 alw	50,000.00 /alw	50,000
Atrium Level - Upgrade Existing Restrooms	1.00 alw	50,000.00 /alw	50,000
Level 3 - Upgrade Existing Restrooms	1.00 alw	50,000.00 /alw	50,000
Level 5 - Upgrade Existing Restrooms	1.00 alw	50,000.00 /alw	50,000
Level 6 - Upgrade Existing Restrooms	1.00 alw	50,000.00 /alw	50,000

Allowances			500,000

14200 Vertical Transportation
Kitchen Lift System -GVK Budget	1.00 alw	150,000.00 /alw	150,000
Elevator Equipment Room	1.00 alw	5,000.00 /alw	5,000

Vertical Transportation			155,000

15400 Plumbing
Concourse & Street Lvl. - Main Kitchen Areas	1.00 alw	225,000.00 /alw	225,000
Concourse - Small Kitchen Sink w/WH	1.00 alw	8,500.00 /alw	8,500
Concourse - Sports Cafe Sink w/WH	1.00 alw	8,500.00 /alw	8,500
Concourse - Condensate Drains	1.00 alw	2,500.00 /alw	2,500
Concourse - New Drinking Fountains	2.00 alw	3,500.00 /alw	7,000
Level 3 - Kitchen/Commons Sinks w/WH	1.00 alw	8,500.00 /alw	8,500
Level 5 - Kitchen/Commons Sinks w/WH	1.00 alw	8,500.00 /alw	8,500
Level 6 - Kitchen/Commons Sinks w/WH	1.00 alw	8,500.00 /alw	8,500

PCC Job#
7-27-10 Tenant Plans.pee (vers 9.41)	Exhibit C, Schedule 6
3:21 PM on 8/9/2010	Tenant Improvement Budget, Page 18 of 18

description	quantity	unit cost	total

Plumbing			277.000

15500 Fire Protection
Fire Sprinkler Modification Allowance	210,000.00 sf	1.00 /sf	210,000
Fire Sprinkler Design Build Engineering Fee	1.00 alw	15,000.00 /alw	15,000
Fire Sprinkler Permit Fee Allowance	1.00 alw	7,500.00 /alw	7,500

Fire Protection			232,500

15550 Fire Suppression Systems
Kitchen Hood Fire Suppression Systems incl. Engr. & Fees	1.00 alw	25,000.00 /alw	25,000

Fire Suppression Systems			25,000

15800 HVAC
HVAC System Modications & Additions	210,000.00 sf	12.50 /sf	2,625,000
Kitchen Exhaust /MU Air Systems, Pizza Exhaust	1.00 alw	150,000.00 /alw	150,000
Concourse Server Room 24/7 Cooling - Assume 10 tons	1.00 alw	70,000.00 /alw	70,000
Roof Platforms/Curbs at New Equipment	1.00 alw	15,000.00 /alw	15,000
Design Build HVAC Engineering	1.00 alw	50,000.00 /alw	50,000

HVAC			2,910,000

16100 Electrical Systems
Electrical Power	210,000.00 sf	3.25 /sf	682,500
New Lighting & Controls	210,000.00 sf	7.50 /sf	1,575,000
HVAC/Elevator System Power	1.00 alw	100,000.00 /alw	100,000
Plumbing Sump Pump/Ejector/Etc. Power	1.00 alw	25,000.00 /alw	25,000
Life Safety System Modifications & Additions	210,000.00 sf	2.25 /sf	472,500
Security/Telephone Rough Ins	210,000.00 sf	0.50 /sf	105,000
Server & IT Closet Rough Ins	210,000.00 sf	0.50 /sf	105,000
Auditorium Power, Lighting & Dimming System	1.00 alw	50,000.00 /alw	50,000
Kitchen Areas Power & Equipment Connections	1.00 alw	75,000.00 /alw	75,000
Conference Room AV Rough Ins	75.00 alw	1,750.00 /alw	131,250
Exterior Lighting	1.00 alw	15,000.00 /alw	15,000
Design Build Electrical/Life Safety Engineering & Permit	1.00 alw	150,000.00 /alw	150,000

Electrical Systems			3,486,250

Description	Amount	Totals	Hours	Rate
Subtotal
Contractor’s Fee @ 3.0%:	448,894
Contractors Contingency @ 5%:	770,602
Insurance @ 1%:	161,826
Total		16,344,463

SCHEDULE 7

FORM OF TI LETTER OF CREDIT

[attached]

Exhibit C, Schedule 7

**REVISED 9/20/10**

Exhibit “A” to Standby Letter of Credit

Application dated September     , 2010

DRAFT COPY ONLY FOR REVIEW AND ACCEPTANCE BY ALL PARTIES

DRAFTED BY JAMES SINGH OF WELLS BANK N.A - (9/10/10)

WELLS FARGO BANK, N.A.

U.S. TRADE SERVICES - STANDBY LETTER OF CREDIT UNIT

One Front Street, 21st Floor, San Francisco, California 94111

Phone: (800) 798-2815 Option 1. E-Mail: sftrade@wellsfarqo.com

IRREVOCABLE LETTER OF CREDIT

BENEFICIARY:
650 Townsend Associates LLC	Letter of Credit No.: NZS
c/o TMG Partners	Date: September , 2010
100 Bush Street, 26th Floor
San Francisco, CA94104

Attn: Lynn Tolin

At the request and for the account of Zynga Game Network Inc., 444 De Haro Street, Ste 132, San Francisco, CA 94107, we hereby establish our irrevocable Letter of Credit in your favor in the amount of Seven Million Twenty Eight Thousand Six Hundred Ninety and 00/100 Dollars (US $7,028,690.00). This Letter of Credit is available with us at our above office by payment of your draft(s) drawn on us at sight accompanied by your signed and dated statement worded as follows:

“The undersigned, an authorized representative of the beneficiary (the “Beneficiary”) of Wells Fargo Bank, N. A. Letter of Credit number                      (the “Letter of Credit”), hereby certifies that (1) Zynga Game Networks Inc. (the “Applicant”) failed beyond applicable notice and cure periods to timely pay a portion of Tenant’s Contribution required to be paid by Tenant under the Work Letter attached as Exhibit C of that certain Office Lease dated September     , 2010 by and between the Applicant and the Beneficiary, as may be amended from time to time and (2) the amount of the accompanying draft drawn under Wells Fargo Bank, N.A. Letter of Credit number              represents the amount the Beneficiary is entitled to draw on the Letter of Credit as a result of the occurrence of such breach or default.”

Each draft must also be accompanied by the original of this Letter of Credit for our endorsement on this Letter of Credit of our payment of such draft.

Partial and multiple drawings are permitted under this Letter of Credit.

Each draft must be marked “DRAWN UNDER WELLS FARGO BANK, N. A. LETTER OF CREDIT NO. NZS            .”

This Letter of Credit expires at our above office on September 30, 2011, but shall be automatically extended, without written amendment to September 30, 2012 unless on or before August 31, 2011 we have sent written notice to you at your address above (or such other address as you may specify in writing) by registered mail or express courier that we elect not to renew this Letter of Credit beyond September 30, 2011

Upon our sending you such notice of the non-renewal of the expiration date of this Letter of Credit, you may also draw under this Letter of Credit by presentation to us at our above address, on or before the expiration date specified in such notice, of your draft drawn on us at sight accompanied by your signed and dated statement worded as follows:

“The undersigned, an authorized representative of the beneficiary (the “Beneficiary”) of Wells Fargo Bank, N.A. Letter of Credit number              (the “Letter of Credit”) hereby certifies that (1) the Beneficiary has received notice

1

from Wells Fargo Bank, N.A. that the Letter of Credit will not be renewed beyond its current expiration date and (2) Zynga Game Networks Inc. (the “Applicant”) has failed to secure and deliver to the Beneficiary a replacement letter of credit in the form and substance required under the Work Letter attached as Exhibit C of that certain Office Lease dated September     , 2010 by and between the Applicant and the Beneficiary, as may be amended from time to time."

This Letter of Credit is transferable one or more times, but in each instance to a single transferee and only in the full amount available to be drawn under this Letter of Credit at the time of each transfer. Any such transfer may be affected only through ourselves and only upon presentation to us at our above-specified office of a duly executed instrument of transfer in the format attached hereto as Exhibit A together with the original of this Letter of Credit. Any transfer of this Letter of Credit may not change the place of expiration of this Letter of Credit from our above-specified office. Each transfer shall be evidenced by our endorsement on the reverse of the original of this Letter of Credit, and we shall deliver the original of this Letter of Credit so endorsed to the transferee. Any transfer fee of 1/4 of 1 % of the transfer amount (minimum US$250.00) to be paid to us for a transfer will be payable solely by you, but the payment of any such transfer fee will not be a condition to the validity or effectiveness of such transfer or this Letter of Credit.

If any instructions accompanying a drawing under this Letter of Credit request that payment is to be made by transfer to an account with us or at another bank, we and/or such other bank may rely on an account number specified in such instructions even if the number identifies a person or entity different from the intended payee.

Documents may be delivered to us during regular business hours on a business day or forwarded to us by overnight delivery service to our above office. As used herein, the term “business day” means a day on which we are open at our above office to conduct our letter of credit business. Notwithstanding any provision to the contrary in the ISP98 (as hereinafter defined), if the expiration date or the final expiration date is not a business day then such date shall be automatically extended to the next succeeding date which is a business day.

CANCELLATION PRIOR TO EXPIRATION: You may return this Letter of Credit to us for cancellation prior to its expiration provided that this Letter of Credit is accompanied by your written agreement to its cancellation. Such written agreement to cancellation should specifically reference this Letter of Credit by number, clearly indicate that it is being returned for cancellation and be signed by an authorized representative of the beneficiary.

This Letter of Credit is subject to the International Standby Practices – ISP98, International Chamber of Commerce Publication No. 590 (“ISP98”)

We hereby engage with you that each draft drawn and presented to us in compliance with the terms and provisions of this Letter of Credit will be duly honored upon presentation by payment to you of the amount requested.

Very truly yours,
WELLS FARGO BANK, N. A.

By:
(Authorized Signature)

2

Annex A to Wells Fargo Bank, N.A.

Irrevocable Letter of Credit

No. NZS

TO:	WELLS FARGO BANK, N. A. Northern California Trade Services Division One Front Street, 21st Floor San Francisco, California 94111	Date:

LETTER OF CREDIT INFORMATION	Wells Fargo Bank, N. A. Letter of Credit No.: NZS

For value received, the undersigned beneficiary of the above described Letter of Credit (the “Transferor”) hereby irrevocably assigns and transfers all its rights under the Letter of Credit as heretofore and hereafter amended, extended or increased (the “Credit”) to the following transferee (the “Transferee”):

Name of Transferee

Address

By this transfer all of our rights in the Credit are transferred to the Transferee, and the Transferee shall have sole rights as beneficiary under the Credit, including, but not limited to, sole rights relating to any amendments, whether increases or extensions or other amendments, and whether such amendments are now existing or hereafter made.

ADVICE OF FUTURE AMENDMENTS: You are hereby irrevocably instructed to advise future amendment(s) of the Credit to the Transferee without the Transferor’s consent or notice to the Transferor.

Enclosed are the original of the Credit and the original of all amendments to this date. Please notify the Transferee of this transfer and of the terms and conditions of the Credit as transferred. This transfer will not become effective until the Transferee is so notified.

TRANSFEROR’S SIGNATURE GUARANTEED BY:

[Bank’s Name]	[Transferor’s Name]

By:	By:
Printed Name:	Printed Name:
Title:	Title:

We hereby agree with the format/language

of the above drafted letter of credit, and we

request Wells Fargo Bank, N.A. to issue the

Letter of Credit as above drafted.

Zynga Game Network Inc.

By:
Name and Title:

1

SCHEDULE 8

LIST OF MEP CONTRACTORS

[attached]

Exhibit C, Schedule 8

Exhibit C, Schedule 8

List of MEP Contractors

Plumbing Systems:	DPW, Inc. 203 East Harris Avenue South San Francisco, CA 94080 Contact: Don Wood	Telephone: (650)588-8482 ext 25 Fax: (650)588-8481 E-mail: dw@dpwinc.com

Fire Sprinkler System:	Pribuss Engineering, Inc. 523 Mayfair Avenue South San Francisco, CA 94080 Contact: Leonard Camuso	Telephone: (650)588-0447 Fax: (650)588-8592 E-mail: leonard@pribuss.com

HVAC Systems:	Critchfield Mechanical, Inc. 1901 Junction Avenue San Jose, CA 95131 Contact: Jennifer Fraser	Telephone: (408)437-7019 Fax: (408)437-7199 E-mail: jfraser@cmihvac.com

Electrical/Life Safety Systems:	Decker Electric Company, Inc. 1282 Folsom Street San Francisco, CA 94103 Contact: Dan Boas	Telephone: (415)252-4763 Fax: (415)861-4257 E-mail: dboas@deckerelectric.com

EXHIBIT D

CONFIRMATION OF LEASE TERM

THIS CONFIRMATION OF LEASE TERM is made this      day of                     , 20     between 650 TOWNSEND ASSOCIATES LLC, a Delaware limited liability company (“Landlord”), and ZYNGA GAME NETWORK INC., a Delaware corporation (“Tenant”).

W I T N E S S E T H:

WHEREAS, by Office Lease dated the              day of September, 2010, between the parties hereto (the “Lease”), Landlord leased to Tenant and Tenant leased from Landlord for the Term and upon the terms and conditions set forth therein the Premises containing approximately                      Adjusted Rentable Square Feet situated in                     , located at 699 Eighth Street, San Francisco, California, said Premises being more particularly designated in the Lease; and

WHEREAS, the parties hereto wish to confirm and memorialize the Commencement Date, the Phase 2 Rent Commencement Date and Expiration Date of the Term.

NOW, THEREFORE, the parties hereto mutually agree as follows:

1. All terms used herein, as indicated by the initial capitalization thereof, shall have the same respective meanings designated for such terms in the Lease.

2. The Commencement Date shall, for all purposes under the Lease be, deemed to be                     ,         . The Term shall expire at midnight on                     , 20    , unless sooner terminated as provided in the Lease.

3. Any work required to be performed by Landlord in connection with the Phase 1 Premises has been completed in the manner required under the Lease as of the Commencement Date.

4. The Phase 2 Rent Commencement Date shall, for all purposes under the Lease, be deemed to be                     ,         .

5. Any work required to be performed by Landlord in connection with the Phase 2 Premises has been completed in the manner required under the Lease as of the Commencement Date.

6. Tenant’s Early Termination Option as to the Sixth Floor Premises shall expire on                     , as to the Fifth Floor Premises shall expire on                      and as to the Third Floor Premises shall expire on                     .

7. The Expansion as Lease Terms Period shall end on                     , the Expansion at Modified Lease Terms Period shall end on                      and the Expansion at Market Terms Period shall end on                     .

8. Attached hereto is a site plan depicting the exact number and location of the Parking Spaces as required pursuant to Section 30.1 of the Lease.

Exhibit D, Page 1

IN WITNESS WHEREOF, the parties hereto have caused this Confirmation of Lease Term to be executed as the day and year first above written.

LANDLORD:

650 TOWNSEND ASSOCIATES LLC,

a Delaware limited liability company

By:	Townsend Member LLC,
a Delaware limited liability company
Its: Sole Member

	By:	TMG 650 Townsend LLC,
a Delaware limited liability company
Its: Administrative Manager

		By:	TMG Partners,
a California corporation
Its: Managing Member

By:
Name:
Its:

TENANT:

ZYNGA GAME NETWORK INC., a Delaware corporation

By:
Name:
Its:

Exhibit D, Page 2

EXHIBIT E

JANITORIAL SPECIFICATIONS

Exhibit E, Page 1

JANITORIAL SPECIFICATIONS

A.	Janitorial Service Specifications for Day Porter

Day Porter shall be on duty from 8:30am to 5pm, Monday through Friday; Saturdays, Sundays and holidays excepted. The duties of the Day Porter, who is under the exclusive direction of the Chief Engineer/Operations Manager and Property Manager, shall be, but is not limited to, the following:

1.	Entrance Lobby

The entrance lobby is to be kept neat and clean at all times and the following minimum cleaning operations shall be maintained to attain this effect:

a.	Wipe down metal surfaces daily.

b.	Clean cigarette urns as necessary.

c.	Wash glass doors and mirrored surfaces daily and as needed.

d.	Empty garbage receptacles as necessary.

2.	Elevators/Escalators

a.	Vacuum carpets daily and as needed. Include spot cleaning as required in base contract.

b.	Spot clean lobby elevator saddles, doors and frames daily.

c.	Spot clean sides of elevator cars daily.

d.	Spot clean sides of escalators daily.

3.	Toilets – Daily

a.	Fill soap dispensers and paper towel dispensers (towels and soap to be furnished by Lessor)

b.	Report all mechanical deficiencies (i.e., dripping faucets, etc.) to the Property Manager.

c.	Wash all mirrors, powder shelves and lavatory tops.

d.	Empty paper towel receptacles and debris as needed but not less than once daily.

e.	Stock and maintain all sanitary product machines.

4.	Public Areas

a.	Remove all foreign matter and debris from all public corridors as necessary.

b.	Handles special requests as directed by Manager (i.e., unplug toilets, remove trash, etc.)

5.	Building Service Areas

a.	Remove foreign matter and debris from planters and sidewalks along 8th and Townsend Streets daily.

b.	Lay down and remove lobby runners, as necessary.

c.	Ensure that the loading dock area, including the Mail Room, is free of debris.

B.	Janitorial Service Specifications for Common Areas and Tenant Suites

1.	Nightly Services: Sunday through Thursday.

a.	Secure all lights as soon as possible each night excepting security lighting.

b.	Vacuum and spot clean all Common Area carpets and tenanted carpet areas.

c.	Dust mop all resilient and composition floors with treated dust mops. Damp mop to remove spills and water stains as required.

d.	Feather dust all clear desks and office furniture, excluding chairs.

e.	Papers and folders on desks are not to be moved.

f.	Empty all ash trays and ash urns. Clean and sanitize as required.

g.	Empty all waste paper baskets and other trash containers.

h.	Remove all trash from floors to designated trash areas.

i.	Remove fingerprints, dirt smudges, graffiti, etc., from all doors, frames, glass partitions, windows, light switches, walls and elevator interiors.

j.	Return chairs and waste baskets to proper positions.

k.	Clean, sanitize and polish drinking fountains.

2.	Weekly Services

a.	Dust all low reach and high reach areas, including but not limited to, structural ledges, mirror tops, partition tops and edges, air conditioning diffusers and return air grilles.

3.	Monthly Services

a.	Wipe down all walls and metal partitions. Partitions shall be left clean and not streaked after this work.

b.	Clean all ventilation grilles.

c.	Dust all doors and door jambs.

4.	Quarterly Services

a.	Thoroughly clean and reseal all ceramic tile floors, using approved sealers.

C.	Main Floor Elevator/Escalator Lobbies and Public Corridors Specifications

1.	Nightly Services

a.	Thoroughly wash all swinging glass doors exclusive of tenant door.

b.	Spot clean all glass including low partitions and the corridor side of all windows and glass doors to tenant premises.

c.	Spot clean all chrome brightwork including swinging door hardware, kick plates, base, partition tops, handrails, waste paper receptacles, planters, elevator call button plates, hose cabinets and visible hardware on the corridor side of tenant entry doors.

d.	Spot clean all interior architectural finishes including the cooridor side of all tenant area window and door frames and bases.

e.	Thoroughly clean all door saddles of dirt and debris.

f.	Spot clean and dust directory boards and ledges.

g.	Empty, clean and sanitize as required all waste paperbaskets and refuse receptacles.

h.	Vacuum all carpets and minor spot clean, as necessary.

i.	Spot clean all elevator doors and frames.

j.	Police all areas for debris at lease once during day time operating hours.

2.	Monthly Services

a.	Thoroughly clean all chrome and architectural interior finishes.

D.	Basement Corridors, Service Office (Engineering, Security, Cleaning) Store Rooms, Service Corridors, Roof and Service Sink Closets:

1.	Nightly Services

a.	Remove trash from all the above areas.

b.	Maintain an orderly arrangement of all janitorial supplies and paper products in the storage rooms and service sink closets.

c.	Maintain an orderly arrangement of all equipment stored in these areas such as mops, buckets, brooms, vacuum cleaners, scrubbers, etc.

d.	Clean and disinfect service sinks.

e.	Sweep and damp mop service sink closet floors; deodorize and disinfect as required.

f.	Sweep store room floors.

g.	Receive and store all janitorial supplies in an orderly manner.

2.	Weekly Services

a.	Damp mop all composition floors in store rooms; deodorize and disinfect as required.

b.	High dusting of these areas, including all pipes, ducts, conduits, ventilating diffusers and grills, mechanical, electrical equipment exposed beneath the hung ceilings outside of the mechanical equipment rooms.

E.	Passenger Elevator/Escalator Cleaning Specifications.

1.	Nightly Services

a.	Spot clean walls and interior door.

b.	Spot clean outside surfaces of all doors and frames.

c.	Clean all floors thoroughly. Edge thoroughly.

d.	Vacuum all thresholds.

e.	Spot clean elevator carpets.

2.	Weekly Services

a.	Thoroughly clean entire interior surfaces and finish of all doors and frames and outside surfaces of all doors and frames.

b.	Steel wool clean all thresholds.

c.	Wipe thoroughly all handrails.

3.	Monthly Services

a.	Shampoo all elevator cab floor carpets.

b.	Wipe clean elevator cab lamps.

c.	Wipe clean entire cab ceiling.

F.	Trash Area and Service Entrance Specifications

1.	Nightly Services

a.	Place all miscellaneous trash and debris except construction material, in the Property’s trash receptacles or compactor.

b.	Neatly stack all trash in the designated area.

c.	Sweep entire area.

G.	Exterior Structure and Grounds Services Specifications

1.	Nightly Services

a.	Police entire perimeter of Property including landscaped areas, storm drain grills and public sidewalks

b.	Spot sweep accumulations of dirt, papers and leaves in all corner areas where winds tend to cause collection of debris

NOTE THAT THE TIMES OF SERVICE WILL VARY DEPENDING ON THE BUILDING’S CLEANING POLICY. WHICH WILL BE DESIGNED TO PROMOTE COST-CONSCIOUSNESS. BUILDING MANAGEMENT AND JANITORIAL STAFF SHALL USE REASONABLE EFFORTS TO MINIMIZE INCREASES IN JANITORIAL COSTS ON AN ONGOING BASIS

EXHIBIT F

FORM OF SUBORDINATION, NON-DISTURBANCE AND ATTORNMENT

Exhibit F, Page 1

RECORDING REQUESTED BY AND

WHEN RECORDED RETURN TO:

GIBSON, DUNN & CRUTCHER LLP

333 South Grand Avenue

Los Angeles, California 90071

Attention: Jesse Sharf

SPACE ABOVE THIS LINE FOR RECORDER’S USE

SUBORDINATION, NON-DISTURBANCE AND ATTORNMENT AGREEMENT

This Subordination, Non-Disturbance and Attornment Agreement (the “Agreement”) is dated as of September     , 2010, between WELLS FARGO BANK, N.A., successor-by-merger to Wachovia Bank, National Association, a national banking association (“Lender”), ZYNGA GAME NETWORK INC., a Delaware corporation (“Tenant”), and 650 TOWNSEND ASSOCIATES LLC, a Delaware limited liability company (“Landlord”).

RECITALS

A. Tenant is the tenant and Landlord is the landlord under a certain Office Lease by and between Tenant and Landlord dated September     , 2010 (the “Lease”), of premises described in the Lease (as the same may be expanded, contracted or otherwise modified in accordance with the Lease, the “Premises”) and located in a certain office building located in San Francisco, California, and more particularly described in Exhibit A attached hereto and made a part hereof (such office building, including the Premises, is hereinafter referred to as the “Property”).

B. This Agreement is being entered into in connection with a mortgage loan (the “Loan”) made by Lender to Landlord, which is secured by, among other things: (a) a first deed of trust to secure debt on and of the Property (the “Security Instrument”) recorded with the registry or clerk of the county in which the Property is located (the “Official Records”); and (b) a first assignment of leases and rents on the Property (the “Assignment of Leases and Rents”) recorded in the Official Records. The Security Instrument and the Assignment of Leases and Rents are hereinafter collectively referred to as the “Security Documents”.

C. Tenant acknowledges that Lender will rely on this Agreement in connection with any transactions with Landlord relating to the Loan. Lender acknowledges that Tenant has relied on this Agreement in connection with its execution of the Lease.

AGREEMENT

For good and valuable consideration, including the mutual covenants and agreements set forth below, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

I.	Capitalized terms used but not otherwise defined in this Agreement shall have the meanings ascribed to them in the Lease.

II.	Tenant agrees that the Lease and all of its terms (including, but not limited to, any purchase options or rights of first offer or refusal to purchase) are and shall be subject and subordinate to the Security Documents and to all present or future advances under the obligations secured thereby and all renewals, amendments, modifications, consolidations, replacements, refinancings and extensions of such obligations and the Security Documents, to the full extent of all amounts secured by the Security Documents from time to time. Said subordination is to have the same force and effect as if the Security Documents and such renewals, modifications, consolidations, replacements and extensions thereof had been executed, acknowledged, delivered and recorded prior to the Lease, any amendments or modifications thereof and any notice thereof. At the option of Lender, upon notice to Tenant, at any time and from time to time, the Lease shall be superior to the Security Documents.

III.	Lender agrees that, if Lender commences any action or proceeding to exercise any of its rights under the Security Documents, including an entry by Lender pursuant to the Security Instrument or a foreclosure of the Security Instrument or the acceptance of a deed in lieu of foreclosure by Lender or any other succession of Lender to fee ownership (collectively, a “Foreclosure Event”), Lender shall not, so long as Tenant is not in default beyond any applicable notice and grace period of any term, covenant or condition of the Lease (1) disturb Tenant’s right of quiet possession of the Premises under the terms of the Lease or (2) name Tenant as a party in such action or proceeding unless such joinder is required by law.

IV.	Lender and Tenant agree that, in the event of a Foreclosure Event (1) the Lease shall not be terminated or, subject to Section V below, affected thereby but shall continue in full force and effect as a direct lease between Lender and Tenant, (2) Tenant will attorn to and recognize Lender as its landlord under the Lease for the remainder of the term of the Lease (including all extension periods which have been or are hereafter exercised) upon the same terms and conditions as are set forth in the Lease and (3) Tenant hereby agrees to pay and perform all of the obligations of Tenant pursuant to the Lease, whereupon, subject to Section V below, Lender shall recognize the leasehold estate of Tenant under all of the terms, covenants and conditions of the Lease for the remaining balance of the term of the Lease with the same force and effect as if Lender were the original landlord under the Lease. In the event such Foreclosure Event results in the termination of the Lease, Tenant and Lender agree to execute and deliver to the other a new lease upon the same terms, covenants and conditions as are set forth in the Lease for the unexpired term of the Lease which remained prior to such termination.

V.	Tenant agrees that, in the event Lender succeeds to the interest of Landlord under the Lease pursuant to a Foreclosure Event, Lender shall not be:

289

A.	liable for any act or omission of any prior Landlord (including, without limitation, the then defaulting Landlord), except to the extent such act or omission continues after the Foreclosure Event, or

B.	subject to any defense or offsets which Tenant may have against any prior Landlord (including, without limitation, the then defaulting Landlord), or

C.	except for the first installment of Base Rent payable in accordance with Section 4.1 of the Lease, bound by any payment of Base Rent, Escalation Rent or Parking Charges which Tenant might have paid for more than one month in advance of the due date under the Lease to any prior Landlord (including, without limitation, the then defaulting Landlord), or

D.	accountable for any security deposit or letter of credit, if any, paid by Tenant to any prior Landlord, except to the extent such monies are actually received by Lender or, in the case of any Zynga Letter of Credit (as defined in Section X), except to the extent such Zynga Letter of Credit is (x) delivered to Lender as beneficiary, and/or (y) drawn by Lender, or

E.	bound by any amendment or modification of the Lease made without Lender’s written consent.

Notwithstanding anything to the contrary contained in this Agreement, and regardless of whether relating to any occurrence arising before, during or after any Foreclosure Event, Landlord (including any Lender who succeeds to the interest of Landlord under the Lease) shall remain liable for and bound by the following (collectively, the “Continuing Obligations”): (1) Tenant’s off-set rights as set forth in Section 20.7.3 of the Lease, provided that Tenant has provided and maintained the Letter of Credit, the ATI Letter of Credit and the TI Letter of Credit and any amendments, additions or replacements thereto required by the Lease in compliance with the terms and conditions set forth in the Lease; (2) any Delay Rent Credits offsets pursuant to Section 2.3 of the Lease; and (3) any right of Tenant to an abatement of Base Rent, Escalation Rent or Parking Charges under Sections 2.3, 2.7, 3.4, 5.2, 4.5, 8.4, 12.4, 30.5, 33, 34 or 35 of the Lease, including, without limitation, rent abatements arising during any Rent Abatement Period or Weighted Average Abatement Period, during the continuation of any Abatement Event not cured within the Eligibility Period, in connection with any Casualty or due to inaccessibility of any of Tenant’s Parking Spaces in the Parking Garage.

VI.	Tenant agrees that, notwithstanding any provision hereof to the contrary, following a Foreclosure Event, the terms of the Security Instrument shall continue to govern with respect to the disposition of any insurance proceeds or eminent domain awards, and any obligations of Landlord to restore the real estate of which the Premises are a part shall, insofar as they apply to Lender, be limited to insurance proceeds or eminent domain awards received by Lender after the deduction of all costs and expenses incurred in obtaining such proceeds or awards.

VII.

Tenant hereby agrees to give to Lender copies of all notices of Landlord default(s) under the Lease, including, without limitation any default which would entitle Tenant to cancel or terminate the Lease, exercise any self-help or offset rights or take over construction of any improvements required to be constructed by Landlord, or to abate or reduce the rent payable thereunder, in the same manner

290

as, and whenever, Tenant shall give any such notice of default to Landlord, and no notice of default shall be deemed given to Landlord unless and until such notice is delivered to Lender in accordance with Section IX hereof Lender shall have the right to remedy any Landlord default under the Lease, or to cause any default of Landlord under the Lease to be remedied, during the period of time that is concurrent with any period of time given to Landlord under the Lease to cure any such default. Prior to Tenant’s exercise of any right to terminate the Lease as a result of a default thereunder, Lender shall have an additional period in which to remedy any such default, or to cause any such default to be remedied, that is five (5) days longer than the period of time that is given to Landlord under the Lease to cure any such default. Tenant shall accept performance by Lender of any term, covenant, condition or agreement to be performed by Landlord under the Lease with the same force and effect as though performed by Landlord. Lender shall have the right, without Tenant’s consent, to foreclose the Security Instrument or to accept a deed in lieu of foreclosure of the Security Instrument or to exercise any other remedies under the Security Documents.

VIII.	Tenant hereby consents to the Assignment of Leases and Rents from Landlord to Lender in connection with the Loan. Tenant acknowledges that the interest of the Landlord under the Lease is to be assigned to Lender solely as security for the purposes specified in said assignments, and Lender shall have no duty, liability or obligation whatsoever under the Lease or any extension or renewal thereof, either by virtue of said assignments or by any subsequent receipt or collection of rents thereunder, unless Lender shall specifically undertake such liability in writing or unless Lender or its designee or nominee becomes, and then only with respect to periods in which Lender or its designee or nominee becomes, the fee owner of the Premises. Tenant agrees that upon receipt of a written notice from Lender of a default by Landlord under the Loan, Tenant will thereafter, if requested by Lender, pay rent to Lender in accordance with the terms of the Lease. Landlord hereby expressly and irrevocably authorizes and directs Tenant to make such payment to Lender in accordance with such notice and hereby releases and discharges Tenant from, and shall indemnify, defend and hold Tenant harmless from and against, any liability, loss, claim, damage or expense on account of any such payments. Landlord hereby expressly and irrevocably authorizes and directs Tenant to cause each of the Zynga Letters of Credit to be issued in favor of the Lender named herein as beneficiary thereunder and hereby releases and discharges Tenant from, and shall indemnify, defend and hold Tenant harmless from and against, any liability, loss, claim, damage or expense on account of the Zynga Letters of Credit having been issued in favor of Lender named herein.

IX.	Any notice, election, communication, request or other document or demand required or permitted under this Agreement shall be in writing and shall be deemed delivered on the earlier to occur of (a) receipt, (b) the date of delivery, refusal or nondelivery indicated on the return receipt, if deposited in a United States postal service depository, postage prepaid, sent certified or registered mail, return receipt requested, or if sent via a recognized commercial courier service providing for a receipt or (c) if by Federal Express or other reliable overnight courier service, on the next Business Day (as defined below) after delivered to such courier service, addressed to Tenant or Lender, as the case may be, at the following addresses:

291

If to Tenant:

Before the Commencement Date:

Zynga Game Network Inc.

365 Vermont Street

San Francisco, CA 94103

Attention: Director of Real Estate

with a copy to:

Zynga Game Network Inc.

365 Vermont Street

San Francisco, CA 94103

Attention: General Counsel

and a copy to:

Paul, Hastings, Janofsky & Walker LLP

55 Second Street, 24th Floor

San Francisco, CA 94105

Attention: Stephen I. Berkman, Esq.

From and after the Commencement Date:

Zynga Game Network Inc.

699 Eighth Street

San Francisco, California 94103

Attention: Director of Real Estate

with a copy to:

Zynga Game Network Inc.

699 Eighth Street

San Francisco, California 94103

Attention: General Counsel

and a copy to:

Paul, Hastings, Janofsky & Walker LLP

55 Second Street, 24th Floor

San Francisco, CA 94105

Attention: Stephen I. Berkman, Esq.

292

If to Lender:

Wells Fargo Bank, N.A.

One First Union Center, TW-16

301 South College Street

Loan Number 505850265

Charlotte, North Carolina 28288-0122

Attention: Real Estate Capital Markets Structured Finance

With a copy to:

Stephanie B. Parsons

Relationship Associate

Wells Fargo Bank, N.A.

SSG-Institutional Clients Group

999 Waterside Drive, 6th floor

Norfolk, VA 23510

Mail Code VA-5247

And a copy to:

Gibson, Dunn & Crutcher LLP

333 South Grand Avenue

Los Angeles, California 90071

Attention: Jesse Sharf

For purposes of this Section IX, the term “Business Day” shall mean a day on which commercial banks are not authorized or required by law to close in the state in which the Property is located.

X.	Regarding the Letter of Credit, the ATI Letter of Credit and the TI Letter of Credit and any amendments, additions or replacements thereto required by the Lease (collectively, the “Zynga Letters of Credit”):

A.	Landlord acknowledges and agrees that the delivery of the Zynga Letters of Credit to the Lender named herein as of the date hereof shall satisfy the delivery requirements therefor under the Lease.

B.	Landlord acknowledges and agrees that Lender’s draws under any of the Zynga Letters of Credit will be deemed to be draws made by Landlord for the purposes of the Lease, and will satisfy Tenant’s requirements to provide the applicable funds under the Lease.

C.	Lender agrees that for so long as Lender is the named beneficiary of any of the Zynga Letters of Credit, Lender will comply with Landlord’s obligations under the Lease regarding any draws under, amendments to (including without limitation executing any required amendments), assignments of, reductions of or returns of such Zynga Letter of Credit.

293

D.	Lender’s failure to comply with Landlord’s obligations under the Lease regarding any draws under, amendments to (including without limitation executing any required amendments), assignments of, reductions of or returns of such Zynga Letter of Credit shall be a Landlord default under the Lease, after applicable notice and cure periods.

XI.	The term “Lender” as used herein includes any successor or assign of the named Lender herein, including, without limitation, any co-lender at the time of making the Loan, any purchaser at a foreclosure sale and any transferee pursuant to a deed in lieu of foreclosure or other Foreclosure Event, and their successors and assigns. The term “Tenant” as used herein shall include any successor and assign of the named Tenant herein. The term “Landlord” as used herein shall include any successor and assign of the named Landlord herein, including, without limitation, any Lender taking title to the Premises in connection with any Foreclosure Event or otherwise.

XII.	If any provision of this Agreement is held to be invalid or unenforceable by a court of competent jurisdiction, such provision shall be deemed deleted from this Agreement, and the other provisions of this Agreement shall remain in full force and effect.

XIII.	Neither this Agreement nor any of the terms hereof may be terminated, amended, supplemented, waived or modified orally, but only by an instrument in writing executed by the party against which enforcement of the termination, amendment, supplement, waiver or modification is sought. This Agreement constitutes the entire agreement between Lender, Landlord and Tenant regarding the subordination of the Lease to the Security Documents.

XIV.	This Agreement may be executed in any number of counterparts, each of which shall be effective only upon delivery and thereafter shall be deemed an original, and all of which shall be taken to be one and the same instrument, for the same effect as if all parties hereto had signed the same signature page. Any signature page of this Agreement may be detached from any counterpart of this Agreement without impairing the legal effect of any signatures thereon and may be attached to another counterpart of this Agreement identical in form hereto but having attached to it one or more additional signature pages.

XV.	This Agreement shall be construed in accordance with the laws of the state of in which the Property is located. Each of Tenant, Lender and Landlord represents and warrants that the person executing this Agreement its behalf is authorized to do so and execution hereof is the binding act of such party and enforceable against such party.

[BALANCE OF THIS PAGE IS INTENTIONALLY LEFT BLANK]

294

Witness the execution hereof as of the date first above written.

LENDER:

WELLS FARGO BANK, N.A.,

successor-by-merger to Wachovia Bank, National Association

By:
Name:
Its:

LANDLORD:

650 TOWNSEND ASSOCIATES LLC, a Delaware limited liability company

By:	Townsend Member LLC, a Delaware limited liability company Its: Sole Member

	By:	TMG 650 Townsend LLC, a Delaware limited liability company Its: Administrative Manager

		By:	TMG Partners, a California corporation Its: Managing Member

By:
Name:
Its:

TENANT:

ZYNGA GAME NETWORK INC., a Delaware corporation

By:
Name:
Its:

[SIGNATURE PAGE TO SUBORDINATION NON-DISTURBANCE AND ATTORNMENT AGREEMENT]

STATE OF NORTH CAROLINA	)
	)	SS.
COUNTY OF MECKLENBURG	)

On                     , 200    , personally appeared the above named                                                                                  , a                                          of Wells Fargo Bank, N.A., a national banking association, and acknowledged the foregoing to be the free act and deed of said association, before me.

Notary Public
My commission expires:

State of California	)

County of	)

On                      before me,                                          , a Notary Public, personally appeared                                         , who proved to me on the basis of satisfactory evidence to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument.

I certify under PENALTY OF PERJURY under the laws of the State of California that the foregoing paragraph is true and correct.

WITNESS my hand and official seal.

Signature	(Seal)

State of California	)

County of	)

On                      before me,                                         , a Notary Public, personally appeared                                         , who proved to me on the basis of satisfactory evidence to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument.

I certify under PENALTY OF PERJURY under the laws of the State of California that the foregoing paragraph is true and correct.

WITNESS my hand and official seal.

Signature	(Seal)

EXHIBIT A

Legal Description

THE LAND REFERRED TO HEREIN BELOW IS SITUATED IN THE CITY AND COUNTY OF SAN FRANCISCO, STATE OF CALIFORNIA, AND IS DESCRIBED AS FOLLOWS:

Parcel 1:

All of Lot 9, Assessor’s Block 3783, as shown on that certain map entitled, “Parcel Map of a Portion of 100 Vara Block No. 412. Also Being a Portion of Assessor’s Block 3783”, which map was filed in the Office of the Recorder of the City and County of San Francisco, State of California on November 29, 1988 in Book 38 of Parcel Maps at Page 36.

Parcel 2:

Non-exclusive easements as set forth in that certain Grant of Easement: With Covenants and Restrictions Affecting Land dated as of December 29, 1988, by and between Bay West Showplace Investors, a California limited partnership, and Portman/Bay West Apparel Partners, a California partnership, recorded on December 30, 1988 in Reel E775, Image 1598, Series No. E296406, Official Records, and as amended by the First Amendment thereto dated June 19, 1998, by and between Bay West Showplace Investors, a California limited partnership, and Zoro, LLC, a California limited liability company, recorded on June 25, 1998, Reel H162, Image 291, Series No. 98-G376431, Official Records.

APN: 3783-009

A-1

EXHIBIT G

FORM OF LETTER OF CREDIT

Exhibit G, Page 1

**REVISED 9-20-10**

**September 15, 2010**

Exhibit “A” to Standby Letter of Credit

Application dated September     , 2010

DRAFT COPY ONL- FOR REVIEW AND ACCEPTANCE BY ALL PARTIES

DRAFTED BY JAMES SINGH OF WELLS BANK N.A - (9/10/10)

WELLS FARGO BANK, N.A.

U.S. TRADE SERVICES - STANDBY LETTER OF CREDIT UNIT

One Front Street, 21st Floor, San Francisco, California 94111

Phone: (800) 798-2815 Option 1. E-Mail: sftrade@wellsfargo.com

IRREVOCABLE LETTER OF CREDIT

BENEFICIARY: 650 Townsend Associates LLC c/o TMG Partners 100 Bush Street, 26th Floor San Francisco, CA 94104	Letter of Credit No.: NZS Date: September , 2010

Attn: Lynn Tolin

At the request and for the account of Zynga Game Network Inc., 444 De Haro Street, Ste 132, San Francisco, CA 94107, we hereby establish our irrevocable Letter of Credit in your favor in the amount of Two Million Five Hundred Thousand and NO/100 United States Dollars (US $2,500,000.00). This Letter of Credit is available with us at our above office by payment of your draft(s) drawn on us at sight accompanied by your signed and dated statement worded as follows:

“The undersigned, an authorized representative of the beneficiary (the “Beneficiary”) of Wells Fargo Bank, N. A. Letter of Credit number                      (the “Letter of Credit”), hereby certifies that (1) Zynga Game Networks Inc. (the “Applicant”) has breached or is otherwise in default under that certain Office Lease dated September     , 2010 by and between the Applicant and the Beneficiary as amended from time to time, in each case beyond applicable notice and cure periods, if any and (2) the amount of the accompanying draft drawn under Wells Fargo Bank, N.A. Letter of Credit number                      represents the amount the Beneficiary is entitled to draw on the Letter of Credit as a result of the occurrence of such breach or default.

OR

“The undersigned, an authorized representative of the beneficiary (the “Beneficiary”) of Wells Fargo Bank, N. A. Letter of Credit number                      (the “Letter of Credit”), hereby certifies that (1) Zynga Game Networks Inc. (the “Applicant”) or its successor has filed a voluntary petition under the United States Bankruptcy Code or any state bankruptcy code and (2) the amount of the accompanying draft drawn under Wells Fargo Bank, N.A. Letter of Credit number                      represents the amount the Beneficiary is entitled to draw on the Letter of Credit as a result of the occurrence of filing.”

OR

“The undersigned, an authorized representative of the beneficiary (the “Beneficiary”) of Wells Fargo Bank, N. A. Letter of Credit number                      (the “Letter of Credit”), hereby certifies that (1) an involuntary petition has been filed against Zynga Game Networks Inc. (the “Applicant”) or its successor under the United States Bankruptcy Code or any state bankruptcy code and (2) the amount of the accompanying draft drawn under Wells Fargo Bank, N.A. Letter of Credit number                      represents the amount the Beneficiary is entitled to draw on the Letter of Credit as a result of the occurrence of filing.”

Each draft must also be accompanied by the original of this Letter of Credit for our endorsement on this Letter of Credit of our payment of such draft.

Partial and multiple drawings are permitted under this Letter of Credit.

301

Each draft must be marked “DRAWN UNDER WELLS FARGO BANK, N. A. LETTER OF CREDIT NO. NZS            .”

This Letter of Credit expires at our above office on September 30, 2011, but shall be automatically extended, without written amendment, to September 30 in each succeeding calendar year unless we have sent written notice to you at your address above (or such other address as you may specify in writing) by registered mail or express courier that we elect not to renew this Letter of Credit beyond the date specified in such notice, which expiration date will be at least thirty (30) calendar days after the date we send you such notice. Notwithstanding the foregoing, this Letter of Credit shall not be extended beyond July 31, 2018.

Upon our sending you such notice of the non-renewal of the expiration date of this Letter of Credit, you may also draw under this Letter of Credit by presentation to us at our above address, on or before the expiration date specified in such notice, of your draft drawn on us at sight accompanied by your signed and dated statement worded as follows:

“The undersigned, an authorized representative of the beneficiary (the “Beneficiary”) of Wells Fargo Bank, N.A. Letter of Credit number                      (the “Letter of Credit”) hereby certifies that (1) the Beneficiary has received notice from Wells Fargo Bank, N.A. that the Letter of Credit will not be renewed beyond its current expiration date and (2) Zynga Game Networks Inc. (the “Applicant”) has failed to secure and deliver to the Beneficiary a replacement letter of credit in the form and substance required under that certain Office Lease dated September     , 2010 by and between the Applicant and the Beneficiary, as may be amended from time to time.”

This Letter of Credit is transferable one or more times, but in each instance to a single transferee and only in the full amount available to be drawn under this Letter of Credit at the time of each transfer. Any such transfer may be affected only through ourselves and only upon presentation to us at our above-specified office of a duly executed instrument of transfer in the format attached hereto as Exhibit A together with the original of this Letter of Credit. Any transfer of this Letter of Credit may not change the place of expiration of this Letter of Credit from our above-specified office. Each transfer shall be evidenced by our endorsement on the reverse of the original of this Letter of Credit, and we shall deliver the original of this Letter of Credit so endorsed to the transferee. Any transfer fee of 1/4 of 1% of the transfer amount (minimum US$250.00) to be paid to us for a transfer will be payable solely by you, but the payment of any such transfer fee-will not be a condition to the validity or effectiveness of such transfer or this Letter of Credit.

If any instructions accompanying a drawing under this Letter of Credit request that payment is to be made by transfer to an account with us or at another bank, we and/or such other bank may rely on an account number specified in such instructions even if the number identifies a person or entity different from the intended payee.

Documents may be delivered to us during regular business hours on a business day or forwarded to us by overnight delivery service to our above office. As used herein, the term “business day” means a day on which we are open at our above office to conduct our letter of credit business. Notwithstanding any provision to the contrary in the ISP98 (as hereinafter defined), if the expiration date or the final expiration date is not a business day then such date shall be automatically extended to the next succeeding date which is a business day.

CANCELLATION PRIOR TO EXPIRATION: You may return this Letter of Credit to us for cancellation prior to its expiration provided that this Letter of Credit is accompanied by your written agreement to its cancellation. Such written agreement to cancellation should specifically reference this Letter of Credit by number, clearly indicate that it is being returned for cancellation and be signed by an authorized representative of the beneficiary.

This Letter of Credit is subject to the International Standby Practices – ISP98, International Chamber of Commerce Publication No. 590 (“ISP98”)

We hereby engage with you that each draft drawn and presented to us in compliance with the terms and provisions of this Letter of Credit will be duly honored upon presentation by payment to you of the amount requested.

Very truly yours,

WELLS FARGO BANK, N. A.

302

By:
(Authorized Signature)

303

Annex A to Wells Fargo Bank, N.A.

Irrevocable Letter of Credit

No. NZS

TO:	WELLS FARGO BANK, N. A.	Date:
Northern California Trade Services Division One Front Street, 21st Floor San Francisco, California 94111

LETTER OF CREDIT INFORMATION	Wells Fargo Bank, N. A. Letter of Credit No.: NZS

For value received, the undersigned beneficiary of the above described Letter of Credit (the “Transferor”) hereby irrevocably assigns and transfers all its rights under the Letter of Credit as heretofore and hereafter amended, extended or increased (the “Credit”) to the following transferee (the “Transferee”):

Name of Transferee

Address

By this transfer all of our rights in the Credit are transferred to the Transferee, and the Transferee shall have sole rights as beneficiary under the Credit, including, but not limited to, sole rights relating to any amendments, whether increases or extensions or other amendments, and whether such amendments are now existing or hereafter made.

ADVICE OF FUTURE AMENDMENTS: You are hereby irrevocably instructed to advise future amendment(s) of the Credit to the Transferee without the Transferor’s consent or notice to the Transferor.

Enclosed are the original of the Credit and the original of all amendments to this date. Please notify the Transferee of this transfer and of the terms and conditions of the Credit as transferred. This transfer will not become effective until the Transferee is so notified.

TRANSFEROR’S SIGNATURE GUARANTEED BY:

[Bank’s Name]	[Transferor’s Name]

By:	By:
Printed Name:	Printed Name:
Title:	Title:

We hereby agree with the format/language of the above drafted letter of credit, and we request Wells Fargo Bank, N.A. to issue the Letter of Credit as above drafted.

Zynga Game Network Inc.

By:
Name and Title:

1

EXHIBIT H

CALCULATION OF WEIGHTED AVERAGE ABATEMENT PERIOD

[attached]

Exhibit H, Page 1

Exhibit H

Weighted Average Abatement Period

Revised September 13, 2010

Phase	Premises	ARSF	% of total Premises	Commencement Date	Rent Start	Days of Abatement	Weighted Days of Abatement
1	Concourse	75,000	28.0%	4/1/2011	1/1/2012	275	77
1	6th Floor	51,812	19.3%	4/1/2011	7/1/2012	457	88
1	5th Floor	52,071	19.4%	4/1/2011	1/1/2013	641	125
1	3rd Floor excl Suite 375	22,329	8.3%	4/1/2011	7/1/2013	822	69
1	1st Floor	20,425	7.6%	4/1/2011	7/1/2013	822	63

2	2nd Floor–24,066 sq ft	24,066	9.0%	6/1/2011	9/1/2013	823	74
2	2nd Floor–8,000 sq ft	8,000	3.0%	6/1/2011	5/1/2013	700	21
2	3rd Floor–Suite 375	14,163	5.3%	6/1/2011	9/1/2013	823	44

Total		267,866	100.0%				560

h

Weighted Average Abatement Period

EXHIBIT I

SPECIFICATIONS OF EXISTING GENERATORS

There are currently two Existing Generators located at the Building. The specifications for the Existing Generators are as follows:

Make:	Onan
Model:	200 DGFC
KW:	200
KVA:	250
Amps:	300
Voltage /Phase:	HZ 277/480/60
Fuel:	Diesel

Make:	Generac
Model:	99A 08632-S
KW:	155
KVA:	193.7
Amps:	233
Voltage/Phase:	HZ 277/480/60
Fuel:	Diesel

Note: See attached diagrams showing the location of the two Existing Generators.

Exhibit I, Page 1

SKID MTD. GENERATOR #1
200 KW BACK-UP GENERATOR

SKID MTD. GENERATOR #2
150 KW BACK-UP GENERATOR

SKID MOUNTED GENERATOR #1
SKID MOUNTED GENERATOR #2
NORTH

ROOF KEYPLAN

TMG PARTNERS

ROOFTOP EQUIPMENT
650 TOWNSEND,
SAN FRANCSICO, CA 94103

EXHIBIT I

NOT TO SCALE,
FOR REFERENCE
PURPOSES ONLY

FORM4 ARCHITECTURE, INC.
126 POST STREET, 3RD FLOOR
SAN FRANCISCO, CA 94108
415.775.8748

Form

SKID MTD. GENERATOR #1
200 KW BACK-UP GENERATOR

SKID MTD. GENERATOR #2
150 KW BACK-UP GENERATOR

SKID MOUNTED GENERATOR #1
SKID MOUNTED GENERATOR #2
NORTH

ROOF KEYPLAN

TMG PARTNERS
ROOFTOP EQUIPMENT
650 TOWNSEND
SAN FRANCSICO, CA 94103

EXHIBIT

NOT TO SCALE,
FOR REFERENCE PURPOSES ONLY

FORM4 ARCHITECTURE, INC.
126 POST STREET, 3RD FLOOR
SAN FRANCISCO, CA 94108
415.775.8748

Form4

EXHIBIT J

LANDLORD SECURITY PROGRAM

699 Eighth Street/650 Townsend Street Security Specifications

Security Staffing Monday through Friday Excluding Building Holidays:

Day Shift 7:00AM-3:00PM: 3 Security Officers on site, one officer monitoring the cameras in the control room located on the concourse level, one officer moving between the Townsend and Eighth Street lobbies, and one officer roving the entire building from concourse to rooftop.

Swing Shift 3:00PM-11:000PM: 3 Security Officers on site, one officer monitoring the cameras in the control room located on the concourse level, one officer moving between the Townsend and Eighth Street lobbies, and one officer roving the entire building from concourse to rooftop.

Graveyard Shift 11:00PM-7:00AM: 2 Security Officers on site, one officer monitoring the cameras in the control room located on the concourse level and one officer roving the entire building from concourse to rooftop.

Saturday, Sunday and Building Holidays:

Day Shift 7:00AM-3:00PM: 2 Security Officers on site, one officer monitoring the cameras in the control room located on the concourse level and one officer roving the entire building from concourse to rooftop.

Swing Shift 3:00PM-11:000PM: 2 Security Officers on site, one officer monitoring the cameras in the control room located on the concourse level and one officer roving the entire building from concourse to rooftop

Graveyard Shift 11:00PM-7:00AM: 2 Security Officers on site, one officer monitoring the cameras in the control room located on the concourse level, and one officer roving the entire building from concourse to rooftop.

Perimeter Controls:

Honeywell Northern Access control system card keys at entry/exit doors (except emergency exits). The card readers are Inbala (owned by Honeywell).

Note: specific brands/manufacturers of equipment noted here may change from time to time

Exhibit J, Page 1

EXHIBIT K

LOCATION OF PARKING SPACES

[attached]

Exhibit K, Page 1

zynga
dedicated
parking
PLAN
NORTH
TRUE
NORTH

EXHIBIT " K " (DRAFT)

699 8TH STREET

ROOF

scale: 1/64" = 1'-0"

date: 08.25.10

EXHIBIT L

MEMORANDUM OF LEASE

RECORDING REQUESTED BY

AND WHEN RECORDED MAIL TO:

ZYNGA GAME NETWORK INC.

365 Vermont Street

San Francisco, CA 94103

Attention: General Counsel

MEMORANDUM OF LEASE

(699 Eight Street, San Francisco, California)

THIS MEMORANDUM OF LEASE (this “Memorandum”) is made and entered into as of                          , 2010 by and between 650 TOWNSEND ASSOCIATES, LLC, a Delaware limited liability company (“Landlord”), and ZYNGA GAME NETWORK INC., a Delaware corporation (“Tenant”).

W I T N E S S E T H:

WHEREAS, Landlord owns that certain real property in the City of and County of San Francisco, State of California commonly known as 699 Eight Street being more particularly described on Exhibit A attached hereto and made a part hereof (the “Property”);

WHEREAS, Landlord and Tenant entered into that certain Office Lease dated September     , 2010 (the “Lease”) whereby Tenant leased a portion of the Property (the “Premises”) from Landlord; and

WHEREAS, Landlord and Tenant desire to evidence the Lease in the official records maintained by the Office of the County Recorder for the County of San Francisco, State of California by this Memorandum.

NOW, THEREFORE, for good and sufficient consideration acknowledged in the Lease, Landlord has demised, leased and let unto Tenant the Premises, as follows:

Section 1. Defined Terms. Initially capitalized terms used but not defined herein shall have the meanings set forth in the Lease.

Section 2. Term. The Term of the Lease shall begin on the Lease Date and end on the day preceding the seventh (7th) year anniversary of the first full month following the Commencement Date. Subject to the terms and conditions set forth in the Lease, Tenant has two (2) Extension Options to extend the Term of the Lease for five (5) years each.

Section 3. Expansion Option. Subject to the terms and conditions set forth in the Lease, Tenant has certain Expansion Options to lease additional space at the Property.

Section 4. Right of First Refusal. Subject to the terms and conditions set forth in the Lease, Tenant has certain Rights of First Refusal to lease additional space at the Property.

Exhibit L, Page 1

Section 5. Right of First Offer. Subject to the terms and conditions set forth in the Lease, Tenant has certain Right of First Offer to lease additional space at the Property.

Section 6. Purchase Option. Subject to the terms and conditions set forth in the Lease, Tenant has a one-time right to purchase the Property.

Section 7. Lease Incorporation; Purpose of Memorandum. This Memorandum is subject to all conditions, terms and provisions of the Lease, which agreement is hereby adopted and made a part hereof by reference to the same, in the same manner as if all the provisions thereof were set forth herein in full. This Memorandum has been executed for the purpose of recordation in order to give notice of all of the terms, provisions and conditions of the Lease, and is not intended, and shall not be construed, to define, limit, or modify the Lease. This Memorandum is not a complete summary of the Lease, nor shall any provisions of this Memorandum be used in interpreting the provisions of the Lease.

Section 7. Conflict. In the event of a conflict between the terms of the Lease and this Memorandum, the Lease shall prevail. Reference should be made to the Lease for a more detailed description of all matters contained in this Memorandum.

Section 8. Exhibits and Recitals. Each exhibit attached to and referred to in this Memorandum is hereby incorporated by reference. The recitals are incorporated herein by reference as matters of contract and not mere recital.

Section 9. Counterparts. This Memorandum may be executed in as many counterparts as may be deemed necessary and convenient, and by the different parties hereto on separate counterparts, each of which, when so executed, shall be deemed an original, but all such counterparts shall constitute one and the same instrument.

[SIGNATURES ON NEXT PAGE]

Exhibit L, Page 2

IN WITNESS WHEREOF, Landlord and Tenant have executed this Memorandum effective as of the date first written above.

LANDLORD:

650 TOWNSEND ASSOCIATES LLC, a Delaware limited liability company

By:	Townsend Member LLC,
a Delaware limited liability company
Its: Sole Member

	By:	TMG 650 Townsend LLC,
a Delaware limited liability company
Its: Administrative Manager

		By:	TMG Partners,
a California corporation
Its: Managing Member

By:
Name:
Its:

TENANT:

ZYNGA GAME NETWORK INC., a Delaware corporation

By:
Name:
Its:

Exhibit L, Page 3

State of California

County of

On                      before me,                                                                                           ,

Date                                                               Here Insert Name and Title of Officer

personally appeared

                             Name(s) of Signer(s)

                                                                                                                                       ,

who proved to me on the basis of satisfactory evidence to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument.

I certify under PENALTY OF PERJURY under the laws of the State of California that the foregoing paragraph is true and correct.	Place Notary Seal Above

WITNESS my hand and official seal.

Signature
Signature of Notary Public

Exhibit L, Page 4

State of California

County of

On                      before me,                                                                                           ,

Date                                                               Here Insert Name and Title of Officer

personally appeared

                             Name(s) of Signer(s)

                                                                                                                                       ,

who proved to me on the basis of satisfactory evidence to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument.

I certify under PENALTY OF PERJURY under the laws of the State of California that the foregoing paragraph is true and correct.	Place Notary Seal Above

WITNESS my hand and official seal.

Signature
Signature of Notary Public

Exhibit L, Page 5

EXHIBIT A TO MEMORANDUM OF LEASE

LEGAL DESCRIPTION OF PROPERTY

Exhibit L, Page 6

EXHIBIT A

Legal Description

THE LAND REFERRED TO HEREIN BELOW IS SITUATED IN THE CITY AND COUNTY OF SAN FRANCISCO, STATE OF CALIFORNIA, AND IS DESCRIBED AS FOLLOWS:

Parcel 1:

All of Lot 9, Assessor’s Block 3783, as shown on that certain map entitled, “Parcel Map of a Portion of 100 Vara Block No. 412, Also Being a Portion of Assessor’s Block 3783”, which map was filed in the Office of the Recorder of the City and County of San Francisco, State of California on November 29, 1988 in Book 38 of Parcel Maps at Page 36.

Parcel 2:

Non-exclusive easements as set forth in that certain Grant of Easement With Covenants and Restrictions Affecting Land dated as of December 29, 1988, by and between Bay West Showplace Investors, a California limited partnership, and Portman/Bay West Apparel Partners, a California partnership, recorded on December 30, 1988 in Reel E775, Image 1598, Series No. E296406, Official Records, and as amended by the First Amendment thereto dated June 19, 1998, by and between Bay West Showplace Investors, a California limited partnership, and Zoro, LLC, a California limited liability company, recorded on June 25, 1998, Reel H162, Image 291, Series No. 98-G376431, Official Records.

APN: 3783-009

A-1

EXHIBIT M

TENANT COMPETITORS

EA/Playfish

Disney/Playdom

Rockyou

Crowdstar

Activision

Exhibit M, Page 1

EXHIBIT N

RESERVED

Exhibit N, Page 1

EXHIBIT O

RESERVED

Exhibit O, Page 1

EXHIBIT P

EXISTING ENCUMBRANCES

Attached hereto is Landlord’s Owner’s Policy of Title Insurance August 30, 2006. To Landlord’s knowledge, the following are items recorded in the public records subsequent to the date of such Owner’s Policy:

A.	Notice of Non-Responsibility disclosing a work of improvement by the tenant named below

Tenant	Sega of America, Inc.
Recorded:	July 20, 2007, Instrument No. 2007-1424711, of Official Records

B.	Notice of Non-Responsibility disclosing a work of improvement by the tenant named below

Tenant	G4 Media, Inc.
Recorded:	July 20, 2007, Instrument No. 2007-1424712, of Official Records

C.	Notice of Special Restrictions under the City Planning Code of the City and County of San Francisco upon the terms and conditions contained therein

Recorded:	November 1, 2007, Instrument No. 2007-1484173, Book 3509, Page 673, of Official Records

D.	Matters contained in that certain document entitled “Agreement Imposing Restrictions” dated December 31, 2007, executed by BW Brannan Street, LLC and 650 Townsend Associates, LLC’

Recorded:	January 31, 2008, Instrument No. 2008I530188, Book J568, Page 488, of Official Records.

E.	Covenants, conditions and restrictions in the declaration of restrictions but omitting any covenants or restrictions, if any, including, but not limited to those based upon race, color, religion, sex, sexual orientation, familial status, marital status, disability, handicap, national origin, ancestry, or source of income, as set forth in applicable state or federal laws, except to the extent that said covenant or restriction is permitted by applicable law.

Recorded:	January 31, 2008, Instrument No. 2008-1530189, Book J568, Page 489, of Official Records

F.	Matters contained in that certain document entitled, “Notice of Special Restrictions Under the Planning Code” dated June 9, 2008, executed by and between 650 Townsend Associates LLC and the City and County of San Francisco.

Recorded:	June 11, 2008, Instrument No. 2008-1595965, Book 3660, Page 471, of Official Records.

G.	A Notice of Non-Responsibility disclosing a work of improvement by the tenant named below

Tenant	Dun & Bradstreet, Inc.
Recorded:	February 20, 2009, Instrument No. 2009-1724553, of Official Records

H.	A Notice of Non-Responsibility disclosing a work of improvement by the tenant named below

Tenant	Arrow Sign Company
Recorded:	July 29, 2009, Instrument No. 2009-1807643, of Official Records

I.	A Notice of Completion which states that a work of improvement was completed on the Land on October 21, 2009

Recorded:	October 23, 2009, Instrument No. 2009-1863797, of Official Records

J.	Modification Agreement pertaining to the Deed Of Trust as disclosed by a Memorandum thereof executed by 650 Townsend Associates LLC and Wachovia Bank, National Association

Recorded:	December 3, 2009, Instrument No. 2009-1881229, of Official Records

POLICY NO.: CACTI7738-7701-5582-0036902632-CTIC-2006-42

OWNER’S POLICY OF TITLE INSURANCE

SUBJECT TO THE EXCLUSIONS FROM COVERAGE, THE EXCEPTIONS FROM COVERAGE CONTAINED IN SCHEDULE B AND THE PROVISIONS OF THE CONDITIONS AND STIPULATIONS HEREOF, CHICAGO TITLE INSURANCE COMPANY, a corporation, herein called the Company, insures, as of Date of Policy shown in Schedule A, against loss or damage, not exceeding the amount of insurance stated in Schedule A, and costs, attorney’s fees and expenses which the Company may become obligated to pay hereunder, sustained or incurred by the insured by reason of:

1.	Title to the estate or interest described in Schedule A being vested otherwise than as stated herein;

2.	Any defect in or lien or encumbrance on such title;

3.	Lack of a right of access to and from the land;

Unmarketability of such title;

IN WITNESS WHEREOF, CHICAGO TITLE INSURANCE COMPANY has caused this policy to be signed and sealed by its duly authorized officers.

Chicago Title Insurance Company

	BY	President
ATTEST
Countersigned		Secretary

(11/00)	FORMERLY ALTA Owner’s Policy – 1970 (10/17/70 & 10/17/84)

SCHEDULE A

Policy No.: CACTI7738-7701-5582-0036902632-CTIC-2006-42

Amount of Insurance:	$ 116,954,747.00
Premium Amount:	$70,173.00

Date of Policy: August 30, 2006 at 11:54 AM

1.	Name of Insured:

650 Townsend Associates LLC, a Delaware limited liability company

2.	The estate or interest in the land which is covered by this policy is:

A FEE as to Parcel(s) 1;

AN EASEMENT more fully described below as to Parcel(s) 2

3.	Title to the estate or interest in the land is vested in:

650 Townsend Associates LLC, a Delaware limited liability company

4.	The land referred to in this policy is described as follows:

SEE EXHIBIT “A” ATTACHED HERETO AND MADE A PART HEREOF

FORMERLY ALTA Owner’s Policy – 1970

(10/17/70 & 10/17/84)

THIS POLICY VALID ONLY IF SCHEDULE B IS ATTACHED

1

Policy No. CACTI7738-7701-5582-0036902632-CTIC-2006-42

LEGAL DESCRIPTION

EXHIBIT “A”

THE LAND REFERRED TO HEREIN BELOW IS SITUATED IN THE CITY AND COUNTY OF SAN FRANCISCO, STATE OF CALIFORNIA, AND IS DESCRIBED AS FOLLOWS:

Parcel 1:

All of Lot 9, Assessor’s Block 3783, as shown on that certain map entitled, “Parcel Map of a Portion of 100 Vara Block No. 412, Also Being a Portion of Assessor’s Block 3783”, which map was filed in the Office of the Recorder of the City and County of San Francisco, State of California on November 29, 1988 in Book 38 of Parcel Maps at Page 36.

Parcel 2:

Non-exclusive easements as set forth in that certain Grant of Easement With Covenants and Restrictions Affecting Land dated as of December 29,1988, by and between Bay West Showplace Investors, a California limited partnership, and Portman/Bay West Apparel Partners, a California partnership, recorded on December 30, 1988 in Reel E775, Image 1598, Series No. E296406, Official Records, and as amended by the First Amendment thereto dated June 19, 1998, by and between Bay West Showplace Investors, a California limited partnership, and Zoro, LLC, a California limited liability company, recorded on June 25, 1998, Reel H162, Image 291, Series No. 98-G376431, Official Records.

APN: 3783-009

FORMERLY ALTA Owner’s Policy – 1970

(10/17/70 & 10/17/84)

2

Policy No. CACTI7738-7701-5582-0036902632-CTIC-2006-42

SCHEDULE B

EXCEPTIONS FROM COVERAGE

This policy does not insure against loss or damage (and the Company will not pay costs, attorneys’ fees or expenses) which arise by reason of:

1.	Property taxes, which are a lien not yet due and payable, including any assessments collected with taxes to be levied for the fiscal year 2006-2007.

2.	The lien of supplemental taxes, if any, assessed as a result of changes in ownership or completion of new construction occurring on or after Date of Policy, pursuant to the provisions of Chapter 3.5 (commencing with Section 75) of the Revenue and Taxation Code of the State of California.

3.	Special taxes, collected with county real property taxes, assessed by the San Francisco Unified School District for Community Facilities District No. 90-1, pursuant to the Mello-Roos Community Facilities District Act (Section 53311, et seq., California Government Code).

4.	Easement(s) for the purpose(s) shown below and rights incidental thereto as granted in a document.

Granted to:	Bay West Contract, Ltd.
Purpose:	Parking of motor vehicles, ingress and egress, truck loading and unloading, location and operation of trash compactor or similar device, placement of an electrical transformer, maintenance of property, installation and maintenance of plantings, signs, gates and fences, installation and maintenance of utility facilities above and below grade
Recorded:	June 21, 1984, Instrument No. D513127; Book D693, Page 650, of Official Records
Affects:	A portion of Easement Parcel 2 herein

An agreement to modify the terms and provisions of said easement as therein provided

Executed by:	Bay West Showplace Investors and Bay West Contract, Ltd.
Recorded:	June 29, 1995, Instrument No. 95-F810990, Reel G413, Image 284, of Official Records

An agreement to modify the terms and provisions of said easement as therein provided

Executed by:	Bay West Showplace Investors and Bay West Contract, Ltd.
Recorded:	April 4, 1996, Instrument No. 96-F952434, Reel G604, Image 371, of Official Records

FORMERLY ALTA Owner’s Policy – 1970

(10/17/70 & 10/17/84)

3

SCHEDULE B (continued)	Policy No. CACTI7738-7701-5582-0036902632-CTIC-2006-42

5.	Easement(s) for the purpose(s) shown below and rights incidental thereto as granted in a document.

Granted to:	Bay West Showplace Investors
Purpose:	Loading docks, electrical transformers, trash compactors, wires, pipes, conduits or other means of transmission or conveyance of utilities, pedestrian and motor vehicle ingress and egress
Recorded:	December 19, 1986, Instrument No. D916989, Reel E238, Image 2385, of Official Records
Affects:	A portion of Easement Parcel 2 herein

The easement declared in said instrument was subsequently incorporated in the Grant Deed

From:	Bay West Showplace Investors, a California limited partnership
To:	Toda Development, Inc., a California corporation
Recorded:	June 27, 1991, Instrument No. E929861, Reel F406, Image 261, of Official Records

6.	Notice of Special Restrictions under the City Planning Code of the City and County of San Francisco upon the terms and conditions contained therein

Recorded:	August 29, 1988, Instrument No. E230413, Reel E668, Image 753, of Official Records

Reference is made to said document for full particulars.

7.	Matters contained in that certain document entitled “Grant of Easement With Covenants and Restrictions Affecting Land” dated December 29, 1988, executed by Bay West Showplace Investors and Portman/Bay West Apparel Partners recorded December 30, 1988, Instrument No. E296406, Reel E775, Image 1598, of Official Records.

Reference is hereby made to said document for full particulars.

Affects:	Easement Parcel 2 herein

An agreement to modify the terms and provisions of said grant of easement as therein provided

Executed by:	Bay West Showplace Investors and Zoro, LLC
Recorded:	June 25, 1998, Instrument No. 98-G376431, Reel H162, Image 291, of Official Records

FORMERLY ALTA Owner’s Policy – 1970

(10/17/70 & 10/17/84)

4

SCHEDULE B (continued)	Policy No. CACTI7738-7701-5582-0036902632-CTIC-2006-42

8.	Notice of Special Restrictions under the City Planning Code of the City and County of San Francisco upon the terms and conditions contained therein

Recorded:	February 14, 1989, Instrument No. E321015, Reel E807, Image 1318, of Official Records

Reference is made to said document for full particulars.

9.	Conditions and restrictions as set forth in a document recorded by the City and County of San Francisco, Department of Public Works.

Type of Permit:	Minor Sidewalk Encroachment, Permit No. 90MSE-054
Recorded:	May 18, 1990, Instrument No. E550686, Reel F128, Image 1375, of Official Records

Reference is made to said document for full particulars.

10.	Easement(s) for the purpose(s) shown below and rights incidental thereto as granted in a document.

Granted to:	Bay West Showplace Investors
Purpose:	Sanitary sewer
Recorded:	December 6, 1990, Instrument No. E830756, Reel F266, Image 56, of Official Records
Affects:	The northeasterly 1 foot of the southeasterly 60 feet of Parcel 1 herein

11.	Notice of Special Restrictions under the City Planning Code of the City and County of San Francisco upon the terms and conditions contained therein

Recorded:	September 29, 1998, Instrument No. 98-G442615, Reel H229, Image 383, of Official Records

Reference is made to said document for full particulars.

12.	Conditions and restrictions as set forth in a document recorded by the City and County of San Francisco, Department of Public Works.

Type of Permit: Recorded:	Minor Sidewalk Encroachment, Permit No. 01MSE-233 June 6, 2001, Instrument No. 2001-G959962, Reel H903, Image 279, of Official Records

Reference is made to said document for full particulars.

FORMERLY ALTA Owner’s Policy – 1970

(10/17/70 & 10/17/84)

5

SCHEDULE B (continued)	Policy No. CACTI7738-7701-5582-0036902632-CTIC-2006-42

13.	Conditions and restrictions as set forth in a document recorded by the City and County of San Francisco, Department of Public Works.

Type of Permit:	Minor Sidewalk Encroachment, Permit No. 02MSE-355
Recorded:	August 6, 2002, Instrument No. 2002-H215831, Reel I195, Image 312, of Official Records

Reference is made to said document for full particulars.

14.	Rights of those certain tenants and licensees identified in the List of Leases and License Agreements attached hereto as Exhibit 1 and made a part hereof, as tenants or licensees only, without the option to purchase or right of first refusal to purchase all or any portion of the land, under unrecorded leases and licenses.

15.	Any facts, rights, interests, or claims which may exist or arise by reason of the following facts disclosed by survey, Job No. 7333, dated July 12, 2006 prepared by Tronoff Associates - Land Surveyors:

(a)	Encroachments of flagpoles at 2nd story into Townsend Street by 13.5 feet

(b)	Encroachments of lights at 2nd story and top into Townsend Street by 0.5 feet

(c)	Encroachments of decorative concrete semi-circles at 2nd story and top into Townsend Street by 1.9 feet

(d)	Encroachments of irrigated planters into Townsend Street by 4.0 feet

(e)	Encroachment of an unidentified sign into Townsend Street by 8.9 feet

(f)	Encroachments of planters into Townsend Street by 5.5 feet

(g)	Encroachment of a sign reading, “Sega” into Townsend Street by 1.0 foot

(h)	Encroachments of two signs at 1st story reading, “Poggen Pohl” into Townsend Street by 0.6 feet

(i)	Encroachment of a sign at 1st story reading, “Union Bank of California” into Townsend Street by 1.6 feet

(j)	Encroachment of an automated teller machine into Townsend Street by 0.25 feet

(k)	Encroachments of two vents into 8th Street by 0.3 feet

(l)	Encroachments of two basement vents in plexiglass enclosure into 8th Street by 0.3 feet

(m)	Encroachments of five concrete landings onto adjoining private land to the northwest by varying amounts up to 4.9 feet

(n)	Encroachment of the building located at 800 Brannan Street by 1.4 feet into the easement described in paragraph 1(a) of that certain Grant of Easement With Covenants and Restrictions Affecting Land referred to in Parcel Two of Schedule A herein

(o)	Encroachments of mechanical equipment on a concrete slab, a 16-foot chain link fence, guard posts and a temporary construction fence into the easement described in paragraph 1(a) of that certain Grant of Easement With Covenants and Restrictions Affecting Land referred to in Parcel Two of Schedule A herein

FORMERLY ALTA Owner’s Policy – 1970

(10/17/70 & 10/17/84)

6

SCHEDULE B (continued)	Policy No. CACTI7738-7701-5582-0036902632-CTIC-2006-42

End of Schedule B

American Land Title Association Owners Policy - 1970 (Revised 10/17/70 and 10/17/84)

Endorsements: 100.10, 103.1 Modified, 103.3 Modified, 103.4, 103.9 Modified, 103.9 Modified, 103.11 Modified, 116 Modified, 116.1, 116.7, 123.2, 129, 3032 Fairway-LLC

MG 08/30/2006

FORMERLY ALTA Owner’s Policy – 1970

(10/17/70 & 10/17/84)

7

SCHEDULE B (continued)	Policy No. CACTI7738-7701-5582-0036902632-CTIC-2006-42

Exhibit 1

List of Leases and License Agreements

Leases

Advanced Resources of Illinois

Aplix U.S.A.

Bank of America

Broadwing (formerly Focal Communications Corp.)

Caffe Moda

Doll Capital Management

Federal Home Loan Bank of San Francisco

G4 Media, Inc. (formerly ZDTV, LLC and TechTV, LLC)

Intershop Communications, Inc.

Kennedy Wilson Properties Ltd.

Kimberlite, dba Sonitrol of San Francisco

Lewerenz Company, Inc.

MDE North, Inc.

Micromuse Inc.

NaviSite, Inc.

Parking Concepts, Inc.

Pharmacy TV Network, Inc.

Poggenpohl U.S., Inc.

Preferred Building Service

Rabin Worldwide, Inc.

San Francisco Traditional Jazz Foundation

Sega Enterprises, Inc. (U.S.A.), (formerly Sega of America Dreamcast)

Sputnik, Inc.

Twin Captial Mortgage

Union Bank of California (formerly Metro Commerce Bank & Business Bank of Calif.)

License Agreements

AboveNet Communications, Inc.

Time Warner Telecom of Calif. (formerly GST Telecom Calif., Inc.)

Metropolitan Fiber Systems of Calif., Inc.

AT&T Corp.

Level 3 Communications

Level 3 Communications, Inc.

FORMERLY ALTA Owner’s Policy – 1970

(10/17/70 & 10/17/84)

8

ENDORSEMENT

Attached to Policy No. CACTI7738-7701-5582-0036902632-CTIC-2006-42

Issued By

Chicago Title Insurance Company

The Company insures the insured against loss or damage sustained by reason of:

1.	The existence, at Date of Policy, of any of the following unless expressly excepted in Schedule B:

(a)	Present violations on the land of any enforceable covenants, conditions or restrictions, or any existing improvements on the land which violate any building setback lines shown on a plat of subdivision recorded or filed in the public records.

(b)	Any instrument referred to in Schedule B as containing covenants, conditions or restrictions on the land which, in addition, (i) establishes an easement on the land; (ii) provides for an option to purchase, a right of first refusal or the prior approval of a future purchaser or occupant; or (iii) provides a right of reentry, possibility of reverter or right of forfeiture because of violations on the land of any enforceable covenants, conditions or restrictions.

(c)	Any encroachment of existing improvements located on the land onto adjoining land, or any encroachment onto the land of existing improvements located on adjoining land.

(d)	Any encroachment of existing improvements located on the land onto that portion of the land subject to any easement excepted in Schedule B.

(e)	Any notices of violation of covenants, conditions and restrictions relating to environmental protection recorded or filed in the public records.

2.	Damage to existing buildings:

(a)	Which are located on or encroach upon that portion of the land subject to any easement excepted in Schedule B, which damage results from the exercise of the right to maintain the easement for the purpose for which it was granted or reserved;

(b)	Resulting from the future exercise of any right existing at Date of Policy to use the surface of the land for the extraction or development of minerals excepted from the description of the land or excepted in Schedule B.

3.	Any final court order or judgment requiring the removal from any land adjoining the land of any encroachment, other than fences, landscaping or driveway, excepted in Schedule B.

4.	Any final court order or judgment denying the right to maintain any existing improvements on the land because of any violation of covenants, conditions or restrictions or building setback lines shown on a plat of subdivision recorded or filed in the public records.

Wherever in this endorsement the words “covenants, conditions or restrictions” appear, they shall not be deemed to refer to or include the terms, covenants, conditions or limitations contained in an instrument creating a lease.

As used in paragraphs 1(a) and 4, the words “covenants, conditions or restrictions” shall not be deemed to refer to or include any covenants, conditions or restrictions relating to environmental protection.

ALTA Form 9.2

Washington Form W-100.10

CLTA Form 100.10 (1/17/04)

1 of 13

This endorsement is issued as part of the policy. Except as it expressly states, it does not (i) modify any of the terms and provisions of the policy, (ii) modify any prior endorsements, (iii) extend the Date of Policy, or (iv) increase the Amount of Insurance. To the extent a provision of the policy or a previous endorsement is inconsistent with an express provision of this endorsement, this endorsement controls. Otherwise, this endorsement is subject to all of the terms and provisions of the policy and of any prior endorsements.

Dated: August 30, 2006

Countersigned

ALTA Form 9.2

Washington Form W-100.10

CLTA Form 100.10 (1/17/04)

1 of 13

ENDORSEMENT

Attached to Policy No. CACTI7738-7701-5582-0036902632-CTIC-2006-42

Issued by

Chicago Title Insurance Company

CLTA Form 103.1 (Rev. 9-10-93) Modified

The Company hereby insures the insured against loss which the insured shall sustain by reason of any impairment of the right to use the easement described in paragraph 1(a) of that certain Grant of Easement With Covenants and Restrictions Affecting Land referred to in Parcel Two of Schedule A herein as a result of:

(i) any exercise of the right of use or maintenance of the easement described as the “Facilities Area” in that certain Amended and Restated Grant of Easements With Covenants and Restrictions Affecting Land recorded April 4, 1996 as Instrument No. 96-F952434 In Reel G604 at Image 371 of Official Records and referred to in paragraph 4 of Schedule B; or

(ii) the matters described in paragraph 15(n) of Schedule B; or

(iii) the matters described in paragraph 15(o) of Schedule B.

This endorsement is issued as part of the policy. Except as it expressly states, it does not (i) modify any of the terms and provisions of the policy, (ii) modify any prior endorsements, (iii) extend the Date of Policy, or (iv) increase the Amount of Insurance. To the extent a provision of the policy or a previous endorsement is inconsistent with an express provision of this endorsement, this endorsement controls. Otherwise, this endorsement is subject to all of the terms and provisions of the policy and of any prior endorsements.

Dated: August 30, 2006

Countersigned

Custom Endorsement

SE-55

2 of 13

ENDORSEMENT

Attached to Policy No. CACTI7738-7701-5582-0036902632-CTIC-2006-42

Issued by

Chicago Title Insurance Company

CLTA Form 103.3 (Rev. 9-10-93) Modified

The Company hereby insures the insured against loss which the Insured shall sustain in the event that the owner of the easement referred to in paragraph 10 of Schedule B shall, for the purpose of exercising the right of use or maintenance of said easement, compel the removal of any portion of the improvements on the land which encroach upon said easement.

This endorsement is made a part of the policy and is subject to all of the terms and provisions thereof and of any prior endorsements thereto. Except to the extent expressly stated, it neither modifies any of the terms and provisions of the policy and any prior endorsements, nor does it extend the effective date of the policy and any prior endorsements, nor does it increase the face amount thereof.

Dated: August 30, 2006

Countersigned

Custom Endorsement

SE-55

3 of 13

ENDORSEMENT

Attached to Policy No. CACTI7738-7701-5582-0036902632-CTIC-2006-42

Issued by

Chicago Title Insurance Company

The Company hereby insures the insured against loss or damage which the insured shall sustain by reason of the failure of the easement described as Parcel Two in Schedule A to provide the owner of the estate or interest referred to in Schedule A with ingress and egress to and from a public street, known as 8th Street.

This endorsement is issued as part of the policy. Except as it expressly states, it does not (i) modify any of the terms and provisions of the policy, (ii) modify any prior endorsements, (iii) extend the Date of Policy, or (iv) increase the Amount of Insurance. To the extent a provision of the policy or a previous endorsement is inconsistent with an express provision of this endorsement, this endorsement controls. Otherwise, this endorsement is subject to all of the terms and provisions of the policy and of any prior endorsements.

Dated: August 30, 2006

Countersigned

Washington Form W-103.4

CLTA Form 103.4 (6/3/05)

4 of 13

ENDORSEMENT

Attached to Policy No. CACTI7738-7701-5582-0036902632-CTTC-2006-42

Issued by

Chicago Title Insurance Company

CLTA Form 103.9 (Rev. 9-10-93) Modified

The Company hereby insures the insured against loss which the insured shall sustain in the event that any governmental agency having jurisdiction over Townsend Street or 8th Street shall, for the purpose of exercising the right of use or maintenance of said streets, compel the removal of any portion of the improvements identified in paragraphs 15(a) through 15(l), inclusive, of Schedule B which may encroach on said street.

This endorsement is made a part of the policy and is subject to all of the terms and provisions thereof and of any prior endorsements thereto. Except to the extent expressly stated, it neither modifies any of the terms and provisions of the policy and any prior endorsements, nor does it extend the effective date of the policy and any prior endorsements, nor does it increase the face amount thereof.

Dated: August 30, 2006

Countersigned

Custom Endorsement

SE-55

5 of 13

ENDORSEMENT

Attached to Policy No. CACTI7738-7701-5582-0036902632-CTIC-2006-42

Issued by

Chicago Title Insurance Company

CLTA Form 103.9 (Rev. 9-10-93) Modified

The Company hereby insures the insured against loss which the insured shall sustain in the event that the owner of the land identified as Assessor’s Lot 1, Block 3783 to the northwest of the land described in Parcel One of Schedule A shall compel the removal of any portion of the improvements identified in paragraph 15(m) of Schedule B.

This endorsement is made a part of the policy and is subject to all of the terms and provisions thereof and of any prior endorsements thereto. Except to the extent expressly stated, it neither modifies any of the terms and provisions of the policy and any prior endorsements, nor does it extend the effective date of the policy and any prior endorsements, nor does it increase the face amount thereof.

Dated: August 30, 2006

Countersigned

Custom Endorsement

SE-55

6 of 13

ENDORSEMENT

Attached to Policy No. CACTI7738-7701-5582-0036902632-CTIC-2006-42

Issued by

Chicago Title Insurance Company

CLTA Form 103.11 (Rev. 10-22-03) Modified

The Company insures against loss or damage sustained by the insured if, at Date of Policy: (i) the land does not abut and have both actual vehicular and pedestrian access to and from Townsend Street; (ii) the land does not abut and have actual pedestrian access to and from 8th Street; (iii) Townsend Street and 8th Street are not physically open and publicly maintained; or (iv) the insured has no right to use existing curb cuts or entries along that portion of Townsend Street abutting the land.

This endorsement is issued as part of the policy. Except as it expressly states, it does not (i) modify any of the terms and provisions of the policy, (ii) modify any prior endorsements, (iii) extend the Date of Policy, or (iv) increase the Amount of Insurance. To the extent a provision of the policy or a previous endorsement is inconsistent with an express provision of this endorsement, this endorsement controls. Otherwise, this endorsement is subject to all of the terms and provisions of the policy and of any prior endorsements.

Dated: August 30, 2006

Countersigned

Custom Endorsement

SE-55

7 of 13

ENDORSEMENT

Attached to Policy No. CACTI7738-7701-5582-0036902632-CTIC-2006-42

Issued by

Chicago Title Insurance Company

CLTA Form 116 (Rev. 6-14-96) Modified

The Company hereby insures the insured against loss or damage which the insured shall sustain by reason of the failure of (i) a commercial office building known as 650 Townsend Street and 699 8th Street to be located on the land at Date of Policy, or (ii) the map attached to this policy to correctly show the location and dimensions of the land according to the public records.

This endorsement is made a part of the policy and is subject to all of the terms and provisions thereof and of any prior endorsements thereto. Except to the extent expressly stated, it neither modifies any of the terms and provisions of the policy and any prior endorsements, nor does it extend the effective date of the policy and any prior endorsements, nor does it increase the face amount thereof.

Dated: August 30, 2006

Countersigned

Custom Endorsement

SE-55

8 of 13

ENDORSEMENT

Attached to Policy No. CACTI7738-7701-5582-0036902632-CTIC-2006-42

Issued by

Chicago Title Insurance Company

The Company hereby insures the insured against loss or damage that the insured shall sustain by reason of the failure of the land to be the same as that delineated on the plat of a survey made by Tronoff Associates - Land Surveyors, dated July 12, 2006, 7333.

This endorsement is issued as part of the policy. Except as it expressly states, it does not (i) modify any of the terms and provisions of the policy, (ii) modify any prior endorsements, (iii) extend the Date of Policy, or (iv) increase the Amount of Insurance. To the extent a provision of the policy or a previous endorsement is inconsistent with an express provision of this endorsement, this endorsement controls. Otherwise, this endorsement is subject to all of the terms and provisions of the policy and of any prior endorsements.

Dated: August 30, 2006

Countersigned

Washington Form W-116.1

CLTA Form 116.1 (9/8/05)

9 of 13

ENDORSEMENT

Attached to Policy No. CACTI7738-7701-5582-0036902632-CTIC-2006-42

Issued by

Chicago Title Insurance Company

The Company hereby insures the insured against loss or damage which the insured shall sustain by reason of the failure of the land described as Parcel(s) One in Schedule A to constitute a lawfully created parcel according to the Subdivision Map Act (Section 66410, et seq., of the California Government Code) and local ordinances adopted pursuant thereto.

This endorsement is issued as part of the policy. Except as it expressly states, it does not (i) modify any of the terms and provisions of the policy, (ii) modify any prior endorsements, (iii) extend the Date of Policy, or (iv) increase the Amount of Insurance. To the extent a provision of the policy or a previous endorsement is inconsistent with an express provision of this endorsement, this endorsement controls. Otherwise, this endorsement is subject to all of the terms and provisions of the policy and of any prior endorsements.

Dated: August 30, 2006

Countersigned

CLTA Form 116.7 (6/3/05)

10 of 13

ENDORSEMENT

Attached to Policy No. CACTI7738-7701-5582-0036902632-CTIC-2006-42

Issued by

Chicago Title Insurance Company

1.	The Company insures the insured against loss or damage sustained in the event that, at Date of Policy:

(a)	According to applicable zoning ordinances and amendments thereto, the land is not classified Zone M-2 (Heavy Industrial District).

(b)	The following use or uses are not allowed under that classification:

Commercial office building

and there shall be no liability under this paragraph 1(b) if the use or uses are not allowed as the result of any lack of compliance with any conditions, restrictions or requirements contained in the zoning ordinances and amendments thereto mentioned above, including but not limited to the failure to secure necessary consents or authorizations as a prerequisite to the use or uses.

2.	The Company further insures the Insured against loss or damage arising from a final decree of a court of competent jurisdiction

(a)	prohibiting the use of the land, with any structure presently located thereon, as insured in paragraph 1(b); or

(b)	requiring the removal or alteration of the structure on the basis that, at Date of Policy, the ordinances and amendments thereto have been violated with respect to any of the following matters:

(i)	Area, width or depth of the land as a building site for the structure;

(ii)	Floor space area of the structure;

(iii)	Setback of the structure from the property lines of the land;

(iv)	Height of the structure; or

(v)	Number of parking spaces.

There shall be no liability under this endorsement based on:

(a)	The invalidity of the ordinances and amendments thereto mentioned above until after a final decree of a court of competent jurisdiction adjudicating the invalidity, the effect of which is to prohibit the use or uses.

(b)	The refusal of any person to purchase, lease or lend money on the estate or interest covered by this policy.

ALTA Form-3.1

LTAA No. 17

Colorado Form 123.2

Washington Form W-123.2

(4/99)	CLTA Form 123.2 (1/17/04)

11 of 13

This endorsement is issued as part of the policy. Except as it expressly states, it does not (i) modify any of the terms and provisions of the policy, (ii) modify any prior endorsements, (iii) extend the Date of Policy, or (iv) increase the Amount of Insurance. To the extent a provision of the policy or a previous endorsement is inconsistent with an express provision of this endorsement, this endorsement controls. Otherwise, this endorsement is subject to all of the terms and provisions of the policy and of any prior endorsements.

Dated: August 30, 2006

Countersigned

ALTA Form-3.1

LTAA No. 17

Colorado Form 123.2

Washington Form W-123.2

(4/99)	CLTA Form 123.2 (1/17/04)

11 of 13

ENDORSEMENT

Attached to Policy No. CACTI7738-7701-5582-0036902632-CTIC-2006-42

Issued by

Chicago Title Insurance Company

The Company insures against loss or damage sustained by the insured by reason of the Land being taxed as part of a larger parcel of Land or failing to constitute a separate tax parcel for real estate tax purposes.

This endorsement is issued as part of the policy. Except as it expressly states, it does not (i) modify any of the terms and provisions of the policy, (ii) modify any prior endorsements, (iii) extend the Date of Policy, or (iv) increase the Amount of Insurance. To the extent a provision of the policy or a previous endorsement is inconsistent with an express provision of this endorsement, this endorsement controls. Otherwise, this endorsement is subject to all of the terms and provisions of the policy and of any prior endorsements.

Dated: August 30, 2006

Countersigned

ALTA Form 18

CLTA Form 129 (10/22/03)

12 of 13

ENDORSEMENT

Attached to Policy No. CACTI7738-7701-5582-0036902632-CTIC-2006-42

Issued by

Chicago Title Insurance Company

CTI Form 3032 Modified - Fairway (LLC)

The Company agrees that in the event of an occurrence of loss insured against by this policy, the Company will not deny liability hereunder on the ground that a dissolution of the limited liability company has occurred or a new limited liability company has been formed by reason of one or more of the members transferring their interest to another person or entity; by reason of a withdrawal of one or more of the members from the limited liability company; or by reason of the addition of one or more persons or entities as members.

Nothing contained herein shall be construed as extending the insurance hereunder as to matters attaching or created subsequent to the date hereof, or insuring the status of the insured as limited liability company after the transfer of the member interest, the withdrawal of members or the addition of new members.

This endorsement is made a part of the policy and is subject to all of the terms and provisions thereof and of any prior endorsements thereto. Except to the extent expressly stated, it neither modifies any of the terms and provisions of the policy and any prior endorsements, nor does it extend the effective date of the policy and any prior endorsements.

Dated: August 30, 2006

Countersigned

Custom Endorsement

SE-55

13 of 13

SCHEDULE OF EXCLUSIONS FROM COVERAGE

The following matters are expressly excluded from the coverage of this policy:

1.	(a) Governmental police power; (b) Any law, ordinance or governmental regulation relating to environmental protection; (c) Any law, ordinance or governmental regulation (including but not limited to building or zoning ordinances) restricting or regulating or prohibiting the occupancy, use or enjoyment of the land, or regulating the character, dimensions or location of any improvement now or hereafter erected on the land, or prohibiting a separation in ownership or a change in the dimensions or area of the land or any parcel of which the land is or was a part; (d) The effect of any violation of the matters excluded under (a), (b) or (c) above, unless notice of a defect, lien or encumbrance resulting from a violation has been recorded at Date of Policy in those records in which under state statutes deeds, mortgages, judgment liens or lis pendens must be recorded in order to impart constructive notice to purchasers of the land for value and without knowledge.

2.	Rights of eminent domain unless notice of the exercise of such rights appears in the public records at Date of Policy.

3.	Defects, liens, encumbrances, adverse claims, or other matters (a) created, suffered, assumed or agreed to by the insured claimant, (b) not known to the Company and not shown by the public records but known to the insured claimant either at Date of Policy or at the date such claimant acquired an estate or interest insured by this policy and not disclosed in writing by the insured claimant to the Company prior to the date such insured claimant became an insured hereunder, (c) resulting in no loss or damage to the insured claimant, (d) attaching or created subsequent to Date of Policy, or (c) resulting in loss or damage which would not have been sustained if the insured claimant had paid value for the estate or interest insured by this policy.

CONDITIONS AND STIPULATIONS

1. DEFINITION OF TERMS

The following terms when used in this policy mean:

(a) “insured”: the insured named in Schedule A, and, subject to any rights or defenses the Company may have had against the named insured, those who succeed to the interest of such insured by operation of law as distinguished from purchase including, but not limited to, heirs, distributees, devisees, survivors, personal representatives, next of kin, or corporate or fiduciary successors.

(b) “insured claimant”: an insured claiming loss or damage hereunder.

(c) “knowledge”: actual knowledge, not constructive knowledge or notice which may be imputed to an insured by reason of any public records.

(d) “land”: the land described, specifically or by reference in Schedule A, and improvements affixed thereto which bylaw constitute real property: provided, however, the term “land” does not include any property beyond the lines of the area specifically described or referred to in Schedule A, nor any right, title, interest estate or easement in abutting streets, roads, avenues, alleys, lanes, ways or waterways, but nothing herein shall modify or limit the extent to which a right of access to and from the land is insured by this policy.

(e) “mortgage”: mortgage, deed of trust, trust deed, or other security instrument.

(f) “public records”: those records which by law impart constructive notice of matters relating to said land.

2. CONTINUATION OF INSURANCE AFTER CONVEYANCE OF TITLE

The coverage of this policy shall continue in force as of Date of Policy in favor of an insured so long as such insured retains an estate or interest in the land, or holds an indebtedness secured by a purchase money mortgage given by a purchaser from such insured, or so long as such insured shall have liability by reason of covenants of warranty made by such insured in any transfer or conveyance of such estate or interest: provided, however, this policy shall not continue in force in favor of any purchaser from such insured of either sold estate or interest or the indebtedness secured by a purchase money mortgage given to such insured.

3. DEFENSE AND PROSECUTION OF ACTIONS – NOTICE OF CLAIM TO BE GIVEN BY AN INSURED CLAIMANT

(a) The Company, at its own cost and without undue delay, shall provide for the defense of an insured in all litigation consisting of actions or proceedings commenced against such insured, or a defense interposed against an insured in an action to enforce a contract for a sale of the estate or interest in said land, to the extent that such litigation is founded upon an alleged defect, lien, encumbrance, or other matter insured against by this policy.

(b) The insured shall notify the Company promptly in writing (i) in case any action or proceeding is begun or defense is interposed as set forth in (a) above, (ii) in case knowledge shall come to an insured hereunder of any claim of title or interest which is adverse to the title to the estate or interest, as insured, and which might cause loss or damage for which the Company may be liable by virtue of this policy, or (iii) if title to the estate or interest as insured, is rejected as unmarketable. If such prompt notice shall not be given to the Company, then as to such insured all liability of the Company shall cease and terminate in regard to the matter or matters for which such prompt notice is required; provided, however, that failure to notify shall in no case prejudice the rights of any such insured under this policy unless the Company shall be prejudiced by such failure and then only to the extent of such prejudice.

(c) The Company shall have the right at its own cost to institute and without undue delay prosecute any action or proceeding or to do any other act which in its opinion may be necessary or desirable to establish the title to the estate or interest as insured, and the Company may take any appropriate action under the terms of this policy, whether or not it shall be liable thereunder, and shall not thereby concede liability or waive any provision of this policy.

(d) Whenever the Company shall have brought any action or interposed a defense as required or permitted by the provisions of this policy, the Company may pursue any such litigation to final determination by a court of competent jurisdiction and expressly reserves the right, in its sole discretion, to appeal from any adverse judgment or order.

(e) In all cases where this policy permits or requires the Company to prosecute or provide for the defense of any action or proceeding, the insured hereunder shall secure to the Company the right to so prosecute or provide defense in such action or proceeding, and all appeals therein, and permit the Company to use, at its option, the name of such insured for such purpose. Whenever requested by the Company, such insured shall give the Company all reasonable aid in any such action or proceeding. In effecting settlement, securing evidence, obtaining witnesses, or prosecuting or defending such action or proceeding, and the Company shall reimburse such insured for any expense so incurred.

4. NOTICE OF LOSS – LIMITATION OF ACTION

In addition to the notices required under paragraph 3(b) of these Conditions and Stipulations, a statement in writing of any loss or damage for which it is claimed the Company is liable under this policy shall be furnished to the Company within 90 days after such loss or damage shall have been determined and no right of action shall accrue to an insured claimant until 30 days after such statement shall have been furnished. Failure to furnish such statement of loss or damage shall terminate any liability of the Company under this policy as to such loss or damage.

5. OPTIONS TO PAY OR OTHERWISE SETTLE CLAIMS

The Company shall have the option to pay or otherwise settle for or in the name of an insured claimant any claim insured against or to terminate all liability and obligations of the Company hereunder by paying or tendering payment of the amount of insurance under this policy together with any costs, attorneys’ fees and expenses incurred up to the time of such payment or lender of payment, by the insured claimant and authorized by the Company.

6. DETERMINATION AND PAYMENT OF LOSS

(a) The liability of the Company under this policy shall in no case exceed the least of:

(i)	the actual loss of the insured claimant; or

(ii)	the amount of insurance stated in Schedule A.

(b) The Company will pay, in addition to any loss insured against by this policy, all costs imposed upon an insured in litigation carried on by the Company for such insured, and all costs, attorneys’ fees and expenses in litigation carried on by such insured with the written authorization of the Company.

(c) When liability has been definitely fixed in accordance with the conditions of this policy, the loss or damage shall be payable within 30 days thereafter.

7. LIMITATION OF LIABILITY

No claim shall arise or be maintainable under this policy (a) if the Company, after having received notice of an alleged defect, lien or encumbrance insured against hereunder, by litigation or otherwise, removes such defect, lien or encumbrance or establishes the title, as insured, within a reasonable time after receipt of such notice; (b) in the event of litigation until there has been a final determination by a court of competent jurisdiction, and disposition of all appeals therefrom, adverse to the title, as insured, as provided in paragraph 3 hereof: or (c) for liability voluntarily assumed by an insured in settling any claim or suit without prior written consent of the Company.

8. REDUCTION OF LIABILITY

All payments under this policy, except payments made for costs, attorneys’ fees and expenses, shall reduce the amount of the insurance pro into. No payment shall be made without producing this policy for endorsement of such payment unless the policy be lost or destroyed in which case proof of such loss or destruction shall be furnished to the satisfaction of the Company.

9. LIABILITY NONCUMULATIVE

It is expressly understood that the amount of insurance under this policy shall be reduced by any amount the Company may pay under any policy insuring either (a) a mortgage shown or referred to in Schedule B hereof which is a lien on the estate or interest covered by this policy, or (b) a mortgage hereafter executed by an insured which is a charge or lien on the estate or interest described or referred to in Schedule A, and the amount so paid shall be deemed a payment under this policy. The Company shall have the option to apply to the payment of any such mortgages any amount that otherwise would be payable hereunder to the insured owner of the estate or interest covered by this policy and the amount so paid shall be deemed a payment under this policy to said insured owner.

10. APPORTIONMENTS

If the land described in Schedule A consists of two or more parcels which are not used as a single site, and a loss is established affecting one or more of said parcels but not all, the loss shall be computed and settled on a pro rata basis as if the amount of insurance under this policy was divided pro rata as to the value on Date of Policy of each separate parcel to the whole, exclusive of any improvements made subsequent to Date of Policy, unless a liability or value has otherwise been agreed upon as to each such parcel by the Company and the insured at the time of the issuance of this policy and shown by an express statement herein or by an endorsement attached hereto.

11. SUBROGATION UPON PAYMENT OR SETTLEMENT

Whenever the Company shall have settled a claim under this policy, all right of subrogation shall vest in the Company unaffected by any act of the insured claimant. The Company shall be subrogated to and be entitled to all rights and remedies which such insured claimant would have had against any person

(11/00)	FORMERLY ALTA Owner’s Policy – 1970 (10/17/70 & 10/17/84)

or property in respect to such claim had this policy not been issued, and if requested by the Company, such insured claimant shall transfer to the Company all rights and remedies against any person or property necessary in order to perfect such right of subrogation and shall permit the Company to use the name of such insured claimant in any transaction or litigation involving such rights or remedies. If the payment does not cover the loss of such insured claimant, the Company shall be subrogated to such rights and remedies in the proportion which said payment bears to the amount or said loss. If loss should result from any act of such insured claimant, such act shall not void this policy, but the Company, in that event, shall be required to pay only that part of any losses insured against hereunder which shall exceed the amount if any lost to the Company by reason of the impairment of the right of subrogation.

12. LIABILITY LIMITED TO THIS POLICY

This instrument together with all endorsements and other instruments, if any, attached hereto by the Company is the entire policy and contract between the Insured and the Company.

Any claim of loss or damage, whether or not based on negligence, and which arises not of the status of the title to the estate or interest covered hereby or any action asserting such claim, shall be restricted to the provisions and conditions and stipulations of this policy.

No amendment of or endorsement to this policy can be made except by writing endorsed hereon or attached hereto signed by either the President a Vice President the Secretary, an Assistant Secretary, or validating officer or authorized signatory of the Company.

13. NOTICES, WHERE SENT

All notices required to be given the Company and any statement in writing required to be furnished the Company shall include the number of this policy and shall be addressed to the Company at:

FNF - Southwest Claims Center

17911 Von Kayman Avenue. Suite 300

Irvine, CA 92614

Attn: Claims Administration

(11/00)	FORMERLY ALTA Owner’s Policy – 1970 (10/17/70 & 10/17/84)

EXHIBIT Q

FORM OF ESTOPPEL CERTIFICATE

            , 2

TO:

and

Lease at 699 Eighth Street, San Francisco (the “Property”)

                                          (“Tenant”) hereby certifies to                                          and                                          as follows:

1. Tenant leases from                      (“Landlord”) office space (the “Premises”) pursuant to that certain Office Lease dated                      by and between Landlord and Tenant, as amended by                      (collectively, the “Lease”). A true, complete and accurate copy of the Lease (together with all addenda, riders, amendments and supplements thereto) is attached hereto as Exhibit A.

2. The Lease is in full force and effect and has not been modified, supplemented or amended, except as set forth in paragraph 1 above. The Lease represents the entire agreement between the parties with respect to Tenant’s right to use and occupy the Premises.

3. The Premises have been delivered to Tenant in accordance with the terms of the Lease, Tenant has accepted the Premises, and Landlord has fully completed all construction and improvements to the Premises required to be completed by Landlord under the Lease and funded all construction allowances, except as follows:     [If none, insert “None”.]

4. The term of the Lease commenced on             ,          and will expire on             ,         . Tenant has the rights to renew or extend the term of the Lease as set forth in the Lease.

5. Base Rent payable under the Lease is currently              per month. Base Rent has been paid through             ,         . Tenant has not paid any Base Rent or other payments more than one (1) month in advance.

6. Tenant is required to pay              percent (    %) of the increases in operating expenses over a Base Expense Year of             . Tenant is required to pay              percent (    %) of the increases in property taxes over a Base Tax Year of             . Tenant is currently paying $         per month for estimated operating expenses and property taxes under the Lease. Tenant is owed no refund of operating expense or property tax payments made for prior calendar years, except as follows:     [If none, insert “None”.]

Exhibit Q, Page 1

7. Landlord currently holds a letter of credit under the Lease in the amount of $        .

8. As of the date hereof, Tenant has no existing right to free rent, partial rent, rent rebate, credit for improvements, rent abatement, or other rental concessions or any right to payments from Landlord, except as follows:     [If none, insert “None”.]

9. To Tenant’s actual knowledge without duty of investigation, neither Tenant nor Landlord is in default under any provision of the Lease, nor has any event occurred that with the passage of time or giving of notice, or both, would constitute a default on the part of Tenant or Landlord, both parties having fully performed the obligations required to be performed by each party thereunder through the date hereof, except as follows:     [If none, insert “None”.]

10. Tenant asserts no offsets, counterclaims or credits against rents, except as follows:     [If none, insert “None”.]

11. Tenant has not assigned it rights under the Lease or sublet any portion of the Premises. No person or entity other than Tenant and its employees is in possession of the Premises or any portion thereof, except as follows:     [If none, insert “None”.]

12. Tenant has no right of first refusal or offer to lease additional space, option to expand, option to terminate, or right of first refusal or offer or option to purchase the Property or any interest therein, except as set forth in the Lease.

13. There are no actions, voluntary or involuntary, pending against Tenant under any bankruptcy, insolvency, or other debtor relief laws of the United States or any state.

14. Tenant’s current address for notices is:

The person(s) executing this Estoppel Certificate have been duly authorized to do so on behalf of Tenant. Tenant acknowledges that each of the parties to whom this Estoppel Certificate is addressed will be relying upon the accuracy of this Estoppel Certificate in connection with its [acquisition of the Property] [making a loan secured by a deed of trust on the Property]. The statements made herein shall be binding upon Tenant, our successors and assigns, and shall inure to your benefit and the benefit of your successors and assigns.

Exhibit Q, Page 2

IN WITNESS WHEREOF, Tenant has caused this Estoppel Certificate to be executed as of the date set forth below.

“TENANT”

,
a

By:

(type or print name)

Title:

Date:

Exhibit Q, Page 3

EXHIBIT R

FORM OF CONFIDENTIALITY AGREEMENT

MUTUAL NON-DISCLOSURE AGREEMENT

This Mutual Non-Disclosure Agreement (this “Agreement”) is made as of the      day of             , 20    , between Zynga Game Network Inc., a Delaware corporation, whose address is                                          (“Zynga”), and                                         , a                                         , whose address is:                                                               (“Company”).

Zynga and Company desire to begin discussions regarding a business opportunity of mutual interest (the “Business Purpose”). In connection with such discussions, Zynga and Company recognize that there is a need to disclose to each other certain confidential information to be used only for the Business Purpose and to protect such confidential information from unauthorized use and disclosure.

In consideration of the other party’s disclosure of such confidential information, each party agrees as follows:

1. For purposes of this Agreement, “Confidential Information” means any technical or business information disclosed by one party to the other party that: (i) if disclosed in writing, is marked “confidential” or “proprietary” at the time of such disclosure; (ii) if disclosed orally, is identified as “confidential” or “proprietary” at the time of such disclosure, and is summarized in a writing sent by the disclosing party to the receiving party within thirty (30) days after any such disclosure; or (iii) under the circumstances, a person exercising reasonable business judgment would understand to be confidential or proprietary.

2. Confidential Information will not include information that:

(i) is now or thereafter becomes generally known or available to the public, through no act or omission on the part of the receiving party;

(ii) was known by the receiving party prior to receiving such information from the disclosing party and without restriction as to use or disclosure;

(iii) is rightfully acquired by the receiving party from a third party who has the right to disclose it and who provides it without restriction as to use or disclosure; or

(iv) is independently developed by the receiving party without access to any Confidential Information of the disclosing party.

3. Each party agrees: (i) to maintain the other party’s Confidential Information in strict confidence; (ii) not to disclose such Confidential Information to any third parties; and (iii) not to use any such Confidential Information for any purpose except for the Business Purpose. Each party may disclose the Confidential Information of the other party to its employees and consultants who have a bona fide need to know such Confidential Information for the Business Purpose, but solely to the extent necessary to pursue the Business Purpose and for no other purpose; provided that each such employee, consultant or other third party shall be advised that such information is confidential (and, in the case of Company, Company shall be responsible to ensure that each such employee, consultant or third party complies with the confidentiality restrictions in this Agreement). The provisions of this Section 3 will not restrict a

Exhibit R, Page 1

party from disclosing the other party’s Confidential Information to the extent required by any law or regulation; provided that the party required to make such a disclosure uses reasonable efforts to give the other party reasonable advance notice of such required disclosure in order to enable the other party to prevent or limit such disclosure.

4. Upon the disclosing party’s request, the receiving party will promptly return to the disclosing party all tangible items and embodiments containing or consisting of the disclosing party’s Confidential Information and all copies thereof (including electronic copies).

5. All Confidential Information remains the sole and exclusive property of the disclosing party. Each party acknowledges and agrees that nothing in this Agreement will be construed as granting any rights to the receiving party, by license or otherwise, in or to any Confidential Information of the disclosing party, or any patent, copyright or other intellectual property or proprietary rights of the disclosing party, except as specified in this Agreement.

6. ALL CONFIDENTIAL INFORMATION IS PROVIDED BY THE DISCLOSING PARTY “AS IS.”

7. Each party acknowledges that the unauthorized use or disclosure of the disclosing party’s Confidential Information would cause the disclosing party to incur irreparable harm and significant damages, the degree of which may be difficult to ascertain. Accordingly, each party agrees that the disclosing party will have the right to obtain immediate equitable relief to enjoin any unauthorized use or disclosure of its Confidential Information, in addition to any other rights and remedies that it may have at law or otherwise.

8. This Agreement will be construed, interpreted, and applied in accordance with the internal laws of the State of California (excluding its body of law controlling conflicts of law). This Agreement is the complete and exclusive statement regarding the subject matter of this Agreement and supersedes all prior agreements, understandings and communications, oral or written, between the parties regarding the subject matter of this Agreement. Neither party may assign this Agreement, in whole or in part, without the other party’s prior written consent, and any attempted assignment without such consent will be void.

9. This Agreement will commence on the date first set forth above and will remain in effect for five (5) years from the date of last disclosure of Confidential Information by either party, at which time it will terminate; provided, however, if Company enters into a binding lease agreement with Zynga, this Agreement shall be superseded by the confidentiality provisions of such lease agreement.

IN WITNESS WHEREOF, the parties hereto have executed this Mutual Non-Disclosure Agreement by their duly authorized officers or representatives.

[SIGNATURE BLOCK ON NEXT PAGE]

Exhibit R, Page 2

ZYNGA GAME NETWORK INC.:

By:

Name:

Title:

COMPANY:

,
a

By:
Name:
Its:

Exhibit R, Page 3

EXHIBIT S

EARLY TERMINATION EXAMPLE CALCULATIONS

[attached]

Exhibit S, Page 1

Exhibit S

Section 3.3 Early Termination Sample Calculation

Revised September 16, 2010

ARSF	267,866
							Unamortized Landlord Lease Expenses as of Termination ($)
Premises	ARSF	Portion of ARSF	Commencement Date	Termination as of (months)	Termination as of Date	Initial Term Remaining (months)
6th Floor	51,812	19.34%	4/1/2011	60	3/31/2016	24	1,662,672
5th Floor	52,071	19.44%	4/1/2011	72	3/31/2017	12	860,487
3rd Floor	36,492	13.62%	4/1/2011	72	3/31/2017	12	603,040

Total	140,375	52.40%					3,126,198

Landlord’s Lease Expenses	Total Lease Expense ($)
(A) Brokerage commissions paid by Landlord	4,352,823
(B) Tenant Improvement Allowance paid by Landlord ($96K included in (A), above)	9,375,310
(C) Cost of Ancillary Tenant Improvements	4,152,500
(D) Rent Abatement	9,698,448
(E) Portion of cost of Ancillary Tenant Improvements funded by Tenant (estimate)	(1,300,000)
(F) Tenant upgrades to restrooms (estimate)	(200,000)

Total Landlord’s Lease Expenses	26,079,081

Portion to 6th Floor	5,044,348
Portion to 5th Floor	5,069,564
Portion to 3rd Floor	3,552,813

Exhibit S

Section 3.3 Early Termination Sample Calculation

Sixth Floor Amortization

Revised September 16, 2010

Amortized principal ($)	5,044,348
Period (years)	7
Interest rate	6.0%
Monthly payment	73,691

Month #	Month	Beginning Balance ($)	Principal ($)	Interest ($)	Ending Balance ($)
1	Apr-11	5,044,348	48,469	25,222	4,995,879
2	May-11	4,995,879	48,711	24,979	4,947,168
3	Jun-11	4,947,168	48,955	24,736	4,898,213
4	Jul-11	4,898,213	49,200	24,491	4,849,014
5	Aug-11	4,849,014	49,446	24,245	4,799,568
6	Sep-11	4,799,568	49,693	23,998	4,749,875
7	Oct-11	4,749,875	49,941	23,749	4,699,934
8	Nov-11	4,699,934	50,191	23,500	4,649,743
9	Dec-11	4,649,743	50,442	23,249	4,599,301
10	Jan-12	4,599,301	50,694	22,997	4,548,607
11	Feb-12	4,548,607	50,948	22,743	4,497,659
12	Mar-12	4,497,659	51,202	22,488	4,446,457
13	Apr-12	4,446,457	51,458	22,232	4,394,999
14	May-12	4,394,999	51,716	21,975	4,343,283
15	Jun-12	4,343,283	51,974	21,716	4,291,309
16	Jul-12	4,291,309	52,234	21,457	4,239,075
17	Aug-12	4,239,075	52,495	21,195	4,186,580
18	Sep-12	4,186,580	52,758	20,933	4,133,822
19	Oct-12	4,133,822	53,022	20,669	4,080,800
20	Nov-12	4,080,800	53,287	20,404	4,027,514
21	Dec-12	4,027,514	53,553	20,138	3,973,961
22	Jan-13	3,973,961	53,821	19,870	3,920,140
23	Feb-13	3,920,140	54,090	19,601	3,866,050
24	Mar-13	3,866,050	54,360	19,330	3,811,689
25	Apr-13	3,811,689	54,632	19,058	3,757,057
26	May-13	3,757,057	54,905	18,785	3,702,152
27	Jun-13	3,702,152	55,180	18,511	3,646,972
28	Jul-13	3,646,972	55,456	18,235	3,591,516
29	Aug-13	3,591,516	55,733	17,958	3,535,783
30	Sep-13	3,535,783	56,012	17,679	3,479,771
31	Oct-13	3,479,771	56,292	17,399	3,423,480
32	Nov-13	3,423,480	56,573	17,117	3,366,906
33	Dec-13	3,366,906	56,856	16,835	3,310,050

Exhibit S

Section 3.3 Early Termination Sample Calculation

Sixth Floor Amortization

Revised September 16, 2010

Amortized principal ($)	5,044,348
Period (years)	7
Interest rate	6.0%
Monthly payment	73,691

Month #	Month	Beginning Balance ($)	Principal ($)	Interest ($)	Ending Balance ($)
34	Jan-14	3,310,050	57,140	16,550	3,252,910
35	Feb-14	3,252,910	57,426	16,265	3,195,484
36	Mar-14	3,195,484	57,713	15,977	3,137,771
37	Apr-14	3,137,771	58,002	15,689	3,079,769
38	May-14	3,079,769	58,292	15,399	3,021,477
39	Jun-14	3,021,477	58,583	15,107	2,962,894
40	Jul-14	2,962,894	58,876	14,814	2,904,018
41	Aug-14	2,904,018	59,171	14,520	2,844,847
42	Sep-14	2,844,847	59,466	14,224	2,785,381
43	Oct-14	2,785,381	59,764	13,927	2,725,617
44	Nov-14	2,725,617	60,063	13,628	2,665,554
45	Dec-14	2,665,554	60,363	13,328	2,605,192
46	Jan-15	2,605,192	60,665	13,026	2,544,527
47	Feb-15	2,544,527	60,968	12,723	2,483,559
48	Mar-15	2,483,559	61,273	12,418	2,422,286
49	Apr-15	2,422,286	61,579	12,111	2,360,707
50	May-15	2,360,707	61,887	11,804	2,298,820
51	Jun-15	2,298,820	62,197	11,494	2,236,623
52	Jul-15	2,236,623	62,508	11,183	2,174,116
53	Aug-15	2,174,116	62,820	10,871	2,111,296
54	Sep-15	2,111,296	63,134	10,556	2,048,161
55	Oct-15	2,048,161	63,450	10,241	1,984,712
56	Nov-15	1,984,712	63,767	9,924	1,920,945
57	Dec-15	1,920,945	64,086	9,605	1,856,859
58	Jan-16	1,856,859	64,406	9,284	1,792,452
59	Feb-16	1,792,452	64,728	8,962	1,727,724
60	Mar-16	1,727,724	65,052	8,639	1,662,672	Termination effective
61	Apr-16	1,662,672	65,377	8,313	1,597,295
62	May-16	1,597,295	65,704	7,986	1,531,590
63	Jun-16	1,531,590	66,033	7,658	1,465,558
64	Jul-16	1,465,558	66,363	7,328	1,399,195
65	Aug-16	1,399,195	66,695	6,996	1,332,500
66	Sep-16	1,332,500	67,028	6,663	1,265,472

Exhibit S

Section 3.3 Early Termination Sample Calculation

Sixth Floor Amortization

Revised September 16, 2010

Amortized principal ($)	5,044,348
Period (years)	7
Interest rate	6.0%
Monthly payment	73,691

Month #	Month	Beginning Balance ($)	Principal ($)	Interest ($)	Ending Balance ($)
67	Oct-16	1,265,472	67,363	6,327	1,198,109
68	Nov-16	1,198,109	67,700	5,991	1,130,409
69	Dec-16	1,130,409	68,039	5,652	1,062,370
70	Jan-17	1,062,370	68,379	5,312	993,991
71	Feb-17	993,991	68,721	4,970	925,271
72	Mar-17	925,271	69,064	4,626	856,206
73	Apr-17	856,206	69,410	4,281	786,797
74	May-17	786,797	69,757	3,934	717,040
75	Jun-17	717,040	70,105	3,585	646,935
76	Jul-17	646,935	70,456	3,235	576,479
77	Aug-17	576,479	70,808	2,882	505,671
78	Sep-17	505,671	71,162	2,528	434,508
79	Oct-17	434,508	71,518	2,173	362,990
80	Nov-17	362,990	71,876	1,815	291,115
81	Dec-17	291,115	72,235	1,456	218,879
82	Jan-18	218,879	72,596	1,094	146,283
83	Feb-18	146,283	72,959	731	73,324
84	Mar-18	73,324	73,324	367	(0)

Exhibit S

Section 3.3 Early Termination Sample Calculation

Fifth Floor Amortization

Revised September 16, 2010

Amortized principal ($)	5,069,564
Period (years)	7
Interest rate	6.0%
Monthly payment	74,059

Month #	Month	Beginning Balance ($)	Principal ($)	Interest ($)	Ending Balance ($)
1	Apr-11	5,069,564	48,711	25,348	5,020,853
2	May-11	5,020,853	48,955	25,104	4,971,898
3	Jun-11	4,971,898	49,200	24,859	4,922,699
4	Jul-11	4,922,699	49,446	24,613	4,873,253
5	Aug-11	4,873,253	49,693	24,366	4,823,560
6	Sep-11	4,823,560	49,941	24,118	4,773,619
7	Oct-11	4,773,619	50,191	23,868	4,723,428
8	Nov-11	4,723,428	50,442	23,617	4,672,986
9	Dec-11	4,672,986	50,694	23,365	4,622,292
10	Jan-12	4,622,292	50,948	23,111	4,571,345
11	Feb-12	4,571,345	51,202	22,857	4,520,142
12	Mar-12	4,520,142	51,458	22,601	4,468,684
13	Apr-12	4,468,684	51,716	22,343	4,416,969
14	May-12	4,416,969	51,974	22,085	4,364,994
15	Jun-12	4,364,994	52,234	21,825	4,312,760
16	Jul-12	4,312,760	52,495	21,564	4,260,265
17	Aug-12	4,260,265	52,758	21,301	4,207,508
18	Sep-12	4,207,508	53,021	21,038	4,154,486
19	Oct-12	4,154,486	53,287	20,772	4,101,200
20	Nov-12	4,101,200	53,553	20,506	4,047,647
21	Dec-12	4,047,647	53,821	20,238	3,993,826
22	Jan-13	3,993,826	54,090	19,969	3,939,736
23	Feb-13	3,939,736	54,360	19,699	3,885,376
24	Mar-13	3,885,376	54,632	19,427	3,830,743
25	Apr-13	3,830,743	54,905	19,154	3,775,838
26	May-13	3,775,838	55,180	18,879	3,720,658
27	Jun-13	3,720,658	55,456	18,603	3,665,203
28	Jul-13	3,665,203	55,733	18,326	3,609,470
29	Aug-13	3,609,470	56,012	18,047	3,553,458
30	Sep-13	3,553,458	56,292	17,767	3,497,166
31	Oct-13	3,497,166	56,573	17,486	3,440,593
32	Nov-13	3,440,593	56,856	17,203	3,383,737
33	Dec-13	3,383,737	57,140	16,919	3,326,597

Exhibit S

Section 3.3 Early Termination Sample Calculation

Fifth Floor Amortization

Revised September 16, 2010

Amortized principal ($)	5,069,564
Period (years)	7
Interest rate	6.0%
Monthly payment	74,059

Month #	Month	Beginning Balance ($)	Principal ($)	Interest ($)	Ending Balance ($)
34	Jan-14	3,326,597	57,426	16,633	3,269,171
35	Feb-14	3,269,171	57,713	16,346	3,211,458
36	Mar-14	3,211,458	58,002	16,057	3,153,456
37	Apr-14	3,153,456	58,292	15,767	3,095,164
38	May-14	3,095,164	58,583	15,476	3,036,581
39	Jun-14	3,036,581	58,876	15,183	2,977,705
40	Jul-14	2,977,705	59,170	14,889	2,918,534
41	Aug-14	2,918,534	59,466	14,593	2,859,068
42	Sep-14	2,859,068	59,764	14,295	2,799,304
43	Oct-14	2,799,304	60,062	13,997	2,739,242
44	Nov-14	2,739,242	60,363	13,696	2,678,879
45	Dec-14	2,678,879	60,665	13,394	2,618,215
46	Jan-15	2,618,215	60,968	13,091	2,557,247
47	Feb-15	2,557,247	61,273	12,786	2,495,974
48	Mar-15	2,495,974	61,579	12,480	2,434,395
49	Apr-15	2,434,395	61,887	12,172	2,372,508
50	May-15	2,372,508	62,196	11,863	2,310,311
51	Jun-15	2,310,311	62,507	11,552	2,247,804
52	Jul-15	2,247,804	62,820	11,239	2,184,984
53	Aug-15	2,184,984	63,134	10,925	2,121,850
54	Sep-15	2,121,850	63,450	10,609	2,058,400
55	Oct-15	2,058,400	63,767	10,292	1,994,633
56	Nov-15	1,994,633	64,086	9,973	1,930,547
57	Dec-15	1,930,547	64,406	9,653	1,866,141
58	Jan-16	1,866,141	64,728	9,331	1,801,413
59	Feb-16	1,801,413	65,052	9,007	1,736,361
60	Mar-16	1,736,361	65,377	8,682	1,670,983
61	Apr-16	1,670,983	65,704	8,355	1,605,279
62	May-16	1,605,279	66,033	8,026	1,539,247
63	Jun-16	1,539,247	66,363	7,696	1,472,884
64	Jul-16	1,472,884	66,695	7,364	1,406,189
65	Aug-16	1,406,189	67,028	7,031	1,339,161
66	Sep-16	1,339,161	67,363	6,696	1,271,798

Exhibit S

Section 3.3 Early Termination Sample Calculation

Fifth Floor Amortization

Revised September 16, 2010

Amortized principal ($)	5,069,564
Period (years)	7
Interest rate	6.0%
Monthly payment	74,059

Month #	Month	Beginning Balance ($)	Principal ($)	Interest ($)	Ending Balance ($)
67	Oct-16	1,271,798	67,700	6,359	1,204,098
68	Nov-16	1,204,098	68,039	6,020	1,136,060
69	Dec-16	1,136,060	68,379	5,680	1,067,681
70	Jan-17	1,067,681	68,721	5,338	998,960
71	Feb-17	998,960	69,064	4,995	929,896
72	Mar-17	929,896	69,410	4,649	860,487	Termination effective
73	Apr-17	860,487	69,757	4,302	790,730
74	May-17	790,730	70,105	3,954	720,625
75	Jun-17	720,625	70,456	3,603	650,169
76	Jul-17	650,169	70,808	3,251	579,361
77	Aug-17	579,361	71,162	2,897	508,198
78	Sep-17	508,198	71,518	2,541	436,680
79	Oct-17	436,680	71,876	2,183	364,805
80	Nov-17	364,805	72,235	1,824	292,570
81	Dec-17	292,570	72,596	1,463	219,974
82	Jan-18	219,974	72,959	1,100	147,014
83	Feb-18	147,014	73,324	735	73,691
84	Mar-18	73,691	73,691	368	(0)

Exhibit S

Section 3.3 Early Termination Sample Calculation

Third Floor Amortization

Revised September 16, 2010

Amortized principal ($)	3,552,813
Period (years)	7
Interest rate	6.0%
Monthly payment	51,901

Month #	Month	Beginning Balance ($)	Principal ($)	Interest ($)	Ending Balance ($)
1	Apr-11	3,552,813	34,137	17,764	3,518,676
2	May-11	3,518,676	34,308	17,593	3,484,368
3	Jun-11	3,484,368	34,480	17,422	3,449,888
4	Jul-11	3,449,888	34,652	17,249	3,415,236
5	Aug-11	3,415,236	34,825	17,076	3,380,411
6	Sep-11	3,380,411	34,999	16,902	3,345,411
7	Oct-11	3,345,411	35,174	16,727	3,310,237
8	Nov-11	3,310,237	35,350	16,551	3,274,887
9	Dec-11	3,274,887	35,527	16,374	3,239,360
10	Jan-12	3,239,360	35,705	16,197	3,203,655
11	Feb-12	3,203,655	35,883	16,018	3,167,772
12	Mar-12	3,167,772	36,063	15,839	3,131,709
13	Apr-12	3,131,709	36,243	15,659	3,095,466
14	May-12	3,095,466	36,424	15,477	3,059,042
15	Jun-12	3,059,042	36,606	15,295	3,022,436
16	Jul-12	3,022,436	36,789	15,112	2,985,647
17	Aug-12	2,985,647	36,973	14,928	2,948,673
18	Sep-12	2,948,673	37,158	14,743	2,911,515
19	Oct-12	2,911,515	37,344	14,558	2,874,171
20	Nov-12	2,874,171	37,531	14,371	2,836,641
21	Dec-12	2,836,641	37,718	14,183	2,798,922
22	Jan-13	2,798,922	37,907	13,995	2,761,016
23	Feb-13	2,761,016	38,096	13,805	2,722,919
24	Mar-13	2,722,919	38,287	13,615	2,684,632
25	Apr-13	2,684,632	38,478	13,423	2,646,154
26	May-13	2,646,154	38,671	13,231	2,607,483
27	Jun-13	2,607,483	38,864	13,037	2,568,619
28	Jul-13	2,568,619	39,058	12,843	2,529,561
29	Aug-13	2,529,561	39,254	12,648	2,490,307
30	Sep-13	2,490,307	39,450	12,452	2,450,857
31	Oct-13	2,450,857	39,647	12,254	2,411,210
32	Nov-13	2,411,210	39,845	12,056	2,371,365
33	Dec-13	2,371,365	40,045	11,857	2,331,320

Exhibit S

Section 3.3 Early Termination Sample Calculation

Third Floor Amortization

Revised September 16, 2010

Amortized principal ($)	3,552,813
Period (years)	7
Interest rate	6.0%
Monthly payment	51,901

Month #	Month	Beginning Balance ($)	Principal ($)	Interest ($)	Ending Balance ($)
34	Jan-14	2,331,320	40,245	11,657	2,291,075
35	Feb-14	2,291,075	40,446	11,455	2,250,629
36	Mar-14	2,250,629	40,648	11,253	2,209,981
37	Apr-14	2,209,981	40,852	11,050	2,169,129
38	May-14	2,169,129	41,056	10,846	2,128,073
39	Jun-14	2,128,073	41,261	10,640	2,086,812
40	Jul-14	2,086,812	41,467	10,434	2,045,345
41	Aug-14	2,045,345	41,675	10,227	2,003,670
42	Sep-14	2,003,670	41,883	10,018	1,961,787
43	Oct-14	1,961,787	42,093	9,809	1,919,695
44	Nov-14	1,919,695	42,303	9,598	1,877,392
45	Dec-14	1,877,392	42,515	9,387	1,834,877
46	Jan-15	1,834,877	42,727	9,174	1,792,150
47	Feb-15	1,792,150	42,941	8,961	1,749,209
48	Mar-15	1,749,209	43,155	8,746	1,706,054
49	Apr-15	1,706,054	43,371	8,530	1,662,683
50	May-15	1,662,683	43,588	8,313	1,619,095
51	Jun.-15	1,619,095	43,806	8,095	1,575,289
52	Jul-15	1,575,289	44,025	7,876	1,531,264
53	Aug-15	1,531,264	44,245	7,656	1,487,018
54	Sep-15	1,487,018	44,466	7,435	1,442,552
55	Oct-15	1,442,552	44,689	7,213	1,397,863
56	Nov-15	1,397,863	44,912	6,989	1,352,951
57	Dec-15	1,352,951	45,137	6,765	1,307,815
58	Jan-16	1,307,815	45,362	6,539	1,262,452
59	Feb-16	1,262,452	45,589	6,312	1,216,863
60	Mar-16	1,216,863	45,817	6,084	1,171,046
61	Apr-16	1,171,046	46,046	5,855	1,125,000
62	May-16	1,125,000	46,276	5,625	1,078,723
63	Jun-16	1,078,723	46,508	5,394	1,032,215
64	Jul-16	1,032,215	46,740	5,161	985,475
65	Aug-16	985,475	46,974	4,927	938,501
66	Sep-16	938,501	47,209	4,693	891,292

Exhibit S

Section 3.3 Early Termination Sample Calculation

Third Floor Amortization

Revised September 16, 2010

Amortized principal ($)	3,552,813
Period (years)	7
Interest rate	6.0%
Monthly payment	51,901

Month #	Month	Beginning Balance ($)	Principal ($)	Interest ($)	Ending Balance ($)
67	Oct-16	891,292	47,445	4,456	843,847
68	Nov-16	843,847	47,682	4,219	796,165
69	Dec-16	796,165	47,921	3,981	748,244
70	Jan-17	748,244	48,160	3,741	700,084
71	Feb-17	700,084	48,401	3,500	651,683
72	Mar-17	651,683	48,643	3,258	603,040	Termination effective
73	Apr-17	603,040	48,886	3,015	554,153
74	May-17	554,153	49,131	2,771	505,023
75	Jun-17	505,023	49,376	2,525	455,646
76	Jul-17	455,646	49,623	2,278	406,023
77	Aug-17	406,023	49,871	2,030	356,152
78	Sep-17	356,152	50,121	1,781	306,031
79	Oct-17	306,031	50,371	1,530	255,660
80	Nov-17	255,660	50,623	1,278	205,037
81	Dec-17	205,037	50,876	1,025	154,160
82	Jan-18	154,160	51,131	771	103,030
83	Feb-18	103,030	51,386	515	51,643
84	Mar-18	51,643	51,643	258	(0)

FIRST AMENDMENT TO LEASE

THIS FIRST AMENDMENT TO LEASE (this “First Amendment”) is dated for reference purposes only as of January 28, 2011, by and between 650 TOWNSEND ASSOCIATES LLC, a Delaware limited liability company (“Landlord”), and ZYNGA INC. (formerly known as Zynga Game Network Inc.), a Delaware corporation (“Tenant”).

RECITALS

A. Pursuant to that certain Office Lease dated as of September 24, 2010 (the “Existing Lease”), Tenant leases certain premises containing approximately 267,866 Adjusted Rentable Square Feet (the “Existing Premises”) in the building located at 699 Eighth Street, San Francisco, California (the “Building”).

B. Pursuant to Section 33.1.2 of the Existing Lease, Tenant sent to Landlord a certain Lease Terms Expansion Notice dated December 9, 2010 (“Expansion Notice”).

C. Landlord and Tenant desire to memorialize the expansion contemplated by the Expansion Notice and amend the Existing Lease to (i) add to the Existing Premises that space in the Building commonly known as Suite 460, containing approximately 14,279 Adjusted Rentable Square Feet, and Suite 480, containing approximately 4,703 Adjusted Rentable Square Feet, (collectively, the “First Expansion Premises”), as more particularly shown on Exhibit A attached hereto, and (ii) make certain other amendments to the Existing Lease, all subject to, and on the basis of, the terms, covenants and conditions hereinafter set forth. The Existing Lease, as amended by this First Amendment, is referred to as the “Lease.”

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Landlord and Tenant hereby agree as follows:

1. Use of Defined Terms; Recitals; Effective Date.

1.1 Definitions; Recitals. Unless otherwise defined herein or unless the context clearly requires otherwise, all capitalized terms used herein shall have the defined meanings ascribed to them in the Existing Lease. The provisions of the Recitals above are fully incorporated herein by this reference.

1.2 Effective Date. Unless otherwise specifically provided herein, the provisions of this First Amendment shall be effective as of the date that this First Amendment has been (a) fully executed and delivered by both Tenant and Landlord and (b) consented to by the Existing Security Holder (the “Effective Date”).

2. First Expansion Premises.

2.1 Commencement Date. For purposes of this First Amendment, the “First Expansion Commencement Date” means the date upon which (a) Landlord shall have delivered possession of the First Expansion Premises to Tenant and (b) the Effective Date shall have occurred. It is anticipated that the First Expansion Commencement Date will occur three (3) business days after the

Effective Date. As of the First Expansion Commencement Date, all terms and provisions of the Lease shall be applicable to the First Expansion Premises, except as otherwise provided herein.

2.2 Termination Date. The termination date for the First Expansion Premises shall be the Expiration Date under the Lease for the Existing Premises, unless the term of the Lease is sooner terminated or extended pursuant to the Lease.

2.3 Confirmation. After the First Expansion Rent Commencement Date (as defined in Paragraph 3.2(a) below) has been established, then within ten (10) business days following request by either party, the other party agrees to execute and deliver to the requesting party the Expansion Confirmation of Lease Term in the form of Exhibit B attached hereto.

3. Amendments to Lease.

3.1 Premises. Effective as of the First Expansion Premises Commencement Date, all terms and provisions of the Lease shall become applicable to the First Expansion Premises, the Premises shall include and mean both the Existing Premises and the First Expansion Premises, and, except to the extent inconsistent with the express terms of this First Amendment, all references in the Lease to the Premises shall be construed to refer to both the Existing Premises and the First Expansion Premises. Accordingly, effective as of the First Expansion Commencement Date, (a) the total Adjusted Rentable Square Feet in the definition of Premises as set forth in the Basic Lease Information is hereby amended to delete “267,866 Adjusted Rentable Square Feet” and insert in place thereof “286,848 Adjusted Rentable Square Feet” and (b) the definition of Premises in the Basic Lease Information shall be further amended to insert the following after clause (vi) thereof:

(vii)	Suites 460 and 480 located on the fourth floor containing approximately 18,982 Adjusted Rentable Square Feet.

3.2 Base Rent.

(a) Rent Commencement; Expansion Delay. Pursuant to Sections 4.1 and 33.1.3 of the Existing Lease, and subject to Paragraph 3.2(d) of this First Amendment, Tenant shall pay Base Rent for the First Expansion Premises in the sum set forth in Paragraph 3.2(b) of this First Amendment, commencing on the earlier to occur of (i) the date which is four (4) months after the First Expansion Commencement Date (provided, however, that such date shall be extended for delays in constructing improvements to be constructed by Tenant pursuant to Paragraph 4 of this First Amendment resulting from any Expansion Delays (as defined in Section 33.1.3 of the Lease) and (ii) the date Tenant commences business operations in the entire First Expansion Premises (“First Expansion Rent Commencement Date”). As set forth in Section 33.1.3 of the Existing Lease, (x) no Expansion Delay (except for any Expansion Delay resulting from Landlord’s failure to take any action prior to any deadline for taking such action) shall be deemed to have occurred unless Tenant gives Landlord prior written notice or written notice within five (5) business days of the occurrence, as may be reasonable under the circumstances, specifying the claimed reasons for such Expansion Delay, and Landlord shall fail to correct or cure such Expansion Delay within one (1) business day and (y) there shall be excluded from the number of days of any Expansion Delay any days of delay which are primarily caused by Force Majeure. If the construction of the tenant improvements is actually delayed due to any Expansion Delay, then Tenant and Tenant’s architect shall reasonably determine in consultation with Landlord the date on which the tenant improvements would have been completed but for such Expansion Delay.

(b) Base Rent for First Expansion Premises. Effective as of the First Expansion Commencement Date, the Basic Lease Information shall be amended to insert the following as Base Rent for the First Expansion Premises, which is in addition to Base Rent for the Existing Premises:

Base Rent (Net of Electrical) for First Expansion Premises:

Time Period	Annual Base Rent/ARSF for First Expansion Premises	Annual Base Rent for First Expansion Premises	Monthly Base Rent for First Expansion Premises

First Expansion Rent Commencement Date to the first anniversary of the Phase 1 Rent Commencement Date	$24.50	$465,059.00	$38,754.92

First anniversary of the Phase 1 Rent Commencement Date to the second anniversary of the Phase 1 Rent Commencement Date	$25.50	$484,041.00	$40,336.75

Second anniversary of the Phase 1 Rent Commencement Date to the third anniversary of the Phase 1 Rent Commencement Date	$26.50	$503,023.00	$41,918.58

Third anniversary of the Phase 1 Rent Commencement Date to the fourth anniversary of the Phase 1 Rent Commencement Date	$27.50	$522,005.00	$43,500.42

Fourth anniversary of the Phase 1 Rent Commencement Date to the fifth anniversary of the Phase 1 Rent Commencement Date	$28.50	$540,987.00	$45,082.25

Fifth anniversary of the Phase 1 Rent Commencement Date to the sixth anniversary of the Phase 1 Rent Commencement Date	$29.50	$559,969.00	$46,664.08

Sixth anniversary of the Phase 1 Rent Commencement Date to the Expiration Date	$30.50	$578,951.00	$48,245.92

Extension Terms	See Section 3.4 of the Lease

(c) First Month’s Rent. Upon the Effective Date, Tenant shall pay to Landlord the amount of Thirty Eight Thousand Seven Hundred Fifty Four and 92/100 Dollars ($38,754.92), for the first full month of Base Rent for the First Expansion Premises, which amount shall be applied to the Base Rent owing for the first month after the First Expansion Rent Abatement Period (as defined in Paragraph 3.2(d) below).

(d) Abatement of Base Rent for the First Expansion Premises. Notwithstanding the provisions of the amended Basic Lease Information as set forth in Paragraph 3.2(b) of this First Amendment and Tenant’s obligation to pay monthly Base Rent pursuant to Section 4.1 of the Existing Lease and Paragraph 3.2(a) of this First Amendment, effective as of the First Expansion Commencement Date, Tenant shall be entitled to an abatement of Base Rent with respect to the First Expansion Premises (the “First Expansion Rent Abatement”) for a period of five hundred sixty (560) days after the First Expansion Rent Commencement Date (such period, the “First Expansion Rent Abatement Period”).

3.3 Tenant’s Percentage Share. Effective as of the First Expansion Commencement Date, the definition of Tenant’s Percentage Share in the Basic Lease Information shall be deleted in its entirety and replaced by the following:

Tenant’s Percentage Share:	2.84% as of the First Expansion Rent Commencement Date (initially being the quotient of 18,982 Adjusted Rentable Square Feet of the First Expansion Premises divided by 669,166 Adjusted Rentable Square Feet multiplied by 100);

35.96% as of the Phase 1 Commencement Date (initially being the quotient of 240,619 Adjusted Rentable Square Feet of the First Expansion Premises and the Phase 1 Premises divided by 669,166 Adjusted Rentable Square Feet multiplied by 100); and

42.87% as of the Phase 2 Commencement Date (initially being the quotient of 286,848 Adjusted Rentable Square Feet of the Premises divided by 669,166 Adjusted Rentable Square Feet multiplied by 100).

3.4 Security Deposit. Within ten (10) business days after the First Expansion Commencement Date, pursuant to clause (d) of Section 33.1.3 and to Section 33.6 of the Existing Lease, Tenant shall deliver a replacement or amended Letter of Credit to Landlord in the form required by Article 26 of the Existing Lease increasing the Letter of Credit Amount to Two Million Seven Hundred Seventy Three Thousand Three Hundred Ninety and 70/100 Dollars ($2,773,390.70), such that the Letter of Credit Amount shall equal seven percent (7%) of Tenant’s total obligation to pay Base Rent as of the First Expansion Commencement Date.

3.5 Expansion Premises. The definition of Available Expansion Premises in Section 1.1.22 of the Existing Lease is hereby amended to delete the reference to Suite 460 and the definition of Expansion Premises in Section 1.1.81 is hereby amended to delete the references to Suite 460 and Suite 480.

3.6 Temporary Space. Section 2.7.2 of the Existing Lease is hereby deleted in its entirety.

4. Alterations to First Expansion Premises.

4.1 Delivery. Notwithstanding the date specified in the Expansion Notice as the Lease Terms Expansion Date, Landlord and Tenant agree that Landlord shall deliver possession of the First Expansion Premises to Tenant within three (3) business days after the Effective Date. Pursuant to clause (l) of Section 33.1.3 of the Existing Lease, if Landlord fails to deliver possession of the First Expansion Premises within such three business day period, Sections 2.3 and 2.4 of the Existing Lease shall apply only with respect to the First Expansion Premises. Tenant agrees to accept possession of the First Expansion Premises on the First Expansion Commencement Date, without representation or warranty by Landlord, and with no obligation of Landlord to repaint, remodel, repair, improve or alter the First Expansion Premises, or to perform any construction, remodeling or other work of improvement upon the First Expansion Premises, or contribute to the cost of any of the foregoing, except as expressly set forth Paragraph 4.3 of this First Amendment. Without limiting the generality of the foregoing, Tenant acknowledges that neither Landlord nor any agent of Landlord has made any representation or warranty regarding the condition of the First Expansion Premises, the suitability of the First Expansion Premises for Tenant’s use, the condition, capacity or performance of the tenant improvements to be made to the First Expansion Premises.

4.2 Tenant’s Alterations to First Expansion Premises. As provided in clause (e) of Section 33.1.3 of the Existing Lease, Tenant shall construct the tenant improvements for the First Expansion Premises, which tenant improvements shall be considered an Alteration subject to the terms and conditions of Article 10 of the Existing Lease (but shall be considered Tenant Improvements for purposes of Articles 12 and 14 of the Existing Lease). As provided in clause (g) of Section 33.1.3 of the Existing Lease, Tenant shall use commercially reasonable efforts to diligently prosecute construction of the tenant improvements in the First Expansion Premises (provided that Tenant shall not be required to pay for overtime or premium time labor in connection therewith unless Tenant elects to do so in its sole and absolute discretion).

4.3 First Expansion Premises Allowance.

(a) Allowance. Subject to the conditions set forth in this Paragraph 4.3, as provided in clause (b) of Section 33.1.3 of the Existing Lease, Landlord shall reimburse Tenant for the costs of the Permitted Expansion TI Items (as defined in Section 33.1.3 of the Existing Lease) for the First Expansion Premises, in an amount not to exceed Six Hundred Sixty Four Thousand Three Hundred Seventy and 00/100 Dollars ($664,370.00)(calculated at the rate of $35.00 per Adjusted Rentable Square Foot in the First Expansion Premises) (the “First Expansion Allowance”).

(b) Disbursement of First Expansion Allowance. The First Expansion Allowance shall be disbursed to Tenant in accordance with clauses (i), (j) and (k) of Section 33.1.3 and Section 33.5 of the Existing Lease.

(c) First Expansion Premises FF&E. If the actual cost of the Permitted Expansion TI Items for the First Expansion Premises shall be less than the First Expansion Allowance, a portion of such unused First Expansion Allowance, in an amount not to exceed One Hundred Forty Two Thousand Three Hundred Sixty Five and 00/100 Dollars ($142,365.00) (calculated at the rate of $7.50 per Adjusted Rentable Square Foot in the First Expansion Premises), may be disbursed to Tenant and applied to the cost of Tenant’s Expansion FF&E for the First Expansion Premises in accordance with Section 33.1.3 of the Existing Lease.

5. Real Estate Broker. Tenant represents and warrants to Landlord that no broker, agent, or finder, other than Colliers International (Jay Sternberg and Philip Arnautou) (“Tenant’s Broker”), has

procured, or was involved in the negotiation of, this First Amendment, and, other than Tenant’s Broker, no such other broker, agent or finder is or may be entitled to a fee, commission or other compensation in connection with this First Amendment. Tenant agrees to indemnify Landlord and hold Landlord harmless from any and all costs (including attorneys’ fees), expenses or liability for commissions or other compensation claimed by any broker or agent, other than Tenant’s Broker, claiming to have had dealings with Tenant in connection with this First Amendment. Landlord represents and warrants to Tenant that no broker, agent, or finder, other than The CAC Group (Bruce A. Wilson and Steve Anderson) (“Landlord’s Broker”), has procured, or was involved in the negotiation of, this First Amendment, and, other than Landlord’s Broker, no such other broker, agent or finder is or may be entitled to a fee, commission or other compensation in connection with this First Amendment. Landlord agrees to indemnify Tenant and hold Tenant harmless from any and all costs (including attorneys’ fees), expenses or liability for commissions or other compensation claimed by any broker or agent, other than Landlord’s Broker, claiming to have had dealings with Landlord in connection with this First Amendment.

6. Notice Address for Tenant. Effective as of the Effective Date, Tenant’s Address in the Basic Lease Information for the period prior to the Commencement Date shall be deleted in its entirety and replaced by the following:

Tenant’s Address:	Prior to Commencement Date:

Zynga Inc.
444 De Haro Street, Suite 132
San Francisco, CA 94107
Attention: Director of Real Estate

with a copy to:	Zynga Inc.
444 De Haro Street, Suite 132
San Francisco, CA 94107
Attention: General Counsel

and a copy to:	Paul, Hastings, Janofsky & Walker LLP
55 Second Street, 24th Floor
San Francisco, CA 94105
Attention: Stephen I. Berkman, Esq.

Tenant’s Address on and after the Commencement Date remains as provided in the Existing Lease.

7. Representation. Landlord warrants and represents that, other than Tenant, Landlord has not leased the First Expansion Premises to any third party or granted to any third party the right to occupy or possess the First Expansion Premises or any portion thereof.

8. Miscellaneous.

8.1 Except as modified by this First Amendment, all of the terms, conditions and provisions of the Existing Lease shall remain in full force and effect and are hereby ratified and confirmed. This First Amendment may be amended only by an agreement in writing, signed by the parties hereto. This First Amendment is binding upon and shall inure to the benefit of the parties hereto, their respective agents, employees, representatives, officers, directors, divisions, subsidiaries, affiliates, assigns, heirs, successors in interest and shareholders.

8.2 Whether or not specifically amended by this First Amendment, all of the terms and provisions of the Lease are hereby amended to the extent necessary to give effect to the purpose and intent of this First Amendment.

8.3 The submission of this First Amendment to Tenant for examination or execution does not create an option or constitute an offer to Tenant to amend the Existing Lease on the terms and conditions contained herein, and this First Amendment shall not become effective as an amendment to the Existing Lease unless and until the Effective Date.

8.4 This First Amendment contains the entire agreement of Landlord and Tenant with respect to the subject matter hereof. It is understood that there are no oral agreements between Landlord and Tenant affecting the Existing Lease as hereby amended, and this First Amendment supersedes and cancels any and all previous negotiations, representations, agreements and understandings, if any, between Landlord and Tenant and their respective agents with respect to the subject matter thereof, and none shall be used to interpret or construe the Lease. Tenant acknowledges that all prior communications from Landlord or its agents are not and were not, and shall not be construed to be, representations or warranties of Landlord or its agents as to the matters communicated, and have not and will not be relied upon by Tenant.

8.5 This First Amendment may be executed in two counterparts, each of which shall be deemed an original and both of which together shall constitute one and the same agreement. This First Amendment may be executed by a party’s signature transmitted by facsimile (“fax”) or by electronic mail in portable document format (“pdf”), and copies of this First Amendment executed and delivered by means of faxed or pdf signatures shall have the same force and effect as copies hereof executed and delivered with original signatures. All parties hereto may rely upon faxed or pdf signatures as if such signatures were originals. Any party executing and delivering this First Amendment by fax or pdf shall promptly thereafter deliver a counterpart of this First Amendment containing said party’s original signature. All parties hereto agree that a faxed or pdf signature page may be introduced into evidence in any proceeding arising out of or related to this First Amendment as if it were an original signature page.

[signatures follow on next page]

IN WITNESS WHEREOF, the parties have caused this First Amendment to Lease to be executed as of the date first written above.

LANDLORD:

650 TOWNSEND ASSOCIATES LLC, a Delaware limited liability company

By:	Townsend Member LLC,
a Delaware limited liability company
Its: Sole Member

	By:	TMG 650 Townsend LLC,
a Delaware limited liability company
Its: Administrative Manager

		By:	TMG Partners,
a California corporation
Its: Managing Member

			By:	/s/ Lynn Tolin
			Name:	Lynn Tolin
			Its:	S.V.P.

			By:	/s/ Cathy Greenwold
			Name:	Cathy Greenwold
			Its:	Executive Vice President

TENANT:

ZYNGA INC., a Delaware corporation

By:	/s/ David Wehner
Name:	David Wehner
Its:	CFO

By:	/s/ Mark Vranesh
Name:	Mark Vranesh
Its:	CAO

EXHIBIT A

FIRST EXPANSION PREMISES

See Attached

2 Pages

Exhibit A

SUITE 460
NORTH

TMG PARTNERS
650 TOWNSEND SUITE 460
SAN FRANCSICO, CA 94103

EXHIBIT A
NOT TO SCALE,
FOR REFERENCE PURPOSES ONLY

FORM4 ARCHITECTURE, INC.
126 POST STREET, 3RD FLOOR
SAN FRANCISCO, CA 94108
415.775.8748

Form4

SUITE 480
NORTH

TMG PARTNERS

650 TOWNSEND SUITE 480
SAN FRANCSICO, CA 94103

EXHIBIT A
NOT TO SCALE,
FOR REFERENCE PURPOSES ONLY

FORM4 ARCHITECTURE, INC.
126 POST STREET, 3RD FLOOR
SAN FRANCISCO, CA 94108
415.775.8748

Form⁴

EXHIBIT B

EXPANSION CONFIRMATION OF LEASE TERM

(FIRST EXPANSION PREMISES)

THIS EXPANSION CONFIRMATION OF LEASE TERM is made this      day of             , 2011 between 650 TOWNSEND ASSOCIATES LLC, a Delaware limited liability company (“Landlord”), and ZYNGA INC., a Delaware corporation (“Tenant”).

W I T N E S S E T H:

WHEREAS, by Office Lease dated the 24th day of September, 2010, as amended by that certain First Amendment to Lease dated the 27 th day of January, 2011, between the parties hereto (collectively, the “Lease”), Landlord leased to Tenant and Tenant leased from Landlord for the Term and upon the terms and conditions set forth therein the Premises containing approximately 286,848 Adjusted Rentable Square Feet, located at 699 Eighth Street, San Francisco, California, said Premises being more particularly designated in the Lease; and

WHEREAS, the parties hereto wish to confirm and memorialize, among other things, the First Expansion Commencement Date of the Term.

NOW, THEREFORE, the parties hereto mutually agree as follows:

1. All terms used herein, as indicated by the initial capitalization thereof, shall have the same respective meanings designated for such terms in the Lease.

2. The First Expansion Commencement Date for the First Expansion Premises shall, for all purposes under the Lease, be deemed to be             , 2011.

3. The First Expansion Rent Commencement Date shall, for all purposes under the Lease, be deemed to be             , 2011.

4. The Term shall expire at midnight on             , 20    , unless sooner terminated as provided in the Lease.

[signatures follow on next page]

Exhibit B

IN WITNESS WHEREOF, the parties hereto have caused this Confirmation of Lease Term to be executed as the day and year first above written.

LANDLORD:

650 TOWNSEND ASSOCIATES LLC, a Delaware limited liability company

By:	Townsend Member LLC,
a Delaware limited liability company
Its: Sole Member

	By:	TMG 650 Townsend LLC,
a Delaware limited liability company
Its: Administrative Manager

		By:	TMG Partners,
a California corporation
Its: Managing Member

By:
Name:
Its:

TENANT:

ZYNGA INC., a Delaware corporation

By:	/s/ David Wehner
Name:	David Wehner
Its:	CFO

/s/ Mark Vranesh

Exhibit B

SECOND AMENDMENT TO LEASE

THIS SECOND AMENDMENT TO LEASE (this “Second Amendment”) is dated for reference purposes only as of March 25, 2011, by and between 650 TOWNSEND ASSOCIATES LLC, a Delaware limited liability company (“Landlord”), and ZYNGA INC. (formerly known as Zynga Game Network Inc.), a Delaware corporation (“Tenant”).

RECITALS

A. Pursuant to that certain Office Lease dated as of September 24, 2010 (the “Original Lease”), as amended by that certain First Amendment to Lease dated as of January 28, 2011 (the “First Amendment” and, together with the Original Lease, the “Existing Lease”), Tenant leases certain premises containing approximately 286,848 Adjusted Rentable Square Feet (the “Existing Premises”) in the building located at 699 Eighth Street, San Francisco, California (the “Building”).

B. Pursuant to Section 33 of the Existing Lease, Landlord granted Tenant certain rights to expand its Premises by leasing certain Expansion Premises (as defined in the Lease).

C. In lieu of exercising its rights under Section 33.1.1, Tenant desires to expand its Premises with respect to the Expansion Premises comprised of Suite 600 on terms different than those provided in Article 33 of the Existing Lease, including the right to immediately occupy Suite 600 and postpone construction of the tenant improvements to Suite 600 to a date later than contemplated in the Existing Lease. Landlord is willing to agree to such modified terms, as set forth herein.

D. Landlord and Tenant desire to amend the Existing Lease to (i) add to the Existing Premises that space in the Building commonly known as Suite 600, containing approximately 59,056 Adjusted Rentable Square Feet (the “Second Expansion Premises”), as more particularly shown on Exhibit A attached hereto, and (ii) make certain other amendments to the Existing Lease, all subject to, and on the basis of, the terms, covenants and conditions hereinafter set forth. The Existing Lease, as amended by this Second Amendment, is referred to as the “Lease.”

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Landlord and Tenant hereby agree as follows:

1. Use of Defined Terms; Recitals; Effective Date.

1.1 Definitions; Recitals. Unless otherwise defined herein or unless the context clearly requires otherwise, all capitalized terms used herein shall have the defined meanings ascribed to them in the Existing Lease. The provisions of the Recitals above are fully incorporated herein by this reference.

1.2 Effective Date. Unless otherwise specifically provided herein, the provisions of this Second Amendment shall be effective as of the date that this Second Amendment has been (a) fully executed and delivered by both Tenant and Landlord and (b) consented to by the Existing Security Holder (the “Effective Date”).

2. Second Expansion Premises.

2.1 Commencement Date. For purposes of this Second Amendment, the “Second Expansion Commencement Date” means February 22, 2011. As of the Second Expansion Commencement Date, all terms and provisions of the Lease shall be applicable to the Second Expansion Premises, except as otherwise provided herein.

2.2 Termination Date. The termination date for the Second Expansion Premises shall be the Expiration Date under the Lease for the Existing Premises, unless the term of the Lease is sooner terminated or extended pursuant to the Lease.

3. Amendments to Lease.

3.1 Premises. Effective as of the Second Expansion Commencement Date, all terms and provisions of the Lease shall become applicable to the Second Expansion Premises, the Premises shall include and mean both the Existing Premises and the Second Expansion Premises, and, except to the extent inconsistent with the express terms of this Second Amendment, all references in the Lease to the Premises shall be construed to refer to both the Existing Premises and the Second Expansion Premises. Accordingly, effective as of the Second Expansion Commencement Date, (a) the total Adjusted Rentable Square Feet in the definition of Premises as set forth in the Basic Lease Information is hereby amended to delete “286,848 Adjusted Rentable Square Feet” and insert in place thereof “345,904 Adjusted Rentable Square Feet” and (b) the definition of Premises in the Basic Lease Information shall be further amended to insert the following after clause (vii) thereof:

(vii)	Suite 600 located on the sixth floor containing approximately 59,056 Adjusted Rentable Square Feet.

3.2 Base Rent.

(a) Rent Commencement; Expansion Delay. Notwithstanding the provisions of Section 33.1.3 of the Existing Lease regarding commencement of rent, pursuant to Section 4.1 of the Existing Lease and subject to Paragraphs 3.2(d) and 3.2(e) of this Second Amendment, Tenant shall pay Base Rent for the Second Expansion Premises in the sum set forth in Paragraph 3.2(b) of this Second Amendment commencing on the Second Expansion Commencement Date (the “Second Expansion Rent Commencement Date”).

(b) Base Rent for Second Expansion Premises. Effective as of the Second Expansion Commencement Date, the Basic Lease Information shall be amended to insert the following as Base Rent for the Second Expansion Premises, which is in addition to Base Rent for the Existing Premises:

Base Rent (Net of Electrical) for Second Expansion Premises:

Time Period	Annual Base Rent/ARSF for Second Expansion Premises	Annual Base Rent for Second Expansion Premises	Monthly Base Rent for Second Expansion Premises
Second Expansion Rent Commencement Date to the first anniversary of the Phase 1 Rent Commencement Date	$24.50 as to 13,152 ARSF and $23.50 as to 45,904 ARSF	$1,400,968.00	$116,747.33

First anniversary of the Phase 1 Rent Commencement Date to the second anniversary of the Phase 1 Rent Commencement Date	$25.50 as to 13,152 ARSF and $24.50 as to 45,904 ARSF	$1,460,024.00	$121,668.67

Second anniversary of the Phase 1 Rent Commencement Date to the third anniversary of the Phase 1 Rent Commencement Date	$26.50 as to 13,152 ARSF and $25.50 as to 45,904 ARSF	$1,519,080.00	$126,590.00

Third anniversary of the Phase 1 Rent Commencement Date to the fourth anniversary of the Phase 1 Rent Commencement Date	$27.50 as to 13,152 ARSF and $26.50 as to 45,904 ARSF	$1,578,136.00	$131,511.33

Fourth anniversary of the Phase 1 Rent Commencement Date to the fifth anniversary of the Phase 1 Rent Commencement Date	$28.50 as to 13,152 ARSF and $27.50 as to 45,904 ARSF	$1,637,192.00	$136,432.67

Fifth anniversary of the Phase 1 Rent Commencement Date to the sixth anniversary of the Phase 1 Rent Commencement Date	$29.50 as to 13,152 ARSF and $28.50 as to 45,904 ARSF	$1,696,248.00	$141,354.00

Sixth anniversary of the Phase 1 Rent Commencement Date to the Expiration Date	$30.50 as to 13,152 ARSF and $29.50 as to 45,904 ARSF	$1,755,304.00	$146,275.33

Extension Terms	See Section 3.4 of the Lease

(c) First Month’s Rent. Upon the Effective Date, Tenant shall pay to Landlord the amount of One Hundred Sixteen Thousand Seven Hundred Forty Seven and 33/100 Dollars

($116,747.33), for the first full month of Base Rent for the Second Expansion Premises, which amount shall be applied to the Base Rent owing for the first month after the Additional Second Expansion Rent Abatement Period (as defined in Paragraph 3.2(e) below).

(d) Abatement of Base Rent for the Second Expansion Premises pursuant to Existing Lease. Notwithstanding the provisions of the amended Basic Lease Information as set forth in Paragraph 3.2(b) of this Second Amendment and Tenant’s obligation to pay monthly Base Rent pursuant to Section 4.1 of the Existing Lease and Paragraph 3.2(a) of this Second Amendment, effective as of the Second Expansion Rent Commencement Date, Tenant shall be entitled to an abatement of Base Rent with respect to the Second Expansion Premises (the “Second Expansion Rent Abatement”) for a period of five hundred sixty (560) days after the Second Expansion Rent Commencement Date (such period, the “Second Expansion Rent Abatement Period”) as provided in clause (c) of Section 33.1.3 of the Existing Lease.

(e) Abatement of Base Rent Equivalent to Construction Period. Notwithstanding the provisions of the amended Basic Lease Information as set forth in Paragraph 3.2(b) of this Second Amendment and Tenant’s obligation to pay monthly Base Rent pursuant to Section 4.1 of the Existing Lease and Paragraph 3.2(a) of this Second Amendment, in addition to the Second Expansion Rent Abatement, Tenant shall be entitled to an additional abatement of Base Rent with respect to the Second Expansion Premises (the “Additional Second Expansion Rent Abatement”) for a period of one hundred twenty (120) days immediately following the Second Expansion Rent Abatement Period (such period, the “Additional Second Expansion Rent Abatement Period”), as described further in Paragraph 4.3 of this Second Amendment.

3.3 Tenant’s Percentage Share. Effective as of the Second Expansion Commencement Date, the definition of Tenant’s Percentage Share in the Basic Lease Information shall be deleted in its entirety and replaced by the following:

Tenant’s Percentage Share:	11.66% as of the Second Expansion Commencement Date (initially being the quotient of the sum of 18,982 Adjusted Rentable Square Feet of the First Expansion Premises plus 59,056 Adjusted Rentable Square Feet of the Second Expansion Premises divided by 669,166 Adjusted Rentable Square Feet multiplied by 100);

44.78% as of the Phase 1 Commencement Date (initially being the quotient of the sum of 18,982 Adjusted Rentable Square Feet of the First Expansion Premises, plus 59,056 Adjusted Rentable Square Feet of the Second Expansion Premises plus 221,637 Adjusted Rentable Square Feet of the Phase 1 Premises divided by 669,166 Adjusted Rentable Square Feet multiplied by 100); and

51.69% as of the Phase 2 Commencement Date (initially being the quotient of 345,904 Adjusted Rentable Square Feet of the Premises divided by 669,166 Adjusted Rentable Square Feet multiplied by 100).

3.4 Security Deposit. Within ten (10) business days after the Second Expansion Commencement Date, pursuant to clause (d) of Section 33.1.3 and to Section 33.6 of the Existing Lease, Tenant shall deliver a replacement or amended Letter of Credit to Landlord in the form required by Article 26 of the Existing Lease increasing the Letter of Credit Amount to Three Million Three Hundred Sixty Thousand Four Hundred Eight and 13/100 Dollars ($3,360,408.13), such that the Letter of Credit Amount shall equal seven percent (7%) of Tenant’s total obligation to pay Base Rent as of the Second Expansion Commencement Date.

3.5 Expansion Premises. The definition of Available Expansion Premises in Section 1.1.22 of the Existing Lease is hereby amended to delete the reference to Suite 600 and the definition Expansion Premises in Section 1.1.81 of the Existing Lease is hereby amended to delete the reference to Suite 600.

4. Delivery of and Alterations to Second Expansion Premises.

4.1 Delivery. Pursuant to the terms of that certain Access and Indemnity Agreement dated as of February 22, 2011 between Landlord and Tenant (the “Early Access Agreement”), Landlord has granted Tenant exclusive access rights to the Second Expansion Premises. Tenant has not delivered a Lease Terms Expansion Notice for the Second Expansion Premises. Rather, Landlord and Tenant agree that Landlord shall be deemed to have delivered possession of the Second Expansion Premises to Tenant as of the Second Expansion Commencement Date, notwithstanding the terms of Section 33.1.2 and clause (f) of Section 33.1.3 of the Existing Lease. Sections 2.3 and 2.4 of the Existing Lease shall not apply with respect to the Second Expansion Premises in that the parties acknowledge delivery of the Second Expansion Premises as of the Second Expansion Premises pursuant to this Second Amendment, and not as contemplated by a Lease Terms Expansion Notice. Tenant shall be deemed to have accepted possession of the Second Expansion Premises as of the Second Expansion Commencement Date, without representation or warranty by Landlord, and with no obligation of Landlord to repaint, remodel, repair, improve or alter the Second Expansion Premises, or to perform any construction, remodeling or other work of improvement upon the Second Expansion Premises, or contribute to the cost of any of the foregoing, except as expressly set forth in Paragraph 4.4 of this Second Amendment. Without limiting the generality of the foregoing, Tenant acknowledges that neither Landlord nor any agent of Landlord has made any representation or warranty regarding the condition of the Second Expansion Premises, the suitability of the Second Expansion Premises for Tenant’s use, the condition, capacity or performance of the tenant improvements to be made to the Second Expansion Premises.

4.2 Tenant’s Immediate Occupancy Improvements to Second Expansion Premises. Pursuant to the Early Access Agreement, Tenant previously commenced construction of certain alterations to the Second Expansion Premises as described in the plans and specifications attached hereto as Exhibit B to facilitate Tenant’s immediate occupancy of the Second Expansion Premises (the “Immediate Occupancy Improvements”). Landlord approves such plans and specifications attached hereto as Exhibit B and the Immediate Occupancy Improvements described therein. The Immediate Occupancy Improvements shall be constructed by Tenant in accordance with Article 10 of the Existing Lease. The Immediate Occupancy Improvements are not intended by Landlord or Tenant to be tenant improvements as contemplated by clause (e) of Section 33.1.3 of the Existing Lease.

4.3 Tenant Improvements to Second Expansion Premises. Tenant desires to postpone construction of the tenant improvements to Second Expansion Premises. Notwithstanding the obligations set forth in clauses (e) and (g) of Section 33.1.3 of the Existing Lease, Tenant shall construct, at such later date to be reasonably determined by Tenant, tenant improvements for the Second Expansion Premises, which tenant improvements shall be considered an Alteration subject to the terms and conditions of Article 10 of the Existing Lease (but shall be considered Tenant Improvements for purposes of Articles 12 and 14 of the Existing Lease). Tenant shall give Landlord at least fifteen (15) days’ prior written notice of the date (the “Suite 600 TI Start Date”) on which Tenant intends to commence such tenant improvements. Upon commencement of such tenant improvements, Tenant shall use commercially reasonable efforts to diligently prosecute construction of the tenant improvements in the Second Expansion Premises (provided that Tenant shall not be required to pay for overtime or premium time labor in connection therewith unless Tenant elects to do so in its sole and absolute discretion). Other than the Second Expansion Rent Abatement, the Additional Second Expansion Rent Abatement and as expressly provided in this paragraph below, Tenant shall not be entitled to rent abatement during the period of Tenant’s construction of the tenant improvements to the Second Expansion Premises. Tenant is receiving, pursuant to Paragraph 3.2(e) above, the equivalent benefit of rent abatement during the four-month construction period as originally contemplated in clause (h) of Section 33.1.3 of the Existing Lease. If the Suite 600 TI Start Date occurs after the date which is two hundred twenty five (225) days following the Commencement Date, Tenant waives any right to further rent abatement that Tenant would have been entitled for delays in constructing tenant improvements pursuant to clause (i)(A) of Section 33.1.3 of the Existing Lease resulting from Force Majeure Events had Tenant exercised its Lease Terms Expansion Option in accordance with Section 33.1 of the Existing Lease and commenced construction of the tenant improvements upon delivery of the Second Expansion Premises. For the avoidance of doubt, nothing in this Amendment shall be construed or deemed to be a waiver or limitation of Tenant’s right to an extended period of Additional Second Expansion Rent Abatement to the extent arising from any Expansion Delays pursuant to clause (i)(B) of Section 33.1.3 of the Existing Lease.

4.4 Second Expansion Premises Allowance.

(a) Tenant Improvement Allowance. Subject to the conditions set forth in this Paragraph 4.3, as provided in clause (b) of Section 33.1.3 of the Existing Lease, Landlord shall reimburse Tenant for the costs of the Permitted Expansion TI Items (as defined in Section 33.1.3 of the Existing Lease) for the Second Expansion Premises, in an amount not to exceed Two Million Sixty Six Thousand Nine Hundred Sixty and 00/100 Dollars ($2,066,960.00) (calculated at the rate of $35.00 per Adjusted Rentable Square Foot in the Second Expansion Premises) (the “Second Expansion Allowance”). The Permitted Expansion TI Items shall not include any cost relating to the Immediate Occupancy Improvements and the Second Expansion Allowance shall not be disbursed to reimburse Tenant for any cost relating to the Immediate Occupancy Improvements.

(b) Disbursement of Second Expansion Allowance. The Second Expansion Allowance shall be disbursed to Tenant in accordance with clauses (i), (j) and (k) of Section 33.1.3 and Section 33.5 of the Existing Lease.

(c) Second Expansion Premises FF&E. If the actual cost of the Permitted Expansion TI Items for the Second Expansion Premises shall be less than the Second Expansion Allowance, a portion of such unused Second Expansion Allowance, in an amount not to exceed Four Hundred Forty Two Thousand Nine Hundred Twenty and 00/100 Dollars ($442,920.00) (calculated at the rate of $7.50 per Adjusted Rentable Square Foot in the Second Expansion Premises), may be disbursed to Tenant and applied to the cost of Tenant’s Expansion FF&E for the Second Expansion Premises in accordance with Section 33.1.3 of the Existing Lease.

5. Parking. Effective as of the Second Expansion Commencement Date, pursuant to Section 30.1 of the Existing Lease, Tenant shall lease the twenty six (26) parking spaces within the area of the Parking Garage located on the sixth floor and adjacent to the Second Expansion Premises. Such additional parking spaces shall be leased on a reserved basis and at the rate of the Parking Charge as provided in Section 30.1 of the Existing Lease and shall otherwise be deemed Parking Spaces under the Existing Lease, provided, however, that the twenty six (26) parking spaces located on the sixth floor shall not be included in the number of leased Parking Spaces that may be reduced by Tenant under Section 30.1 of the Existing Lease.

6. Roof Noise.

6.1 Generator Testing. Landlord and Tenant agree that any testing, repair or maintenance of any of the (i) generators at the Project by Landlord that could reasonably be anticipated to cause a disruption in the operation of Tenant’s business in the Premises or (ii) Generators by Tenant that could reasonably be anticipated to cause a disruption in the operation of the business of any other tenant of the Building, shall be performed either (a) outside of Building Standard Hours or (b) after consultation between Tenant and Landlord to determine how to reasonably schedule such testing, repair or maintenance in order to minimize any such disruption. For the avoidance of doubt, nothing contained in this Paragraph 6.1 is intended, nor shall it be deemed, to incur upon either Landlord or Tenant any generator testing, repair or maintenance obligations other than those, if any, expressly described in the Existing Lease.

6.2 Parking Garage Drains. At Landlord’s sole cost and expense, Landlord shall install a certain fiberglass reinforced plastic (“FRP”) grating product manufactured by Fibergrate within each of the drain grates on the rooftop portion of the Parking Garage in a manner consistent with the pilot modification to two of such drain grates as previously approved by Tenant. The installation of such FRP grating products shall be completed by Landlord on or before July 31, 2011.

7. Real Estate Broker. Tenant represents and warrants to Landlord that no broker, agent, or finder, other than Colliers International (Jay Sternberg and Philip Arnautou) (“Tenant’s Broker”), has procured, or was involved in the negotiation of, this Second Amendment, and, other than Tenant’s Broker, no such other broker, agent or finder is or may be entitled to a fee, commission or other compensation in connection with this Second Amendment. Tenant agrees to indemnify Landlord and hold Landlord harmless from any and all costs (including attorneys’ fees), expenses or liability for commissions or other compensation claimed by any broker or agent, other than Tenant’s Broker, claiming to have had dealings with Tenant in connection with this Second Amendment. Landlord represents and warrants to Tenant that no broker, agent, or finder, other than The CAC Group (Bruce A. Wilson and Steve Anderson) (“Landlord’s Broker”), has procured, or was involved in the negotiation of, this Second Amendment, and, other than Landlord’s Broker, no such other broker, agent or finder is or may be entitled to a fee, commission or other compensation in connection with this Second Amendment. Landlord agrees to indemnify Tenant and hold Tenant harmless from any and all costs (including attorneys’ fees), expenses or liability for commissions or other compensation claimed by any broker or agent, other than Landlord’s Broker, claiming to have had dealings with Landlord in connection with this Second Amendment. Tenant acknowledges the second payment in the amount of fifty percent (50%) of the commission due Tenant’s Broker under the separate agreement between Landlord and Tenant’s Broker shall not be earned, due or payable until thirty (30) days after the date on which Tenant has substantially completed the tenant improvements to the Second Expansion Premises, as described in Paragraph 4.3. Landlord shall enter into an amendment to the separate agreement between Landlord and Tenant’s Broker confirming the same. For the sake of clarity, no portion of the commission shall be earned, due or payable with respect to the completion of the Immediate Occupancy Improvements.

8. Representation. Landlord warrants and represents that, other than Tenant, Landlord has not leased the Second Expansion Premises to any third party or granted to any third party the right to occupy or possess the Second Expansion Premises or any portion thereof.

9. Miscellaneous.

9.1 Except as modified by this Second Amendment, all of the terms, conditions and provisions of the Existing Lease shall remain in full force and effect and are hereby ratified and confirmed. For the avoidance of doubt, except as expressly described in this Second Amendment, Section 33.1.3 of the Existing Lease shall apply to Tenant’s occupancy of and construction of tenant improvements in the Second Expansion Premises. This Second Amendment may be amended only by an agreement in writing, signed by the parties hereto. This Second Amendment is binding upon and shall inure to the benefit of the parties hereto, their respective agents, employees, representatives, officers, directors, divisions, subsidiaries, affiliates, assigns, heirs, successors in interest and shareholders.

9.2 Whether or not specifically amended by this Second Amendment, all of the terms and provisions of the Lease are hereby amended to the extent necessary to give effect to the purpose and intent of this Second Amendment.

9.3 The submission of this Second Amendment to Tenant for examination or execution does not create an option or constitute an offer to Tenant to amend the Existing Lease on the terms and conditions contained herein, and this Second Amendment shall not become effective as an amendment to the Existing Lease unless and until the Effective Date.

9.4 This Second Amendment contains the entire agreement of Landlord and Tenant with respect to the subject matter hereof. It is understood that there are no oral agreements between Landlord and Tenant affecting the Existing Lease as hereby amended, and this Second Amendment supersedes and cancels any and all previous negotiations, representations, agreements and understandings, if any, between Landlord and Tenant and their respective agents with respect to the subject matter thereof, and none shall be used to interpret or construe the Lease. Tenant acknowledges that all prior communications from Landlord or its agents are not and were not, and shall not be construed to be, representations or warranties of Landlord or its agents as to the matters communicated, and have not and will not be relied upon by Tenant.

9.5 Effective as of the Effective Date, the Early Access Agreement shall be null and void ab initio and of no further force and effect. The Early Access Agreement is superseded and replaced in its entirety by this Second Amendment.

9.6 This Second Amendment may be executed in two counterparts, each of which shall be deemed an original and both of which together shall constitute one and the same agreement. This Second Amendment may be executed by a party’s signature transmitted by facsimile (“fax”) or by electronic mail in portable document format (“pdf”), and copies of this Second Amendment executed and delivered by means of faxed or pdf signatures shall have the same force and effect as copies hereof executed and delivered with original signatures. All parties hereto may rely upon faxed or pdf signatures as if such signatures were originals. Any party executing and delivering this Second Amendment by fax or pdf shall promptly thereafter deliver a counterpart of this Second Amendment containing said party’s original signature. All parties hereto agree that a faxed or pdf signature page may be introduced into evidence in any proceeding arising out of or related to this Second Amendment as if it were an original signature page.

IN WITNESS WHEREOF, the parties have caused this Second Amendment to Lease to be executed as of the date first written above.

LANDLORD:

650 TOWNSEND ASSOCIATES LLC, a Delaware limited liability company

By:	Townsend Member LLC,
a Delaware limited liability company
Its: Sole Member

	By:	TMG 650 Townsend LLC,
a Delaware limited liability company
Its: Administrative Manager

		By:	TMG Partners,
a California corporation
Its: Managing Member

			By:	/s/ Michael Covarrubias
			Name:	Michael Covarrubias
			Its:	CEO

			By:	/s/ Scott C. Verges
			Name:	Scott C. Verges
			Its:	Secretary

[signatures continue on next page]

TENANT:

ZYNGA INC., a Delaware corporation

By:	/s/ David Wehner
Name:	David Wehner
Its:	Chief Financial Officer

By:	/s/ Mark Vranesh
Name:
Its:

EXHIBIT A

SECOND EXPANSION PREMISES

See Attached Page

Exhibit A

SUITE 650
ATRIUM
SUITE 600
SUITE 680
SUITE 675
NORTH

TMG PARTNERS

650 TOWNSEND SUITE 600
SAN FRANCSICO, CA 94103

EXHIBIT A
NOT TO SCALE,
FOR REFERENCE PURPOSES ONLY

FORM4 ARCHITECTURE, INC.
126 POST STREET, 3RD FLOOR
SAN FRANCISCO, CA 94108
415.775.8748

EXHIBIT B

PLANS FOR IMMEDIATE OCCUPANCY AGREEMENT

See Attached Page

SUITE 600 B (9,589 sf)
Area = 7,453 sf
SUITE 600 A
SUITE 600 A
LEGAL DEPT.

650 TOWNSEND - SUITE 600
FEB 20TH, 2011